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                                                                   EXHIBIT T3E-1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

                                            )
In re                                       )       Chapter 11
                                            )
PEREGRINE SYSTEMS, INC., et al.,(1)         )       Case No. 02-12740 (JKF)
                                            )       (Jointly Administered)
                           Debtors.         )
                                            )

                       DISCLOSURE STATEMENT IN SUPPORT OF
                    FOURTH AMENDED PLAN OF REORGANIZATION OF
               PEREGRINE SYSTEMS, INC. AND PEREGRINE REMEDY, INC.

--------------------------------------------------------------------------------

                   Laura Davis Jones (Delaware Bar No. 2436)
                  Scotta E. McFarland (Delaware Bar No. 4184)
             Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                         919 Market Street, 16th Floor
                                 P.O. Box 8705
                        Wilmington, Delaware 19899-8705
                           Telephone: (302) 652-4100
                           Facsimile: (302) 652-4400

                Richard M. Pachulski (California Bar No. 90073)
                  Robert B. Orgel (California Bar No. 101875)
                 Jeremy V. Richards (California Bar No. 102300)
                  Jonathan J. Kim (California Bar No. 180761)
             Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                    10100 Santa Monica Boulevard, Suite 1100
                         Los Angeles, California 90067
                           Telephone: (310) 277-6910
                           Facsimile: (310) 201-0760

                  Counsel to Debtors and Debtors in Possession

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Dated: May 29, 2003

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(1) The Debtors Pergrine Systems, Inc. and its direct wholly-owned subsidiary,
Peregrine Remedy, Inc.

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I.       PRELIMINARY MATTERS & OVERVIEW.........................................................................           2

         A.       Prefatory Statement...........................................................................           2

         B.       Purpose of the Disclosure Statement...........................................................           3

         C.       Dates for Voting Deadline, Objection Deadline, and Confirmation Hearing.......................           5

         D.       Disclaimers...................................................................................           6

         E.       Defined Terms.................................................................................          10

         F.       Overview of Chapter 11........................................................................          11

         G.       Overview of the Plan..........................................................................          12

II.      VOTING ON THE PLAN.....................................................................................          19

         A.       Who Is Being Solicited to Vote................................................................          19

         B.       Voting Deadline...............................................................................          21

         C.       Voting Procedures.............................................................................          21

                  1.       Beneficial Owners of Voting Securities...............................................          24

                  2.       Brokerage Firms, Banks and Other Nominees............................................          25

         D.       Withdrawal of Votes on the Plan...............................................................          26

         E.       Balloting Agent...............................................................................          27

III.     HISTORY, ORGANIZATION AND ACTIVITY OF THE DEBTORS......................................................          28

         A.       The Debtors' History and Business.............................................................          28

         B.       Products, Acquisitions and Growth.............................................................          28

         C.       The Peregrine/Remedy Business.................................................................          29

         D.       Financing the Debtors' Operations.............................................................          31

         E.       Financial Problems Begin to Emerge............................................................          32

         F.       Critical Path.................................................................................          34

         G.       Discovery of Improper Accounting Practices....................................................          34

         H.       New Management................................................................................          37

         I.       Investigation into Debtors' Accounting Practices..............................................          39

         J.       The Latham Report.............................................................................          40

         K.       Immediate Actions Taken by New Management to Create Liquidity and
                  Refocus Peregrine's Business..................................................................          42

                  1.       Introduction.........................................................................          42
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         2.       The Pre-Petition Credit Facility.....................................................          43

         3.       Disposition of Certain Assets........................................................          43

                  a.       The Harbinger Business......................................................          43

                  b.       Transportation Management Business..........................................          44

                  c.       Facility Center Product Line................................................          44

         4.       Corporate Downsizing and Reductions In Force.........................................          44

L.       The Forbearance Agreement with the Purchaser Banks............................................          45

M.       EMEA Funding Arrangements.....................................................................          47

N.       Formation of, and Negotiation with, Ad Hoc Noteholders Committee..............................          47

O.       Efforts to Locate a Strategic Partner or Purchaser & Proposed Sale Transaction................          48

P.       Prepetition Negotiation of Debtor-in-Possession Financing and Emergency Prepetition Funding...          49

Q.       Decision To File For Chapter 11 Protection....................................................          50

R.       Significant Pre-Petition Litigation Involving the Debtors.....................................          51

         1.       Shareholder Litigation...............................................................          51

         2.       The Motive Litigation................................................................          54

S.       The Present Condition of the Debtors in Their Chapter 11 Cases................................          55

T.       Corporate Governance of Debtors in Possession.................................................          56

U.       Remedial Actions Taken or In Process Regarding Prior Accounting Improprieties.................          57

         1.       Corporate Compliance Policy, Appointment of Corporate Compliance Officer and
                  Related Activities...................................................................          58

         2.       Finance/Accounting Reorganization, Coordination of Roles and Responsibilities........          62

         3.       Accounting Policies and Procedures...................................................          63

         4.       Corporate Governance.................................................................          63

                  a.       Board Membership............................................................          63

                  b.       Audit Committee.............................................................          64

                  c.       Corporate Governance Issues.................................................          64

         5.       Employee Disciplinary Actions........................................................          64

V.       The Debtors' Assets as of the Date of this Disclosure Statement...............................          65
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         1.       Cash.................................................................................          65

         2.       The Peregrine Business; Ongoing Operations...........................................          66

         3.       Non-Core Businesses/Assets...........................................................          66

         4.       Derivative Actions...................................................................          67

         5.       Other Potential Property Interests...................................................          68

         6.       Fraudulent Transfers/Preferences.....................................................          69

                  a.       The Harbinger Transaction...................................................          70

                  b.       The Forbearance Agreement...................................................          70

         7.       Claims Against Andersen and Other Parties............................................          71

         8.       Employee Loans.......................................................................          72

         9.       Miscellaneous Assets.................................................................          73

W.       Summary of the Debtors' Actual and Anticipated Liabilities....................................          73

         1.       Administrative, Tax and Priority Claims..............................................          73

         2.       Secured Claims.......................................................................          76

                  a.       The Purchaser Banks.........................................................          76

                  b.       Capitalized Leases and Equipment Financing..................................          78

         3.       Motive Claim.........................................................................          78

         4.       General Unsecured Claims.............................................................          80

                  a.       Note Claims - 5 1/2% Convertible Subordinated Notes Due 2007................          80

                  b.       Operating Expense Claims....................................................          81

         5.       Convenience Claims...................................................................          84

         6.       Securities Claims....................................................................          84

         7.       SEC Enforcement Claims...............................................................          85

                  a.       Generally...................................................................          85

                  b.       Partial Settlement with SEC Staff...........................................          86

                  c.       Related Measures by the Company.............................................          86

         8.       Intercompany Claims..................................................................          87

X.       Significant Post-Petition Events & Transactions...............................................          87

         1.       Financing............................................................................          87
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         a.       BMC Financing...............................................................          87

         b.       Purchaser Banks Adequate Protection Order...................................          90

         c.       Interim Payments to Purchaser Banks.........................................          91

         d.       Continued Financial Support of EMEA Operations..............................          93

2.       Operational Issues...................................................................          94

         a.       Critical Vendor Payments/Other Post-Petition Payments of Pre-Petition Debt..          94

         b.       Rejection of Real Property Leases and Approved Procedures for Rejecting
                  Real Property Leases........................................................          94

         c.       The Kilroy Leases...........................................................          95

         d.       IBM Settlement..............................................................          97

3.       Approval of Employee Related Matters.................................................          99

         a.       MICP Bonuses................................................................          99

         b.       KERP/KESP...................................................................         101

         c.       Executive Compensation Packages for Chief Executive Officer, Chief
                  Financial Officer and General Counsel.......................................         103

         d.       Indemnity For Directors.....................................................         107

4.       Asset Sales..........................................................................         108

         a.       2002 Remedy Sale............................................................         108

         b.       Sale of Telco Business......................................................         113

         c.       Sale of XOL Assets..........................................................         115

         d.       Sale of Equity Interests....................................................         117

5.       Case Administration..................................................................         117

         a.       Establishment of Bar Date for Filing Proofs of Claim or Interest............         117

         b.       Filing of Schedules.........................................................         118

         c.       Retention of Professionals at the Expense of the Debtors' Estates...........         118

         d.       Appointment of the Creditors' Committee.....................................         120

         e.       Appointment of the Equity Committee.........................................         121

6.       Litigation...........................................................................         122

         a.       Motion to Appoint a Trustee.................................................         122
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                           b.       Motion to Terminate Exclusivity.............................................         125

                           c.       Stipulation Between the Debtors and Committee Regarding Board Composition
                                    and Other Issues............................................................         126

                           d.       Committee's Motion For Authority to Pursue Certain Claims on Behalf of
                                    the Estates.................................................................         128

                           e.       Motive Litigation...........................................................         129

                           f.       Kilroy Leases and Related Matters...........................................         130

                           g.       Noteholder Committee Members' Motion For Leave to File Untimely Claims......         131

                           h.       Microsoft Litigation........................................................         131

IV.      HISTORICAL, CURRENT & PROJECTED FINANCIAL INFORMATION..................................................         132

         A.       Historical Financial Information..............................................................         132

         B.       Postpetition Operations.......................................................................         134

         C.       Plan Projections..............................................................................         135

         D.       Corporate Governance and Management of Reorganized Company....................................         137

                  1.       Board of Directors...................................................................         137

                  2.       Officers.............................................................................         137

         E.       Liquidation Alternative and Plan Comparison...................................................         137

V.       DESCRIPTION OF THE PLAN................................................................................         138

         A.       Treatment of Administrative Expenses and Tax Claims...........................................         139

                  1.       Administrative Expenses..............................................................         139

                  2.       Tax Claims...........................................................................         140

         B.       Classification and Treatment of Classified Claims and Interests...............................         140

                  1.       Class 1 - Priority Non-Tax Claims....................................................         141

                  2.       Class 2 - Secured Purchaser Bank Claims..............................................         142

                  3.       Class 3 - Secured Equipment Finance Claim............................................         145

                  4.       Class 4 - Secured Motive Claim.......................................................         146

                  5.       Class 5 - Other Secured Claims.......................................................         147

                  6.       Class 6 - Convenience Claims.........................................................         148

                  7.       Class 7 - Note Claims................................................................         150

                  8.       Class 8 - General Expense Claims.....................................................         151
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         9.       Class 9 - Subordinated Claims/Interests..............................................         152

         10.      Class 10 - Old Remedy Common Stock...................................................         153

C.       Means for Implementation of the Plan..........................................................         153

         1.       Continued Corporate Existence and Vesting of Assets..................................         153

         2.       Consolidation........................................................................         154

         3.       Interests in Affiliates and Subsidiaries.............................................         156

         4.       Equity Interests and Employee Stock Plan.............................................         156

         5.       Intercompany Matters.................................................................         159

         6.       Corporate Governance, Directors and Officers, and Corporate Action...................         160

         7.       Sources of Cash For Plan Distributions...............................................         162

         8.       Payment of Plan Expenses.............................................................         162

         9.       Litigation Trust.....................................................................         162

         10.      Treatment of Indemnity Claims........................................................         164

D.       Treatment of Executory Contracts and Unexpired Leases.........................................         164

         1.       Assumptions..........................................................................         164

         2.       Assumptions of Executory Contracts and Unexpired Leases Related to Real Property.....         165

         3.       Cure of Defaults in Connection with Assumption.......................................         166

         4.       Rejections...........................................................................         166

         5.       Bar Date for Rejection Damages.......................................................         167

         6.       Bar Date for Bankruptcy Codess.365(n) Election.......................................         168

E.       Distributions and Related Matters.............................................................         168

         1.       Disbursing Agent.....................................................................         168

         2.       Dates of Distributions...............................................................         169

         3.       Cash Distributions...................................................................         170

         4.       Distribution of New Securities.......................................................         170

         5.       Fractional Securities and Rounding of Payments.......................................         171

         6.       Disputed Claims......................................................................         172

         7.       Undeliverable and Unclaimed Distributions............................................         175

         8.       Compliance with Tax Requirements.....................................................         176
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                  9.       Surrender of Notes/Old PSI Common Stock..............................................         177

                  10.      Record Date in Respect to Class 7 Distributions......................................         177

         F.       Litigation, Objections to Claims and Determination of Taxes...................................         178

                  1.       Generally and Objection Deadline.....................................................         178

                  2.       Temporary or Permanent Resolution of Disputed Claims.................................         179

                  3.       Setoffs..............................................................................         180

                  4.       Preservation of Rights of Action & Utilization Thereof by Disbursing Agent...........         180

         G.       Release, Waiver and Related Provisions........................................................         183

                  1.       Injunctions..........................................................................         183

                  2.       Potential Limited Indemnification of Officers, Directors and Employees...............         185

                  3.       Limitation of Liability in Connection with the Plan, Disclosure Statement and
                           Related Documents....................................................................         185

         H.       Pension Plans, Other Retiree Benefits and Labor Contracts.....................................         186

         I.       No Regulated Rate Change Without Government Approval..........................................         186

         J.       Exemption from Certain Transfer Taxes.........................................................         186

         K.       Conditions Precedent to Plan Effectiveness....................................................         187

         L.       Effect of Plan Confirmation...................................................................         188

                  1.       Binding Effect of Confirmation.......................................................         188

                  2.       Good Faith...........................................................................         188

                  3.       No Limitations on Effect of Confirmation.............................................         189

                  4.       Discharge of Claims, Administrative Expenses and Interests...........................         189

                  5.       Judicial Determination of Discharge..................................................         190

                  6.       Exemption from Securities Laws.......................................................         190

                  7.       Plan Exculpation Provision Deemed Necessary..........................................         192

                  8.       Plan Distributions and Transfers Deemed Not To Be Fraudulent Transfers...............         192

         M.       Retention of Jurisdiction.....................................................................         193

         N.       Modification or Withdrawal of the Plan........................................................         193

VI.      REQUIREMENTS FOR CONFIRMATION..........................................................................         194
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         A.       Good Faith and Compliance with Law............................................................         194

         B.       Best Interests................................................................................         194

         C.       Plan Acceptance...............................................................................         195

         D.       Confirmation of the Plan Without Acceptance by All Impaired Classes...........................         196

         E.       Feasibility...................................................................................         198

         F.       The Parties' Assertions Regarding Reorganization Value........................................         199

                  1.       Debtors' Valuation...................................................................         199

                  2.       The Committee's Valuations...........................................................         200

                           a.       Blackstone Valuation........................................................         200

                           b.       Worth Valuation.............................................................         201

                           c.       Value of the Reorganization Notes...........................................         202

                  3.       Equity Committee Valuation...........................................................         202

         G.       Valuation Hearing / Supplemental Notice.......................................................         202

         H.       Alternatives to Plan..........................................................................         204

         I.       Liquidation Under Chapter 7...................................................................         205

         J.       The Liquidation Analysis......................................................................         207

VII.     RISK FACTORS...........................................................................................         208

         A.       Risk Factors Relating To Securities...........................................................         210

                  1.       Restrictions on Transferability......................................................         210

                  2.       Lack of Established Market; Illiquidity..............................................         210

                  3.       Dividends............................................................................         211

         B.       The Liquidation Analysis is Based on Estimates and Assumptions................................         211

         C.       No Guarantees Regarding Debtors' Business Strategy and Financial Outlook......................         212

         D.       Potential Competition From Existing and Emerging Technologies.................................         213

         E.       Potential Downturns in Industry...............................................................         213

         F.       Catastrophic Events Could Negatively Affect Debtors' Business and Operations..................         213

         G.       Loss of Key Personnel.........................................................................         214

         H.       Insufficient Intellectual Property Protection.................................................         214

         I.       Intellectual Property Infringement Claims.....................................................         215
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         J.       Potential Claim Objection or Prosecution of Action Against the Voter or Any Other Party
                  in Interest. .................................................................................         215

VIII.    APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS.....................................................         216

         A.       Issuance of Securities Under the Plan.........................................................         216

                  1.       New PSI Common Stock and Reorganization Notes........................................         216

                  2.       Employee Stock Plan Securities.......................................................         218

         B.       Transfers of Plan Securities..................................................................         219

                  1.       Ownership Change Trading Restrictions................................................         219

                  2.       New PSI Common Stock and Reorganization Notes........................................         220

                  3.       Employee Stock Plan Securities.......................................................         223

         C.       Certain Transactions by Stockbrokers..........................................................         225

IX.      TAX CONSEQUENCES OF THE PLAN...........................................................................         226

         A.       Generally.....................................................................................         226

         B.       Income Tax Consequences To The Companies......................................................         228

                  1.       Taxes for Periods Ending Prior to Effective Date: 2002 Remedy Sale and Other Income..         228

                           a.       U.S. Federal Income Taxes...................................................         229

                           b.       State Income Taxes..........................................................         231

                           c.       Foreign Taxes...............................................................         232

                  2.       Taxes for Periods After the Effective Date...........................................         233

                           a.       Discharge Of Indebtedness Income............................................         233

                           b.       Possible Limitations On NOL Carryovers And Other Tax Attributes.............         235

                           c.       Future Tax Liabilities of the Companies.....................................         238

         C.       U.S. Federal Income Tax Consequences To Holders of Claims.....................................         239

                  1.       Holders of Secured Purchaser Bank Claims and Other Secured Claims....................         239

                  2.       Holders of Priority Non-Tax Claims and Convenience Claims............................         239

                  3.       Holders of Note Claims...............................................................         240

                  4.       General Expense Claims...............................................................         240

                  5.       Securities Claims....................................................................         241
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                  6.       Transactions in New PSI Common Stock.................................................         242

         D.       Federal Income Tax Consequences to Holders of Interests.......................................         243

                  1.       Old Remedy Common Stock..............................................................         243

                  2.       Old PSI Common Interests.............................................................         243

         E.       Backup Withholding and Information Reporting..................................................         243

X.       CONCLUSION AND RECOMMENDATION..........................................................................         245

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                                    EXHIBITS

Exhibit 1 Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc.

Exhibit 2 Debtors' Financial Restatement of FY 2000 and FY 2001 and first three (3) quarters of FY 2002; Historical Financial Information for 4th quarter FY 2002

Exhibit 3     Unaudited Financial Information for FY 2003
              (ending March 31, 2003)

Exhibit 4 Debtors' Consolidated Financial Projections, Related Financial Information, Business Overview and Notes

Exhibit 5     Liquidation Analysis

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                  Peregrine Systems, Inc., a Delaware corporation ("Peregrine"
or "PSI"), and Peregrine Remedy, Inc., a Delaware corporation ("Remedy" and collectively with Peregrine, the "Debtors") have proposed a Fourth Amended Plan of Reorganization (as amended, the "Plan") under chapter 11 of title 11 of the United States Code, as amended (the "Bankruptcy Code"), and submit this Disclosure Statement in support of the Plan (the "Disclosure Statement").

                                EXECUTIVE SUMMARY

                  If confirmed by the Bankruptcy Court, the Plan will effect a reorganization of the Debtors: The Debtors will continue to operate their business after the Effective Date focusing on the core line of business, Consolidated Asset and Service Management solutions; pay or provide other consideration for Creditors and Interest Holders; and be provided with sufficient time and opportunity to pay their debts and honor their obligations. Among other things:

                  - General unsecured creditors other than the Noteholders will be able to choose between two alternatives or elections (to be paid in full over time or, if desired, to receive less overall but a greater share up front).

                  - Noteholders will be paid in full in cash, new notes, and common stock in the reorganized company (and if applicable, a share of the proceeds of certain litigation), provided the Debtors' assumptions as to certain matters prove correct (the Committee asserts that if these assumptions are incorrect, then Noteholders may not receive full recovery, see Section VI.G. below).(2)

                  - Holders of Securities Claims (which includes, among others, claims for damages arising from the prepetition purchase or sale of PSI common stock) and existing equity holders will receive stock in the reorganized company and pro rata shares of certain Litigation Claim Proceeds.

--------------
(2) The Committee asserts that Noteholders may also have fraud rescission claims the Debtors, however, the Debtors do not believe any such valid claims exist and in any event, if there were such claims, they would be barred and unenforceable in that no such claims were timely filed with the Court. See Section III.X.6.g hereof.

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                  This Plan is supported by many key creditors and other
constituencies, including the official committee of equity holders appointed in these cases (the "Equity Committee"), and the Debtors' prepetition factoring arrangement lenders, Motive and Kilroy Realty which collectively hold approximately $130 million in debt. The only major constituency to oppose confirmation of the Plan is the Creditors Committee (consisting of four (4) Noteholders and the Indenture Trustee), the statutory representative of all unsecured creditors of the Debtors. The Debtors believe that the Plan can be confirmed irrespective of whether the Noteholders vote in favor of, or against confirmation and over the objection of the Creditors Committee.

                  The Committee asserts that the Debtors' Plan is not confirmable and that, if the Debtors' plan exclusivity period were terminated, the Committee could propose an alternative plan which the Committee believes could be confirmed over the objections of the Debtors and Equity Committee.

                  In short, notwithstanding the Creditors Committee's assertions, the Debtors believe that their Plan is a broadly supported and confirmable reorganization plan that is superior to all other alternatives and provides significant (in most cases, full) recovery to all creditors, preserves equity, strengthens the Company's operations, and ensures long-term viability.

                                       I.
                         PRELIMINARY MATTERS & OVERVIEW

A.       PREFATORY STATEMENT

                  On September 22, 2002 (the "Petition Date"), the Debtors commenced the above-referenced bankruptcy cases (the "Chapter 11 Cases") by filing voluntary petitions under chapter 11 of the Bankruptcy Code. The Debtors remain in possession of their assets and operate their

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businesses as debtors-in-possession. The Chapter 11 Cases are being jointly administered in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

                  Confirmation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor, interest holder or general partner in the debtor. Subject to certain limited exceptions, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

                  This Disclosure Statement, submitted in accordance with 11 U.S.C. Section 1125, contains information regarding the Plan proposed by the Debtors. A copy of the Plan accompanies this Disclosure Statement. The Disclosure Statement describes the Plan and contains information concerning, among other matters: (1) voting on the Plan, (2) the history, business, results of operations, assets and liabilities of the Debtor, (3) the Chapter 11 Cases and the Debtors' intended ongoing operations and financial outlook, (4) risk factors to be considered in voting on the Plan, (5) certain tax and securities considerations of the Plan, and (6) the requirements for and effects of Confirmation.

B.       PURPOSE OF THE DISCLOSURE STATEMENT

                  The Disclosure Statement is being distributed to you for the purpose of enabling you to make an informed judgment about the Plan. In deciding whether to vote in favor of the

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Plan, Holders of Claims and Interests should consider carefully not only the treatment being offered, but also the information contained in this Disclosure Statement. The Debtors strongly urge you to review carefully the contents of this Disclosure Statement and the Plan (including the exhibits to each) before making a decision to accept or reject the Plan. Further, as discussed in Section VI.G. hereof, after the Valuation Hearing, the Debtors shall distribute an additional notice relating to the Bankruptcy Court's determination of the Debtors' Enterprise Value and will include a chart which attempts to show the possible percentage or range of percentages of the equity of Reorganized PSI which (a) the Holders of Claims in Class 7 may receive in the aggregate and (b) the members of Class 9 may receive in the aggregate under the Plan, subject to certain assumptions and variables, including certain estimates as to the total amount and the elections made by holders of Allowed Class 8 Claims and the Probable Remedy Tax Liability. Class 7 ballots for voting on the Plan will be distributed, together with this additional notice, to Class 7 members after the Valuation Hearing. Particular attention should be paid to all provisions affecting or impairing your rights as a Creditor or Interest Holder.

                  The Bankruptcy Court approved this Disclosure Statement by order dated May 29, 2003 as containing sufficient information to enable a hypothetical reasonable investor, typical of Holders of Claims or Interests receiving this Disclosure Statement, to make an informed judgment about the Plan. Under Section 1125 of the Bankruptcy Code, this approval enabled Debtors to send you this Disclosure Statement and solicit your acceptance of the Plan. The Bankruptcy Court has not, however, passed on the Plan itself, nor conducted a detailed investigation into the contents of this Disclosure Statement.

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C.       DATES FOR VOTING DEADLINE, OBJECTION DEADLINE, AND CONFIRMATION HEARING

                  Your vote on the Plan is important. Who is entitled to vote and how you vote are described below.

                  The Voting Deadline is set forth in the Bankruptcy Court's Order Approving Disclosure Statement and Fixing Time for Filing Acceptances or Rejections of Plan, Combined with Notice Thereof ("Order Approving Disclosure Statement"), a copy of which is sent as an accompaniment to the Disclosure Statement.

                  The deadline by which any objections to Confirmation of the Plan must be filed and served is set forth in the Order Approving Disclosure Statement, which is included as an accompaniment to the Disclosure Statement. Bankruptcy Rule 3007 governs the form of any such objection unless the Court has varied the required form.

                  The date and time for the hearing on Plan Confirmation also is set forth in the Order Approving Disclosure Statement. At the Plan Confirmation hearing, the Bankruptcy Court will determine whether the Plan has been accepted by the requisite number of Creditors and Interest Holders and whether the other requirements for confirmation of the Plan have been satisfied. If the Bankruptcy Court confirms the Plan, it will enter the Confirmation Order.

                  Absent acceptance of the Plan, there may be protracted delays, a chapter 7 liquidation, or the confirmation of another plan. These alternatives may not provide for distribution of as much value to Holders of Allowed Claims or Interests as does the Plan. Accordingly, the Debtors urge you to accept the Plan by completing and returning the enclosed ballot(s) no later than the Voting Deadline.

D.       DISCLAIMERS

                  For the convenience of Creditors and Interest Holders, this Disclosure Statement summarizes the terms of the Plan, but the Plan itself qualifies any summary. If any inconsistency exists between the Plan and the Disclosure Statement, the terms of the Plan are controlling.

                  NO REPRESENTATIONS CONCERNING THE DEBTORS' FINANCIAL CONDITION OR ANY ASPECT OF THE PLAN ARE AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

                  This Disclosure Statement speaks as of the date set forth in its title. The delivery of this Disclosure Statement shall not, under any circumstances, create any implication that the information in the Disclosure Statement is correct as of any time after the date in its title, or that there has been no change in the affairs of the Debtors as of such later date.

                  This Disclosure Statement and its Exhibits, including, but not limited to the business plan, forecast and liquidation analysis, contain forward-looking statements, including certain projections of future operating results and financial conditions. Statements other than statements of historical fact are forward-looking statements. Some forward-looking statements are identified by the words "anticipate," "believe," "estimate," "will," "intend" and "expect" and similar expressions. Although the Debtors believe that their plans, intentions and expectations reflected in those forward-looking statements are reasonable, the Debtors can give no assurance that these plans, intentions or expectations will be realized. Forward-looking statements are based on assumptions that are unavoidably and inherently imprecise. Actual results, performance or achievements will likely differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this Disclosure Statement. Important factors that could cause actual results to differ materially from these forward-looking statements are included in, but are not limited to, those identified under the caption "Risk Factors." The Debtors undertake no obligation to update or revise any forward-looking statements contained in this Disclosure Statement, whether as a result of new developments or otherwise, except as may be required by applicable federal or state laws.

                  THE FINANCIAL INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT AND IN ANY EXHIBITS TO THE DISCLOSURE STATEMENT FOR ALL PERIODS FROM AND AFTER APRIL 1, 2002 IS UNAUDITED AND IS SUBJECT TO ALL OF THE CAVEATS AND LIMITATIONS MORE FULLY SET FORTH IN EXHIBIT 3. THE FINANCIAL INFORMATION FOR PEREGRINE AND CONSOLIDATED ENTITIES FOR THE PERIOD APRIL 1, 1999 THROUGH DECEMBER 31, 2001 (THE "RESTATEMENT PERIOD") REFLECTS THE RESULTS OF THE FINANCIAL RESTATEMENT CERTIFIED BY PWC AND ISSUED AS OF FEBRUARY 28, 2003, AND MORE FULLY DISCUSSED HEREIN, INCLUDING IN SECTION V.A. BELOW. THE FINANCIAL INFORMATION CONTAINED HEREIN WITH RESPECT TO THE PERIOD JANUARY 1, 2002 THROUGH MARCH 31, 2002 WAS NOT SUBJECT TO THE RESTATEMENT (AS NO PRIOR

AUDITED FINANCIALS HAD BEEN ISSUED FOR THIS PERIOD) BUT HAVE BEEN AUDITED AND CERTIFIED BY PWC. WITH RESPECT TO ALL UNAUDITED FINANCIAL INFORMATION SET FORTH IN THE DISCLOSURE STATEMENT AND IN ANY EXHIBITS TO THE DISCLOSURE STATEMENT, REASONABLE EFFORT HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS FAIRLY PRESENTED.

                  All professionals to the Debtors have relied upon information provided by the Debtors in connection with preparation of this Disclosure Statement. Although professionals for the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, the professionals have not independently verified all of the information contained in or attached to the Disclosure Statement.

                  The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each Creditor or Interest Holder should consult his or her own legal counsel and accountant as to legal, tax and other matters concerning his or her Claim or Interest.

                  Unless your Claim or Interest is Allowed, in whole or in part, under the Plan, the ability of the Debtors and other Creditors or parties in interest to object to your Claim or Interest in accordance with the Plan and applicable law is being preserved and not waived under the Plan. Moreover, any Rights of Action against you in favor of the Debtors are being preserved under the Plan. Thus, although the Debtors are attempting to provide you adequate information to make an informed judgment as to whether to accept or reject the Plan, although the Debtors do not believe that this reservation of rights should affect your decision on how to vote on the Plan, and although the Debtors believe that the Confirmation of the Plan is in the best interests of Creditors and equity security holders of the Debtors, this advisory is provided to ensure that you do not assume, by the Debtors' solicitation of your vote, by the estimates contained in the Disclosure Statement, or by any other provisions of the Plan or Disclosure Statement (other than an express provision of the Plan Allowing your Claim or Interest or waiving specified Rights of Action against you) that the Debtors, other Creditors, or other parties in interest will not object to your Claim or Interest or that the Debtors will not pursue any Right of Action against you. INSTEAD, FOR THE PURPOSE OF DECIDING HOW TO VOTE ON THE PLAN OR WHETHER TO OBJECT TO THE PLAN, IF YOUR CLAIM IS NOT EXPRESSLY ALLOWED UNDER THE PLAN, YOU SHOULD ASSUME THAT THE DEBTORS, DISBURSING AGENT, AN ASSIGNEE OR A SUCCESSOR WILL (a) OBJECT TO YOUR CLAIM; AND (b) ASSERT ALL SETOFFS, RECOUPMENTS, RIGHTS TO SUBORDINATE, OR AFFIRMATIVE CLAIMS THAT THE DEBTORS OR THEIR SUCCESSOR(S) MAY HAVE WITH RESPECT TO YOU AND/OR YOUR CLAIMS AGAINST THE DEBTORS.

                  The securities to be distributed under the Plan have not been approved or disapproved by the Securities and Exchange Commission ("SEC") or any state securities commission. Securities issued or distributed under the Plan may involve a high degree of risk to the extent offered or issued pursuant to section 1145 of the Bankruptcy Code. Although section 1145 of the Bankruptcy Code creates certain exemptions from the registration and other requirements of certain federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization, risks persist that, among other things, such exemptions may be unavailable to a particular Person or inapplicable to a particular issuance or offer.

                  ALTHOUGH A COPY OF THE DISCLOSURE STATEMENT HAS BEEN SERVED ON THE SEC AND THE SEC HAS BEEN GIVEN AN OPPORTUNITY TO OBJECT TO THE ADEQUACY OF THE DISCLOSURE STATEMENT, THE SECURITIES OFFERED OR TO BE ISSUED UNDER THE PLAN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SEC NOR ANY STATE REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT, THE EXHIBITS TO THE DISCLOSURE STATEMENT OR THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT.

E.       DEFINED TERMS.

                   The definitions contained in the Bankruptcy Code are incorporated in the Disclosure Statement by this reference, provided that the definitions set forth in Section III.B. of the Plan and as follows shall apply to capitalized terms:

                           (1) "Creditors Committee" means the official committee of unsecured Creditors appointed in these Chapter 11 Cases (interchangeably referred to herein as the "Creditors Committee" and "Committee").

                           (2) "DIP Financing" means that certain $110 million debtor-in-possession financing facility provided by BMC to the Debtors, as described in Section IV.F.1. hereof.

                           (3) "Peregrine" means Peregrine Systems, Inc. and/or its Subsidiaries.

                           (4) "Peregrine Entities" means Peregrine, Remedy and their respective Subsidiaries.

                           (5) "Restatement Period" means the period from April 1, 1999 through December 31, 2001, inclusive.

                           (6) "Schedules and Statements" means the schedules of assets and liabilities and statement of financial affairs filed by each Debtor with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

                           (7) "Subsidiary" or Subsidiaries" means one or all of the direct subsidiaries of Peregrine and/or Remedy.

                           (8) "Voting Securities" means Old PSI Common Interests and, if entitled to vote for the Plan under the conditions set forth in
                                    Section V.B.7. of the Plan, the Notes.

F.       OVERVIEW OF CHAPTER 11

                  Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of its creditors and stockholders. In addition to permitting rehabilitation of the debtor, chapter 11 seeks to promote equality of treatment of creditors and equity security holders of equal rank with respect to the distribution of a debtor's assets. In furtherance of these two goals, upon the filing of a petition for reorganization under chapter 11, section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce Liens that arose prior to the commencement of the debtor's case under chapter 11.

                  Confirmation of a plan of reorganization by the Bankruptcy Court, which is the principal objective of the Chapter 11 Cases, makes the plan, which sets forth the means for satisfying claims against, and interests in, a debtor, binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor, interest holder or general partner in the debtor. Subject to certain limited exceptions, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

G.       OVERVIEW OF THE PLAN

                  The Plan is a reorganization Plan. The restructuring to be effectuated through the Plan is designed to enable the Debtors to continue operations and afford them sufficient time to pay their debts. Continued operations would be focused primarily on Peregrine's core line of business -- Consolidated Asset and Service Management solutions (as discussed in Section V.C. below).

                  Prior to commencing the Chapter 11 Cases, the Companies negotiated in good faith with the Secured Purchaser Banks and an unofficial committee of creditors believed to hold a substantial portion of the Note Claims (the "Ad Hoc Noteholders Committee"). Consistent with those negotiations, an extensive effort was made prepetition to find a strategic partner, investor or acquirer with respect to the Companies or the Other PSI Subsidiaries. As a result of such effort, an agreement was entered into for a sale (the "2002 Remedy Sale"), through bankruptcy and subject to overbid, of the assets and operations of Remedy and other related assets to BMC (or its designee) for a nominal purchase price of $350 million Cash and assumption of certain debt (as discussed in Section IV.F.4.a. hereof, the cash component was ultimately raised to $355 million). (During the Chapter 11 Cases, the Companies sought and obtained Court approval for the 2002 Remedy Sale, subject to overbid. No higher overbid was made. The 2002 Remedy Sale closed on or about November 20, 2002 and generated more Cash proceeds than Remedy's known liabilities.)

                  After the filing of the Chapter 11 Cases, the Creditors Committee was subsequently formed, comprised predominantly of holders of Note Claims. While the Companies have attempted to take into account some of the issues and concerns raised by the Committee (including, inter alia, that current and likely future cash flows of the Companies indicate values higher than could by achieved through a current sale) and seek the consent hereto of the Holders of General Expense Claims, as of the time the Companies are filing their Plan, the Committee had not yet agreed to support the Plan and may elect not to do so. Nonetheless, the Companies believe the Plan to be a fair and reasonable restructuring proposal and urge their Creditors to support it as the best chance for a successful reorganization of the Companies' business.

                  Further, the Plan is supported by the other key creditor constituencies, as well as the Equity Committee. Based on information and belief, the Purchaser Banks which collectively assert approximately $80 million in claims, Motive Communications, Inc. which has asserted a $27 million claim, Kilroy Realty, L.P. which has an unsecured claim of approximately $30 million, and the Equity Committee, among others, support confirmation of the Plan. (The Debtors had originally disputed and filed objections to the Motive and Kilroy claims.)

                  Although the terms of the Plan are more fully set forth in Sections III. through XIX. of the Plan, which are controlling, the following is a general outline of the Plan:

                  (1) Under the Plan, the Companies will be reorganized and continued operations would be focused primarily on PSI's core line of Consolidated Asset and Service Management solutions. PSI's reorganization will include a financial restructuring pursuant to which certain PSI debts will be paid over time.

                  (2) Creditors of PSI will receive Cash on the Effective Date, payments over time, common stock and/or notes as follows:

                           (a) The holders of claims entitled to a legal priority in payment over other claims pursuant to federal bankruptcy laws, i.e., Allowed Administrative Expenses, Tax Claims, and Priority Non-Tax Claims (Class 1), will be paid in Cash in full under the Plan or will be paid in full over time to the extent permitted by law.

                           (b) Holders of the Secured Purchaser Bank Claims (Class 2) will: (i) receive in cash on the Effective Date the outstanding balance due under the Fleet Promissory Note, the Trade Bank Promissory Note, and the SVB Promissory Note, as applicable, subject to a discount of $2,602,813.00, $399,219.00, and $308,253.00, respectively; and (ii) continue to collect their respective non-defaulted purchased receivables, subject to a first priority lien in and to said receivables and an obligation on the part of Reorganized PSI to repurchase said receivables in the event they become past due.

                           (c) The Holder of the Secured Equipment Finance Claim (Class 3) will retain its security interest and receive 100% of its Allowed Claim over three (3) years after the Effective Date, with interest.

                           (d) The Holder of the Secured Motive Claim (Class 4) will (i) receive in respect of its Allowed Claim (1) $9 million in Cash, payable $4 million on the Effective Date and $5 million through deferred cash payments over four (4) years, without interest, and (2) the Companies' stock in Motive Communications, Inc., (ii) return to PSI all of its Old PSI Common Stock, and (ii) have terminated, extinguished or released any security interests, trusts or other liens with respect to its Claim.

                           (e)      Other Secured Claims (Class 5) (defined in
the Plan essentially as claims other than the Secured Purchaser Bank Claims which are supported by collateral in the form of security interests, mortgages, other liens or rights of setoff) will either:

                                    (i)      Receive full Cash payment,

                                    (ii)     Receive back their collateral,

                                    (iii)    Keep their Liens and have their
                           debt cured and reinstated, or

                                    (iv)     Otherwise have left unaltered the
                           legal, equitable, and contractual rights to which the Holders are entitled.

                           (f) As to small Claims, PSI wants to avoid the expense and inconvenience associated with paying small Claims over time. Thus, the Plan defines certain small claims as falling within a class of Convenience Claims (defined in the Plan essentially as Claims which are or are voluntarily reduced to $1,000 or less). Each Holder of a Convenience Claim (Class 6) will be paid in cash in full on the Plan's Effective Date. (Because this class exists only to avoid the inconvenience of servicing small debt over time, all Claims of a single Holder will be aggregated for purposes of determining whether the Claims are within the $1,000 maximum amount for the Convenience Claims). If Class 6 Claims exceed $500,000, such Claims will receive the same treatment as Class 8 Claims.

                           (g) Under the Plan, Note Claims (Class 7), which essentially are the claims of Holders of PSI's $270,000,000 5-1/2% Convertible Subordinated Notes due 2007, are Impaired. The Holders of Allowed Class 7 Claims shall receive on the Effective Date: (1) Cash equal to thirty percent (30%) of the Holders' Allowed Class 7 Claim;
         (2) Reorganization Notes in a principal amount equal to twenty percent (20%) of the Holders' Allowed Class 7 Claim; (3) the Holders' Pro Rata share of Class 7 Securities; and (4) if applicable, a portion of the Litigation Claim Proceeds in accordance with Section VII.I of the Plan.

                           (h) Under the Plan, General Expense Claims (Class 8) are essentially claims which are not afforded priority by law over other claims and for which there is no collateral, other than Convenience Claims, Note Claims and Securities Claims. Holders of General Expense Claims pursuant to the Class 8 Election may elect with respect to some or all of their Allowed Claims to receive either: (1) one hundred percent (100%) of their Allowed Claims in quarterly payments over four (4) years; or (2) sixty percent (60%) of their Allowed Claims on the Effective Date and ten percent (10%) of their Allowed Claims in four (4) equal annual installments over four (4) years.

                           (i) Subordinated Claims/Interests include Securities Claims (essentially, claims against the Companies subordinated by law for Plan distribution purposes including, inter alia, claims for damage or rescission rights with respect to transactions involving the purchase or sale of Old PSI Common Stock or rights to reimbursement or contribution with respect to such claims and certain Indemnity Claims) and Old PSI Common Interests (essentially, the existing common stock in the Company and any options, warrants or other rights to existing common stock). The Securities Claims are subordinated by law to the same priority as Old PSI Common Stock. Holders of Subordinated Claims/Interests will share pari passu the Class 9 Securities and, after payment of any Class 7 Deficiency Claim, any Litigation Claim Proceeds in accordance with Section VII.I of the Plan. The Class 9 Securities will be subject to the Ownership Change Transfer Restrictions and subject to dilution by, inter alia, the Employee Stock Plan; provided, however, the Debtors may release or cancel the Ownership Change Transfer Restrictions prior to the Confirmation Date.

                  Further under the Plan, on the Effective Date, the Old PSI Common Stock shall be cancelled. With the exception of the Surviving Stock Options, all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by Peregrine to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

         The following table is a summary of the treatments to be accorded to the Holders of Claims and Interests under the Plan:

-----------------------------------------------------------------------------------------------------------------
                                                                                                      VOTING
          CLASS                               TREATMENT                               STATUS          RIGHTS
-----------------------------------------------------------------------------------------------------------------
1     Class 1 -          Full payment on the Effective Date.                        Unimpaired     Not entitled
      Priority Non-Tax                                                                             to vote
      Claims
-----------------------------------------------------------------------------------------------------------------
2     Class 2A -         Payment of Cash on the Effective Date equal to the         Impaired       Entitled to
      Secured Fleet      outstanding balance due under the Fleet Promissory Note,                  vote; Vote
      Claims             less $2,602,813; execution of the Fleet                                   Solicited
                         Collection/Repurchase Agreement; release of all liens
                         of Fleet securing any and all Purchase Obligations
                         except liens in and to purchased receivables not
                         evidenced by the Fleet Promissory Note; and execution
                         of the Fleet Mutual Release Agreement.

-----------------------------------------------------------------------------------------------------------------
2     Class 2B -         Payment of Cash on the Effective Date equal to the         Impaired       Entitled to
      Secured Trade      outstanding balance due under the Trade Bank Promissory                   vote; Vote
      Bank Claims        Note, less $399,219; execution of the Trade Bank                          Solicited
                         Collection/Repurchase Agreement; release of all liens
                         of Trade Bank securing any and all Purchase
                         Obligations except liens in and to purchased
                         receivables not evidenced by the Trade Bank
                         Promissory Note; and execution of the Trade Bank
                         Mutual Release Agreement.

-----------------------------------------------------------------------------------------------------------------
2     Class 2C -         Payment of Cash on the Effective Date equal to the         Impaired       Entitled to
      Secured SVB        outstanding balance due under the SVB Promissory Note,                    vote; Vote
      Claims             less $308,253; execution of the SVB                                       Solicited
                         Collection/Repurchase Agreement; release of all liens
                         of SVB securing any and all Purchase Obligations
                         except liens in and to purchased receivables not
                         evidenced in the SVB Promissory Note; and execution
                         of the SVB Mutual Release Agreement.

-----------------------------------------------------------------------------------------------------------------
3     Class 3 -Secured   Retain its security interest and receive 100% of its       Impaired       Entitled to
      Equipment          Allowed Claim over three (3) years after the Effective                    Vote; Vote
      Finance Claim      Date, with interest.                                                      Solicited
-----------------------------------------------------------------------------------------------------------------
4     Class 4 -          Payment of $9 million Cash, payable $4 million on          Impaired       Entitled to
      Secured Motive     Effective Date and $5 million through deferred cash                       Vote; Vote
      Claim              payments over 4 years annually in arrears, without                        Solicited
                         interest; delivery on Effective Date of all of
                         Companies' Motive Communications, Inc. stock; any
                         security interests, trusts or other liens to be
                         terminated, extinguished or released.
-----------------------------------------------------------------------------------------------------------------
5     Class 5 - Other    At the Companies' election, receive full Cash payment or   Unimpaired     Not entitled
      Secured Claims     receive back their collateral or keep their liens and                     to vote
                         have their debt cured and reinstated or otherwise
                         have left unaltered the legal, equitable, and
                         contractual rights to which the Holders are entitled.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
6     Class 6 -          Payment of 100% of Allowed amount of such Claim in Cash    Impaired       Entitled to
      Convenience        on Effective Date in full satisfaction of such Claim,                     Vote; Vote
      Claims             which payment would never exceed $1,000 for any single                    Solicited
                         Holder. If Class 6 Claims exceed $500,000, such Claims
                         shall receive same treatment as Class 8 Claims.
-----------------------------------------------------------------------------------------------------------------
7     Class 7 -Note      Each Holder of an Allowed Class 7 Claim shall receive on   Impaired       Entitled to
      Claims             the Effective Date: (1) cash equal to thirty percent                      Vote; Vote
                         (30%) of the Holder's Allowed Class 7 Claim; (2)                          Solicited
                         Reorganization Notes in a principal amount equal to
                         twenty percent (20%) of the Holder's of Allowed Class
                         7 Claim; (3) the Holder's Pro Rata Share of Class 7
                         Securities; and (4) if applicable, a portion of the
                         Litigation Claim Proceeds in accordance with Section
                         VII.I of the Plan. The Committee asserts that the
                         actual value of consideration to be given to Holders
                         of Allowed Class 7 Claims may not aggregate to full
                         payment if the Debtors' assumptions on certain
                         matters prove incorrect (see Section VI.G. below).

-----------------------------------------------------------------------------------------------------------------
8     Class 8 -          100% payment over 4 years after Effective Date; 20%        Impaired       Entitled to
      General Expense    payable on Effective Date; 20% annually thereafter.                       Vote; Vote
      Claims             Alternatively, the Holder of Allowed Class 8 Claim may                    Solicited
                         elect to receive a sixty percent (60%) payment on
                         Effective Date and a ten percent (10%) payment in
                         four (4) equal installments over four (4) years.

-----------------------------------------------------------------------------------------------------------------
9     Class 9 -          On the Effective Date, each Holder of an Allowed           Impaired       Entitled to
      Subordinated       Subordinated Claim/Interest shall receive its Pro Rata                    Vote; Vote
      Claims/Interests   share of the Class 9 Securities (subject to the                           Solicited
                         Ownership Change Transfer Restriction, provided,
                         however, it may be released or cancelled by the
                         Debtors, and potential dilution by the Employee Stock
                         Plan) and, after payment of any Class 7 Deficiency
                         Claim, any Litigation Claim Proceeds in accordance
                         with Section VII.I. of the Plan. Further, on the
                         Effective Date, the Old PSI Common Stock shall be
                         cancelled. With the exception of the Surviving Stock
                         Options, all Old PSI Common stock rights must be
                         exercised in accordance with the notice to be sent by
                         Peregrine to the relevant holders after entry of the
                         Order Approving Disclosure Statement but in all
                         events no later than the Ballot Deadline or be deemed
                         cancelled and of no further force and effect.

-----------------------------------------------------------------------------------------------------------------
10    Class 10 - Old     Retain the Old Remedy Common Stock.                        Unimpaired     Not entitled
      Remedy Common                                                                                to Vote
      Stock
-----------------------------------------------------------------------------------------------------------------

                                      II.
                               VOTING ON THE PLAN

A.      WHO IS BEING SOLICITED TO VOTE

                  Under the Plan, Administrative Expenses and Tax Claims are unclassified and are not entitled to vote. Otherwise, the Plan divides Allowed Claims and Interests into multiple classes.

                  This Disclosure Statement, the Ballot or Master Ballot, and applicable notice(s) (collectively, "Solicitation Packages") are being distributed to all Holders of Class 2 Claims (Secured Purchaser Bank Claims), Class 3 Claims (Secured Equipment Finance Claim), Class 4 Claims (Secured Motive Claim), Class 6 Claims (Convenience Claims), Class 7 Claims (Note Claims), Class 8 Claims (General Expense Claims), and Class 9 Claims (Subordinated Claims/Interests). Such Classes are Impaired and Holders of Claims or Interests in such Classes are permitted to vote to accept or reject the Plan. (Holders of General Expense Claims in Class 8 will be afforded the opportunity to reduce all of their Claims to $1,000 and be treated as a Class 6 Convenience Claim and to make the appropriate Class 8 Election, if so desired.)

                  An Impaired Class of Claims that votes shall have accepted the Plan if (a) the Holders (other than any Holder designated by the Court based on their vote or its solicitation not being in good faith under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under Bankruptcy Code section 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests that votes shall have accepted the Plan if Holders (other than those designated under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such class have voted to accept the Plan. The Debtors will utilize the "cram down" provisions of 11 U.S.C. section 1129(b) to confirm the Plan, if necessary.

                  Under the Bankruptcy Code, Unimpaired Classes are deemed to accept the Plan.

Class 1 (Priority Non-Tax Claims), Class 5 (Other Secured Claims), and Class 10 (Old Remedy Stock) are Unimpaired. Holders of Claims or Interests in such classes are conclusively presumed pursuant to section 1126(f) of the Bankruptcy Code to have accepted the Plan and therefore are not entitled to vote to accept or reject the Plan.

B.       VOTING DEADLINE

                  THE "VOTING DEADLINE" FOR SUBMITTING BALLOTS ACCEPTING OR REJECTING THE PLAN IS SET FORTH IN THE ACCOMPANYING ORDER APPROVING DISCLOSURE STATEMENT. IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK OR BROKER, OR THE AGENT OF EITHER, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS YOUR BALLOT AND RETURN IT TO THE BALLOTING AGENT (IDENTIFIED IN SECTION II.E. HEREOF) BY THE VOTING DEADLINE. Ballots and Master Ballots must be received by the Balloting Agent at its address set forth on the applicable Ballot or Master Ballot. To be counted for purposes of voting on the Plan, all of the information requested on the applicable Ballot or Master Ballot must be provided.

C.       VOTING PROCEDURES

                  All votes to accept or reject the Plan must be cast by using the Ballot or, in the case of a brokerage firm, commercial bank, trust company or other nominee holding Voting Securities in its own name on behalf of a beneficial owner, the Master Ballot. As described further in Section II.C.2. of the Disclosure Statement, entitled "Brokerage Firms, Banks and Other Nominees," in lieu of collecting Ballots from beneficial owners, compiling the votes and other information from those Ballots on a Master Ballot and transmitting the completed Master Ballot to the Balloting Agent, a brokerage firm, commercial bank, trust company or other nominee may provide each of its beneficial owners with a so-called "prevalidated" Ballot that the beneficial owner is to complete and return directly to the Balloting Agent. Brokerage firms, commercial banks, trust companies or other nominees holding Voting Securities for the account of only one beneficial owner may use a Ballot pursuant to the procedure described in Section II.C.2 of the Disclosure Statement, entitled "Brokerage Firms, Banks and Other Nominees." Votes that are cast in any other manner will not be counted. Ballots and Master Ballots must be received by the Balloting Agent no later than 4:00 p.m., prevailing Pacific Time, on the Voting Deadline.

                  Parties who elect to vote on the Plan should complete and sign the Ballot or Master Ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan." BALLOTS THAT ARE PROPERLY EXECUTED, BUT THAT FAIL TO INDICATE WHETHER THE VOTING PARTY ACCEPTS OR REJECTS THE PLAN WILL CONSTITUTE ABSTENTIONS BY SUCH PARTY WITH RESPECT TO A VOTE ON THE PLAN. ABSTENTIONS WILL NOT BE COUNTED AS EITHER ACCEPTANCES OR REJECTIONS OF THE PLAN. FAILURE BY A HOLDER TO DELIVER A DULY COMPLETED AND SIGNED BALLOT WILL ALSO CONSTITUTE AN ABSTENTION BY SUCH HOLDER WITH RESPECT TO A VOTE ON THE PLAN. BECAUSE ABSTENTIONS WILL HAVE NO EFFECT ON VOTING WITH RESPECT TO THE PLAN, IT IS EXTREMELY

IMPORTANT THAT YOU INDICATE WHETHER YOU ACCEPT OR REJECT THE PLAN ON THE BALLOT.

                  Delivery of all Ballots must be made either directly to the Balloting Agent or to your brokerage firm, commercial bank, trust company or other nominee, for processing and forwarding to the Balloting Agent, as described in Section II.C.1 of the Disclosure Statement, entitled "Beneficial Owners of Voting Securities" and Section II.C.2 of the Disclosure Statement, entitled, "Brokerage Firms, Banks and Other Nominees." The method of such delivery is at the election and risk of the Holder. In all cases, sufficient time should be allowed to assure timely delivery.

                  YOU MAY RECEIVE MULTIPLE MAILINGS OF THIS DISCLOSURE STATEMENT, ESPECIALLY IF YOU OWN YOUR VOTING SECURITIES THROUGH MORE THAN ONE BROKERAGE FIRM, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE. IF YOU SUBMIT MORE THAN ONE BALLOT FOR A CLASS BECAUSE YOU BENEFICIALLY OWN THE SECURITIES IN SUCH CLASS THROUGH MORE THAN ONE BROKER OR BANK, YOU MUST INDICATE IN THE APPROPRIATE ITEM OF THE BALLOT(S) THE NAMES OF ALL BROKER DEALERS OR OTHER INTERMEDIARIES WHO HOLD SUCH SECURITIES FOR YOU.

                  If you are a registered Holder of Voting Securities, you will receive the Ballot relating to such securities. Registered Holders may include brokerage firms, commercial banks, trust companies or other nominees. If such entities do not hold the Voting Securities for their own account, they should provide copies of this Disclosure Statement and an appropriate Ballot to their customers and to beneficial owners. For further instructions, see Section II.C.1 of the Disclosure Statement, entitled "Beneficial Owners of Voting Securities." Any beneficial owner who has not received this Disclosure Statement or Ballot should contact its brokerage firm, commercial bank, trust company or other nominee or the Balloting Agent.

         1.       BENEFICIAL OWNERS OF VOTING SECURITIES

                  A beneficial owner of Voting Securities on the Voting Deadline is eligible to vote on the Plan, whether the Voting Securities were held on the Voting Deadline in such beneficial owner's name or in the name of a brokerage firm, commercial bank, trust company or other nominee.

                  A beneficial owner holding Voting Securities in its own name can vote by completing and signing the enclosed Ballot and returning it directly to the Balloting Agent using the enclosed preaddressed, postage prepaid envelope.

                  A beneficial owner holding Voting Securities in "street name" (i.e., through a brokerage firm, commercial bank, trust company or other nominee) or a beneficial owner's authorized signatory (a brokerage firm or other intermediary having power of attorney to vote on behalf of a beneficial owner) can vote by following the instructions set forth below:

                           (i)      fill in all the applicable information on
the Ballot;

                           (ii)     sign the Ballot (unless the Ballot has
already been signed by the bank, trust company or other nominee); and

                           (iii)    return the Ballot to the addressee in the
preaddressed, postage prepaid envelope enclosed with the Ballot. If no envelope was enclosed, contact the Balloting Agent for instructions.

                  Holders of Voting Securities who hold such securities in street name should return their Ballots as promptly as possible to provide sufficient time for their brokerage firm, commercial bank, trust company or other nominee, or the agent thereof, to process and tally such Ballots and deliver them to the Balloting Agent by the Voting Deadline.

                  Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each such beneficial owner. Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until such brokerage firm or proxy intermediary (i) properly executes such Ballot(s) and delivers them to the Balloting Agent or (ii) properly completes and delivers a corresponding Master Ballot to the Balloting Agent.

                  By voting on the Plan, you are certifying that you are the beneficial owner of the Voting Securities being voted or an authorized signatory for such a beneficial owner. Your submission of a Ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of such securities for purposes of voting on the Plan.

2.       BROKERAGE FIRMS, BANKS AND OTHER NOMINEES

                  A brokerage firm, commercial bank, trust company or other nominee that is the registered Holder of a Voting Security for a beneficial owner, or that is a participant in a securities clearing agency and is authorized to vote in the name of such securities clearing agency pursuant to an omnibus proxy and that is acting for a beneficial owner, can vote on behalf of such beneficial owner by (i) distributing a copy of this Disclosure Statement and all appropriate Ballots to such owner, (ii) collecting all such Ballots;
(iii) completing a Master

Ballot compiling the votes and other information from the Ballots collected; and
(iv) transmitting such completed Master Ballot to the Balloting Agent. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such beneficial owner. In lieu of collecting Ballots from beneficial owners, compiling the votes and other information from those Ballots on a Master Ballot and transmitting the completed Master Ballot to the Balloting Agent, a brokerage firm, commercial bank, trust company or other nominee may revalidate a beneficial owner's Ballot and distribute the prevalidated Ballot with a copy of the Disclosure Statement to the beneficial owner for voting, with such beneficial owner then completing the prevalidated Ballot and returning it directly to the Balloting Agent in the enclosed preaddressed, postage prepaid envelope. A brokerage firm, commercial bank, trust company or other nominee prevalidates a beneficial owner's Ballot by indicating on the Ballot the record holder of the securities to be voted and the appropriate account numbers through which the beneficial owner's holdings are derived.

D.       WITHDRAWAL OF VOTES ON THE PLAN

                  The solicitation of acceptances of the Plan will expire on the Voting Deadline. A properly submitted Ballot may be withdrawn by delivering a written notice of withdrawal to the Balloting Agent at its address set forth on the Ballot or Master Ballot at any time prior to the Voting Deadline. Thereafter, withdrawal may be effectuated only with the approval of the Bankruptcy Court, pursuant to Bankruptcy Rule 3018 (a).

                  To be valid, a notice of withdrawal must (i) specify the name of the Holder who submitted the votes on the Plan to be withdrawn, (ii) contain the description of the Claim or

Interest to which it relates and the amount of such Claim or number of shares represented by such Interest, and (iii) be signed by the Holder in the same manner as on the Ballot. The Debtors expressly reserve the absolute right to contest the timeliness or validity of any such withdrawals of votes on the Plan.

                  In addition to withdrawal as specified above, any Holder who has previously submitted to the Balloting Agent prior to the Voting Deadline a properly completed Ballot may revoke and change such vote by submitting to the Balloting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot that bears the latest date will be counted for purposes of determining whether acceptances sufficient to seek Confirmation of the Plan have been received. If more than one Master Ballot is submitted, and the later dated Master Ballot(s) supplement rather than supersede the earlier Master Ballot(s), the subsequent Master Ballot(s) must be marked with the words "Additional Votes" or such other language as is customarily used to indicate additional votes that are not meant to revoke earlier votes.

E.       BALLOTING AGENT

                  Robert L. Berger & Associates has been appointed as balloting agent ("Balloting Agent") for the Plan. Questions and requests for assistance and requests for additional copies of this Disclosure Statement, Ballots or Master Ballots should be directed to the Balloting Agent at its address set forth on the Ballots and Master Ballots.

                                      III.
                HISTORY, ORGANIZATION AND ACTIVITY OF THE DEBTORS
A.       THE DEBTORS' HISTORY AND BUSINESS

                  Peregrine was incorporated in California in 1981, reincorporated in Delaware in 1994, and went public with an initial public offering ("IPO") in April 1997. Headquartered in San Diego, California, Peregrine develops and markets software products that reduce costs and improve the productivity of people and capital by automating business processes for service and asset management. These disciplines are critical to companies as they seek ways to do more with less. Specifically, Peregrine's products are designed to reduce the costs associated with two principal business processes:
(1) asset management which allows the business to discover, track and manage the technology and physical assets and the contracts and costs associated with those assets from procurement through employment, use, maintenance, change and ultimately disposition; and (2) consolidated service management which improves the quality of service delivery by empowering service desk agents to quickly document and capture critical information from incoming issues, perform fast triage and resolution.

B.       PRODUCTS, ACQUISITIONS AND GROWTH

                  At its peak of operations, Peregrine offered approximately 20 infrastructure management, employee relationship management and e-commerce software products. Peregrine's flagship product has been "ServiceCenter," which is a service desk software system that improves analyst efficiency, promotes accurate information through the incident lifecycle and fosters customer loyalty through the delivery of superior service. During fiscal year (FY) 1998, Peregrine decided to expand its product base in service management software as well as to expand into asset management software, an inter-related business discipline.

                  Peregrine focused substantial resources both on acquisitions and internal product development. Among other things, in late 1999, Peregrine developed and introduced a successful employee self-service product called "Get-It." In October 2001, Peregrine introduced Xanadu, an internally developed IT asset management appliance for small-to-midsize businesses. Xanadu identifies, monitors and manages an organization's IT network, and provides constant information regarding global network, desktop and mobile device assets.

                  Primarily through acquisitions, Peregrine expanded its product menu to include asset management, fleet management, facilities management, rail management and telecommunication management. The most significant of its acquisitions include: (1) the June 2000 acquisition of Harbinger Corporation, which provided software enabling e-transaction management and other e-business products and services (the "Harbinger Business"); (2) the December 2000 acquisition of IBM's Tivoli Service Desk suite of products and customer base, which not only eliminated a competing software product but brought synergies in research and development, customer support, sales and marketing and administration; and (3) the August 2001 acquisition of Remedy Corporation, a supplier of IT service management and customer relationship management software (the "Remedy Business"). Most of Peregrine's acquisitions have been stock-for-stock mergers. The acquisition of the Remedy Business (n/k/a Peregrine Remedy Inc., referred to herein as "Remedy") was for approximately $1.1 billion in aggregate consideration, comprised of Peregrine Common Stock and $270 million of cash.

C.       THE PEREGRINE/REMEDY BUSINESS

                  The customers of Peregrine and Remedy, together with their nondebtor corporate affiliates (collectively, the "Peregrine Entities"), included companies in a wide variety of industries. The Peregrine Entities provided software to some 10,000 enterprise customers, which included many of the Fortune 500 and Global 2,500 companies, as well as numerous federal, state and local government agencies worldwide. Peregrine/Remedy has been rated as a market leader by a number of analysts, including IDC and Gartner Group, the largest independent information technology consultancy.

                  The Peregrine Entities licensed their products and services to customers: in North America and Europe through a direct sales force and indirectly through resellers and distribution partners; and in Asia and Latin America through resellers and distribution partners. The sales force consisted primarily of sales personnel and sales engineers located in numerous offices across the United States, including offices in Illinois, New York, Texas and Washington D.C. The Peregrine Entities also maintained international offices, including offices in Canada, Brazil, England, France, Germany, Japan, Hong Kong, and Australia.

                  As discussed in Sections III.G. and V.A. below, the financial performance of the Peregrine Entities during the Restatement Period -- fiscal years 2000, 2001 and the first three quarters of fiscal year 2002 (i.e., April 1, 1999 through December 31, 2001)(3) -- is the subject of a Restatement. As restated, the revenues of the Peregrine Entities for the fiscal year ending March 31, 2000 were $131,632,000 and for the fiscal year ending March 31, 2001 were $213,353,000. Before the divestiture of the Harbinger Business and the downsizing of the remaining Peregrine businesses (discussed in Section III.K.3. below), the Peregrine Entities employed more than 3,000 people, including approximately 1,100 in sales and marketing, 500 in customer support,

-----------------------
(3) Peregrine's fiscal year is from April 1 of a particular year to March 31 of the following year.

450 in professional services, 500 in research and development and 500 in finance and administration. Approximately 800 of those employees were located outside North America, principally in Europe.

                  Prior to October 2001, the Debtors operated as, and were organized into, distinct business units largely corresponding to the products and services offered. Subsequently, the Debtors began integrating the various divisions and restructuring the business with a functional, rather than product, orientation in order to improve operational efficiencies and cross-sell Debtors' products. As discussed below, in the summer of 2002, Peregrine determined to focus its operations on its core business lines - Consolidated Asset and Service Management solutions - and attempted to divest itself of the noncore businesses.

D.       FINANCING THE DEBTORS' OPERATIONS

                  Historically, the Peregrine Entities have funded their operations and other corporate purposes through the sale of their products and services, the sale of equity securities, the issuance of debt securities, and the factoring of accounts receivable.

                  In June 1997, Peregrine entered into a bank financing agreement with Fleet Bank ("Fleet") under which Peregrine financed long-term receivables with payment terms greater than 90 days and up to three years. In March 2000, Peregrine entered into a bank financing agreement with Wells Fargo and began financing short-term receivables with payment terms from 30 to 90 days. In September 2000, Peregrine entered into an agreement with Silicon Valley Bank ("SVB") for additional short-term receivables financing. (Fleet, Wells Fargo and SVB are hereinafter sometimes referred individually as a "Purchaser Bank" and collectively the

"Purchaser Banks").

                  As more fully set forth in Section V.A., below, the transactions with the Purchaser Banks were, prior to the Restatement, treated by the Debtors as true sales for accounting purposes, with the cash proceeds of the sale recorded as an asset and the receivable removed from the Debtors' books (a form of transaction commonly referred to as "off-balance sheet financing"). However, pursuant to the Restatement, the Peregrine Entities' transactions with the Purchaser Banks have been treated as recourse financing transactions rather than non-recourse sale transactions and the associated liability for money borrowed is now shown on the balance sheet for Peregrine throughout the period covered by the Restatement.

                  Additionally, in November and December 2000, Peregrine issued $270 million in principal amount of its 5-1/2% convertible subordinated notes (the "Notes") pursuant to an indenture (the "Indenture") dated November 14, 2000. Pursuant to the Indenture, the Notes are expressly subordinated to "Senior Indebtedness", which includes obligations for money loaned to Peregrine which obligations are not themselves expressly subordinated to the Notes. (Certain Noteholders and the Committee have asserted that the Debtors used fraudulent financial statements at the time of the issuance of the Notes and, based thereupon, they have valid rights of rescission. As discussed in Sections III.W.4.a. and X.6.g. hereof, the Debtors do not believe that any such valid or enforceable claims exist.)

E.       FINANCIAL PROBLEMS BEGIN TO EMERGE

                  Following its IPO in April 1997, Peregrine reported seventeen
(17) consecutive quarters of revenue growth through and including the quarter ended June 30, 2001. During this period, and as the result of purportedly fraudulent misstatements of Peregrine's financial condition, Peregrine reported financial results that always met or exceeded analysts' expectations. Peregrine's stock price rose dramatically from a stock split adjusted IPO stock price of $2.25 in April of 1997 to a high of $79.50 on March 27, 2000.

                  However, for the quarter ended September 30, 2001 (Q2/02), Peregrine, for the first time, reported revenues below Wall Street's expectations and its own previous guidance to investors. The market's reaction to Peregrine's announcement of its second quarter results was not particularly dramatic. (Some slippage was inevitable due to the events of September 11, 2001). However, when Peregrine reported revenues for the following quarter (Q3/02) that fell far short of analysts' (already lowered) expectations, the stock dropped dramatically (from $14.51 on January 2, 2002 to $9.27 on January 3, 2002, the day after Peregrine announced its preliminary results for Q3/02). Nonetheless, Peregrine's disappointing revenues were not unique; during the latter part of calendar 2001, the entire software industry was hit by a slowing economy and a decline in corporate discretionary spending.

                  At the same time, partly as a result of its aggressive growth strategy and cash shortfalls arising from reporting non-existent or misstated revenues, Peregrine was experiencing liquidity problems. To address these problems, in fall 2001, Peregrine determined to review and consider financing and other funding alternatives. In late calendar 2001, Peregrine commenced engaging in potential merger discussions with BMC, a large computer software company based in Texas. These negotiations ultimately stalled in the early months of calendar 2002 and shortly thereafter this potential deal was overtaken by the events precipitating and contributing to the filing of these Chapter 11 Cases, discussed below.

F.       CRITICAL PATH

                  Based on information and belief, in calendar year 2001, the SEC began investigating certain financial affairs of a company called Critical Path, including certain transactions between Critical Path and Peregrine in the second quarter of Peregrine's fiscal year 2001, involving Peregrine reporting revenues from Critical Path in "barter transactions". From Peregrine's perspective, these transactions were relatively small (involving approximately $3.3 million in aggregate revenues). In February 2002, in response to negative media reports relating to Critical Path (with specific mentioning of Peregrine), Peregrine's Audit Committee retained former federal prosecutor Charles La Bella to conduct an independent investigation into the Critical Path matter. By late March 2002, La Bella had made preliminary reports to members of the Board and the Audit Committee on these issues. In April 2002, Peregrine learned that the SEC was likely to give a formal Wells notice (indicating a preliminary determination of a violation of securities laws) to Peregrine's then CEO, Steve Gardner, and to Peregrine itself, relating to Critical Path.

G.       DISCOVERY OF IMPROPER ACCOUNTING PRACTICES

                  Based on Peregrine's concern over the ongoing viability of Arthur Andersen ("Andersen"), its auditors at the time, in the wake of the Enron and other like scandals, Peregrine determined to replace Andersen with KPMG LLP ("KPMG") as its new auditors in early April 2002. Within less than three weeks of Peregrine's engagement of KPMG, KPMG asked to meet with the Audit Committee outside the presence of Peregrine's management, given KPMG's concerns about management integrity and numerous audit issues. Based on its April 29, 2002 meeting with KPMG, the Audit Committee and, upon the Audit Committee's recommendation, the Board of Directors initiated a broad investigation, forced the resignations of Peregrine's CEO and CFO, among others, and publicly disclosed that Peregrine was conducting an investigation into potential accounting irregularities and/or frauds, including alleged accounting abuses by Peregrine's senior management resulting in a substantial overstatement of the Peregrine Entities' revenues in prior periods. On May 23, 2002, Peregrine announced that it would restate its financial statements for all of FY 2000 and FY 2001 and the first three quarters of FY 2002. At such time, Andersen informed Peregrine that its financial statements and related audit reports for the period of the Restatement could not be relied upon. At the time, the Restatement's revenue impact was estimated to be as high as $100 million. The actual revenue impact of, and additional details regarding, the Restatement are fully discussed in Section V.A. below.

                  The Committee disputes certain of the preceding statements, and asserts that the Peregrine Board should have discovered and/or acted more quickly with regard to the Debtors' accounting irregularities in light of various purported early warning signs or "red flags" that should have been heeded by the Board. The Committee has cited the alleged abuse and mismanagement by (certain members of the) Board as grounds for the appointment of a chapter 11 trustee in the Chapter 11 Cases, and accordingly filed its Trustee Motion. Based on extensive discussions between the Debtors and Committee, in late February 2003 the parties entered into the Board Composition Stipulation, in accordance with which certain Board members resigned and replacement directors were appointed, and the Committee subsequently withdrew the Trustee Motion. See Section IV.F.6.c. hereof for a full description of the Board Composition Stipulation.

                  Subsequent to the commencement of these Chapter 11 Cases, two former employees of the Company have pled guilty to criminal wrongdoing and are also subject to SEC civil actions. In November 2002, in the United States District Court in San Diego, Ilse Cappel, a former Assistant Treasurer at Peregrine, pled guilty to conspiracy to commit bank fraud in violation of Title 18, United States Code, Sections 371 and 1344, admitting that she and others at Peregrine conspired to commit bank fraud in order to manipulate Peregrine's apparent financial condition to securities analysts and investors. Further, on November 25, 2002, the SEC filed civil fraud charges against Ms. Cappel, alleging that she in conjunction with others at the Company fraudulently concealed accounts receivable problems that resulted from the Company's improper recording of revenue. The SEC complaint further alleges that while Ms. Cappel possessed material nonpublic information about the fraudulent activities and the Company's true financial condition, she illegally sold more than 15,000 shares of Peregrine stock. On April 13, 2003, Matthew Gless, the Company's former Chief Financial Officer pled guilty to conspiracy and securities fraud, admitting to taking part in a scheme to prematurely recognize revenue and boost the Company's share price and mislead investors. On April 16, 2003, the SEC filed civil fraud charges against Mr. Gless, alleging that he and other Peregrine senior officers engaged in deceptive practices to artificially inflate Peregrine's revenue and stock price, and that Gless then took fraudulent action to conceal the scheme. Among other charges, the SEC further alleges that, while Gless was aware of the ongoing fraud, he illegally sold Peregrine stock for approximately $4 million, based on material nonpublic information he possessed about Peregrine's true financial condition.

H.       NEW MANAGEMENT

                  After the discovery by the Board of financial improprieties and the resignation of former key management who allegedly orchestrated such improprieties, the Board moved quickly to retain new key managers for the Debtors. In particular, the Debtors hired the following individuals to serve in the following capacities:

                  1. Gary Greenfield, Chief Executive Officer: On June 1, 2002, the Debtors appointed Gary Greenfield as Chief Executive Officer, replacing Richard Nelson, who had served in this capacity on an interim basis since the resignation of Steve Gardner in March, 2002. Mr. Greenfield previously served until late 2001 as President and Chief Executive Officer of Merant PLC, a publicly traded e-business development solutions company, and as an advisor to Lazard Technology Partners. In addition, since December, 2001, Mr. Greenfield has served, and continues to serve as an advisor to JMI Equity Fund on matters unrelated to Peregrine, for which he is paid an annual retainer of $100,000. Based on information and belief, Mr. John Moores, former Chairman of the Board of Directors, is a limited partner of JMI Equity Fund and Mr. Charles Noell, another former Director, is a general partner of JMI Equity Fund. As part of the terms of his employment, Mr. Greenfield was granted 1.8 million shares of restricted common stock of Peregrine and 900,000 restricted options to purchase common stock of Peregrine at a price equal to $0.28 per share. Mr. Greenfield has not sold any of his common stock in

Peregrine nor has he exercised any of the options granted to him.

                  2. Kenneth Sexton, Chief Financial Officer: Mr. Sexton was appointed Chief Financial Officer on June 25, 2002, replacing Mr. Fred Gerson, who had served as Interim Chief Financial Officer since the resignation of Matthew Gless. Mr. Sexton previously served as Senior Vice President and Chief Financial Officer of Merant PLC, and as Senior Vice President and Chief Financial Officer of Intersolv, Inc., a publicly traded software development company. Mr. Sexton sits on the Board of Directors of several publicly traded high technology companies and holds a CPA license (inactive). As part of the terms of his employment, Mr. Sexton was granted 900,000 restricted options to purchase common stock of Peregrine at a strike price equal to $0.28 per share. To date, Mr. Sexton has not exercised any of the foregoing options.

                  3. Kathryn Vizas, General Counsel. Since June 2002, Ms. Vizas has served as General Counsel. Ms. Vizas previously served as Associate General Counsel for Levi Strauss and Company and as corporate counsel for Raychem Corporation. Ms. Vizas has over twenty (20) years of professional experience and is a licensed attorney in the States of California and Ohio. Ms. Vizas is married to Mr. Robert Vizas, who remains the Co-Vice Chair of the San Diego Padres, a professional baseball team controlled by Mr. John Moores, former Chairman of the Board; Mr. Robert Vizas has also previously served as Mr. Moores' personal attorney. As part of her employment compensation package, Ms. Vizas was granted 50,000 options to purchase PSI common stock at a strike price of $1.02 per share. To date, Ms. Vizas has not exercised any of the foregoing options.

                  4. Charles La Bella, Executive Vice President and Senior Counsel (Interim):

In May 2002, La Bella was appointed Executive Vice President and Senior Counsel to Peregrine and held these positions until September 30, 2002. La Bella previously served as U.S. Attorney for the Southern District of California, and Assistant U.S. Attorney for the Southern District of New York and a partner with the law firm of McKenna and Cuneo. La Bella reported directly to the Board and the Audit Committee. His responsibilities included coordinating the accounting irregularity investigation, providing liaison with the SEC and DOJ and supervising (initially) the defense of shareholder litigation.

I.       INVESTIGATION INTO DEBTORS' ACCOUNTING PRACTICES

                  In late April 2002, Peregrine's Audit Committee retained its regular outside counsel, Wilson Sonsini Goodrich & Rosati ("WSGR") to work with La Bella in an expanded investigation, supported by KPMG's forensic consulting arm. As the investigation progressed, the Audit Committee developed reservations about the independence of WSGR and KPMG and, on or about May 22, 2002, the Audit Committee replaced them with Latham & Watkins ("L&W" or "Latham") and hired the forensic arm of PricewaterhouseCoopers ("PWC") and directed them to conduct a thorough and complete investigation into Peregrine's accounting improprieties.

                  In addition to the SEC's investigation of the Peregrine Entities, on July 5, 2002, Peregrine received a letter from the Committee on Energy and Commerce of the U.S. House of Representatives with a subpoena for documents pursuant to Rules X and XI of the U.S. House of Representatives concerning Peregrine's accounting irregularities.

                  By subpoena dated August 14, 2002, the Department of Justice commenced an investigation and required the production of all documents and electronic data furnished to the

Enforcement Division of the SEC in connection with the SEC's investigation.

                  Since the termination of Arthur Andersen as Debtors' auditors in early April 2002, the Debtors have been strenuously endeavoring to identify and address any and all accounting and related problems through (i) Debtors' cooperation with the SEC, Nasdaq's Market Surveillance Unit and the U.S. Attorney's Office on this matter, (ii) Debtors' own investigation, (iii) implementation by Debtors of new policies and procedures to avoid the recurrence of any accounting problems, and (iv) changes in management at the highest levels.

J.       THE LATHAM REPORT

                  As discussed above, in light of newly discovered accounting irregularities and related issues, the Debtors' Audit Committee employed and directed L&W to conduct an investigation into these issues. From the outset, L&W's investigation was intended to achieve a thorough search for the truth with full disclosure to, and full cooperation with, the SEC, DOJ and other applicable governmental agencies and authorities.

                  Aided by PWC as its forensic accountants, L&W engaged in an extensive, four-month investigation into Peregrine's accounting problems, involving interviews with approximately 86 people (including repeated interviews with some key individuals) and an analysis of approximately 170 transactions during the Restatement Period that appeared to involve some form of accounting impropriety, including a review of transactions of the following types: (a) "channel sales" over $100,000; (b) concurrent transactions; (c) possible barter transactions; and (d) extended payment term transactions. Additionally, 897,000 e-mails were extracted from back-up tapes and copies of the exchange service, hard drives and network

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

directories for 68 individuals. After elimination of duplicates, approximately 502,000 "unique" e-mails and their attachments were installed in an electronic database.

                  On or about August 13, 2002, to assist the SEC with its ongoing investigation of the Debtors, Peregrine provided to the SEC an extensive report and supporting materials (what is commonly referred to as the "Latham Report") containing the preliminary findings and conclusions of L&W's investigation regarding, among other things, Peregrine's accounting irregularities. The Latham Report was initially filed under seal as part of the Committee's Trustee Motion (discussed in Section IV.F.6.a. hereof). However, at a hearing held on January 28, 2003, the Bankruptcy Court struck from the record the Latham Report in its entirety as inadmissible, without prejudice to the Committee to refile a motion to have portions of the Latham Report submitted in connection with the originally scheduled trial on the Trustee Motion. Given, among other things, the Committee's withdrawal of the Trustee Motion in accordance with the Board Composition Stipulation (discussed in Section IV.F.6.c. hereof), the Committee has not made any such motion.

                  A party in interest, Copley Press, Inc., has moved the Bankruptcy Court to have unsealed the Latham Report and other pleadings and documents originally filed under seal. Upon motion by the Debtors themselves, certain filings have been unsealed in whole or in part; the Debtors have redacted certain portions of some filings in order to protect third parties' privacy rights, to protect confidential business information, and for other valid reasons. In respect to the Latham Report, the Debtors oppose the unsealing of this document given, inter alia, there is no legitimate reason to unseal the material: Among other things, the Latham Report

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

is a preliminary report and was intended to be a starting point for the still ongoing investigations being conducted by the SEC and DOJ. The report's accuracy has not yet been determined, and if unsealed, the Debtors' ability to voluntarily cooperate with the SEC and DOJ in their ongoing investigations will be harmed (importantly, informants who divulge information for investigations such as the Latham Report do so with reasonable expectations that their identities and the relevant information will remain confidential). Further, the Latham Report contains (i) confidential commercial information that, if released, can be used by Peregrine's competitors to harm Debtors' business and reorganization efforts, and (ii) potentially scandalous or defamatory statements that, if published, could harm third parties, including some current employees of the Debtors, thereby disrupting Peregrine's operations. Hearings on this issue and related matters were held by the Bankruptcy Court, and the Court has established certain procedures designed to result in further review and, shortly, potential further disclosure of still-sealed documents or portions thereof.

K. IMMEDIATE ACTIONS TAKEN BY NEW MANAGEMENT TO CREATE LIQUIDITY AND REFOCUS PEREGRINE'S BUSINESS

         1.       INTRODUCTION

                  At the beginning of June of 2002, Peregrine faced a severe liquidity crisis and, absent actions to increase liquidity, would probably have depleted available cash by mid-June, 2002. As a result, Peregrine's new management simultaneously focused on three (3) immediate goals: obtaining third party financing; refocusing Peregrine's business to provide infrastructure management solutions; and divesting Peregrine of non-core assets.

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

         2.       THE PRE-PETITION CREDIT FACILITY

                  On June 12, 2002, the Debtors entered into a certain Loan and Security Agreement with Foothill Capital Corporation ("Foothill"), as administrative agent for Ableco Finance LLC n/k/a Cerberus (together with Foothill, "Pre-Petition Secured Lender"), pursuant to which the Debtors received net proceeds of approximately $49 million under a term loan facility (the "Pre-Petition Credit Facility" or the "Term Loan"). The Term Loan was payable interest only on a monthly basis, with the entire principal balance, together with all accrued but unpaid interest, due and payable on or before December 31, 2003. The Pre-Petition Credit Facility was secured by a first priority lien in all, or substantially all of Debtors' assets. The Term Loan also provided for mandatory repayments from the proceeds of asset dispositions but further provided that in the event the Harbinger Business (described in Section III.K.3.a. below) was sold to Golden Gate Capital LLC ("Golden Gate"), Peregrine could retain the proceeds of sale. Concurrently, the Debtors entered into a revolving loan facility with the Pre-Petition Secured Lender which, if certain conditions were satisfied, would have allowed the Debtors to borrow up to $100 million, less the amount of any outstanding term loans and the face amount of outstanding letters of credit, on a revolving basis. The pre-conditions to the effectiveness of this revolving loan facility were never satisfied and the revolving loan was never activated. As of the Petition Date, the principal balance of the Pre-Petition Credit Facility was approximately $36.2 million.

         3.       DISPOSITION OF CERTAIN ASSETS

                  a.       THE HARBINGER BUSINESS

                  In June 2002, Peregrine entered into an agreement with Golden Gate and certain

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

other participants to sell to Golden Gate the Debtors' Supply Chain Enablement
(SCE) business line, the Harbinger Business, for $34.65 million in cash (before transaction costs) and the assumption of certain liabilities. The SCE business line consists of certain assets and intellectual property rights from Peregrine's prior acquisitions of Harbinger Corp. and Extricity, Inc. This sale closed on or about June 26, 2002. Pursuant to the terms and conditions of the Term Loan, Peregrine retained the net proceeds of sale.

                  b        TRANSPORTATION MANAGEMENT BUSINESS

                  In July 2002, the Debtors entered into an Asset Purchase Agreement with Maximus, Inc., to sell to it assets related to Debtors' "Transportation Management" business for approximately $7.5 million in cash. This transaction closed in late July 2002 and the net proceeds of sale were paid to the Pre-Petition Lender in reduction of the Term Loan.

                  c.       FACILITY CENTER PRODUCT LINE

                  In July 2002, the Debtors entered into an Asset Purchase Agreement with Tririga, Inc., to sell to it assets related to Debtors' FacilityCenter product line for approximately $5 million in cash. This transaction closed the first week of August 2002 and the net proceeds of sale were paid to the Pre-Petition Lender in reduction of the Term Loan.

         4.       CORPORATE DOWNSIZING AND REDUCTIONS IN FORCE

                  Prior to the Petition Date, the Debtors implemented several substantial reductions in force (RIFs) and other employee terminations for business reasons and as part of Debtors' broad(er) cost-cutting measures. Specifically, based on Peregrine's financial performance, business outlook and other factors, the Debtors implemented a RIF of approximately 550 employees in February 2002. Further, after the discovery and public announcement of Peregrine's accounting issues in April 2002, given the technology sector's continued downturn, the Debtors reduced their workforce by an additional 1,100 employees by the end of June 2002 (comprised of a RIF of 550 employees and termination of (another) approximately 550 employees resulting from the divestiture of Debtors' SCE business line). Reductions in Debtors' workforce have continued through calendar year 2002: (i) an additional 525 employees were subject to RIFs, (ii) 165 employees voluntarily left the company, and (iii) approximately 820 employees were released through divestiture (primarily as a result of the 2002 Remedy Sale). Since January 2003, an additional (approximately) 96 employees have been terminated either because of elimination of the relevant position or mutual agreement.

L.       THE FORBEARANCE AGREEMENT WITH THE PURCHASER BANKS

                  As noted above, the Peregrine Entities have funded their operations and other corporate purposes through, among other things, factoring arrangements (collectively, "Purchaser Bank Documents") with Fleet, Wells Fargo and SVB (collectively, the "Purchaser Banks"). In the restated financial statements, these accounts receivable factoring arrangements have been treated as loans (instead of off balance sheet sales of receivables without recourse, as the transactions were characterized in the original financial statement presentation).

                  In response to certain defaults by the Debtors, the Purchaser Banks threatened to seek appointment of a receiver, file an involuntary bankruptcy proceeding, and/or take certain other actions against the company. After extensive negotiations, in order to address existing defaults by the Debtors and to correct the past accounting irregularities, as of August 26, 2002, the Peregrine Entities and Purchaser Banks entered into a forbearance agreement ("Forbearance Agreement"), as well as an intercreditor agreement ("Pre-petition Intercreditor Agreement") with Foothill, Debtors' pre-petition secured lender.

                  Pursuant to the Forbearance Agreement, the Purchaser Banks agreed to forbear from exercising their rights and remedies in respect to Debtors' existing defaults under the Purchaser Bank Documents until July 2006 (unless a new event of default were to occur) in exchange for, inter alia, (i) Debtors' upfront payments in the aggregate amount of $3 million, plus certain amounts received by Debtors from IBM related thereto, as payment against past due obligations under the Purchaser Bank Documents; (ii) repayment of unpaid principal to the Purchaser Banks as the related receivables are collected; (iii) monthly interest payments at 6% annual interest on account of the past due obligations; (iv) delivery of a promissory note(s) for the (adjusted) remaining balance (approximately $66 million of unsecured receivables) requiring monthly principal repayments commencing August 2003 (amortized over three years), in addition to approximately $33 million of previously sold secured receivables;
(v) delivery of guarantees by each of the Peregrine Entities in favor of the Purchaser Banks; and (vi) certain additional rights and remedies in the event that the assets of Peregrine and/or Remedy are sold or under certain other circumstances. A portion of these (amended) obligations is secured by the Purchaser Banks' first priority security interest in Debtors' collectible receivables, and the remainder is secured by second priority liens in the company assets, junior only to the Pre-petition Secured Lender's liens and future debtor-in-possession borrowings, as further described in and pursuant to the Pre-petition Intercreditor Agreement entered into by and among the

Peregrine Entities, the Pre-petition Secured Lender and the Purchaser Banks, as of August 26, 2002.

                  The Committee asserts that the transfers under the Forbearance Agreement are avoidable under several theories, including that such transfers are preferences or fraudulent conveyances. See Section III.W.2.a. hereof.

M.       EMEA FUNDING ARRANGEMENTS

                  On September 9, 2002, PSI and its subsidiary, Peregrine Systems Operations Limited, a company incorporated in the Republic of Ireland ("PSOL"), entered into a Facility Funding Agreement (the "EMEA Master Funding Agreement") in order to address liquidity concerns expressed by the management of Peregrine's European operations ("EMEA"). Pursuant to the Master Funding Agreement, PSOL may obtain advances from time to time from Peregrine in order to ensure that aggregate funds available to PSOL and the EMEA entities do not fall below $6 million (U.S.). PSOL is required to repay advances obtained under the EMEA Master Funding Agreement within twelve months of termination of the agreement, or such other period of time as the parties agree, and any time when amounts available to PSOL and the EMEA entities exceeds $9.5 million (U.S.), in the aggregate.

N.       FORMATION OF, AND NEGOTIATION WITH, AD HOC NOTEHOLDERS COMMITTEE

                  In early August 2002, several Noteholders formed an ad hoc or informal committee (the "Ad Hoc Noteholders Committee") to represent the interests of all Noteholders in attempting to negotiate a consensual restructuring of their obligations with the Debtors. No final and definitive agreement was reached by the parties before the Petition Date.

O.       EFFORTS TO LOCATE A STRATEGIC PARTNER OR PURCHASER & PROPOSED SALE
         TRANSACTION

                  In June 2002, the Debtors contracted with Credit Suisse First Boston, Technology Group ("CSFB") to be their investment bankers and to lead the Debtors' efforts to explore strategic and financial alternatives to raise capital. CSFB contacted approximately forty-nine (49) potential investors/buyers to gauge their interest in pursuing a transaction that would generate meaningful capital for the Debtors. Toward that end, all manner of proposals were solicited including but not limited to investments in the Debtors and sales of part or all of the Remedy stock. Of those contacted, twenty-two (22) potential buyers signed non-disclosure agreements and received preliminary due diligence information, eight received presentations from the management of Remedy and were given access to the information assembled relating to Remedy (the "Remedy data room") and three received presentations from the management of Peregrine and were given access to the information assembled relating to Peregrine (the "Peregrine data room").

                  The Debtors established August 20, 2002 as the date by which proposals were to be submitted. All parties were encouraged to submit any proposal for consideration. As of August 22, 2002, six potential investors/buyers had submitted eight different proposals. After careful consideration of the proposals received, the Sellers selected four potential investors/buyers (the "Finalists") with whom they would continue to work and negotiate.

                  The Debtors set September 4, 2002 as the date by which the Finalists had to submit their final proposals. The Finalists submitted seven proposals, however, one of the Finalists subsequently withdrew, leaving five proposals for the Debtor to consider. The Debtors selected three of the remaining five proposals (including the proposal by BMC) and continued to

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

negotiate those proposals diligently with the three remaining Finalists; all three Finalists had conditioned the transaction being implemented through an asset sale in Chapter 11. On September 17, 2002, after having continued negotiating diligently and extensively with the three remaining Finalists, and in consultation with CSFB, the Debtors determined BMC's bid to represent the highest and best offer received.

                  Accordingly, immediately prior to the Petition Date, Peregrine entered into an agreement with BMC for the purchase and sale of 100% of the assets of Remedy, subject to various conditions (including Bankruptcy Court approval) and adjustments, including, but not limited to, higher and better offers obtained following a public auction. The proposed purchase price for this sale transaction was $355 million in cash plus assumption of certain liabilities, subject to working capital adjustments and an indemnification holdback of $10 million (as discussed in Section IV.F.4.a. hereof, the cash component was ultimately raised to $355 million).

P. PREPETITION NEGOTIATION OF DEBTOR-IN-POSSESSION FINANCING AND EMERGENCY PREPETITION FUNDING

                  In connection with agreeing to the terms of the 2002 Remedy Sale, BMC further agreed to provide an interim debtor-in-possession financing facility to the Debtors ("DIP Financing"); the DIP Financing proceeds would be necessary to fund certain of the Debtors' ongoing operational and administrative expenses until the proposed 2002 Remedy Sale could be considered by the Court and, if approved, consummated. Pursuant to a Debtor-In-Possession Credit Agreement between the parties, subject to a proposed form of order, BMC agreed to provide Debtors with a $110 million debtor-in-possession financing facility ($10 million of which would be reserved for any break-up fee due to BMC in connection with the 2002 Remedy

Sale)(4). In connection with the DIP Financing, BMC would be granted superpriority administrative claims in accordance with Bankruptcy Code section 364(c)(1), and first priority security interests and liens pursuant to Bankruptcy Code sections 364(c)(2), 364(c)(3) and 364(d)(1) in substantially all the Debtors' assets, subject to certain permitted liens (including the Purchaser Banks' liens in certain purchased accounts and to a limited extent, Foothill's liens) and a carve-out for professionals' fees and employee related obligations. The Debtors had made inquiries of other lenders and believe that no other lender was willing to provide financing to the Debtors on a secured basis on terms as favorable as those offered by BMC.

                  In addition to the DIP Financing, BMC also agreed to provide, and did so provide, emergency initial funding to Peregrine in the aggregate amount of $3.5 million on September 20, 2002. Because of the pending negotiations between BMC and the Debtors and other factors, the Debtors' cash liquidity was constrained at this point, and Peregrine required this prepetition initial financing in order to meet payroll and other expenses. This emergency loan was evidenced by a Promissory Note and Security Agreement executed by Peregrine, together with a Guaranty by Remedy, and secured by (junior) liens in substantially all of the Debtors' assets.

Q.       DECISION TO FILE FOR CHAPTER 11 PROTECTION

                  While the discovery of the accounting improprieties and the general down turn in the economy placed Peregrine in a precarious financial situation, in early summer of 2002, the Debtors were still hopeful that they could generate sufficient liquidity through financings, asset sales and restructuring agreements with their major creditor constituencies to be able to avoid

-------------
(4) Provided, however, the Debtors would be permitted to draw only up to $60 million until the sales bidding procedures order was entered by the Bankruptcy Court.

seeking chapter 11 protection. However, as more fully set forth above, it ultimately became necessary to sell the Remedy Business in order to generate sufficient liquidity to maintain the going concern value of the Peregrine business and, at the end of the auction process, it became clear that neither BMC nor any of the other bidders in the process would purchase the Remedy Business other than through a bankruptcy court supervised asset sale. Accordingly, on September 20, 2002, the Board adopted a resolution authorizing the filing for chapter 11 relief both for Peregrine and Remedy and to seek approval of the sale of the Remedy Business to BMC from the Bankruptcy Court. The bankruptcy petitions (the "Petitions") for both of the Debtors were filed with the Bankruptcy Court on September 22, 2002, the Petition Date.

R.       SIGNIFICANT PRE-PETITION LITIGATION INVOLVING THE DEBTORS

         1.       SHAREHOLDER LITIGATION

                  During May and June 2002, a number of derivative complaints were filed in the Delaware Chancery Court, the Superior Court of the State of California for the County of San Diego and the United States District Court for the Southern District of California purportedly on behalf of Peregrine, against some of Peregrine's then-current and former directors and officers and its former independent auditor. All director defendants have since resigned from the Company's Board of Directors. The complaints name Peregrine as a nominal defendant. The derivative complaints allege that the defendants breached their duties to Peregrine, caused or permitted Peregrine to make false and misleading statements and engage in improper accounting practices, mismanaged Peregrine, exposed Peregrine to the securities lawsuits, and engaged in insider trading, among other allegations. The suits assert claims for breach of fiduciary duty,

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

abuse of control, constructive fraud, gross mismanagement, unjust enrichment, waste of corporate assets, contribution and indemnification, and violations of the California Corporations Code. The complaints seek various types of monetary and non-monetary relief on behalf of Peregrine and fees and expenses incurred by the plaintiffs. Each of the courts entered orders consolidating the derivative cases filed in that court.

                  On October 15, 2002, a class action complaint for breach of fiduciary duties and aiding and abetting breach of fiduciary duties was filed against some of Peregrine's then-current and former directors in the San Diego County, California Superior Court (Schuster v. Gardner, et al.). The complaint seeks monetary relief on behalf of all persons who held, purchased or otherwise acquired shares of PSI stock between July 19, 2000 and May 6, 2002. On November 15, 2002, the action was removed to the United States District Court for the Southern District of California on the ground that the claims are preempted by the Securities Litigation Uniform Standards Act. On December 3, 2002, plaintiff filed an amended class action complaint on behalf of a class defined as all persons who held shares of Peregrine stock between July 19, 2000 and May 6, 2002. On December 13, 2002, plaintiff filed a motion to remand. On December 20, 2002, some of the defendants filed a motion to dismiss the complaint.

                  During May and June 2002, a number of purported class action complaints were filed against Peregrine, some of its then-current and former directors and officers, and its former independent auditor, in the United States District Courts for the Southern District of California and the Southern District of New York. The complaints were filed on behalf of purchasers of Peregrine's securities during various periods from June 29, 1999 to May 22, 2002. The complaints were filed following Peregrine's announcement that it would restate its financial statements. The complaints allege that the defendants made false and misleading statements in Peregrine's public statements, SEC filings, and financial statements. The complaints assert claims for violations of Sections 11, 12 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The complaint filed in the Southern District of New York also asserts claims for common law fraud, misrepresentation and deceit. The complaints seek a declaration that the actions are proper class actions, compensatory damages in unspecified amounts, interest, fees and expenses, and extraordinary equitable and/or injunctive relief.

                  On July 23, 2002, the United States District Court for the Southern District of California entered an order consolidating all of the class action complaints pending in that court. On October 11, 2002, the court entered its Order (1) Granting the Loran Group's Motion for Appointment as Lead Plaintiff and its Motion for Approval of its Choice of Lead Counsel;(2) Granting the State University Retirement System of Illinois' Motion for Appointment as Lead Plaintiff and its Motion for Approval of its Choice of Lead Counsel; (3) Denying Competing Motions for Appointment as Lead Plaintiff. Motions for reconsideration and clarification of the order appointing the lead plaintiffs were filed and came on for hearing on January 21, 2003. The court previously directed lead plaintiffs to file a consolidated class action complaint by December 9, 2002, but vacated that date following the filing of the motions for reconsideration. A Pre-Answer Early Neutral Evaluation Conference was scheduled for February 28, 2003. Subsequently, upon the court ruling on the motions for reconsideration, on March 18, 2003, a consolidated complaint was filed by the lead plaintiffs.

                  In August 2002, Peregrine filed a motion to transfer the case pending in the Southern District of New York to the Southern District of California. The court took the motion under submission. The plaintiff's counsel subsequently withdrew its opposition to that motion.

         2.       THE MOTIVE LITIGATION

                  Effective on March 28, 2002, Motive Communications, Inc. ("Motive") and Peregrine entered into a Software Source Code License Agreement (the "Motive License Agreement"), pursuant to which Motive granted Peregrine a license to certain Motive software. As total consideration for the license and as settlement of certain alleged past due amounts owing under the prior agreement between the parties, Peregrine agreed to provide to Motive $27 million in Peregrine common stock and/or cash as provided in a separate Common Stock Purchase Agreement and Registration Rights Agreement.

                   On September 10, 2002, Motive filed an action in the 261st District Court of Travis County, Texas (the "Motive Litigation") against Peregrine and Remedy, among other parties (collectively, the "Motive Action Individual Defendants") by filing Motive Communications, Inc.'s Original Petition Application for Temporary Restraining Order and Application for Temporary Injunction (the "Motive State Court Petition"). As relief, the Motive State Court Petition sought an ex parte temporary restraining order against the Debtors, the rescission of certain agreements between the parties, including the Motive License Agreement, compensatory and punitive damages, a constructive trust on the source code that is the subject of the Motive License Agreement (the "Source Code") and a constructive trust on the Debtors' property. As purported grounds for the requested relief, Motive alleged four causes of action in the Motive Litigation: (a) Fraudulent Inducement; (b) Conspiracy to Defraud; (c) Misappropriation of Trade Secrets; and (d) Constructive Trust.

                  In the Motive State Court Petition, Motive admits that it received one million shares of Peregrine stock upon the execution of the Motive License Agreement, but claims that Peregrine's alleged failure to register such stock, "nullified Motive's ability to sell the shares in the open market, thus rendering the shares transferred to Motive virtually worthless." Motive further alleged: "When it became apparent that the Company would not be able to timely register the stock, Motive immediately began efforts to privately sell the stock through investment banks that make a market in that stock. Unfortunately, due to the legal impediments to selling unregistered stock and the rapid deterioration in the value of such stock as a result of [the Company's and others'] fraud, Motive has been unable to consummate any such sales."

                  The state court entered and later vacated the ex parte temporary restraining order. In December 2002, the Motive Action Individual Defendants removed the Motive Litigation to the United States District Court for the Western District of Texas. Although the Motive Litigation is still pending, the Debtors believe that the Plan would accord certain treatment to Motive that would render moot the Motive Litigation and all other related disputes between the parties. See Section V.B.4. of the Plan and Section IV.E.3. hereof.

S.       THE PRESENT CONDITION OF THE DEBTORS IN THEIR CHAPTER 11 CASES

                  As noted in Sections III.K.3 and 4 above, prior to the Petition Date, the Debtors effected a substantial downsizing in both their domestic and foreign core operations, i.e., the

Peregrine and Remedy businesses. Additionally, as more fully discussed in Sections III.K.3. and IV.F.4., throughout 2002, the Debtors undertook a number of asset divestitures including the sale of the Harbinger Business and, after the Petition Date, the sale of the Telco and XOL businesses and PSI's equity interests in certain nondebtor companies. Finally, and most notably, with the approval of the Bankruptcy Court, on November 20, 2002, the Debtors completed the sale of the Remedy business to BMC for a purchase price of $355 million, plus assumption of certain current liabilities as set forth in the documentation for the sale estimated to be not less than $45 million.

                  As of the Petition Date, the Peregrine Entities had approximately 1,736 employees in research and development, sales and marketing, customer support services and general and administrative services. After the 2002 Remedy Sale, as of December 2002, the Peregrine Entities had approximately 409 domestic employees and 300 employees in Canada and Europe.

                  As of the date of this Disclosure Statement, the remaining business of the Debtors is comprised of the Peregrine business and certain small, non-core businesses which the Debtors are currently in the process of attempting to sell. As more fully discussed in Section V.C. hereof, the Debtors believe that the current post-bankruptcy revenue run rate for the Peregrine business is approximately $177 million per year.

T.       CORPORATE GOVERNANCE OF DEBTORS IN POSSESSION

                  From the Petition Date until March 1, 2003, the Debtors' Board was comprised of the following individuals: John J. Moores, Chairman, Gary G. Greenfield (Peregrine CEO),

Christopher A. Cole, Thomas G. Watrous, Sr., Charles E. Noell III, and William
D. Savoy (Mr. Savoy had resigned from the Board in December 2002). In connection with the Board Composition Stipulation (discussed in detail in Section IV.F.6.c. hereof), Messrs. Moores, Cole, Watrous and Noell resigned as directors on March 1, 2003, and Mr. Thomas Weatherford, Jr. was immediately appointed as a replacement director. Thus as of March 1, 2003, the Debtors' Board was comprised of Messrs. Weatherford and Greenfield (who remained (remains) on as a director).

                  Subsequently, this interim Board, with the assistance of a special consultant, Retired Bankruptcy Judge Erwin I. Katz, and the search firm Heidrick & Struggles, reviewed various potential director candidates, vetting these candidates in respect to qualifications and independence. On March 24, 2003, the interim Board nominated and appointed the following individuals as additional directors: Peter van Cuylenburg, John Mutch, and Richard H. Koppes. Mr. van Cuylenburg was appointed as Chairman of the new Board, effective as of April 24, 2003.

                  None of the foregoing former or current directors holds five percent (5%) or more of the outstanding shares of PSI common stock.

U.       REMEDIAL ACTIONS TAKEN OR IN PROCESS REGARDING PRIOR ACCOUNTING
         IMPROPRIETIES

                  In addition to authorizing and implementing an independent investigation of accounting improprieties, preparing the Restatement and undertaking sweeping management changes, Peregrine has either implemented, or is in the process of implementing the following corrective measures to prevent, to the greatest degree possible, any recurrence of the accounting

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

improprieties that occurred with respect to the periods under investigation. Some of the more significant corrective measures are described below:

         1. CORPORATE COMPLIANCE POLICY, APPOINTMENT OF CORPORATE COMPLIANCE OFFICER AND RELATED ACTIVITIES

                  In October 2002, Peregrine's Board unanimously adopted a comprehensive Compliance Policy which unequivocally establishes corporate compliance as a primary company priority. The Compliance Policy's first paragraph states:

         It is the policy of Peregrine Systems Inc. ("Peregrine" or the "Company") to promote an environment in which best compliance practices will flourish; to take affirmative actions to comply with applicable laws, regulations, and accounting principles; to make appropriate voluntary self-disclosures of apparent violations of law; to cooperate in government investigations of alleged wrongdoing; and to make corporate decisions and conduct operations in a responsible manner ("Policy").

The Policy further places individual responsibility on all company employees and others to, among other things, act with the highest levels of business ethics and in compliance with all applicable laws and regulations, as follows: "It is the responsibility of every Peregrine officer, director, employee, and contractor to: act with the highest level of business ethics; comply with applicable laws and regulations; comply with the Policy; respect and support the Compliance Program; and respect and support the role and independence of the Compliance Officer."

                  Additionally, and for purposes of taking affirmative action to implement the Policy, Peregrine's Board established two new company positions: the Compliance Officer, a senior officer level position, and the Internal Auditor. (The establishment of these two new positions has not been approved by the SEC and/or any other governmental agency(ies), and the

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

SEC and/or other governmental agency(ies) may request the Debtors to take additional remedial actions.) The Compliance Officer originally reported to the Chairman of the Audit Committee of the Board, and secondarily, for organizational purposes, to Peregrine's General Counsel. The Compliance Officer is directed in the Policy to design and implement a corporate compliance program ("Program") with clear objectives: "to prevent, detect and correct violations of applicable law, regulations, accounting principles, and related company policies
- to ensure the highest standards of corporate conduct." Peregrine's Board originally appointed Worth MacMurray as Compliance Officer, a lawyer whose professional experience includes serving as general counsel of four publicly traded information technology companies, to establish the compliance function. Mr. MacMurray is an outside contractor, resident on the East Coast. Recently the Audit Committee directed the Company to hire a Compliance Officer who would be a full-time employee of the Company. The Audit Committee also determined that the Compliance Officer should report to the Governance Committee. The Company is presently seeking a qualified individual to fill the compliance role. Mr. MacMurray will remain in the position until June 13, 2003.

                  The Internal Auditor's role under the Policy is to "assist the Compliance Officer in all corporate compliance activities related generally to Peregrine's financial and operating condition, and specifically to the preparation and maintenance of financial statements that are accurate, complete and that otherwise comply with applicable laws and regulation." Specifically, the Internal Auditor will review, test and confirm the key components of all aspects of the revenue recognition cycle on a regular basis. These activities will include, but not be

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

limited to, focusing on sales operations (sales contract documentation flow, accuracy and completeness of final contract documents, sales training course design and implementation, etc.), revenue testing (SOP 97-2 analysis and compliance), billing procedures, and analysis of cash collections. In addition, the Internal Auditor will review any significant financial statement adjustments, focusing particularly on accounts receivable write-offs. The testing process will also include confirmation of specific elements of certain transactions with customers to verify the accuracy and completeness of Peregrine's books and records. These activities will apply to global company operations, with a particular focus on license revenue transactions worldwide. Peregrine is currently conducting a search for a qualified individual to fill the Internal Auditor position.

                  The Company is creating a new position: The Director of Internal Audit and Process Improvement. This individual will report directly to the Audit Committee of the Board of Directors. Administratively, the individual will report to the Chief Financial Officer. The Company is working to fill this position.

                  Additionally, the Company will retain an outside firm to perform the function of Internal Audit. The Director of Internal Audit and Process Improvement will coordinate the work performed by the firm, but the firm will report directly to the Audit Committee of the Board of Directors.

                  Importantly, the Policy emphasizes independence, accountability and communication. Independence is established through unique reporting relationships for the Compliance Officer and Internal Auditor: Unlike the case with other senior officers who report

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

directly to the CEO, the Compliance Officer reports primarily to the Board through the Chairman of the Governance Committee, and the Internal Auditor reports to the Board through the Chairman of the Audit Committee. Accountability is present in the forms of: company performance evaluations that will include a corporate compliance component; specific disciplinary procedures that will be established for Policy violations; and Policy language that specifically makes business unit heads responsible for the successful implementation and operation of the Program in his/her area. Communication is emphasized through required periodic detailed reports to the Governance Committee by the Compliance Officer, and the fact that the Policy unambiguously provides that the Compliance Officer and Internal Auditor shall have unfettered access to the Chairs of the Governance and Audit Committees, respectively, and to company records.

                  Since he assumed the Compliance Officer role, Mr. MacMurray has been meeting with various senior officers, sales operations personnel and accounting and legal professionals in North America and Europe, giving presentations to various groups on the role and scope of duties of the Compliance Officer (including the Audit Committee, the full Board, the Legal Department, North American senior sales management, and on April 28, 2003, virtually the entire U.S. Employee population as part of the Company's "Sales Kick-off" event) and generally becoming familiar with company sales operations and related corporate support activities. Going forward, and as part of the creation and implementation of the Program, the Compliance Officer plans to analyze the appropriateness of, and apply, where appropriate, various educational and preventive practices and procedures. This is envisioned to be a continuing, rather than static

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

process. Employee training, sales operations process documentation, transactional and situational testing, periodic certification, customer visits, and other tools and techniques are all under consideration.

         2. FINANCE/ACCOUNTING REORGANIZATION, COORDINATION OF ROLES AND RESPONSIBILITIES

                  The Debtors, upon direction from the Audit Committee, have been in the process of reorganizing roles, activities and responsibilities within the Finance organization which includes sales operations, revenue accounting, billing and collections. The Chief Financial Officer, Kenneth Sexton, has been coordinating and overseeing this reorganization. Also, the Debtors have endeavored to hire new leaders in the Finance department who will bring with them experience and expertise in tight process control and management. The Debtors believe that past control deficiencies were due in part to the "siloed" organization in place that discouraged and often precluded interaction and coordination, resulting in the respective areas having an awareness of "their job" without looking beyond their respective responsibilities and boundaries and identifying accounting deficiencies with regard to revenue recognition.

                  In addition, the Debtors' Finance organization, with Debtors' advisors, has been preparing and providing the management team with improved financial reports, which include detailed cash flow projections, actual cash results, accounts receivable reports, revenue analysis, sales in the pipeline, and other pertinent information. The Debtors will continue with this process and flow of information after emergence from bankruptcy as well: Full disclosure of the company's essential metrics will assist in discouraging any suppression of necessary financial

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

information. Moreover, the Finance department has been constructing and has begun implementing a more robust planning process to create realistic revenue and expense targets.

         3.       ACCOUNTING POLICIES AND PROCEDURES

                  The Audit Committee has instructed the CFO to critically review and modify, as necessary, all key accounting policies and procedures. Specifically, Peregrine's accounting policies and procedures will be reviewed, in light of the company's significant staff reductions, the substantial operational restructuring of Peregrine, including the sale of the Remedy business, and further focus on international operations. The review has been and will continue to be comprehensive with a specific focus on critical areas of financial risk including revenue recognition, accounting estimates and asset valuations, particularly accounts receivable. Additionally, the review will be completed within the context and scrutiny of the current, highly energized political/legal/regulatory business and accounting environment.

         4.       CORPORATE GOVERNANCE

                  a.       BOARD MEMBERSHIP

                  Pursuant to the Plan, from and after the Effective Date the Existing Board, comprised of Peter van Cuylenburg (Chairman), Thomas Weatherford, Jr., Gary Greenfield (Peregrine CEO), John Mutch, and Richard H. Koppes, will continue to serve as the Reorganized Debtors' Board of Directors, subject to the terms and conditions of the Amended and Restated Charters, the Amended and Restated By-Laws and applicable law. The Debtors shall disclose and file with the Bankruptcy Court pertinent information regarding these individuals no later than fifteen (15) days prior to the Confirmation Hearing.

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

                  This new Board has moved expeditiously to form three Board
Committees: Audit, Governance and Compensation. Mr. Weatherford is the Chair of the Audit Committee, on which Mr. van Cuylenburg and Mr. Mutch also serve. The Governance Committee is led by Mr. Koppes; Mr. van Cuylenburg is also a member. Mr. Mutch is the Chair of the Compensation Committee, and Mr. Koppes is also a member of that Board Committee.

                  B.       AUDIT COMMITTEE

                  The Audit Committee has been working diligently in connection with Peregrine's accounting investigation and the Restatement. The Committee's long term agenda includes formalizing more Audit Committee processes to be sure that the Audit Committee has direct communication with the internal audit function, regular executive sessions and other enhancements to current processes.

                  c.       CORPORATE GOVERNANCE ISSUES

                   Peregrine's General Counsel has implemented a program to reconstruct Board packages and presentation materials from prior Board and Committee meetings, and to assure that minutes of meetings are prepared promptly on a go-forward basis. She has also retained an outside consultant to make "best practices" recommendations for Board and Committee processes and procedures. The current plan is to devote a substantial off-site meeting of the (new) Board and senior management to corporate governance issues as soon as operations have stabilized.

         5.       EMPLOYEE DISCIPLINARY ACTIONS

                  Peregrine believes that those principally responsible for its improper accounting

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

are no longer with the Company. Several individuals were asked to resign as facts were uncovered relating to their activities and knowledge of accounting irregularities. While there may be current employees who were aware of the relevant activities, because of their positions in the organization they were not responsible for creating the environment. Further, the Audit Committee issued letters to several employees reprimanding them for their failure in not bringing improper activities to the attention of the Audit Committee or the Board and emphasizing their responsibility to be vigilant and to report to Peregrine's Compliance Officer or the Audit Committee any financial or other irregularities of which they become aware. In addition, these individuals, and their continuing roles at Peregrine, will be periodically reviewed by the Audit Committee to ensure that their continued employment is appropriate.

V.       THE DEBTORS' ASSETS AS OF THE DATE OF THIS DISCLOSURE STATEMENT

         1.       CASH

                  As of June 30, 2003 the Debtors estimate they will have approximately $132.6 million in cash and cash equivalents and another $98.2 million in restricted or reserved cash (comprised of approximately $68.3 million presently in a foreign (Barbados) account and approximately $29.9 million reserved in connection with the Motive Litigation and other amounts reserved for employee KERP obligations). A substantial portion of this cash balance was generated by the 2002 Remedy Sale (discussed in Section IV.F.4.a. below). The cash balance also reflects operating revenues and proceeds derived from the sale of certain other assets (such as the Telco and XOL businesses and PSI's equity interests in nondebtor companies, Workspeed, Inc. and FrontRange Solutions, discussed in Section IV.F.4. below)).

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

                  Further, the Debtors have an interest in the Escrow Fund of $10 million, established pursuant to the 2002 Remedy Sale. The Escrow Fund secures certain obligations of Peregrine and Remedy under the BMC Acquisition Agreement. Any claims to some or all of the Escrow Fund arising out of any alleged failure of Peregrine/Remedy to perform the foregoing obligations must be made by BMC no later than December 16, 2003. The Debtors cannot guarantee at this time as to how much, if any, of the Escrow Fund will ultimately vest in the Debtors.

         2.       THE PEREGRINE BUSINESS; ONGOING OPERATIONS

                  As noted in Section III.K.1. above, in summer of 2002, the Debtors determined to focus their ongoing operations on the (prior) core business line - Consolidated Asset and Service Management solutions. Since then, the Debtors have been divesting themselves of noncore businesses including the Harbinger and Telco business units. As of the Effective Date, the reorganized Debtors expect to continue to focus their operations and businesses in this manner. As fully discussed in Section V.C. below, and evidenced in EXHIBIT 4 attached hereto, the Debtors estimate that the current post-bankruptcy revenue run rate of the Peregrine business is approximately $177 million a year, and project that by fiscal year 2007 revenues will grow to over $240 million per year.

         3.       NON-CORE BUSINESSES/ASSETS

                  As discussed in Section IV.F.4. hereof, during the Chapter 11 Cases, the Debtors transferred certain of their interests related to their Telco business and XOL product, as well as certain other equity interests. The Debtors are presently determining the best disposition of

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

certain other non-core businesses. In addition to the foregoing transactions, the Debtors may also sell certain of their equity holdings in other third party companies and/or other minor assets.

         4.       DERIVATIVE ACTIONS

                  To the extent that actions brought against other third parties, such as Peregrine's officers and directors, are derivative actions, such claims became property of the estates created on the filing of the Chapter 11 Cases and are controlled by the Debtors, as debtors in possession. Such derivative claims and other Litigation Claims shall be deemed transferred to the Litigation Trust (discussed in Section VI.C.9. hereof) on the Effective Date.

                  The Committee filed a motion for authority to pursue certain claims on behalf of the Estates ("Standing Motion") (see Section III.X.6.d. hereof). The Bankruptcy Court found that the Committee's Standing Motion was premature and otherwise unwarranted at this stage and set the Standing Motion for hearing on May 28, 2003. Thereafter, the Committee withdrew the Standing Motion without prejudice. The Standing Motion will be moot when the Plan is confirmed, as the Litigation Claims will be transferred to the Litigation Trust and the Committee will be dissolved. The Debtors are investigating and analyzing these and other potential claims, but have not completed their review. Accordingly, for purposes hereof, the Debtors have assigned a value of "unknown" to any potential Litigation Claim Proceeds. See Liquidation Analysis (attached hereto as EXHIBIT 5). The determination of whether and/or how to prosecute and enforce such claims, if any, will be made by the Litigation Trustee in his discretion after the Effective Date. A party-in-interest, John Moores, former Chair of Peregrine's Board of Directors, has asserted in pleadings previously filed with the Court that the Litigation Claims are

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

valueless and meritless, and he further contends that the Latham Report contains findings exonerating Peregrine's former outside directors of any liability in this regard.

         5.       OTHER POTENTIAL PROPERTY INTERESTS

                  PSI purchased "claims made" directors and officers liability insurance coverage for the period June 1, 2001 to May 31, 2002, the period during which most of the pending securities claims against Peregrine apparently arose. The limits of these policies were $10 million (National Union - primary), $5 million (Chubb - first layer excess), and $5 million (TIG second layer excess). A recovery under the policies for losses arising from a security claim may require a 20% co-payment by the insured and payment of a $350,000 self insured retention. Subject to the language of the policies and applicable law, Peregrine may have a property interest in certain circumstances in the proceeds of these policies. One of the Debtors' former outside directors, who is an insured under those policies, maintains the position that Peregrine has no such property interest. The policies provide for defense and indemnity of securities claims against Peregrine's officers and directors and for entity [i.e., PSI] coverage to the extent that Peregrine incurs fees or liability for securities claims, including for indemnity of payments made by Peregrine on behalf of its directors or officers. Most of the fees incurred in connection with the civil securities lawsuits are ostensibly covered by the policies. Some of the costs incurred in connection with responses to government agencies in connection with their investigations may be covered. The D&O policies expressly provide that covered losses for which payment is then due incurred by directors and officers are to be paid before payment is made as to covered losses incurred by Peregrine as to which payment is then or in the future becomes due ("the priority of

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

payments provision"). To the extent that this provision affords priority to covered losses of directors and officers in a given situation, it will affect Peregrine's interest, if any, in the policy proceeds.

                  Prior to the Petition Date, on September 6, 2002 National Union informed the Debtors that it was attempting to rescind the insurance policy for the critical 2001-2002 year and reserved its rights on various grounds. The Debtors vigorously dispute National Union's positions on the applicable insurance coverage, and further believe that, if the insurance policy were rescinded, it would be treated as if it were void from its inception in which case the premium would be returned to the Debtors.

                  Notwithstanding any provision herein or in the Plan to the contrary, the Plan shall not in any manner modify or affect the interests, if any, of any former or current officers or directors of the Company in its D&O insurance coverage and policies. Furthermore, notwithstanding any provision herein or in the Plan to the contrary, the Plan is neither intended to, nor shall be construed to, prevent current or former officers and directors from using the proceeds of the D&O policies for the payment of any losses that are covered under the policies, including without limitation attorneys' fees, other litigation defense costs, and/or amounts paid in connection with any settlements entered into or judgments entered.

         6.       FRAUDULENT TRANSFERS/PREFERENCES

                  Based on information and belief, the Committee asserts that there are at least two (2) major pre-petition transactions that can be avoided and set aside as fraudulent and/or preferential transfers under applicable law, namely the following:

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

         a.       THE HARBINGER TRANSACTION

                  The Debtors are informed and believe that the Committee asserts that: (i) the assets and liabilities of Harbinger can be "substantively consolidated" with those of the other Debtors; (ii) the Harbinger business was sold for less than reasonably equivalent value; and (iii) the Harbinger business was sold a time when the selling entities and the Debtors were, on a "substantively consolidated" basis, insolvent, illiquid and/or undercapitalized. None of the claims which the Debtors or their Estates have or may have against Golden Gate as the purchaser of the Harbinger business are being released pursuant to the Plan.

         b.       THE FORBEARANCE AGREEMENT

                  The Committee has asserted that: (i) the assets and liabilities of Peregrine and Remedy should be "substantively consolidated"; (ii) if those assets and liabilities are substantively consolidated, Peregrine/Remedy collectively were insolvent, illiquid and/or undercapitalized at the time they entered into the Forbearance Agreement; (iii) Peregrine/Remedy did not receive reasonably equivalent value in exchange for entering into the Forbearance Agreement, the Promissory Notes and securing their obligations with substantially all of their assets; (iv) that accordingly, those obligations and liens may be avoided and set aside as fraudulent transfers; and (v) even if Peregrine and Remedy are not "substantively consolidated", the security interests granted by Peregrine in its assets pursuant to the Forbearance Agreement constitute avoidable preferences. The Purchaser Banks dispute the foregoing assertions of the Committee, for, inter alia, the reasons more fully discussed in Section IV.E.2.a. hereof.

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

                  Pursuant to the Plan, the Debtors shall, among other things, waive any potential avoidance claims the Debtors may have against the Purchaser Banks in connection with the Forbearance Agreement or otherwise. The Debtors believe that, given the significant risks and uncertainties and attendant delay and costs of litigation, it is in the best interest of the Estates to resolve this matter as contemplated under the Plan.

                  From and after the Effective Date, the Litigation Trustee will evaluate the Harbinger transaction and other transactions for possible avoidance as preferential and/or fraudulent transfers. As disclosed in Debtors' Schedules and Statements, within ninety (90) days prior to the Petition Date, Peregrine transferred approximately $53.9 million, and Remedy transferred approximately $1.9 million, in payments to creditors (other than payments to the Purchaser Banks and employees). At this juncture, the Debtors cannot estimate the potential aggregate recovery by the Estates on account of such potentially voidable transfers. Further, because creditors shall generally be able to recover 100% of their claims under the Plan, the Estates' ability to recover preferences and/or fraudulent transfers may be limited.

         7.       CLAIMS AGAINST ANDERSEN AND OTHER PARTIES

                  On September 23, 2002, Peregrine commenced a lawsuit (the "Andersen Litigation") against Andersen and others (the "Andersen Defendants") in the Superior Court of the State of California for the County of San Diego (the "San Diego Superior Court"), asserting claims for professional negligence, fraud and breach of contract. On November 14, 2002, Andersen filed a third party complaint in the San Diego Superior Court against Matthew Gless, Steven Gardner, John Moores, Charles Noell, Barry Ariko, Christopher Cole, Rod Dammeyer,

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

Richard Hosley, William Richardson, William Savoy, Thomas Watrous and Larry Garlick; subsequently this action was removed to the United States Bankruptcy Court, Southern District of California. Peregrine has filed a motion seeking a remand of the Andersen Litigation to the San Diego Superior Court.

                  While Peregrine believes that the claims asserted by it against the Andersen Defendants in the Andersen Litigation are meritorious, the outcome of the litigation is uncertain. Additionally, even if Peregrine is successful in the litigation, there are clearly uncertainties as to whether Peregrine would be able to collect any judgment from the Andersen Defendants. From and after the Effective Date, the Litigation Trustee shall oversee and prosecute in its discretion the Andersen Litigation and/or any other claims against Arthur Andersen arising out of, or relating to, services provided by Arthur Andersen to the Debtors. The Committee asserts that, if the Debtors are successful in this litigation, the only certain beneficiaries of these efforts will be the former officers and directors of Peregrine, and that the Debtors would only benefit, if at all, to the extent that the subordinated claims are entitled to a portion of the insurance proceeds.

         8.       EMPLOYEE LOANS

                  The Debtors are owed approximately $2.42 million on account of various loans, with varying maturity dates, made to present and former employees. The Debtors are investigating the collectibilty of these loans, which are secured by real property owned by the relevant borrowers. Presently, the Debtors do not have any information indicating that these are not collectible, and confirmation and consummation of the Plan shall not have any impact on these loans.

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         9.       MISCELLANEOUS ASSETS

                  Further, the Debtors may be able to recover for the Estates miscellaneous other assets, including, for example, (i) payment of up to $7.454 million as reimbursement for certain taxes (under the BMC Acquisition Agreement, BMC agreed to reimburse Peregrine for up to this amount in taxes actually paid by Peregrine relating to the Remedy Business for periods ending on or prior to the sale closing date), and (ii) recovery of a substantial portion of the funds drawn down by Oracle under a letter of credit (LC) relating to a real property lease (Oracle has drawn down approximately $8 million under the LC, substantially beyond the rejection damages cap under Bankruptcy Code Section. 502(b)(6)).

W.       SUMMARY OF THE DEBTORS' ACTUAL AND ANTICIPATED LIABILITIES.

                  Subject to certain factors and assumptions, the Debtors estimate that their aggregate liabilities as of the anticipated Effective Date on account of Administrative Expenses, Tax Claims and Priority Non-Tax Claims will total approximately $25.95 million, and on account of General Expense Claims will total to approximately $61 million. THE DEBTORS ARE NOT WAIVING UNDER THE PLAN OR HEREBY ANY RIGHT TO, AMONG OTHER THINGS, OBJECT TO THE CLAIM OF ANY CREDITOR. CREDITORS SHOULD ASSUME THAT THEIR CLAIM MIGHT BE OBJECTED TO IN VOTING ON THE PLAN EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN THE SECURED MOTIVE CLAIM TERMS DOCUMENT. The specific categories of claims against the Debtors are more fully discussed below.

         1.       ADMINISTRATIVE, TAX AND PRIORITY CLAIMS

                  These Claims and Administrative Expenses (to be paid in full under the Plan) are

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anticipated to consist of:

Administrative Expenses................      $ 25,250,000
Allowed Tax Claims.....................      $    700,000
Allowed Priority Claims ...............      $          0
     Total.............................      $ 25,950,000
                                             ------------

                  During the Chapter 11 Cases, the Debtors have generally been paying their expenses in the ordinary course of business, including trade vendor obligations, rent, lease payments and other operating costs. The Administrative Expenses that will remain unpaid as of the anticipated Effective Date will be primarily comprised of accrued but unpaid case professional fees and expenses (estimated aggregate of approximately $13 million - $18 million depending on timing of applications and other factors(5)), certain bonus amounts that may be payable to Peregrine's key employees (approximately $5.7 million), as well as some miscellaneous claims such as potential health insurance and workers compensation coverage claims that may be incurred prior to the Effective Date (approximately $1.55 million) and amounts that may allegedly be due to Inovis for services under a Transition Services Agreement

---------------
(5) As of May 2003, the Debtors estimate that there is approximately $30 million in accrued professional fees and expenses; the Debtors have made certain assumptions, including assumptions as to how quickly some fee applications will be filed and paid (in whole or in part), in order to reach their estimate of $13 million to $18 million due and payable as of the anticipated Effective Date

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

and on account of misdirected receivables.(6) The Debtors estimate an aggregate of approximately $25.25 million in such unpaid fees, costs and claims as of the anticipated Effective Date.

                  At this juncture, the Debtors expect to have very little owing in Allowed Tax Claims as of the Effective Date, because of the timing of the Chapter 11 Cases, available tax deductions, and other reasons. (As set forth in Debtors' financial projections and accompanying notes attached hereto as EXHIBIT 4, the Debtors will set aside a reserve for taxes that may become payable in the future resulting from the 2002 Remedy Sale. A more detailed discussion of these potential Allowed Tax Claims can be found in Section XII. of the Disclosure Statement. Further, certain other tax liabilities owed by Remedy have been or will be paid for by BMC in connection with the 2002 Remedy Sale. See Section IV.F.4.a. hereof.) For purposes of the Debtors' projections and financial analysis, the Debtors have estimated Tax Claims at approximately $700,000 as of the Effective Date.

                  In respect to Priority Claims, because the Debtors have already paid, pursuant to Court orders, most of the Priority Claims due to their employees as of the Petition Date, the Debtors do not anticipate that there will be many, if any, Allowed Priority Claims. If any such

-----------------

(6) Inovis currently asserts two administrative claims of approximately $700,000 and $400,000, respectively. Inovis asserts that the $700,000 is due on account of services rendered under the TSA and is an amount which continues to increase as postpetition services are purportedly rendered under the TSA. Similarly, Inovis asserts that the $400,000 is due on account of misdirected receivables. Specifically, both prepetition and postpetition, certain of Inovis' customers have continued to erroneously send payments ("Inovis Misdirected Receivables") for services rendered by Inovis to the Debtors' lockbox or former Harbinger bank account which is maintained by the Debtors. Pursuant to Schedule A of the TSA, the Debtors are required to turnover to Inovis any Inovis Misdirected Receivables within three business days of receipt of such Inovis Misdirected Receivables. Inovis asserts that the Debtors have failed to timely turnover the Inovis Misdirected Receivables. Inovis asserts that currently $400,000 has accrued, however, this amount may continue to increase as the Inovis Misdirected Receivables continue to accrue. The Debtors reserve all their rights in respect to any and all of Inovis asserted claims.

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

Claims are Allowed, the Debtors believe the aggregate amount of these Claims will be relatively de minimus.

         2.       SECURED CLAIMS

                  The Debtors are aware of the following Secured Claims:

                  a.       THE PURCHASER BANKS

                  As more fully set forth in Section III.L. above, on or about August 26, 2002, the Companies entered into the Forbearance Agreement with the Purchaser Banks, executed the Promissory Notes in favor of the Purchaser Banks and granted liens on all or substantially all of their respective assets to secure their obligations under the Forbearance Agreement and the Promissory Notes. The Debtors and the Purchaser Banks believe that the Forbearance Agreement and the Promissory Notes are fully enforceable in accordance with their terms and conditions, and that, as of August 26, 2002, Remedy was solvent. Accordingly, the Debtors and the Purchaser Banks believe that the Purchaser Banks have fully secured and enforceable claims which are entitled to payment in full out of the proceeds of the 2002 Remedy Sale before any proceeds are upstreamed or dividended to Peregrine. The Committee believes that the Forbearance Agreement, the Promissory Notes and the liens and security interests created pursuant to the Forbearance Agreement can be set aside as fraudulent transfers/preferences and that accordingly, the Purchaser Banks are not entitled to enforce any of the rights or obligations created pursuant to the Forbearance Agreement. (As noted in Section IV.D.6. hereof, because creditors shall generally be entitled to receive a 100% recovery under the Plan, the Debtors'

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

ability to pursue fraudulent transfers and/or preferences against the Purchaser Banks or other third parties may be limited.)

                  Even if the Forbearance Agreement and related obligations and liens are set aside as fraudulent transfers/preferences, the Debtors and the Purchaser Banks still believe that the general unsecured claims of the Purchaser Banks represented by the Promissory Notes are entitled to payment in full in this Case because the Note Claims are contractually subordinated to the unsecured claims of the Purchaser Banks. Specifically, under the Indenture, the Note Claims are expressly subordinated to "Senior Indebtedness" which includes claims relating to loans which claims are not themselves expressly subordinated to the Note Claims. The Debtors and the Purchaser Banks contend that the Purchaser Banks' general unsecured claims constitute Senior Indebtedness, to which the Note Claims are expressly subordinated. The Debtors are informed and believe that the Committee disputes the foregoing assertion and contends that any unsecured claims of the Purchaser Banks are of equal, rather than senior priority to the Note Claims for, inter alia, the following reasons: (i) the general unsecured claims of the Purchaser Banks do not constitute Senior Indebtedness under the Indenture Agreement because they constitute breach of contract claims arising out of the sale of the Purchased Receivables rather than claims arising out of loans or advances; (ii) the Debtors and the Purchaser Banks cannot by agreement transform breach of contract claims into Senior Indebtedness; (iii) the prospectus pursuant to which the Notes were issued did not disclose any Senior Indebtedness and that therefore, at least as to the Purchaser Banks' claims arising on or before the issuance of the Notes (i.e., 1997 in the case of Fleet and 2000 in the cases of Trade Bank and SVB), there was no intent

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to subordinate the Notes to the claims of the Purchaser Banks; and (iv) because the Purchaser Banks knew or should have known that the Debtors did not disclose the Purchaser Banks' claims as loan obligations on their audited financial statements, the Purchaser Banks are estopped from asserting seniority over the Note Claims. The Debtors and the Purchaser Banks contend that even if the foregoing arguments are correct, when the unsecured obligations owed by the Debtors to the Purchaser Banks became evidenced and restructured by the Promissory Notes, those obligations became Senior Indebtedness as defined in the Indenture. The Debtors and the Purchaser Banks contend that the Indenture does not contain any provisions which prohibited or restricted the Debtors from executing the Promissory Notes and that further, the Promissory Notes cannot be set aside or invalidated as fraudulent transfers, preferences or otherwise.

                  b.       CAPITALIZED LEASES AND EQUIPMENT FINANCING

                  As of the Petition Date, the Debtors have equipment leases and financing arrangements for which certain of their equipment and other personal property serve as collateral. Assuming the rejection of certain leases, the Debtors estimate they may owe approximately $3.2 million book amount on capitalized equipment leases and equipment and personal property loans, and possess equipment and personal property subject to such capitalized leases or financing arrangements with an estimated value of approximately $750,000 to $1 million. Based on certain assumptions and factors, including the fact that most of these lease obligations are undersecured, the Debtors estimate an aggregate of approximately $820,000 in total Secured Claims relating to leases.

                  3.       MOTIVE CLAIM

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                  As discussed in Section III.R.2. hereof, Motive has asserted a
$27 million claim in connection with the Motive License Agreement. In pleadings previously filed with the Bankruptcy Court, Peregrine has asserted, among other things, that any allowed claim of Motive against Peregrine would only be a general unsecured claim and further, any such general unsecured claim of Motive should be subordinated to all other allowed general unsecured claims pursuant to Bankruptcy Code Section 510(b).

                  Having reviewed the litigation risks and attendant costs and delays, as well as other factors, the Debtors have determined to provide for certain treatment of Motive's claims under the Plan. Specifically, as set forth in Section V.B.4. of the Plan, provided that Motive releases any and all (other) claims against the Estates (except the Unrelated Claim, as that term is defined n the Secured Motive Claim Terms Document) and any and all security interests or liens in the Estates' property, and returns to the Debtors 1 million shares of PSI common stock presently in Motive's possession, the Debtors would pay Motive $4 million cash on the Effective Date, return to Motive all Motive capital stock held by Peregrine, and pay Motive an additional $5 million over four (4) years, annually in arrears, without interest, from the Effective Date. The Debtors believe that this Plan treatment is reasonable and in the best interest of the Estates, given, inter alia: (i) in the event that Motive were to prevail on its constructive trust allegation, the Debtors would likely be forced to pay Motive $27 million (instead of just $9 million payable over time and the return of Motive stock) under a plan; (ii) in the event that Motive were not to prevail on this theory, Motive would still assert a general unsecured claim for $27 million, and the Debtors could not guarantee with any certainty that they would be successful in objecting to,

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or having disallowed, this claim; and (iii) the Debtors cannot state with certainty that they would prevail in having Motive's claims subordinated under Bankruptcy Code Section 510(b) (because the controlling case law on this issue may not be dispositive).

                  Based on all of the foregoing, the Debtors believe that the proposed treatment and resolution of Motive's claims are fair and reasonable, and satisfy all applicable legal criteria. Absent this resolution, the Debtors face protracted, expensive and intensive litigation with Motive, further diversion and use of estate resources, and the risk of substantial liability. The Committee believes the Debtors have not shown the proposed treatment of Motive's claims to be fair and reasonable, inter alia, because purportedly the Debtors have not properly valued the Peregrine stock retained by Motive and have overstated the risks associated with the relevant authorities under section 510(b) of the Bankruptcy Code.

                  4.       GENERAL UNSECURED CLAIMS

                  The Debtors estimate having, in addition to the Note Claims, approximately $61 million in General Expense Claims based on the Debtors' preliminary review of their records, Schedules and filed proofs of claim. The Committee asserts that the Debtors' $61 million estimate is too low, given, among other things, that approximately $2.5 billion in general unsecured claims were filed against the Debtors. The Debtors believe that, assuming they prevail on their anticipated claims objections (on procedural and substantive grounds), their $61 million estimate is reasonable.

                  a.       NOTE CLAIMS - 5 1/2% CONVERTIBLE SUBORDINATED NOTES
                           DUE 2007

                  During November and December 2000, Peregrine issued $270 million principal

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amount of 5 1/2% Convertible Subordinated Notes due in 2007 (the "Notes"). The
Notes provide for annual aggregate interest payments of $14,850,000, payable semi-annually in arrears. As of the Petition Date, Peregrine was in default in respect to certain nonmonetary covenants relating to the Notes, and owed approximately $277 million in principal and interest accrued through the Petition Date on account of the Notes, together with approximately $13 million in interest accrued post-petition through the anticipated Effective Date of August 1, 2003.

                   In addition to the foregoing, the Committee asserts that Noteholders may have fraud rescission claims against Peregrine (claims to rescind the purchase of the Notes based on Peregrine's purported use of fraudulent financial statements in connection with the sale). The Debtors do not believe that any such valid claims exist and that, in any event, such claims would be barred, not having been timely filed against the Debtors. (As discussed in Section III.X.6.g. hereof, the four Noteholder members of the Committee filed a motion seeking, among other things, leave for them to file in their capacity as Noteholders untimely fraud rescission claims. The Debtors and Purchaser Banks filed objections to this motion, and subsequently, the Debtors, Purchaser Banks and four Noteholders entered into a stipulation pursuant to which, among other things, the Noteholders withdrew their motion with prejudice.) Accordingly, the Debtors do not believe that such fraud rescission claims, if any, can be properly pursued against the Debtors.

                  b.       OPERATING EXPENSE CLAIMS

                  The Debtors estimate total General Expense Claims of approximately $61 million. General Expense Claims consist of the following groups of Claims estimated at the following amounts:

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
Unpaid Trade Claims...........................     $ 13,000,000
Real Property Lease Rejection Claims..........     $ 34,100,000
Other Rejection and Miscellaneous Claims......     $ 13,900,000
   Total......................................     $ 61,000,000

                  The following is a brief description of these General Unsecured Claims:

                           (i) Trade Debt: In the ordinary course of business prior to the Petition Date, the Debtors incurred various accounts payable and similar vendor obligations, some of which remain unpaid and outstanding as of the Petition Date. The Debtors estimate that their total outstanding but unpaid obligations on account of such prepetition trade payables is approximately $13 million. Since the Petition Date, some accounts payable have been satisfied in one of the following ways: (a) in connection with the 2002 Remedy Sale, substantially all of Remedy's prepetition accounts payable were either satisfied by Remedy or assumed by BMC, and (b) pursuant to the Critical Vendor Order (more fully discussed in Section IV.F.2.a. below), the Debtors have paid approximately $441,000 of prepetition accounts payable.

                           (ii)     Real Property Lease Rejection Claims:

                                    (a)      Kilroy Rejection Claims: Pursuant
         to Court order entered on February 14, 2003, the Debtors have rejected three (3) of the five (5) Kilroy Leases, and, as set forth in Section VIII.D. of the Plan, the Debtors shall reject the Kilroy Building Five Lease on the later of the Effective Date or July 31, 2003, unless the Bankruptcy Court authorizes said rejection by separate prior order. See also Section

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

         IV.F.2.c. hereof. (As set forth in Section VIII.B. of the Plan, the Debtors shall assume the Kilroy Building Two Lease, as modified by the Modified Kilroy Building Two Lease, effective on the later of the Effective Date or July 31, 2003, unless the Bankruptcy Court authorizes said assumption by separate prior order.)

                                    (b)      Other Real Property Lease Rejection
         Claims: As more fully set forth in Section IV.F.2.b. below, in addition to the relevant Kilroy Leases, the Debtors have rejected approximately 31 real property leases/subleases and may shortly reject certain other leases/subleases. The Debtors' best estimate is that the maximum aggregate amount of damage claims arising in relation to all rejected (or expected to be rejected) real property leases, including the relevant Kilroy Leases, will be approximately $34.1 million (given the statutory cap under Bankruptcy Code Section 502(b)(6) and the lessors' obligation to mitigate damages). (Although certain lease rejection claims were also filed against Remedy, the Debtors do not believe that any such claims will be allowed since these are obligations assumed by BMC as part of the 2002 Remedy Sale.)

                           (iii)    Other Rejection Claims and Miscellaneous
         Claims: The Debtors have rejected, and expect to reject, various non-real property contracts, personal property leases, and licenses and related agreements. The Debtors estimate that the general unsecured damage claims relating to such rejections and other miscellaneous claims will not exceed approximately $13.9 million.

                  At this juncture, other than omnibus objections filed in April 2003, the Debtors have not yet filed objections to any material portion of the General Expense Claims. The

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

outcome of the claims objection process is uncertain, and there can be no assurance the aggregate amount of General Expense Claims allowed by the Bankruptcy Court will be at or less than the Debtors' estimate. In particular, the Debtors' estimate does not reflect any allowed amount for claims for penalties that may be asserted by the Securities and Exchange Commission or other governmental units.

         5.       CONVENIENCE CLAIMS

                  At this juncture, the Debtors cannot accurately forecast (i) the number of Holders of Convenience Claims and those Holders of Claims who will opt into this Class 6 and (ii) the potential aggregate amount of all such Convenience Claims. Nonetheless, for purposes of Debtors' financial projections, the Debtors have assumed an aggregate amount of $500,000 in Convenience Claims as of the Effective Date.

         6.       SECURITIES CLAIMS

                  The filing of the Chapter 11 Cases stayed all of the securities related litigation described in Section III.R.1. hereof as to the Debtors and, to the extent such litigation asserted derivative actions on behalf of the Debtors, vested such claims in the Bankruptcy Estates and divested the plaintiffs from the ability to pursue such claims. The filing of the Chapter 11 Cases did not, however, stay the foregoing litigation as to any of the other named defendants, including present and former officers and directors of Peregrine. The Debtors believe that any and all Allowed Securities Claims must be subordinated to the payment in full of all Allowed General Unsecured Claims, pursuant to Bankruptcy Code Section 510(b).

                  At this juncture, the Debtors cannot accurately estimate the aggregate amount of

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

the Securities Claims that will be Allowed. The Debtors dispute the assertions of certain holders of Securities Claims that damages amount to approximately $1.5 billion. Although the Debtors do not intend to object to the Securities Claims for purposes of voting on the Plan, the Debtors reserve their rights to object to such Claims for purposes of allowance and distributions under the Plan.

         7.       SEC ENFORCEMENT CLAIMS

                  a.       GENERALLY

                  The SEC has filed an unliquidated claim for penalties, disgorgement, and prejudgment interest arising from possible violations of the federal securities laws against Peregrine. The SEC has been conducting an investigation into certain pre-bankruptcy transactions and practices involving Peregrine. Based on this investigation, the SEC may file a civil action against Peregrine in an appropriate forum. The Debtors are pursuing good faith settlement negotiations with the SEC and hope to resolve all monetary and equitable claims consensually. However, if the Debtors are not successful and the SEC asserts a claim for civil penalties, disgorgement and prejudgment interest, that claim will be treated as a general unsecured claim in Class 8 or a subordinated unsecured claim in Class 9. The Debtors have informed the SEC that they reserve the right to object to the SEC's claim and/or to seek subordination of the SEC's claim. The SEC staff has informed the Debtors that if the Debtors seek to subordinate the SEC's claim, the SEC will oppose that relief on the basis, inter alia, that categorical subordination of the claim is impermissible under United States v. Noland, 517 U.S. 535 (1996) and United States v. Reorganized CF&I Fabricators of Utah, Inc., 518 U.S. 213

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

(1996).

                  b.       PARTIAL SETTLEMENT WITH SEC STAFF

                  The Company has reached a partial settlement in principle with the SEC staff. Among other terms of the proposed partial settlement, Peregrine would agree (1) to be enjoined from violating certain provisions of the federal securities laws, (2) to retain an internal auditor to insure that Peregrine's financial results are accurately reported, (3) to retain a corporate compliance officer to perform an ongoing review of the effectiveness of Peregrine's corporate governance, and (4) to commence a training program for Peregrine's officers and employees, to prevent violations of the federal securities laws. This settlement would resolve all matters between the Company and the SEC except for whether Peregrine will be required to pay disgorgement and/or a civil money penalty, and if so, the amount of the disgorgement and/or civil money penalty. The Company will continue to attempt to resolve these remaining matters consensually. The Company understands that the staff has recommended to the Commission that the Commission (1) file a civil enforcement action against the Company and (2) accept the Company's offer of partial settlement. The Company is optimistic that the Commission will accept the staff's recommendation and approve the settlement. After that occurs, the SEC will file a civil injunctive action in the United States District Court for the Southern District of California and at the same time present the settlement to the court for its approval.

                  c.       RELATED MEASURES BY THE COMPANY

                  In accordance with the Board Composition Stipulation, a new Board of Directors was established in March 2003, and Peregrine has been endeavoring and will continue to

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endeavor to design and implement compliance, control and review measures that will prevent any similar incidents in the future, including, without limitation,
(i) the appointment of, and active role for, the Compliance Officer; (ii) the appointment of an Internal Auditor who will work with the Compliance Officer and will be responsible for, among other things, monitoring the Debtors' material internal accounting control structure and policies to ensure the Debtors' financial data is accurately reported in their public financial statements; and
(iii) implementation of training and education programs for the Debtors' officers and employees to prevent violations of the federal securities laws and assure proper internal accounting controls and procedures. See also Section IV.C. hereof.

         8.       INTERCOMPANY CLAIMS

                  The Intercompany Claims generally consist of intercompany loans and funding arrangements between the Debtors and their nondebtor Subsidiaries (some of which are described in Section III.M. hereof). Pursuant to
Section VII.E. of the Plan, the Debtors and their nondebtor affiliates will grant each other mutual releases and the Intercompany Claims will be extinguished as of the Effective Date, to the extent set forth in the Plan and as disclosed in SUPPLEMENTAL PLAN EXHIBIT I.

X.       SIGNIFICANT POST-PETITION EVENTS & TRANSACTIONS

         1.       FINANCING

                  a.       BMC FINANCING

                  At a hearing held on September 24, 2002, the Bankruptcy Court approved the proposed DIP Financing on an interim basis and authorized the Debtors to borrow up to $60

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million from BMC in accordance with the agreed-to budget. The proposed DIP
Financing included these and other terms and conditions:

                           (i) Maturity/Termination: Earliest of (a) December 31, 2002, (b) effective date of an acceptable reorganization plan or confirmation date of any other reorganization plan, (c) closing of the proposed BMC sale, and (d) 15 days after entry of an order approving a sale of Remedy to a buyer other than BMC; provided that an acceptable bidding procedures order in respect to the proposed sale ("Bid Procedure Order") must be entered by the Court within 21 days of the Petition Date.

                           (ii) Facility: A multi-draw DIP term facility in the aggregate principal amount of $110,000,000 ($10,000,000 of which would be reserved for payment of any break-up fee to BMC in connection with the proposed sale), provided that only (up to) $60,000,000 would be available until and unless the Bid Procedure Order is approved.

                           (iii) Use of Proceeds: Operating, administrative, and case-related expenses and accruals in accordance with a budget attached to the Interim Order.

                           (iv) Interest Rate: All loans will bear interest at either 2% plus prime rate (Base Rate Loan) or 3.5% plus LIBOR rate (LIBOR Loan). Default rate will be 18% per annum.

                           (v) Collateral/Priority: All obligations with respect to the DIP Facility will constitute superpriority administrative expenses under section 364(c)(1) and the DIP Facility will be secured by first priority liens under sections 364(c)(2),
         (c)(3) and (d)(1) on all assets of the Debtors ("DIP Collateral"), (a) subject to certain existing liens

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

         and a Carve out for (x) the U.S. Trustee's fees, (y) case professionals' fees and expenses and (z) certain employee related costs, (b) provided that BMC's liens in certain accounts and related rights to payment (and proceeds thereof) (collectively, "Purchaser Banks First Priority Collateral" or "Purchased Accounts") shall be subject to the first priority security interests therein of the Purchaser Banks, and (c) provided further that BMC's liens in Debtors' avoidance claims will be enforceable only upon entry of the Final Order.

                           (vi) Carve-Out: The "Carve Out" includes (a) the U.S. Trustee's fees, (b) case professionals' monthly fees and expenses prior to termination or maturity of the DIP Financing, (c) up to $1,500,000 in professionals' fees and expenses incurred after termination or maturity of the DIP Financing, and (d) certain employee related costs in connection with Debtors' KERP, KESP, bonus and other incentive policies and agreements.

                  Immediately after approval of the DIP Financing on an interim basis, the Debtors drew down approximately $46.2 million under the DIP Financing, of which approximately $36.9 million was used to satisfy in full the outstanding balance of the prepetition Term Loan (as discussed below, Foothill retained certain liens relating to a letter of credit and potential indemnity obligations) and $3.5 million was credited against the full amount due under BMC's emergency prepetition loan to Peregrine.

                  At a hearing held on October 15, 2002, the Bankruptcy Court approved the DIP Financing on a final basis, as modified pursuant to Court order entered on October 25, 2002, incorporating certain modifications requested by the Committee and Foothill. Ultimately, the

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Debtors drew down $54.2 million pursuant to the DIP Financing, all of which was satisfied as a credit against the purchase price for Remedy when the 2002 Remedy Sale closed on November 20, 2002.

                  b.       PURCHASER BANKS ADEQUATE PROTECTION ORDER

                  The Purchaser Banks assert first priority security interests in substantially all of the Debtors' assets. (As of the Petition Date, the Purchaser Banks had first priority security interests in certain collectible receivables of the Debtors and junior security interests in Debtors' other assets, subordinate to Foothill's liens and any liens to be granted to a debtor-in-possession lender; as discussed above, Foothill and BMC (the DIP lender) have been effectively paid off and the Debtors are in the process of formalizing lien releases.) Upon the motion of the Debtors, the Bankruptcy Court entered order(s) authorizing the Debtors to use cash collateral in which the Purchaser Banks have an interest and providing adequate protection to the Purchaser Banks. Specifically, by revised order dated November 25, 2002, the Bankruptcy Court ordered (a) the Debtors to remit to the Purchaser Banks collections on the accounts receivables purchased by the Purchaser Banks ("Purchased Accounts"); (b) as adequate protection for any post-petition diminution in value of the Purchaser Banks' collateral, the granting to the Purchaser Banks of (i) replacement liens in substantially all the Debtors' assets to the same extent they existed pre-petition, subordinate only to (other than in respect to the Purchased Accounts) the DIP lender's liens, certain other permitted liens and a professional fee carve-out, (ii) replacement liens in the Purchased Accounts, subordinate only to the fee carve-out, and (iii) superpriority administrative claims pursuant to Bankruptcy Code section 364(c)(1) (subordinate to administrative, priority

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and/or superpriority claims granted to the DIP lender and the fee carve-out);
and (c) the automatic stay to be lifted to allow the Purchaser Banks to collect any amounts due on the Purchased Accounts. Further, the adequate protection order(s) effectively preserved the Debtors' rights to contest the validity of any of the Purchaser Banks' liens.

                  c.       INTERIM PAYMENTS TO PURCHASER BANKS

                  On December 11, 2002, the Debtors filed an emergency motion (the "Emergency Interim Payment Motion") seeking authority to pay, on an interim basis, on or before December 31, 2002, the outstanding balance of the Promissory Notes held by the Purchaser Banks, without prejudice to the rights of Debtors or any other party in interest to seek recovery of such interim payments or to confirm a plan of reorganization over the objection of one or more of the Purchaser Banks, as if the Interim Payments had never been made. As consideration for the Interim Payments, the Purchaser Banks agreed to waive the $1,000,000.00 Forbearance Fee allegedly due under the Forbearance Agreement and any and all Default Interest allegedly due and payable under the Forbearance Agreement. The Committee objected to the Emergency Interim Payment Motion on a number of grounds, including the fact that the Committee contends that:

                  (1) the Forbearance Agreement can and should be set aside as a fraudulent and/or preferential transfer (see discussion in Section IV.E.2.a. hereof) and that, accordingly, the Purchaser Banks claims as evidence by the Promissory Notes are largely, if not in their entirety, general unsecured claims (which would not entitle the Purchaser Banks to either the Forbearance Fee, postpetition interest or postpetition default interest); and

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

                  (2) that the proposed Interim Payments would put at risk certain "hell or high water rights" that the Purchaser Banks may have to enforce the Past Due Purchase Obligations, thereby resulting in a diminution in the value of the collateral securing the Past Due Purchase Obligations and/or the overall value of the Debtors' estates.

                  Ultimately, after two (2) continued hearings, the Committee agreed to permit certain Interim Payments pursuant to modified terms (collectively, the "Modified Interim Payments") to be made to the Purchaser Banks, with respect to certain Past Due Purchase Obligations as to which the Purchaser Banks clearly have not "hell or high water rights" for rights superior to the Debtors to enforce the Past Due Purchase Obligations. Specifically, pursuant to an order (the "Interim Payment Order") approved by the Bankruptcy Court at a hearing held on December 30, 2002 and entered on January 2, 2003, with the consent of the Committee, the Debtors were authorized to make the following Modified Interim Payments: (i) to Fleet, $33,127,376.44 in respect to principal and interest due relating to certain Past Due Purchase Obligations owed to Fleet; (ii) to Wells, $6,305,527.03 in respect to principal and interest due relating to certain Past Due Purchase Obligations owed to Wells; and (iii) to SVB, $4,134,092.94 in respect of principal and interest due relating to certain Past Due Purchase Obligations owed to SVB. By order dated February 24, 2003, the Bankruptcy Court allowed the Debtors to make an additional payment to SVB in the amount of $556,370.20 relating to another receivable, provided that such additional payment is subject to the general provisions of the Interim Payment Order.

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                  Under the Interim Payment Order, the Debtors and all other parties in interest preserved all of their rights and remedies with respect to the Modified Interim Payments including, without limitation, any rights and remedies with respect to the avoidance or set aside of the Forbearance Agreement and rights and remedies with respect to confirmation of a plan of reorganization over the objection of one or more of the Purchaser Banks. In addition, in the event that the Purchaser Banks are required to disgorge to the Estates some or all of the Modified Interim Payments, the Purchaser Banks agree to pay on account of such disgorged payment interest from and after December 31, 2002 (the date of payment of the Modified Interim Payment) at the rate of 1-1/4% per annum (compounded annually) -- effectively the amount of interest which the Estates would have earned on such monies had they not been paid to the Purchaser Banks. Pursuant to the Plan, the Purchaser Banks shall retain any and all Modified Interim Payments.

                  d.       CONTINUED FINANCIAL SUPPORT OF EMEA OPERATIONS

                  As more fully set forth in Section III.M. above, prior to the Petition Date the Debtors entered into the EMEA Support Agreement, pursuant to which the Debtors made certain commitments to finance the continued operations of EMEA. As part of the Court's final approval of the DIP Financing (discussed above), the Debtors were permitted to continue to honor their obligations to EMEA pursuant to the EMEA Support Agreement, in accordance with the DIP Financing budget. Since the closing of the 2002 Remedy Sale and paydown of amounts due under the DIP Financing, the Debtors have been continuing to meet their funding obligations to their foreign affiliates.

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

         2.       OPERATIONAL ISSUES

                  a. CRITICAL VENDOR PAYMENTS/OTHER POST-PETITION PAYMENTS OF PRE-PETITION DEBT

                  On or about September 22, 2002, the Debtors filed a motion seeking authority to make certain payments on account of pre-petition debt to certain critical vendors, up to a total of $2 million. The Ad Hoc Noteholders Committee filed objections to the foregoing motion. Ultimately, the Debtors and Committee agreed to a stipulated order (the "Critical Vendor Order"), that would permit the Debtors to pay up to $1 million on account of prepetition critical vendor claims, subject to the review and approval of the financial advisor for the Committee. To date, a total of approximately $441,000 has been paid on account of prepetition claims pursuant to the Critical Vendor Order.

                  Further, pursuant to a Court order entered on September 24, 2002, the Debtors were authorized to continue to honor certain prepetition customer related practices and programs in the ordinary course of business, including, without limitation, the honoring of certain product warranty claims, the costs of which are difficult to estimate and/or will require no direct or substantial outlay of funds from the Estates. Additionally, by order entered on September 24, 2002, the Debtors were authorized to continue to pay prepetition wages, salaries and benefits to employees in the ordinary course of business notwithstanding the filing of the Petition.

                  b. REJECTION OF REAL PROPERTY LEASES AND APPROVED PROCEDURES FOR REJECTING REAL PROPERTY LEASES

                  On September 23, 2002, the Debtors filed a motion requesting approval of certain streamlined procedures for the rejection of executory contracts and unexpired leases. On November 4, 2002, the Court entered an order granting certain modified procedures (the

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

"Rejection Procedures Order"). Pursuant to the Rejection Procedures Order, the Debtors can reject leases and contracts by sending notice of such rejection to the counter-party to any such lease or contract; rejection would be effective as of the date the notice is sent unless a timely objection is filed. The Rejection Procedures Order also provides that any personal property which the Debtors decide to abandon that is left at the premises subject to a lease rejection is deemed abandoned as of the effective date of the rejection. The Debtors have implemented, and expect to continue to implement, these procedures as circumstances warrant.

                  c.       THE KILROY LEASES

                  Also, on September 23, 2002, the Debtors filed a motion seeking approval of the rejection of approximately 34 non-residential real property leases (the "Rejection Motion"). On September 24, 2002, the Bankruptcy Court entered an order authorizing the rejection of these real property leases, effective as of September 23, 2002, provided that no lessor timely filed an opposition.

                  Kilroy Realty, LLC ("Kilroy") filed an opposition to the Debtors' rejection of three (3) certain leases between Kilroy and Peregrine ("Kilroy Leases"). These leases cover three (3) of the five (5) buildings the Debtors lease in San Diego, California, as their headquarters facilities. Kilroy objected to the rejection of the three leases on the grounds that the five leases were, in fact, one lease and that, if rejected, all five leases had to be rejected at the same time. After extensive negotiations, the Debtors and Kilroy reached agreement on the terms of that certain "Stipulated Agreement Regarding:
(i) Lease Rejection, (ii) Ownership of Certain FF&E, and (iii) Waiver of Claims" (the "Kilroy Stipulation"), pursuant to which, among other

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things, the three relevant Kilroy Leases would be rejected, the two remaining
Kilroy Leases (those for buildings two and five) would be modified to reflect modifications in total space leased by Peregrine, and Kilroy would waive its purported administrative claims in respect to the three rejected leases. On February 14, 2003, the Bankruptcy Court entered an order approving the Kilroy Stipulation.

                  Further, the Debtors had originally contemplated to (i) assume the Kilroy Building Two Lease, as modified by the Modified Kilroy Building Two Lease, effective on the later of the Effective Date or July 31, 2003, and (ii) reject the Kilroy Building Five Lease on the later of the Effective Date or July 31, 2003, pursuant to the pending Plan. In respect to Kilroy's general unsecured rejection claims, these Claims will be (would have been) treated under the Plan just as other General Expense Claims in Class 8. Subsequently, the Debtors determined it to be in the Estates' best interest to attempt to expedite and effectuate the assumption of the Modified Kilroy Building Two Lease and rejection of the Kilroy Building Five Lease prior to and outside of Plan confirmation. Accordingly, on April 23, 2003, the Debtors filed a motion for such relief, as well as for authority to, in connection therewith, (a) allow Kilroy a general unsecured claim in the amount of $30,467,462.00 (entitled to the same consideration as other general unsecured claims under a confirmed plan of reorganization for the Debtors), (b) sell and transfer certain furniture, furnishings, and equipment of relatively de minimus value to Kilroy, free and clear of all liens and interests, and (c) incur and pay for, with estate assets, certain redesign, relocation and construction costs. A hearing on this motion is presently scheduled for May 28, 2003. In the event that the relief requested in this motion is not timely granted, the

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Debtors will seek to have the assumption of the Modified Kilroy Building Two
Lease and rejection of the Kilroy Building Five Lease implemented through the Plan; accordingly, these related provisions remain in the Plan.

                  d.       IBM SETTLEMENT

                  With the Committee's support, the Debtors sought and, at a hearing conducted on December 13, 2002, obtained Court approval of a Settlement Agreement with IBM. Prior to the commencement of the Chapter 11 Cases, the Debtors and IBM, both directly and through their respective affiliates, had entered into various agreements whereby, among other things:

                  (i) IBM serves as Peregrine's most important reseller and "channel partner" pursuant to certain channel agreements, by marketing, licensing and implementing Peregrine's products in the global marketplace;

                  (ii) Pursuant to certain Outsourcing Agreements, Peregrine purchases or leases products and procures services from IBM and its affiliates;

                  (iii) Pursuant to certain Financing Agreements, Peregrine has obtained from IBM financing needed to obtain and implement critical software systems; and

                  (iv) Pursuant to Risk Mitigation Agreements, IBM agrees to assume Peregrine's support obligations to certain of IBM's and Peregrine's mutual customers should Peregrine become unable to perform such obligations.

                  The multi-faceted relationship between the Debtors and IBM is critical to the Debtors' business operations. For example, the parties' channel partner relationship exposes the Debtors' products to a worldwide customer base and takes advantage of the strength of IBM's

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

international brand recognition and reputation. Directly and indirectly, the Peregrine-IBM relationship accounts for a substantial and increasing portion of Peregrine's total license revenues. IBM's sales of the Debtors' products are enhanced by IBM's risk mitigation services, which give potential customers the comfort that, notwithstanding the Debtors' ability to meet their commitments, the maintenance and on-going support of the Debtors' products are assured. Accordingly, the Debtors believe that their relationship with IBM is central to maintaining global license revenues on an on-going basis, particularly given the uncertainties precipitated by the pendency of the Chapter 11 Cases.

                  As of the Petition Date, the patchwork of agreements between the Debtors and IBM gave rise to numerous payment obligations going back and forth between the parties. Some of these obligations related to services or products which were no longer necessary or prudent for the Debtors' business, given the Debtors' financial condition, scope of operations or business strategy. Accordingly, the parties entered into negotiations regarding (a) the discontinuation or down-sizing of services and products no longer relevant to the Debtors' business; (b) the satisfaction of certain claims and debts owed by the parties to each other pursuant to the various agreements; and (c) the preservation of the crucial business relationship between Peregrine and IBM.

                  In December 2002, Peregrine and IBM entered into the Settlement Agreement, which, as noted above, the Court has approved. It essentially provides that:

                  (a) Peregrine is to pay to IBM through the application of invoices approximately $5 million in satisfaction of approximately $29 million in claims asserted

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         by IBM pursuant to the Outsourcing Agreements and Financing Agreements.
         Accordingly, the Settlement Agreement provides for the satisfaction of IBM's claims at an eighty-three percent (83%) discount.

                  (b) Peregrine is to acquire ownership to certain servers currently used by IBM to provide hosting services for Peregrine's customers pursuant to the Outsourcing Agreements, so that they can be operated in a lower cost environment.

                  (c) Peregrine is to take title to approximately 676 laptop computers then leased by Peregrine from IBM and is relieved from further obligations under the Outsourcing Agreements to lease an additional 324 laptops.

                  (d) Peregrine is to pay IBM $1,148,000 in cash for IBM's orderly transition to Peregrine of certain hosting services provided by IBM no longer cost-effective in light of the Debtors' current customer base ("Transition Services Assistance"). After such Transition Services Assistance is completed, the Debtors shall no longer be liable for monthly charges of approximately $275,000 associated with IBM's hosting services.

The Debtors believe that the foregoing provisions of the Settlement Agreement, as approved and implemented, resolve important issues between the parties and secure this critical ongoing business relationship.

         3.       APPROVAL OF EMPLOYEE RELATED MATTERS

                  a.       MICP BONUSES

                  As part of their First Day Motion seeking authority to honor prepetition wages, employee and similar benefits in the ordinary course of business, the Debtors sought authority to

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honor certain management incentive compensation plan bonuses ("MICP Bonuses")
which had, or would accrue in the period April 1 through September 30, 2002 and would be payable on October 31, 2002; although initially tied to the achievement of certain levels of earnings, revenues and/or other financial goals, the criteria for earning MICP Bonuses were generally modified by the Debtors prior to the Petition Date, to be based more so on nonfinancial objectives, given that the Debtors' financial records were subject to restatement. Specifically, the Debtors sought authority to pay the MICP Bonuses for up to 87 Peregrine employees (at director level positions or above) in an amount not to exceed $2.16 million and for up to 80 Remedy employees (at director level positions and above) in an amount not to exceed $1.22 million.

                  Both the Ad Hoc Noteholder Committee (at the hearing on the First Day Motions held on September 24, 2002) and, subsequently, after its formation, the Committee, objected to the payment of the foregoing MICP Bonuses. However, ultimately, the Committee agreed to the payment of MICP Bonuses except for the 8 most highly remunerated executives and subsequently consented to the payment of the MICP Bonuses to all of the remaining senior executives (other than Messrs. Greenfield and Sexton and Ms. Vizas, the resolution of whose compensation issues is discussed below) which approval and authorization is reflected in an order of the Bankruptcy Court entered on December 13, 2002. In exchange for the Committee's agreement to withdraw its objections to the payment of the foregoing MICP Bonuses, the Debtors agreed that the targets for the payment of MICP Bonuses for the period October 1, 2002 through March 31, 2003 would be set only either with the consent and approval of the

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Committee or by order of the Bankruptcy Court.

                  b.       KERP/KESP

                  Prior to the Petition Date, with the assistance of Ernst & Young LLP, the Debtors developed a key employee retention program ("KERP") and key employee severance program ("KESP") in an effort to assure that after the Petitions were filed, both Peregrine and Remedy would be able to retain key employees necessary for the operation of their respective businesses. With respect to Peregrine, the KERP provided for the payment of an average of 40% of annual base salary to 8 senior executives (for a total of approximately $794,000) and the payment of an average of 20% of annual base salary to 55 lower level, key employees (for a total payment of $1,373,435), payable as follows:
(a) with respect to employees falling within the MICP Program (totaling 41 employees), the retention bonus is payable in a lump sum upon the earlier of (i) confirmation of a plan of reorganization for Peregrine and (ii) a "change of control" of Peregrine; and (b) for key employees who are not in the MICP Program (approximately 13 employees), 25% of the applicable retention bonus would be payable on or about January 1, 2003, with the remaining 75% upon confirmation of a plan of reorganization for, or change of control of Peregrine.(7)

                  The Peregrine KESP provided for a severance payment of 100% of annual base salary to Peregrine's General Counsel, Ms. Kathy Vizas, with a maximum cost of $300,000, 100% of annual base salary to eight other senior executives and 30% of annual base salary to 55

----------------
(7) Messrs. Greenfield and Sexton and Ms. Vizas were also included in the Peregrine KERP and KESP programs, but only in the event their compensation was not otherwise approved pursuant to separate requests made by the Debtors to the Bankruptcy Court. The compensation, retention and severance packages finally approved by the Bankruptcy Court for these three individuals are discussed in
Section IV.F.3.c. hereof.

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other key employees, payable in equal installments consistent with Peregrine's typical payroll schedule, in the event of termination without cause.

                  With respect to Remedy employees, the KERP Program provided for the payment of an average of 40% of annual base salary multiplied by the "Applicable Pro Rata Fraction" to six senior executives and retention bonuses equal to an average of 17.5% of annual base salary multiplied by the Applicable Pro Rata Fraction to 48 other key employees. (The Remedy KERP defines "Applicable Pro Rata Fraction" as a fraction essentially equal to the number of days between the Petition Date and the closing of the 2002 Remedy Sale divided by the number of days from the Petition Date to the Effective Date of any Remedy Plan.) As with the Peregrine KERP Program, retention bonuses to MICP eligible participants are payable on the Effective Date of the Remedy Plan and non-participants in the MICP program, 25% of the estimated Retention Bonus on or about January 1, 2003, and the remaining 75% payable upon confirmation of any Remedy Plan. Remedy's total estimated liability associated with the Remedy KERP is approximately $283,000 (assuming Plan confirmation in March or April 2003).

                  The Remedy KESP contemplated payments equal to 100% of annual base salary to six senior executives and payments equal to 30% of annual base salary to 50 other key employees in the event of termination without cause, up to the closing of the 2002 Remedy Sale. Remedy no longer has any liability associated with the KESP.

                  In addition to the foregoing KERP and KESP programs, the Debtors also instituted a number of miscellaneous retention arrangements for various employees of Peregrine

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(with a total cost of approximately $145,000) and various employees of Remedy
(with a total cost of approximately $95,570).

                  Pursuant to a motion filed with the Bankruptcy Court on or about the Petition Date and initially set for hearing on or about October 15, 2002, the Debtors sought approval of all of the foregoing retention and severance programs. The Committee initially objected to all of the foregoing programs but ultimately withdrew its objections, and the programs, including in respect to MICP bonuses due to senior employees (other than the General Counsel), were approved and authorized (except as to the Debtors' CEO, CFO and General Counsel) by Bankruptcy Court order entered on or about December 13, 2002. (Modified compensation packages for Messrs. Greenfield and Sexton and Ms. Vizas, more fully discussed below, were approved by the Bankruptcy Court.)

                  c. EXECUTIVE COMPENSATION PACKAGES FOR CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL

                  Prior to the Petition Date, the Debtors entered into an employment agreement (the "Greenfield Employment Agreement"), effective as of June 1, 2002, with Gary G. Greenfield, Peregrine's CEO, which contained the following major economic provisions:

                           (i) A base salary of $500,000 per annum, payable in accordance with the Debtors' general payroll policies;

                           (ii) A minimum annual target bonus of $500,000, of which $250,000 for the period June 1 through September 30, 2002 would be guaranteed and deemed earned and payable on November 20, 2002;

                           (iii) Other benefits consistent with the Debtors' general policies

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

         including six (6) weeks of paid vacation;

                           (iv) The grant of an option to purchase 900,000 shares of Peregrine common stock at a strike price of $0.28, subject to restrictions imposed by Peregrine's 1994 Stock Option Plan, and a grant of 1.6 million common shares of Peregrine common stock, subject to restrictions more fully set forth in Peregrine's Restricted Stock Plan;

                           (v) Reimbursement of travel expenses to and from Maryland (Greenfield's residence) and San Diego (Peregrine's corporate headquarters); and

                           (vi) A severance payment equal to two times base plus bonus salary, payable in equal installments over a one year period unless severance arises out of a change of control, in which event the severance payment would be payable in a lump sum.

                  Additionally, prior to the Petition Date, the Debtors entered into an employment agreement (the "Sexton Employment Agreement"), effective as of June 24, 2002, with Kenneth Sexton, Peregrine's Chief Financial Officer. The terms and conditions of the Sexton Employment Agreement are substantially similar to the terms and conditions to the Greenfield Employment Agreement except that the Sexton Employment Agreement provides for:

                  (i)      A base salary of $300,000 per annum;

                  (ii) A minimum annual target bonus of $300,000, of which $150,000 was guaranteed for the period June 24, 2002 through September 30, 2002 and was deemed earned and payable on November 30, 2002;

                  (iii) The grant of an option to purchase 900,000 shares of Common Stock and

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         the immediate grant of 100,000 shares of Common Stock (otherwise upon the same terms and conditions as set forth in the Greenfield Employment Agreement).

                  While Ms. Vizas, Debtors' General Counsel, does not have a written term employment agreement with the Debtors, her annual base salary for the 2003 fiscal year was set at $250,000 and her targeted MICP Bonus for the 2003 fiscal year was set at $90,000, of which $45,000 was guaranteed for the period of employment ending September 30, 2002 and was deemed payable on November 30, 2002.

                  In addition to the foregoing benefits, prior to the Petition Date, the Debtors implemented a Retention, Transaction and Incentive Bonus Program ("RTIB Program") for Messrs. Greenfield and Sexton and Ms. Vizas. The RTIB Program contemplated restructuring bonuses for Messrs. Greenfield and Sexton and Ms. Vizas equal to $1 million, $500,000 and $400,000, respectively, payable as follows: (1) 25% upon the earlier of final approval by the Bankruptcy Court of debtor-in-possession financing or execution of a definitive agreement for the sale of the Remedy Business; and (2) the remaining 75% upon the earlier of the Effective Date of a plan of reorganization for Peregrine or the execution of a definitive agreement for the purchase and sale of the Peregrine business. Peregrine's RTIB Program obligations owed to Messrs. Greenfield and Sexton and Ms. Vizas are guaranteed by Remedy, pursuant to a written guarantee dated September 17, 2002.

                  Upon the commencement of the Chapter 11 Cases, the Debtors moved the Bankruptcy Court for authority to assume, and otherwise honor their obligations under the Greenfield Employment Agreement, the Sexton Employment Agreement and the RTIB Program.

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

The Committee strenuously objected to approval of all of the foregoing packages. Ultimately, the Committee agreed to withdraw its objections to approval of the foregoing when Messrs. Greenfield and Sexton and Ms. Vizas agreed to the following material modifications to their respective employment packages:

                  The Debtors have assumed pursuant to Bankruptcy Code section 365 the modified employment agreement for the CEO, Mr. Gary Greenfield, pursuant to which Mr. Greenfield is entitled to, in addition to his base salary, (i) a performance bonus of $250,000 plus additional amount(s) that may be earned based on the percentage recovery for general unsecured creditors under a confirmed plan of reorganization for the Debtors (in the event unsecured creditors recover 100% under a plan that becomes effective by June 2003, the maximum additional amount would be $2.25 million), and (ii) a stay bonus of up to $300,000 assuming that plan effectiveness occurs by April 30, 2003 (in the event that plan effectiveness occurs afterwards, the amount of the stay bonus would decrease over time, and no bonus is payable if plan effectiveness occurs after September 30, 2003). Further, Mr. Greenfield is entitled to severance pay in an amount equal to 1.5 times base salary in certain circumstances.

                  Similarly, the Debtors have assumed the (modified) employment agreement for Mr. Kenneth Sexton, Debtors' CFO. The provisions of Mr. Sexton's employment agreement are materially similar to those in Mr. Greenfield's agreement, except that Mr. Sexton is entitled to (i) a base salary of $275,000 per annum; (ii) a performance bonus of $125,000 plus additional amount(s) that may become earned depending on the percentage recovery for general unsecured creditors (in the event unsecured creditors recover 100% under a plan that becomes effective by

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June 2003, the maximum additional amount would be $1.125 million); (iii) a stay bonus of $175,000 in the event that plan effectiveness occurs by the end of April 2003 (as in the case of Mr. Greenfield, the maximum amount of Mr. Sexton's stay bonus would decrease over time in the event that plan effectiveness occurs afterwards); and (iv) severance pay equal to two years' base salary.

                  Finally, in respect to the modified compensation package for Debtors' General Counsel, Ms. Kathy Vizas, in addition to her base salary and annual incentive bonus, she will be paid a restructuring transaction bonus of $100,000 and is entitled to one year's severance pay under certain circumstances.

                  The foregoing modifications were approved by the Bankruptcy Court as to Ms. Vizas by order entered on January 13, 2002, and as to Messrs. Greenfield and Sexton by order entered on February 27, 2003, provided, however, in respect to Greenfield and Sexton, (i) approval of their modified compensation packages was conditioned upon the issuance of the Restatement which did occur on February 28, 2003, and (ii) unresolved disputes between the Debtors and Committee as to the amount and timing of the "Variable Performance Bonus" due to these individuals would be determined by the Bankruptcy Court after Plan confirmation.

                  d.       INDEMNITY FOR DIRECTORS

                  By motion filed on or about September 22, 2002, the Debtors sought authority to honor, in their discretion, prepetition indemnity obligations owed to certain current and former officers and directors named in the Shareholder Lawsuits for attorneys fees and other defense costs related to their defense of the Shareholder Lawsuits in light of the fact that insurance

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coverage had been denied by the D & O Insurer. Both the Ad Hoc Committee and the
Committee objected to the foregoing relief and the Debtors subsequently withdraw their request.

         4.       ASSET SALES

                  a.       2002 REMEDY SALE

                  On September 23, 2002, the Debtors filed a motion (subsequently amended) for Court approval of certain auction and bidding procedures in accordance with which the Remedy Business and related assets would be sold to BMC or an overbidder. Both the OUST and the Committee objected to the (initially) proposed auction procedures, however, as a result of negotiations between the objecting parties and BMC, modified auction procedures (the "Auction Procedures") were agreed to by BMC and subsequently approved by the Bankruptcy Court per order entered on October 25, 2002.

                  Complying with the Auction Procedures, the Debtors did not receive any other bid for the Remedy Business. The Debtors were ready to move forward to obtain approval of the 2002 Remedy Sale to BMC at the November 4th hearing scheduled for that purpose (continued from October 28th) when, on or about November 1, 2002, the Debtors were advised, and in turn advised the Committee, that the administrative tax liability associated with the 2002 Remedy Sale might be substantial, depending on the outcome of factual investigations relating to, among other things, the historical ownership of the capital stock of PSI. The Committee requested, and the Debtors agreed to continue the hearing to approve the 2002 Remedy Sale in order to permit the Committee to assess any tax liability associated with the 2002 Remedy Sale. Ultimately, the Committee agreed to permit the 2002 Remedy Sale to proceed when BMC agreed to increase the

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cash portion of the purchase price by $5 million to a total of $355 million. The
Court subsequently approved the revised form of order approving the 2002 Remedy Sale on November 20, 2002, and the sale transaction closed later that day pursuant to an amended and modified asset purchase agreement (as amended and modified, and subject to the Court's November 20, 2002 order thereon, the "BMC Acquisition Agreement"). Set forth below are the salient provisions of the BMC Acquisition Agreement:

                  (1) CONSIDERATION FROM BMC. At closing, BMC assumed an estimated $45 million of liabilities, which are described below, and paid approximately $290.84 million in net proceeds to the Peregrine Parties.(8) The purchase price was initially allocated and paid as follows:

Purchase Price                     $  355,000,000.00
PLUS: Foreign Taxes                $       26,242.23
LESS: Escrow Amount                $   10,000,000.00
Payoff of BMC DIP Financing
(including interest/fees)          $   54,186,508.77
                                   -----------------
                                   $  290,839,733.46(9)

As noted, $10 million of the sale proceeds was placed in an escrow with JP Morgan Chase to secure certain obligations of Remedy and Peregrine under the BMC Acquisition Agreement ("Escrow Amount"). BMC also agreed to reimburse Peregrine for up to $7.454 million of taxes actually paid by Peregrine relating to the Remedy Business for periods ending on or prior to the sale closing date.

                  (2) TRANSFERRED ASSETS. The Purchased Assets under the BMC Acquisition Agreement broadly include (i) substantially all of Remedy's assets, tangible or

-----------------

(8) Approximately $70 million of the $290.84 million has been initially remitted to an account of Peregrine Systems Global Limited, a foreign affiliate of PSI.

(9) This figure includes the approximately $70 million remitted to Peregrine Systems Global Limited. $27 million of the sale proceeds was escrowed pending resolution of the Motive Secured Claim.

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

intangible, (ii) those contracts entered into at the PSI level that relate to Remedy products and software used in the Remedy operations, and (iii) those Personal/Mixed Property assets (that is, personal or mixed property, whether tangible or intangible, but excluding any "Intellectual Property Rights") of PSI's foreign subsidiaries which relate primarily to the Remedy business. The "Excluded Assets" include Remedy's capital stock (which BMC did not elect to purchase), intercompany receivables, rights to tax refunds, avoidance rights and actions, the consideration paid by BMC under the Acquisition Agreement, "Excluded Contracts" (which include, among other things, a Facility Funding Agreement and generally contracts and agreements between PSI or the PSI Subsidiaries, on the one hand, and Remedy and its subsidiaries, on the other, except for the Proprietary Rights Agreement (which was part of the "Purchased Assets") and generally those Remedy level contracts and agreements that could not be assigned to BMC at the closing.

                  (3) POTENTIAL POST-CLOSING PURCHASE PRICE ADJUSTMENT. A possible post-closing Purchase Price adjustment, which BMC can require be paid from the $10 million Escrow Amount, is to be based upon the amount, if any, over $500,000 by which the "Final Net Asset Amount" (essentially net current assets under GAAP as of November 16, 2002, but more specifically defined in the agreement) is greater (in which case BMC pays more) or less (in which case BMC gets a refund) than $28,670,000. The Debtors received from BMC a proposed Closing Statement setting forth the Final Net Asset Amount and other correspondence in which BMC initially asserted payment from and/or adjustment by the Debtors in excess of the $10 million Escrow Amount; BMC has subsequently reduced its asserted adjustment to no more than the Escrow Amount. The Debtors are still reviewing and discussing this matter with BMC. If

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

the parties ultimately do not agree on the calculations and adjustments, the parties will submit the determination to Deloitte & Touche.

                  (4) PEREGRINE PARTIES' SURVIVING OBLIGATIONS; TERMS OF ESCROW. The Peregrine Parties' potential post-closing obligations are not intended to exceed the $10 million Escrow Amount (absent actual fraud). Moreover, other than the Purchase Price Adjustment (and actual fraud), the only other surviving obligation of the Peregrine Parties are with respect to BMC's indemnification rights for "Damages", to the extent they exceed $1 million, for loss or liability either resulting from the Peregrine Parties' breaches of covenants or representations or incurred by BMC with respect to any "Excluded Liability". This $1 million deductible concept and the $10 million overall cap on post-closing indemnification obligations applies in favor of BMC, as well. Further, except for breach of representation claims of which the Peregrine Parties receive notice prior to December 16, 2003 (the "Anniversary Date"), the covenants, representations and warranties under the Acquisition Agreement terminate on the Anniversary Date.

                  (5) ASSUMED LIABILITIES. The "Assumed Liabilities" under the Acquisition Agreement, estimated to be at least $45 million, are broad in terms of the Remedy level obligations and liabilities to be assumed by BMC at the closing, including generally (i) all obligations of Remedy, Peregrine and their subsidiaries existing as of the closing under contracts, agreements and commitments related to the Remedy Business (subject to certain limited exceptions); (ii) all obligations existing as of the closing under the benefit plans of Remedy and its subsidiaries for the benefit of current or former directors, officers or employees

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

and certain accruals on account of obligations to Remedy employees under PSI level benefit plans for accrued vacation (but only for accrued vacation); (iii) Remedy's accounts payable; (iv) Remedy's accrued expenses; (v) obligations under certain lease agreements, and contracts and agreements not assignable (e.g., inbound intellectual property licenses) but with respect to which the economic rights and benefits were transferred to BMC at the closing; and (vi) except for "Excluded Liabilities," all other obligations and commitments of Remedy, absolute or contingent, known or unknown, accrued or contingent. Pursuant to the BMC Acquisition Agreement, BMC is also obligated to pay transfer, use, sales and similar taxes (collectively, "Transfer Taxes") payable on account of the consummation of the transactions contemplated by the BMC Acquisition Agreement and to reimburse and pay to PSI up to $7,454,000 on account of amounts paid for "Taxes" attributable to the Remedy Business for periods ending on or prior to the closing date.

                  (6) EXCLUDED LIABILITIES. The "Excluded Liabilities" under the BMC Acquisition Agreement generally consist of (i) professional fees incurred by the Peregrine Parties; (ii) liabilities under PSI level benefit plans (regardless of whether such liabilities relate to Remedy or its employees, but subject to the caveat for accrued vacation described as an Assumed Liability above); (iii) certain securities law claims; (iv) certain tax liabilities of PSI or its subsidiaries (but not transfer taxes, which are payable by BMC); (v) intercompany payables and liabilities; (vi) liabilities in connection with the Motive LITIGATION or the relationship underlying that proceeding; (vii) any liability under the "Excluded Contracts"; (viii) all liabilities owed by Remedy or any of its subsidiaries under or pursuant to certain agreements with Colt

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Express Outsourcing or Blue Cross of California; (ix) claims and damages for fraud misrepresentation, breach of fiduciary or other duty, securities violations, conspiracy, or similar claims arising or resulting from PSI's operation of its business or the Remedy Business; (x) claims for indemnification or similar obligations by directors, officers, employees, agents or representatives of Remedy or their respective subsidiaries or affiliates; (xi) claims against BMC arising from the acquisition; and (xii) liabilities and obligations incurred by Remedy or its subsidiaries after the sale closing.

                  b.       SALE OF TELCO BUSINESS

                  Peregrine's Telco business ("Telco") is a communications management technologies company, providing software and services that enable companies to optimize the utilization of their voice and telecom networks and call accounting systems. (Telco is comprised of two main product lines, one based in Nashville, Tennessee and the other based in Toronto, Canada.) From June 2001 to May 2002, in an effort to focus its product strategy and reduce costs, Peregrine intermittently marketed for sale its Telco assets in Toronto; Peregrine's efforts during this period to find a suitable buyer were not successful. In June 2002, Peregrine determined to sell both Telco businesses - in Toronto and Nashville - together. Strategic and financial buyers were approached in late June and early July 2002, and an initial data package of financial and market information was sent to those interested buyers that had executed non-disclosure agreements. More than ten (10) parties expressed an interest in the Telco businesses and received sale packages. Formal bids for a proposed acquisition transaction were received and negotiations over price continued between late July and late August, 2002. A group of three

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(3) potential buyers was selected to conduct final diligence. Although the proposed sale was expected to be consummated with one of the parties prior to the Petition Date, that proposed transaction never closed. The sale process was reinitiated with two (2) of the prior interested parties and one new party. Final bids were received October 31, 2002, and the highest final bid was selected.

                  The sale transaction involved certain assets of Telco Research Corporation and Peregrine Systems Ltd., both indirect nondebtor subsidiaries of Peregrine. This sale was implemented in November 2002 for a purchase price of $400,000. In respect to the sale of the Telco Nashville business line, the Debtors filed a motion ("Telco Motion") for Court approval of the parties' asset purchase agreement with Symphony Service Corp. dated November 7, 2002. Among other things, Peregrine agreed to transfer, forgive or license its interests in certain property utilized in connection with the Telco business (the "Telco Assets") and release certain intercompany indebtedness and other potential claims (as described in more detail in certain ancillary agreements to asset purchase agreement) as part of this transaction, for an aggregate purchase price of $2.15 million. The Telco Sale Motion was opposed by (i) the Purchaser Banks, which sought payment of the sale proceeds directly to themselves pursuant to the Forbearance Agreement, and (ii) the Committee, which objected to the contemplated release by Peregrine and sought, among other things, to reserve all rights against the Purchaser Banks in respect of the Purchaser Banks' alleged lien rights. At a hearing conducted on December 13, 2002, the Purchaser Banks, the Committee and Peregrine reached a resolution regarding the objections to the Telco Sale Motion by, inter alia, eliminating the contemplated release by

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Peregrine from the transaction and reserving the rights of the Committee and other parties in interest to challenge the rights of the Purchaser Banks in respect of the sold assets and the proceeds thereof. On December 18, 2002, the Court entered an order granting the Telco Sale Motion, as modified by the parties, and the transaction closed on December 19, 2002.

                  c.       SALE OF XOL ASSETS

                  Xtra On-line Corporation ("XOL") was a private company prior to selling substantially all of its assets (collectively, the "XOL Assets") to Peregrine's nondebtor subsidiary, October Acquisition Corporation ("OAC"), in 2001. The purchased technology provides an online travel booking system for the corporate market and interfaces to the proprietary airline booking systems. After acquiring the XOL Assets, Peregrine undertook a development project to rework the XOL product line. In order to defray development costs, Peregrine also undertook a professional services engagement with American Express Travel Related Services Company, Inc. ("AmEx"), to develop a custom version of the software for AmEx. Peregrine had no other customers for its XOL product. In May, 2002, Peregrine determined to terminate its XOL product line in order to focus on its core product offerings, and entered into negotiations with AmEx for sale to AmEx of the XOL Assets for $1 million and for AmEx to continue funding the development work through the closing. The parties continued negotiations throughout the summer of 2002 over terms and conditions and AmEx continued to fund the development of the customized XOL product.

                  On November 15, 2002, the Debtors, OAC and AmEx entered into an asset purchase agreement for the sale of the XOL Assets, held by both Peregrine and OAC, for a

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purchase price of $1,000,500.00. Further, AmEx would pay, on account of current development services outstanding, Services Payments in the amount of $806,000.00, as well as Additional Services Payments for anticipated services through the Closing of the sale in the approximate amount of $600,000.00. The XOL Assets consist of (a) certain software relating to "My Trip" and "XML/TS Products" (the "XOL Software"), certain intellectual property related to the XOL Software, and Peregrine's interests in certain enhancements made to the XOL Software (the "XOL Enhancements"), (b) Peregrine's interest in certain IP licenses (the "XOL IP Licenses"), and (c) certain equipment.

                  On or about November 22, 2002, Peregrine filed a motion seeking approval of the sale of the XOL Assets as described in the Asset Purchase Agreement (the "XOL Sale Motion"). Pursuant to the XOL Sale Motion, Peregrine sought an order: (a) approving the sale of the XOL Assets pursuant to the Asset Purchase Agreement free and clear of all liens, interests, claims and encumbrances pursuant to sections 363(b) and (f) of the Bankruptcy Code, to the extent of Peregrine's interest therein; (b) approving the assumption and assignment of the XOL IP Licenses pursuant to sections 365(a) and (f) of the Bankruptcy Code, if elected by AmEx; and (c) approving the Asset Purchase Agreement entered into by the parties. The Purchaser Banks objected to the XOL Sale Motion, arguing that they were entitled to the sale proceeds. At a hearing conducted on December 13, 2002, the parties were able to resolve the issues regarding the disposition of proceeds while preserving the rights of parties in interest to challenge the Purchaser Banks' asserted interests in the Company's and OAC's property. On December 23, 2002, the Court entered its order granting the XOL Sale Motion, subject to the provisions agreed

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upon among the parties.

                  d.       SALE OF EQUITY INTERESTS

                  By orders entered March 25, 2003, the Bankruptcy Court approved the Debtors' sale of certain equity interests in third party companies, free and clear of liens, claims and encumbrances pursuant to Bankruptcy Code section 363(f). Specifically, the Debtors were authorized and sold (i) preferred stock and warrants to purchase common stock in Workspeed, Inc. ("Workspeed") back to Workspeed for $400,000 cash, subject to the terms and conditions set forth in the purchase agreement and related order, and (ii) common stock in FrontRange Solutions Inc. (f/k/a Goldmine Software Corporation) ("FrontRange") back to FrontRange for $1.495 million cash, subject to the terms and conditions set forth in the parties' repurchase agreement and related order. The Debtors entered into and effectuated these transactions after extensive arms-length negotiations and based on, among other things, the lack of any continuing strategic or other material value of these interests to the Debtors' businesses.

         5.       CASE ADMINISTRATION

                  a. ESTABLISHMENT OF BAR DATE FOR FILING PROOFS OF CLAIM OR INTEREST

                  In October 2002, the Court entered an order establishing December 23, 2002 as the general bar date for creditors to file proofs of claims or interests, and March 25, 2003 as the bar date for governmental units to file claims. Holders of lease or contract rejection claims would have to file proofs of claim by the later of the foregoing applicable bar date(s) or thirty days after service on the creditor of the applicable rejection order or notice.

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                  b.       FILING OF SCHEDULES

                  The Debtors filed their respective Schedules and Statements with the Bankruptcy Court on November 6, 2002.

                  c. RETENTION OF PROFESSIONALS AT THE EXPENSE OF THE DEBTORS' ESTATES

                  With the approval of the Bankruptcy Court, the Debtors have retained, at the expense of the Estates, certain professionals, including the following: (i) Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C. as general insolvency counsel; (ii) Heller Ehrman White & McAuliffe as general corporate counsel; (iii) Kibel Green, Inc. as crisis and financial management consultants;
(iv) Robert L. Berger & Associates, LLC as noticing, claims and balloting agent for the Clerk of the Bankruptcy Court; (v) Credit Suisse First Boston ("CSFB"), as investment banker with respect to the 2002 Remedy Sale; (vi) Sitrick as public relations consultants; (vii) PWC, as auditors and tax consultants; (viii) Georgeson Shareholder Communications as communications consultants; (ix) Ernst & Young LLP as strategic compensation advisors; (x) Cronkite & Kissell as valuation consultants to assist in the allocation of Remedy sale proceeds for tax reporting purposes; (xi) La Bella and McNamara LLP as special compliance counsel in connection with the SEC and DOJ investigations, Peregrine's internal compliance measures and other related matters; (xii) Heidrick & Struggles, Inc. as search consultants to assist in the Debtors' search and review of potential director candidates; and (xiii) Legal Strategies Group as special litigation counsel in connection with the Andersen and other litigation. Further, in accordance with the Board Composition Stipulation, the Debtors employed Retired Bankruptcy Judge Erwin I. Katz as a special consultant to the Debtors' (interim) Board

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to assist in the review and selection of potential replacement directors.

                  On December 17, 2002, the Debtors also filed an employment application for CSFB to be retained as financial advisor in connection with the potential marketing and sale of PSI. During December 2002 and early January 2003, CSFB conducted a preliminary market investigation in order to gauge the potential value of PSI's assets if sold today to a third party buyer. This investigation and findings thereof have served as one basis for Debtors' Liquidation Analysis (discussed in Section V.E. below). In January 2003, the Debtors instructed CSFB to stop any further work on any potential PSI transaction and the Debtors withdrew CSFB's employment application.

                  Subsequently, at the end of January 2003, the Debtors filed a new application to employ CSFB as financial advisor in connection with confirmation of the Plan for a monthly fee and a contingent success fee. At a hearing held on April 21, 2003, the Court approved the Debtors' employment of CSFB as financial advisor in connection with confirmation of the Plan, effective January 1, 2003, but declined to approve in advance any contingent or success fee for CSFB.

                  With the approval of the Bankruptcy Court and at the expense of the Estates, the Committee has also retained certain professionals, including the following: (i) Hennigan, Bennett & Dorman as bankruptcy counsel to the Committee; (ii) Young Conaway Stargatt & Taylor LLP as local counsel to the Committee; (iii) FTI Consultants as the Committee's financial advisors; and (iv) Millbank, Tweed, Hadley & McCloy, LLP as special tax counsel. The Committee also sought to employ The Blackstone Group, L.P. ("Blackstone") as its

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restructuring consultants. However, the Court declined to approve retention of
Blackstone upon the terms and conditions proposed and the Committee withdrew its application to retain Blackstone as its restructuring consultants.

                  Subsequently, the Committee filed an application to retain Hemming Morse, Inc. as its valuation consultant. The hearing on the foregoing application is set for May 28, 2003. The Debtors, the Equity Committee and the Factoring Banks have all indicated that they will object to the foregoing application.

                  On March 14, 2003, the Committee filed with the Bankruptcy Court a motion for the appointment of an examiner to examine the professional fees and expenses incurred in these Chapter 11 Cases. The Court granted the foregoing motion at a hearing held on April 21, 2003 and directed the OUST to select a Fee Examiner.

                  d.       APPOINTMENT OF THE CREDITORS' COMMITTEE

                  The Bankruptcy Code generally provides for the appointment of a committee of unsecured creditors in a chapter 11 case. The appointment is made by either the bankruptcy judge (in non-U.S. Trustee districts) or the U.S. Trustee. Ordinarily, the committee will consist of the seven largest unsecured creditors that are willing to serve; the Bankruptcy Code, however, does not place a limitation as to the size of any particular committee. Under certain circumstances, additional committees may be appointed as well, or no committees may be appointed. If appointed, a chapter 11 creditors' committee possesses authority to promote and to protect the interests of its creditor constituency. In this regard, section 1103(c) of the Bankruptcy Code provides, among other things, that a duly-appointed committee may: consult with the

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trustee or debtor in possession concerning the administration of the case;
investigate the acts, conduct, assets, liabilities, and financial condition of the debtor, the operation of the debtor's business and the desirability of the continuance of such business, and any other matter relevant to the case or to the formulation of a plan; and perform such other services as are in the interest of those represented. To carry out these functions, a creditors' committee appointed pursuant to section 1102 of the Bankruptcy Code may employ professionals, may raise and may appear and be heard on any issue in the case, and may transact such business as may be necessary and proper with the trustee or debtor in possession.

                  The following creditors were appointed by the United States Trustee as the members of the Committee: (1) U.S. Bank National Association, successor to State Street Bank and Trust Co., as Indenture Trustee, Attn: Laura
L. Moran, Vice President, Boston, MA; (2) RH Capital Associates, LLC, Attn:
Robert Horwitz, Saddle River, NJ; (3) MW Post Advisory Group, LLC, Attn: Carl H. Goldsmith, Los Angeles, CA; (4) Mellon HBV Alternative Strategies, LLC, Attn:
Gregory Shrock, New York, NY; and (5) Weiss, Peck & Greer, LLC, Attn: Benjamin
J. Taylor, New York, NY. Aside from State Street Bank and Trust Co. which serves as the Indenture Trustee for the Notes, the other Committee members are Noteholders.

                  e.       APPOINTMENT OF THE EQUITY COMMITTEE

                  The Bankruptcy Code also permits the U.S. Trustee, if it finds it appropriate, to appoint a committee of equity security holders in a chapter 11 case. On or about March 13, 2003, the U.S. Trustee appointed the following parties as members of the Equity Holders Committee in these Chapter 11 Cases:
(1) Mark Nelson, (2) Canadian Imperial Holding Inc. c/o

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Paul Flynn, (3) David Hildes, (4) Mark Israel, and (5) Stephen Webb. Kronish
Lieb Weiner & Hellman LLP and Klehr, Harrison, Harvey, Branzburg & Ellers LLP serve as co-counsel, and Seneca Financial Group serves as financial advisor to the Equity Committee.

         6.       LITIGATION

                  a.       MOTION TO APPOINT A TRUSTEE

                  On or about November 5, 2002, the U.S. Trustee filed a motion for the appointment of an examiner or, in the alternative a trustee (the "Examiner Motion"). Initially, the principle relief sought by the U.S. Trustee was the appointment of an examiner pursuant to Bankruptcy Code section 1104 to investigate, inter alia, the following issues in these chapter 11 cases: (a) the circumstances which necessitate a restatement of Peregrine's financial statements, (b) potential claims of the Debtors against current and former directors and officers, (c) conflicts of interest of the current members of the Board of Directors in making determinations for the Debtors as to (i) indemnification claims of directors and officers including, without limitation, disallowance and/or subordination under Sections 510(b) and/or (c) of the Bankruptcy Code, (ii) defense of the pending Shareholder Litigation including, without limitation, determination of the appropriate levels of contribution of Peregrine and the individual defendants to pay any judgment or settlement, (iii) responding to the pending SEC and DOJ (and other, if any) investigations, (iv) D&O liability insurance issues including, without limitation, appropriate utilization of the proceeds of Debtors' "single limit coverage" for costs of defense of individual defendants, and (v) retention of L&W, GDC and PwC to continue representation in matters to the foregoing

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                  The Debtors agreed with the OUST to support the appointment of an examiner, not only for the purposes requested in the Examiner Motion but also to investigate additional issues that had been raised in the cases, including the following: (a) whether the Purchaser Banks' claims are senior to the claims of Peregrine's bondholders; (b) the propriety of the Forbearance Agreement and related agreements entered into by and between the Debtors and the Purchaser Banks prior to the Chapter 11 filing; and (c) whether the estates of the Debtors should be substantially consolidated for distribution purposes. The Purchaser Banks also agreed to support the appointment of an examiner with the expanded scope of investigation proposed by the Debtors.

                  Thereafter on or about November 13, 2002, the Committee filed its motion for the appointment of a trustee (the "Trustee Motion") and asked the Court to set an emergency hearing on the Trustee Motion for November 20, 2002. On November 15, 2002, the OUST withdrew the OUST Examiner Motion and, at a hearing held on November 20, 2002, announced in open Court that it supported the Trustee Motion.

                  At the November 20, 2002 hearing, the Bankruptcy Court denied the Committee's request to hear the Trustee Motion on an emergency basis and, in connection with the prosecution of that motion, set a discovery deadline of January 31, 2003 and a pretrial conference for February 25, 2003. Subsequently, at a hearing held on December 13, 2002, the Bankruptcy Court set a three (3) day trial on the Trustee Motion, set to commence on March 31, 2003 and to end on April 2, 2003 (thereafter, the Bankruptcy Court rescheduled the trial to begin on April 1, 2003).

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                  By the Trustee Motion, the Committee had sought the
appointment of a chapter 11 trustee in these cases based upon the following assertions of the Committee:

                           (a) The then-current six (6) person Board of Directors of the Debtors was comprised of five (5) individuals who were directors during the period covered by the Restatement. These five (5) individuals either knew, or had reason to know (in light of certain "red flags" or warning signs), of the financial fraud perpetrated against the Debtors during that period and are therefore unfit or unsuitable to continue to serve as board members during these chapter 11 reorganizations.

                           (b) The existing Board and existing management authorized, approved and carried out the Forbearance Agreement with the Purchaser Banks in August of 2002, approximately one (1) month prior to the Petition Date. The Committee contends that the Forbearance Agreement was not in the best interests of the Debtors and constitutes a breach of the fiduciary duty owed by the Debtors' officers and directors to their creditors.

                           (c) Postpetition, the Debtors have inappropriately allocated resources to attempting to retain certain professionals whose services can only benefit the Debtors' directors, rather than the Debtors themselves.

                  The Committee had propounded extensive discovery in connection with its Trustee Motion, and the Debtors devoted substantial resources in providing the Committee with the tens of thousands of pages of documents which were requested. The Debtors filed on February 5, 2003 a motion for a stay of proceedings and on February 11th a motion for summary judgment on the Trustee Motion. As discussed in detail in Section IV.F.6.c. below, as a result of

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extensive negotiations between the parties, the Committee withdrew without prejudice the Trustee Motion in accordance with the Board Composition
Stipulation.

                  b.       MOTION TO TERMINATE EXCLUSIVITY

                  On December 24, 2002, the Committee filed a motion, and on December 26, 2002, filed an amended motion, to terminate Debtors' plan exclusivity periods pursuant to Bankruptcy Code section 1121(d) (the "Exclusivity Termination Motion") on the grounds, among others, that the Debtors have not been and will not be acting in the best interest of the estates in the event they determine to liquidate part or all of the Peregrine business, and that the Committee stands ready to file its own competing plan providing for an internal reorganization of PSI. The Debtors filed an opposition to the Exclusivity Termination Motion and strenuously opposed the requested relief in that the Debtors have made substantial progress during the first four months of these Chapter 11 Cases, that the Debtors have filed a patently confirmable Plan which they expect will have the support of the Purchaser Banks and other creditor constituencies, and that accordingly, there is no cause at all to terminate Debtors' 180 day exclusivity period (to obtain acceptances of the Plan). Pursuant to the Board Composition Stipulation, the hearing on the Exclusivity Termination Motion was continued to April 1, 2003, at which time, the Committee withdrew the motion as moot and the Court extended the Debtors' exclusive plan solicitation period through April 21, 2003. At a hearing held on April 21, 2003, the Court extended the Debtors' plan exclusivity through and including June 10, 2003.

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                  c.       STIPULATION BETWEEN THE DEBTORS AND COMMITTEE
                           REGARDING BOARD COMPOSITION AND OTHER ISSUES

                  As a result of extensive, arms-length negotiations between the Debtors and Committee, the parties reached agreement on the terms of that certain Stipulation by and between Debtors and Official Committee of Unsecured Creditors Regarding Composition of Board of Directors of Peregrine Systems, Inc. and Related Pending Matters (the "Board Composition Stipulation") dated as of February 21, 2003, which was subsequently approved by the Bankruptcy Court on February 27, 2003. (On March 11, the Debtors filed with the Bankruptcy Court an amended Stipulation incorporating certain nonmaterial modifications requested by Retired Bankruptcy Judge Erwin I. Katz.)

                  Pursuant to the Board Composition Stipulation, the following actions, among others, have been taken or occurred:

                           (i) Messrs. John Moores, Christopher Cole, Charles Noell and Thomas Watrous resigned as directors of PSI on March 1, 2003.

                           (ii)     Thomas Weatherford was concurrently
         nominated and elected as successor director. Gary Greenfield (Peregrine
         CEO) remained (remains) on as a director of PSI.

                           (iii) Retired Bankruptcy Judge Erwin I. Katz ("Katz") was appointed as a consultant to this interim Board comprised of Messrs. Weatherford and Greenfield, for the purpose of exercising the powers and duties of a Board member on a temporary basis, including assisting the Board in selecting additional replacement directors.

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                           (iv)     On March 24, 2003, the interim Board
         nominated and elected the following individuals as additional directors: Peter van Cuylenburg, John Mutch and Richard H. Koppes.

                           (v) Upon the filing of the Restatement by the Debtors on February 28, 2003, the Committee withdrew without prejudice its Trustee Motion.

                           (vi) The hearings on the Committee's pending motion to terminate Debtors' exclusivity period and certain filed employment applications have been continued to April 1, 2003.

                           (vii) The Debtors' exclusive plan solicitation period has been extended to April 1, 2003, without prejudice to the rights of Debtors to seek further extensions or of the Committee to oppose any further extensions.

                           (vii) The Debtors and Committee agreed to use reasonable efforts to mediate the parties' plan related disputes before Retired Bankruptcy Judge Ralph Mabey (the "Mediator"). The parties submitted briefs to the Mediator, and meetings with the Mediator were held at the end of March 2003.

                           (viii) The Committee has consented to the entry of an order approving the compensation packages for Messrs. Greenfield and Sexton (discussed in Section IV.F.3.c. hereof).

                           (ix) Certain hearing dates and deadlines were established depending on whether the Debtors and Committee are able to reach a consensual resolution as to reorganization plan issues.

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The Debtors believe that the Board Composition Stipulation is an important step in bridging the differences between the parties, and are hopeful that ultimately a consensual resolution can be reached. However, as of the date of this Disclosure Statement, the Debtors and Committee have been unable to resolve and settle their plan related disputes.

                  Specifically, mediation between the Debtors and Committee in accordance with the Board Composition Stipulation took place on March 25 and 26, 2003 (with the participation of the Purchaser Banks and Equity Committee) but did not result in a settlement. Pursuant to the terms and conditions of their agreement regarding the mediation, each of the parties thereto is prohibited from commenting on the substance of the mediation.

                  d. COMMITTEE'S MOTION FOR AUTHORITY TO PURSUE CERTAIN CLAIMS ON BEHALF OF THE ESTATES

                  On January 21, 2003, the Committee filed a motion seeking authority for it to file, prosecute and/or otherwise enforce certain claims on behalf of the Estates. The Debtors filed an opposition to this motion, and by order entered on February 21, 2003, the Bankruptcy Court found the relief requested was premature and unwarranted in that the Chapter 11 Cases were in the early stages, the Debtors had filed a proposed plan and disclosure statement, and there were no statute of limitations issues or concerns (for avoidance or other actions). The Bankruptcy Court also set a further hearing on this motion for May 28, 2003. Thereafter, the Committee withdrew this motion without prejudice.

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                  e.       MOTIVE LITIGATION

                  On or about October 23, 2002, Motive filed a complaint with the Bankruptcy Court (the "Motive Complaint"). The Motive Complaint contains only one cause of action, for imposition of a constructive trust. In the Motive Complaint, Motive alleges, among other things: "By contracting with Motive to purchase a license to the Source Code for consideration worth $27 million, Peregrine represented that it intended and would be able to pay Motive with consideration of $27 million. ... Peregrine's statement was false, because at the time Peregrine signed the ... Agreement, it in fact had no ability nor did it ever intend to pay Motive with consideration worth $27 million. ... Motive has been injured as it has been deprived of the exclusive possession of its trade secrets embodied in the Source Code. ... In contrast, Peregrine and Remedy have been unjustly enriched by obtaining access to the Source Code and Motive's business and technical trade secret information." Through the Motive Complaint, Motive requests "that judgment be rendered decreeing a constructive trust on those elements of the [Debtors'] Assets that include software that assists in identifying or correcting computer users' information technology problems and those Assets consisting of software under development by employees that have had access to Motive's Source Code, that portion of the prepetition accounts receivable of the Debtors that arose from the sale or licensing of that software, and the increase in value of Remedy and the Company that derives from the Company and Remedy having had access to the Source Code and the Motive Intellectual Property." On November 26, 2002, the Debtors filed a motion to dismiss the Motive Complaint on the grounds that it failed to state a claim upon which relief could be granted by the Court (the "Motion to Dismiss"). In the Motion

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to Dismiss, the Debtors argue, among other things, that the imposition of constructive trusts are incompatible with federal bankruptcy law and that because the Motive State Court Petition was unadjudicated as of the Petition Date, Motive's alleged constructive trust was "inchoate" and superseded by the Debtors' "strong arm" powers upon the commencement of the Chapter 11 Cases. Consequently, the Debtors assert that Motive's claim for the imposition of a constructive trust should fail as a matter of law. The Motion to Dismiss was scheduled to be heard by the Court on January 28, 2003, but in light of the anticipated resolution of this matter, the hearing on the Motion to Dismiss has been continued.

                  As discussed in Section IV.E.3. above, the Debtors have determined in the best interest of the Estates to provide for certain treatment of Motive's claims under the Plan. See Section V.B.4. of the Plan and Section IV.E.3. hereof.

                  f.       KILROY LEASES AND RELATED MATTERS

                  As discussed in Section IV.E.4. hereof, the Debtors and Kilroy have entered into the Kilroy Stipulation, pursuant to which three of the five Kilroy Leases have been rejected. Further, pursuant to Sections VIII.B. and VIII.D. of the Plan, the Debtors shall assume the Modified Kilroy Building Two Lease and reject the Kilroy Building Five Lease, effective on the later of the Effective Date and July 31, 2003, unless the Bankruptcy Court authorizes said assumption and rejection by separate prior order. See also Section IV.F.2.c. hereof. In respect to its general unsecured claims, Kilroy shall not be entitled to treatment any more favorable than that to be provided to other Holders of Class 8 Claims under the Plan.

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                  g.       NOTEHOLDER COMMITTEE MEMBERS' MOTION FOR LEAVE TO
                           FILE UNTIMELY CLAIMS

                  On January 25, 2003, the four (4) Noteholder members of the Committee filed a motion ("Late Claim Motion") seeking, among other things, leave for them to file in their capacity as Noteholders untimely fraud rescission claims, claiming that not until the Debtors filed their Restatement summary on January 21, 2003, were they aware that they had any fraud claims. Both the Debtors and Purchaser Banks filed objections to the Late Claim Motion. On March 5, 2003, the Debtors, the Purchaser Banks and the four Noteholders entered into a stipulation pursuant to which, among other things, the Noteholders withdrew their Late Claim Motion with prejudice, and the Debtors and Purchaser Banks agreed to not seek the imposition of sanctions against the Noteholders or reimbursement of costs related to this matter.

                  h.       MICROSOFT LITIGATION

                  On January 23, 2003, Microsoft Corporation and MSLI, GP (collectively, "Microsoft") filed a complaint against the Debtors in the Bankruptcy Court (the "Microsoft Complaint"). Microsoft alleges, among other things, that the Debtors have been using and are continuing to use certain Microsoft software without license or authorization, and seeks (i) damages for willful copyright infringement, (ii) injunctive relief enjoining the Debtors from continuing to use, load, deploy and transfer Microsoft software, and (iii) imposition of a constructive trust on the proceeds of the sale of Debtors' products and assets whose value have been enhanced by the Microsoft software. On March 5, 2003, the Debtors filed an answer to the Microsoft Complaint, and are proceeding in this action.

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                                       IV.
              HISTORICAL, CURRENT & PROJECTED FINANCIAL INFORMATION

A.       HISTORICAL FINANCIAL INFORMATION

                  As more fully discussed in Sections III.G. and III.I. above, as a result of the discovery of substantial accounting improprieties, on May 23, 2002, Peregrine announced that it would restate its financial statements for the fiscal years ended 2000 and 2001 and for the first three (3) quarters of fiscal year ended 2002. On February 28, 2003, Peregrine issued and filed with the Bankruptcy Court the Restatement, which has been certified by PWC. A copy of the Restatement is attached hereto as EXHIBIT 2.

                  In broad summary, the Restatement has resulted in a revenue impact of approximately $509 million -- an impact which relates in part to revenues that should not have been recorded as revenues and in part to revenues that should have been or should be recorded for other periods. Specifically, approximately $259 million in revenues was reversed for non-substantiated transactions, while $70 million was reversed and used to reduce acquisition or investment costs; the remaining $180 million will be reported as revenue in the future (assuming all relevant criteria for revenue recognition are ultimately satisfied).

                  The Debtors' revenue adjustments for the Restatement Period related to five (5) areas:

                  (1) Reseller Sales: Revenue from sales to resellers was reduced by $225 million, predominantly for non-substantiated transactions. For much of the Restatement Period, Peregrine recognized revenue when it "sold in" to a third-party reseller at the time of the initial transaction, regardless of whether there was a firm commitment. In the Restatement, the company recognized revenue on sale to an end-user customer.

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                  (2)      Reciprocal Transactions: Peregrine made permanent
revenue adjustments of $70 million related to reciprocal transactions in connection with acquisitions, investments and license exchanges. The cash received by the company has now been applied to reduce the costs of the acquisitions or investments, rather than recognized as revenue.

                  (3) Installment Contracts: In the past, Peregrine recognized revenue on long-term installment contracts when it entered into the contract. Based on collection history, Peregrine recognized installment revenue in the Restatement when it was collected. This change resulted in a $100 million revenue reduction. Some revenue from these transactions is due in the future and will be recognized when cash is received and all other revenue criteria are met.

                  (4) Other Timing Issues: Approximately $80 million represents transactions in which the revenue has been deferred to future periods and will be recognized when all remaining revenue criteria are satisfied.

                  (5) Other Accounting Issues: Approximately $34 million in revenue was reversed because of erroneous calculations or unsupported transactions.

                  A substantial portion of the uncollectible revenue had previously been improperly charged as bad debt expense, cost of acquisitions or accrued liabilities. These inappropriate charges have been removed from expenses and included as a reduction in revenue as described above. Peregrine also generally underestimated the value of the total cost of acquisitions and non-cash impairment charges. The company, for example, did not always calculate the fair market value of stock options as an acquisition cost or correctly value Peregrine shares issued in some acquisitions.

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                  In addition to the foregoing, the Restatement also increases
Peregrine's reported operating costs and expenses for fiscal years 2000 and 2001 by approximately $835 million. The combination of revenue reductions and increases in operating costs and expenses increases the cumulative net loss for fiscal years 2000 and 2001 from $877 million, as initially reported, to $2.062 billion, or by 135%. Furthermore, the Restatement records $166.9 million of debt related to bank loans (factor agreements) as a liability (one that was not disclosed prior to the announcement of Peregrine's Restatement) on Peregrine's balance sheet, as of March 31, 2001, with a corresponding increase in assets although not on a dollar-for-dollar basis.

                  In addition to the Restatement, included within the Restatement are audited financial statements for the Peregrine Entities for the fourth quarter of fiscal year 2002 and, attached hereto as EXHIBIT 3 is unaudited pro forma historical financial information for fiscal year 2003 (ending March 31, 2003). The information presented in EXHIBIT 3 is unaudited and not prepared in accordance with generally accepted accounting principles (GAAP). In the opinion of management, it includes adjustments necessitated by the Restatement to present fairly the Peregrine Entities' operating results and financial position for such periods. The Debtors shall have a Company representative available at the Confirmation Hearing to respond to any questions of any party-in-interest in respect to EXHIBIT 3 and/or other historical financial information relating to the Debtors.

B.       POSTPETITION OPERATIONS

                  Attached hereto as part of EXHIBIT 3 is unaudited financial information relating to the period from the Petition Date through March 31, 2003. The foregoing financial information

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is subject to all of the caveats and qualifications set forth in EXHIBIT 3.

C.       PLAN PROJECTIONS

                  Attached hereto as EXHIBIT 4 are the Debtors' consolidated income statements and balance sheets for the period from the fourth quarter fiscal year 2003 (January 1 through March 31, 2003) through fiscal year ending March 31, 2007, and consolidated cash flow projections for fiscal year 2003 (ending March 31, 2003) through fiscal year 2007 (ending March 31, 2007) (collectively, "Projections"), together with related financial information, notes, summary of assumptions, business overview and other supporting information.

                  As noted in Section III.K.1. above, Peregrine determined prior to the Petition Date to focus on its core line of business - Consolidated Asset and Service Management solutions. The Debtors anticipate continuing on with this general business strategy for the foreseeable future. The Projections are predicated upon this business strategy and certain other assumptions, including, among others: (i) growth of Debtors' license and maintenance revenues over the relevant time period; (ii) Debtors' revised strategy of seeking Professional Services revenue in cooperation with Debtors' business partners, leading to increased revenue; (iii) increase in sales productivity as current sales staff continues to mature and new experienced professionals are added after the Debtors' emergence from bankruptcy; (iv) timely development and introduction of new product(s) improving cross-selling opportunities; (v) assumptions as to certain outstanding claims against the Estates; and (vi) various other assumptions and factors described in the notes accompanying the Projections on EXHIBIT 4.

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                  Industry analysts project strong growth in Peregrine's core markets and have noted that Peregrine is well-positioned. The Debtors' management believes that Peregrine will succeed in this environment during the foreseeable future because of, among other things, Peregrine's recognized product leadership in the marketplace, its strong and robust sales pipeline, its key alliances with industry leaders (such as IBM and EDS), its significant revenue growth opportunities within its loyal, installed customer base including cross-selling opportunities, and its active enhancement of existing products to meet customer requirements. As further evidenced by the Projections, the Debtors project Peregrine's annual revenues to grow from approximately $177,000,000 currently to over $240,000,000 per year in fiscal year ending 2007.

                  In particular, in respect to the summary of financial performance for four years ended March 31, 2007 (labeled as page 25 in EXHIBIT
4), the potential equity allocation set forth therein does not reflect any dilution resulting from stock options proposed to granted on or after the Effective Date. As discussed in Section V.C.4. below, the shares of New PSI Common Stock which could result from the grant or exercise of these stock options, including the Surviving Stock Options, may constitute up to fifteen percent (15%) of the New PSI Common Stock on a fully diluted basis. Further, in respect to the "Available Cash" summary (labeled as page 26 in EXHIBIT 4), the Debtors are estimating their likely (major) tax liabilities to be approximately $10 million (even though the Debtors are using in their projections a $30 million reserve for potential tax liabilities); based on consultation with their advisors, the Debtors believe that $10 million is a

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reasonable estimate but cannot guarantee that the actual amount(s) of tax liability will not be in excess of $10 million.

D.       CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED COMPANY

         1.       BOARD OF DIRECTORS

                  Pursuant to Section VII.F.2. of the Plan, as of the Effective Date, the Existing Board shall continue to serve as the board of directors for the Reorganized Debtors.

         2.       OFFICERS

                  Generally, the Debtors expect to retain their present senior officers after the Effective Date, including their present Chief Executive Officer, Gary Greenfield, and Chief Financial Officer, Kenneth Sexton, as well as other officers; provided, however, the Board of Directors of the Reorganized Debtors shall retain the discretion to release and/or replace any of the company's officers.

E.       LIQUIDATION ALTERNATIVE AND PLAN COMPARISON

                  The Debtors' Liquidation Analysis is set forth on the attached
EXHIBIT 5. The Liquidation Analysis is an estimate of the proceeds that may be generated as a result of a hypothetical Chapter 7 liquidation of the assets of the Debtors. With the assistance of CSFB, Kibel Green, counsel and their other advisors, the Debtors have based their liquidation analysis, in part, on an aggregate liquidation valuation of the Debtors of approximately $162.5 million, before deducting $30 million for working capital needs. This valuation is partially based on, inter alia, CSFB's investigation into a sale or like disposition of Peregrine's assets to a third party buyer and statements made by the Committee and/or its advisors. As evidenced in the

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Liquidation Analysis, the Debtors believe, based on the assumptions set forth therein, that the value of the distributions offered to the members of each Class of Impaired Claims and Interests under the Plan will be greater than or equal to the distribution such Creditors or Holders of Interests would receive in a liquidation under Chapter 7.

                                       V.
                             DESCRIPTION OF THE PLAN

                  The Plan is attached hereto as EXHIBIT 1. As discussed in
Section I.G. hereof, various key creditors and the Equity Committee support the Plan. Wherever defined terms of the Plan not otherwise defined in this Disclosure Statement are used, such defined terms shall have the meanings assigned to them in the Plan.

                  THE FOLLOWING SUMMARIES OF THE MATERIAL PROVISIONS OF THE PLAN AND CERTAIN OF THE MORE SIGNIFICANT MATTERS TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH CONFIRMATION OF THE PLAN DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO ALL THE PROVISIONS OF THE PLAN. THIS SUMMARY ONLY HIGHLIGHTS CERTAIN SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT A COMPLETE DESCRIPTION OF, OR A SUBSTITUTE FOR, A FULL AND COMPLETE READING OF THE PLAN, WHICH ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO REVIEW CAREFULLY. THE PLAN, IF CONFIRMED, WILL BE BINDING UPON THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.

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A.       TREATMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS

                  As required by the Bankruptcy Code, Administrative Expenses and Tax Claims are not placed into voting Classes. Instead, they are left unclassified, are not considered Impaired, do not vote on the Plan, and receive treatment specified by statute. All postpetition payments by or on behalf of the Company or Remedy in respect of an Administrative Expense or Tax Claim shall either reduce the Allowed amount thereof or reduce the amount to be paid under the Plan in respect of any Allowed amount thereof; and, unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies will, in their sole and absolute discretion, determine which such method of application to employ.

         1.       ADMINISTRATIVE EXPENSES

                  Under the Plan, on the Effective Date each Holder of an Allowed Administrative Expense will receive Cash equal to the amount of such Allowed Administrative Expense, unless such Holder and the Company or Remedy have mutually agreed to other terms, or an order of the Bankruptcy Court provides for other terms; provided, however, that (a) Ordinary Course & Assumed Administrative Expenses against either of the Companies will be paid, performed or settled when, in accordance with the terms and conditions of any agreements relating thereto or other applicable law (including Bankruptcy Code Section
505), such Administrative Expense is due, (b) requests for payment of all Administrative Expenses must be filed and served as described in Section XV.B.3 of the Plan, and (c) certain different and additional requirements shall apply to the Administrative Expenses of professionals and certain other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code as set forth in Section XV.B.2 & 3 of the Plan.

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

         2.       TAX CLAIMS

                  As required by Bankruptcy Code 1129(a)(9)(c), on the Effective Date, the Holder of each Tax Claim against either of the Companies will receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed Claim. More specifically, under the Plan
(1) each Holder of an Allowed Tax Claim against either of the Companies will receive on the Effective Date Cash equal to the portion of the Allowed Tax Claim due and payable on or prior to the Effective Date according to applicable non-bankruptcy law; (2) any Allowed Tax Claim (or portion thereof) against either of the Companies not yet due and payable as of the Effective Date will be paid by the Companies no later than when due and payable under applicable non-bankruptcy law without regard to the commencement of the Company's or Remedy's Chapter 11 Case; provided that (3) any default prior to the Effective Date with respect to Tax Claims against either of the Companies shall be deemed cured and (4) upon request of either of the Companies, the Court shall determine the amount of any Disputed Claim for, or issues pertaining to, Tax Claims. Any Holder of a Tax Claim may agree to accept less favorable treatment.

B.       CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

                  The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder

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of the Claim or Interest qualifies within the description of such other Classes.
A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

                  Unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies will, in their sole and absolute discretion, determine whether a postpetition payment by or on behalf of either of the Companies in respect of a Claim either (x) shall reduce the Allowed amount thereof or (y) shall reduce the amount to be paid under the Plan in respect of any Allowed amount thereof.

         1.       CLASS 1 - PRIORITY NON-TAX CLAIMS

                  Class 1 consists of all Priority Non-Tax Claims against either of the Companies. This Class is Unimpaired. On the Effective Date, at the election of the Company or Remedy, the Holder of each Priority Non-Tax Claim shall receive a Cash payment from Cash equal to the Allowed amount of such Claim
(a) on or as soon as practicable after the later of (i) the Effective Date, or
(ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the Holders of such Claims and either of the Companies, as the case may be. Any Holder of a Priority Non-Tax Claim may agree to accept less favorable treatment. Because Class 1 is Unimpaired, Class 1 is conclusively presumed to have accepted the Plan and Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

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

         2.       CLASS 2 - SECURED PURCHASER BANK CLAIMS

                  Class 2 consists of all Secured Purchaser Bank Claims. Class 2 is in turn divided into three (3) separate subclasses: Class 2A: the Secured Fleet Claims; Class 2B: the Secured Trade Bank Claims; and Class 2C: the Secured SVB Claims. Classes 2A, 2B and 2C are Impaired. Any Holder of a Secured Purchaser Bank Claim may agree to accept less favorable treatment. Because each subclass of Class 2 is Impaired and Holders of Class 2 Claims receive consideration under the Plan, the Holders of Claims in Class 2 are permitted to vote to accept or reject the Plan and the Companies will solicit their votes to accept or reject the Plan. The Holders of Allowed Class 2 Claims shall waive any objection to the substantive consolidation of PSI and Remedy provided they each receive the following treatment under the Plan:

                  a.       CLASS 2A: SECURED FLEET CLAIMS

                  Fleet shall receive the following treatment in full and complete satisfaction of the Secured Fleet Claims:

                           (1) On the Effective Date, Fleet shall receive Cash in an amount equal to the outstanding balance due under the Fleet Promissory Note as of the Effective Date, less $2,602,813.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement;

                           (2) From and after the Effective Date, Fleet shall continue to collect all of the Fleet Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Fleet Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Fleet Collection/Repurchase Agreement;

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

                           (3) On the Effective Date, Fleet shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Fleet Purchased Accounts; and

                           (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and Fleet, on the other hand, shall enter into the Fleet Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Fleet Collection/Repurchase Agreement).

                  b.       CLASS 2B: SECURED TRADE BANK CLAIMS

                  Trade Bank shall receive the following treatment in full and complete satisfaction of the Secured Trade Bank Claims:

                           (1) On the Effective Date, Trade Bank shall receive Cash in an amount equal to the outstanding balance due under the Trade Bank Promissory Note as of the Effective Date, less $399,219.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement;

                           (2) From and after the Effective Date, Trade Bank shall continue to collect all of the Trade Bank Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Trade Bank Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Trade Bank

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

         Collection/Repurchase Agreement;

                           (3) On the Effective Date, Trade Bank shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Trade Bank Purchased Accounts; and

                           (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and Trade Bank, on the other hand, shall enter into the Trade Bank Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Trade Bank Collection/Repurchase Agreement).

                  c.       CLASS 2C: SECURED SVB CLAIMS

                  SVB shall receive the following treatment in full and complete satisfaction of the Secured SVB Claims:

                           (1) On the Effective Date, SVB shall receive Cash in an amount equal to the outstanding balance due under the SVB Promissory Note as of the Effective Date, less $308,253.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement;

                           (2) From and after the Effective Date, SVB shall continue to collect all of the SVB Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any

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         SVB Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the SVB Collection/Repurchase Agreement;

                           (3) On the Effective Date, SVB shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the SVB Purchased Accounts;

                           (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and SVB, on the other hand, shall enter into the SVB Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the SVB Collection/Repurchase Agreement).

         3.       CLASS 3 - SECURED EQUIPMENT FINANCE CLAIM

                  Class 3 consists of the Secured Equipment Finance Claim. This Class is Impaired. The treatment of Class 3 is more fully set forth in the Secured Equipment Finance Claim Terms Document. The Holder of the Secured Equipment Finance Claim may agree to accept less favorable treatment. Because Class 3 is Impaired and the Holder of the Class 3 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 3 is permitted to vote to accept or reject the Plan and the Companies will solicit its vote to accept or reject the Plan. The Holder of the Allowed Class 3 Claim will receive in respect of its Allowed Class 3 Claim the following treatment under the Plan:

                  a.       AMOUNT

                  The Holder of the Secured Equipment Finance Claim will receive payment of

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100% of its Allowed Claim, with interest at its contract, non-default rate.

                  b.       PAYMENT

                  The Holder of the Secured Equipment Finance Claim will retain all payments received in respect of its Claims made prior to the Effective Date and will be paid the balance of its Allowed Claim as of the Effective Date, through thirty-six (36) equal monthly deferred cash payments, beginning on the first day of the first month following the Effective Date, and continuing monthly thereafter until paid, without any prepayment penalty.

                  c.       COLLATERAL AND SECURITY INTERESTS

                  The Holder of the Secured Equipment Finance Claim will retain its security interest subject to the treatment herein described for its Claim.

         4.       CLASS 4 - SECURED MOTIVE CLAIM

                  Class 4 consists of the Secured Motive Claim. This Class is Impaired. The treatment of Class 4 is more fully set forth in the Secured Motive Claim Terms Document. The Holder of the Secured Motive Claim may agree to accept less favorable treatment. To the extent that the terms and conditions of the Plan are inconsistent with the Secured Motive Claim Terms Documents, the Secured Motive Claim Terms Documents shall govern. Because Class 4 is Impaired and the Holder of the Class 4 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 4 is permitted to vote to accept or reject the Plan and the Companies will solicit its vote to accept or reject the Plan. The Holder of the Allowed Class 4 Claim will receive in respect of its Allowed Class 4 Claim the following treatment under the Plan:

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

                  a.       AMOUNT AND PROPERTY

                  The Holder of the Secured Motive Claim will receive payment of $9 million Cash, without interest, and transfer of all of the Companies' stock in Motive Communications, Inc.

                  b.       PAYMENTS AND TRANSFER OF STOCK

                  The Holder of the Secured Motive Claim will retain all payments received in respect of its Claim made prior to the Effective Date and will be paid $4 million Cash on the Effective Date and $5 million Cash through deferred cash payments over four (4) years, annually in arrears, without interest. The Companies' Motive Communications, Inc. stock shall be transferred to the Holder of the Secured Motive Claim on the Effective Date.

                  c.       COLLATERAL AND SECURITY INTERESTS

                  All security interests, trusts or other liens of any kind held or claimed by the Holder of the Secured Motive Claim shall be terminated, extinguished and released as of the Effective Date and thereafter shall be of no further force or effect.

                  d.       RETURN OF OLD PSI COMMON STOCK

                  Motive will return to PSI all Old PSI Common Stock held by it.

                  e.       MUTUAL RELEASES

                  The Debtors and Motive will enter into Mutual Releases, all as more fully set forth in the Secured Motive Claim Terms Document.

         5.       CLASS 5 - OTHER SECURED CLAIMS

                  Class 5 consists of all Other Secured Claims. This Class is Unimpaired. On the

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Effective Date, at the election of the Company or Remedy, the Holder of each
Allowed Other Secured Claim shall, on account of such Claim, either: (i) be paid in Cash in full, (ii) have surrendered to it, without representation or warranty, the collateral securing its Claim, (iii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (A) be paid a cure of any such default that occurred prior to the Effective Date, other than a default of a kind specified in section 365(b)(2) of this title, (B) have reinstated the maturity of such Claim as such maturity existed before such default, (C) be compensated for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and (D) otherwise not have altered the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim, or
(iv) have left unaltered the legal, equitable, and contractual rights to which such Claim entitles the Holder of such Claim. In the case of option (ii) or
(iii), in the event that any such Claim is not completely satisfied by such distribution, the Deficiency Amount will constitute a Deficiency Claim against the Companies and will be classified in the appropriate other Class and will receive the same treatment as other Claims in such Class. Any Holder of an Other Secured Claim may agree to accept less favorable treatment. Because Class 5 is Unimpaired, Class 5 is conclusively presumed to have accepted the Plan, and Holders of Claims in Class 5 are not entitled to vote to accept or reject the Plan.

         6.       CLASS 6 - CONVENIENCE CLAIMS

                  Class 6 consists of all Convenience Claims. This Class is Impaired. Class 6 Convenience Claims are any Claims against either of the Companies which would be General

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Expense Claims except that either the Allowed amount of all such Claims by such
Holder is $1,000 or less or the Allowed amount of all such Claims of such Holder are reduced to $1,000 by the election of the Holder thereof on such Holder's Ballot in accordance with the Plan. If the Allowed Class 6 Claims exceed $500,000, this Class shall receive the same treatment as afforded to Class 8 General Expense Claims.

                  By checking the appropriate box on a timely cast Ballot, the Holder of what otherwise would be Allowed General Expense Claims in an amount greater than $1,000 may elect to reduce the collective amount of all such Holder's Allowed General Expense Claims to $1,000 and be treated as the Holder of an Allowed Class 6 Convenience Claim in the amount of $1,000. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the subject Claims in excess of $1,000. Thus, upon such election, the Holder of such Allowed Class 6 Convenience Claim shall be deemed to have released the Debtor and its Estate, the Reorganized Debtor and its property, and all other parties (unless such other parties expressly waive and release any indemnity or contribution claim against the Debtor relating to such Claim) from any and all liability for such excess amount; provided that, if Class 6 Claims exceed $500,000, the reduction in Claim amount and waiver and release effectuated by the ballot election shall be deemed rescinded. The Holder of one or more Allowed General Expense Claim which timely elects to reduce the amount of all of its Allowed Claims shall be bound hereby and be deemed to be the Holder of an Allowed Class 6 Convenience Claim for classification, voting, and all other purposes under the Plan.

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

                  Each Holder of an Allowed Class 6 Convenience Claim shall receive Cash in an amount equal to 100% of such Allowed Class 6 Convenience Claim on the Effective Date or as soon thereafter as is practicable. Any Holder of a Convenience Claim may agree to accept less favorable treatment. Because Class 6 is Impaired, Holders of Class 6 Claims are entitled to vote to accept or reject the Plan and their votes have been solicited. Because Class 6 is Impaired and Holders of Class 6 Claims receive consideration under the Plan, the Holders of Claims in Class 6 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

         7.       CLASS 7 - NOTE CLAIMS

                  Class 7 consists of all Note Claims. This Class is Impaired. Any Holder of a Note Claim may agree to accept less favorable treatment. On the Effective Date of the Plan, the Holders of Allowed Class 7 Claims will receive in respect of their Allowed Class 7 Claims the following treatment:

                  (1) Cash equal to thirty percent (30%) of the Holders' Allowed Class 7 Claim;

                  (2) Reorganization Notes in a principal amount equal to twenty percent (20%) of the Holders' Allowed Class 7 Claim;

                  (3)      the Holders' Pro Rata Share of Class 7 Securities;
and

                  (4) if applicable, a portion of the Litigation Claim Proceeds in accordance with Section VII.I of the Plan.

                  Only for the purpose of distributions under this provision, an "Allowed Class 7 Claim" shall include simple interest accruing on the Class 7 Claim from the Petition Date to the

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Effective Date at the contractual, nondefault rate set forth in the Notes.

         8.       CLASS 8 - GENERAL EXPENSE CLAIMS

                  Class 8 consists of all General Expense Claims. This Class is Impaired. By written election (the "Class 8 Election") made on the Class 8 Ballot and returned to the Balloting Agent on or before the Balloting Deadline, a Holder of an Allowed Class 8 Claim may elect to receive either of the following treatments, with respect to some or all of its Claim:

                           (a) Class 8.A. Treatment. The Holders of Allowed Class 8 Claims will receive in respect of their Allowed Class 8 Claims one hundred percent (100%) of their Class 8 Claims through deferred cash payments, made as follows: (i) a payment equal to twenty percent (20%) of the Allowed Class 8 Claim on first day of the first month following the Effective Date, and (ii) four (4) equal annual payments, each equal to twenty percent (20%) of the Allowed Class 8 Claim, plus simple interest thereon accruing from the Effective Date to the date of the relevant payment installment at the Federal judgment rate, on the first, second and third year anniversaries of the Effective Date. Prepayment shall be permissible without penalty. Only for the purpose of distributions under this provision, an "Allowed Class 8 Claim" shall include simple interest accruing on the Class 8 Claim from the Petition Date through the Effective Date at the Federal judgment rate.

                           (b) Class 8.B. Treatment. The Holders of Allowed Class 8 Claims will receive in respect of their Allowed Class 8 Claims an aggregate of seventy percent (70%) of their Allowed Class 8 Claims payable in five (5) installments as follows: (i) a payment

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         equal to sixty percent (60%) of their Allowed Class 8 Claims on the
         Effective Date, and (ii) four (4) equal annual payments, each equal to 2.5% of their Allowed Class 8 Claims, on the first, second, third and fourth year anniversaries of the Effective Date. Creditors electing this treatment will not be entitled to any post-petition interest and/or post-Effective-Date interest on their Class 8 Claims. Prepayment shall be permissible without penalty.

                  In the event that the Holder of an Allowed Class 8 Claim fails to make an election on the Class 8 Ballot returned to the Balloting Agent on or before the Balloting Deadline, said Holder shall be deemed to have elected the Class 8.A. Treatment for its entire Claim.

                  Any Holder of a General Expense Claim may agree to accept less favorable treatment. Because Class 8 is Impaired and Holders of Class 8 Claims receive consideration under the Plan, the Holders of Claims in Class 8 are permitted to vote to accept or reject the Plan and the Debtors have solicited their votes to accept or reject the Plan.

         9.       CLASS 9 - SUBORDINATED CLAIMS/INTERESTS

                  Class 9 consists of all Securities Claims and Old PSI Common Interests. This Class is Impaired. On the Effective Date, each Holder of an Allowed Subordinated Claim/Interest will receive in respect of his, her or its Allowed Claim or Interest said Holder's Pro Rata share of (i) the Class 9 Securities and (ii) after payment of any Class 7 Deficiency Claim, any Litigation Claim Proceeds in accordance with Section VII.I. of the Plan. Any Holder of an Allowed Subordinated Claim/Interest may agree to accept less favorable treatment. Because Class 9 is Impaired and members of Class 9 receive consideration under the Plan, the

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Holders of Subordinated Claims/Interests are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

                  Further, in respect to Old PSI Common Interests, on the Effective Date the Old PSI Common Stock shall be cancelled, and with the exception of the Surviving Stock Options (which shall remain in full force and effect after the Effective Date, subject only to the modifications set forth in the Plan and the 2003 Equity Incentive Plan), all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by Peregrine to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

         10.      CLASS 10 - OLD REMEDY COMMON STOCK

                  Class 10 consists of Old Remedy Common Stock. This Class is Unimpaired. On the Effective Date, the Holder of the Old Remedy Common Stock, will retain, on account of its Class 10 Interests, the Old Remedy Common Stock. The Class 10 Holder may agree to accept less favorable treatment. Because Class 10 is Unimpaired, Class 10 is conclusively presumed to have accepted the Plan, and the Holder of the Interests in Class 10 are not entitled to vote to accept or reject the Plan.

C.       MEANS FOR IMPLEMENTATION OF THE PLAN

         1.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS

                  The Companies will, as the Reorganized Debtors, continue to exist on and after the Effective Date as separate corporate Entities, with all of the powers of corporations under the applicable non-bankruptcy law, and without prejudice to any right to alter or terminate their

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existence (whether by merger or otherwise). Except as otherwise provided in the
Plan, on and after the Effective Date, all property of the Estates of the Companies, including all Rights of Action (but excluding the Litigation Claims and any Rights of Action expressly released pursuant to the Plan), and any property acquired by the Companies under or in connection with the Plan will vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, the Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Sources of Cash for future operations will include, inter alia, Cash of the Companies and anticipated revenue from further business operations.

                  Notwithstanding any other provision in the Plan or herein to the contrary, the Plan shall not in any manner modify or affect the interests, if any, of any former or current officers or directors of the Company or any other Indemnified Person in the Current D&O Policies.

         2.       CONSOLIDATION

                  For administrative convenience, the Chapter 11 Cases of the Companies were administratively consolidated such that most pleadings in the Chapter 11 Cases shared the same caption and were placed in the same file in the Bankruptcy Court. Under the Plan, the assets and liabilities of the Companies are treated on a consolidated basis, thereby effectuating for Plan purposes substantive consolidation of the Debtors. Such substantive consolidation shall have no bearing on the liability of each of PSI and Remedy with respect to assets acquired or liabilities

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incurred after the Effective Date.

                  Generally, substantive consolidation is an equitable bankruptcy doctrine which allows a Bankruptcy Court to treat the assets and liabilities of two or more separate legal entities in bankruptcy proceedings as if those assets and liabilities belonged to one consolidated entity for the purposes of making distributions under a chapter 11 plan of reorganization, provided that the Court may limit, expand or condition such relief in its discretion based on the circumstances. While the case law regarding substantive consolidation is diverse and factually driven, courts have generally ordered substantive consolidation when either: (a) the assets and liabilities of the separate entities are so hopelessly intermingled that the cost and expense of attempting to separate the assets and liabilities is so great that the benefit to any creditor constituency of so doing outweighs the burden of doing so; or
(b) when one or more creditor groups have reasonably relied on the credit of the separate entities as if they were one and the same and the benefit of substantive consolidation to that group of creditors outweighs the detriment to other creditor groups.

                  The Debtors believe that, under the circumstances, substantive consolidation of the Estates for the purposes of allowance of Claims and distributions under the Plan is appropriate and in the best interests of the Estates. Further, because creditors shall generally receive a 100% recovery under the Plan, the contemplated limited consolidation of the Estates will not prejudice any creditors.

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         3.       INTERESTS IN AFFILIATES AND SUBSIDIARIES.

                  As of the Effective Date, PSI and Remedy shall retain any stock or interests they may hold in their subsidiaries or affiliates and retain any rights to which such stock or interests may be entitled under applicable law with respect to such shares or other interests. After the Effective Date, PSI or Remedy may sell, transfer, assign or otherwise dispose of such shares or interests as permitted by applicable law.

         4.       EQUITY INTERESTS AND EMPLOYEE STOCK PLAN

                  a.       Generally

                  The Company will authorize and issue New PSI Common Stock as necessary or appropriate to implement the Plan or to honor Surviving Stock Options. It also may authorize and issue New PSI Common Stock pursuant to the Employee Stock Plan(s) or otherwise in accordance with applicable non-bankruptcy law.

                  Depending upon certain circumstances, the New PSI Common Stock may be subject to the Ownership Change Transfer Restrictions. The New PSI Common Stock will be the only class of equity securities of the Company outstanding immediately following the Effective Date. The Old Remedy Common Stock will be the only class of equity securities of Remedy outstanding immediately following the Effective Date.

                  Under the Employee Stock Plan(s), employees, officers, directors or consultants of the Companies or their subsidiaries are expected to be afforded following the Effective Date stock, stock options, stock rights or other equity benefits. The shares of New PSI Common Stock which could result from the grant or exercise of these equity benefits, including the Surviving Stock Options, may constitute up to fifteen percent (15%) of the New PSI Common

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Stock on a fully diluted basis.

                  The Committee has asserted that implementation of any Employee Stock Plan may dilute the equity distributed in the form of the New PSI Common Stock distributed to Class 7 and (new) Class 9 under the Plan, and that such dilution of equity may materially reduce the value of the New PSI Common Stock distributed under the Plan. The extent of this potential reduction in value, if any, is uncertain and will depend, among other things, on the specific terms of the grants of stock, stock options, stock rights, or other equity benefits made pursuant to the Employee Stock Plan.

                  The Companies believe that Employee Stock Plans are a key element in the Company's effort to attract and retain officers, directors, employees and consultants. In formulating the precise terms of any Employee Stock Plan, although the Companies shall seek to ensure that the plan serves its intended purpose, if determined necessary or appropriate to assist in preserving favorable tax attributes, the Companies shall adjust the vesting schedule for the stock options, limit the time for exercise thereof, or otherwise include provisions designed to mitigate any impact of the Employee Stock Plan on the Companies favorable tax attributes.

                  b.       2003 Equity Incentive Plan

                  On or shortly after the Effective Date, designated employees of the Company will receive stock options which are more specifically described in the 2003 Equity Incentive Plan (which is an amended and restated version of the Company's 1994 Stock Option Plan, extended through 2013), in substantially the form attached to the Plan as PLAN EXHIBIT N. The purpose of the 2003 Equity Incentive Plan is to (1) attract and retain the services of participants whose

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judgment, interest and special efforts will contribute to the success of, and enhance the value of, the Company; (2) provide incentive compensation that is comparable to the Company's competitors; and (3) align participants' personal interests to those of the Company's other stockholders.

                  As noted above, the 2003 Equity Incentive Plan is an amendment and restatement of the Company's 1994 Stock Option Plan. The material terms of the plan have not changed, except as minimally necessary to comply with California securities laws (though option grants have historically complied with these minimum requirements and will continue to do so in the future, as long as the 2003 Equity Incentive Plan is subject to certain requirements of California securities law). Specifically, the options may vest as determined by the plan administrator (generally four year vesting in installments) and the exercise price will generally be equal to the value of the Company's stock on the date of grant. Options expire after 10 years if not terminated earlier due to termination of employment. In anticipation of the fact that options are likely to be expensed for financial accounting purposes, the 2003 Equity Incentive Plan has also been amended to add other types of awards that might be more appropriate given that their financial accounting cost might be as much or less than that for options under the likely future accounting rules. Accordingly, "restricted stock" and stock and cash units have been added which would permit the grant of stock that would vest over a 3 or 4 year service period or provide for the grant of stock based cash awards. Also, the option plan has been amended to permit directors to defer any cash payments they would otherwise receive for board service, electing to take Company stock in lieu of such cash.

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                  The Plan provides that the 2003 Equity Incentive Plan will become effective as of the Effective Date and be deemed to have been approved and adopted as of the Effective Date by the Companies and the shareholders and directors thereof in accordance with all applicable non-bankruptcy laws, including, without limitation, federal and state tax, securities and corporation laws, and having the same effect of such approvals under such laws, without any requirement of further action by said entities or Persons.

                  All votes by Holders of Old PSI Common Stock in favor of the Plan will be deemed to be a consent to and approval of the 2003 Equity Incentive Plan by said Holder with respect to all of such member's shares; provided, however, provided, however, in the event that Holders of at least 66 2/3% in amount of the Old PSI Common Stock (counting for this purpose only those amount(s) of Old PSI Common Stock that have been voted on the Plan and excluding Holders of Old PSI Common Stock who fail to vote, who abstain, or who are designated under Bankruptcy Code section 1126(e)) do not vote to accept the Plan, the 2003 Equity Incentive Plan shall be of no force and effect, without any prejudice to the rights of the Companies to seek requisite approval of any other stock incentive plans and/or agreements under applicable law.

         5.       INTERCOMPANY MATTERS

                  Upon Confirmation, as to PSI, Remedy and each Other PSI Subsidiary which consents to this potentially mutual release, (a) the Companies and their successors and assigns will waive, release and discharge each other and the Other PSI Subsidiaries and all of their successors from any and all Rights of Action, which, waiver, release and discharge shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind with

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respect to any Right of Action set forth expressly in the Plan to be released or in SUPPLEMENTAL PLAN EXHIBIT I, to be filed by the Companies no later than five
(5) days prior to the Confirmation Hearing; and (b) the Other PSI Subsidiaries and each of their successors and assigns will be deemed to waive, release and discharge the Companies and their successors from any and all Intercompany
Claims set forth expressly in the Plan to be released or in SUPPLEMENTAL PLAN
EXHIBIT I, which, waiver, release and discharge shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind with respect to any Intercompany Claim.

         6.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, AND CORPORATE
                  ACTION

                  a.       Amended and Restated Charters & Amended and Restated
                           By-Laws

                  On the Effective Date, the Amended and Restated Charters and Amended and Restated By-Laws will be deemed adopted without further action of the shareholders or directors of the Companies and the Amended and Restated Charters will be filed with the appropriate Secretary of State. The Amended and Restated Charters will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. The PSI Amended and Restated Charter also will include the Ownership Change Transfer Restrictions. After the Effective Date, the Reorganized Debtors may amend and restate their Amended and Restated Charters, Amended and Restated By-Laws and other constituent documents as permitted by applicable non-bankruptcy law.

                  b.       Management/Board of Directors

                  From and after the Effective Date, the Existing Board will continue to serve as the Reorganized Debtors' Boards of Directors, subject to the terms and conditions of the Amended and Restated Charters, the Amended

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and Restated By-Laws and applicable law. Messrs. Greenfield and Sexton and Ms.
Vizas will continue to serve as the Debtors' Chief Executive Officer, Chief Financial Officer and General Counsel, respectively, in accordance with the terms and conditions of their respective employment agreements and arrangements previously approved by the Bankruptcy Court, subject to amendment or modification by agreement between the Reorganized Debtors and the respective executives.

                  c.       Corporate Actions

                  On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption and the filing with the appropriate Secretary of State of the Amended and Restated Charters; (b) the adoption of the Amended and Restated By-Laws; (c) the issuance of the New PSI Common Stock and, as applicable, the Reorganization Notes; (d) the cancellation of the Notes or Interests of Holders for which the Claims or Interests are Disallowed; (e) the creation and establishment of the Litigation Trust; (f) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the adoption of the 2003 Equity Incentive Plan and any other Employee Stock Plan.

                  All matters provided for under the Plan involving the corporate structure of the Companies and any corporate action required by the Companies in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Companies. On the

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Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtors.

         7.       SOURCES OF CASH FOR PLAN DISTRIBUTIONS

                  The sources of Cash for distributions under the Plan will be the Companies' Cash and future revenues of the Companies, which may be retained by the Companies or transferred to the Disbursing Agent as necessary for distribution pursuant to the terms and conditions of the Plan.

         8.       PAYMENT OF PLAN EXPENSES.

                  The Reorganized Debtors may pay all Plan Expenses without further notice to Creditors or Holders of Interests or approval of the Bankruptcy Court. Any disputes concerning the payment of Plan Expenses shall be submitted to the Bankruptcy Court for resolution.

         9.       LITIGATION TRUST.

                  On the Effective Date, all of the Litigation Claims shall be deemed transferred to the Litigation Trust, which Litigation Trust shall be governed by the terms and conditions of the Litigation Trust Agreement. As more fully set forth in the Litigation Trust Agreement, the Litigation Trustee shall have the full power and authority to prosecute, abandon, release, settle or otherwise dispose of any and all of the Litigation Claims in his or her sole and absolute discretion, without the consent, authority or approval of any third parties including, without limitation, the Bankruptcy Court. The Litigation Trustee may employ such professionals, consultants, experts and agents as he/she deems necessary for carrying out his/her duties and

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responsibilities under the Litigation Trust Agreement. The Litigation Trustee shall be compensated as more fully set forth in the Litigation Trustee Compensation Disclosure. To the extent that the Litigation Trust does not have sufficient funds available to it, Reorganized PSI shall, from time to time, in the ordinary course of its business, make advances (collectively, the "Litigation Trust Advances") to the Litigation Trust for the purposes of paying the liabilities of the Litigation Trust, in an amount not to exceed $5 million. Any Litigation Claim Proceeds shall be distributed as follows:

                           (i) First, to satisfy any and all outstanding costs, expenses and obligations of the Litigation Trust.

                           (ii)     Second, to repay any Litigation Trust
         Advances.

                           (iii)    Third, Pro Rata to the Holders of
         outstanding Allowed Class 7 Claims up to the amount of the Class 7 Deficiency plus interest at the contractual rate under the Reorganization Notes accruing from and after the Effective Date.

                           (iv) Fourth, Pro Rata to the Holders of Allowed Subordinated Claims/Interests.

                  Notwithstanding the foregoing, nothing herein or in the Plan shall be deemed to in any way pre-empt, limit or modify any and all rights and claims which the SEC has under applicable law, including, without limitation, any and all rights which the SEC has under the securities laws (as such term is defined in Section 3(a)(47) of the Securities Exchange Act of 1934 (15 U.S.C.
Section 78c(a)(47)).

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         10.      TREATMENT OF INDEMNITY CLAIMS

                  Indemnity Claims or portions thereof may be within either Class 8 (General Expense Claims) or Class 9 (Subordinated Claims/Interests) for voting purposes under the Plan, depending on the particular circumstances of the relevant Claim and/or allegations made in the relevant Filed proof of Claim. (Each Holder of an Indemnity Claim shall be sent by the Ballot Agent a Class 8 ballot and a Class 9 ballot.) In the event that a Holder of an Indemnity Claim asserts its Claim as a General Unsecured Claim, the Debtors anticipate filing an objection to said Claim (for purposes of allowance and distributions under the Plan), seeking to have the Indemnity Claim subordinated under Bankruptcy Code ss. 510 or disallowed under Bankruptcy Code Section 502(e) or on any other applicable grounds. The Debtors believe that the aggregate amount of Allowed Indemnity Claims will be 0 or minimal.

D.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       ASSUMPTIONS

                  Pursuant to Section 365 of the Bankruptcy Code, the Companies will assume, as of the Effective Date, the Indenture and each of the executory contracts and unexpired leases (1) listed on PLAN EXHIBIT A to the Plan (including any related agreements, as described in Section VIII.B. of the Plan) or (2) for which assumption is expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan; provided, however, that (3) notwithstanding the foregoing, the Companies shall not assume any contract or lease which was assumed prior to the Effective Date pursuant to an order of the Bankruptcy Court. The Companies reserve the right, at any time prior to the Effective Date, to amend PLAN EXHIBIT A to the Plan to delete any executory contract or

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unexpired lease listed therein, thus providing for its rejection as described in
Section VIII.D. of the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions by PSI or Remedy, as applicable, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         2. ASSUMPTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED TO REAL PROPERTY

                  Each executory contract and unexpired lease to be assumed pursuant to the Plan that relates to the use or occupancy of real property will include: (a) modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument or other document is listed on PLAN EXHIBIT A to the Plan; and (b) executory contracts or unexpired leases appurtenant to the premises listed on PLAN EXHIBIT A to the Plan, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement agreements; vault, tunnel or bridge agreements or franchises; and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements are rejected pursuant to Section VIII.D. of the Plan and are listed on PLAN EXHIBIT B to the Plan. Notwithstanding anything herein to the contrary, if not previously approved by or subject to separate Court Order, effective on the later of the Effective Date or July 31, 2003, PSI or Reorganized PSI (as the case may be) shall assume and enter into the Kilroy Building Two Lease, as modified by the Modified Kilroy Building Two Lease, and confirmation of the Plan

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shall constitute the Court's order requiring Reorganized PSI to enter into and assume the Modified Kilroy Building Two Lease.

         3.       CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTION

                  Any monetary amounts by which each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan is in default will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Company or Remedy: (a) by payment of the default amount in Cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding: (a) the amount of any cure payments; (b) the ability of the Reorganized Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

         4.       REJECTIONS

                  Pursuant to section 365 of the Bankruptcy Code, the Companies will reject each executory contract and unexpired lease entered into by either of the Companies prior to the Petition Date except those that: (1) expired or terminated pursuant to their own terms prior to the Effective Date, (2) are otherwise rejected by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 prior to the Effective Date, or (3) are assumed or assumed and assigned, at any time, by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 (whether pursuant to the Plan or otherwise). Such rejection shall be effective

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immediately prior to the Effective Date. The executory contracts and unexpired leases to be rejected will include, without limitation, the contracts and leases listed on PLAN EXHIBIT B to the Plan and the contracts or leases rejected pursuant to the terms of this Plan or rejected pursuant to the terms of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan or on the Effective Date. Each contract and lease to be rejected, irrespective of whether it is listed on PLAN EXHIBIT B to the Plan, will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on PLAN EXHIBIT B to the Plan or otherwise rejecting a contract or lease under the Plan will not constitute an admission by the Company or Remedy that such contract or lease is an executory contract or unexpired lease or that the Company or Remedy has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described above, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Notwithstanding anything herein to the contrary, PSI or Reorganized PSI (as the case may be) shall reject the Kilroy Building Five Lease on the later of the Effective Date or July 31, 2003, unless the Bankruptcy Court authorizes such rejection by separate prior order. (PSI has already rejected the Kilroy Building One Lease, the Kilroy Building Three Lease, and the Kilroy Building Four Lease pursuant to order of the Bankruptcy Court.)

         5.       BAR DATE FOR REJECTION DAMAGES

                  If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Companies, their successor or properties

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unless a proof of Claim is filed and served on the Companies and their counsel within 30 days after Confirmation. All such Claims for which proofs of Claim are required to be filed, if Allowed, will be, and will be treated as, General Expense Claims (or Convenience Claims, if appropriate) subject to the provisions of the Plan.

         6.       BAR DATE FOR BANKRUPTCY CODE SECTION 365(n) ELECTION

                  If the rejection of an executory contract pursuant to the Plan gives rise to the right by the other party or parties to such contract to make an election under Section 365(n) of the Bankruptcy Code to either treat such contract as terminated or to retain its rights under such contract, such other party to such contract will be deemed to elect to treat such contract as terminated unless such other party files and serves a notice of its alternative election on the Companies and their counsel within 30 days after the Confirmation Date.

E.       DISTRIBUTIONS AND RELATED MATTERS

         1.       DISBURSING AGENT

                  If not the Reorganized Debtors themselves, the Disbursing Agent, to be employed on such terms as may be determined by the Reorganized Debtors, is the Person selected by the Companies to hold and distribute Cash and such other property as may be distributed pursuant to the Plan. Even if the Disbursing Agent is a Person other than the Reorganized Debtors, nonetheless the Disbursing Agent shall be an agent of the Reorganized Debtors and not a separate taxable entity with respect to, by example, the assets held, income received or disbursements or distributions made for the Companies. The Debtors or Reorganized Debtors will pay Ordinary Course & Assumed Administrative Expenses. The Companies, in their

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discretion, may delegate the making of all other distributions of Cash or New
PSI Common Stock under the Plan to the Disbursing Agent. On the Effective Date, the Reorganized Debtors may transfer to the Disbursing Agent Cash to enable payments under the Plan. The Cash received by the Disbursing Agent from the Companies shall be maintained in a segregated, interest bearing or similar investment account. The Disbursing Agent shall account for all distributions made from such Cash. Further, on the Effective Date, all of the New PSI Common Stock to be distributed under the Plan may be delivered to the Disbursing Agent, for distribution in accordance with the terms and conditions of the Plan.

                  Notwithstanding the foregoing, subject to approval of the Companies, the Disbursing Agent shall have the right to employ one or more sub-agents on terms and conditions to which the Disbursing Agent and such sub-agent(s) agree. In the case of Allowed Note Claims, any and all distributions under the Plan shall be delivered to the Indenture Trustee and not directly to the Noteholders (or as otherwise expressly provided in the Indenture). Distribution on account of Note Claims shall be deemed complete upon delivery of such distributions to the Indenture Trustee.

                  The Disbursing Agent shall not be required to provide a bond in connection with the making of any distributions pursuant to the Plan.

         2.       DATES OF DISTRIBUTIONS

                  The Sections of the Plan on treatment of Administrative Expenses, Claims, and Interests specify the times for distributions. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution

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shall instead be made, without interest, on the immediately following Business
Day. Distributions due on the Effective Date will be paid on such date or as soon as practicable thereafter, provided that if other provisions of the Plan require the surrender of securities or establish other conditions precedent to receiving a distribution, the distribution may be delayed until such surrender occurs or conditions are satisfied.

                  If, under the terms of the Plan, the resolution of a particular Disputed Claim, e.g., it is Disallowed, entitles other Holders of Claims or Interests to a further distribution, either (a) the Companies or Disbursing Agent, as applicable, may make such further distribution as soon practicable after the resolution of the Disputed Claim or (b) if the further distribution is determined in good faith, by the Companies or Disbursing Agent, as applicable, who is to make such distribution to be less than $500 for any Creditor, then, in order to afford the Companies an opportunity to minimize costs and aggregate such distributions, the Company or Disbursing Agent, as applicable, may make such further distribution any time prior to sixty (60) days after the Final Resolution Date.

         3.       CASH DISTRIBUTIONS

                  Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Companies or Disbursing Agent, as applicable, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         4.       DISTRIBUTION OF NEW SECURITIES

                  The Company or Disbursing Agent will distribute or cause to be distributed all

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New PSI Common Stock and, if applicable, Reorganization Notes pursuant to the
Plan. For the purpose of determining the appropriate percentage of New PSI Common Stock to be distributed to Class 7 members (i.e., the Class 7 Percentage), the Debtors will request the Bankruptcy Court to determine and fix at the Confirmation Hearing the amount of Excess Cash for this purpose only, such determination to be based on, among other things, the Bankruptcy Court's estimations of claims, including an estimation of the aggregate amount of all Allowed Class 8 Claims and the Probable Remedy Tax Liability. In such case, the claims estimation made by the Bankruptcy Court shall irrevocably fix and determine the Class 7 Percentage and shall be binding on all Persons for purposes of determining the aggregate amount of New PSI Common Stock to be distributed to Holders of Allowed Class 7 Claims.

                  Pending the distribution of any New PSI Common Stock as provided by the Plan, the Company or Disbursing Agent will cause the New PSI Common Stock held by it for such distribution to be: (i) represented in person or by proxy at each meeting of the stockholders of the Company; (ii) voted in any election of directors of the Company, at the option of the Company, either
(a) proportionally with the votes cast by other stockholders of the Company, or
(b) for the nominees recommended by the Board of Directors of the Company; and
(iii) voted with respect to any other matter in the same manner as prescribed in
(ii) above.

5.       FRACTIONAL SECURITIES AND ROUNDING OF PAYMENTS

                  No fractional securities will be issued. If a distribution to a Holder of an Allowed Claim or Allowed Interest would otherwise result in the issuance of a number of shares of New PSI

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Common Stock that is not a whole number, the actual distribution of shares of
New PSI Common Stock will be rounded to the next higher or lower whole number, with those fractions that are less than 1/2 being rounded down to the next lower whole number, and with those fractions that are 1/2 or greater being rounded up to the next higher whole number. No consideration will be provided to Holders of Claims or Interests in lieu of shares of New PSI Common Stock that are rounded down.

                  Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as "Unclaimed Property" under the Plan.

         6.       DISPUTED CLAIMS

                  Notwithstanding all references in the Plan to Claims that are Allowed, in undertaking the calculations concerning Allowed Claims or Allowed Administrative Expenses under the Plan, including the determination of the amount or number of distributions due to the Holders of Allowed Claims, Allowed Interests and Allowed Administrative Expenses, each Disputed Claim shall be treated as if it were an Allowed Claim, Allowed Interest or Allowed Administrative Expense, except that if the Bankruptcy Court estimates the likely portion of a Disputed Claim to be Allowed or authorized or otherwise determines the amount or number which would constitute a sufficient reserve for a Disputed Claim (which estimates and determinations may be requested by the Company), such amount or number as determined by the Bankruptcy Court shall be used as to such Claim.
                   Distributions of non-Cash consideration due in respect of a Disputed Claim shall

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be held and not made pending resolution of the Disputed Claim. The Cash distributions due in respect of Disputed Claims based on the calculations required by the Plan shall be reserved for the Holders of Disputed Claims and deposited in the Disputed Claims Reserve.

                   After an objection to a Disputed Claim is withdrawn, resolved by agreement, or determined by Final Order, the distributions due on account of any resulting Allowed Claim, Allowed Interest or Allowed Administrative Expense shall be made by the Disbursing Agent, provided that any distribution of Cash shall be made from the Disputed Claims Reserves. Such distribution shall be made at the time provided in the Plan for the next scheduled distribution to the class or type of Claim, Interest or Administrative Expense of such Holder and, if there is no such further scheduled time, within forty-five (45) days of the date that the Disputed Claim becomes an Allowed Claim, Allowed Interest or Allowed Administrative Expense. No interest shall be due to a Holder of a Disputed Claim based on the delay attendant to determining the allowance of such Claim, Interest or Administrative Expense.

                   Should a finally Allowed Claim or Allowed Interest of a Holder otherwise entitle the Holder to a Cash distribution in an amount in excess of the undistributed assets in the Disputed Claims Reserve, unless the Debtor elects to pay such Holder sooner or the Court or terms of the Plan have limited the Holder's recourse to the amount held in the Disputed Claims Reserve for its Disputed Claim, the Holder shall receive, for the shortfall in the reserve to pay amounts already due, a three (3) year straight note from the applicable Debtor for such amount bearing five percent (5%) per annum simple interest from the date of the resolution of the Disputed Claim and in no event shall such Holder have recourse to any payments or distributions

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theretofore made to or for the benefit of any Holder of a Claim, Interest or
Administrative Expense hereunder.

                   After an objection to such a Disputed Claim is sustained in whole or in part by a Final Order or by agreement such that the Disputed Claim is Disallowed in whole or in part, (1) if the Disputed Claim was treated as a potential Claim or Interest in a Class which, under the Plan, shares among its members the consideration available for such Class, then the Cash held in the Disputed Claims Reserve and any other consideration held in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Interest) shall be distributed by the Disbursing Agent or applicable Debtor to other Holders of Allowed Claims or Interests in such Class so as to give effect to the treatment set forth in the Plan for such Class, (2) otherwise, any amount held in the Disputed Claims Reserve in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Administrative Expense) shall become the property of the Reorganized Debtors and may be used by the Reorganized Debtors in any manner not inconsistent with this Plan. If the Claim or Interest of a Holder of a Note or Interest is Disallowed (by example only, under 11 U.S.C.Section 502(d)), the Note or Interest of such Holder shall be cancelled, retired and of no further force and effect and such Holder shall be obligated to surrender any document, certificate or other matter evidencing such Note or Interest. The Holders of any such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan.

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                  Notwithstanding anything herein to the contrary, the
provisions of the Indenture governing the relationship of the Indenture Trustee and the Noteholders, including, without limitation, those provisions relating to distributions, the Indenture Trustee's rights to payment, liens on property to be distributed to Noteholders, and the Indenture Trustee's rights of indemnity, if any, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.

                   Further, nothing in the Plan will affect the Indenture Trustee's rights pursuant to the Indenture and applicable nonbankruptcy law to assert liens on any distributions under the Plan to the Noteholders, to secure payment of its fees and expenses. If the Indenture Trustee does not serve as disbursing agent with respect to distributions to Noteholders, then the funds and/or property distributed to any such disbursing agent shall be subject to the lien of the Indenture Trustee pursuant to the Indenture.

         7.       UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS

                  If any distribution under the Plan is returned to the Company or Disbursing Agent or their agents as undeliverable or the check or other similar instrument or distribution by the Company or Disbursing Agent remains uncashed or unclaimed for one hundred eighty (180) days, such Cash or any new securities shall be deemed to be "Unclaimed Property." Upon property becoming Unclaimed Property, it immediately shall be revested in the Reorganized Debtors.

                  Pending becoming Unclaimed Property, such Cash or new securities will remain in the possession of the applicable Disbursing Agent and, if the applicable Disbursing Agent is

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notified in writing of a new address for the Holder, it shall cause distribution of the Cash or new securities, as appropriate, within 45 days thereafter.

                  Once there becomes Unclaimed Property for a Holder, no subsequent distributions for such Holder which may otherwise be due under the Plan will accrue or be held for such Holder, provided that, if the applicable Disbursing Agent is notified in writing of such Holder's then-current address and status as a Holder under the Plan, thereafter, the Holder will become entitled to its share of distributions, if any, which first become due after such notification.

                  Notwithstanding any of the foregoing, with respect to any undeliverable distributions on account of Note Claims, such property or interest will be redistributed by the Indenture Trustee to the Noteholders with respect to which distributions are deliverable.

         8.       COMPLIANCE WITH TAX REQUIREMENTS

                  The Companies shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

                  In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Companies shall file such information return with the IRS and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other

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tax information required by law to avoid withholding has not been received by the Companies (or the Disbursing Agent), the Companies may, in their sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, that the Companies shall not be obligated to liquidate any new securities to perform such withholding.

         9.       SURRENDER OF NOTES/OLD PSI COMMON STOCK

                  As a condition to receiving any distribution pursuant to the Plan, each Holder of Notes shall be required to surrender the Notes to the Indenture Trustee. As a condition to receiving any distribution of New PSI Common Stock under the Plan, each Holder of Old PSI Common Stock shall be required to surrender the certificates evidencing such stock to the Stock Transfer Agent.

         10.      RECORD DATE IN RESPECT TO CLASS 7 DISTRIBUTIONS

                  The record date and time for the purpose of determining which Persons are entitled to receive any and all distributions on account of Note Claims, irrespective of the date of or number of distributions, shall be the same as the Record Date.

                  At the date and time of the Record Date, the registers with respect to Note Claims (the "Noteholder Registers") shall be deemed closed for purposes of determining whether a holder of a Noteholder Claim is a record holder entitled to distributions under the Plan. The Debtors, the Indenture Trustee and their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising under the Plan, any Note Claim or claim arising therefrom or in connection therewith that is transferred

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

after the time of the Record Date. Instead, they all shall be entitled to recognize and deal for distribution purposes with only those record holders set forth in the Noteholder Registers as of the Record Date irrespective of the number of distributions to be made under the Plan or the date of such distributions.

F.       LITIGATION, OBJECTIONS TO CLAIMS AND DETERMINATION OF TAXES

         1.       GENERALLY AND OBJECTION DEADLINE

                  Except as may be expressly provided otherwise in the Plan, the Company shall be responsible for pursuing Rights of Action and any objection to the allowance of any Claim and the determination of Tax issues and liabilities.

                  After the Confirmation Date, the Company's authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims shall be exclusive. From and after the Effective Date, the Company may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Unless another or extended date is established by the Bankruptcy Court (which may so act without notice or hearing) or is established by other provisions of the Plan, any objection to a Claim shall be filed with the Bankruptcy Court and served on the Person holding such Claim by one year after the Effective Date (the "Objection Deadline").

                  In addition to any other available remedies or procedures with respect to Tax issues or liabilities, the Companies or Disbursing Agent, at any time, may utilize (and receive the benefits of) Bankruptcy Code Section 505 with respect to: any Tax issue or liability relating to an act or event occurring prior to the Effective

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

Date; or any Tax liability arising prior to the Effective Date. If the Companies or Disbursing Agent utilize Bankruptcy Code Section 505(b): (1) the Court shall determine the amount of the subject Tax liability in the event that the appropriate governmental entity timely determines a Tax to be due in excess of the amount indicated on the subject return; and (2) if the prerequisites are met for obtaining a discharge of Tax liability in accordance with Bankruptcy Code ss. 505(b), the Disbursing Agent, the Companies and any successors to the Companies shall be entitled to such discharge which shall apply to any and all Taxes relating to the period covered by such return.

         2.       TEMPORARY OR PERMANENT RESOLUTION OF DISPUTED CLAIMS

                  The Company may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code, irrespective of whether the Company has previously objected to such Disputed Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Disputed Claim at any time during litigation concerning any objection to the Disputed Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Disputed Claim, that estimated amount would constitute either the Allowed amount of such Disputed Claim or a maximum limitation on such Disputed Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Disputed Claim, the Company may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Disputed Claim. In addition, the Company may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim, Interest or

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

Administrative Expense and the rights of the Holder of such Claim, Interest or Administrative Expense would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. All of the aforementioned objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

         3.       SETOFFS

                  The Companies may, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim, Interest or Administrative Expense (other than the Secured Motive Claim , to the extent provided in the Secured Motive Claim Terms Document) and the distributions to be made pursuant to the Plan on account of such Claim, Interest or Administrative Expense (before any distribution is made on account of such Claim, Interest or Administrative Expense), the Rights of Action of any nature that the Companies may hold against the Holder of such Allowed Claim, Interest or Administrative Expense. Neither the failure to set off nor the allowance of any Claim, Interest or Administrative Expense hereunder will constitute a waiver or release by the Companies of any such Rights of Action that the Companies may have against such Holder.

         4. PRESERVATION OF RIGHTS OF ACTION & UTILIZATION THEREOF BY DISBURSING AGENT

                  In accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, or Disbursing Agent to the extent set forth below, and their successors, any assigns hereunder and future assigns will retain and may exclusively enforce any Rights of Action subject only subject to any express waiver or release thereof in the Plan (see e.g., Section XI. of the Plan) or in any other contract, instrument, release, indenture or other agreement entered into

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in connection with the Plan, and the Confirmation Order's approval of the Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Rights of Action. Absent such express waiver or release, the Reorganized Debtors, Disbursing Agent or the successors or assigns of any of them may pursue Rights of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors (or their successors or future assigns). The Rights of Actions may be asserted or prosecuted before or after solicitation of votes on the Plan or before or after the Effective Date.

                  Absent an express waiver or release as referenced above, nothing in the Plan shall (or is intended to) prevent, estop or be deemed to preclude the Companies or Disbursing Agent from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Rights of Action and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Rights of Action upon or after Confirmation or Consummation. By example only and without limiting the foregoing, the utilization or assertion of a Right of Action or the initiation of any proceeding with respect thereto against a Person, by the Companies or Disbursing Agent or any successor to or assign of any of them, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of: (a) the solicitation of a vote on the Plan from such Person or such Person's predecessor in interest; (b) the Claim, Interest or Administrative Expense of such Person or such Person's predecessor in interest having been listed in the Debtor's Schedules, List of Equity Security Holders, or in the Plan, Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim,

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Interest or Administrative Expense of the Person or such Person's predecessor in interest; or (d) Confirmation of the Plan.

                  AS OF THE TIME THAT THE COMPANIES ARE SOLICITING VOTES ON THE PLAN, THE COMPANIES HAVE NOT COMPLETED THEIR ANALYSES OF CLAIMS, INTERESTS, ADMINISTRATIVE EXPENSES OR RIGHTS OF ACTION. AS SET FORTH HEREIN, THE COMPANIES, THEIR DISBURSING AGENT OR ANY SUCCESSORS OR ASSIGNS RETAIN THEIR ABILITY TO OBJECT TO CLAIMS, INTERESTS OR ADMINISTRATIVE EXPENSES AFTER THE EFFECTIVE DATE.

                  For purposes of voting on or objecting to the Plan, any Person with whom the Companies have entered into a transaction or to whom a Debtor has incurred an obligation or made a transfer of money or property, prepetition or postpetition, should assume that such obligation, transfer, or transaction may be reviewed by the Companies, Disbursing Agent or Committee subsequent to the solicitation of votes on the Plan or after the Effective Date and that such Person may be the subject of an action, proceeding or claim by the Companies, Disbursing Agent or Committee after the solicitation of votes on the Plan or after the Effective Date.

                  Notwithstanding any allowance of a Claim or Administrative Expense, the Companies have reserved the right to seek, among other things, to have such Claim or Administrative Expense disallowed if the Companies, at the appropriate time, determine that they have a defense under 11 U.S.C. Section 502(d), e.g., the Companies hold a Right of Action for an Avoidance claim against the Holder of such Claim or Administrative Expense and such Holder after demand refuses to pay the amount due in respect thereto. Such reservation shall remain

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

subject to any limitation on application of 11 U.S.C. Section 502(d) to Administrative Expenses under applicable law.

                  To facilitate the use of a Disbursing Agent in connection with the Chapter 11 Cases, the Disbursing Agent, as an agent of the Reorganized Debtors, shall be deemed to be vested with the Companies' defenses, counterclaims, crossclaims, rights of recoupment or setoff, Avoidance Actions and all other appropriate Rights of Action, for the purposes of disputing, or reducing or eliminating the Allowed amount of, Claims, Interests, or Administrative Expenses to be paid by the Disbursing Agent pursuant to the Plan (but not for the purpose of establishing or creating affirmative recovery against the Holders of Claims, Interests or Administrative Expenses). Any portion of such Rights of Action not utilized and exhausted by the Disbursing Agent shall be retained by and, despite the deemed vesting in the Disbursing Agent, may be utilized and acted upon by, the Reorganized Debtors. The guiding principle in resolving any dispute over control of a Right of Action shall be the best interests of the Reorganized Debtors (or their successors or future assigns).

G.       RELEASE, WAIVER AND RELATED PROVISIONS

         1.       INJUNCTIONS

                  a.       Generally

                  Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Chapter 11 Cases pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently

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

enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest,
(a) seeking to hold (i) the Reorganized Debtors or (ii) the property of the Reorganized Debtors, liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant the Plan.

                  b. Injunction Related to Rights of Action and Discharged or Terminated Claims, Administrative Expenses or Interests

                  Except as provided in the Plan or in the Confirmation Order, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim, Administrative Expense, Interest or other debt or liability that is discharged, Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions either (x) against the Companies or their property on account of all or such portion of any such Claims, Administrative Expenses, Interests, debts or liabilities that are discharged or terminated or (y) against any Person with respect to any Right of Action or any objection to a Claim, Administrative Expense or Interest, which Right of Action or objection, under the Plan, is waived, released or exclusively retained by either of the Companies: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan. To avoid any doubt, except as otherwise expressly noted in the Plan, nothing in the Plan or herein shall be construed or is intended to

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

affect, enjoin, modify, release or waive any claims, rights, and actions that a third party may have against a person other than the Debtors, provided that such claims, rights, and actions are wholly separate and exist independently from any claims, rights and actions of the Estates.

                  Further, notwithstanding the foregoing or any other provision in the Plan, the Plan shall not in any manner modify or affect the interests, if any, of any former or current officers or directors of the Company or any other Indemnified Person in the Current D&O Policies.

         2.       POTENTIAL LIMITED INDEMNIFICATION OF OFFICERS, DIRECTORS AND
                  EMPLOYEES

                  Without affecting any other relief available to Holders of Indemnity Claims under the Plan or otherwise, the Debtors reserve all their rights to seek to honor prepetition Indemnity Claims of certain Indemnified Persons on any appropriate grounds upon separate notice, including by way of motion(s) to be Filed with the Bankruptcy Court seeking the payment of Indemnity Claims of certain Indemnified Persons for valuable services and/or other consideration for the Estates.

         3. LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS

                  Section 1123(b)(6) of the Bankruptcy Code provides that a plan of reorganization may contain any appropriate provision that is not inconsistent with the applicable provisions of the Bankruptcy Code. Pursuant to Section 1123(b)(6) of the Bankruptcy Code, the Plan includes this Plan Exculpation Provision, expressly providing that the directors, officers, employees, members and professionals (acting in such capacity) of the Companies (collectively, the "Plan Participants") and the Companies themselves will neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with or related to the formulation,

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

preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement, or the Confirmation Order, including solicitation of acceptances of the Plan; provided, however, that this exculpation shall not preclude liability for any Plan Participant as to acts or omission determined in a Final Order to have constituted gross negligence or willful misconduct.

H.       PENSION PLANS, OTHER RETIREE BENEFITS AND LABOR CONTRACTS

                  From and after the Effective Date, pursuant to Section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors will continue to pay all "retiree benefits" (as that term is defined in Section 1114(a) of the Bankruptcy Code), if any, at the level established pursuant to subsection
(e)(I)(B) or (g) of Section 1114 of the Bankruptcy Code, at any time prior to Confirmation, for the duration of the period that the Reorganized Debtors have obligated themselves to provide such benefits.

I.       NO REGULATED RATE CHANGE WITHOUT GOVERNMENT APPROVAL

                  No rate charged by any Debtor over which any governmental regulatory commission would have jurisdiction under applicable non-bankruptcy law will be changed through the Plan without obtaining such approval.

J.       EXEMPTION FROM CERTAIN TRANSFER TAXES

                  Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan including (a) the issuance, transfer, or exchange of new securities,
(b) the creation of any mortgage deed or trust, or other

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

security interest, and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar Tax or governmental assessment.

K.       CONDITIONS PRECEDENT TO PLAN EFFECTIVENESS

                  The Plan will not be consummated and the Effective Date will not occur unless and until (A) the Confirmation Order is in a form acceptable to the Debtors, and if not previously authorized by Court Order, expressly provides that the Debtors are authorized and directed to enter into and assume the Modified Kilroy Building Two Lease on the later of the Effective Date or July 31, 2003 and Reorganized PSI shall have entered into the Modified Kilroy Building Two Lease; (B) the Debtors shall have set aside for the sole and exclusive benefit of Kilroy the sum of $18 million due and payable to Kilroy on the Effective Date pursuant to any election by Kilroy to receive Class 8.B. Treatment; and (C) the Confirmation Order shall be a Final Order. Any of the foregoing conditions may be waived by the Companies (such waiver shall not require any notice, Bankruptcy Court order, or any further action).

                  Each of these conditions to the Effective Date must be satisfied or duly waived, as provided above, within 90 days after the Confirmation Date. If each condition to the Effective Date has not been satisfied or duly waived, as described above, within 90 days after the Confirmation Date, then upon motion by the Companies made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court.

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

Notwithstanding the filing of such motion, however, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated for failure to satisfy a condition to the Effective Date, the Plan shall be deemed null and void in all respects (including, without limitation, (1) any discharge of Claims and Administrative Expenses and termination of Interests pursuant to Section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Plan will be deemed null and void, and (3) nothing contained in the Plan will (a) constitute a waiver or release of any Rights of Action, Claim, Administrative Expense or Interest or (b) prejudice in any manner the rights of the Company).

L.       EFFECT OF PLAN CONFIRMATION

         1.       BINDING EFFECT OF CONFIRMATION

                  Confirmation will bind the Company, all Holders of Claims, Administrative Expenses or Interests and other parties in interest to the provisions of the Plan whether or not the Claim, Administrative Expense or Interest of such Holder is Impaired under the Plan and whether or not the Holder of such Claim, Administrative Expense or Interest has accepted the Plan.

         2.       GOOD FAITH

                  Confirmation of the Plan shall constitute a finding that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) all Persons' solicitations of acceptances or rejections of this Plan and the offer, issuance, sale, or purchase of a security offered or sold under the Plan have been in good faith and in

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compliance with applicable provisions of the Bankruptcy Code.

         3.       NO LIMITATIONS ON EFFECT OF CONFIRMATION

                  Nothing contained in the Plan will limit the effect of Confirmation as described in Section 1141 of the Bankruptcy Code.

         4.       DISCHARGE OF CLAIMS, ADMINISTRATIVE EXPENSES AND INTERESTS

                  Except as provided in the Plan or Confirmation Order, the rights afforded under the Plan and the treatment of Claims, Administrative Expenses and Interests thereunder will be in exchange for and in complete satisfaction, discharge and release of all Claims and Administrative Expenses and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation will: (i) discharge the Debtors and Reorganized Debtors from all Claims, Administrative Expenses or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code or (c) the Holder of a Claim or Administrative Expense based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of Interest Holders in the Debtors. As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities

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or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date.

         5.       JUDICIAL DETERMINATION OF DISCHARGE

                  As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against Debtors any other or further Claims, Administrative Expenses, Interests, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or in the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims, Administrative Expenses and other debts and liabilities against the Debtor and termination of all such Interests and other rights of Interest Holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharges shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged liability, Claim, or Administrative Expense or terminated Interest. Notwithstanding the foregoing, the SEC and other governmental agencies shall not be subject to the foregoing injunction with respect to the exercise and enforcement of any of their respective regulatory or police rights and powers.

         6.       EXEMPTION FROM SECURITIES LAWS

                  The entry of the Confirmation Order will be (1) a final determination of the Bankruptcy Court that the New PSI Common Stock (other than any securities issuable pursuant to any Employee Stock Plan) and the Reorganization Notes, authorized, issued or distributed pursuant to this Plan, are entitled to all of the benefits and exemptions provided by Section 1145

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of the Bankruptcy Code, (2) a final determination of the Bankruptcy Court that the New PSI Common Stock and other securities issuable pursuant to any Employee Stock Plan authorized pursuant to the Plan are entitled to the exemptions from federal and state securities registration available under Section 4(2) of the Securities Act of 1933, as amended, Rule 701 and/or Regulation D of the SEC, and similar provisions of state securities law, and (3) deemed to incorporate the following as mixed findings of fact and conclusions of law:

                  a.       Initial Offer and Sale Exempt from Registration

                  Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, do not apply to the offer or sale of any New PSI Common Stock or Reorganization Notes in accordance with the Plan.

                  b.       For Resale Purposes, Initial Offering Deemed Public
         Offering

                  The offer or sale of the New PSI Common Stock (other than any securities issuable pursuant to any Employee Stock Plan) or Reorganization Notes in accordance with the Plan is deemed to be a public offering. Accordingly, such securities shall be deemed not to be "restricted securities" within the meaning of the Securities Act and may be resold without registration under the Securities Act by any holder not deemed under 11 U.S.C. Section 1145(b) to be an underwriter with respect to such securities. (Directors, executive officers, and certain controlling Persons and other affiliates of the Reorganized Debtors are deemed to be "underwriters" under 11 U.S.C. Section 1145(b), as are non-affiliates who engage in certain types of trading activities with respect to the Company's securities.) The New PSI Common Stock and

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other securities issuable pursuant to any Employee Stock Plan authorized pursuant to the Plan shall be deemed "restricted securities" within the meaning of the Securities Act.

         7.       PLAN EXCULPATION PROVISION DEEMED NECESSARY

                  Entry of the Confirmation Order will be deemed to include a judicial finding that the Plan Exculpation Provision is necessary to, inter alia, facilitate Confirmation and feasibility and to minimize potential claims arising after the Effective Date for indemnity, reimbursement or contribution from the Companies. In that the Plan Exculpation Provision resolves the matters described therein, the Confirmation Order's approval of the Plan also shall be deemed a res judicata determination of the matters included in the Plan Exculpation Provision.

         8.       PLAN DISTRIBUTIONS AND TRANSFERS DEEMED NOT TO BE FRAUDULENT
                  TRANSFERS

                  The Confirmation Order is to be a judicial determination that no distribution or transfer of Cash, securities or other property under the Plan by a Debtor, Reorganized Debtor or Disbursing Agent is to be deemed to have been made with the actual intent to hinder, delay, or defraud any creditor. Moreover, the Confirmation Order shall also be a judicial determination that, with respect to a timely distribution or transfer by a Debtor, Reorganized Debtor or Disbursing Agent of Cash, securities or other property which was required under the Plan to be made on, or as soon as practicable after, the Effective Date, the Debtor or Reorganized Debtor (1) was solvent at the time of such distribution or transfer and immediately thereafter, (2) was not left thereby with an unreasonably small amount of assets with respect to its intended business or transactions, and (3) did not intend to incur, did not believe it would incur, and reasonably should have believed it would not incur, debts beyond its ability to pay as they became due.

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

M.       RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over the Chapter 11 Cases and any of the proceedings related to the Chapter 11 Cases pursuant to Section 1142 of the Bankruptcy Code and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out and for all other purposes as set forth in Section XV.A. of the Plan.

N.       MODIFICATION OR WITHDRAWAL OF THE PLAN

                  The Debtors may seek to amend or modify the Plan at any time prior to its Confirmation in the manner provided by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order, and the Company reserves the right to amend the terms of the Plan or waive any conditions to its Confirmation, effectiveness or consummation if the Company determines that such amendments or waivers are necessary or desirable to confirm, effectuate or consummate the Plan.

                  After confirmation of the Plan, the Companies may apply to the Bankruptcy Court, pursuant to Section 1127 of the Bankruptcy Code, to modify the Plan. After confirmation of the Plan, the Companies may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan. The Plan may not be altered, amended or modified without the written consent of the Companies or their successors.

                  Further, the Companies reserve the right, to be exercised in their sole and

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

unfettered discretion, to revoke and withdraw the Plan at any time prior to the Effective Date, in which case the Plan will be deemed to be null and void (including, without limitation, (1) any discharge of Claims and Administrative Expenses and termination of Interests pursuant to Section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Plan will be deemed null and void, and (3) nothing contained in the Plan will (a) constitute a waiver or release of any Right of Action, Claim, Administrative Expense or Interest or (b) prejudice in any manner the rights of the Companies).

                                       VI.
                          REQUIREMENTS FOR CONFIRMATION

                  Section 1129 of the Bankruptcy Code sets forth the requirements that must be satisfied to confirm a plan of reorganization. A number of the more significant Confirmation requirements are discussed in this
Section VII of the Disclosure Statement. The Debtors believe that they have complied or will comply with each of these requirements.

A.       GOOD FAITH AND COMPLIANCE WITH LAW

                  The Bankruptcy Code requires that a plan of reorganization be proposed in good faith and disclose certain relevant information regarding payments due and the nature of compensation to insiders. The Debtors believe that they have satisfied these requirements and will seek a ruling to that effect from the Bankruptcy Court in connection with Confirmation of the Plan.

B.       BEST INTERESTS

                  Section 1129(a)(7) of the Bankruptcy Code requires that, with respect to each

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Impaired Class, each member of such Class either (a) has accepted the Plan, or
(b) will receive or retain under the Plan on account of its Claim or Interest property of a value, as of the Effective Date, that is at least equal to the amount that such member of the Class would receive or retain if the Company were liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan meets this test and will seek appropriate findings from the Bankruptcy Court in connection with the Confirmation of the Plan. See Section X.C. of the Disclosure Statement, entitled, "Liquidation Analysis."

C.       PLAN ACCEPTANCE

                  The Bankruptcy Code requires, subject to an exception described in Section VII.D. of the Disclosure Statement, entitled "Confirmation of the Plan Without Acceptance by All Impaired Classes," that the Plan be accepted by all Impaired Classes of Claims and Interests. Classes of Claims that are not Impaired (Unimpaired) under a plan are deemed to have accepted the plan and are not entitled to vote. Thus, Class 1 (Priority Non-Tax Claims) and Class 5 (Other Secured Claims) are deemed to have accepted the Plan.

                  The Bankruptcy Code defines acceptance of a plan of reorganization by a class of Claims as acceptance by holders of at least 66 2/3% in dollar amount and more than one-half in number of the Allowed Claims in that class, but for this purpose counts only those Claims that have been voted on the plan. Holders of Claims who fail to vote or who abstain will not be counted to determine the acceptance or rejection of the Plan by any impaired class of Claims. Additionally, the vote of any Holder will not be counted if the Holder is designated by the Court based on their vote or its solicitation not being in good faith under Bankruptcy Code Section

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

1126(e). The Debtors will solicit the votes of Holders of Claims in Class 2 (Secured Purchaser Banks Claims), Class 3 (Secured Equipment Finance Claims), Class 4 (Secured Motive Claim), Class 6 (Convenience Claims), Class 7 (Note Claims), Class 8 (General Expense Claims), and Class 9 (Subordinated Claims/Interests).

                  The Bankruptcy Code defines acceptance of a plan of reorganization by a class of Interests as acceptance by holders of at least 66 2/3% in amount of the Allowed Interests in that class, but, again, for this purpose counts only those Interests that have been voted on the Plan, excludes Holders of Interests who fail to vote, who abstain, or who are designated under Bankruptcy Code Section 1126(e). The Debtors will solicit the votes of Holders of Old PSI Common Stock in Class 9 under the Plan, because these Holders of Interests are Impaired under the Plan. PSI is the sole Holder of an Interest in Class 10 (Old Remedy Common Stock) and is Unimpaired under the Plan.

                  Classes of Claims or Interests that are Impaired and receive no payment or property under the Plan in respect of their Claims or Interests are conclusively presumed pursuant to Section 1126(g) of the Bankruptcy Code to have rejected the Plan. No Class under the Plan is conclusively presumed to have rejected the Plan.

                  If the circumstances warrant, the Debtors reserve the right to request Confirmation of the Plan pursuant to the "cram down" provision of the Bankruptcy Code described in Section VII.D. of the Disclosure Statement.

D.       CONFIRMATION OF THE PLAN WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

                  The Bankruptcy Code provides an exception to the requirement that every class

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

must accept a plan of reorganization. This exception is commonly known as the "cram down" provision. This provision allows the Debtors to confirm the Plan notwithstanding the deemed rejection or rejection by a Class of the Plan. If the Debtors can demonstrate to the Bankruptcy Court that they satisfy the requirements of the "cram down" provision, each impaired Class that voted to reject the Plan or that is deemed to reject the Plan would be bound to the treatment afforded to that Class under the Plan.

                  To obtain Confirmation of the Plan using the "cram down" provision, the Debtors must demonstrate to the Bankruptcy Court that, as to each Class that has rejected the Plan, the treatment afforded to such Class under the Plan "does not discriminate unfairly" and is "fair and equitable."

                  In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors, including the effect of applicable subordination agreements between parties. Accordingly, two classes of unsecured creditors could be treated differently without unfairly discriminating against either class.

                  In general, the Bankruptcy Code applies a different test to holders of Secured Claims, unsecured Claims and Interests to determine whether the treatment proposed in a plan of reorganization is "fair and equitable." In general, a plan of reorganization is "fair and equitable" to a holder of-

         secured claims if the plan provides that the holder (i) will retain the lien or liens securing its claim and (ii) will receive cash payments, normally evidenced by a note, that total at

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

         least the amount of its claim, with such payments having a present value at least equal to the value of the collateral securing the claim;

         unsecured claims if the plan provides that the holder (i) will receive or retain property of a value, as of the Effective Date, equal to the amount of its claim or (ii) no holder of a claim or interest that is junior to the creditor receives any value under the plan of reorganization; and

         equity interests if the plan provides that the holder (i) will retain property equal to the greatest of the allowed amount of any liquidation preference to which such holder is entitled, any redemption price to which such holder is entitled or the value of such interest or (ii) no holder of an interest that is junior to the holder will receive any value under the plan of reorganization.

As set forth above, the Plan may be confirmed if certain conditions are met even if the Plan is not accepted by each Class of Claims entitled to vote.

E.       FEASIBILITY

                  The Bankruptcy Court must also determine that the Plan is feasible and is not likely to be followed by liquidation or further reorganization of the Company. To determine whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. This analysis includes a forecast of financial performance of the Reorganized Company. This forecast and the underlying assumptions thereof are set forth in EXHIBIT 4 attached hereto. Based upon these projections, the Debtors believe that they will have the financial capability to satisfy their obligations following the Effective Date. Accordingly, the Debtors will seek a ruling to that effect in connection with the Confirmation of the Plan. The Debtors further believe that, as evidenced in their financial projections, their cash resources remaining and generated after effecting the Plan should be adequate to run their business following the consummation of the Plan and into the foreseeable future.

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

F.       THE PARTIES' ASSERTIONS REGARDING REORGANIZATION VALUE

                  In connection with the confirmation of a plan of reorganization, controlling legal authority requires the Bankruptcy Court to determine the inherent or true fair value of a debtor's assets rather than looking to what a third party might actually pay for those assets, based upon the notion that markets undervalue entities in bankruptcy.

                  As more fully set forth below, there are significant disagreements between the Debtors, the Creditors Committee and the Equity Committee as to the reorganization value of the Debtors' PSI Business from a low point of $110 million (advocated by one of the Creditors Committee's valuation experts) to a high valuation of $360 million (advocated by the financial advisor for the Equity Committee). The Debtors, the Creditors Committee and the Equity Committee each submitted to the Bankruptcy Court and exchanged with the others on May 9, 2003, separate reports opining on the reorganization value of the Debtors. As discussed further below, the Bankruptcy Court has scheduled a hearing on valuation for June 9 and 10, 2003.

         1.       Debtors' Valuation

                  The Debtors' financial advisor, CSFB, has analyzed the following valuation methodologies: discounted cash flow analysis, analysis of comparable companies, and analysis of comparable transactions. Based on its extensive analysis, including of data over extended periods of time, CSFB has ascribed an enterprise value of the PSI Business today of from approximately $275 million to $350 million. CSFB's methodology and analysis of the PSI Business' enterprise value are set forth in detail in a report submitted to the Bankruptcy Court (in chambers) on May 9, 2003.

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

                  The Committee asserts that the Debtors' determination of enterprise value is flawed and/or subject to certain risks, including the following: (i) the equity market may not value reorganized Peregrine's equity according to the values of "comparable companies" that may have been considered by the Debtors in making their determination, (ii) Peregrine's projected results, in the Committee's view, unreasonably assume a rapid transition from stagnant revenues and losses to robust growth and profitability and are otherwise unrealistic, and (iii) in the Committee's opinion, CSFB's analysis implicitly assumes unsustainable growth rates, which artificially inflates the valuation of the PSI Business' enterprise value. Notwithstanding the Committee's assertions, as discussed in Section VI.E. above, based on certain assumptions, the Debtors believe that the projections attached hereto as EXHIBIT 4 are justified, reasonable and attainable.

         2.       The Committee's Valuations

                  On different occasions, the Creditors Committee has proffered several different enterprise values for the PSI Business. Those differing evaluations are summarized below.

                  a.       Blackstone Valuation

                  Although its application to employ Blackstone was subsequently withdrawn after the Debtors' objection to Blackstone's proposed compensation was sustained by the Court, on March 28, 2003, the Creditors Committee filed with the Court the Declaration of Paul P. Huffard (the "Huffard Declaration"), containing the sworn testimony of Paul Huffard ("Huffard"), a senior managing director of Blackstone. In his declaration, Huffard testifies that based on a comparable company analysis, the value of the PSI Business is between $91 million and $176

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

million and based upon a discounted cash flow analysis, is between $79 million and $168 million, for an overall average enterprise value of $128.5 million. The Debtors significantly discount the credibility of the Huffard Declaration for a number of reasons including the fact that CSFB's preliminary marketing efforts undertaken in December of 2002 and early January of 2003 (described in Section IV.F.5.c. above) established expressions of interest ranging from one low preliminary bid of $80 million (which the Debtors believe to be clearly unrealistically low) to a high preliminary bid(s) of $175 million, with several preliminary bids in the $150 million to $175 million range.

                  b.       Worth Valuation

                  On April 18, 2003, the Creditors Committee filed with the Court the Declaration of Carolyn J. Worth (the "Worth Declaration"), containing the sworn testimony of Carolyn J. Worth ("Worth"), a director of valuation services with Hemming Morse, Inc. In her declaration, Worth testified that based upon the Remedy Sale, the indicated value of the PSI Business is between $83 million and $163 million; based upon a comparable company analysis, the value is between $52 million and $186 million and based upon a capitalized cash flow methodology, is between $110 million and $237 million for an overall Enterprise Value of between $120 million and $150 million. The Debtors significantly discount the credibility of the Worth Declaration for the same reasons set forth above with respect to the Huffard Declaration.

                  On May 9, 2003, the Creditors Committee submitted to the Bankruptcy Court (in chambers) a valuation report prepared by Worth ascribing to the PSI Business (as of the anticipated Effective Date, August 1, 2003) an estimated enterprise value of from $180 million

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

to $220 million. Worth's methodology and analysis of the Debtors' enterprise value are set forth in detail in her report. Worth's analysis is based on the following methodologies: discounted cash flow, capitalized cash flow, comparable public companies, and comparable transactions.

                  c.       Value of the Reorganization Notes

                  Contrary to the Debtors' assertions, the Committee believes that the Reorganization Notes to be distributed to holders of Class 7 claims are worth less than the face amount of the Reorganization Notes. Consequently, the Committee asserts that the value of the Reorganization Notes should be appropriately discounted in determining whether Class 7 Claims will receive 100% on account of such claims. The Debtors disagree with these assertions.

         3.       Equity Committee Valuation

                  Using discounted cash flow, comparable company and comparable transaction analyses, Seneca Financial, financial advisors to the Equity Committee, has concluded in its valuation report, submitted to chambers, that the PSI Business has an enterprise value of between $290 million and $360 million with a mid point valuation of $325 million. Notwithstanding the fact that it believes that the value of the PSI Business is higher than the approximately $300 million inherent in the Plan, the Equity Committee has indicated that it is prepared to support confirmation of the Plan in the form as filed.

G.       VALUATION HEARING / SUPPLEMENTAL NOTICE

                  The Court has set a hearing for June 9 and 10, 2003 at which it will determine the Enterprise Value for purposes of confirmation of the Plan. After the Court has made the foregoing determinations, the Debtors will send a supplemental disclosure ("Supplemental

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

Notice") to all creditors, shareholders and other parties in interest, indicating the Court's valuation and its effect on the percentage of Aggregate Shares to be distributed to the Holders of Allowed Class 7 Claims and Class 9 Claims/Interests. As part of this Supplemental Notice, the Debtors will include a chart which attempts to show the possible percentage or range of percentages of the equity of Reorganized PSI which (a) the Holders of Claims in Class 7 may receive in the aggregate and (b) the Holders of Subordinated Claims/Interests in Class 9 may receive in the aggregate under the Plan, based on the Enterprise Value determined by the Bankruptcy Court at the Valuation Hearing, and subject to certain assumptions and variables, including certain estimates as to the total amount of Allowed Class 8 Claims and the Probable Remedy Tax Liability and other tax liabilities. (In short, these amounts will affect the ultimate breakdown of distribution of the New PSI Common Stock. As discussed in Section V.E.4. hereof, the Debtors shall request the Bankruptcy Court to make these claims estimations at the Confirmation Hearing.)

                  The Committee asserts that, because the Debtors are making certain assumptions, the Plan does not assure the Holders of Claims in Class 7 will receive a sufficient share of New PSI Common Stock to constitute full payment under the Plan. The allocation of New PSI Common Stock to Class 7 will be made based upon the Debtors' Net Equity Value. This amount is reduced by the amount of Excess Cash as determined by the Bankruptcy Court at the Confirmation Hearing. The Debtors propose that the Bankruptcy Court estimate two key components of Excess Cash: the Allowed amount of Class 8 Claims, and the Probable Remedy Tax Liability. In addition, for any given level of Allowed Class 8 Claims, Excess Cash will be

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

affected by the elections made by holders of Allowed Class 8 Claims. The Committee asserts that if either estimate proves too low, the value of the New PSI Common Stock allocated to Class 7 will be less than the value estimated at the Confirmation Hearing, and Class 7 will not receive full payment as a result.

                  Further, the Committee asserts that the Plan may not be confirmed because of the Debtors' reliance on estimates rather than actual amounts for the allocation of stock. Rather, the Committee believes New PSI Common Stock should be set aside from the initial distribution in an amount sufficient to pay Class 7 Claims in full based on a reasonable high estimate of these amounts. As a result, the actual distribution of New PSI Common Stock to Class 7 would be made after disputed Class 8 Claims have been resolved, and tax issues resolved, when the actual amount of each factor is known with certainty.

H.       ALTERNATIVES TO PLAN

                  The Debtors believe that the Plan is confirmable irrespective of the outcome of the Valuation Hearing and that the Plan can and will be confirmed at the Confirmation Hearing to be held on July 8 and 9, 2003. In the unlikely event that the Plan (either in its present form, or as modified) is not confirmed, other parties in interest may, at that time, chose to propose their own plans of reorganization, which would likely not reach hearing on confirmation until the end of the year.

                  Another alternative for the Debtors would be to simply convert these cases to chapter 7 liquidations and permit a chapter 7 trustee to liquidate and sell their assets. Likely recoveries under that scenario are discussed in Section D, below.

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

I.       LIQUIDATION UNDER CHAPTER 7

                  If the Plan is not confirmed, then the Debtors will evaluate other available options, including converting to a chapter 7 bankruptcy case to liquidate the Debtors' assets. Should the Debtors seek to liquidate under chapter 7 of the Bankruptcy Code, a trustee (the "Chapter 7 Trustee") would be elected to liquidate the assets of the Debtors and the proceeds of the liquidation would be distributed to the respective holders of Allowed Claims against the Debtors in accordance with the priorities established by the Bankruptcy Code. The Chapter 7 Trustee, if applicable, would be entitled to a percentage fee for the trustee's services which is based upon the total amount of funds disbursed to the parties in interest. Pursuant to Section 326 of the Bankruptcy Code, the Chapter 7 Trustee would be entitled to up to a 25% fee of the first $5,000 disbursed, up to a 10% of the amounts disbursed between $5,000 and $50,000, up to a 5% of the amount between $50,000 and $l million, and reasonable compensation not to exceed 3% of the amount disbursed in excess of $1 million. The Chapter 7 Trustee is also authorized to retain professionals, including accountants and attorneys, to liquidate the chapter 7 estate.

                  Under chapter 7, distributions are to be made according to priorities often referred to as the "absolute priorities." These are the statutory priorities for distribution to Claims and Interests in a liquidation under chapter 7 of the Bankruptcy Code as substantially set forth in Sections 724, 725 and 726 of chapter 7 of the Bankruptcy Code. Under these priorities, a secured creditor whose Claim is fully secured would be entitled to full payment, including, without limitation, interest from the proceeds of the sale of its collateral. Unless its Claim is nonrecourse, a secured creditor whose collateral is insufficient to pay its Claim in full would be entitled to assert an unsecured Claim for its deficiency. Claims entitled to priority under the

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Bankruptcy Code would be paid in full before any distribution to general unsecured creditors, including, without limitation, the Chapter 7 Trustee's fee and the amounts due to the professionals retained by the Chapter 7 Trustee. Funds, if any, remaining after payment of Secured Claims and priority Claims would be distributed pro rata to general unsecured creditors in proportion to their Claims. If subordination agreements were to be enforced, the senior creditors entitled to the benefits of the subordination would be paid in full before any distribution would be made to the subordinated creditors. Under the "absolute priority" rankings, distributions of proceeds of the assets of the Debtors would be made first to the Holders of Claims against the Debtors that are: Secured Claims to the extent of the value of the collateral in which they have an interest, then to Administrative Expenses, then to Priority Claims, then to Tax Claims, then, collectively, to General Unsecured Claims (including Deficiency Claims) and Convenience Claims, and then to Old Common Interests.

                  The Debtors believe that liquidation under chapter 7 (or similar proceedings) would result in a substantial diminution of the value of the bankruptcy estates available to Claim Holders and Interest Holders because of: (i) the erosion in value of the Debtors' assets in the context of expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail; (ii) additional administrative expenses involved in the appointment of trustees and attorneys, accountants and other professionals to assist the Chapter 7 Trustee; (iii) additional expenses and Claims, some of which would be entitled to priority, that would arise by reason of the liquidation; and (iv) the costs attributable to the time value of money resulting from what is likely to be a more protracted proceeding than if the Plan is confirmed (because of the time

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required to liquidate the Debtors' assets, resolve Claims and related litigation and prepare for distributions).

J.       THE LIQUIDATION ANALYSIS

                  The Debtors, together with the assistance of their financial advisors and attorneys, prepared the hypothetical chapter 7 liquidation analysis attached as EXHIBIT 5 to the Disclosure Statement to assist holders of impaired Claims to reach their determination as to whether to accept or reject the Plan. The liquidation analysis indicates the estimated values which may be obtained by Classes of Claims and of Interests if the assets of the Debtors are liquidated, pursuant to chapter 7, as an alternative to the continued operation of the Debtors' business. The liquidation analysis is provided solely to disclose the effects of a hypothetical liquidation of the Debtors under chapter 7 of the Bankruptcy Code, subject to the assumptions set forth thereon or referenced in this Section and in other Sections of the Disclosure Statement. See also Section IX.B. hereof.
                  Underlying the liquidation analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors' management, are inherently subject to economic and competitive uncertainties and contingencies that are beyond the control and knowledge of the Debtors. Accordingly, there can be no assurance that the values assumed in the liquidation analysis would be realized if the Debtors were liquidated. In addition, any liquidation that would be undertaken would necessarily take place in future circumstances which cannot currently be predicted. Accordingly, while the liquidation analysis is necessarily presented with numerical specificity, if the Debtors were liquidated, the actual liquidation

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proceeds would likely vary, perhaps substantially, from the amounts set forth in
EXHIBIT 5 to the Disclosure Statement. Such actual liquidation proceeds could be materially lower, or higher, than the amounts set forth in EXHIBIT 5 to the Disclosure Statement and no representation or warranty can be or is being made with respect to the actual proceeds that could be received in a chapter 7 liquidation. The liquidation analysis has been prepared solely for purposes of estimating the proceeds available in a chapter 7 liquidation of the Debtors and does not represent values that may be appropriate for any other purpose. Nothing contained in the liquidation analysis is intended or may constitute a concession or admission of the Debtors for any other purpose.

                  During the liquidation, the Debtors believe there would be significant costs of the liquidation. See Notes accompanying the liquidation analysis attached as EXHIBIT 5 to the Disclosure Statement and Section VIII.B. hereof.
                  The Debtors believe, based on the assumptions set forth in the Liquidation Analysis, that the value of the distributions offered to the members of each Class of Impaired Claims and Interests under the Plan will be greater than or equal to the distribution such Creditors would receive in a liquidation under chapter 7.

                                      VII.
                                  RISK FACTORS

                  Voting to accept the Plan is subject to a number of material risks, including, without limitation, those listed in this Section. Prior to deciding whether to vote to approve the Plan, each holder of a Claim or Interest against the Debtors should carefully consider all of the information contained in this Disclosure Statement, including the factors described or cross-

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referenced in the following paragraphs. The risks and uncertainties described in this Section are not the only ones facing the Debtors and their subsidiaries or the holders of the Debtors' securities. Additional risks and uncertainties may also adversely impact and impair the Debtors' business.

                  Holders should consider that (i) the Debtors have experienced substantial losses during various periods since inception and may experience losses in the future, notwithstanding consummation of the Plan; (ii) the Debtors' industry is highly competitive and has in recent periods suffered general downturns; (iii) if the Debtors cannot maintain or increase revenues and control costs, if necessary, find viable financing or funding alternatives or raise additional capital, or enter into additional or maintain strategic relationships, the Debtors may be forced to discontinue operations; (iv) there may not be an active trading market for the New PSI Common Stock or the Reorganization Notes (if issued); (v) if the Debtors do not receive accepting votes sufficient to confirm the Plan, the Debtors may consider other alternatives, including a possible liquidation under Chapter 7 of the Bankruptcy Code or otherwise; (vi) the risks associated with the filing of a Plan include, among other things, the risk of non-confirmation of the Plan by the Bankruptcy Court even if accepting votes sufficient to confirm the Plan are received; (vii) financial forecasts and pro forma financial information are inherently imprecise and therefore undue reliance should not be placed on the financial forecasts or pro forma financial information as a prediction of the Debtors' future performance or their ability to implement their business plan; and (viii) the Debtors' liquidation analysis is based on a number of estimates and assumptions that are beyond the Debtors' control and certain knowledge, and no warranty can be

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

given that the values assumed in the liquidation analysis will be realized.

A.       RISK FACTORS RELATING TO SECURITIES

         1.       Restrictions on Transferability

                  Depending on the circumstances, the New PSI Common Stock may be subject to the Ownership Change Transfer Restrictions. In addition, the Employee Stock Plan Securities will be deemed to be "restricted" securities under the Securities Act of 1933, as amended, and may not be sold or transferred without registration under such act or an exemption from such registration. These restrictions will substantially limit a holder's ability to sell his securities and are likely to severely hamper the development of any market for the New PSI Common Stock and to adversely affect the price at which such securities may be sold.

         2.       Lack of Established Market; Illiquidity

                  The New PSI Common Stock and the Reorganization Notes (if issued) will be new issues of securities and will not be listed for trading on any exchange or quoted on the NASDAQ. There is no existing market for the New PSI Common Stock or the Reorganization Notes. As a result, holders of such securities or interests may experience difficulty in reselling such securities or interests or may be unable to sell them at all. In addition, in the absence of such market, the Debtors cannot with complete accuracy determine the value of the New PSI Common Stock or the Reorganization Notes. No appraisal or independent valuation of such securities or interests has been sought.

                   The Debtors cannot ensure that any market for the New PSI Common Stock or the Reorganization Notes will develop in the foreseeable future. Even if a market for such

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securities and interests were to develop, no assurance can be given that it would continue to exist or that these securities and interests would be actively traded. Even if an active trading market were to develop and persist, the prices at which such securities and interests might trade depend upon a number of factors, including industry conditions, the performance of, and investor expectations for, Reorganized PSI and market factors, such as the number of holders who may wish to dispose of their securities to raise funds or recognize losses for tax purposes or otherwise.

         3.       Dividends

                  The Debtors will not pay any dividends until the Plan Debt is paid in full. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in New PSI Common Stock.

B.       THE LIQUIDATION ANALYSIS IS BASED ON ESTIMATES AND ASSUMPTIONS.

                  The Debtors, together with the assistance of their financial advisors, prepared the Liquidation Analysis included in this Disclosure Statement. The Debtors' Liquidation Analysis is based on a number of estimates and assumptions that are beyond the Debtors' control and knowledge, and no assurances can be given that the values assumed in the Liquidation Analysis would be received. In addition, any liquidation that would be undertaken would necessarily take place in future circumstances which cannot currently be predicted. Accordingly, while the Liquidation Analysis is necessarily presented with numerical specificity, if the Debtors were liquidated, the actual liquidation proceeds would likely vary, potentially substantially, from the

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

amounts set forth in the Liquidation Analysis included in this Disclosure Statement. Such actual liquidation proceeds could be materially lower, or higher, than the amounts set forth in the Liquidation Analysis included in this Disclosure Statement and no representation or warranty can be or is being made with respect to the actual proceeds that could be received in a chapter 7 liquidation.

C.       NO GUARANTEES REGARDING DEBTORS' BUSINESS STRATEGY AND FINANCIAL
         OUTLOOK.

                  While the financial projections attached hereto as part of
EXHIBIT 4 represent the Debtors' best estimate of the most likely results of their operations following the Plan, these projections are based on many assumptions that are inherently uncertain. Known and unknown risks and factors may cause actual results to vary significantly from those projected by the Debtors. Further, many of the relevant assumptions and factors are beyond the Debtors' control or knowledge - including industry and competitive developments, and general business and economic conditions, and the results with respect to future tax audits or determinations. Because financial forecasts are inherently imprecise, holders of Claims and Interests are cautioned not to place undue reliance on the Debtors' business strategy and projected performance and view these as guarantees of success.

                  Indeed, if the Debtors fail to maintain revenues or control costs, meet their debt service obligations, and, if necessary, are unable to raise additional capital and/or obtain financing, they may be unable to continue as a going concern. The Debtors then may search for an acquiror to purchase all or a portion of the Debtors or their technology. There can be no assurances, however, that the Debtors would be successful in locating or negotiating an

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

acquisition or other similar transaction, or if it does, that it will be consummated on favorable terms. If the Debtors are not successful in implementing their business strategy, are not acquired, or unsuccessful in finding other financing or funding alternatives, the Debtors may be forced to discontinue operations.

D.       POTENTIAL COMPETITION FROM EXISTING AND EMERGING TECHNOLOGIES.

                  The Debtors' technology is the core of their operations. The Debtors' competitors may improve existing products or develop new products that outperform the Debtors' products or that are more cost-effective. If the Debtors fail to keep up with their competitors' technological advances, the Debtors' revenues and value may fall and Peregrine ultimately may have to discontinue operations.

E.       POTENTIAL DOWNTURNS IN INDUSTRY.

                  The software application industry has experienced significant downturns in recent history, which may adversely affect the demand for and pricing of the Debtors' products. The Debtors may be affected by fluctuating industry conditions. These downturns have been characterized by lower product demand, production overcapacity and erosion of average selling prices. Further, general economic downturns could directly harm the business of the Debtors' customers and indirectly harm the Debtors.

F.       CATASTROPHIC EVENTS COULD NEGATIVELY AFFECT DEBTORS' BUSINESS AND
         OPERATIONS.

                  The operating performance of the Debtors will depend on numerous factors, including the uninterrupted use of critical business and information technology systems, facilities and resources. In the event of a catastrophic event like a natural disaster or the recent terrorist attacks upon the United States, the Debtors' systems, facilities and resources and the systems,

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

facilities and resources of Debtors' partners and providers could be substantially or irreparably harmed, thereby adversely affecting the Debtors' operations and business.

G.       LOSS OF KEY PERSONNEL.

                  The Debtors' future performance depends in significant part upon the continued service of their key personnel. The Debtors' industry has historically been characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. Despite the Debtors' efforts to secure the employment of necessary personnel through the promise of stay and other incentive bonuses pursuant to retention agreements, some of the Debtors' employees already have left the company or been terminated and remaining key employees may terminate their employment. Accordingly, there can be no assurance that the employees responsible for implementing the business plan or other key employees will continue to work for the Debtors. Moreover, the loss of the Debtors' key employees could potentially have a substantial adverse effect on the Debtors' business, operating results and financial condition.

H.       INSUFFICIENT INTELLECTUAL PROPERTY PROTECTION.

                  The Debtors may not obtain or be able to provide sufficient protection of their licenses, patents and other intellectual property rights (collectively, "IP Rights") in certain cases, and this could adversely affect their competitive position, increase their expenses and harm their business. It is possible that the Debtors' pending or future IP Rights may not be allowed or recognized, IP Rights already issued to the Debtors may not be broad enough to protect all of the relevant intellectual property, competitors may independently develop similar technologies or design around the Debtors' IP Rights, the Debtors' IP Rights could be challenged successfully,

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

or the Debtors, in the future, may lack sufficient resources with which to defend their IP Rights.

I.       INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS.

                  Likewise, the Debtors may face intellectual property infringement or similar breach claims that could be costly to defend and result in loss of substantial rights. The Debtors compete in an industry in which competitors often pursue prosecution of intellectual property rights. If there is a successful claim of infringement, the Debtors may be required to enter into royalty or license agreements or other settlements which may not be available on acceptable terms, if at all. In addition, the Debtors could be required to cease selling products based on the infringing technology, and the Debtors may be required to indemnify their (re)sellers for any losses resulting from the infringement. Successful claims of intellectual property infringement against the Debtors or their (re)sellers could harm the Debtors' business. That being said, even successful defense of intellectual property litigation is costly and time consuming, and could divert management's attention from the Debtors' business.

J. POTENTIAL CLAIM OBJECTION OR PROSECUTION OF ACTION AGAINST THE VOTER OR ANY OTHER PARTY IN INTEREST.

                  As more fully set forth in Sections X.A and D of the Plan, unless a Right of Action is expressly waived under the Plan or a Claim is expressly Allowed under the Plan, before or after solicitation of votes on the Plan and before or after the Effective Date, the Debtors or any successor may object to a Creditor's Claim or assert against the Creditor, in any appropriate manner, including through the initiation of court proceedings, (a) Avoidance Actions or (b) any other Rights of Action. Moreover, under the Plan, regardless of whether a person has a Claim, whether the Claim was listed in a Debtor's Schedules and Statements or filed as a proof

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

of Claim, or whether the Claim was the subject of an objection, the solicitation of a vote on the Plan from the person and Confirmation of the Plan shall not bar (whether by estoppel, collateral estoppel, res judicata or otherwise) such objection or assertion of a Right of Action against the person.

                                     VIII.
               APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

                  Under the Plan, Reorganized PSI will issue New PSI Common Stock and Reorganization Notes to Holders of certain Claims and Interests. Further, Reorganized PSI will issue New PSI Common Stock, options to purchase New PSI Common Stock, and possibly certain other types of securities to certain directors, executive officers and employees of Reorganized PSI stock under the Employee Stock Plan (the "Employee Stock Plan Securities").

A.       ISSUANCE OF SECURITIES UNDER THE PLAN

                  The Securities Act of 1933, as amended (the "Securities Act") and state securities laws generally require the registration or qualification of the offer or sale of securities such as the New PSI Common Stock, Reorganization Notes, and Employee Stock Plan Securities. However, the Debtors do not presently intend to file a registration statement under the Securities Act or under any state securities laws with respect to the issuance by the Reorganized Debtors of any securities under the Plan.

         1.       NEW PSI COMMON STOCK AND REORGANIZATION NOTES.

                  The issuance of New PSI Common Stock and Reorganization Notes under the Plan will be carried out in reliance upon an exemption from the registration requirement of the Securities Act (and of equivalent state securities or "blue sky" laws) provided by Section 1145(a) of the Bankruptcy Code. Section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property.

                  The Debtors believe that the issuance of the New PSI Common Stock and Reorganization Notes will satisfy all three requirements because (a) the securities to be issued will be securities of Reorganized PSI which is a successor to PSI (for purposes of Section 1145(a)(1) but not necessarily for any other purpose) and the issuance of such securities is specifically mandated under the Plan; (b) the recipients of the securities are holders of Claims or Interests; and (c) the recipients of the securities or interests will receive them in exchange for their Claims and Interests. Accordingly, the issuance of the New PSI Common Stock and Reorganization Notes in accordance with the Plan should be exempt from registration under the Securities Act.

                  Although the issuance of Reorganization Notes is not required to be registered under the Securities Act, the Reorganization Notes may be required to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA") at the time of their issuance by Reorganized PSI. Accordingly, the Debtors may be required to file an application to qualify a

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

Reorganization Note indenture with, and such indenture may be required to be qualified by, the SEC before the Plan can be consummated. Qualification of such an indenture would require that the indenture meet the requirements of the TIA and that the trustee thereunder be free of conflicts of interest with respect to Reorganized PSI and its debt securities. The TIA establishes certain procedures, rights and powers with respect to noteholders, the issuer and the trustee and provides that such procedures, rights and powers be made a part of a qualified indenture.

2.       EMPLOYEE STOCK PLAN SECURITIES

                  The grant or award of equity incentives to eligible participants under the Employee Stock Plan may involve the "offer or sale" of "securities" under applicable securities laws. If so, Reorganized PSI may elect either to register the securities with the SEC on Form S-8 or other registration or to issue the securities without registration in reliance upon an applicable exemption. However, because such securities, and the shares of New PSI Common Stock issuable upon exercise thereof, will not be issued in exchange for claims against or interests in the Debtors, these securities will not be eligible for the Section 1145(a) exemptions. Accordingly, any issuance of Employee Stock Plan Securities by Reorganized PSI will be subject to registration under the Securities Act and applicable state securities law unless exemptions from such laws are available. Although the Employee Stock Plan will be adopted by Reorganized PSI as of the Effective Date, no Employee Stock Plan Securities are anticipated to be issued until after such date. The Debtors believe that the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC, and corresponding "private offering" exemptions available under state securities laws, will be

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

available to Reorganized PSI.

                  If Reorganized PSI elects not to register the offer and sale of Employee Stock Plan Securities, the offer and sale of Employee Stock Plan Securities is likely to be made pursuant to the exemptions from registration under the Securities Act afforded by Section 4(2) of the Securities Act, Regulation D of the SEC, and similar exemptions under state securities or "blue sky" laws. To ensure the availability of such exemptions, if Reorganized PSI elects not to register the offer and sale of the Employee Stock Plan Securities, the Debtors intend, among other things, to conduct the offer and sale of the Employee Stock Plan Securities without general solicitation or general advertising and limit offers and sales to participants who are "accredited investors" as defined by Rule 501(a) of Regulation D and to a relatively small number of other investors. Based on their review of SEC no-action letters given to similarly situated Chapter 11 debtors-in-possession, the Debtors believe that the offer and sale of the Employee Stock Plan Securities will not be "integrated" with the simultaneous offering of New PSI Common Stock and Reorganization Notes (if applicable) under the Plan, and that applicable private offering exemptions will therefore remain available.

B.       TRANSFERS OF PLAN SECURITIES

         1.       OWNERSHIP CHANGE TRADING RESTRICTIONS.

                   All of the New PSI Common Stock, whether issued in respect of Claims or Interests, or pursuant to the Employee Stock Plan, will be subject to the Ownership Change Trading Restrictions (unless these are waived by the Debtors prior to the Confirmation Date), which shall be set forth in the Amended and Restated Charter of Reorganized PSI. Certificates evidencing the New PSI Common Stock will bear a legend to the effect that ownership and transfer of such securities are subject to such restrictions in addition to any other appropriate legend.

         2.       NEW PSI COMMON STOCK AND REORGANIZATION NOTES.

                   The Debtors believe that, except for the Ownership Change Trading Restrictions and except as provided below with respect to persons deemed to be "underwriters," the New PSI Common Stock and Reorganization Notes will be freely transferable, that is, all re-sales and subsequent transactions in such securities should be exempt from registration under federal and state securities laws. Under 11 U.S.C. Section 1145(b)(3), persons who acquire securities offered or sold in the manner specified by 11 U.S.C. Section 1145(a)(1) (i.e., in exchange for claims or interests in a Chapter 11 debtor) generally are entitled to transfer and re-sell such securities without registration under the Securities Act in reliance upon the exemption provided by Section 4(1) of such act. Furthermore, under Section 11 U.S.C. Section 1145(c) of the Bankruptcy Code, the offer or sale of securities of the kind and in the manner specified in 11 U.S.C. 1145(a)(1) is deemed to be a "public offering" and therefore such securities are deemed not to be "restricted securities" under applicable securities laws.

                   Notwithstanding the foregoing, persons deemed to be "underwriters" with respect to re-sales of New PSI Common Stock and Reorganization Notes are not entitled to transfer or re-sell such securities in reliance upon the exemption from registration afforded under 11 U.S.C. 1145. Persons will be deemed to be "underwriters" with respect to New PSI Common Stock and Reorganization Notes if they fall within the definition of the term set forth in 11 U.S.C. Section

1145(b). Subject to certain exceptions (identified below), that Section defines four types of "underwriters":

         (1) Persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest (sometimes referred to as "accumulators");

         (2) Persons who offer to sell securities offered under a plan for the holders of such securities (sometimes referred to as "distributors");

         (3) Persons who offer to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities and (b) made under a distribution agreement; and

         (4) Persons who are "issuers" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

                  For purposes of Section 1145, an "issuer" includes not only the issuer of a security itself but also any person directly or indirectly controlling, controlled by the issuer or any person under direct or indirect common control with the issuer (i.e., an "affiliate"). "Control" under applicable securities laws means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Whether "control" exists is a question of fact. The Debtors believe, however, that all executive officers and directors of Reorganized PSI will be considered "affiliates" of Reorganized PSI and that, depending on the amount of their holdings and other factors, holders of the Company's common stock may also be deemed "affiliates." Given that, under certain circumstances, ownership of as little as 10% of a class of voting securities may establish control, the Debtors advise that persons whose holdings of the Company's common stock approach 10% consult with legal counsel regarding whether

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

they are "affiliates" of Reorganized PSI. Furthermore, under applicable SEC rules a group of separate entities that act in concert with respect to a security may be deemed a single "person" to whom the securities holdings of each group member may be attributed for purposes of determining whether control exists. For this reason, the Debtors also advise that entities who may be considered to act in concert with respect to the Company's common stock consult with legal counsel regarding whether they are "affiliates" of Reorganized PSI.

                  The Bankruptcy Code definition of "underwriter" is subject to certain exclusions for "ordinary trading transactions" by non-issuers. Although the SEC has not definitively defined "ordinary trading transaction," the staff of the Commission has indicated in this context that a transaction by such nonaffiliates may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

                           a. concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or concerted action by distributors on behalf of one or more such recipients in connection with such sales;

                           b. the preparation or use of informational documents concerning the offering of the securities to assist in the resale of such securities other than a Bankruptcy Court-approved disclosure statement and supplements thereto, and documents filed with the SEC pursuant to the Exchange Act; or

                           c. the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm's-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

                  Also, the Bankruptcy Code definition of "underwriter" is subject to an exclusion

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

for certain transactions pursuant to an agreement that provides only for the purchase, sale, matching or combining of fractional interests in securities offered or sold under the plan of reorganization. In addition, directors, executive officers and certain substantial holders of the Company's common stock unable to resell in reliance on Section 1145 may be able to resell pursuant to Securities Act Rule 144, which permits sales to the public subject to certain volume limitations, the availability of current public information regarding the issuer, and certain other conditions. Finally, holders of the Company's common stock unable to rely on Section 1145 may be entitled to resell pursuant to Securities Act Rule 144A, which permits sales to "qualified institutional buyer" subject to certain conditions. There can be no assurance that Reorganized PSI will be able to satisfy all of the conditions of any of such exemptions, or that any such exemption will be available to any particular holder.

         3.       EMPLOYEE STOCK PLAN SECURITIES.

                   If Reorganized PSI elects to rely on an applicable exemption from Securities Act registration for the issuance of the Employee Stock Plan Securities, it may require a recipient of Employee Stock Plan Securities to represent and warrant that he or she is acquiring the securities for investment purposes only and not with a view to immediate distribution. Employee Stock Plan Securities issued in such a manner will be deemed "restricted securities" and may not be transferred or resold without registration under the Securities Act or exemption from such registration. Certificates evidencing any restricted securities may bear a legend to the effect that such securities have not been registered under the Securities Act or any state securities laws, and may not be re-sold except in compliance therewith, and may not be re-sold in the absence of
(a)
an effective registration statement for the securities under such Act or (b) reasonably satisfactory assurances to Reorganized PSI that registration under such Act is not required with respect to such re-sale. In addition, Employee Stock Plan Securities will be subject to all applicable terms, conditions and restrictions (including restrictions on transferability) contained in the Employee Stock Plan.

                  Holders of restricted securities may be able to resell under so-called "Section 4(1 1/2)", Rule 144 or Rule 144A of the Securities Act. So-called Section 4(1 1/2) permits resales in certain private transactions, while Rule 144 permits resales to the public subject to holding period and volume limitations, the availability of current public information regarding the issuer, notice requirements, and certain other conditions. Rule 144A permits re-sales to "qualified institutional buyers" subject to certain conditions. There can be no assurances that Reorganized PSI will be able to satisfy all of the conditions of any of such exemptions, or that any such exemption will be available to any particular holder. Accordingly, holders of restricted securities must be prepared to bear the risk of loss of their investment, if any, for an indefinite period of time. Furthermore, transfer of restricted securities may also be subject to restrictions under the terms and conditions of the Employee Stock Plan.

                   WHETHER ANY PARTICULAR PERSON WILL FALL WITHIN ANY CATEGORY OF "UNDERWRITER" WITH RESPECT TO ANY SECURITY TO BE ISSUED PURSUANT TO THE PLAN, OR WHETHER ANY PARTICULAR PERSON WILL BE ABLE TO RESELL SUCH SECURITY PURSUANT TO AN EXEMPTION OTHER THAN PROVIDED BY SECTION 1145, DEPENDS UPON VARIOUS FACTS

AND CIRCUMSTANCES. GIVEN THE COMPLEXITY AND FACTUAL NATURE OF SUCH ISSUES, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PARTICULAR PERSON TO TRADE IN THE SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. FURTHERMORE, THE DEBTORS HAVE NOT SOUGHT AND DO NOT EXPECT TO RECEIVE ANY NO-ACTION POSITION FROM THE SEC WITH RESPECT TO ANY SECURITIES REGULATORY MATTERS CONCERNING THE PLAN, AND NO ASSURANCE CAN BE GIVEN THAT THE SEC OR "BLUE SKY" SECURITIES REGULATORY AUTHORITIES WILL NOT TAKE A POSITION WITH RESPECT TO SUCH MATTERS THAT IS INCONSISTENT WITH THOSE OF THE DEBTORS AS DESCRIBED HEREIN. POTENTIAL RECIPIENTS OF THE SECURITIES DISTRIBUTED PURSUANT TO THE PLAN ARE STRONGLY URGED TO CONSULT THEIR OWN COUNSEL WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

C.       CERTAIN TRANSACTIONS BY STOCKBROKERS

                  Section 1145(a)(4) of the Bankruptcy Code provides that a "stockbroker" that executes a transaction in a security that was issued under
Section 1145(a)(1) or (a)(2) within 40 days following the first date on which such security was bona fide offered to the public by the issuer, or by or through an underwriter, has an exemption from the registration requirement of
Section 5 of the Securities Act and the comparable requirements of the blue sky laws with respect to such transaction. The exemption is subject to the condition that the stockbroker provides, at or before the time of such transaction, a copy of the Disclosure Statement (and supplements to the

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

Disclosure Statement, if any, if ordered by the Bankruptcy Court). The Debtors note that the exemption is available to persons considered "dealers" under the Securities Act and believe that the Effective Date will be the date on which the 40-day period will begin.

                                       IX.
                          TAX CONSEQUENCES OF THE PLAN

                  THE FOLLOWING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE COMPANIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE PLAN AND THE TRANSACTIONS AND DISTRIBUTIONS CONTEMPLATED BY THE PLAN.

                  THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES ONLY PROVIDES GENERAL INFORMATION. MOREOVER, SOME OF THE TAX ISSUES DISCUSSED BELOW ARE UNSETTLED AND COMPLEX. DEVELOPMENTS SUBSEQUENT TO THE DATE HEREOF MIGHT AFFECT THE TAX CONSEQUENCES DISCUSSED BELOW. THE FOLLOWING DISCUSSION IS THEREFORE NEITHER INTENDED TO BE DEFINITIVE NOR INTENDED TO COVER ALL POSSIBLE TAX CONSEQUENCES.

A.       GENERALLY.

                  The following discussion is a summary of certain anticipated income tax consequences to the Companies and U.S. federal income tax consequences of the Plan and the transactions and distributions contemplated thereby to the Holders of Claims against or Interests

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

in the Companies. The summary is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended ("IRC"), the Treasury Regulations promulgated thereunder, and other administrative, statutory and judicial authorities, all as in effect as of March 20, 2003, and all of which are subject to change, possibly with retroactive effect.

                  The summary is not exhaustive and does not address all aspects of income taxation that may apply to the Companies. Moreover, the summary as to Holders of Claims and Interests only attempts to address U.S. federal income tax aspects of taxation of such Holders and is not exhaustive nor does it address all aspects of federal income taxation. The U.S. federal income tax consequences to each such Holder may depend in part on the particular facts and circumstances applicable to such Holder. Further, the summary does not discuss consequences to certain types of Holders subject to special treatment under the IRC (such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations and Holders who received Claims or Interests in connection with the performance of services). This summary does not discuss any aspects of state, local, or foreign taxation, except where specifically noted with respect to the affairs of the Companies (and not to any Holders of Claims or Interests).

                  This summary assumes that each Holder of a Claim or Interest holds such Claim or Interest as a capital asset and is, for U.S. federal income tax purposes, either a citizen or resident of the United States, a corporation organized under the laws of the United States or any state, an estate the income of which is subject to U.S. federal income tax regardless of its source or a trust the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more U.S. persons have the authority to control all substantial decisions.

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

                  No ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any of the tax aspects of the Plan and no opinion of counsel has been obtained by the Companies with respect to such consequences. Accordingly, each Holder of a Claim or Interest is strongly urged to consult with its tax advisor regarding the federal, state, local, and foreign tax consequences of the Plan.

B.       INCOME TAX CONSEQUENCES TO THE COMPANIES

         1. Taxes for Periods Ending Prior to Effective Date: 2002 Remedy Sale and Other Income

                  The Companies' fiscal year for U.S. federal and state income tax purposes ends March 31. The Plan provides that the Companies may utilize the procedures set forth in 11 U.S.C. Section 505 or other procedures for the expedited determination of tax issues for determination of their taxes or of specific tax issues or to obtain the benefits of an expedited audit determination from the taxing authorities.

                  During the fiscal year ending March 31, 2003, Remedy and certain PSI Subsidiaries received a total of $355 million in cash plus the assumption of certain liabilities from the sale of the assets of the Remedy software business. Because the proceeds of the sale substantially exceeded the tax basis of those assets, the Companies would normally owe substantial U.S. federal, state and foreign income taxes on those proceeds. For the reasons set forth below, the U.S. federal and state taxes resulting from the 2002 Remedy Sale could be significantly reduced or eliminated.

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

                  a.       U.S. Federal Income Taxes

                  The Companies' ability to receive the proceeds of the 2002 Remedy Sale and to receive other items of income in their fiscal year ended March 31, 2003 without the imposition of, or with reduced, U.S. federal income tax depends, in part, on the availability of tax losses incurred in prior years of the Companies, operating losses in the fiscal year ending March 31, 2003, or losses incurred from PSI's sale in fiscal 2003 of the shares of Harbinger Corporation.

                  The losses incurred in the same fiscal year as the income to be offset are referred to as "Current Losses," and losses carried forward from previous years into the current year are referred to as "Carryovers." Current Losses that are capital losses generally may be used without limitation against capital gain incurred in the same year, and ordinary losses may be used against capital gain or ordinary income. In addition, capital losses may be carried forward for five years and ordinary losses for twenty years for U.S. federal income tax purposes.

                  Notwithstanding these general rules, certain provisions of the IRC substantially restrict the use of Current Losses or Carryovers. The principal rule that restricts these tax attributes is in Section 382 of the IRC, which provides that in the event of an "ownership change" a loss corporation's ability to use its pre-change net operating losses ("NOLs"), and certain built-in losses will be limited. Section 383 of the IRC applies these same rules to carryovers of credits and capital losses. An ownership change generally occurs when the percentage of a corporation's stock owned by "5% shareholders" has increased by more than fifty percentage points over a testing period that is generally the shorter of three years or the period since the last ownership change. If an ownership change occurs, the corporation's annual

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

use of its Carryovers (and certain built-in losses recognized during the five years following the ownership change) is limited to the "Section 382 Limitation." The Section 382 Limitation is calculated as the value of the corporation's stock immediately before the ownership change multiplied by the applicable federal long-term tax-exempt rate (for example, for ownership changes in May 2003, the rate is 4.45%). IRC Section 382 also provides that, in certain cases, a loss corporation may utilize additional pre-change NOLs if the corporation is treated as having "built-in gains" at the ownership change date in excess of certain statutory thresholds.

                  The Companies' ability to receive the 2002 Remedy Sale proceeds in their fiscal year ended March 31, 2003 without the imposition of substantial U.S. federal income tax depends, in part, on the availability of certain Carryovers or of Current Losses, including Current Losses from PSI's sale in fiscal 2003 of the shares of Harbinger Corporation at an economic loss ("Harbinger Losses"). Substantially all of the Current Losses and Carryovers are available to substantially offset the income from the 2002 Remedy Sale for U.S. federal income tax purposes only if, among other things: (i) PSI's original acquisition of Harbinger Corporation was a "B" reorganization for purposes of the IRC; (ii) PSI has adequately established the basis in their Harbinger shares of the former Harbinger shareholders (and thereby its own basis in those shares); (iii) PSI was a "built-in gain" corporation for purposes of the IRC when it acquired Harbinger; (iv) PSI's share price provided a reasonable measure of the value of PSI's business and assets prior to May 2, 2002 (which was the date of the announcement of accounting irregularities at the Companies and after which date the Company's shares lost most of their value); and (v) PSI has not experienced a recent "ownership change" under Section 382 of the

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

IRC (as described further below) and, in particular, has not experienced a change after May 2, 2002.

                  The Companies expect that, in filing their tax returns for the period ending March 31, 2003, they will utilize any available Current Losses and Carryovers to attempt to substantially reduce the federal income taxes otherwise payable with respect to the 2002 Remedy Sale. The Companies have engaged outside professionals to assist in efforts with respect to restatement of their financial information for certain prior periods and to assist in reviewing and in applying highly-complex rules of Section 382 of the IRC to the information regarding PSI's direct and indirect share ownership (which the Companies have been able to discover after diligent inquiry). The information was gathered from a number of different sources and is not complete, and not all of the information is internally consistent. Moreover, all of the necessary predicates described above to the availability, for U.S. federal income tax purposes, of Current Losses and Carryovers to apply against the income from the 2002 Remedy Sale are subject to possible dispute. The Companies can give no assurance that they would prevail in such disputes. If none of the Current Losses and none of the Carryovers were available to apply against any of the gain from the 2002 Remedy Sale, the Companies might be unable to pay all of their future obligations and obligations under the Plan.

                  B.       State Income Taxes

                  Even if the Companies do not owe significant U.S. federal income tax resulting from the 2002 Remedy Sale and income earned prior to the Effective Date, they believe that they will owe some U.S. state income tax, as provided in the Plan, because, inter alia, a number of

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

U.S. states in which Remedy did business do not allow the filing of consolidated or combined returns or restrict the use of NOLs, such that PSI losses will not be available in all states to offset gain from the 2002 Remedy Sale.

                  Moreover, if none of the Current Losses or Carryovers are available for U.S. federal income tax purposes with respect to the 2002 Remedy Sale proceeds and other income earned through the period ending March 31, 2003, then state taxes as well as federal taxes would be higher and the Companies might be unable to pay all of their future obligations and obligations under the Plan. The process of determining the amount of these taxes is not yet complete. This is because the facts used to establish the allocation of income to each separate state have been rendered uncertain by the prior accounting inconsistencies and the restatement process and by the need to perform a valuation allocating the price in the 2002 Remedy Sale between U.S. and foreign assets.

                  C.       Foreign Taxes

                  Some of the assets of the Remedy business, and some of the assets of other businesses that the Companies may sell, were and are located in foreign countries, where the Current Losses and Carryovers of the Company are unavailable to offset gains. The Companies believe they will owe, and have paid, tax in some of those jurisdictions as a result of the receipt of the 2002 Remedy Sale proceeds and of income earned prior to the Effective Date. The amount of the foreign taxes will depend, in part, upon certain factual matters, such as the residency for foreign tax purposes of some of the companies selling assets. After the Companies file tax returns or otherwise take positions as to the amounts owed, foreign tax administrators

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may disagree with respect to, inter alia, the factual matters upon which the tax determinations depend, and may attempt to assess the Companies or the Other PSI Subsidiaries for additional taxes.

         2.       Taxes for Periods After the Effective Date

                  a.       Discharge Of Indebtedness Income

                  A corporation generally must include in its gross income the amount of its indebtedness that is cancelled or discharged in exchange for consideration that has a fair market value or issue price that is less than the adjusted issue price of the indebtedness. In the case of trade debt, the "adjusted issue price" is generally the amount accrued by the corporation with respect to the obligation. The amount a corporation is required to include in income as a result of cancellation of its indebtedness is known as cancellation of debt income ("COD income"). A corporation is not, however, required to include COD income in its gross income for tax purposes if the discharge of indebtedness occurs pursuant to a plan of reorganization approved by a court in a case under the Bankruptcy Code. Instead, the amount that would have been treated as COD income if not for the bankruptcy exception must be applied to reduce certain of the corporation's tax attributes. The tax attributes that must be reduced are, first, the corporation's net operating loss carryovers ("NOL Carryovers"), then its general business credit carryovers, its minimum tax credit carryovers, its capital loss carryovers, its basis in property, and finally its foreign tax credit carryovers.

                  The consummation of the Plan will cause the Companies to realize COD income. Although some Claims against the Companies will be fully paid under the Plan, certain of those

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

Claims may or will be paid only in part or will be paid over a period of time. In the case of Claims paid in part in cash and in part with other securities, the amount of debt discharge is the amount, if any, by which the face amount of the Claim exceeds the sum of the cash plus the fair market value of the other consideration paid in respect of such Claim under the Plan. In the case of Claims that are paid in full but over an extended period of time, the amount of such consideration must be discounted to present value. Under the rules described above, however, the Companies will not be required to include any COD income in their gross income for tax purposes, but will be required to reduce their tax attributes by the amount of COD income that was not included in their gross income. It is expected that the attribute reduction will eliminate a portion of the Companies' NOL Carryovers and capital loss Carryovers. This reduction would occur only at the end of the year in which COD income arose and after whatever NOL is available has been used for that year. The Companies believe that a relatively small amount of NOL Carryovers may exist in some of the Other PSI Subsidiaries. Although the matter is not free from doubt, those NOL Carryovers may not be required to be eliminated and could, therefore, be available to offset future taxable income.

                  In addition, if there were COD income in excess of the Companies' NOL Carryovers and capital loss Carryovers, the Companies would be required to reduce their tax basis in their assets as a result of the exclusion of COD income from the Companies' gross income. This tax basis reduction would be required on the first day of the taxable year following the year in which the discharge of indebtedness occurs. The discharge would occur on the Effective Date of the Plan. If, on the other hand, the Carryovers exceed the COD income, there

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

would be no such reduction. At this point the Debtors cannot predict with certainty whether this will be the case.

                  b. Possible Limitations On NOL Carryovers And Other Tax Attributes

                  As described above, the result of an ownership change for purposes of Section 382 of the IRC is that a corporation's ability to use Carryovers that arose in periods prior to the ownership change to offset future taxable income is subject to an annual limitation based principally on the value of the company. The annual limitation may also apply to restrict the corporation's ability to use certain losses or deductions that are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change to offset taxable income in periods after the ownership change. One item of "built-in" loss that could be reduced is any excess of basis over value of the assets of the Reorganized Debtors on the date of the change. Conversely, the annual limitation on the use of losses is increased in certain cases to the extent that the Reorganized Debtors had net built-in gains (the value of their assets exceeds their basis) on the date of the change and wish to use losses to offset income from realization of built-in gain during the five-year period after the ownership change. As indicated below, the application of these restrictions could result in the Reorganized Debtors being subject to increased taxation of post-Effective Date income from operations.

                  It is also probable that the Reorganized Debtors would be treated as having "net unrealized built-in loss" on the Effective Date. If that is the case and if the Section 382 limitation is determined to be applicable based on an ownership change on or after the Effective Date, the amount of future depreciation and amortization deductions and of future losses on sale

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

of assets of the Reorganized Debtors and the Other PSI Subsidiaries would be subject to the Section 382 Limitation and could thereby be reduced in the five-year period after the Effective Date. If those deductions were reduced, the Reorganized Debtors could have material additional tax liability during that five-year period.

                  There are two special rules that apply to ownership changes that occur in bankruptcy cases. Under the first, the Section 382 limitation does not apply to a debtor if the shareholders and certain creditors, known as "Qualified Creditors," of the debtor own at least 50% of the voting power and value of the stock of the reorganized debtor immediately after the effective date of the plan as a result of being shareholders and creditors of the debtor on the effective date. The special exception is called the "Section 382(l)(5) exception." If the Reorganized Debtors otherwise qualify for Section 382(l)(5), the Reorganized Debtors must make an affirmative election for the Section 382(l)(5) exception not to apply. If the Section 382(l)(5) exception applies and if there is another ownership change within the two-year period following the date of the ownership change that would otherwise have taken place in the bankruptcy proceeding, the Section 382 Limitation that applies after the second ownership change is zero.

                  A Qualified Creditor for purposes of the Section 382(l)(5) exception is generally a creditor who has either held its debt for at least eighteen (18) months prior to the date the debtor filed its petition under the Bankruptcy Code (and continues to hold such debt until the Effective Date) or who holds a debt that arose in the ordinary course of the debtor's business and has held such debt for the entire period the debt has existed.

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

                  The Companies believe that, as of September 13, 2002, the Companies had an approximately 14% ownership change during the current Section 382 testing period. The Companies also believe that few of the Holders of Note Claims are Qualified Creditors. Under the Plan, Motive will turnover Peregrine common stock in its possession, amounting to approximately 1% of Peregrine's outstanding shares. By increasing the percentage ownership of other shareholders, this turnover of common stock is expected to contribute toward an ownership change. Also under the Plan, Holders of Class 7 Claims will receive a percentage of the common stock of Reorganized PSI based on a valuation formula. Therefore, if (i) the estimate of the Company's current ownership change is correct, (ii) there are no other effects of the Plan on the stock ownership of the Reorganized Debtors, and (iii) there are no other transactions involving common stock which result in an increase in the percentage of PSI deemed owned by 5% shareholders, the Section 382(l)(5) would be available. However, one or more of these conditions may not be met. For example, the stock issued to Class 7 could cause an ownership change. If the Section 382(l)(5) exception is believed not to be available as a result of the Plan, the Board intends to release the Ownership Change Transfer Restrictions.

                  Under a second special rule for bankruptcies, available if the
Section 382(l)(5) exception is not elected or not available, the value of the loss corporation for purposes of the Section 382 Limitation is increased to reflect the surrender or cancellation of creditors' claims in the reorganization. To the extent this rule applies to the Reorganized Debtors, their Section 382 Limitation is expected to be greatly reduced as compared to the situation that would have existed if the Section 382(l)(5) exception had applied.

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

                  c.       Future Tax Liabilities of the Companies

                  The reduction or elimination of future income tax liabilities of the Companies may depend upon the availability after the Effective Date of Carryovers. Whether Carryovers remain available to reduce taxes after the Effective Date would be, in part, dependent upon the timing of prior and future ownership changes and would be expected to be net of the application of Current Losses and Carryovers to the gain on the 2002 Remedy Sale and other income earned for the period ending March 31, 2003 and of the discharge of indebtedness income resulting from the Plan, as described further below.

                  If the Section 382(l)(5) exception were to apply, the Section 382 limitation (described above) would not apply in taxable years after the Effective Date. As described above, PSI would be subject to a Section 382 limitation of zero, however, if it were to experience another ownership change within two years after the Effective Date. The effect of this would be to eliminate PSI's ability to use carryovers, and, if the bases of the assets of the Companies exceed their value, to require reductions in their depreciation and amortization deductions for the remaining portion of the five-year period after the Effective Date. The Companies cannot offer any assurance that they would be eligible for the Section 382(l)(5) exception, and, if they were eligible, would not lose such eligibility as a result of a subsequent ownership change.

                  Further, subsequent events could result in the Companies paying material U.S. federal income taxes even if no ownership change occurs on the Effective Date. If PSI ceases to carry on business within two years after PSI's most recent ownership change, then essentially no Carryovers will be available except to the extent of certain "built-in gains" that were recognized

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

following the change. Additionally, if, after the Effective Date, the Companies or any of their subsidiaries sell any of their businesses or assets for amounts in excess of their bases, additional tax could be payable.

C.       U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS.

                  Although the following discussion is generally applicable, the U.S. federal income tax consequences of the implementation of the Plan to a Holder of Claims will depend upon, among other things, whether the Holder's present debt constitutes a "security" for U.S. federal income tax purposes, the type of consideration received by the Holder in exchange for its Allowed Claim, whether the Holder reports income on the accrual basis, whether the Holder receives consideration in more than one tax year of the Holder, and whether the Holder is a resident of the United States. The following sets forth rules applicable to impaired Classes with significant numbers of Holders. All Holders are urged to consult their own tax advisors for the U.S. federal income tax treatment of their particular situations and for the treatment under foreign, state, and local tax laws.

         1.       Holders of Secured Purchaser Bank Claims and Other Secured
                  Claims.

                  Each Holder of a Secured Purchaser Bank Claim and Other Secured Claim will generally recognize gain (or loss) equal to the amount by which the amount of cash or fair market value of other property, if any, such Holder receives in respect of such Claim exceeds or is less than such Holder's adjusted tax basis in its Claim.

         2.       Holders of Priority Non-Tax Claims and Convenience Claims

                  Each Holder of a Priority Non-Tax Claim and Convenience Claim (assuming such

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

claims do not exceed $500,000 in the aggregate) is Unimpaired under the Plan. If a Holder of a Priority Non-Tax Claim or Convenience Claim receives payment in full for its claim, the payment of the Claim will have the same U.S. federal income tax consequences to the Holder that payment of the Claim would have had in the absence of the Plan. If a Holder voluntarily reduces its Claim to qualify as a Convenience Claim, the Holder will have a loss if the basis of its claim exceeds payments to the Holder. The character of any resulting gain or loss will depend on the nature of the Claim.

         3.       Holders of Note Claims

                  Under the Plan, Holders of Class 7 Claims will receive a package of consideration consisting of cash, notes, stock and if applicable, a share of the Litigation Claim Proceeds. The Holders of Note Claims should be taxable only to the extent of the lesser of (x) the total gain realized by such Holder (the excess of the value of the total package of consideration received over such Holder's basis) or (y) the amount of the consideration received under the Plan other than consideration consisting of New PSI Common Stock. Holders of Class 7 Claims are urged to consult with their own tax advisers regarding these and other potential effects under the Plan.

         4.       General Expense Claims.

                  The Holder of a General Expense Claim (including Convenience Claims if they exceed $500,000 in the aggregate) will exchange its Claim for the right to be paid such Claim (or 70% of such Claim), over four years, without interest. The U.S. federal income tax treatment of that exchange depends on whether such Claims are treated as "securities" for U.S. federal income tax purposes. The term "security" is not defined in the IRC or the Treasury Regulations, so the determination as to whether a debt instrument constitutes a "security" must be made based on standards established in judicial decisions, which generally consider a broad range of facts and circumstances and which do not always produce consistent results. The Companies believe that the General Expense Claims generally should not be treated as "securities" for U.S. federal income tax purposes. Holders of such Claims should consult their own tax advisors regarding the treatment of such Claims as "securities." Assuming that such claims are not "securities," a Holder of such Claim will recognize gain or loss equal to any difference between such Holder's basis in such Claim and the discounted present value of the consideration received for such Claim . In addition, a portion of the payments received will be characterized as interest. The rate used to discount the obligation and to determine the breakdown between interest and principal is the mid-term "applicable federal rate," assuming compounding.

         5.       Securities Claims.

                  The Securities Claims will be exchanged for shares of New PSI Common Stock, as well as pro rata shares of Litigation Claim Proceeds. The federal income tax treatment of that exchange to the Holders of the Claims depends on whether such Claims are characterized as "securities" for U.S. federal income tax purposes.

                  As described above, it is not possible to determine with certainty whether any particular instrument is a "security" for tax purposes. While the matter is not free from doubt, the Companies believe that the Securities Claims do not constitute "securities" for U.S. federal income tax purposes.

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

                  Based on the foregoing, each Holder of Securities Claims who exchanges such Claims for New PSI Common Stock should recognize capital gain (or loss) for U.S. federal income tax purposes equal to the amount by which the fair market value of the New PSI Common Stock exceeds (or is less than) such Holder's adjusted tax basis in its Securities Claim.

                  If the Securities Claims are "securities," the exchange of the Claims for New PSI Common Stock should be treated as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the IRC. If that is the case, Holders of Securities Claims would not recognize any gain or loss with respect to such exchange. In addition, each Holder's aggregate initial basis in its New PSI Common Stock for tax purposes would be equal to such Holder's tax basis in the Securities Claim exchanged therefor, increased by the amount of gain recognized by the Holder. Holders of Securities Claims should consult their own tax advisors, particularly regarding whether such Claims should be treated as "securities" for U.S. federal income tax purposes, as well as the treatment and impact of receiving Litigation Claim Proceeds under the Plan.

         6.       Transactions in New PSI Common Stock.

                  New PSI Common Stock will generally be a capital asset in the hands of the Holder, except in the hands of certain dealers in securities. A sale of New PSI Common Stock will generally generate capital gains or losses. Capital losses are subject to restrictions on deductibility, while capital gains on assets held by individuals for more than twelve months are taxed at reduced rates.

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

D.       FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF INTERESTS

         1.       Old Remedy Common Stock

                  PSI's retention of the Old Remedy Common Stock is expected to have no tax consequences.

         2.       Old PSI Common Interests.

                  The exchange of Old PSI Common Stock for shares of Reorganized PSI is expected to have no tax consequences, despite the dilution that may occur through the issuance of the New PSI Common Stock under the Plan and under the Employee Stock Plan. The basis and holding period of the Holders in their former stock will carry over to their new stock.

E.       BACKUP WITHHOLDING AND INFORMATION REPORTING

                  Certain non-corporate Holders of debt of the Companies or of New PSI Common Stock may be subject to backup withholding, at a rate that is presently thirty percent (30%), but that is scheduled to be reduced progressively to twenty-eight percent (28%) by 2006, on the payment of principal, premium, if any, and interest on debt, payment of dividends on New PSI Common Stock, and payments of the proceeds of the sale through a broker of debt or New PSI Common Stock. Backup withholding will not apply, however, to a Holder who (1) furnishes a correct taxpayer identification number and certifies that such Holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, (2) provides a certification of foreign status on IRS Form W-8BEN or substantially similar form, or (3) is otherwise exempt from backup withholding. If a Holder does not its correct taxpayer identification number on the IRS Form W-9 or substantially similar form, the Holder may be subject to penalties imposed by the IRS. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against a Holder's federal income tax liability, provided the Holder furnishes the required information to the IRS.

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

                                       X.
                          CONCLUSION AND RECOMMENDATION

                  The Debtors believe that the Plan is in the best interests of Creditors and Interest Holders of the Debtors and is supported by key creditors and constituencies, including the Purchaser Banks, the Equity Committee, Kilroy and Motive, and accordingly urge Creditors and Interest Holders to vote to accept the Plan.

Dated: May 29, 2003                         PEREGRINE SYSTEMS, INC.

                                            By: /s/ Gary G. Greenfield
                                                -------------------------------
                                                Name:  Gary G. Greenfield
                                                Title: Chief Executive Officer

                                            PEREGRINE REMEDY, INC.

                                            By: /s/ Gary G. Greenfield
                                                -------------------------------
                                                Name:  Gary G. Greenfield
                                                Title: Chief Executive Officer

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

PRESENTED BY:

PACHULSKI, STANG, ZIEHL, YOUNG, JONES
  & WEINTRAUB P.C.

By: /s/ Laura Davis Jones
    ----------------------------------------
    Laura Davis Jones (Bar No. 2436)
    Richard M. Pachulski (CA Bar No. 90073)
    Robert B. Orgel (CA Bar No. 101875)
    Jeremy V. Richards (CA Bar No. 102300)
    Scotta E. McFarland (Bar No. 4184)
    Jonathan J. Kim (CA Bar No. 180761)
    919 North Market Street, 16th Floor
    P.O. Box 8705
    Wilmington, Delaware 19899-8705 (Courier 19801)
    Telephone: (302) 652-4100
    Facsimile: (302) 652-4400

    Counsel for the Debtors and Debtors in Possession

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

                       DISCLOSURE STATEMENT IN SUPPORT OF
                    FOURTH AMENDED PLAN OF REORGANIZATION OF
               PEREGRINE SYSTEMS, INC. AND PEREGRINE REMEDY, INC.


                                    EXHIBITS

Exhibit 1 Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc.


Exhibit 2 Debtors' Financial Restatement of FY 2000 and FY 2001 and first three (3) quarters of FY 2002; Historical Financial Information for 4th quarter FY 2002

Exhibit 3         Unaudited Financial Information for FY 2003


Exhibit 4 Debtors' Consolidated Financial Projections, Related Financial Information, Business Overview and Notes

Exhibit 5         Liquidation Analysis

                                                                       EXHIBIt 1
                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

                                               )
In re                                          )        Chapter 11
                                               )
PEREGRINE SYSTEMS, INC.,(1)                    )        Case No. 02-12740 (JKF)
                                               )        (Jointly Administered)
                                    Debtor.    )

                    FOURTH AMENDED PLAN OF REORGANIZATION OF
               PEREGRINE SYSTEMS, INC. AND PEREGRINE REMEDY, INC.

                    Laura Davis Jones (Delaware Bar No. 2436)

                   Scotta E. McFarland (Delaware Bar No. 4184)
              Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                          919 Market Street, 16th Floor

                                  P.O. Box 8705
                         Wilmington, Delaware 19899-8705

                            Telephone: (302) 652-4100

                            Facsimile: (302) 652-4400

                 Richard M. Pachulski (California Bar No. 90073)
                   Robert B. Orgel (California Bar No. 101875)
                 Jeremy V. Richards (California Bar No. 102300)
             Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                    10100 Santa Monica Boulevard, Suite 1100

                          Los Angeles, California 90067

                            Telephone: (310) 277-6910

                            Facsimile: (310) 201-0760

                  Counsel to Debtors and Debtors in Possession

Dated:  MAY 29, 2003

                                 IMPORTANT DATES

Date by which Ballots must be received:        July 3, 2003, 4:00 p.m., prevailing Pacific Time

Date by which objections to Confirmation       June 27, 2003, 4:00 p.m., prevailing Eastern Time
of the Plan must be filed and served:

----------
(1) The Debtors are Peregrine Systems, Inc. and its direct wholly-owned subsidiary, Peregrine Remedy, Inc.

I        INTRODUCTION............................................................................................1

II       SUMMARY OF THE PLAN.....................................................................................2

III      DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW...........................5

         A.       Rules of Interpretation, Computation of Time and Governing Law.................................5

         B.       Defined Terms..................................................................................6

IV       TREATMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS....................................................22

         A.       Introduction..................................................................................22

         B.       Administrative Expenses.......................................................................23

         C.       Tax Claims....................................................................................24

V        CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS........................................25

         A.       Summary.......................................................................................25

         B.       Classification and Treatment of Claims and Interests..........................................27

                  1.       Class 1 - Priority Non-Tax Claims....................................................28

                  2.       Class 2 - Secured Purchaser Bank Claims..............................................28

                           a.       Class 2A:  Secured Fleet Claims.............................................29

                           b.       Class 2B:  Secured Trade Bank Claims........................................29

                           c.       Class 2C:  Secured SVB Claims...............................................30

                  3.       Class 3 - Secured Equipment Finance Claim............................................30

                  4.       Class 4 - Secured Motive Claim.......................................................31

                  5.       Class 5 - Other Secured Claims.......................................................33

                  6.       Class 6 - Convenience Claims.........................................................34

                  7.       Class 7 - Note Claims................................................................35

                  8.       Class 8 - General Expense Claims.....................................................36

                  9.       Class 9 - Subordinated Claims/Interests..............................................37

                  10.      Class 10 - Old Remedy Common Stock...................................................38

VI       ACCEPTANCE OR REJECTION OF PLAN........................................................................38

         A.       Identification of Unimpaired Classes..........................................................38

         B.       Identification of Impaired Classes............................................................38

         C.       Classes Permitted and Not Permitted To Vote...................................................38

         D.       Nonconsensual Confirmation....................................................................39

VII      MEANS FOR IMPLEMENTATION OF THE PLAN...................................................................39

         A.       Continued Corporate Existence and Vesting of Assets...........................................39

         B.       Consolidation.................................................................................40

         C.       Interests in Affiliates and Subsidiaries......................................................41

         D.       Equity Interests and Employee Stock Plan......................................................41

                  1.       Generally............................................................................41

                  2.       2003 Equity Incentive Plan...........................................................42

         E.       Intercompany Matters..........................................................................43

         F.       Corporate Governance, Directors and Officers, and Corporate Action............................44

                  1.       Amended and Restated Charters & Amended and Restated By-Laws.........................44

                  2.       Management/Board of Directors........................................................45

                  3.       Corporate Actions....................................................................45

         G.       Sources of Cash For Plan Distributions........................................................46

         H.       Payment of Plan Expenses......................................................................46

         I.       Litigation Trust..............................................................................46

VIII     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................48

         A.       Assumptions...................................................................................48

         B.       Assumptions of Executory Contracts and Unexpired Leases Related to Real Property..............48

         C.       Cure of Defaults in Connection with Assumption................................................49

         D.       Rejections....................................................................................50

         E.       Bar Date for Rejection Damages................................................................51

         F.       Bar Date for Bankruptcy Code Section 365(n) Election..........................................51

IX       DISTRIBUTIONS AND RELATED MATTERS......................................................................52

         A.       Disbursing Agent..............................................................................52

         B.       Dates of Distributions........................................................................53

         C.       Cash Distributions............................................................................54

         D.       Distribution of New Securities................................................................54

         E.       Fractional Securities and Rounding of Payments................................................55

         F.       Disputed Claims...............................................................................55

         G.       Undeliverable and Unclaimed Distributions.....................................................59

         H.       Compliance with Tax Requirements..............................................................59

         I.       Surrender of Notes/Old PSI Common Stock.......................................................60

         J.       Record Date In Respect to Class 7 Distributions...............................................60

X        LITIGATION, OBJECTIONS TO CLAIMS AND DETERMINATION OF TAXES............................................61

         A.       Generally and Objection Deadline..............................................................61

         B.       Temporary or Permanent Resolution of Disputed Claims..........................................62

         C.       Setoffs.......................................................................................63

         D.       Preservation of Rights of Action & Utilization Thereof by Disbursing Agent....................64

XI       RELEASE, WAIVER AND RELATED PROVISIONS.................................................................67

         A.       Injunctions...................................................................................67

                  1.       Generally............................................................................67

                  2.       Injunction Related to Rights of Action and Discharged or Terminated Claims,
                           Administrative Expenses or Interests.................................................67

         B.       Potential Limited Indemnification of Officers, Directors and Employees........................68

         C.       Limitation of Liability in Connection with the Plan, Disclosure Statement and Related
                  Documents.....................................................................................68

XII      PENSION PLANS, OTHER RETIREE BENEFITS AND LABOR CONTRACTS..............................................69

XIII     NO REGULATED RATE CHANGE WITHOUT GOVERNMENT APPROVAL...................................................70

XIV      EXEMPTION FROM CERTAIN TRANSFER TAXES..................................................................70

XV       RETENTION OF JURISDICTION AND MISCELLANEOUS MATTERS....................................................70

         A.       Retention of Jurisdiction.....................................................................70

         B.       Miscellaneous Matters.........................................................................73

                  1.       Headings.............................................................................73

                  2.       Services by and Fees for Professionals and Certain Parties...........................73

                  3.       Bar Date For Administrative Expenses.................................................75

                  4.       Notices..............................................................................76

                  5.       Successors and Assigns...............................................................77

                  6.       Committee and Equity Committee.......................................................77

                  7.       Severability of Plan Provisions......................................................77

                  8.       No Waiver............................................................................78

                  9.       Inconsistencies......................................................................78

XVI      CONDITIONS TO CONFIRMATION AND EFFECTIVENESS...........................................................79

         A.       Conditions Precedent to Plan Effectiveness....................................................79

         B.       Effect of Non-occurrence of Conditions to Effective Date......................................79

XVII     EFFECT OF CONFIRMATION.................................................................................80

         A.       Binding Effect of Confirmation................................................................80

         B.       Good Faith....................................................................................80

         C.       No Limitations on Effect of Confirmation......................................................80

         D.       Discharge of Claims, Administrative Expenses and Interests....................................81

         E.       Judicial Determination of Discharge...........................................................81

         F.       Exemption from Securities Laws................................................................82

                  1.       Initial Offer and Sale Exempt from Registration......................................83

                  2.       For Resale Purposes, Initial Offering Deemed Public Offering.........................83

         G.       Plan Exculpation Provision Deemed Necessary...................................................83

         H.       Plan Distributions and Transfers Deemed Not To Be Fraudulent Transfers........................84

XVII     MODIFICATION OR WITHDRAWAL OF PLAN.....................................................................84

         A.       Modification of Plan..........................................................................84

         B.       Withdrawal of Plan............................................................................85

XIX      CONFIRMATION REQUEST...................................................................................86

                                   EXHIBIT "K"

                   Terms & Conditions of Reorganization Notes

      Aggregate Principal Amount: Not to exceed $57.7 million.

      Interest Rate: six and one-half (6-1/2%) per annum.

      Payment Terms: eight (8) equal installments of principal, plus interest in arrears, payable every six (6)months, commencing on that date which is six (6) months after the Effective Date.

      Redemption and Prepayment: Redemption from Litigation Claim Proceeds in accordance with the Plan. Prepayment in whole or in part, at any time, without penalty.

                                    EXHIBITS

                 PLAN EXHIBIT A          Contracts and Leases to Be Assumed

                 PLAN EXHIBIT B          Contracts and Leases to Be Rejected

                 PLAN EXHIBIT C          PSI Subsidiaries

                 PLAN EXHIBIT D          Securities Claims Holders

    SUPPLEMENTAL PLAN EXHIBIT E          Plan Documents  (to be filed)

    SUPPLEMENTAL PLAN EXHIBIT F          Secured Equipment Finance Claim
                                         Terms Document (to be filed)

    SUPPLEMENTAL PLAN EXHIBIT G          [Intentionally Omitted]

    SUPPLEMENTAL PLAN EXHIBIT H          Secured Purchaser Bank Claim Terms
                                         Document  (to be filed)

    SUPPLEMENTAL PLAN EXHIBIT I          Matters Subject to Intercompany Release
                                         (to be filed)

    SUPPLEMENTAL PLAN EXHIBIT J          Directors, Officers and Insiders
                                         (to be filed)

                 PLAN EXHIBIT K          Terms and Conditions of Reorganization
                                         Notes

                 PLAN EXHIBIT L          [Intentionally Omitted]

                 PLAN EXHIBIT M          Modified Kilroy Building Two Lease

                 PLAN EXHIBIT N          2003 Equity Incentive Plan

      Peregrine Systems, Inc. (the "Company" or "PSI") and its wholly owned direct subsidiary, Peregrine Remedy, Inc. ("Remedy"), hereby propose the following Fourth Amended Plan of Reorganization (the "Plan") pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C.Sections 101 et seq.: -

                                        I
                                  INTRODUCTION

      The Plan essentially is a blueprint of how PSI and Remedy (collectively, the "Debtors" or "Companies") will be structured after bankruptcy - the form of entity they will be and who will own them. Among other things, the Plan addresses the Claims of PSI and Remedy on a consolidated basis, designates classes of Claims and classes of Interests, identifies Unimpaired and Impaired Classes, sets forth a proposal for the satisfaction of all Claims against and Interests in the Debtors, and provides adequate means for the implementation of the Plan. With the Plan, Holders of Claims and Interests entitled to vote on the Plan will receive a Ballot for voting on the Plan.

      A separate document, entitled Disclosure Statement in Support of Second Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc. (the "Disclosure Statement"), is being sent as an accompaniment to the Plan. The Disclosure Statement is intended to provide you with information sufficient to enable you to vote on the Plan. The Disclosure Statement includes a summary of the Debtors' assets and liabilities, a summary of what Holders of Claims and Interests will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for Confirmation of the Plan. You should thoroughly review both the Plan and

Disclosure Statement before deciding whether you will accept or reject the Plan.

                                       II

                               SUMMARY OF THE PLAN

      The summary of the Plan that follows in this Section is not intended to substitute for the Disclosure Statement or for the more specific terms set forth in Sections III. through XIX. of the Plan. If there are any discrepancies between the summary provided in this Section of the Plan and the other provisions of this Plan, the other provisions shall control.

      This Plan is a reorganization Plan. The restructuring to be effectuated through the Plan is designed to enable the Debtors to continue operations and afford them sufficient time to pay their debts.

      Prior to commencing the Chapter 11 Cases, the Companies negotiated in good faith with the Secured Purchaser Banks and an unofficial committee of creditors believed to hold a substantial portion of the Note Claims (the "Ad Hoc Noteholders Committee"). Consistent with those negotiations, an extensive effort was made prepetition to find a strategic partner, investor or acquirer with respect to the Companies or the Other PSI Subsidiaries. As a result of such effort, an agreement was entered into for a sale (the "2002 Remedy Sale"), through bankruptcy and subject to overbid, of the assets and operations of Remedy and of certain subsidiaries to BMC Software, Inc. or its designee for a gross purchase price of $350 million Cash and assumption of certain debt (the Cash portion of the gross price was later increased to $355 million). (During the Chapter 11 Cases, the Companies sought and obtained Court approval for the 2002 Remedy Sale, subject to overbid. No higher overbid was made. The 2002 Remedy Sale closed on or about November 20, 2002 and generated more Cash proceeds than

Remedy's known liabilities.)

      After the filing of the Chapter 11 Cases, the official committee of creditors holding General Unsecured Claims (the "Committee") was subsequently formed, comprised predominantly of holders of Note Claims. While the Companies have attempted to take into account some of the issues and concerns raised by the Committee (including, inter alia, that current and likely future cash flows of the Companies indicate values higher than could by achieved through a current sale) and seek the necessary consents hereto of creditors, as of the time the Companies are filing their Plan, the Committee had not yet agreed to support the Plan and may elect not to do so. Nonetheless, the Companies believe the Plan to be a fair and reasonable restructuring proposal and urge their Creditors to support it as the best chance for a successful reorganization of the Companies' business.

      Although the terms of the Plan are more fully set forth in Sections III. through XIX. of the Plan, which are controlling, the following is a general outline of the Plan:

               1. Under the Plan, the Companies will be reorganized and continued operations would be focused primarily on PSI's core line of business - "Consolidated Asset and Service Management" solutions. PSI's reorganization will include a financial restructuring pursuant to which certain PSI debts will be paid over time.

               2. Creditors of PSI will receive Cash on the Effective Date, payments over time or common stock as follows:

                  a. The holders of claims entitled to a legal priority in payment over other claims pursuant to federal bankruptcy laws, i.e., Allowed Administrative Expenses, Tax Claims, and Priority Non-Tax Claims (Class 1), will be paid in Cash in full under the Plan or will be paid in full over time to the extent permitted by law.

                  b. Holders of the Secured Purchaser Bank Claims (Class 2) will: (a) receive in cash on the Effective Date the outstanding balance due under the Fleet Promissory Note, the Trade Bank Promissory Note and the SVB Promissory Note, as applicable, subject to a discount of $2,602,813.00, $399,219.00 and $308,253.00, respectively; and (b) continue to collect their respective non-defaulted purchased receivables, subject to a first priority lien in and to said receivables and an obligation on the part of Reorganized PSI to repurchase said receivables in the event they become past due.

                  c. The Holder of the Secured Equipment Finance Claim (Class 3) will retain its security interest and receive 100% of its Allowed Claim over three (3) years after the Effective Date, with interest.

                  d. The Holder of the Secured Motive Claim (Class 4) will (i) receive in respect of its Allowed Claim (1) $9 million in Cash, $4 million payable on the Effective Date and $5 million payable through deferred cash payments over four years, without interest, and (2) the Companies' stock in Motive Communications, Inc.; (ii) return to PSI all of its Old PSI Common Stock; and (iii) have terminated, extinguished or released any security interests, trusts or other liens with respect to its Claim.

                  e. Other Secured Claims (Class 5) (defined hereinbelow essentially as claims other than the Secured Purchaser Bank Claims which are supported by collateral in the form of security interests, mortgages, other liens or rights of setoff) will either:

                  (1) Receive full Cash payment,

                  (2) Receive back their collateral,

                  (3) Keep their Liens and have their debt cured and reinstated, or

                  (4) Otherwise have left unaltered the legal, equitable, and contractual rights to which the Holders are entitled.

                  f. As to small Claims, PSI wants to avoid the expense and inconvenience associated with paying small Claims over time. Thus, the Plan defines certain small claims as falling within a class of Convenience Claims (defined hereinbelow essentially as Claims which are or are voluntarily reduced to $1,000 or less). Each Holder of a Convenience Claim (Class 6) shall be paid in cash in full on the Effective Date. (Because this class exists only to avoid the inconvenience of servicing small debt over time, all Claims of a single Holder will be aggregated for purposes of determining whether the Claims are within the $1,000 maximum amount for the Convenience Claims). If Class 6 Claims exceed $500,000 in the aggregate, such Claims shall receive the same treatment as Class 8 Claims.

                  g. Under the Plan, Note Claims (Class 7), which essentially are the claims of Holders of PSI's $270,000,000 5-1/2% Convertible Subordinated Notes due 2007, are Impaired. Each Holder of an Allowed Class 7 Claim shall receive on the Effective Date: (1) cash equal to thirty percent (30%) of the Holder's Allowed Class 7 Claim; (2) Reorganization Notes in a principal amount equal to twenty percent (20%) of the Holder's Allowed Class 7 Claim; (3) the Holder's Pro Rata Share of Class 7 Securities; and (4) if applicable, a portion of the Litigation Claim Proceeds in accordance with Section VII.I of the Plan.

                  h. Under the Plan, General Expense Claims (defined hereinbelow) (Class 8) are essentially claims which are not afforded priority by law over other claims and for which there is no collateral, other than Convenience Claims, Note Claims and Securities Claims. As more fully set forth below, holders of General Expense Claims pursuant to the Class 8 Election may elect with respect to some or all of their Allowed Claims, to receive either:
(1) one hundred percent (100%) of their Allowed Claims in quarterly payments over four (4) years; or (2) sixty percent (60%) of their Allowed Claims on the Effective Date and ten percent (10%) of their Allowed Claims in four (4) equal annual installments over four (4) years.

                  i. Subordinated Claims/Interests include Securities Claims (essentially, claims against the Companies subordinated by law for Plan distribution purposes including, inter alia, claims for damage or rescission rights with respect to transactions involving the purchase or sale of Old PSI Common Stock or rights to reimbursement or contribution with respect to such claims) and Old PSI Common Interests (essentially, the existing common stock in the Company and any options, warrants or other rights to existing common stock). The Securities Claims are subordinated by law to the same priority as Old PSI Common Stock. Holders of Subordinated Claims/Interests will share pari passu the Class 9 Securities and, after payment of any Class 7 Deficiency Claim, any Litigation Claim Proceeds in accordance with Section VII.I of the Plan. The Class 9 Securities will be subject to the Ownership Change Transfer Restrictions and subject to dilution by, inter alia, the Employee Stock Plan; provided, however, the Debtors may release or cancel the Ownership Change Transfer Restrictions prior to the Confirmation Date. Further in respect to Old PSI Common Interests, on the Effective Date the Old PSI Common Stock shall be cancelled, and with the exception of the Surviving Stock Options, all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by Peregrine to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

                                       III

  DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

A. RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.

      For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections and Exhibits are references to Sections and Exhibits of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form in the Plan that is not defined in the Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

      In computing any period of time prescribed or allowed by the Plan, the provision of Bankruptcy Rule 9006(a) shall apply.

      Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

B.    DEFINED TERMS

      The definitions contained in the United States Bankruptcy Code, 11 U.S.C.
Section 101, et seq., are incorporated in the Plan by this reference, provided that the following definitions shall apply to capitalized terms used in the
Plan:

      1. "2002 Remedy Sale" means the sale, approved by the Bankruptcy Court and subject to overbid, of the assets and operations of Remedy and certain affiliates.

      2. "2003 Equity Incentive Plan" means that certain stock incentive plan substantially in the form attached hereto as Plan Exhibit N, which shall become effective as of the Effective Date and shall be deemed to have been approved and adopted as of such date by the Companies and the shareholders and directors thereof in accordance with all applicable non-bankruptcy laws (including, but not limited to, federal and state tax, securities, corporation and other laws) and having the same effect of such approval under such laws, without any requirement of further action by said entities or Persons; provided, however, in the event that Holders of at least 66 2/3% in amount of the Old PSI Common Stock (counting for this purpose only those amount(s) of Old PSI Common Stock that have been voted on the Plan and excluding Holders of Old PSI Common Stock who fail to vote, who abstain, or who are designated under

Bankruptcy Code section 1126(e)) do not vote to accept the Plan, the 2003 Equity Incentive Plan shall be of no force and effect, without any prejudice to the rights of the Companies to seek requisite approval of any other stock incentive plans and/or agreements under applicable law.

      3. "Ad Hoc Noteholders Committee" means the unofficial committee of creditors believed to hold a substantial portion of the Note Claims formed prepetition.

      4. "Administrative Expense" means an unpaid administrative expense of the kind described in section 503(b) of the Bankruptcy Code against either of the Companies, including, without limitation, (i) the actual, necessary costs and expenses of preserving the Estates of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (ii) compensation and reimbursement awarded under sections 330(a) of the Bankruptcy Code and (iii) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911 -
1930, including the fees, if any, due to the United States Trustee.

      5. "Aggregate Allowed Class 7 Claims" means the aggregate of all Allowed Class 7 claims in the approximate amount of $277 million.

      6. "Aggregate Shares" means the sum of the Class 7 Securities and the Class 9 Securities and shall equal 15 million shares.

      7. "Allowed" means when used in respect of a Claim, Interest or Administrative Expense, or a group thereof,

                  a. Such amount of the Claim, Interest or Administrative Expense or group thereof which is (i) determined and allowed by a Final Order pursuant to 11 U.S.C.Sections 502 or 503, as applicable, (ii) allowed under the Plan or any Plan Document (including, without limitation, the Modified Kilroy Building Two Lease), or (iii) allowed under a stipulation or settlement with the Reorganized Debtor entered into after the Effective Date; and

                  b. If not "Allowed" in accordance with subsection (a) above, a Claim, Interest or Administrative Expense that has not been Disallowed and is not subject to a pending objection, also will be deemed "Allowed" as follows:

            (1) If no proof of Claim or Interest has been Timely Filed, (A) a Claim also is deemed "Allowed" in the amount and of the type of the Claim or group of Claims which have been scheduled by the Debtor in its Schedules as liquidated in amount and not disputed or contingent and (B) an Interest also is deemed "Allowed" in the number and of the type of the Interests which have been listed by the Debtor in its List of Equity Security Holders; or

            (2) If a proof of Claim or Interest is Timely Filed, (A) a Claim also is deemed "Allowed" in the amount and of the type of the Claim or group of Claims reflected in the proof(s) of Claim and (B) an Interest also is deemed "Allowed" in the number and of the type of the Interest or group of Interests reflected in the proof(s) of Interest, provided however, (C) until, but only until, the Objection Deadline, (x) a Claim will be deemed a Disputed Claim, and not be deemed "Allowed" under this subsection, unless there exists a corresponding Claim of the same type listed in the Debtor's Schedules (and only up to the amount listed in the Debtor's Schedules), which is not listed as disputed, contingent, or unliquidated, and (y) an Interest will be deemed a Disputed Claim, and not be deemed "Allowed" under this subsection, unless there exists a corresponding Interest of the same type listed in the applicable Debtor's List of

      Equity Security Holders (and only up to the number listed); and

            (3) An Administrative Expense shall be deemed "Allowed" (A) if the Reorganized Debtor elects to pay it, or (B) if it is for income taxes, is properly asserted by the appropriate taxing authority in accordance with applicable law (including, without limitation, Bankruptcy Code
      Section 505), and is not timely contested, provided that (C) the Reorganized Debtor does not object to it by the Objection Deadline.

      8. "Amended and Restated By-Laws" means the Amended and Restated By-Laws of the Reorganized Debtors.

      9. "Amended and Restated Charters" means the amended and restated Certificate of Incorporation of the Reorganized Debtors.

      10. "Avoidance Action" means an adversary proceeding, lawsuit or other proceeding with respect to Rights of Action arising under Sections 544-550 and 553 of the Bankruptcy Code.

      11. "Ballot" means the form accompanying the Plan and Disclosure Statement by which certain Creditors may vote their acceptance or rejection of the Plan and by which a Holder of General Expense Claims may choose whether to reduce its Claims to $1,000 to become a Holder of a Class 6 Convenience Claim.

      12. "Ballot Agent" means Robert Berger & Associates.

      13. "Ballot Deadline" means the date set by the Court as the last day to timely deliver Ballots to the Ballot Agent.

      14. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as now in effect or hereafter amended.

      15. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court of competent jurisdiction as may be administering the Chapter 11 Cases or any part thereof.

      16. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. Section 2075, as now in effect or hereinafter amended, together with the local rules of the Bankruptcy Court.

      17. "Bar Date" means, when not otherwise specified, the date fixed by statute or pursuant to both Bankruptcy Rule 3003(c)(3) and a Final Order of the Bankruptcy Court as the deadline for filing proofs of Claims or Interests (whether or not each and every proof of Claim or Interest is subject to such deadline).

      18. "Business Day" means any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

      19. "Cash" means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

      20. "Chapter 11 Cases" mean the cases commenced under chapter 11 of the

Bankruptcy Code by the Company and Remedy on the Petition Date and pending before the Bankruptcy Court.

      21. "Claim" means any claim against the Debtor or any of them within the meaning of section 101(5) of the Bankruptcy Code which is not an Administrative Expense, including, without limitation, claims of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

      22. "Claims Agent" means Robert Berger & Associates, Inc., in its capacity as claims agent for the Debtors.

      23. "Class" means each class of Claims or Interests established pursuant to Section V. of the Plan.

      24. "Class 7 Deficiency" means the amount, if any, by which the Net Equity Value is less than one-half (1/2) of the Aggregate Allowed Class 7 Claims.

      25. "Class 7 Percentage" means a percentage: (a) the numerator of which equals the Aggregate Allowed Class 7 Claims multiplied by 0.5; and (b) the denominator of which is the Net Equity Value, but which shall not exceed one hundred percent (100%).

      26. "Class 7 Securities" means New PSI Common Stock issued or issuable under the Plan to the Holders of Allowed Class 7 Claims equal to the Class 7 Percentage of the Aggregate Shares.

      27. "Class 8.A. Treatment" shall have the meaning set forth in Section V.B.8. of the Plan.

      28. "Class 8.B. Treatment" shall have the meaning set forth in Section V.B.8. of the Plan.

      29. "Class 9 Percentage" means one hundred percent (100%) minus the Class 7 Percentage.

      30. "Class 9 Securities" means the New PSI Common Stock issued or issuable under the Plan to members of Class 9.

      31. "COD income" means cancellation of debt income.

      32. "Committee" means the official committee of unsecured Creditors of the Debtor appointed or to be appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

      33. "Companies" means Peregrine Systems, Inc. and Peregrine Remedy, Inc., in their corporate capacities or other capacities and, as appropriate, in their capacities as debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code in their Chapter 11 Cases or in their capacities as the Reorganized Debtors.

      34. "Companies' Cash" means the Companies' Cash as of the Effective Date.

      35. "Company" means Peregrine Systems, Inc., in its corporate capacity or other capacity and, as appropriate, in its capacity as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code in its Chapter 11 Case or in its capacity as the Reorganized Debtor.

      36. "Confirmation" means the approval by the Bankruptcy Court of the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, as effectuated by the Confirmation Order.

      37. "Confirmation Date" means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

      38. "Confirmation Hearing" means the date or dates established by the Bankruptcy Court for the hearing(s) on confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

      39. "Confirmation Order" means the order entered by the Bankruptcy Court confirming (approving) the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

      40. "Consummation" means substantial consummation of the Plan as that term is used in 11 U.S.C.Section 1127(b).

      41. "Convenience Claim" means any Claim against either of the Companies that meets the following conditions: (a) the Claim is not (i) an Administrative Expense, (ii) a Tax Claim, (iii) a Priority Non-Tax Claim, (iv) a Secured Claim, or (v) a Securities Claim; (b) the Holder of such Claim does not hold any Note Claims; and (c) either (i) such Claim, when aggregated with all similar Claims of such Holder, are Allowed in the amount of $1,000 or less or (ii) the total amount of such Claim and all similar Claims by their Holder is reduced to $1,000, in aggregate, by the election of the Holder thereof on such Holder's Ballot and are Allowed in an aggregate amount of $1,000 or less.

      42. "Creditor" shall mean any Person who is the Holder of a Claim or Administrative Expense against either of the Debtors.

      43. "Cure Payments" means all cure payments made, or to be made by the Companies on or after the Effective Date with respect to the assumption of leases and executory contracts by the Companies.

      44. "Current D&O Policies" means those certain, separate, "claims made" directors and officers liability insurance policies covering Peregrine Systems, Inc., its subsidiaries, and directors, officers, and other executives thereof, issued by National Union (primary), Chubb (first layer excess) and TIG Insurance Company (second layer excess), as may have been amended, supplemented or modified from time to time.

      45. "Debtors" means Peregrine Systems, Inc. and Peregrine Remedy, Inc., in their corporate capacities or other capacities and in their capacities as debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code in their Chapter 11 Cases.

      46. "Deficiency Amount" means the amount, if any, by which the Allowed amount of a Claim exceeds the value of the collateral securing such Claim or the amount of such Claim subject to setoff.

      47. "Deficiency Claim" means any Claim against either of the Companies representing a Deficiency Amount.

      48. "Disallowed" means, with respect to a Claim, Interest, Administrative Expense, or portion thereof, that it is determined that the Claim, Interest, Administrative Expense or portion thereof is not allowed under 11 U.S.C. Sections 502 or 503 either by a Final Order, the Plan, any Plan Document (including, without limitation, the Modified Kilroy Building Two Lease) or under a stipulation or settlement with either of the Companies entered into after the Effective Date.

      49. "Disclosure Statement" means the Disclosure Statement in Support of Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., dated as of May 27, 2003, as may be amended, modified or supplemented from time to time, submitted pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of acceptances of the Plan.

      50. "Disputed Claim" means (i) a Claim, Interest or Administrative Expense that is subject to a pending objection; or (ii) until the Objection Deadline,

                  a. a Claim for which a corresponding Claim has not been listed in the Debtor's Schedules or for which the corresponding Claim is listed in the Debtor's Schedules with a differing amount (to the extent of such difference), with a differing classification, or as disputed, contingent, or unliquidated,

                  b. a Claim which a Debtor in good faith believes is held by a Holder either (A) from which property is recoverable by the applicable Debtor under any of Bankruptcy Code Sections 542,543, 550 or 553 or (B) that is a transferee of a transfer avoidable under Bankruptcy Code Sections 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) unless the Holder has paid the amount, or turned over any such property for which such Holder is liable under the terms of Bankruptcy Code Sections 522(i), 542, 543, 550, or 553;

                  c. a Claim that has not been allowed either by a Final Order, the Plan, any Plan Document (including, without limitation, the Modified Kilroy Building Two Lease) or under a stipulation or settlement with either of the Companies entered into after the Effective Date; and

                  d. an Interest for which a corresponding Interest has not been listed in the Debtor's List of Equity Security Holders or has been listed in a different number (to the extent of such difference).

      51. "Disputed Claims Reserve" shall mean one or more interest bearing accounts to be established and held in trust by either of the Companies or Disbursing Agent for the purpose of holding Cash that would otherwise have been distributed with respect to Disputed Claims if such Claims, Interests or Administrative Expenses were Allowed.

      52. "Disbursing Agent" means the Person as may be selected by the Reorganized Debtor to hold and distribute Cash and such other property as may be distributed pursuant to the Plan (which Person may be the Reorganized Debtor) and employed on such terms as may be determined by the Reorganized Debtor. The Disbursing Agent shall be an agent of the Reorganized Debtor such that any earnings upon or expenses paid from the Cash of the Reorganized Debtor that it holds or disburses shall be activities of the Reorganized Debtor for purposes of taxation.

      53. "Effective Date" shall mean the first Business Day that is at least ten (10) days after the Confirmation Date.

      54. "Employee Stock Plan" means the 2003 Equity Incentive Plan and/or any other stock incentive agreements and/or plans which the Companies expect and intend to enter into with the employees, officers, directors or consultants of the Companies or their subsidiaries and/or adopt, as the case may be, to be effective on or after the Effective Date, pursuant to which employees, officers, directors or consultants are expected to be afforded stock, stock options, stock rights or other equity benefits. The shares of New PSI Common Stock which could result from the grant or exercise of these equity benefits or the exercise of the Surviving Stock Options, in aggregate, may constitute up to 2,650,000 shares of the New PSI Common Stock and which would permit, starting January 1, 2005, annual additions to an Employee Stock Plan in an amount not to exceed 4% of the fully diluted New PSI Common Stock on the date of each annual addition.

      55. "Employee Stock Plan Securities" means any PSI New Common Stock or rights to purchase PSI New Common Stock that are granted under the Employee Stock Plan, and any shares of PSI New Common Stock issued or issuable upon exercise of any such options.

      56. "Enterprise Value" means the going concern reorganization or enterprise value of the PSI Business, as determined by the Bankruptcy Court at the Valuation Hearing.

      57. "Entity" and "Entities" mean an entity as defined in section 101(5) of the Bankruptcy Code or more than one thereof.

      58. "Equity Committee" means the Official Committee of Equity Security Holders appointed in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code. 59. "Estate" means each estate created pursuant to section 541(a) of the Bankruptcy Code upon the commencement of each Chapter 11 Case.

      60. "Excess Cash" means the Debtors' Cash on hand as of the Effective Date less the sum of the amounts paid on the Effective Date, or reserved on the Effective Date for future payment of the following liabilities: (a) Allowed Administrative Expenses; (b) Allowed Priority Claims; (c) the Secured Purchaser Bank Claims; (d) Allowed Convenience Claims; (d) Cash payable on the Effective Date on account of Allowed Claims in Class 7; (e) the Probable Remedy Tax Liability; (f) the Working Capital Reserve; and (g) Cash payable on the Effective Date on account of Allowed Class 8 Claims subject to a valid and timely election to take Class 8B Treatment.

      61. "Existing Board" means the existing board of directors of PSI, comprised of the following individuals: Gary Greenfield; Thomas Weatherford; Peter van Cuylenburg; John Mutch and Richard Koppes.

      62. "Fee Applications" shall mean applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.


      63. "Fee Examiner" means the examiner appointed by the Court and selected by the OUST to review and examine all fees and expenses incurred in the Cases and payable by the Debtors and from the Estates.


      64. "File" or "Filed" means deliver to or cause to be received by, or delivered to or received by, the Clerk of the Bankruptcy Court for entry upon the Bankruptcy Court's legal docket or, in the case of a proof of claim, the Claims Agent.

      65. "Final Order" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

      66. "Final Resolution Date" shall mean the date on which all Disputed Claims of Creditors shall have been resolved by Final Order or otherwise finally determined.

      67. "First Day Motions" means certain motions and applications filed by the Companies on or within four Business Days after the Petition Date.

      68. "Fleet" means Fleet Business Credit, LLC, a Delaware limited liability company, as successor to Sanwa Business Credit Corporation.

      69. "Fleet Accounts" means those accounts and related rights to payment sold by PSI to Fleet.

      70. "Fleet Collection/Repurchase Agreement" shall mean that certain agreement between PSI and Fleet governing Fleet's collection of Fleet Purchased Accounts and PSI's obligation to repurchase Fleet Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      71. "Fleet Mutual Release Agreement" means mutual releases to be entered into by and between Fleet, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      72. "Fleet Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $52,056,266.01, made by PSI in favor of Fleet.


      73. "Fleet Purchased Accounts" means the Purchased Accounts of Fleet, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

      74. "Fleet Purchaser Documents" means those agreements, instruments and documents relative to the purchase by Fleet of the Fleet Accounts.

      75. "Forbearance Agreement" means that certain Forbearance Agreement entered into by and between PSI, Remedy and certain other affiliates of the Companies, on the one hand, and the Purchaser Banks and the Purchaser Bank Agent, on the other hand, on or about August 26, 2002, providing, in relevant part, for: (a) forbearance, subject to various conditions, from August 26, 2002 through the earlier of July 31, 2006 or the occurrence of a default; (b) interest rate to be six percent (6%) annually prior to default and 9% thereafter; (c) amortization of principal monthly over years ending July 31, 2004 - 20%, 2005 - 30%, and 2006-30%; and (c) mandatory prepayments of amounts determined by formula upon certain dispositions of assets or stock.

      76. "General Expense Claims" means all General Unsecured Claims other than Note Claims.

      77. "General Unsecured Claim" means a Claim against either of the Companies other than (a) an Administrative Expense, (b) a Tax Claim, (c) a Priority Non-Tax Claim, (d) a Secured Claim, (e) a Convenience Claim, or (f) a Securities Claim. (Under the Plan, each General Unsecured Claim is either a Note Claim or a General Expense Claim.).

      78. "Holder" means the beneficial owners of any Claim, Interest or Administrative Expense, which, in the case of an investment company, shall be the investment company and not their shareholders, and which in the case of an insurance company, shall be the insurance company and not their insured.

      79. "Impaired" has the meaning set forth in 11 U.S.C.Section 1124.

      80. "Indemnified Person" means an officer, director or employee of either PSI or Remedy, or a director, officer or employee of any other corporation or legal Entity, if such service was undertaken at the request or on behalf of the Company or Remedy.

      81. "Indemnity Claim" means the obligations of either of the Companies, to the extent provided in the applicable constituent documents of, or by a written agreement with, either of the Companies or by the applicable corporations law, to indemnify or to pay contribution or reimbursement to any Person by reason of such Person's service at any time in his or her capacity as Indemnified Person, whether for losses or damages to third parties, legal fees, costs, expert advice, witness expenses, or any other claims.

      82. "Indenture" means the indenture dated November 14, 2000 under which were issued the Notes.

      83. "Indenture Trustee" means U.S. Bank National Association, as successor to State Street Bank and Trust Company of California, N.A., as trustee under the Indenture dated as of November 14, 2000, between PSI and State Street Bank and Trust Company of California, N.A., or any successor trustee under such indenture.

      84. "Indenture Trustee Claims" means unpaid fees or expenses as of the Petition Date incurred by an Indenture Trustee.

      85. "Intercompany Claim" means any Claim asserted against PSI or Remedy by PSI or any PSI Subsidiary.

      86. "Interest" means an equity security of either of the Companies within the meaning of section 101(16) of the Bankruptcy Code, including, without limitation, the rights evidenced by the Old PSI Common Stock, Old PSI Common stock rights, and Old Remedy Common Stock.

      87. "IRC" means the Internal Revenue Code of 1986, as amended.

      88. "IRS" or "Service" means the Internal Revenue Service.

      89. "Kilroy" means Kilroy Realty, L.P.

      90. "Kilroy Building One Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3579 Valley Center Drive, San Diego, California 92130, and all related agreements.

      91. "Kilroy Building Two Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3611 Valley Center Drive, San Diego, California 92130, and all related agreements.

      92. "Kilroy Building Three Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3661 Valley Center Drive, San Diego, California 92130, and all related agreements.

      93. "Kilroy Building Four Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3721 Valley Center Drive, San Diego, California 92130, and all related agreements.

      94. "Kilroy Building Five Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3811 Valley Center Drive, San Diego, California 92130, and all related agreements.

      95. "Lien" has the meaning given in section 101(37) of the Bankruptcy
Code.

      96. "List of Equity Security Holders" means those certain lists of equity security holders filed by each Debtor with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3), as they have been or may be amended from time to time.

      97. "Litigation Claims" means all Rights of Action belonging to the Estates as of the Effective Date, other than those arising in the ordinary course of the Debtors' businesses or in the administration of the Chapter 11 Cases, and shall include, without limitation, the following Rights of Action:
(i) any and all claims which the Estates have, or may have against former officers and/or directors for negligence, breach of fiduciary duty, insider trading or any other breach of duties imposed by law; (ii) any and all claims against Arthur Andersen or KPMG arising out of, or relating to accounting services provided by either of them to the Debtors; (iii) any and all claims of the Debtors arising under or in connection with the Current D&O Policies; (iv) any Avoidance Actions; and (v) any and all claims initially brought or alleged against third parties as derivative claims, including, without limitation, those claims asserted in the derivative complaints filed in the Delaware Chancery Court, the Superior Court of the State of California for the County of San Diego and the United States District Court for the Southern District of California purportedly on behalf of PSI, against some of PSI's present and former directors and officers and its former independent auditor.

      98. "Litigation Claim Proceeds" means any and all proceeds derived from the Litigation Claims.

      99. "Litigation Trust" means that certain trust formed pursuant to the Litigation Trust Agreement, the principal asset of which shall comprise the Litigation Claims and the Litigation Claim Proceeds.

      100. "Litigation Trust Advances" means the advances made by the Reorganized Debtors to the Litigation Trust pursuant to Section VII.I of the Plan.

      101. "Litigation Trust Agreement" means the trust agreement governing the Litigation Trust, in the form, or substantially in the form to be filed with the Bankruptcy Court no later than five (5) business days prior to the Confirmation Date.

      102. "Litigation Trustee" means an individual selected by the Debtors whose identity, credentials and any relevant affiliations shall be disclosed in the Litigation Trustee Compensation Disclosure.

      103. "Litigation Trustee Compensation Disclosure" shall mean a written disclosure, to be filed with the Bankruptcy Court no later than five (5) business days prior to the Confirmation Date, disclosing the identity of the Litigation Trustee, his/her credentials, any and all relevant affiliations, connections or actual or potential conflicts of interest and the fees and expenses to be charged by the Litigation Trustee.

      104. "Master Ballots" means the master ballots accompanying the Disclosure Statement upon which Holders of Claims and Interests in certain Impaired Classes may indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

      105. "Modified Kilroy Building Two Lease" means that certain lease by and between Reorganized PSI and Kilroy, in the form, or substantially in the form attached to the Plan as Plan Exhibit M.

      106. "Net Equity Value" means Excess Cash plus Enterprise Value minus Plan Debt.

      107. "New PSI Common Stock" means the common stock of Reorganized PSI to be issued on or after the Effective Date and to be subject to: (a) the Ownership Change Transfer Restrictions (unless such Ownership Change Transfer Restrictions are waived by the Debtors in writing on or before the Confirmation Date); (b) a prohibition on the payment of any dividends or distributions (in cash or in kind) until all Plan Debt has been paid in full; and (c) all of the other terms and conditions of the Plan and the Plan Documents.

      108. "NOLs" means net operating loss carryforwards.

      109. "Note" or "Notes" means PSI's $270,000,000 of 5-1/2% Convertible Subordinated Notes due 2007 issued pursuant to the Indenture, together with any other instruments issues, or other payment obligations, by the Companies in full or partial satisfaction thereof.

      110. "Note Claim(s)" means Claims arising under the Notes. (Under the Plan, the Note Claims and General Expense Claims are the components of the General Unsecured Claims.)


      111. "Noteholder" means the Holder of a Note Claim.

      112. "Objection Deadline" means the applicable period of time fixed by the Plan, Bankruptcy Code, Bankruptcy Rules, Bankruptcy Court, or applicable law to interpose an objection to a Claim, Interest or Administrative Expense. See
Section X.A. of the Plan.

      113. "Old PSI Common Interests" means, collectively, Old PSI Common Stock and Old PSI Common stock rights.

      114. "Old PSI Common Stock" means the existing common stock, no par value per share, in the Company.

      115. "Old PSI Common stock rights" means any rights, options and/or warrants to purchase Old PSI Common Stock.

      116. "Old Remedy Common Stock" means the existing common stock, no par value per share, in Remedy.

      117. "Order Approving Disclosure Statement" means that certain Order Approving PSI Disclosure Statement and Fixing Time for Filing Acceptances or Rejections of Plan, Combined with Notice Thereof, entered by the Bankruptcy Court and sent as an accompaniment to the Plan and Disclosure Statement, which, inter alia, sets forth the Voting Deadline, the last date for filing objections to the Plan, and the date and time of the hearing on Plan Confirmation.

      118. "Ordinary Course & Assumed Administrative Expenses" means Allowed Administrative Expenses that represent obligations incurred by a Debtor (a) in the ordinary course of its business during the Chapter 11 Cases, (b) to a governmental unit for Taxes, or (c) which are otherwise assumed by such Debtor pursuant to the Plan.

      119. "Other PSI Subsidiary" means a PSI Subsidiary other than Remedy.

      120. "Other Secured Claim" means a Secured Claim other than a Secured Equipment Finance Claim, Secured Motive Claim or Secured Purchaser Bank Claim.

      121. "Ownership Change Transfer Restrictions" means those certain restrictions to be contained in PSI's Amended and Restated Charter prohibiting until March 31, 2008: (a) any Person from acquiring any shares of New PSI Common Stock, to the extent such acquisition would cause the "percentage stock ownership" (as determined under Treasury regulations) of the acquiror or any other Person to increase above five percent, whether or not such acquiror or other Person held stock of PSI in excess of such percentage before such transfer; and (b) any Person whose percentage stock ownership exceeds five percent from transferring any shares of New PSI Common Stock; provided that (i) these restrictions shall not apply in the event of a tender offer for at least fifty percent (50%) of the equity securities in Reorganized PSI, (ii) the PSI Board of Directors may eliminate or reduce these restrictions if it determines, in good faith, that these restrictions no longer assist in preserving a significant level of favorable tax attributes or are otherwise no longer in the best interest of Reorganized PSI, (iii) the restrictions shall not apply to any shares of New PSI Common Stock issued in respect of any conversion rights under the Notes, and (iv) any transfer of shares of New PSI Common Stock that would otherwise be prohibited will be permitted if information relating to a specific proposed transaction is presented to the Board of Directors of PSI and the PSI Board of Directors determines, based upon an opinion of counsel selected by the Board of Directors, that such transaction will not jeopardize the Companies' ability to fully utilize their tax losses.

      122. "Past Due Purchase Obligations" means, with respect to each Secured Purchaser Bank, the aggregate amount of Purchase Obligations owing to such Secured Purchaser Bank that, as of such date of determination, are due and payable by PSI or any other Peregrine Party to such Secured Purchaser Bank and have not been paid to such Secured Purchaser Bank.

      123. "Peregrine Party" shall have the same meaning as set forth in the Forbearance Agreement.

      124. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

      125. "Petition Date" means the date on which the Companies filed their petitions for relief under chapter 11 of the Bankruptcy Code.

      126. "Plan" means the Plan of Reorganization of the Companies, together with any and all exhibits thereto and the Plan Documents, as the same may be amended or modified by the Companies from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

      127. "Plan Debt" means the sum of : (a) the principal amount of the Notes or the Reorganization Notes, as applicable, outstanding after the Effective Date; (b) eighty percent (80%) of the Allowed Class 8 Claims electing, or deemed to have elected Class 8A Treatment; (c) ten percent (10%) of the face amount of Allowed Class 8 Claims electing Class 8B Treatment; and (d) $4 million.

      128. "Plan Documents" means the documents supporting the Amended and Restated Charter and the Amended and Restated By-Laws, as applicable. The Plan Documents shall be in form and content acceptable to the Companies. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as Supplemental Plan Exhibit E as early as practicable (but in no event later than five (5) days prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish).

      129. "Plan Exculpation Provision" means the "Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents" set forth in Section XI.C. of the Plan.

      130. "Plan Expenses" means the expenses incurred by the Reorganized Debtor following the Effective Date (including the fees and costs of attorneys and other professionals), for the purpose of (i) prosecuting litigation preserved under the Plan, (ii) resolving Disputed Claims and effectuating distributions to Creditors and Interest Holders under the Plan, (iii) otherwise implementing the Plan and closing the Chapter 11 Cases, or (iv) undertaking any other matter relating to the Plan.

      131. "Priority Non-Tax Claim" means any Claim, other than a Tax Claim, to the extent entitled to priority under section 507(a) of the Bankruptcy Code.

      132. "Probable Remedy Tax Liability" means the estimated and probable aggregate amount of domestic and foreign tax liabilities of the Debtors arising out of the 2002 Remedy Sale, as determined by the Bankruptcy Court at the Confirmation Hearing or such other date as may be scheduled by the Bankruptcy Court.

      133. "Professional Person" shall mean Persons retained or to be compensated pursuant to sections 326, 327, 328, 330, 503(b), and 1103 of the Bankruptcy Code.

      134. "Projections" means those certain projections of management's expected results of operations, cash flow and ending balance sheets for fiscal years 2004 through 2007 attached to the Disclosure Statement.

      135. "Pro Rata" means proportionately, so that with respect to any distribution, the ratio of (a) (i) the amount of property to be actually or theoretically distributed on account of a particular Claim and/or Interest or particular group of Claims and/or Interests to (ii) the amount of such particular Claim and/or Interest or group of Claims and/or Interests, is the same as the ratio of (b) (i) the amount of property to be actually or theoretically distributed on account of all Claims and/or Interests or groups of Claims and/or Interests sharing in such distribution to (ii) the amount of all Claims and/or Interests or groups of Claims and/or Interests sharing in such distribution.

      136. "PSI" means the Company.

      137. "PSI Business" means the business operations of PSI as of the Effective Date.

      138. "PSI Subsidiary" means a company owned or controlled, directly or indirectly, by PSI, including, without limitation, the companies identified on Plan Exhibit C.

      139. "Purchase Obligations" shall have the same meaning as set forth in the Forbearance Agreement.

      140. "Purchaser Bank" and "Purchaser Banks" shall mean, respectively, any one of or all of Fleet, Trade Bank and SVB.

      141. "Purchaser Bank Agent" shall mean Fleet, as agent for the Purchaser Banks, or any successor thereto.

      142. "Purchaser Bank Documents" means the Fleet Purchaser Documents, the SVB Purchaser Documents and the Trade Bank Purchaser Documents.

      143. "Record Date" means May 16, 2003, 5:00 p.m. Eastern time or such other date and time as may be set by the Bankruptcy Court as set forth in the Order Approving Disclosure Statement.

      144. "Remedy" means PSI Subsidiary, Peregrine Remedy, Inc., a Delaware Corporation, in its corporate capacity or other capacity and, as appropriate, in its capacity as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code in its Chapter 11 Case or in its capacity as Reorganized Remedy.

      145. "Reorganization Notes" means notes, in an aggregate amount not to exceed $57.7 million, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date, and which shall include the terms and conditions more fully set forth in Exhibit "K" to the Plan.

      146. "Reorganized Debtors" means Reorganized PSI and Reorganized Remedy.

      147. "Reorganized PSI" means Peregrine Systems, Inc. on and after the Effective Date.

      148. "Reorganized Remedy" means Peregrine Remedy, Inc. on and after the Effective Date.

      149. "Rights of Action" means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers and privileges of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, held by any of the Debtors against any Person, including but not limited to (and, thus, by example only): (i) rights of setoff, counterclaim, or recoupment; (ii) claims on contracts or for breaches of duties imposed by law; (iii) the right to object to Claims; (iv) claims or defenses based on fraud, mistake, duress or usury; and (v) refunds of overpayments on Claims or Administrative Expenses.

      150. "Schedules" means the schedules filed by the Companies with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

      151. "SEC" means Securities and Exchange Commission.

      152. "Secured Claim" means any Claim of any Person that is secured by a Lien on property in which either of the Companies or its Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest of the claimant in the property of the Estate securing such Claim or subject to setoff. A "Secured Claim" excludes any Deficiency Claim in connection therewith.

      153. "Secured Equipment Finance Claim" means the Secured Claim more fully set forth and described in the Supplemental Plan Exhibit F.

      154. "Secured Equipment Finance Claim Terms Document" means the document setting for the specific terms and conditions of the post-Effective Date treatment of the Secured Equipment Finance Claim, subject to Confirmation, to be filed at least fifteen (15) days prior to the Confirmation Hearing as Supplemental Plan Exhibit F.

      155. "Secured Fleet Claims" means the aggregate Claim of Fleet arising out of, under or in relation to the Fleet Purchaser Documents and the Forbearance Agreement.

      156. "Secured Motive Claim" means the Secured Claim of Motive Communications, Inc., claimed to be in at least the amount of and secured by, inter alia, approximately $27 million of the Cash proceeds of the 2002 Remedy Sale.

      157. "Secured Motive Claim Terms Document" means that certain Settlement Agreement entered into by and between the Debtors and Motive and dated January 19, 2003.

      158. "Secured Purchaser Bank Claim" means the aggregate Claim of the Purchaser Banks arising out of, under or in relation to the Purchaser Bank Documents and the Forbearance Agreement in the approximate amount of $21.1 million as of the Effective Date before any payments to be made under the Plan on the Effective Date and exclusive of any future obligation to repurchase purchased accounts receivable.

      159. "Secured Purchaser Bank Claim Terms Document" means the document setting for the specific terms and conditions of the post-Effective Date treatment of the Secured Purchaser Bank Claims, subject to Confirmation, to be filed at least fifteen (15) days prior to the Confirmation Hearing as Supplemental Plan Exhibit H.

      160. "Secured SVB Claims" means the aggregate Claim of SVB arising out of, under or in relation to the SVB Purchaser Documents and the Forbearance Agreement.

      161. "Secured Trade Bank Claims" means the aggregate Claim of Trade Bank arising out of, under or in relation to the Trade Bank Purchaser Documents and the Forbearance Agreement.

      162. "Securities Act" means the Securities Act of 1933, as amended.

      163. "Securities Claim" shall mean any Claim to be subordinated for distribution purposes under 11 U.S.C. Section 510(b), including, without limitation and by example only, any Claim arising from rescission of a purchase or sale of Old PSI Common Interests, for damages arising from the purchase or sale of Old PSI Common Stock, or for reimbursement or contribution allowed under 11 U.S.C. Section 502 on account of such a Claim, such as, by example only, the Holders identified on Plan Exhibit D (provided that a Holder's identification therein is not an indication of whether or not such Holder's Claim is Allowed).

      164. "Stock Transfer Agent" means the stock transfer agent for Old PSI Common Stock.

      165. "Subordinated Claims/Interests" means Securities Claims and/or Old PSI Common Interests.

      166. "Surviving Stock Options" means options which have not otherwise expired by their terms prior to the Effective Date and which were granted on or after July 8, 2002 to employees, directors and consultants under the Peregrine Systems, Inc. 1994 Stock Option Plan. The Surviving Stock Options shall continue under the 2003 Equity Incentive Plan and remain of force and effect after the Effective Date, subject only to the modifications from the original 1994 Stock Option Plan as set forth in the 2003 Equity Incentive Plan which shall include the following:
(a) after the Effective Date, upon the exercise of any Surviving Stock Options the holders shall receive on account of the number shares of Old PSI Common Stock that would have been delivered pursuant to the exercise a Pro Rata share of Class 9 Securities; (b) the exercise price of the Surviving Option shall be adjusted so that it is equal to the original exercise price of that Surviving Option divided by a fraction, the numerator of which is the number of Class 9 Securities exercisable pursuant to (a) above and the denominator of which is the number of shares of Old PSI Common Stock that would have been exercisable under the Surviving Option without regard to (a) above; and (c) any modification necessary to comply with applicable securities laws.

      167. "SVB" means Silicon Valley Bank, a California state bank.

      168. "SVB Accounts" means those accounts and related rights to payment sold by PSI to SVB.

      169. "SVB Collection/Repurchase Agreement" shall mean that certain agreement between PSI and SVB governing SVB's collection of SVB Purchased Accounts and PSI's obligation to repurchase SVB Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      170. "SVB Mutual Release Agreement" means mutual releases to be entered into by and between SVB, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      171. "SVB Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $6,165,065.14, made by PSI in favor of SVB.

      172. "SVB Purchased Accounts" means the Purchased Accounts of SVB, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

      173. "SVB Purchaser Documents" means those agreements, instruments and documents relative to the purchase by SVB of the SVB Accounts.

      174. "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.

      175. "Tax Claim" means any Claim for any Tax to the extent that it is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

      176. "Timely Filed," with respect to a Claim, Interest or Administrative Expense, means, that a proof of such Claim or Interest or request for payment of such Administrative Expense was filed with the Bankruptcy Court within such applicable period of time fixed by the Plan, statute, or pursuant to both Bankruptcy Rule 3003(c)(3) and a Final Order (e.g., the Bar Date).

      177. "Trade Bank" means Wells Fargo HSBC Trade Bank, N.A., a national banking association.

      178. "Trade Bank Accounts" means those accounts and related rights to payment sold by PSI to Trade Bank.

      179. "Trade Bank Mutual Release Agreement" means mutual releases to be entered into by and between Trade Bank, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      180. "Trade Bank Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $7,984,381.75, made by PSI in favor of Trade Bank.

      181. "Trade Bank Purchased Accounts" means the Purchased Accounts of Trade Bank, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

      182. "Trade Bank Purchaser Documents" means those agreements, instruments and documents relative to the purchase by Trade Bank of the Trade Bank Accounts.

      183. "Trade Bank Collection/Repurchase Agreement" shall mean that certain agreement between PSI and Trade Bank governing Trade Bank's collection of Trade Bank Purchased Accounts and PSI's obligation to repurchase Trade Bank Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      184. "Unclaimed Property" means all Cash and all New PSI Common Stock deemed to be "Unclaimed Property" pursuant to Section IX.I. of the Plan.

      185. "Unimpaired" means, with respect to a Class of Claims or Interests, not Impaired.

      186. "Valuation Hearing" means the hearing to be held by the Bankruptcy Court on June 9 and 10, 2003 (as may be adjourned) to determine the Enterprise Value.

      187. "Voting Deadline" means the last date set for timely submission by a Creditor or Interest Holder of a ballot accepting or rejecting the Plan, as set forth in the Order Approving Disclosure Statement.

      188. "Voting Instructions" means the instructions for voting on the Plan contained in the Disclosure Statement and in the Ballots and the Master Ballots.

      189. "Working Capital Reserve" means a reserve for the working capital requirements of Reorganized PSI as determined by the Debtors.

                                       IV
               TREATMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS

A. INTRODUCTION

      As required by the Bankruptcy Code, Administrative Expenses and Tax Claims are not placed into voting Classes. Instead, they are left unclassified, are not considered Impaired, do not vote on the Plan, and receive treatment specified by statute. All postpetition payments by or on behalf of the Company or Remedy in respect of an Administrative Expense or Tax Claim shall either reduce the Allowed amount thereof or reduce the amount to be paid under the Plan in respect of any Allowed amount thereof; and, unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies shall, in their sole and absolute discretion, determine which such method of application to employ.

B. ADMINISTRATIVE EXPENSES

      An Administrative Expense means an unpaid administrative expense incurred by either of the Companies of the kind described in section 503(b) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses of preserving the Estate of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (ii) compensation and reimbursement awarded under sections 330(a) of the Bankruptcy Code and (iii) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911 - 1930, including the fees, if any, due to the United States Trustee.

      Under the Plan, on the Effective Date each Holder of an Allowed Administrative Expense will receive Cash equal to the amount of such Allowed Administrative Expense, unless such Holder and the Company or Remedy have mutually agreed to other terms, or an order of the Bankruptcy Court provides for other terms; provided, however, that (a) Ordinary Course & Assumed Administrative Expenses against either of the Companies will be paid, performed or settled when, in accordance with the terms and conditions of any agreements relating thereto or other applicable law (including Bankruptcy Code Section
505), such Administrative Expense is due, (b) requests for payment of all Administrative Expenses must be filed and served as described in Section XV.B.3 of the Plan, and (c) certain different and additional requirements shall apply to the Administrative Expenses of professionals and certain other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code as set forth in Section XV.B.2 & 3 of the Plan.

C. TAX CLAIMS

      Pursuant to Bankruptcy Code section 1123(a)(1), Tax Claims are not to be classified and thus Holders of Tax Claims are not entitled to vote to accept or reject the Plan.

      As required by Bankruptcy Code 1129(a)(9)(C), on the Effective Date, the Holder of each Tax Claim against either of the Companies shall receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed Claim. More specifically, under the Plan
(1) each Holder of an Allowed Tax Claim against either of the Companies will receive on the Effective Date Cash equal to the portion of the Allowed Tax Claim due and payable on or prior to the Effective Date according to applicable non-bankruptcy law; (2) any Allowed Tax Claim (or portion thereof) against either of the Companies not yet due and payable as of the Effective Date will be paid by the Companies no later than when due and payable under applicable non-bankruptcy law without regard to the commencement of the Company's or Remedy's Chapter 11 Case; provided that (3) any default prior to the Effective Date with respect to Tax Claims against either of the Companies shall be deemed cured and (4) upon request of either of the Companies, the Court shall determine the amount of any Disputed Claim for, or issues pertaining to, Tax Claims. Any Holder of a Tax Claim may agree to accept less favorable treatment.

                                        V
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A. SUMMARY

      The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

      In accordance with Bankruptcy Code Section 1122, the Plan provides for the following classification of ten (10) Classes of Claims and/or Interests. Administrative Expenses and Tax Claims have not been classified and are excluded from the following classes in accordance with 11 U.S.C. Section 1123(a)(1). Furthermore, the Plan provides for the treatment summarized in the following table for each class in full satisfaction and discharge of all of the Claims against or Interests in the Debtors:

            CLASS                              TREATMENT                                STATUS        VOTING RIGHTS
------------------------   --------------------------------------------------------   ----------      -------------
1       Class 1 -          Full payment on the Effective Date.                        Unimpaired       Not entitled
        Priority Non-Tax                                                                               to vote
        Claims

2A      Class 2A -         Payment of Cash on the Effective Date equal to the         Impaired         Entitled to
        Secured Fleet      outstanding balance due under the Fleet Promissory Note,                    vote; vote
        Claims             less $2,602,813.00; execution of the Fleet                                  solicited
                           Collection/Repurchase Agreement; release of all liens
                           of Fleet securing any and all Purchase Obligations
                           except liens in and to purchased receivables not
                           evidenced by the Fleet Promissory Note; and execution
                           of the Fleet Mutual Release Agreement.

2B      Class 2B -         Payment of Cash on the Effective Date equal to the         Impaired         Entitled to
        Secured Trade      outstanding balance due under the Trade Bank Promissory                     vote; vote
        Banks Claims       Note, less $399,219.00; execution of the Trade Bank                         solicited
                           Collection/Repurchase Agreement; release of all liens
                           of Trade Bank securing any and all Purchase
                           Obligations except liens in and to purchased
                           receivables not evidenced by the Trade Bank
                           Promissory Note; and execution of the Trade Bank
                           Mutual Release Agreement.

2C      Class 2C -         Payment of Cash on the Effective Date equal to the         Impaired         Entitled to
        Secured SVB        outstanding balance due under the SVB Promissory Note,                      vote; vote
        Claims             less $308,253.00; execution of the SVB Collection/                          solicited
                           Repurchase Agreement; release of all liens of SVB
                           securing any and all Purchase Obligations except
                           liens in and to purchased receivables not evidenced
                           by the SVB Promissory Note; and execution of the SVB
                           Mutual Release Agreement.

3       Class 3  -         Retain its security interest and receive 100% of its       Impaired         Entitled to
        Secured            Allowed Claim over three (3) years after the Effective                      Vote; Vote
        Equipment          Date, with interest.                                                        Solicited
        Finance Claim

4       Class 4 -          Payment of $9 million Cash, payable $4 million on          Impaired         Entitled to
        Secured Motive     Effective Date and $5 million  through deferred cash                        Vote; Vote
        Claim              payments over 4 years annually in arrears, without                          Solicited
                           interest; delivery on Effective Date of all of
                           Companies' Motive Communications, Inc. stock; any
                           security interests, trusts or other liens to be
                           terminated, extinguished or released.

5       Class 5 - Other    At the Companies' election, receive full Cash payment or   Unimpaired       Not entitled
        Secured Claims     receive back their collateral or keep their liens and                       to vote
                           have their debt cured and reinstated or otherwise
                           have left unaltered the legal, equitable, and
                           contractual rights to which the Holders are entitled.

6       Class 6 -          Payment of 100% of the Allowed amount of such Claim in     Impaired         Entitled to
        Convenience        Cash on the Effective Date in full satisfaction of such                     Vote; Vote
        Claims             Claim, which payment would never exceed $1,000 for any                      Solicited
                           single Holder. If Class 6 Claims exceed $500,000,
                           such Claims shall receive the same treatment as Class
                           8 Claims.

7       Class 7  - Note    Each Holder of an Allowed Class 7 Claim shall receive on   Impaired         Entitled to
        Claims             the Effective Date:  (1) cash equal to thirty percent                       Vote; Vote
                           (30%) of the Holder's Allowed Class 7 Claim; (2)                            Solicited
                           Reorganization Notes in a principal amount equal to
                           twenty percent (20%) of the Holder's Allowed Class 7
                           Claim; (3) the Holder's Pro Rata Share of Class 7
                           Securities; and (4) if applicable, a portion of the
                           Litigation Claim Proceeds in accordance with Section
                           VII.I below.  The Committee asserts that the actual
                           value of consideration to be given to Holders of Allowed
                           Class 7 Claims may not aggregate to full payment if the
                           Debtors' assumptions on certain matters prove incorrect.

8       Class 8 -          100% payment over 4 years after Effective Date; 20%        Impaired         Entitled to
        General Expense    payable on the first day of the first month after the                       Vote; Vote
        Claims             Effective Date; 20% annually thereafter.                                    Solicited
                           Alternatively, the Holder of an Allowed Class 8 Claim
                           may elect to receive a sixty percent (60%) payment on
                           the Effective Date and a ten percent (10%) payment
                           divided into four (4) equal installments over four
                           (4) years.

9       Class 9 -          On the Effective Date, each Holder of an Allowed           Impaired         Entitled to
        Subordinated       Subordinated Claim/Interest shall receive its Pro Rata                      Vote; Vote
        Claims/Interests   share of the Class 9 Securities (subject to the                             Solicited
                           Ownership Change Transfer Restriction, provided,
                           however, it may be released or cancelled by the
                           Debtors, and potential dilution by the Employee Stock
                           Plan) and, after payment of any Class 7 Deficiency
                           Claim, any Litigation Claim Proceeds in accordance
                           with Section VII.I. of the Plan. Further, on the
                           Effective Date, the Old PSI Common Stock shall be
                           cancelled. With the exception of the Surviving Stock
                           Options, all Old PSI Common stock rights must be
                           exercised in accordance with the notice to be sent by
                           Peregrine to the relevant holders after entry of the
                           Order Approving Disclosure Statement but in all
                           events no later than the Ballot Deadline or be deemed
                           cancelled and of no further force and effect.

10      Class 10 - Old     Retain the Old Remedy Common Stock.                        Unimpaired       Not entitled
        Remedy Common                                                                                  to Vote
        Stock

B. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

      The treatment of each Class of Claims and/or Interests is set forth below. Unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies shall, in their sole and absolute discretion, determine whether a postpetition payment by or on behalf of either of the Companies in respect of a Claim either (x) shall reduce the Allowed amount thereof or (y) shall reduce the amount to be paid under the Plan in respect of any Allowed amount thereof.

1. Class 1 - Priority Non-Tax Claims

      Class 1 consists of all Priority Non-Tax Claims against either of the Companies. This Class is Unimpaired. On the Effective Date, at the election of the Company or Remedy, the Holder of each Priority Non-Tax Claim shall receive a Cash payment from Cash equal to the Allowed amount of such Claim (a) on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the Holders of such Claims and either of the Companies, as the case may be. Any Holder of a Priority Non-Tax Claim may agree to accept less favorable treatment. Because Class 1 is Unimpaired, Class 1 is conclusively presumed to have accepted the Plan and Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

2. Class 2 - Secured Purchaser Bank Claims

      Class 2 consists of all Secured Purchaser Bank Claims. Class 2 is in turn divided into three (3) separate subclasses: Class 2A: the Secured Fleet Claims; Class 2B: the Secured Trade Bank Claims; and Class 2C: the Secured SVB Claims. Classes 2A, 2B and 2C are Impaired. Any Holder of a Secured Purchaser Bank Claim may agree to accept less favorable treatment. Because each subclass of Class 2 is Impaired and Holders of Class 2 Claims receive consideration under the Plan, the Holders of Claims in Class 2 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan. The

Holders of Allowed Class 2 Claims shall waive any objection to the substantive consolidation of PSI and Remedy provided they each receive the following treatment under the Plan:

            a. Class 2A: Secured Fleet Claims

      Fleet shall receive the following treatment in full and complete satisfaction of the Secured Fleet Claims:

            (1) On the Effective Date, Fleet shall receive Cash in an amount equal to the outstanding balance due under the Fleet Promissory Note as of the Effective Date, less $2,602,813.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

            (2) From and after the Effective Date, Fleet shall continue to collect all of the Fleet Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Fleet Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Fleet Collection/Repurchase Agreement.

            (3) On the Effective Date, Fleet shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Fleet Purchased Accounts.

            (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and Fleet, on the other hand, shall enter into the Fleet Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Fleet Collection/Repurchase Agreement).

            b. Class 2B: Secured Trade Bank Claims

      Trade Bank shall receive the following treatment in full and complete satisfaction of the Secured Trade Bank Claims:

            (1) On the Effective Date, Trade Banks shall receive Cash in an amount equal to the outstanding balance due under the Trade Bank Promissory Note as of the Effective Date, less $399,219.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

            (2) From and after the Effective Date, Trade Bank shall continue to collect all of the Trade Bank Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Trade Bank Purchased Accounts which become

      Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Trade Bank Collection/Repurchase Agreement.

            (3) On the Effective Date, Trade Bank shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Trade Bank Purchased Accounts.

            (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and Trade Bank, on the other hand, shall enter into the Trade Bank Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Trade Bank Collection/Repurchase Agreement).

            c. Class 2C: Secured SVB Claims

      SVB shall receive the following treatment in full and complete satisfaction of the Secured SVB Claims:

            (1) On the Effective Date, SVB shall receive Cash in an amount equal to the outstanding balance due under the SVB Promissory Note as of the Effective Date, less $308,253.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

            (2) From and after the Effective Date, SVB shall continue to collect all of the SVB Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any SVB Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the SVB Collection/Repurchase Agreement.

            (3) On the Effective Date, SVB shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the SVB Purchased Accounts.

            (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and SVB, on the other hand, shall enter into the SVB Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the SVB
      Collection/Repurchase Agreement).

      3. Class 3 - Secured Equipment Finance Claim

      Class 3 consists of the Secured Equipment Finance Claim. This Class is Impaired. The treatment of Class 3 is more fully set forth in the Secured Equipment Finance

Claim Terms Document. The Holder of the Secured Equipment Finance Claim may agree to accept less favorable treatment. Because Class 3 is Impaired and the Holder of the Class 3 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 3 is permitted to vote to accept or reject the Plan and the Companies have solicited its vote to accept or reject the Plan. The Holder of the Allowed Class 3 Claim will receive in respect of its Allowed Class 3 Claim the following treatment under the Plan:

            a. Amount

      The Holder of the Secured Equipment Finance Claim shall receive payment of 100% of its Allowed Claim, with interest at its contract, non-default rate.

            b. Payment

      The Holder of the Secured Equipment Finance Claim shall retain all payments received in respect of its Claims made prior to the Effective Date and shall be paid the balance of its Allowed Claim as of the Effective Date, through thirty-six (36) equal monthly deferred cash payments, beginning on the first day of the first month following the Effective Date, and continuing monthly thereafter until paid, without any prepayment penalty.

            c. Collateral and Security Interests

      The Holder of the Secured Equipment Finance Claim shall retain its security interest subject to the treatment herein described for its Claim.

      4. Class 4 - Secured Motive Claim

      Class 4 consists of the Secured Motive Claim. This Class is Impaired. The treatment of Class 4 is more fully set forth in the Secured Motive Claim Terms Document. To the extent the terms and conditions of the Plan are inconsistent with the Secured Motive Claim

Terms Document, the Secured Motive Claim Terms Document shall govern. The Holder of the Secured Motive Claim may agree to accept less favorable treatment. Because Class 4 is Impaired and the Holder of the Class 4 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 4 is permitted to vote to accept or reject the Plan and the Companies have solicited its vote to accept or reject the Plan. The Holder of the Allowed Class 4 Claim will receive in respect of its Allowed Class 4 Claim the following treatment under the Plan:

            d. Amount and Property

      The Holder of the Secured Motive Claim shall receive payment of $9 million Cash, without interest, and transfer of all of the Companies' stock in Motive Communications, Inc.

            e. Payments and Transfer of Stock

      The Holder of the Secured Motive Claim shall retain all payments received in respect of its Claim made prior to the Effective Date and shall be paid $4 million Cash on the Effective Date and $5 million Cash through deferred cash payments over four (4) years, annually in arrears, without interest. The Companies' Motive Communications, Inc. stock shall be transferred to the Holder of the Secured Motive Claim on the Effective Date.

            f. Collateral and Security Interests

      All security interests, trusts or other liens of any kind held or claimed by the Holder of the Secured Motive Claim shall terminated, extinguished and released as of the Effective Date and thereafter shall be of no further force or effect.

            g. Return of Old PSI Common Stock

      Motive shall return to PSI all Old PSI Common Stock held by it.

            h. Mutual Releases

      The Debtors and Motive shall enter into Mutual Releases, all as more fully set forth in the Secured Motive Claim Terms Document.

      5. Class 5 - Other Secured Claims

      Class 5 consists of all Other Secured Claims. This Class is Unimpaired. On the Effective Date, at the election of the Company or Remedy, the Holder of each Allowed Other Secured Claim shall, on account of such Claim, either: (i) be paid in Cash in full, (ii) have surrendered to it, without representation or warranty, the collateral securing its Claim, (iii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (A) be paid a cure of any such default that occurred prior to the Effective Date, other than a default of a kind specified in section 365(b)(2) of this title, (B) have reinstated the maturity of such Claim as such maturity existed before such default, (C) be compensated for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and (D) otherwise not have altered the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim, or
(iv) have left unaltered the legal, equitable, and contractual rights to which such Claim entitles the Holder of such Claim. In the case of option (ii) or
(iii), in the event that any such Claim is not completely satisfied by such distribution, the Deficiency Amount will constitute a Deficiency Claim against the Companies and will be classified in the appropriate other Class and will receive the same treatment as other

Claims in such Class. Any Holder of an Other Secured Claim may agree to accept less favorable treatment. Because Class 5 is Unimpaired, Class 5 is conclusively presumed to have accepted the Plan, and Holders of Claims in Class 5 are not entitled to vote to accept or reject the Plan.

      6. Class 6 - Convenience Claims

      Class 6 consists of all Convenience Claims. This Class is Impaired. Class 6 Convenience Claims are any Claims against either of the Companies which would be General Expense Claims except that either the Allowed amount of all such Claims by such Holder is $1,000 or less or the Allowed amount of all such Claims of such Holder are reduced to $1,000 by the election of the Holder thereof on such Holder's Ballot in accordance with the Plan. If the Allowed Class 6 Claims exceed $500,000, this Class shall receive the same treatment as afforded to Class 8 General Expense Claims.

      By checking the appropriate box on a timely cast Ballot, the Holder of what otherwise would be Allowed General Expense Claims in an amount greater than $1,000 may elect to reduce the collective amount of all such Holder's Allowed General Expense Claims to $1,000 and be treated as the Holder of an Allowed Class 6 Convenience Claim in the amount of $1,000. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the subject Claims in excess of $1,000. Thus, upon such election, the Holder of such Allowed Class 6 Convenience Claim shall be deemed to have released the Debtor and its Estate, the Reorganized Debtor and its property, and all other parties (unless such other parties expressly waive and release any indemnity or contribution claim against the Debtor relating to such Claim) from any and all liability for such excess amount; provided that, if Class 6 Claims exceed

$500,000, the reduction in Claim amount and waiver and release effectuated by the ballot election shall be deemed rescinded. The Holder of one or more Allowed General Expense Claim which timely elects to reduce the amount of all of its Allowed Claims shall be bound hereby and be deemed to be the Holder of an Allowed Class 6 Convenience Claim for classification, voting, and all other purposes under the Plan.

      Each Holder of an Allowed Class 6 Convenience Claim shall receive Cash in an amount equal to 100% of such Allowed Class 6 Convenience Claim on the Effective Date or as soon thereafter as is practicable. Any Holder of a Convenience Claim may agree to accept less favorable treatment. Because Class 6 is Impaired, Holders of Class 6 Claims are entitled to vote to accept or reject the Plan and their votes have been solicited. Because Class 6 is Impaired and Holders of Class 6 Claims receive consideration under the Plan, the Holders of Claims in Class 6 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

      7. Class 7 - Note Claims

      Class 7 consists of all Note Claims. This Class is Impaired. Any Holder of a Note Claim may agree to accept less favorable treatment. On the Effective Date of the Plan, the Holders of Allowed Class 7 Claims will receive in respect of their Allowed Class 7 Claims the following treatment:

            (1) Cash equal to thirty percent (30%) of the Holders' Allowed Class 7 Claim;

            (2) Reorganization Notes in a principal amount equal to twenty percent (20%) of the Holders' Allowed Class 7 Claim;

            (3) the Holders' Pro Rata Share of Class 7 Securities; and

            (4) if applicable, a portion of the Litigation Claim Proceeds in accordance with Section VII.I below.

Only for the purpose of distributions under this Section, an "Allowed Class 7 Claim" shall include simple interest accruing on the Class 7 Claim from the Petition Date to the Effective Date at the contractual, nondefault rate set forth in the Notes.

      8. Class 8 - General Expense Claims

      Class 8 consists of all General Expense Claims. This Class is Impaired. By written election (the "Class 8 Election") made on the Class 8 Ballot and returned to the Balloting Agent on or before the Balloting Deadline, a Holder of an Allowed Class 8 Claim may elect to receive either of the following treatments, with respect to some or all of its Claim:

      a. Class 8.A. Treatment. The Holders of Allowed Class 8 Claims will receive in respect of their Allowed Class 8 Claims one hundred percent (100%) of their Class 8 Claims through deferred cash payments made as follows: (i) a payment equal to twenty percent (20%) of the Allowed Class 8 Claim on first day of the first month following the Effective Date, and (ii) four (4) equal annual payments, each equal to twenty percent (20%) of the Allowed Class 8 Claim, plus simple interest thereon accruing from the Effective Date to the date of the relevant payment installment at the Federal judgment rate, on the first, second and third year anniversaries of the Effective Date. Prepayment shall be permissible without penalty. Only for the purpose of distributions under this subsection, an "Allowed Class 8 Claim" shall include simple interest accruing on the Class 8 Claim from the Petition Date through the Effective Date at the Federal judgment rate.

      b. Class 8.B. Treatment. The Holders of Allowed Class 8 Claims will receive in respect of their Allowed Class 8 Claims an aggregate of seventy percent (70%) of their Allowed Class 8 Claims payable in five (5) installments as follows: (i) a payment equal to sixty percent (60%) of their Allowed Class 8 Claims on the Effective Date, and (ii) four (4) equal annual payments, each equal to 2.5% of their Allowed Class 8 Claims, on the first, second, third and fourth year anniversaries of the Effective Date. Creditors electing this treatment shall not be entitled to any post-petition and/or post-Effective-Date interest on their Class 8 Claims. Prepayment shall be permissible without penalty.

      In the event that the Holder of an Allowed Class 8 Claim fails to make an election on the Class 8 Ballot returned to the Balloting Agent on or before the Balloting Deadline, said Holder shall be deemed to have elected the Class 8.A. Treatment for its entire Claim.

        Any Holder of a General Expense Claim may agree to accept less favorable treatment. Because Class 8 is Impaired and Holders of Class 8 Claims receive consideration under the Plan, the Holders of Claims in Class 8 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

         9. Class 9 - Subordinated Claims/Interests

         Class 9 consists of all Securities Claims and Old PSI Common Interests. This Class is Impaired. On the Effective Date, each Holder of an Allowed Subordinated Claim/Interest will receive in respect of his, her or its Allowed Claim or Interest said Holder's Pro Rata share of (i) the Class 9 Securities and
(ii) after payment of any Class 7 Deficiency Claim, any Litigation Claim Proceeds in accordance with Section VII.I. of the Plan. Any Holder of an Allowed Subordinated Claim/Interest may agree to accept less favorable treatment. Because Class 9 is Impaired and members of Class 9 receive consideration under the Plan, the Holders of Subordinated Claims/Interests are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

         Further, in respect to Old PSI Common Interests, on the Effective Date the Old PSI Common Stock shall be cancelled, and with the exception of the Surviving Stock Options (which shall remain in full force and effect after the Effective Date, subject only to the modifications set forth in the Plan and the 2003 Equity Incentive Plan), all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by Peregrine to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

         10. Class 10 - Old Remedy Common Stock

         Class 10 consists of Old Remedy Common Stock. This Class is Unimpaired. On the Effective Date, the Holder of the Old Remedy Common Stock, will retain, on account of its Class 10 Interests, the Old Remedy Common Stock. The Class 10 Holder may agree to accept less favorable treatment. Because Class 10 is Unimpaired, Class 10 is conclusively presumed to have accepted the Plan, and the Holder of the Interests in Class 10 are not entitled to vote to accept or reject the Plan.

                                       VI
                         ACCEPTANCE OR REJECTION OF PLAN

A.       IDENTIFICATION OF UNIMPAIRED CLASSES

         The following Classes are not Impaired under the Plan:

         1.       Class 1 - Priority Non-Tax Claims

         2.       Class 5 - Other Secured Claims

         3.       Class 10 - Old Remedy Common Stock

B.       IDENTIFICATION OF IMPAIRED CLASSES

         The following Classes of Claims and Interests are Impaired under the Plan.

         1.       Class 2 - Secured Purchase Bank Claims

         2.       Class 3 - Secured Equipment Finance Claim

         3.       Class 4 - Secured Motive Claim

         4.       Class 6 - Convenience Claims

         5.       Class 7 - Note Claims

         6.       Class 8 - General Expense Claims

         7.       Class 9 -- Subordinated Claims/Interests

C.       CLASSES PERMITTED AND NOT PERMITTED TO VOTE

         Classes 1, 5, and 10 are Unimpaired. Holders of Claims or Interests in such classes are conclusively presumed pursuant to section 1126(f) of the Bankruptcy Code to have accepted the Plan and therefore shall not be entitled to vote to accept or reject the Plan.

         Classes 2, 3, 4, 6, 7, 8, and 9 are Impaired and Holders of Claims in Classes 2, 3, 4, 6, 7, 8 and 9 and Holders of Interests as of the Record Date in Class 9 are permitted to vote to accept or reject the Plan. An Impaired Class of Claims that votes shall have accepted the Plan if (a) the Holders (other than any Holder designated by the Court based on their vote or its solicitation not being in good faith under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under Bankruptcy Code section 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests that votes shall have accepted the Plan if the Holders (other than any Holder designated under section 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

D.       NONCONSENSUAL CONFIRMATION

         In the event any Class of Claims or Interests votes to reject the Plan, the Debtors intend to request that the Bankruptcy Court confirm the Plan notwithstanding such rejection pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the Holders of any Class of Claims or Interests.

                                       VII
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS

         The Companies will, as the Reorganized Debtors, continue to exist on and after the Effective Date as separate corporate Entities, with all of the powers of corporations under the applicable non-bankruptcy law, and without prejudice to any right to alter or terminate their existence (whether by merger or otherwise). Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Companies, including all Rights of Action (but excluding the Litigation Claims and any Rights of Action expressly released pursuant to the Plan), and any property acquired by the Companies under or in connection with the Plan will vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, the Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Sources of Cash for future operations will include, inter alia, Cash of the Companies and anticipated revenue from further business operations. In accordance with section 1109(b) of the Bankruptcy Code, nothing in this paragraph shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

         Notwithstanding any other provision in the Plan to the contrary, the Plan shall not in any manner modify or affect the interests, if any, of any former or current officers or directors of the Company or any other Indemnified Person in the Current D&O Policies.

B.       CONSOLIDATION

         For administrative convenience, the Chapter 11 Cases of the Companies were administratively consolidated such that most pleadings in the Chapter 11 Cases shared the same

      196. "Stock Disbursing Agent" means the Person selected by the Equity Committee or Post-Emergence Equity Committee, as applicable, to hold and distribute the Reserved New PSI Common Stock pursuant to Sections V.B.7. and V.B.10. of the Plan.

      197. "Stock Transfer Agent" means the stock transfer agent for Old PSI Common Stock.

      198. "Subordinated Claims/Interests" means Securities Claims and/or Old PSI Common Interests.

      199. "SVB" means Silicon Valley Bank, a California state bank.

      200. "SVB Accounts" means those accounts and related rights to payment sold by PSI to SVB.

      201. "SVB Collection/Repurchase Agreement" shall mean that certain agreement between PSI and SVB governing SVB's collection of SVB Purchased Accounts and PSI's obligation to repurchase SVB Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      202. "SVB Mutual Release Agreement" means mutual releases to be entered into by and between SVB, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      203. "SVB Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $6,165,065.14, made by PSI in favor of SVB.

      204. "SVB Purchased Accounts" means the Purchased Accounts of SVB, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

      205. "SVB Purchaser Documents" means those agreements, instruments and documents relative to the purchase by SVB of the SVB Accounts.

      206. "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.

      207. "Tax Claim" means any Claim for any Tax to the extent that it is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

      208. "Timely Filed," with respect to a Claim, Interest or Administrative Expense, means, that a proof of such Claim or Interest or request for payment of such Administrative Expense was filed with the Bankruptcy Court within such applicable period of time fixed by the Plan, statute, or pursuant to both Bankruptcy Rule 3003(c)(3) and a Final Order (e.g., the Bar Date).

      209. "Trade Bank" means Wells Fargo HSBC Trade Bank, N.A., a national banking association.

      210. "Trade Bank Accounts" means those accounts and related rights to payment sold by PSI to Trade Bank.

      211. "Trade Bank Mutual Release Agreement" means mutual releases to be entered into by and between Trade Bank, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      212. "Trade Bank Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $7,984,381.75, made by PSI in favor of Trade Bank.

      213. "Trade Bank Purchased Accounts" means the Purchased Accounts of Trade Bank, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

      214. "Trade Bank Purchaser Documents" means those agreements, instruments and documents relative to the purchase by Trade Bank of the Trade Bank Accounts.

      215. "Trade Bank Collection/Repurchase Agreement" shall mean that certain agreement between PSI and Trade Bank governing Trade Bank's collection of Trade Bank Purchased Accounts and PSI's obligation to repurchase Trade Bank Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court no later than five (5) business days prior to the Confirmation Date.

      216. "Unclaimed Property" means all Cash and all New PSI Common Stock deemed to be "Unclaimed Property" pursuant to Section IX.I. of the Plan.

      217. "Unimpaired" means, with respect to a Class of Claims or Interests, not Impaired.

      218. "Valuation Hearing" means the hearing held by the Bankruptcy Court on June 9 and 10, 2003 to determine the Enterprise Value.

      219. "Voting Deadline" means the last date set for timely submission by a Creditor or Interest Holder of a ballot accepting or rejecting the Plan, as set forth in the Order Approving Disclosure Statement.

      220. "Voting Instructions" means the instructions for voting on the Plan contained in the Disclosure Statement and in the Ballots and the Master Ballots.

                                       IV
               TREATMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS

A.    INTRODUCTION

      As required by the Bankruptcy Code, Administrative Expenses and Tax Claims are not placed into voting Classes. Instead, they are left unclassified, are not considered Impaired, do not vote on the Plan, and receive treatment specified by statute. All postpetition payments by or on behalf of the Company or Remedy in respect of an Administrative Expense or Tax Claim shall either reduce the Allowed amount thereof or reduce the amount to be paid under the Plan in respect of any Allowed amount thereof; and, unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies shall, in their sole and absolute discretion, determine which such method of application to employ.

B.    ADMINISTRATIVE EXPENSES

      An Administrative Expense means an unpaid administrative expense incurred by either of the Companies of the kind described in section 503(b) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses of preserving the Estate of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (ii) compensation and reimbursement awarded under sections 330(a) of the Bankruptcy Code and (iii) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Section Section 1911 - 1930, including the fees, if any, due to the United States Trustee.

      Under the Plan, on the Effective Date each Holder of an Allowed Administrative Expense will receive Cash equal to the amount of such Allowed Administrative Expense, unless such Holder and the Company or Remedy have mutually agreed to other terms, or an order of the Bankruptcy Court provides for other terms; provided, however, that (a) Ordinary Course & Assumed Administrative Expenses against either of the Companies will be paid, performed or settled when, in accordance with the terms and conditions of any agreements relating thereto or other applicable law (including Bankruptcy Code Section
505), such Administrative Expense is due,

(b) requests for payment of all Administrative Expenses must be filed and served as described in Section XV.B.3 of the Plan, and (c) certain different and additional requirements shall apply to the Administrative Expenses of professionals and certain other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code as set forth in Section XV.B.2 & 3 of the Plan.

C.    TAX CLAIMS

      Pursuant to Bankruptcy Code section 1123(a)(1), Tax Claims are not to be classified and thus Holders of Tax Claims are not entitled to vote to accept or reject the Plan.

      As required by Bankruptcy Code 1129(a)(9)(C), on the Effective Date, the Holder of each Tax Claim against either of the Companies shall receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed Claim. More specifically, under the Plan
(1) each Holder of an Allowed Tax Claim against either of the Companies will receive on the Effective Date Cash equal to the portion of the Allowed Tax Claim due and payable on or prior to the Effective Date according to applicable non-bankruptcy law; (2) any Allowed Tax Claim (or portion thereof) against either of the Companies not yet due and payable as of the Effective Date will be paid by the Companies no later than when due and payable under applicable non-bankruptcy law without regard to the commencement of the Company's or Remedy's Chapter 11 Case; provided that (3) any default prior to the Effective Date with respect to Tax Claims against either of the Companies shall be deemed cured and (4) upon request of either of the Companies, the Court shall determine the amount of any Disputed Claim for, or issues pertaining to, Tax Claims. Any Holder of a Tax Claim may agree to accept less favorable treatment.

                                        V
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.    SUMMARY

      The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

      In accordance with Bankruptcy Code Section 1122, the Plan provides for the following classification of eleven (11) Classes of Claims and/or Interests. Administrative Expenses and Tax Claims have not been classified and are excluded from the following classes in accordance with 11 U.S.C. Section 1123(a)(1). Furthermore, the Plan provides for the treatment summarized in the following table for each class in full satisfaction and discharge of all of the Claims against or Interests in the Debtors:

     CLASS                    TREATMENT                               STATUS      VOTING
                                                                                  RIGHTS
1    Class 1 -         Full payment on the Effective Date.         Unimpaired       Not
     Priority                                                                       entitled
     Non-Tax                                                                        to vote
     Claims

                                            29

2A   Class 2A -        Payment of Cash on the Effective Date       Impaired         Entitled
     Secured           equal to the outstanding balance due                         to vote;
     Fleet Claims      under the Fleet Promissory Note, less                        vote
                       $2,602,813.00; execution of the Fleet                        solicited
                       Collection/Repurchase Agreement;
                       release of all liens of Fleet securing
                       any and all Purchase Obligations
                       except liens in and to purchased
                       receivables not evidenced by the Fleet
                       Promissory Note; and execution of the
                       Fleet Mutual Release Agreement.

2B   Class 2B -        Payment of Cash on the Effective Date       Impaired         Entitled
     Secured           equal to the outstanding balance due                         to vote;
     Trade Banks       under the Trade Bank Promissory Note,                        vote
     Claims            less $399,219.00; execution of the                           solicited
                       Trade Bank Collection/Repurchase
                       Agreement; release of all liens of
                       Trade Bank securing any and all
                       Purchase Obligations except liens
                       in and to purchased receivables
                       not evidenced by the Trade Bank
                       Promissory Note; and execution of
                       the Trade Bank Mutual Release
                       Agreement.

2C   Class 2C -        Payment of Cash on the Effective Date       Impaired         Entitled
     Secured SVB       equal to the outstanding balance due                         to vote;
     Claims            under the SVB Promissory Note, less                          vote
                       $308,253.00; execution of the SVB                            solicited
                       Collection/ Repurchase Agreement;
                       release of all liens of SVB securing
                       any and all Purchase Obligations
                       except liens in and to purchased
                       receivables not evidenced by the SVB
                       Promissory Note; and execution of the
                       SVB Mutual Release Agreement.

3    Class 3  -        Retain its security interest and            Impaired         Entitled
     Secured           receive 100% of its Allowed Claim over                       to Vote;
     Equipment         three (3) years after the Effective                          Vote
     Finance           Date, with interest.                                         Solicited
     Claim

4    Class 4 -         Payment of $9 million Cash, payable $4      Impaired         Entitled
     Secured           million on Effective Date and $5                             to Vote;
     Motive Claim      million  through deferred cash                               Vote
                       payments over 4 years annually in                            Solicited
                       arrears, without interest; delivery on
                       Effective Date of all of Companies'
                       Motive Communications, Inc. stock; any
                       security interests, trusts or other
                       liens to be terminated, extinguished
                       or released.

5    Class 5 -         At the Companies' election, receive         Unimpaired       Not
     Other             full Cash payment or receive back                            entitled
     Secured           their collateral or keep their liens                         to vote
     Claims            and have their debt cured and
                       reinstated or otherwise have left
                       unaltered the legal, equitable, and
                       contractual rights to which the
                       Holders are entitled.

6    Class 6 -         Payment of 100% of the Allowed amount       Impaired         Entitled
     Convenience       of such Claim in Cash on the Effective                       to Vote;
     Claims            Date in full satisfaction of such                            Vote
                       Claim, which payment would never
                       Solicited exceed $1,000 for any single
                       Holder. If Class 6 Claims exceed
                       $500,000, such Claims shall receive
                       the same treatment as Class 8 Claims.

7    Class 7  -        Each Holder of an Allowed Class 7           Impaired         Entitled
     Note Claims       Claim shall receive on the Effective                         to Vote;
                       Date:  (1) cash equal to thirty                              Vote
                       percent (30%) of the Holder's Allowed                        Solicited
                       Class 7 Claim; (2) Reorganization
                       Notes in a principal amount equal to
                       twenty percent (20%) of the Holder's
                       Allowed Class 7 Claim; and (3) the
                       Holder's Pro Rata share of the Initial
                       Class 7 Securities.  Every quarter
                       after the Effective Date prior to the
                       Final Stock Adjustment Distribution
                       Date, the Stock Disbursing Agent, with
                       the consent of the Post-Emergence
                       Creditors Committee and Post-Emergence
                       Equity Committee, shall make Interim
                       Stock Adjustment Distributions to the
                       Holders of Class 7 Claims and/or Class
                       9 Interests, as applicable, based on a
                       (re)calculation of the Stock
                       Adjustment Formula as of the given
                       Stock Adjustment Distribution Date;
                       provided that distributions may be
                       made more frequently than every
                       quarter as a Line Item in the Stock
                       Adjustment Formula is resolved and
                       determined if agreed to by the two
                       committees.  On the Final Stock
                       Distribution Date, each Holder shall
                       receive its Pro Rata share of the
                       Adjusted Class 7 Securities as of such
                       date.

8    Class 8 -         100% payment over 4 years after             Impaired         Entitled
     General           Effective Date; 20% payable on the                           to Vote;
     Expense           first day of the first month after                           Vote
     Claims            the  Effective Date; 20% annually                            Solicited
                       thereafter. Alternatively, the Holder
                       of an Allowed Class 8 Claim may elect
                       to receive a sixty percent (60%)
                       payment on the Effective Date and a
                       ten percent (10%) payment divided
                       into four (4) equal installments over
                       four (4) years.

8A   Class 8A -        Payment of 100% of the Allowed amount
                       Unimpaired Not Remedy of such Claim in
                       Cash on the Effective entitled
                       Rejection Date with postpetition
                       interest at the to vote Claims Federal
                       judgement rate in full satisfaction of
                       such Claim.

9    Class 9 -         On the Effective Date, each Holder of       Impaired         Entitled
     Old PSI           Old PSI Common Stock shall receive its                       to Vote;
     Common            Pro Rata share of the Initial Class 9                        Vote
     Interests         Securities (subject to the Ownership                         Solicited
                       Change Transfer Restriction, provided,
                       however, it may be released or
                       cancelled by the Debtors, and
                       potential dilution by the Employee
                       Stock Plan). In accordance with
                       Section V.B.10. hereof, said Holder
                       shall receive, as applicable, Interim
                       Stock Adjustment Distribution(s). On
                       the Final Stock Distribution Date,
                       each Holder shall receive its Pro Rata
                       share of the Adjusted Class 9
                       Securities as of such date. Further,
                       on the Effective Date, the Old PSI
                       Common Stock shall be cancelled.
                       With the exception of the Designated
                       Stock Options, all Old PSI Common
                       stock rights must be exercised in
                       accordance with the notice to be sent
                       by Peregrine to the relevant holders
                       after entry of the Order Approving
                       Disclosure Statement but in all events
                       no later than the Ballot Deadline
                       or be deemed cancelled and of no
                       further force and effect.

10   Class 10 -        Retain the Old Remedy Common Stock.         Unimpaired       Not
     Old Remedy                                                                     entitled
     Common Stock                                                                   to Vote

11   Class 11 -        Each Holder of an Allowed Security          Impaired         Entitled
     Securities        Claim shall receive its Pro Rata share                       to Vote
     Claims            of the Litigation Claim Proceeds in
                       accordance with Section VII.I. of the
                       Plan; provided, however, in respect to
                       the Designated Litigation Claims, such
                       Holders will receive in the aggregate
                       2/3 of the proceeds thereof (the
                       remaining 1/3 of the proceeds to be
                       remitted to the Reorganized Debtors).

B.    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

      The treatment of each Class of Claims and/or Interests is set forth below. Unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies shall, in their sole and absolute discretion, determine whether a postpetition payment by or on behalf of either of the Companies in respect of a Claim either (x) shall reduce the Allowed amount thereof or (y) shall reduce the amount to be paid under the Plan in respect of any Allowed amount thereof.

      1. Class 1 - Priority Non-Tax Claims

      Class 1 consists of all Priority Non-Tax Claims against either of the Companies. This Class is Unimpaired. On the Effective Date, at the election of the Company or Remedy, the Holder of each Priority Non-Tax Claim shall receive a Cash payment from Cash equal to the Allowed amount of such Claim (a) on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the Holders of such Claims and either of the Companies, as the case may be. Any Holder of a Priority Non-Tax Claim may agree to accept less favorable treatment. Because Class 1 is Unimpaired, Class 1 is conclusively presumed to have accepted the Plan and Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

      2. Class 2 - Secured Purchaser Bank Claims

      Class 2 consists of all Secured Purchaser Bank Claims. Class 2 is in turn divided into three (3) separate subclasses: Class 2A: the Secured Fleet Claims; Class 2B: the Secured Trade Bank Claims; and Class 2C: the Secured SVB Claims. Classes 2A, 2B and 2C are Impaired. Any Holder of a Secured Purchaser Bank Claim may agree to accept less favorable treatment. Because each subclass of Class 2 is Impaired and Holders of Class 2 Claims receive consideration under the Plan, the Holders of Claims in Class 2 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan. The Holders of Allowed Class 2 Claims shall waive any objection to the substantive consolidation of PSI and Remedy provided they each receive the following treatment under the Plan:

            A. Class 2A: Secured Fleet Claims

            Fleet shall receive the following treatment in full and complete satisfaction of the Secured Fleet Claims:

                  (1) On the Effective Date, Fleet shall receive Cash in an
            amount equal to the outstanding balance due under the Fleet Promissory Note as of the Effective Date, less $2,602,813.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

                  (2) From and after the Effective Date, Fleet shall continue to collect all of the Fleet Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Fleet Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Fleet Collection/Repurchase Agreement.

                  (3) On the Effective Date, Fleet shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Fleet

            Purchased Accounts.

                  (4) On the Effective Date, the Debtors and the Forbearance
            Subsidiaries, on the one hand, and Fleet, on the other hand, shall enter into the Fleet Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Fleet Collection/Repurchase Agreement).

                  B. Class 2B: Secured Trade Bank Claims

      Trade Bank shall receive the following treatment in full and complete satisfaction of the Secured Trade Bank Claims:

                  (1) On the Effective Date, Trade Banks shall receive Cash in an amount equal to the outstanding balance due under the Trade Bank Promissory Note as of the Effective Date, less $399,219.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

                  (2) From and after the Effective Date, Trade Bank shall
            continue to collect all of the Trade Bank Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Trade Bank Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Trade Bank Collection/Repurchase Agreement.

                  (3) On the Effective Date, Trade Bank shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Trade Bank Purchased Accounts.

                  (4) On the Effective Date, the Debtors and the Forbearance
            Subsidiaries, on the one hand, and Trade Bank, on the other hand, shall enter into the Trade Bank Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Trade Bank Collection/Repurchase Agreement).

                  C. Class 2C: Secured SVB Claims

            SVB shall receive the following treatment in full and complete satisfaction of the Secured SVB Claims:

                  (1) On the Effective Date, SVB shall receive Cash in an amount equal to the outstanding balance due under the SVB Promissory Note as of the Effective Date, less $308,253.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

                  (2) From and after the Effective Date, SVB shall continue to collect all of the SVB Purchased Accounts and shall be entitled to reconvey to Reorganized

            PSI any SVB Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the SVB Collection/Repurchase Agreement.

                  (3) On the Effective Date, SVB shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the SVB Purchased Accounts.

                  (4) On the Effective Date, the Debtors and the Forbearance
            Subsidiaries, on the one hand, and SVB, on the other hand, shall enter into the SVB Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the SVB Collection/Repurchase Agreement).

                  3. Class 3 - Secured Equipment Finance Claim

      Class 3 consists of the Secured Equipment Finance Claim. This Class is Impaired. The treatment of Class 3 is more fully set forth in the Secured Equipment Finance Claim Terms Document. The Holder of the Secured Equipment Finance Claim may agree to accept less favorable treatment. Because Class 3 is Impaired and the Holder of the Class 3 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 3 is permitted to vote to accept or reject the Plan and the Companies have solicited its vote to accept or reject the Plan. The Holder of the Allowed Class 3 Claim will receive in respect of its Allowed Class 3 Claim the following treatment under the Plan:

            A. Amount

      The Holder of the Secured Equipment Finance Claim shall receive payment of 100% of its Allowed Claim, with interest at its contract, non-default rate.

            B. Payment

            The Holder of the Secured Equipment Finance Claim shall retain all payments received in respect of its Claims made prior to the Effective Date and shall be paid the balance of its Allowed Claim as of the Effective Date, through thirty-six (36) equal monthly deferred cash payments, beginning on the first day of the first month following the Effective Date, and continuing monthly thereafter until paid, without any prepayment penalty.

            C. Collateral and Security Interests

      The Holder of the Secured Equipment Finance Claim shall retain its security interest subject to the treatment herein described for its Claim.

      4. Class 4 - Secured Motive Claim

      Class 4 consists of the Secured Motive Claim. This Class is Impaired. The treatment of Class 4 is more fully set forth in the Secured Motive Claim Terms Document. To the extent the terms and conditions of the Plan are inconsistent with the Secured Motive Claim Terms Document, the Secured Motive Claim Terms Document shall govern. The Holder of the Secured Motive Claim may agree to accept less favorable treatment. Because Class 4 is Impaired and the Holder of the Class 4 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 4 is permitted to vote to accept or reject the Plan and the Companies have solicited its vote to accept or reject the Plan. The Holder of the Allowed Class 4 Claim will receive in respect of its Allowed Class 4 Claim the following treatment under the Plan:

            D. Amount and Property

      The Holder of the Secured Motive Claim shall receive payment of $9 million Cash, without interest, and transfer of all of the Companies' stock in Motive Communications, Inc.

caption and were placed in the same file in the Bankruptcy Court. Under the Plan, the assets and liabilities of the Companies are treated on a consolidated basis, thereby effectuating for Plan purposes substantive consolidation of the Debtors. Such substantive consolidation shall have no bearing on the liability of each of PSI and Remedy with respect to assets acquired or liabilities incurred after the Effective Date.

C.       INTERESTS IN AFFILIATES AND SUBSIDIARIES.

         As of the Effective Date, PSI and Remedy shall retain any stock or interests they may hold in their subsidiaries or affiliates and retain any rights to which such stock or interests may be entitled under applicable law with respect to such shares or other interests. After the Effective Date, PSI or Remedy may sell, transfer, assign or otherwise dispose of such shares or interests as permitted by applicable law.

D.       EQUITY INTERESTS AND EMPLOYEE STOCK PLAN

         1. Generally

         The Company will authorize and issue New PSI Common Stock as necessary or appropriate to implement the Plan and to honor Surviving Stock Options. It also may authorize and issue New PSI Common Stock pursuant to the Employee Stock Plan(s) or otherwise in accordance with applicable non-bankruptcy law.

         The New PSI Common Stock shall be subject to the Ownership Change Transfer Restrictions (unless these restrictions are waived by the Debtors prior to the Confirmation Date). The New PSI Common Stock will be the only class of equity securities of the Company outstanding immediately following the Effective Date. The Old Remedy Common Stock will be the only class of equity securities of Remedy outstanding immediately following the Effective Date.

         Under the Employee Stock Plan(s), employees, officers, directors or consultants of the Companies or their subsidiaries are expected to be granted from time to time stock, stock options, stock rights or other equity benefits. The shares of New PSI Common Stock which could result from the grant of these equity benefits after the Effective Date, including Surviving Stock Options, may constitute up to fifteen percent (15%) of the New PSI Common Stock on a fully diluted basis.

         The Companies believe that Employee Stock Plans are a key element in the Company's effort to attract and retain officers, directors, employees and consultants. In formulating the precise terms of the Employee Stock Plan(s), although the Companies shall seek to ensure that the plan serves its intended purpose, if determined necessary or appropriate to assist in preserving favorable tax attributes, the Companies shall adjust the vesting schedule for the stock options, limit the time for exercise thereof, or otherwise include provisions designed to mitigate any impact of the Employee Stock Plan(s) on the Companies favorable tax attributes.

         2. 2003 Equity Incentive Plan

         On or shortly after the Effective Date, designated employees of the Company shall receive stock options which are more specifically described in the 2003 Equity Incentive Plan (which is an amended and restated version of the Company's 1994 Stock Option Plan, extended through 2013), in substantially the form attached hereto as PLAN EXHIBIT N. The purpose of the 2003 Equity Incentive Plan is to (1) attract and retain the services of participants whose judgment, interest and special efforts will contribute to the success of, and enhance the value of, the Company; (2) provide incentive compensation that is comparable to the Company's competitors; and (3) align participants' personal interests to those of the Company's other stockholders.

         The 2003 Equity Incentive Plan shall become effective as of the Effective Date and be deemed to have been approved and adopted as of the Effective Date by the Companies and the shareholders and directors thereof in accordance with all applicable non-bankruptcy laws, including, without limitation, federal and state tax, securities and corporation laws, and having the same effect of such approvals under such laws, without any requirement of further action by said entities or Persons.

         All votes by Holders of Old PSI Common Stock in favor of the Plan shall be deemed to be a consent to and approval of the 2003 Equity Incentive Plan by said Holder with respect to all of his, her or its shares; provided, however, in the event that Holders of at least 66 2/3% in amount of the Old PSI Common Stock (counting for this purpose only those amount(s) of Old PSI Common Stock that have been voted on the Plan and excluding Holders of Old PSI Common Stock who fail to vote, who abstain, or who are designated under Bankruptcy Code section 1126(e)) do not vote to accept the Plan, the 2003 Equity Incentive Plan shall be of no force and effect, without any prejudice to the rights of the Companies to seek requisite approval of any other stock incentive plans and/or agreements under applicable law.

E.       INTERCOMPANY MATTERS

         Upon Confirmation, as to PSI, Remedy and each Other PSI Subsidiary which consents to this potentially mutual release, (a) Companies and their successors and assigns hereby waive, release and discharge each other and the Other PSI Subsidiaries and all of their successors from any and all Rights of Action, which, waiver, release and discharge shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind with respect to any Right of Action set forth expressly herein to be released hereunder or in SUPPLEMENTAL PLAN EXHIBIT I, to be filed by the Companies no later than five (5) days prior to the Confirmation Hearing; and (b) the Other PSI Subsidiaries and each of their successors and assigns shall be deemed to waive, release and discharge the Companies and their successors from any and all Intercompany Claims set forth expressly herein to be released hereunder or in SUPPLEMENTAL PLAN EXHIBIT I, which, waiver, release and discharge shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind with respect to any Intercompany Claim.

F.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, AND CORPORATE ACTION

         1. Amended and Restated Charters & Amended and Restated By-Laws

         On the Effective Date, the Amended and Restated Charters and Amended and Restated By-Laws shall be deemed adopted without further action of the shareholders or directors of the Companies and the Amended and Restated Charters shall be filed with the appropriate Secretary of State. The Amended and Restated Charters will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. The Amended and Restated Charters and the Amended and Restated By-Laws will, among other things, be deemed modified as of the Effective Date to the extent necessary to authorize utilization of the selection process for successor directors as set forth in

Section VII.F.2. hereof. The PSI Amended and Restated Charter also will include the Ownership Change Transfer Restrictions. After the Effective Date, the Reorganized Debtors may amend and restate their Amended and Restated Charters, Amended and Restated By-Laws and other constituent documents as permitted by applicable non-bankruptcy law.

         2. Management/Board of Directors

         From and after the Effective Date, the Existing Board shall continue to serve as the Reorganized Debtors' Boards of Directors subject to the terms and conditions of the Amended and Restated Charters, the Amended and Restated By-Laws and applicable law. Messrs. Greenfield and Sexton and Ms. Vizas shall continue to serve as the Debtors' Chief Executive Officer, Chief Financial Offer and General Counsel, respectively, in accordance with the terms and conditions of their respective employment agreements and arrangements previously approved by the Bankruptcy Court, subject to amendment or modification by agreement between the Reorganized Debtors and the respective executives.

         3. Corporate Actions

         On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption and the filing with the appropriate Secretary of State of the Amended and Restated Charters; (b) the adoption of the Amended and Restated By-Laws; (c) the issuance of the New PSI Common Stock and, if applicable, the Reorganization Notes; (d) the cancellation of the Notes or Interests of Holders for which the Claims or Interests are Disallowed; (e) the creation and establishment of the Litigation Trust; (f) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the adoption of the 2003 Equity Incentive Plan and any other Employee Stock Plan.

         All matters provided for under the Plan involving the corporate structure of the Companies and any corporate action required by the Companies in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Companies. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtors.

G.       SOURCES OF CASH FOR PLAN DISTRIBUTIONS

         The sources of Cash for distributions under the Plan shall be the Companies' Cash and future revenues of the Companies, which may be retained by the Companies or transferred to the Disbursing Agent as necessary for distribution pursuant to the terms and conditions of the Plan.

H.       PAYMENT OF PLAN EXPENSES

         The Reorganized Debtors may pay all Plan Expenses without further notice to Creditors or Holders of Interests or approval of the Bankruptcy Court. Any disputes concerning the payment of Plan Expenses shall be submitted to the Bankruptcy Court for resolution.

I.       LITIGATION TRUST

         On the Effective Date, all of the Litigation Claims shall be deemed transferred to the Litigation Trust, which Litigation Trust shall be governed by the terms and conditions of the

Litigation Trust Agreement. As more fully set forth in the Litigation Trust Agreement, the Litigation Trustee shall have the full power and authority to prosecute, abandon, release, settle or otherwise dispose of any and all of the Litigation Claims in his or her sole and absolute discretion, without the consent, authority or approval of any third parties including, without limitation, the Bankruptcy Court. The Litigation Trustee may employ such professionals, consultants, experts and agents as he/she deems necessary for carrying out his/her duties and responsibilities under the Litigation Trust Agreement. The Litigation Trustee shall be compensated as more fully set forth in the Litigation Trustee Compensation Disclosure. To the extent that the Litigation Trust does not have sufficient funds available to it, Reorganized PSI shall, from time to time, in the ordinary course of its business, make advances (collectively, the "Litigation Trust Advances") to the Litigation Trust for the purposes of paying the liabilities of the Litigation Trust, in an amount not to exceed $5 million. Any Litigation Claim Proceeds shall be distributed as follows:

               A. First, to satisfy any and all outstanding costs, expenses and obligations of the Litigation Trust.

               B. Second, to repay any Litigation Trust Advances.

               C. Third, Pro Rata to the Holders of outstanding Allowed Class 7 Claims up to the amount equal to the Class 7 Deficiency plus interest at the contractual rate under the Reorganization Notes accruing from and after the Effective Date.

               D. Fourth, Pro Rata to the Holders of Allowed Subordinated Claims/Interests.

         Notwithstanding the foregoing, nothing herein shall be deemed to in any way pre-empt, limit or modify any and all rights and claims which the SEC has under applicable law, including, without limitation, any and all rights which the SEC has under the securities laws (as such term is defined in Section 3(a)(47) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78c(a)(47)).

                                      VIII
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       ASSUMPTIONS

         Pursuant to section 365 of the Bankruptcy Code, the Companies will assume, as of the Effective Date, the Indenture and each of the executory contracts and Unexpired leases (1) listed on PLAN EXHIBIT A to the Plan (including any related agreements, as described in Section VIII.B. of the Plan) or (2) for which assumption is expressly provided

         Pursuant to section 365 of the Bankruptcy Code, the Companies in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan; provided, however, that notwithstanding the foregoing, the Companies shall not assume any contract or lease which was assumed prior to the Effective Date pursuant to an order of the Bankruptcy Court. The Companies reserves the right, at any time prior to the Effective Date, to amend PLAN EXHIBIT A to the Plan to delete any executory contract or unexpired lease listed therein, thus providing for its rejection as described in Section VIII.D. of the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions by PSI or Remedy, as applicable, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B. ASSUMPTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED TO REAL PROPERTY

         Each executory contract and unexpired lease to be assumed pursuant to the Plan that relates to the use or occupancy of real property will include: (a) modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument or other document is listed on PLAN EXHIBIT A to the Plan; and (b) executory contracts or unexpired leases appurtenant to the premises listed on PLAN EXHIBIT A to the Plan, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement agreements; vault, tunnel or bridge agreements or franchises; and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements are rejected pursuant to
Section VIII.D. of the Plan and are listed on PLAN EXHIBIT B to the Plan. Notwithstanding anything herein to the contrary, if not previously authorized by or subject to separate Court Order, effective on the later of the Effective Date or July 31, 2003, PSI or Reorganized PSI (as the case may be) shall assume and enter into the Kilroy Building Two Lease, as modified by the Modified Kilroy Building Two Lease, and confirmation of the Plan shall constitute the Court's order requiring Reorganized PSI to enter into and assume the Modified Kilroy Building Two Lease.

C.       CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTION

         Any monetary amounts by which each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan is in default will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Company or Remedy: (a) by payment of the default amount in Cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding: (a) the amount of any cure payments; (b) the ability of the Reorganized Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.       REJECTIONS

         Pursuant to section 365 of the Bankruptcy Code, the Companies will reject each executory contract and unexpired lease entered into by either of the Companies prior to the Petition Date except those that: (1) expired or terminated pursuant to their own terms prior to the Effective Date, (2) are otherwise rejected by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 prior to the Effective Date, or (3) are assumed or assumed and assigned, at any time, by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 (whether pursuant to the Plan or otherwise). Such rejection shall be effective immediately prior to the Effective Date. The executory contracts and unexpired leases to be rejected will include, without limitation, the contracts and leases listed on PLAN EXHIBIT B to the Plan and the contracts or leases rejected pursuant to the terms of this Plan or rejected pursuant to the terms of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan or on the Effective Date. Each contract and lease to be rejected, irrespective of whether it is listed on PLAN EXHIBIT B to the Plan, will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on PLAN EXHIBIT B to the Plan or otherwise rejecting a contract or lease under the Plan will not constitute an admission by the Company or Remedy that such contract or lease is an executory contract or unexpired lease or that the Company or Remedy has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described above, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Notwithstanding anything herein to the contrary, if not previously authorized by or subject to separate Court Order, PSI (or Reorganized PSI as the case may be) shall reject the Kilroy Building Five Lease on the later of the Effective Date or July 31, 2003. (PSI has already rejected the Kilroy Building One Lease, the Kilroy Building Three Lease and the Kilroy Building Four Lease pursuant to order of Court.)

E.       BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Companies, their successor or properties unless a proof of Claim is filed and served on the Companies and their counsel within 30 days after Confirmation. All such Claims for which proofs of Claim are required to be filed, if Allowed, will be, and will be treated as, General Expense Claims (or Convenience Claims, if appropriate) subject to the provisions of the Plan.

F.       BAR DATE FOR BANKRUPTCY CODE SECTION 365(N) ELECTION

         If the rejection of an executory contract pursuant to the Plan gives rise to the right by the other party or parties to such contract to make an election under Section 365(n) of the Bankruptcy Code to either treat such contract as terminated or to retain its rights under such contract, such other party to such contract will be deemed to elect to treat such contract as terminated unless such other party files and serves a notice of its alternative election on the Companies and their counsel within 30 days after the Confirmation Date.

                                       IX
                        DISTRIBUTIONS AND RELATED MATTERS

A.       DISBURSING AGENT

         If not the Reorganized Debtors themselves, the Disbursing Agent, to be employed on such terms as may be determined by the Reorganized Debtors, is the Person selected by the Companies to hold and distribute Cash and such other property as may be distributed pursuant to the Plan. Even if the Disbursing Agent is a Person other than the Reorganized Debtors, nonetheless the Disbursing Agent shall be an agent of the Reorganized Debtors and not a separate taxable entity with respect to, by example, the assets held, income received or disbursements or distributions made for the Companies. The Debtors or Reorganized Debtors will pay Ordinary Course & Assumed Administrative Expenses. The Companies, in their discretion, may delegate the making of all other distributions of Cash or New PSI Common Stock under the Plan to the Disbursing Agent. On the Effective Date, the Reorganized Debtors may transfer to the Disbursing Agent Cash to enable payments under the Plan. The Cash received by the Disbursing Agent from the Companies shall be maintained in a segregated, interest bearing or similar investment account. The Disbursing Agent shall account for all distributions made from such Cash. Further, on the Effective Date, all of the New PSI Common Stock to be distributed under the Plan may be delivered to the Disbursing Agent, for distribution in accordance with the terms and conditions of the Plan.

         Notwithstanding the foregoing, subject to approval of the Companies, the

Disbursing Agent shall have the right to employ one or more sub-agents on terms and conditions to which the Disbursing Agent and such sub-agent(s) agree. In the case of Allowed Note Claims, any and all distributions under the Plan shall be delivered to the Indenture Trustee and not directly to the Noteholders (or as otherwise expressly provided in the Indenture). Distribution on account of Note Claims shall be deemed complete upon delivery of such distributions to the Indenture Trustee.

         The Disbursing Agent shall not be required to provide a bond in connection with the making of any distributions pursuant to the Plan.

B.       DATES OF DISTRIBUTIONS

         The Sections of the Plan on treatment of Administrative Expenses, Claims, and Interests specify the times for distributions. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day. Distributions due on the Effective Date will be paid on such date or as soon as practicable thereafter, provided that if other provisions of the Plan require the surrender of securities or establish other conditions precedent to receiving a distribution, the distribution may be delayed until such surrender occurs or conditions are satisfied.

         If, under the terms of the Plan, the resolution of a particular Disputed Claim, e.g., it is Disallowed, entitles other Holders of Claims or Interests to a further distribution, either (a) the Companies or Disbursing Agent, as applicable, may make such further distribution as soon practicable after the resolution of the Disputed Claim or (b) if the further distribution is determined in good faith, by the Companies or Disbursing Agent, as applicable, who is to make such distribution, to be less than $500 for any Creditor, then, in order to afford the Companies an opportunity to minimize costs and aggregate such distributions, the Company or Disbursing Agent, as applicable, may make such further distribution any time prior to sixty (60) days after the Final Resolution Date.

C.       CASH DISTRIBUTIONS

         Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Companies or Disbursing Agent, as applicable, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

D.       DISTRIBUTION OF NEW SECURITIES

         The Company or Disbursing Agent will distribute or cause to be distributed all New PSI Common Stock to be distributed under the Plan. For purposes of determining the appropriate percentage of New PSI Common Stock to be distributed to Class 7 members (i.e., the Class 7 Percentage), the Debtors will request the Bankruptcy Court to determine and fix at the Confirmation Hearing the amount of Excess Cash for this purpose only, such determination to be based on, among other things, the Bankruptcy Court's estimations of claims, including an estimation of the aggregate amount of all Allowed Class 8 Claims and the Probable Remedy Tax Liability. In such case, the claims estimation made by the Bankruptcy Court shall irrevocably fix and determine the Class 7 Percentage and shall be binding on all Persons for purposes of determining the aggregate amount of New PSI Common Stock to be distributed to Holders of Allowed Class 7 Claims.

         Pending the distribution of New PSI Common Stock as provided by the Plan, the Company or Disbursing Agent will cause the New PSI Common Stock held by it for such distribution to be: (i) represented in person or by proxy at each meeting of the stockholders of the Company; (ii) voted in any election of directors of the Company, at the option of the Company, either (a) proportionally with the votes cast by other stockholders of the Company, or (b) for the nominees recommended by the Board of Directors of the Company; and (iii) voted with respect to any other matter in the same manner as prescribed in (ii) above.

E.       FRACTIONAL SECURITIES AND ROUNDING OF PAYMENTS

         No fractional securities will be issued. If a distribution to a Holder of an Allowed Claim or Allowed Interest would otherwise result in the issuance of a number of shares of New PSI Common Stock that is not a whole number, the actual distribution of shares of New PSI Common Stock will be rounded down to the next whole number. No consideration will be provided to Holders of Claims or Interests in lieu of fractional shares of New PSI Common Stock.

         Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as "Unclaimed Property" under the Plan.

F.       DISPUTED CLAIMS

         Notwithstanding all references in the Plan to Claims that are Allowed, in undertaking the calculations concerning Allowed Claims or Allowed Administrative Expenses under the Plan, including the determination of the amount or number of distributions due to the

Holders of Allowed Claims, Allowed Interests and Allowed Administrative Expenses, each Disputed Claim shall be treated as if it were an Allowed Claim, Allowed Interest or Allowed Administrative Expense, except that if the Bankruptcy Court estimates the likely portion of a Disputed Claim to be Allowed or authorized or otherwise determines the amount or number which would constitute a sufficient reserve for a Disputed Claim (which estimates and determinations may be requested by the Company), such amount or number as determined by the Bankruptcy Court shall be used as to such Claim.

         Distributions of non-Cash consideration due in respect of a Disputed Claim shall be held and not made pending resolution of the Disputed Claim. The Cash distributions due in respect of Disputed Claims based on the calculations required by the Plan shall be reserved for the Holders of Disputed Claims and deposited in the Disputed Claims Reserve.

         After an objection to a Disputed Claim is withdrawn, resolved by agreement, or determined by Final Order, the distributions due on account of any resulting Allowed Claim, Allowed Interest or Allowed Administrative Expense shall be made by the Disbursing Agent, provided that any distribution of Cash shall be made from the Disputed Claims Reserves. Such distribution shall be made at the time provided in the Plan for the next scheduled distribution to the class or type of Claim, Interest or Administrative Expense of such Holder and, if there is no such further scheduled time, within forty-five (45) days of the date that the Disputed Claim becomes an Allowed Claim, Allowed Interest or Allowed Administrative Expense. No interest shall be due to a Holder of a Disputed Claim based on the delay attendant to determining the allowance of such Claim, Interest or Administrative Expense.

         Should a finally Allowed Claim or Allowed Interest of a Holder otherwise entitle the Holder to a Cash distribution in an amount in excess of the undistributed assets in the Disputed Claims Reserve, unless the Debtor elects to pay such Holder sooner or the Court or terms of the Plan have limited the Holder's recourse to the amount held in the Disputed Claims Reserve for its Disputed Claim, the Holder shall receive, for the shortfall in the reserve to pay amounts already due, a three (3) year straight note from the applicable Debtor for such amount bearing five percent (5%) per annum simple interest from the date of the resolution of the Disputed Claim and in no event shall such Holder have recourse to any payments or distributions theretofore made to or for the benefit of any Holder of a Claim, Interest or Administrative Expense hereunder.

         After an objection to such a Disputed Claim is sustained in whole or in part by a Final Order or by agreement such that the Disputed Claim is Disallowed in whole or in part, (1) if the Disputed Claim was treated as a potential Claim or Interest in a Class which, under the Plan, shares among its members the consideration available for such Class, then the Cash held in the Disputed Claims Reserve and any other consideration held in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Interest) shall be distributed by the Disbursing Agent or applicable Debtor to other Holders of Allowed Claims or Interests in such Class so as to give effect to the treatment set forth in the Plan for such Class, (2) otherwise, any amount held in the Disputed Claims Reserve in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Administrative Expense) shall become the property of the

Reorganized Debtors and may be used by the Reorganized Debtors in any manner not inconsistent with this Plan. If the Claim or Interest of a Holder of a Note or Interest is Disallowed (by example only, under 11 U.S.C. Section 502(d)), the Note or Interest of such HoldeR shall be cancelled, retired and of no further force and effect and such Holder shall be obligated to surrender any document, certificate or other matter evidencing such Note or Interest. The Holders of any such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan.

         Notwithstanding anything to the contrary in any other provision hereof, the provisions of the Indenture governing the relationship of the Indenture Trustee and the Noteholders, including, without limitation, those provisions relating to distributions, the Indenture Trustee's rights to payment, liens on property to be distributed to Noteholders, and the Indenture Trustee's rights of indemnity, if any, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.

         Further, nothing herein affects the Indenture Trustee's rights pursuant to the Indenture and applicable nonbankruptcy law to assert liens on any distributions hereunder to the Noteholders, to secure payment of its fees and expenses. If the Indenture Trustee does not serve as disbursing agent with respect to distributions to Noteholders, then the funds and/or property distributed to any such disbursing agent shall be subject to the lien of the Indenture Trustee pursuant to the Indenture.

G.    UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS

            If any distribution under the Plan is returned to the Company or Disbursing Agent or their agents as undeliverable or the check or other similar instrument or distribution by the Company or Disbursing Agent remains uncashed or unclaimed for one hundred eighty (180) days, such Cash or New PSI Common Stock shall be deemed to be "Unclaimed Property." Upon property becoming Unclaimed Property, it immediately shall be revested in the Reorganized Debtors.

            Pending becoming Unclaimed Property, such Cash or New PSI Common Stock will remain in the possession of the Disbursing Agent and, if the Disbursing Agent is notified in writing of a new address for the Holder, it shall cause distribution of the Cash or New PSI Common Stock, as appropriate, within 45 days thereafter.

            Once there becomes Unclaimed Property for a Holder, no subsequent distributions for such Holder which may otherwise be due under the Plan will accrue or be held for such Holder, provided that, if the applicable Disbursing Agent is notified in writing of such Holder's then-current address and status as a Holder under the Plan, thereafter, the Holder will become entitled to its share of distributions, if any, which first become due after such notification.

            With respect to any undeliverable distributions on account of Note Claims, such property or interest shall be redistributed by the Indenture Trustee to the Noteholders with respect to which distributions are deliverable.

H.    COMPLIANCE WITH TAX REQUIREMENTS

            The Companies shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

            In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Companies shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Companies (or the Disbursing Agent), the Companies may, in their sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, that the Companies shall not be obligated to liquidate any securities to perform such withholding.

I.    SURRENDER OF NOTES/OLD PSI COMMON STOCK

            As a condition to receiving any distribution pursuant to the Plan, in the event that the Court determines Class 7 to be Impaired, each Holder of Notes shall be required to surrender the Notes to the Indenture Trustee as a condition to receiving a distribution of Reorganization Notes under the Plan. As a condition to receiving any distribution of New PSI Common Stock under the Plan, each Holder of Old PSI Common Stock shall be required to surrender the certificates evidencing such stock to the Stock Transfer Agent.

J.    RECORD DATE IN RESPECT TO CLASS 7 DISTRIBUTIONS

            The record date and time for the purpose of determining which Persons are entitled to receive any and all distributions on account of Note Claims, irrespective of the date of or number of distributions, shall be the same as the Record Date.

            At the date and time of the Record Date, the registers with respect to Note Claims (the "Noteholder Registers") shall be deemed closed for purposes of determining whether a holder of a Noteholder Claim is a record holder entitled to distributions under the Plan. The Debtors, the Indenture Trustee and their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising under the Plan, any Note Claim or claim arising therefrom or in connection therewith that is transferred after the time of the Record Date. Instead, they all shall be entitled to recognize and deal for distribution purposes with only those record holders set forth in the Noteholder Registers as of the Record Date irrespective of the number of distributions to be made under the Plan or the date of such distributions.

                                        X
         LITIGATION, OBJECTIONS TO CLAIMS AND DETERMINATION OF TAXES

A.    GENERALLY AND OBJECTION DEADLINE

            Except as may be expressly provided otherwise in the Plan, the Company shall be responsible for pursuing Rights of Action and any objection to the allowance of any Claim and the determination of Tax issues and liabilities.

            After the Confirmation Date, the Company's authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims shall be exclusive. From and after the Effective Date, the Company may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Unless another or extended date is established by the

Bankruptcy Court (which may so act without notice or hearing) or is established by other provisions of the Plan, any objection to a Claim shall be filed with the Bankruptcy Court and served on the Person holding such Claim by one year after the Effective Date (the "Objection Deadline").

            In addition to any other available remedies or procedures with respect to Tax issues or liabilities, the Companies or Disbursing Agent, at any time, may utilize (and receive the benefits of) Bankruptcy Code Section 505 with respect to: any Tax issue or liability relating to an act or event occurring prior to the Effective Date; or any Tax liability arising prior to the Effective Date. If the Companies or Disbursing Agent utilize Bankruptcy Code Section 505(b): (1) the Court shall determine the amount of the subject Tax liability in the event that the appropriate governmental entity timely determines a Tax to be due in excess of the amount indicated on the subject return; and (2) if the prerequisites are met for obtaining a discharge of Tax liability in accordance with Bankruptcy Code Section 505(b), the Disbursing Agent, the Companies and any successors to the Companies shall be entitled to such discharge which shall apply to any and all Taxes relating to the period covered by such return.

B.    TEMPORARY OR PERMANENT RESOLUTION OF DISPUTED CLAIMS

            The Company may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Company has previously objected to such Disputed Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Disputed Claim at any time during litigation concerning any objection to the Disputed Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Disputed Claim, that estimated amount would constitute either the Allowed amount of such Disputed Claim or a maximum limitation on such Disputed Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Disputed Claim, the Company may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Disputed Claim. In addition, the Company may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim, Interest or Administrative Expense and the rights of the Holder of such Claim, Interest or Administrative Expense would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. All of the aforementioned objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Section IX.E. of the Plan addresses distributions with respect to Disputed Claims.

C.    SETOFFS

            The Companies may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim, Interest or Administrative Expense and the distributions to be made pursuant to the Plan on account of such Claim, Interest or Administrative Expense (before any distribution is made on account of such Claim, Interest or Administrative Expense), the Rights of Action of any nature that the Companies may hold against the Holder of such Allowed Claim, Interest or Administrative Expense. Neither the failure to set off nor the allowance of any Claim, Interest or Administrative Expense hereunder will constitute a waiver or release by the Companies of any such Rights of Action that the Companies may have against such Holder.

D.    PRESERVATION OF RIGHTS OF ACTION & UTILIZATION THEREOF BY DISBURSING
      AGENT
            In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, or Disbursing Agent to the extent set forth below, and their successors, any assigns hereunder and future assigns will retain and may exclusively enforce any Rights of Action subject only to any express waiver or release thereof in the Plan (see e.g., Section XI. of the Plan) or in any other contract, instrument, release, indenture or other agreement entered into in connection with the Plan, and the Confirmation Order's approval of the Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Rights of Action. Absent such express waiver or release, the Reorganized Debtors, Disbursing Agent or the successors or assigns of any of them may pursue Rights of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors (or their successors or future assigns). The Rights of Actions may be asserted or prosecuted before or after solicitation of votes on the Plan or before or after the Effective Date.

            Absent an express waiver or release as referenced above, nothing in the Plan shall (or is intended to) prevent, estop or be deemed to preclude the Companies or Disbursing Agent from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Rights of Action and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Rights of Action upon or after Confirmation or Consummation. By example only and without limiting the foregoing, the utilization or assertion of a Right of Action or the initiation of any proceeding with respect thereto against a Person, by the Companies or Disbursing Agent or any successor to or assign of any of them, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of: (a) the solicitation of a vote on the Plan from such Person or such Person's predecessor in interest; (b) the Claim, Interest or Administrative Expense of such Person or such Person's predecessor in interest having been listed in the Debtor's Schedules, List of Equity Security Holders, or in the Plan, Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim, Interest or Administrative Expense of the Person or such Person's predecessor in interest; or (d) Confirmation of the Plan.

            AS OF THE TIME THAT THE COMPANIES ARE SOLICITING VOTES ON THE PLAN, THE COMPANIES HAVE NOT COMPLETED THEIR ANALYSES OF CLAIMS, INTERESTS, ADMINISTRATIVE EXPENSES OR RIGHTS OF ACTION. AS SET FORTH HEREIN, THE COMPANIES, THEIR DISBURSING AGENT OR ANY SUCCESSORS OR ASSIGNS RETAIN THEIR ABILITY TO OBJECT TO CLAIMS, INTERESTS OR ADMINISTRATIVE EXPENSES AFTER THE EFFECTIVE DATE.

            For purposes of voting on or objecting to the Plan, any Person with whom the Companies have entered into a transaction or to whom a Debtor has incurred an obligation or made a transfer of money or property, prepetition or postpetition, should assume that such obligation, transfer, or transaction may be reviewed by the Companies, Disbursing Agent or Committee subsequent to the solicitation of votes on the Plan or after the Effective Date and that such Person may be the subject of an action, proceeding or claim by the Companies, Disbursing

Agent or Committee after the solicitation of votes on the Plan or after the Effective Date.

            Notwithstanding any allowance of a Claim or Administrative Expense, the Companies reserve the right to seek, among other things, to have such Claim or Administrative Expense disallowed if the Companies, at the appropriate time, determine that they have a defense under 11 U.S.C. Section 502(d), e.g., the Companies hold a Right of Action for an Avoidance claim against the Holder of such Claim or Administrative Expense and such Holder after demand refuses to pay the amount due in respect thereto. Such reservation shall remain subject to any limitation on application of 11 U.S.C. Section 502(d) to Administrative Expenses under applicable law.

            To facilitate the use of a Disbursing Agent in connection with the Chapter 11 Cases, the Disbursing Agent, as an agent of the Reorganized Debtors, shall be deemed to be vested with the Companies' defenses, counterclaims, crossclaims, rights of recoupment or setoff, Avoidance Actions and all other appropriate Rights of Action, for the purposes of disputing, or reducing or eliminating the Allowed amount of, Claims, Interests, or Administrative Expenses to be paid by the Disbursing Agent pursuant to the Plan (but not for the purpose of establishing or creating affirmative recovery against the Holders of Claims, Interests or Administrative Expenses). Any portion of such Rights of Action not utilized and exhausted by the Disbursing Agent shall be retained by and, despite the deemed vesting in the Disbursing Agent, may be utilized and acted upon by, the Reorganized Debtors. The guiding principle in resolving any dispute over control of a Right of Action shall be the best interests of the Reorganized Debtors (or their successors or future assigns).

                                       XI
                    RELEASE, WAIVER AND RELATED PROVISIONS

A.    INJUNCTIONS

            1.    Generally

            Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Chapter 11 Cases pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, (a) seeking to hold (i) the Reorganized Debtors or (ii) the property of the Reorganized Debtors, liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant the Plan.

            2. Injunction Related to Rights of Action and Discharged or Terminated Claims, Administrative Expenses or Interests

            Except as provided in the Plan or in the Confirmation Order, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim, Administrative Expense, Interest or other debt or liability that is discharged, Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions either (x) against the Companies or their property on account of all or such portion of any such Claims, Administrative Expenses, Interests, debts or liabilities that are discharged or terminated or (y) against any Person with respect to any Right of Action or any objection to a Claim, Administrative Expense or Interest, which Right of Action or objection, under the Plan, is waived, released or exclusively retained by either of the Companies: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan. To avoid any doubt, except as otherwise expressly noted in the Plan, nothing in the Plan or herein shall be construed or is intended to affect, enjoin, modify, release or waive any claims, rights, and actions that a third party may have against a person other than the Debtors, provided that such claims, rights, and actions are wholly separate and exist independently from any claims, rights and actions of the Estates.

            Further, notwithstanding the foregoing or any other provision in the Plan, the Plan shall not in any manner modify or affect the interests, if any, of any former or current officers or directors of the Company or any other Indemnified Person in the Current D&O Policies.

B.    POTENTIAL LIMITED INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

            Without affecting any other relief available to Holders of Indemnity Claims under the Plan or otherwise, the Debtors reserve all their rights to seek to honor prepetition Indemnity Claims of certain Indemnified Persons on any appropriate grounds upon separate notice, including by way of motion(s) to be Filed with the Bankruptcy Court seeking the payment of Indemnity Claims of certain Indemnified Persons for valuable services and/or other consideration for the Estates.

C. LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS

            Section 1123(b)(6) of the Bankruptcy Code provides that a plan of reorganization


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
may contain any appropriate provision that is not inconsistent with the applicable provisions of the Bankruptcy Code. Pursuant to section 1123(b)(6) of the Bankruptcy Code, the Plan hereby includes this Plan Exculpation Provision, expressly providing that the directors, officers, employees, members and professionals (acting in such capacity) of the Companies (collectively, the "Plan Participants") and the Companies themselves will neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement, or the Confirmation Order, including solicitation of acceptances of the Plan; provided, however, that this exculpation shall not preclude liability for any Plan Participant as to acts or omission determined in a Final Order to have constituted gross negligence or willful misconduct.

                                       XII
            PENSION PLANS, OTHER RETIREE BENEFITS AND LABOR CONTRACTS

            From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors are to continue to pay all "retiree benefits" (as that term is defined in section 1114(a) of the Bankruptcy
Code), if any, at the level established pursuant to subsection (e)(I)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, for the duration of the period that the Reorganized Debtors have obligated themselves to provide such benefits.

                                      XIII
              NO REGULATED RATE CHANGE WITHOUT GOVERNMENT APPROVAL

            No rate charged by any Debtor over which any governmental regulatory commission would have jurisdiction under applicable non-bankruptcy law will be changed through the Plan without obtaining such approval.

                                       XIV
                      EXEMPTION FROM CERTAIN TRANSFER TAXES

            Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan including (a) the issuance, transfer, or exchange of New PSI Common Stock, (b) the creation of any mortgage deed or trust, or other security interest, and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar Tax or governmental assessment.

                                       XV
               RETENTION OF JURISDICTION AND MISCELLANEOUS MATTERS

A.    RETENTION OF JURISDICTION

            Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and any of the proceedings related to the Chapter 11 Cases pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:



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
                  (1) establish the priority or secured or unsecured status of, allow, disallow, determine, liquidate, classify, or estimate any Claim, Administrative Expense or Interest (including, without limitation and by example only, determination of Tax issues or liabilities in accordance with Bankruptcy Code Section 505), resolve any objections to the allowance or priority of Claims, Administrative Expense or Interests, or resolve any dispute as to the treatment necessary to reinstate a Claim, Administrative Expense or Interest pursuant to the Plan;

                  (2) grant or deny any applications for allowance of
            compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  (3) resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Company is a party or with respect to which the Company may be liable, and to hear, determine and, if necessary, liquidate any Claims or Administrative Expenses arising therefrom;

                  (4) ensure that distributions to Holders of Allowed Claims,
            Administrative Expenses or Interests are made pursuant to the provisions of the Plan, and to effectuate performance of the provisions of the Plan;

                  (5) decide or resolve any motions, adversary proceedings,
            contested or litigated matters and any other matters and grant or deny any applications involving the Company that may be pending before the Effective Date or that may be commenced thereafter as provided in the Plan;

                  (6) enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Confirmation Order or in the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (7) resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order or any Person's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order; provided, however, that, absent a Reorganized Debtor's request or consent, such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with a Reorganized Debtor's or any other entity's rights or obligations as: (a) the issuer or Holder, respectively, of any securities issued or delivered pursuant to the Plan; or (b) a party to any agreements governing, instruments evidencing or documents relating to the securities issued or delivered pursuant to the Plan;

                  (8) subject to the restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                  (9) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan or the Confirmation Order,

                  (10) consider and act on the compromise and settlement of any
            Claim against, or Right of Action of the Companies or Disbursing Agent;

                  (11) decide or resolve any Rights of Action under the
            Bankruptcy Code, including without limitation, Avoidance Actions and claims under sections 362, 510, 542 and 543 of the Bankruptcy Code;

                  (12) enter such orders as may be necessary or appropriate in connection with the recovery of the assets of the Companies wherever located;

                  (13) hear and determine any motions or contested matters
            involving Tax Claims or Taxes either arising prior (or for periods including times prior) to the Effective Date or relating to the administration of the Chapter 11 Cases, including, without limitation (i) matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code,
            (ii) matters concerning Tax refunds due for any period including times prior to the Effective Date, and (iii) any matters arising prior to the Effective Date affecting Tax attributes of the Companies;

                  (14) determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                  (15) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Chapter 11 Cases or the Plan;

                  (16) remand to state court any claim, cause of action, or
            proceeding involving the Debtor that was removed to federal court in whole or in part in reliance upon 28 U.S.C. Section 1334;

                  (17) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

                  (18) determine any other matter not inconsistent with the
            Bankruptcy Code; and



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
                  (19) enter an order concluding the Chapter 11 Cases.

B.    MISCELLANEOUS MATTERS

            1.    Headings

            The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

            2.    Services by and Fees for Professionals and Certain Parties

            Fees and expenses for the professionals retained by the Companies or the Committee for services rendered and costs incurred after the Petition Date and prior to the Effective Date will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid by the Companies or Disbursing Agent, as applicable (less deductions for any and all amounts thereof already paid to such Persons with respect thereto) within five (5) Business Days after a Final Order of the Bankruptcy Court approving such fees and expenses. Without limiting the Reorganized Debtors' obligations after the Effective Date under applicable law, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional Persons thereafter incurred by either of the Reorganized Debtors or the Disbursing Agent related to: (a) the implementation or consummation of the Plan; (b) the prosecution of any objections to Claims, Administrative Expenses or Interests, or (c) litigation or other Rights of Action reserved by either of the Companies under the Plan.

            The reasonable fees and expenses of the Indenture Trustee (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustee) shall be paid in accordance with the procedures established herein. Ten (10) days prior to the Effective Date, the Indenture Trustee shall submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee through that date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter. Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the Notes or the claimed amount of such fees and expense. On or prior to the Effective Date, the Debtors will pay the undisputed amount of the Indenture Trustee's fees and expenses. No later than thirty (30) days after the Effective Date, or as soon thereafter as may be practical, the Indenture Trustee will deliver a final invoice for its fees and expenses. The Debtors will have a period of thirty (30) days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity their objections to particular charges. If no objection is received by the Indenture Trustee within thirty (30) days, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court. If the Debtors timely advise the Indenture Trustee in writing that they object to all or a portion of such fees, which objection states with specificity their objection to particular charges, then: (i) the Debtors shall pay the undisputed portion of the fees and expenses; and (ii) the Indenture Trustee may either, at its option, submit the disputed portion to the Bankruptcy Court for resolution or exercise its rights under the Indenture. The Indenture

Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to Sections 330 or 503(b) of the Bankruptcy Code. Provided that the Indenture Trustee's fees and expenses are paid in cash in full by the Debtors as required by the preceding provisions, distributions received by Noteholders pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustee's fees and expenses.

            The Indenture Trustee's charging lien will be discharged solely upon payment in full of its fees and expenses. Accordingly, nothing herein shall be deemed to impair, waive or discharge the Indenture Trustee's charging lien against property held to be distributed to Noteholders pursuant to the Plan with respect to any fees and expenses not paid by the Debtors irrespective of whether such amounts are allowed or disallowed by the Bankruptcy Court.

            3.    Bar Date For Administrative Expenses

            Requests for payment of all Administrative Expenses must be filed and served on the Companies, the Committee and the United States Trustee no later than sixty (60) days after the Effective Date. The Companies shall have until one hundred eighty (180) days after the Effective Date to bring an objection to a timely filed request for payment of an Administrative Expense. Nothing in the Plan shall prohibit the Companies from paying Administrative Expenses in the ordinary course in accordance with applicable law during or after the Chapter 11 Cases, but after the Effective Date, the Reorganized Debtors' obligation to pay an Administrative Expense will depend upon the claimant's compliance with this Section and such Administrative Expense being Allowed under the provisions of the Plan. Notwithstanding the foregoing provisions of this Section, but except as may be expressly provided in other Sections of this Plan:

                  (a) Other applicable law (including, without limitation and by example, Bankruptcy Code Section 505) shall govern the time for the obligee to notice, request or assess an Ordinary Course & Assumed Administrative Expenses for income taxes; and

                  (b) Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) and 1103 for services rendered or expenses incurred after the Petition Date and prior to the Effective Date must file and serve, on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses in accordance with the various orders of the Bankruptcy Court establishing procedures for submission and review of such applications; provided that, if no last date is set in such procedures for filing such applications, they must be filed no later than one hundred twenty
(120) days after the Effective Date.

            4.    Notices

            All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

                  PEREGRINE SYSTEMS, INC.
                  PEREGRINE REMEDY, INC.
                  Attn:  General Counsel
                  3611 Valley Center Drive, 5th Floor
                  San Diego, CA 92130

      with a copy to:

                  PACHULSKI, STANG, ZIEHL, YOUNG,
                  JONES & WEINTRAUB P.C.
                  Attn: Jeremy V. Richards, Esq.
                  10100 Santa Monica Blvd., Suite 1100
                  Los Angeles, CA 90067
                  Telephone :  (310) 277-6910
                  Facsimile: (310) 201-0760

            All notices and requests to any Person holding of record any Claim, Administrative Expense or Interest shall be sent to such Person at the Person's last known address or to the last known address of the Person's attorney of record. Any such Person may designate in writing any other address for purposes of this Section of the Plan, which designation will be effective on receipt.

            5.    Successors and Assigns

            The rights, duties and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

            6.    Committee and Equity Committee

            The Committee, the Equity Committee and all other official committees appointed in connection with the Chapter 11 Cases shall be dissolved and the employment of professionals by such committees shall be deemed terminated on the Effective Date; provided, however, that following the Effective Date, the professionals of such committees may prepare their respective Fee Applications.

            7.    Severability of Plan Provisions

            If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to their terms.

            8.    No Waiver

            Neither the failure of the Companies to list a Claim in the Debtor's Schedules, the failure of the Companies to object to any Claim or Interest for purposes of voting, the failure of the Companies to object to a Claim, Administrative Expense or Interest prior to Confirmation or the Effective Date, the failure of the Companies to assert a Right of Action prior to Confirmation or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim, nor any action or inaction of the Companies or any other party with respect to a Claim, Administrative Expense, Interest or Right of Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of the Companies or their successors, before or after solicitation of votes on the Plan or before or after Confirmation or the Effective Date to (a) object to or examine such Claim, Administrative Expense or Interest, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Rights of Action.

            9.    Inconsistencies

            In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

                                       XVI
                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

A.    CONDITIONS PRECEDENT TO PLAN EFFECTIVENESS

            The Plan will not be consummated and the Effective Date will not occur unless and until (A) the Confirmation Order is in a form acceptable to the Debtors, and, if not previously authorized by Court Order, expressly provides that the Debtors are authorized and directed to enter into and assume the Modified Kilroy Building Two Lease on the later of the Effective Date or July 31, 2003 and Reorganized PSI shall have entered into the Modified Kilroy Building Two Lease; (B) the Debtors shall have set aside for the sole and exclusive benefit of Kilroy the sum $18 million due and payable to Kilroy on the Effective Date pursuant to any election by Kilroy to receive Class 8.B. Treatment; and (C) the Confirmation Order shall be a Final Order. Any of the foregoing conditions may be waived by the Company (such waiver shall not require any notice, Bankruptcy Court order, or any further action).

B.    EFFECT OF NON-OCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

            Each of the conditions to the Effective Date must be satisfied or duly waived, as provided above, within 90 days after the Confirmation Date. If each condition to the Effective Date has not been satisfied or duly waived, as described above, within 90 days after the Confirmation Date, then upon motion by the Companies made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court. Notwithstanding the filing of such motion, however, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated for


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
failure to satisfy a condition to the Effective Date, the Plan shall be deemed null and void in all respects (including, without limitation, (1) any discharge of Claims and Administrative Expenses and termination of Interests pursuant to section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Plan will be deemed null and void, and (3) nothing contained in the Plan will (a) constitute a waiver or release of any Rights of Action, Claim, Administrative Expense or Interest or (b) prejudice in any manner the rights of the Company).

                                      XVII
                             EFFECT OF CONFIRMATION

A.    BINDING EFFECT OF CONFIRMATION

            Confirmation will bind the Company, all Holders of Claims, Administrative Expenses or Interests and other parties in interest to the provisions of the Plan whether or not the Claim, Administrative Expense or Interest of such Holder is Impaired under the Plan and whether or not the Holder of such Claim, Administrative Expense or Interest has accepted the Plan.

B.    GOOD FAITH

            Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) all Persons' solicitations of acceptances or rejections of this Plan and the offer, issuance, sale, or purchase of a security offered or sold under the Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

C.    NO LIMITATIONS ON EFFECT OF CONFIRMATION

            Nothing contained in the Plan will limit the effect of Confirmation as described in


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
section 1141 of the Bankruptcy Code.

D.    DISCHARGE OF CLAIMS, ADMINISTRATIVE EXPENSES AND INTERESTS

            Except as provided in the Plan or Confirmation Order, the rights afforded hereunder and the treatment of Claims, Administrative Expenses and Interests thereunder will be in exchange for and in complete satisfaction, discharge and release of all Claims and Administrative Expenses and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation will: (i) discharge the Debtors and Reorganized Debtors from all Claims, Administrative Expenses or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or
(c) the Holder of a Claim or Administrative Expense based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of Interest Holders in the Debtors. As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date.

E.    JUDICIAL DETERMINATION OF DISCHARGE

            As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against Debtors any other or further Claims, Administrative Expenses,

Interests, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or in the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims, Administrative Expenses and other debts and liabilities against the Debtor and termination of all such Interests and other rights of Interest Holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharges shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged liability, Claim, or Administrative Expense or terminated Interest. Notwithstanding the foregoing, the SEC and other governmental agencies shall not be subject to the foregoing injunction with respect to the exercise and enforcement of any of their respective regulatory or police rights and powers.

F.    EXEMPTION FROM SECURITIES LAWS

            The entry of the Confirmation Order shall be (1) a final determination of the Bankruptcy Court that the New PSI Common Stock (other than any securities issuable pursuant to any Employee Stock Plan) and Reorganization Notes, authorized, issued or distributed pursuant to this Plan, are entitled to all of the benefits and exemptions provided by section 1145 of the Bankruptcy Code, (2) a final determination of the Bankruptcy Court that the New PSI Common Stock and other securities issuable pursuant to any Employee Stock Plan authorized pursuant to the Plan are entitled to the exemptions from federal and state securities registration available under Section 4(2) of the Securities Act of 1933, as amended, Rule 701 and/or

Regulation D of the SEC, and similar provisions of state securities law, and (3) deemed to incorporate the following as mixed findings of fact and conclusions of law:

            1.    Initial Offer and Sale Exempt from Registration.

            Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, do not apply to the offer or sale of any New PSI Common Stock and/or Reorganization Notes in accordance with the Plan.

            2.    For Resale Purposes, Initial Offering Deemed Public Offering.

            The offer or sale of the New PSI Common Stock (other than any securities issuable pursuant to any Employee Stock Plan) in accordance with the Plan is deemed to be a public offering. Accordingly, such securities shall be deemed not to be "restricted securities" within the meaning of the Securities Act and may be resold without registration under the Securities Act by any holder not deemed under 11 U.S.C. Section 1145(b) to be an underwriter with respect to such securities. (Directors, executive officers, and certain controlling Persons and other affiliates of the Reorganized Debtors are deemed to be "underwriters" under 11 U.S.C. Section 1145(b), as are non-affiliates who engage in certain types of trading activities with respect to the Company's securities.) The New PSI Common Stock and other securities issuable pursuant to any Employee Stock Plan authorized pursuant to the Plan shall be deemed "restricted securities" within the meaning of the Securities Act.

G.    PLAN EXCULPATION PROVISION DEEMED NECESSARY

            Entry of the Confirmation Order is to be deemed to include a judicial finding that the Plan Exculpation Provision is necessary to, inter alia, facilitate Confirmation and feasibility and to minimize potential claims arising after the Effective Date for indemnity, reimbursement or contribution from the Companies. In that the Plan Exculpation Provision resolves the matters described therein, the Confirmation Order's approval of the Plan also shall be deemed a res judicata determination of the matters included in the Plan Exculpation Provision.

H.    PLAN DISTRIBUTIONS AND TRANSFERS DEEMED NOT TO BE FRAUDULENT TRANSFERS

            The Confirmation Order is to be a judicial determination that no distribution or transfer of Cash, securities or other property under the Plan by a Debtor, Reorganized Debtor or Disbursing Agent is to be deemed to have been made with the actual intent to hinder, delay, or defraud any creditor. Moreover, the Confirmation Order shall also be a judicial determination that, with respect to a timely distribution or transfer by a Debtor, Reorganized Debtor or Disbursing Agent of Cash, securities or other property which was required under the Plan to be made on, or as soon as practicable after, the Effective Date, the Debtor or Reorganized Debtor (1) was solvent at the time of such distribution or transfer and immediately thereafter, (2) was not left thereby with an unreasonably small amount of assets with respect to its intended business or transactions, and (3) did not intend to incur, did not believe it would incur, and reasonably should have believed it would not incur, debts beyond its ability to pay as they became due.

                                      XVII
                       MODIFICATION OR WITHDRAWAL OF PLAN

A.    MODIFICATION OF PLAN

            The Debtors may seek to amend or modify the Plan at any time prior to its Confirmation in the manner provided by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code,
except as the Bankruptcy Court may otherwise order, including, without limitation, in respect to the classification of Securities Claims and Old PSI Common Interests, and the Company reserves the right to amend the terms of the Plan or waive any conditions to its Confirmation, effectiveness or consummation if the Company determines that such amendments or waivers are necessary or desirable to confirm, effectuate or consummate the Plan.

            After confirmation of the Plan, the Companies may apply to the Bankruptcy Court, pursuant to section 1127 of the Bankruptcy Code, to modify the Plan. After confirmation of the Plan, the Companies may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan. The Plan may not be altered, amended or modified without the written consent of the Companies or their successors.

B.    WITHDRAWAL OF PLAN

            The Companies reserve the right, to be exercised in their sole and unfettered discretion, to revoke and withdraw the Plan at any time prior to the Effective Date, in which case the Plan will be deemed to be null and void (including, without limitation, (1) any discharge of Claims and Administrative Expenses and termination of Interests pursuant to section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Plan will be deemed null and void, and (3) nothing contained in the Plan will (a) constitute a waiver or release of any Right of Action, Claim, Administrative Expense or Interest or (b) prejudice in any manner the rights of the Companies).

                                       XIX
                              CONFIRMATION REQUEST

      The Companies request that the Court confirm the Plan and that it do so, if applicable, pursuant to section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by any Impaired Class.

Dated:  May 29, 2003                  PEREGRINE SYSTEMS, INC.





                                      By: /s/ Gary G. Greenfield
                                          --------------------------------------
                                          Name:  Gary G. Greenfield
                                          Title: Chief Executive Officer





                                      PEREGRINE REMEDY, INC.





                                      By: /s/ Gary G. Greenfield
                                          --------------------------------------
                                          Name:  Gary G. Greenfield
                                          Title: Chief Executive Officer

PRESENTED BY:

PACHULSKI, STANG, ZIEHL, YOUNG,
JONES & WEINTRAUB P.C.


By:   /s/ Laura Davis Jones
      --------------------------------
      Laura Davis Jones (Bar No. 2436)
      Richard M. Pachulski (CA Bar No. 90073)
      Robert B. Orgel (CA Bar No. 101875)
      Jeremy V. Richards (CA Bar No. 102300)
      919 North Market Street, 16th Floor
      P.O. Box 8705
      Wilmington, Delaware 19899-8705 (Courier 19801)
      Telephone:  (302) 652-4100
      Facsimile:  (302) 652-4400

Counsel for the Debtors and Debtors in Possession

                    FOURTH AMENDED PLAN OF REORGANIZATION OF
               PEREGRINE SYSTEMS, INC. AND PEREGRINE REMEDY, INC.


                                    EXHIBITS

PLAN EXHIBIT A                     Contracts and Leases to Be Assumed
                                   (TO BE FILED AT A LATER DATE)

PLAN EXHIBIT B                     Contracts and Leases to Be Rejected
                                   (TO BE FILED AT A LATER DATE)

PLAN EXHIBIT C                     PSI Subsidiaries
                                   (TO BE FILED AT A LATER DATE)

PLAN EXHIBIT D                     Securities Claims Holders
                                   (TO BE FILED AT A LATER DATE)

SUPPLEMENTAL PLAN EXHIBIT E        Plan Documents
                                   (TO BE FILED AT A LATER DATE)

SUPPLEMENTAL PLAN EXHIBIT F        Secured Equipment Finance Claim Terms Document
                                   (TO BE FILED AT A LATER DATE)

SUPPLEMENTAL PLAN EXHIBIT G        [Intentionally Omitted]


SUPPLEMENTAL PLAN EXHIBIT H        Secured Purchaser Bank Claim Terms Document
                                   (TO BE FILED AT A LATER DATE)

SUPPLEMENTAL PLAN EXHIBIT I        Matters Subject to Intercompany Release
                                   (TO BE FILED AT A LATER DATE)

SUPPLEMENTAL PLAN EXHIBIT J        Directors, Officers and Insiders
                                   (TO BE FILED AT A LATER DATE)

PLAN EXHIBIT K                     Terms and Conditions of Reorganization Notes

PLAN EXHIBIT L                     [Intentionally Omitted]

PLAN EXHIBIT M                     Modified Kilroy Building Two Lease

                                   THIS DOCUMENT WAS ATTACHED AS
                                   EXHIBIT A TO DOCKET NO.
                                   1540, MOTION FOR ORDER (I)
                                   APPROVING AMENDMENTS AND
                                   MODIFICATIONS TO LEASES FOR
                                   BUILDINGS 2 AND 5 AT SAN
                                   DIEGO HEADQUARTERS
                                   FACILITIES, (II)
                                   AUTHORIZING DEBTORS TO
                                   ASSUME MODIFIED LEASE FOR
                                   BUILDING 2, (III)
                                   AUTHORIZING DEBTORS TO
                                   REJECT LEASE FOR BUILDING
                                   5, (IV) AUTHORIZING
                                   TRANSFER OF DE MINIMUM
                                   ASSETS IN CONNECTION
                                   THEREWITH, FREE AND CLEAR
                                   OF LIENS AND CLAIMS, (V)
                                   AUTHORIZING USE OF ESTATE
                                   ASSETS FOR RELOCATION AND
                                   RELATED COSTS IN CONNECTION
                                   THEREWITH, AND (VI)
                                   APPROVING COMPROMISE OF
                                   CLAIMS AND ALLOWING GENERAL
                                   UNSECURED CLAIM OF KILROY
                                   REALTY, L.P. IN CONNECTION
                                   THEREWITH. THIS DOCUMENT IS
                                   VOLUMINOUS AND IS AVAILABLE
                                   UPON REQUEST FROM THE
                                   DEBTORS' COUNSEL.

PLAN EXHIBIT N                     2003 Equity Incentive Plan

                                 PLAN EXHIBIT D

                          -SECURITIES CLAIMS HOLDERS-

* Until and unless Allowed, the Debtors reserve all their rights with respect to these Claims.

     1. Holders of any Claims for damages arising from the purchase or sale of Old PSI Common Stock.

     2. Any members of putative plaintiff classes in In re Peregrine Systems, Inc. Securities Litigation, Case No. 02-CV-0870 J (RBB), pending in the United States District Court for the Southern District of California.

     3. Persons who have timely filed proofs of Claim against the Debtors for damages arising from the purchase or sale of Old PSI Common Stock or other equity interests of the Debtors, including, without limitation, those identified on the attachments hereto.

CLAIMS REPORT
CASE - 740 (PEREGRINE SYSTEMS, INC); CATEGORY - 17(LN/EQ)
SORTED BY: AMOUNT, DESCENDING

                                   DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                               ------------------------------------ ---------------------------------------------------------------
CREDITOR NAME                   CASE   UNSECURED   PRIORITY SECURED CASE    UNS/ADM            PRI/EQU     SEC/IN   CLAIM AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
WAGA HEYWOOD                   740           $0.00   $0.00  $0.00   740            $0.00 $1,500,000,000.00  $0.00 $1,500,000,000.00
                                 C U D                                             $0.00             $0.00  $0.00     Claim No: 867
-----------------------------------------------------------------------------------------------------------------------------------
STATE UNIVERSITIES RETIREMENT                $0.00   $0.00  $0.00   740  $100,000,000.00             $0.00  $0.00   $100,000,000.00
                                                                                   $0.00             $0.00  $0.00     Claim No: 561
-----------------------------------------------------------------------------------------------------------------------------------
THE TEACHERS RETIREMENT        740           $0.00   $0.00  $0.00   740   $13,801,583.27             $0.00  $0.00    $13,801,582.27
SYSTEM OF                        C U D                                             $0.00             $0.00  $0.00     Claim No: 857
-----------------------------------------------------------------------------------------------------------------------------------
THE POLICEMEN & FIREMEN                      $0.00   $0.00  $0.00   740    $4,690,283.05             $0.00  $0.00     $4,690,283.05
RETIREMENT SYSTEM                                                                  $0.00             $0.00  $0.00     Claim No: 875
-----------------------------------------------------------------------------------------------------------------------------------
STATE UNIVERSITIES RETIREMENT                $0.00   $0.00  $0.00   740    $1,861,708.50             $0.00  $0.00     $1,861,708.50
(SEE NOTES)                                                                        $0.00             $0.00  $0.00     Claim No: 711
-----------------------------------------------------------------------------------------------------------------------------------
VINCENT PREISING                             $0.00   $0.00  $0.00   740    $1,335,000.00             $0.00  $0.00     $1,335,000.00
                                                                                   $0.00             $0.00  $0.00     Claim No: 778
-----------------------------------------------------------------------------------------------------------------------------------
PUBLIC SCHOOL TEACHERS                       $0.00   $0.00  $0.00   740    $1,221,688.33             $0.00  $0.00     $1,221,688.33
PENSION &                                                                          $0.00             $0.00  $0.00     Claim No: 687
-----------------------------------------------------------------------------------------------------------------------------------
KATHERINE K O'NEIL             740     $250,000.00   $0.00  $0.00   740      $750,000.00             $0.00  $0.00       $750,000.00
                                 C U D                                             $0.00             $0.00  $0.00     Claim No: 666
-----------------------------------------------------------------------------------------------------------------------------------
DAVID BLUHM                                  $0.00   $0.00  $0.00   740            $0.00       $703,000.00  $0.00       $703,000.00
                                                                                   $0.00             $0.00  $0.00     Claim No: 789
-----------------------------------------------------------------------------------------------------------------------------------
LABORERS & RETIREMENT BOARD                  $0.00   $0.00  $0.00   740      $594,459.34             $0.00  $0.00       $594,459.34
EMPLOYEES                                                                          $0.00             $0.00  $0.00     Claim No: 899
-----------------------------------------------------------------------------------------------------------------------------------
CITY OF PHILADELPHIA PENSION &               $0.00   $0.00  $0.00   740      $574,871.47             $0.00  $0.00       $574,871.47
                                                                                   $0.00             $0.00  $0.00     Claim No: 694
-----------------------------------------------------------------------------------------------------------------------------------
IOWA PUBLIC EMPLOYEES                        $0.00   $0.00  $0.00   740      $198,238.83             $0.00  $0.00       $198,238.83
RETIREMENT SYSTEM                                                                  $0.00             $0.00  $0.00     Claim No: 834
-----------------------------------------------------------------------------------------------------------------------------------
SARUNAS ABRAITIS                             $0.00   $0.00  $0.00   740            $0.00       $177,508.00  $0.00       $177,508.00
                                                                                   $0.00             $0.00  $0.00     Claim No: 918
-----------------------------------------------------------------------------------------------------------------------------------
SMOLGOVSKY MIKHAIL                           $0.00   $0.00  $0.00   740            $0.00             $0.00  $0.00         $6,972.24
                                                                                   $0.00             $0.00  $0.00     Claim No: 670
-----------------------------------------------------------------------------------------------------------------------------------
KRINSKY, PETER J               740           $0.00   $0.00  $0.00   740        $1,981.00         $6,972.24  $0.00         $1,981.00
                                 C U D                                             $0.00             $0.00  $0.00     Claim No: 351
-----------------------------------------------------------------------------------------------------------------------------------
BLAKE HALBERG ET AL (SEE NOTES)              $0.00   $0.00  $0.00   740            $0.00             $0.00  $0.00
                                                                                   $0.00             $0.00  $0.00     Claim No: 689
-----------------------------------------------------------------------------------------------------------------------------------
DAVID LEVY ET AL (SEE NOTES)                 $0.00   $0.00  $0.00   740            $0.00             $0.00  $0.00
                                                                                   $0.00             $0.00  $0.00     Claim No: 713
-----------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                     E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                   FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE -- 740 (PEREGRINE SYSTEMS, INC.); CATEGORY -- 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                     -----------------------------------------
                                         DEBTOR'S SCHEDULE INFORMATION
                                     -----------------------------------------
CREDITOR NAME                        CASE   UNSECURED     PRIORITY     SECURED
------------------------------------------------------------------------------

DAVID HILDES                                    $0.00        $0.00       $0.00

------------------------------------------------------------------------------
                                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
                                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
DAVID AND KATHLEEN HILDES (SEE                  $0.00        $0.00       $0.00
NOTES)
------------------------------------------------------------------------------
                                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
                                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
THOMAS G GRESHAM                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
JAMES D WEDD                                    $0.00        $0.00       $0.00

------------------------------------------------------------------------------
KURT R SNYDER                                   $0.00        $0.00       $0.00

------------------------------------------------------------------------------
THOMAS G GRESHAM                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
LEONARD A LIMONGELLI                            $0.00        $0.00       $0.00

------------------------------------------------------------------------------
                                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
ANTHONY T CONSTANTINO                           $0.00        $0.00       $0.00

------------------------------------------------------------------------------
ALBERT FRANCO MD & ELSA                         $0.00        $0.00       $0.00
FRANCO
------------------------------------------------------------------------------
CRUZ CORTEZ                                     $0.00        $0.00       $0.00

------------------------------------------------------------------------------
ANTHONY CONSTANTINO IRA                         $0.00        $0.00       $0.00

------------------------------------------------------------------------------
THOMAS G GRESHAM                                $0.00        $0.00       $0.00

------------------------------------------------------------------------------
IVAN ZWICK                                      $0.00        $0.00       $0.00

------------------------------------------------------------------------------
THOMAS G GRESHAM TTEE                           $0.00        $0.00       $0.00

------------------------------------------------------------------------------
PETER J ZINNANTE AND                            $0.00        $0.00       $0.00

------------------------------------------------------------------------------
DANIEL A DUPRE                                  $0.00        $0.00       $0.00

------------------------------------------------------------------------------
MARIAN SMILGUS LUKE                             $0.00        $0.00       $0.00

------------------------------------------------------------------------------
ROBERT M GLIK                                   $0.00        $0.00       $0.00

------------------------------------------------------------------------------


ROBERT L. BERGER AND ASSOCIATES, LLC         VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM             PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440               E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                 FAX: (818) 783-2737
ENCINO, CA 91436-2068


                                                              PROOF OF CLAIM INFORMATION
                                     ------------------------------------------------------------------------
                                     CASE              UNS/ADM         PRI/EQU     SEC/INT       CLAIM AMOUNT
-------------------------------------------------------------------------------------------------------------

DAVID HILDES                         740-74     $27,905,346.91           $0.00       $0.00     $27,905,346.91
                                                         $0.00           $0.00       $0.00      Claim No: 484
-------------------------------------------------------------------------------------------------------------
                                     740        $27,905,346.91           $0.00       $0.00     $27,905,346.91
                                                         $0.00           $0.00       $0.00      Claim No: 485
-------------------------------------------------------------------------------------------------------------
                                     740        $27,905,346.91           $0.00       $0.00     $27,905,346.91
                                                         $0.00           $0.00       $0.00      Claim No: 486
-------------------------------------------------------------------------------------------------------------
DAVID AND KATHLEEN HILDES (SEE       740         $5,777,400.00           $0.00       $0.00      $5,777,400.00
NOTES)                                                   $0.00           $0.00       $0.00      Claim No: 480
-------------------------------------------------------------------------------------------------------------
                                     740         $5,777,400.00           $0.00       $0.00      $5,777,400.00
                                                         $0.00           $0.00       $0.00      Claim No: 481
-------------------------------------------------------------------------------------------------------------
                                     740-74      $5,777,400.00           $0.00       $0.00      $5,777,400.00
                                                         $0.00           $0.00       $0.00      Claim No: 483
-------------------------------------------------------------------------------------------------------------
THOMAS G GRESHAM                     740           $288,050.61           $0.00       $0.00        $288,050,61
                                                         $0.00           $0.00       $0.00      Claim No: 571
-------------------------------------------------------------------------------------------------------------
JAMES D WEDD                         740                 $0.00     $150,000.00       $0.00        $150,000.00
                                                         $0.00           $0.00       $0.00      Claim No: 990
-------------------------------------------------------------------------------------------------------------
KURT R SNYDER                        740           $134,767.97           $0.00       $0.00        $134,767.97
                                                         $0.00           $0.00       $0.00      Claim No: 437
-------------------------------------------------------------------------------------------------------------
THOMAS G GRESHAM                     740           $110,751.75           $0.00       $0.00        $110,751.75
                                                         $0.00           $0.00       $0.00      Claim No: 572
-------------------------------------------------------------------------------------------------------------
LEONARD A LIMONGELLI                 740           $104,531.00           $0.00       $0.00        $104,531.00
                                                         $0.00           $0.00       $0.00      Claim No: 381
-------------------------------------------------------------------------------------------------------------
                                     740           $104,531.00           $0.00       $0.00        $104,531.00
                                                         $0.00           $0.00       $0.00      Claim No: 468
-------------------------------------------------------------------------------------------------------------
ANTHONY T CONSTANTINO                740           $103,228.91           $0.00       $0.00        $103,228.91
                                                         $0.00           $0.00       $0.00      Claim No: 278
-------------------------------------------------------------------------------------------------------------
ALBERT FRANCO MD & ELSA              740                 $0.00     $100,000.00       $0.00        $100,000.00
FRANCO                                                   $0.00           $0.00       $0.00      Claim No: 815
-------------------------------------------------------------------------------------------------------------
CRUZ CORTEZ                          740                 $0.00     $100,000.00       $0.00        $100,000.00
                                                         $0.00           $0.00       $0.00      Claim No: 819
-------------------------------------------------------------------------------------------------------------
ANTHONY CONSTANTINO IRA              740            $73,929.32           $0.00       $0.00         $73,929.32
                                                         $0.00           $0.00       $0.00      Claim No: 266
-------------------------------------------------------------------------------------------------------------
THOMAS G GRESHAM                     740            $69,958.82           $0.00       $0.00         $69,958.82
                                                         $0.00           $0.00       $0.00      Claim No: 567
-------------------------------------------------------------------------------------------------------------
IVAN ZWICK                           740            $63,322.68           $0.00       $0.00         $63,322.68
                                                         $0.00           $0.00       $0.00      Claim No. 601
-------------------------------------------------------------------------------------------------------------
THOMAS G GRESHAM TTEE                740            $54,592.79           $0.00       $0.00         $54,592.79
                                                         $0.00           $0.00       $0.00      Claim No: 570
-------------------------------------------------------------------------------------------------------------
PETER J ZINNANTE AND                 740            $53,628.71           $0.00       $0.00         $53,628.71
                                                         $0.00           $0.00       $0.00      Claim No. 785
-------------------------------------------------------------------------------------------------------------
DANIEL A DUPRE                       740                 $0.00      $50,000.00       $0.00         $50,000.00
                                                         $0.00           $0.00       $0.00      Claim No: 820
-------------------------------------------------------------------------------------------------------------
MARIAN SMILGUS LUKE                  740                 $0.00      $47,250.00       $0.00         $47,250.00
                                                         $0.00           $0.00       $0.00      Claim No: 810
-------------------------------------------------------------------------------------------------------------
ROBERT M GLIK                        740            $45,000.00           $0.00       $0.00         $45,000.00
                                                         $0.00           $0.00       $0.00      Claim No: 986
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

CLAIMS REPORT
CASE--740 (PEREGRINE SYSTEMS, INC.); CATEGORY--6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                    DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                               -------------------------------------      ----------------------------------------------------------
CREDITOR NAME                  CASE   UNSECURED   PRIORITY   SECURED      CASE     UNS/ADM       PRI/EQU     SEC/INT    CLAIM AMOUNT
-------------                  ----   ---------   --------   -------      ----     --------      -------     -------    ----- ------

THOMAS W LACY                             $0.00      $0.00     $0.00       740   $43,080.22        $0.00       $0.00      $43,080.02
                                                                                      $0.00        $0.00       $0.00   Claim No: 574
------------------------------------------------------------------------------------------------------------------------------------
ANNE CACCAHAN                             $0.00      $0.00     $0.00       740        $0.00   $50,000.00       $0.00      $40,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 805
------------------------------------------------------------------------------------------------------------------------------------
CLIFFORD P HANSEN REV TRUST               $0.00      $0.00     $0.00       740        $0.00   $40,000.00       $0.00      $40,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 607
------------------------------------------------------------------------------------------------------------------------------------
BOBBY SUKHOO                              $0.00      $0.00     $0.00       740        $0.00   $38,000.00       $0.00      $38,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 288
------------------------------------------------------------------------------------------------------------------------------------
IVAN ZWICK                                $0.00      $0.00     $0.00       740   $36,611.41        $0.00       $0.00      $36,611.41
                                                                                      $0.00        $0.00       $0.00   Claim No: 600
------------------------------------------------------------------------------------------------------------------------------------
JAMES J. HALBOUTY                         $0.00      $0.00     $0.00       740   $34,436.23        $0.00       $0.00      $34,436.23
                                                                                      $0.00        $0.00       $0.00   Claim No: 339
------------------------------------------------------------------------------------------------------------------------------------
THOMAS DUVA                               $0.00      $0.00     $0.00       740   $34,423.00        $0.00       $0.00      $34,423.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 490
------------------------------------------------------------------------------------------------------------------------------------
CAROL DALTON & RICHARD                    $0.00      $0.00     $0.00       740        $0.00   $33,366.00       $0.00      $33,366.00
  DALTON                                                                              $0.00        $0.00       $0.00   Claim No: 501
------------------------------------------------------------------------------------------------------------------------------------
STEVEN WELENTEYCHIK                       $0.00      $0.00     $0.00       740        $0.00   $32,676.75       $0.00      $32,676.75
                                                                                      $0.00        $0.00       $0.00   Claim No: 949
------------------------------------------------------------------------------------------------------------------------------------
SAO MARCOS FAMILY TRUST U/A               $0.00      $0.00     $0.00       740   $29,674.71        $0.00       $0.00      $29,674.71
  DTD 12/6/01                                                                         $0.00        $0.00       $0.00   Claim No: 614
------------------------------------------------------------------------------------------------------------------------------------
ELIZABETH FITE THORNE                     $0.00      $0.00     $0.00       740        $0.00   $29,000.00       $0.00      $29,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 817
------------------------------------------------------------------------------------------------------------------------------------
PRU SEC C/F                               $0.00      $0.00     $0.00       740        $0.00        $0.00  $25,140.50      $25,140.50
                                                                                      $0.00        $0.00       $0.00   Claim No: 423
------------------------------------------------------------------------------------------------------------------------------------
E DOUGLAS MUIR JR                         $0.00      $0.00     $0.00       740        $0.00   $25,000.00       $0.00      $25,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 818
------------------------------------------------------------------------------------------------------------------------------------
PETER J HALL                              $0.00      $0.00     $0.00       740   $23,753.50        $0.00       $0.00      $23,753.50
                                                                                      $0.00        $0.00       $0.00   Claim No: 433
------------------------------------------------------------------------------------------------------------------------------------
ROBERT M. GLIK CSDN                       $0.00      $0.00     $0.00       740   $23,000.00        $0.00       $0.00      $23,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 988
------------------------------------------------------------------------------------------------------------------------------------
ROBERT M GLIK CS DN                       $0.00      $0.00     $0.00       740   $22,700.00        $0.00       $0.00      $22,700.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 987
------------------------------------------------------------------------------------------------------------------------------------
THOMAS G GOTH                             $0.00      $0.00     $0.00       740   $22,101.59        $0.00       $0.00      $22,101.59
                                                                                      $0.00        $0.00       $0.00   Claim No: 327
------------------------------------------------------------------------------------------------------------------------------------
JUAN F RIOS IRA                           $0.00      $0.00     $0.00       740   $21,375.00        $0.00       $0.00      $21,375.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 773
------------------------------------------------------------------------------------------------------------------------------------
JOHN VANDERZANDEN                         $0.00      $0.00     $0.00       740   $19,500.00        $0.00       $0.00      $19,500.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 585
------------------------------------------------------------------------------------------------------------------------------------
RICHARD BOZIC                             $0.00      $0.00     $0.00       740   $19,044.23        $0.00       $0.00      $19,044.23
                                                                                      $0.00        $0.00       $0.00   Claim No: 581
------------------------------------------------------------------------------------------------------------------------------------
MICHAEL P FINNEGAN                        $0.00      $0.00     $0.00       740        $0.00   $18,000.00       $0.00      $18,000.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 656
------------------------------------------------------------------------------------------------------------------------------------
RICHARD C MARUSAK                         $0.00      $0.00     $0.00       740        $0.00        $0.00  $17,519.00      $17,519.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 615
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LINDA A LIS                               $0.00      $0.00     $0.00       740   $17,400.00        $0.00       $0.00      $17,400.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 630
------------------------------------------------------------------------------------------------------------------------------------


ROBERT L. BERGER AND ASSOCIATES, LLC.       VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                       PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440               E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                          FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE-740(PEREGRINE SYSTEMS, INC);CATEGORY-6(EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                       DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                                     ----------------------------------      -------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED  PRIORITY  SECURED       CASE  UNS/ADM     PRI/EQU     SEC/INT     CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
CALEB PIPES AND JANE PIPES                $0.00      $0.00     $0.00         740   $17,379.99  $0.00       $0.00       $17,379.99
JTWROS                                                                             $0.00       $0.00       $0.00       Claim No:390
------------------------------------------------------------------------------------------------------------------------------------
STEVEN WELENTEYCHIK &                     $0.00      $0.00     $0.00         740   $0.00       $16,906.25  $0.00       $16,906.25
                                                                                   $0.00       $0.00       $0.00       Claim No:950
------------------------------------------------------------------------------------------------------------------------------------
MARY T OTTE                               $0.00      $0.00     $0.00         740   $16,868.65  $0.00      $0.00        $16,868.65
                                                                                   $0.00       $0.00       $0.00       Claim No:611
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CURTIS MOORE                              $0.00      $0.00     $0.00         740   $0.00       $16,755.00  $0.00       $16,755.00
                                                                                   $0.00       $0.00       $0.00       Claim No:524
------------------------------------------------------------------------------------------------------------------------------------
IRVING M MILLIS                           $0.00      $0.00     $0.00         740   $16,432.00  $0.00       $0.00       $16,432.00
                                                                                   $0.00       $0.00       $0.00       Claim No:491
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MICHON JEFF                               $0.00      $0.00     $0.00         740   $16,060.06  $0.00       $0.00       $16,060.06
                                                                                   $0.00       $0.00       $0.00       Claim No:559
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MARIE SPILLARS REVTRUST                   $0.00      $0.00     $0.00         740   $15,662.50  $0.00       $0.00       $15,662.50
                                                                                   $0.00       $0.00       $0.00       Claim No:641
------------------------------------------------------------------------------------------------------------------------------------
TRUST OF JESSICA JEAN                     $0.00      $0.00     $0.00         740   $0.00       $0.00       $15,636.64  $15,636.64
PETERSON                                                                           $0.00       $0.00       $0.00       Claim No:587
------------------------------------------------------------------------------------------------------------------------------------
EARL M LANGSTON                           $0.00      $0.00     $0.00         740   $15,575.00  $0.00       $0.00       $15,575.00
                                                                                   $0.00       $0.00       $0.00       Claim No:616
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HARRY MAZIAR                              $0.00      $0.00     $0.00         740   $15,258.88  $0.00       $0.00       $15,258.88
                                                                                   $0.00       $0.00       $0.00       Claim No:983
------------------------------------------------------------------------------------------------------------------------------------
CHOU, CHIH-HUA                            $0.00      $0.00     $0.00         740   $0.00       $14,873.17  $0.00       $14,873.17
                                                                                   $0.00       $0.00       $0.00       Claim No:644
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM A STOCKER                         $0.00      $0.00     $0.00         740   $0.00       $14,470.00  $0.00       $14,470.00
                                                                                   $0.00       $0.00       $0.00       Claim No:991
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BERNICE STERN TRUSTEE                     $0.00      $0.00     $0.00         740   $14,173.95  $0.00       $0.00       $14,173.95
                                                                                   $0.00       $0.00       $0.00       Claim No:551
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ASAKO STOCKBOWER                          $0.00      $0.00     $0.00         740   $0.00       $13,586.85  $0.00       $13,586.85
                                                                                   $0.00       $0.00       $0.00       Claim No:523
------------------------------------------------------------------------------------------------------------------------------------
THOMAS W LACY                             $0.00      $0.00     $0.00         740   $13,391.92  $0.00       $0.00       $13,391.92
                                                                                   $0.00       $0.00       $0.00       Claim No:575
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BRENDA C WALTZ                            $0.00      $0.00     $0.00         740   $13,170.39  $0.00       $0.00       $13,170.39
                                                                                   $0.00       $0.00       $0.00       Claim No:544
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HOWARD VANDROFF                           $0.00      $0.00     $0.00         740   $13,128.10  $0.00       $0.00       $13,128.10
                                                                                   $0.00       $0.00       $0.00       Claim No:223
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DAVID W JONES                             $0.00      $0.00     $0.00         740   $13,029.03  $0.00       $0.00       $13,029.03
                                                                                   $0.00       $0.00       $0.00       Claim No:658
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SAM & MAJORIE STOTLAR                     $0.00      $0.00     $0.00         740   $12,980.19  $0.00       $0.00       $12,980.19
                                                                                   $0.00       $0.00       $0.00       Claim No:405
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LAWRENCE A WREN JR                        $0.00      $0.00     $0.00         740   $12,381.50  $0.00       $0.00       $12,381.50
                                                                                   $0.00       $0.00       $0.00       Claim No:701
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ROBERT A DREW                             $0.00      $0.00     $0.00         740   $11,632.94  $0.00       $0.00       $11,632.94
                                                                                   $0.00       $0.00       $0.00       Claim No:925
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ROBERT M KISSICK                          $0.00      $0.00     $0.00         740   $11,547.18  $0.00       $0.00       $11,547.18
                                                                                   $0.00       $0.00       $0.00       Claim No:952
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ROEGNER MARLYS A                          $0.00      $0.00     $0.00         740   $0.00       $10,930.00  $0.00       $10,930.00
                                                                                   $0.00       $0.00       $0.00       Claim No:589
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.
16501 VENTURA BLVD., SUITE 440
ENCINO, CA 91436-2068

VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM
E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM

PHONE: (818)906-8300
FAX:   (818)783-2737

CLAIMS REPORT
CASE = 740 (PEREGRINE SYSTEMS, INC); CATEGORY = 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                        DEBTOR'S SCHEDULE INFORMATION                PROOF OF CLAIM INFORMATION
                                    -----------------------------------   ----------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED   PRIORITY  SECURED   CASE     UNS/ADM      PRI/EQU     SEC/INT    CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
FRANCESCA A DELASHO                           $0.00      $0.00     $0.00    740   $10,674.15       $0.00       $0.00      $10,674.15
                                                                                       $0.00       $0.00       $0.00   Claim No. 498
KATHY WIDES                                   $0.00      $0.00     $0.00    740   $10,529.32       $0.00       $0.00      $10,529.32
                                                                                       $0.00       $0.00       $0.00   Claim No. 633
MARGARET R DIEMER                             $0.00      $0.00     $0.00    740        $0.00  $10,215.00       $0.00      $10,215.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 337
ARNOLD & SHARON RUBEN                         $0.00      $0.00     $0.00    740   $10,186.82       $0.00       $0.00      $10,186.82
                                                                                       $0.00       $0.00       $0.00   Claim No. 684
IONA DUVALL                                   $0.00      $0.00     $0.00    740   $10,167.11       $0.00       $0.00      $10,167.11
                                                                                       $0.00       $0.00       $0.00   Claim No. 547
THOMAS G GRESHAM                              $0.00      $0.00     $0.00    740   $10,094.50       $0.00       $0.00      $10,094.50
                                                                                       $0.00       $0.00       $0.00   Claim No. 569
ADVEST                                        $0.00      $0.00     $0.00    740        $0.00       $0.00  $10,044.00      $10,044.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 374
PETER J CARR                                  $0.00      $0.00     $0.00    740   $10,034.31       $0.00       $0.00      $10,034.31
                                                                                       $0.00       $0.00       $0.00   Claim No. 955
RONALD L YOUNG AND RITA A YOUNG               $0.00      $0.00     $0.00    740   $10,008.23       $0.00       $0.00      $10,008.23
                                                                                       $0.00       $0.00       $0.00   Claim No. 629
HARRY S MITCHELL                              $0.00      $0.00     $0.00    740        $0.00  $10,000.00       $0.00      $10,000.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 917
SIDNEY FRIEDMAN                               $0.00      $0.00     $0.00    740   $10,000.00       $0.00       $0.00      $10,000.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 482
ARG ENTERPRISES LLC                           $0.00      $0.00     $0.00    740        $0.00   $9,750.00       $0.00       $9,750.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 385
SUZANNE SMITH                                 $0.00      $0.00     $0.00    740        $0.00   $9,732.35       $0.00       $9,732.35
                                                                                       $0.00       $0.00       $0.00   Claim No. 346
COULS, KEITH                                  $0.00      $0.00     $0.00    740        $0.00   $9,500.00       $0.00       $9,500.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 749
VIVIAN CHLIVINY &                             $0.00      $0.00     $0.00    740        $0.00   $9,380.80       $0.00       $9,380.80
                                                                                       $0.00       $0.00       $0.00   Claim No. 421
GARY J BROUILLETTE                            $0.00      $0.00     $0.00    740    $9,356.07       $0.00       $0.00       $9,356.07
                                                                                       $0.00       $0.00       $0.00   Claim No. 573
HYLTON, ALAN                                  $0.00      $0.00     $0.00    740    $8,834.93       $0.00       $0.00       $8,834.93
                                                                                       $0.00       $0.00       $0.00   Claim No.  49
CNA TRUST CUST                                $0.00      $0.00     $0.00    740    $8,733.69       $0.00       $0.00       $8,733.69
                                                                                       $0.00       $0.00       $0.00   Claim No. 691
MARIA & KEVORK GHAZARIAN                      $0.00      $0.00     $0.00    740    $8,720.50       $0.00       $0.00       $8,720.50
                                                                                       $0.00       $0.00       $0.00   Claim No. 677
THOMAS G GOTH AND SHERRY J GOTH               $0.00      $0.00     $0.00    740    $8,642.50       $0.00       $0.00       $8,642.50
                                                                                       $0.00       $0.00       $0.00   Claim No. 328
ANNA RUTH WIERSEMA                            $0.00      $0.00     $0.00    740    $8,414.84       $0.00       $0.00       $8,414.84
                                                                                       $0.00       $0.00       $0.00   Claim No. 746
THEODORE S BROWN                              $0.00      $0.00     $0.00    740    $8,250.00       $0.00       $0.00       $8,250.00
                                                                                       $0.00       $0.00       $0.00   Claim No. 298
THOMAS W LACY                                 $0.00      $0.00     $0.00    740    $8,110.80       $0.00       $0.00       $8,110.80
                                                                                       $0.00       $0.00       $0.00   Claim No. 576

ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                 PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                    E-MAIL: CLAIMSMANGAGER@BERGERASSOCIATES.COM                    FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE -- 740 (PEREGRINE SYSTEMS, INC.); CATEGORY -- 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                  DEBTOR'S SCHEDULE INFORMATION                         PROOF OF CLAIM INFORMATION
                               -------------------------------------      ----------------------------------------------------------
Creditor Name                  Case   Unsecured   Priority   Secured      Case     $Uns/Adm      Pri/Equ     Sec/Int    Claim Amount
-------- ----                  ----   ---------   --------   -------      ----     --------      -------     -------    ----- ------

MARK D OWEN                              $0.00      $0.00     $0.00       740         $0.00    $7,915.00       $0.00       $7,915.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 598
------------------------------------------------------------------------------------------------------------------------------------
CARLA PASTURA &                          $0.00      $0.00     $0.00       740     $7,680.00        $0.00       $0.00       $7,680.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 937
------------------------------------------------------------------------------------------------------------------------------------
KINGA GERGELY                             $0.00      $0.00     $0.00       740    $7,511.45        $0.00       $0.00       $7,511.45
                                                                                      $0.00        $0.00       $0.00   Claim No: 682
------------------------------------------------------------------------------------------------------------------------------------
RONALD A DAVIS                            $0.00      $0.00     $0.00       740    $7,404.55        $0.00       $0.00       $7,404.55
                                                                                      $0.00        $0.00       $0.00   Claim No: 609
------------------------------------------------------------------------------------------------------------------------------------
ANTONIO C HIPOLITO                        $0.00      $0.00     $0.00       740        $0.00    $6,775.00       $0.00       $6,775.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 634
------------------------------------------------------------------------------------------------------------------------------------
ROBERT E DAVIS                            $0.00      $0.00     $0.00       740        $0.00    $6,698.37       $0.00       $6,698.37
                                                                                      $0.00        $0.00       $0.00   Claim No: 994
------------------------------------------------------------------------------------------------------------------------------------
KAY GUSTAVSON                             $0.00      $0.00     $0.00       740    $6,615.75        $0.00       $0.00       $6,615,75
                                                                                      $0.00        $0.00       $0.00   Claim No: 334
------------------------------------------------------------------------------------------------------------------------------------
JAMES ROBERT HALBOUTY                     $0.00      $0.00     $0.00       740    $6,575.86        $0.00       $0.00       $6,575.86
                                                                                      $0.00        $0.00       $0.00   Claim No: 341
------------------------------------------------------------------------------------------------------------------------------------
ERMA M HARBUCK                            $0.00      $0.00     $0.00       740    $6,546.86        $0.00       $0.00       $6,546.86
                                                                                      $0.00        $0.00       $0.00   Claim No: 418
------------------------------------------------------------------------------------------------------------------------------------
ROBERT & HELEN FRY                        $0.00      $0.00     $0.00       740    $6,451.09        $0.00       $0.00       $6,451.09
                                                                                      $0.00        $0.00       $0.00   Claim No: 314
------------------------------------------------------------------------------------------------------------------------------------
CHARLES E ANTONIDES &                     $0.00      $0.00     $0.00       740    $6,328.00        $0.00       $0.00       $6,328.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 430
------------------------------------------------------------------------------------------------------------------------------------
HILLIARD LYONS INCOME                     $0.00      $0.00     $0.00       740    $6,291.45        $0.00       $0.00       $6,291.45
PROPERTIES-ORLANDO                                                                    $0.00        $0.00       $0.00   Claim No: 748
------------------------------------------------------------------------------------------------------------------------------------
SCOTT PINKERTON                           $0.00      $0.00     $0.00       740    $6,200.40        $0.00       $0.00       $6,200.40
                                                                                      $0.00        $0.00       $0.00   Claim No: 657
------------------------------------------------------------------------------------------------------------------------------------
ANTOINETTE MARTIN                         $0.00      $0.00     $0.00       740        $0.00        $0.00   $5,932.24       $5,932.24
                                                                                      $0.00        $0.00       $0.00   Claim No: 911
------------------------------------------------------------------------------------------------------------------------------------
CNA TRUST CUST                            $0.00      $0.00     $0.00       740    $5,877.14        $0.00       $0.00       $5,877.14
                                                                                      $0.00        $0.00       $0.00   Claim No: 693
------------------------------------------------------------------------------------------------------------------------------------
DORSEY ROSS HALBOUTY                      $0.00      $0.00     $0.00       740    $5,856.03        $0.00       $0.00       $5,856.03
                                                                                      $0.00        $0.00       $0.00   Claim No: 343
------------------------------------------------------------------------------------------------------------------------------------
KATHY L LOCKWOOD                          $0.00      $0.00     $0.00       740    $5,756.95        $0.00       $0.00       $5,756.95
                                                                                      $0.00        $0.00       $0.00   Claim No: 499
------------------------------------------------------------------------------------------------------------------------------------
RUSSELL B STOCH & LINDA STOCH             $0.00      $0.00     $0.00       740        $0.00    $5,725.13       $0.00       $5,725.13
                                                                                      $0.00        $0.00       $0.00   Claim No: 898
------------------------------------------------------------------------------------------------------------------------------------
JAMES A ARMOUR                            $0.00      $0.00     $0.00       740    $5,721.00        $0.00       $0.00       $5,721.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 647
------------------------------------------------------------------------------------------------------------------------------------
DRANE L EMMONS                            $0.00      $0.00     $0.00       740        $0.00    $5,668.90       $0.00       $5,668.90
                                                                                      $0.00        $0.00       $0.00   Claim No: 419
------------------------------------------------------------------------------------------------------------------------------------
BRYON L AND BERNICE V                     $0.00      $0.00     $0.00       740        $0.00    $5,050.00       $0.00       $5,050.00
BOULWARE                                                                              $0.00        $0.00       $0.00   Claim No: 330
------------------------------------------------------------------------------------------------------------------------------------
ARG ENTERPRISES LLC (SEE                  $0.00      $0.00     $0.00       740        $0.00    $5,040.00       $0.00       $5,040.00
NOTES)                                                                                $0.00        $0.00       $0.00   Claim No: 387
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WALLACE E CLARK & SARA CLARK              $0.00      $0.00     $0.00       740    $5,033.86        $0.00       $0.00       $5,033.86
TTEE                                                                                  $0.00        $0.00       $0.00   Claim No: 804
------------------------------------------------------------------------------------------------------------------------------------


ROBERT L. BERGER AND ASSOCIATES, LLC.       VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                       PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440               E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                          FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE-740(PEREGRINE SYSTEMS, INC);CATEGORY-6(EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                       DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                                     ----------------------------------      -------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED  PRIORITY  SECURED       CASE  UNS/ADM     PRI/EQU     SEC/INT     CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
HEATHER L MARR                            $0.00      $0.00     $0.00         740   $0.00       $5,000.00   $0.00       $5,000.00
                                                                                   $0.00       $0.00       $0.00       Claim No.:407
------------------------------------------------------------------------------------------------------------------------------------
CENTRAL NATIONAL BANK & TRUST             $0.00      $0.00     $0.00         740   $4,941.20   $0.00       $0.00       $4,941.20
CO OF ENID                                                                         $0.00       $0.00       $0.00       Claim No.:170
------------------------------------------------------------------------------------------------------------------------------------
KAREN & ROBERT CHAMBERS                   $0.00      $0.00     $0.00         740   $0.00       $4,822.00   $0.00       $4,822.00
                                                                                   $0.00       $0.00       $0.00       Claim No.:993
------------------------------------------------------------------------------------------------------------------------------------
VITO G LOISI                              $0.00      $0.00     $0.00         740   $4,727.83   $0.00       $0.00       $4,727.83
                                                                                   $0.00       $0.00       $0.00       Claim No.:324
------------------------------------------------------------------------------------------------------------------------------------
CLAUDE D OFF                              $0.00      $0.00     $0.00         740   $4,726.82   $0.00       $0.00       $4,726.82
                                                                                   $0.00       $0.00       $0.00       Claim No.:603
------------------------------------------------------------------------------------------------------------------------------------
MR GREG C GALLAGHER &                     $0.00      $0.00     $0.00         740   $0.00       $4,513.95   $0.00       $4,513.95
                                                                                   $0.00       $0.00       $0.00       Claim No.:312
------------------------------------------------------------------------------------------------------------------------------------
PHYLLIS M KEIL                            $0.00      $0.00     $0.00         740   $4,442.50   $0.00       $0.00       $4,442.50
                                                                                   $0.00       $0.00       $0.00       Claim No.:335
------------------------------------------------------------------------------------------------------------------------------------
ROBERT L GRANT                            $0.00      $0.00     $0.00         740   $4,323.25   $0.00       $0.00       $4,323.25
                                                                                   $0.00       $0.00       $0.00       Claim No.:203
------------------------------------------------------------------------------------------------------------------------------------
CLARENCE F KORTE                          $0.00      $0.00     $0.00         740   $4,310.48   $0.00       $0.00        $4,310.48
                                                                                   $0.00       $0.00       $0.00       Claim No.:545
------------------------------------------------------------------------------------------------------------------------------------
MARY P CRAUGH                             $0.00      $0.00     $0.00         740   $4,210.06   $0.00       $0.00       $4,210.06
                                                                                   $0.00       $0.00       $0.00       Claim No.:506
------------------------------------------------------------------------------------------------------------------------------------
JEAN S WHITESIDE                          $0.00      $0.00     $0.00         740   $0.00       $4,194.20   $0.00       $4,194.20
                                                                                   $0.00       $0.00       $0.00       Claim No.:199
------------------------------------------------------------------------------------------------------------------------------------
AMITA KANTAK                              $0.00      $0.00     $0.00         740   $0.00       $0.00       $4,041.78   $4,041.78
                                                                                   $0.00       $0.00       $0.00       Claim No.:953
------------------------------------------------------------------------------------------------------------------------------------
ERNEST ALAN FREEMAN                       $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00       $4,036.66
                                                                                   $0.00       $4,036.66   $0.00       Claim No.:226
------------------------------------------------------------------------------------------------------------------------------------
WALKER M NOE & BETTY J NOE                $0.00      $0.00     $0.00         740   $0.00       $4,011.28   $0.00       $4,011.28
                                                                                   $0.00       $0.00       $0.00       Claim No.:504
------------------------------------------------------------------------------------------------------------------------------------
SARAH M CASTOR                            $0.00      $0.00     $0.00         740   $3,990.00   $0.00       $0.00       $3,990.00
                                                                                   $0.00       $0.00       $0.00       Claim No.:608
------------------------------------------------------------------------------------------------------------------------------------
GARY C LEWIS                              $0.00      $0.00     $0.00         740   $0.00       $3,863.19   $0.00       $3,863.19
                                                                                   $0.00       $0.00       $0.00       Claim No.:446
------------------------------------------------------------------------------------------------------------------------------------
CHARLES DAHLQUIST                         $0.00      $0.00     $0.00         740   $3,793.11   $0.00       $0.00       $3,793.11
                                                                                   $0.00       $0.00       $0.00       Claim No.:294
------------------------------------------------------------------------------------------------------------------------------------
DONALD T ESSEX                            $0.00      $0.00     $0.00         740   $3,749.45   $0.00       $0.00       $3,749.45
                                                                                   $0.00       $0.00       $0.00       Claim No.:202
------------------------------------------------------------------------------------------------------------------------------------
JORG H HOOGEWEG                           $0.00      $0.00     $0.00         740   $3,679.30   $0.00       $0.00       $3,679.30
                                                                                   $0.00       $0.00       $0.00       Claim No.:347
------------------------------------------------------------------------------------------------------------------------------------
SCOTT SHIMIZU                             $0.00      $0.00     $0.00         740   $0.00       $3,600.00   $0.00       $3,600.00
                                                                                   $0.00       $0.00       $0.00       Claim No.:435
------------------------------------------------------------------------------------------------------------------------------------
STANLEY T KMIECIK                         $0.00      $0.00     $0.00         740   $0.00       $0.00       $3,400.00   $3,400.00
                                                                                   $0.00       $0.00       $0.00       Claim No.:961
------------------------------------------------------------------------------------------------------------------------------------
ELAINE DIAL                               $0.00      $0.00     $0.00         740   $3,383.59   $0.00       $0.00       $3,383.59
                                                                                   $0.00       $0.00       $0.00       Claim No.:329
------------------------------------------------------------------------------------------------------------------------------------
CLIFFORD MACK JANES &                     $0.00      $0.00     $0.00         740   $3,362.32   $0.00       $0.00       $3,362.32
                                                                                   $0.00       $0.00       $0.00       Claim No.:602
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.
16501 VENTURA BLVD., SUITE 440
ENCINO, CA 91436-2068

VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM
E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM

PHONE: (818)906-8300
FAX:   (818)783-2737

CLAIMS REPORT
CASE--740 (PEREGRINE SYSTEMS, INC); CATEGORY--6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                   DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                               -------------------------------------      ----------------------------------------------------------
CREDITOR NAME                  CASE   UNSECURED   PRIORITY   SECURED      CASE     UNS/ADM      PRI/EQU     SEC/INT    CLAIM AMOUNT
-------- ----                  ----   ---------   --------   -------      ----     --------      -------     -------    ----- ------

JOHN & ELIZABETH WASHELL                 $0.00      $0.00     $0.00       740         $0.00        $0.00   $3,342.50       $3,342.50
                                                                                      $0.00        $0.00       $0.00   Claim No: 292
------------------------------------------------------------------------------------------------------------------------------------
CAROL JOHNSTON                           $0.00      $0.00     $0.00       740         $0.00    $3,325.00       $0.00       $3,325.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 316
------------------------------------------------------------------------------------------------------------------------------------
MARTA M HALL                             $0.00      $0.00     $0.00       740     $3,243.25        $0.00       $0.00       $3,243.25
                                                                                      $0.00        $0.00       $0.00   Claim No: 432
------------------------------------------------------------------------------------------------------------------------------------
JEAN C. FARISS                           $0.00      $0.00     $0.00       740     $3,241.95        $0.00       $0.00       $3,241.95
                                                                                      $0.00        $0.00       $0.00   Claim No: 358
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DAVID MEREDITH                           $0.00      $0.00     $0.00       740     $3,090.00        $0.00       $0.00       $3,090.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 548
------------------------------------------------------------------------------------------------------------------------------------
PETER G HART                             $0.00      $0.00     $0.00       740     $3,020.00        $0.00       $0.00       $3,020.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 293
------------------------------------------------------------------------------------------------------------------------------------
LEAH STANKIEWICZ                         $0.00      $0.00     $0.00       740     $3,001.05        $0.00       $0.00       $3,001.05
                                                                                      $0.00        $0.00       $0.00   Claim No: 750
------------------------------------------------------------------------------------------------------------------------------------
ESTATE OF HAROLD TICKTIN                 $0.00      $0.00     $0.00       740     $2,837.24        $0.00       $0.00       $2,837.24
                                                                                      $0.00        $0.00       $0.00   Claim No: 241
------------------------------------------------------------------------------------------------------------------------------------
REITA J HUTSON                           $0.00      $0.00     $0.00       740     $2,743.23        $0.00       $0.00       $2,743.23
                                                                                      $0.00        $0.00       $0.00   Claim No: 323
------------------------------------------------------------------------------------------------------------------------------------
JOHN T PORTER                            $0.00      $0.00     $0.00       740     $2,700.00        $0.00       $0.00       $2,700.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 377
------------------------------------------------------------------------------------------------------------------------------------
ED SALAZAR                               $0.00      $0.00     $0.00       740         $0.00    $2,669.45       $0.00       $2,669.45
                                                                                      $0.00        $0.00       $0.00   Claim No: 881
------------------------------------------------------------------------------------------------------------------------------------
ROCHELLE A. ZIMBALIST                    $0.00      $0.00     $0.00       740     $2,648.70        $0.00       $0.00       $2,648.70
                                                                                      $0.00        $0.00       $0.00   Claim No: 578
------------------------------------------------------------------------------------------------------------------------------------
ALFRED F ZITTEL                          $0.00      $0.00     $0.00       740     $2,636.72        $0.00       $0.00       $2,636.72
                                                                                      $0.00        $0.00       $0.00   Claim No: 913
------------------------------------------------------------------------------------------------------------------------------------
DONALD L DUVALL                          $0.00      $0.00     $0.00       740     $2,632.95        $0.00       $0.00       $2,632.95
                                                                                      $0.00        $0.00       $0.00   Claim No: 500
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CNA TRUST CUST                           $0.00      $0.00     $0.00       740     $2,631.60        $0.00       $0.00       $2,631,60
                                                                                      $0.00        $0.00       $0.00   Claim No: 690
------------------------------------------------------------------------------------------------------------------------------------
JONATHAN S CAVANESS                      $0.00      $0.00     $0.00       740     $2,614.00        $0.00       $0.00       $2,614.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 985
------------------------------------------------------------------------------------------------------------------------------------
ED SALAZAR                               $0.00      $0.00     $0.00       740         $0.00    $2,601.60       $0.00       $2,601.60
                                                                                      $0.00        $0.00       $0.00   Claim No: 846
------------------------------------------------------------------------------------------------------------------------------------
RICHARD C & SHEILA MURPHEY               $0.00      $0.00     $0.00       740         $0.00    $2,601.60       $0.00       $2,601.60
                                                                                      $0.00        $0.00       $0.00   Claim No: 399
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MAURY READ WOLFE                         $0.00      $0.00     $0.00       740     $2,579.39        $0.00       $0.00       $2,579.39
                                                                                      $0.00        $0.00       $0.00   Claim No: 209
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RICHARD LEBOW                            $0.00      $0.00     $0.00       740         $0.00    $2,572.45       $0.00       $2,572.45
                                                                                      $0.00        $0.00       $0.00   Claim No: 992
------------------------------------------------------------------------------------------------------------------------------------
RANDOLPH J CROCE &                       $0.00      $0.00     $0.00       740         $0.00    $2,500.00       $0.00       $2,500.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 833
------------------------------------------------------------------------------------------------------------------------------------
CECILLE E HAMPSHIRE AND                  $0.00      $0.00     $0.00       740     $2,430.65       $0.00        $0.00       $2,430.65
                                                                                      $0.00        $0.00       $0.00   Claim No: 675
------------------------------------------------------------------------------------------------------------------------------------
DOYLE A GILBERT                          $0.00      $0.00     $0.00       740     $2,343.77        $0.00       $0.00       $2,343.77
                                                                                      $0.00        $0.00       $0.00   Claim No: 315
------------------------------------------------------------------------------------------------------------------------------------


ROBERT L. BERGER AND ASSOCIATES, LLC.       VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                       PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440               E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                          FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE - 740 (PEREGRINE SYSTEMS, INC); CATEGORY - 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                   DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                               ------------------------------------ ---------------------------------------------------------------
CREDITOR NAME                   CASE   UNSECURED   PRIORITY SECURED CASE    UNS/ADM           PRI/EQU      SEC/IN     CLAIM AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
ROBERT M BRYANT                        $0.00         $0.00  $0.00   740        $2,273.13        $0.00       $0.00         $2,273.13
                                                                                   $0.00        $0.00       $0.00     Claim No: 248
-----------------------------------------------------------------------------------------------------------------------------------
SAL SCARPINO                           $0.00         $0.00  $0.00   740        $2,257.81        $0.00       $0.00         $2,257.81
                                                                                   $0.00        $0.00       $0.00    Claim No: 1001
-----------------------------------------------------------------------------------------------------------------------------------
SUZANNE L BRANDLEY                     $0.00         $0.00  $0.00   740        $2,235.80        $0.00       $0.00         $2,235.80
                                                                                   $0.00        $0.00       $0.00     Claim No: 930
-----------------------------------------------------------------------------------------------------------------------------------
RICK & DEBBIE HARMON                   $0.00         $0.00  $0.00   740        $2,119.00        $0.00       $0.00         $2,119.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 663
-----------------------------------------------------------------------------------------------------------------------------------
RUSSELL SCOTT                          $0.00         $0.00  $0.00   740        $2,070.38        $0.00       $0.00         $2,070.38
                                                                                   $0.00        $0.00       $0.00     Claim No: 331
-----------------------------------------------------------------------------------------------------------------------------------
VAN HUNT                               $0.00         $0.00  $0.00   740        $2,055.29        $0.00       $0.00         $2,055.29
                                                                                   $0.00        $0.00       $0.00     Claim No: 830
-----------------------------------------------------------------------------------------------------------------------------------
JULIE NAGLE                            $0.00         $0.00  $0.00   740            $0.00        $0.00   $2,032.47         $2,032.47
                                                                                   $0.00        $0.00       $0.00     Claim No: 863
-----------------------------------------------------------------------------------------------------------------------------------
CASCIANO ANTHONY                       $0.00         $0.00  $0.00   740            $0.00    $2,009.00       $0.00         $2,009.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 546
-----------------------------------------------------------------------------------------------------------------------------------
SHIRLEY GILES FISHER                   $0.00         $0.00  $0.00   740        $2,004.10        $0.00       $0.00         $2,004.10
                                                                                   $0.00        $0.00       $0.00     Claim No: 384
-----------------------------------------------------------------------------------------------------------------------------------
ROSS MCCREA                            $0.00         $0.00  $0.00   740            $0.00        $0.00   $1,960.00         $1,960.87
                                                                                   $0.00        $0.00       $0.00     Claim No: 438
-----------------------------------------------------------------------------------------------------------------------------------
THOMAS W LACY                          $0.00         $0.00  $0.00   740        $1,882.00        $0.00       $0.00         $1,882.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 577
-----------------------------------------------------------------------------------------------------------------------------------
MARISA R LEWIS                         $0.00         $0.00  $0.00   740            $0.00    $1,878.37       $0.00         $1,878.37
                                                                                   $0.00        $0.00       $0.00     Claim No: 447
-----------------------------------------------------------------------------------------------------------------------------------
MARCIA COPPEL                          $0.00         $0.00  $0.00   740            $0.00    $1,872.35       $0.00         $1,872.35
                                                                                   $0.00        $0.00       $0.00     Claim No: 962
-----------------------------------------------------------------------------------------------------------------------------------
THOMAS M JUREK                         $0.00         $0.00  $0.00   740            $0.00    $1,850.00       $0.00         $1,850.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 780
-----------------------------------------------------------------------------------------------------------------------------------
ADVANCED DIGITAL                       $0.00         $0.00  $0.00   740        $1,833.15        $0.00       $0.00         $1,833.15
                                                                                   $0.00        $0.00       $0.00     Claim No: 580
-----------------------------------------------------------------------------------------------------------------------------------
JOSEPH GILBERTO                        $0.00         $0.00  $0.00   740            $0.00    $1,825.00       $0.00         $1,825.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 688
-----------------------------------------------------------------------------------------------------------------------------------
SCOTT THOMPSON                         $0.00         $0.00  $0.00   740        $1,807.88        $0.00       $0.00         $1,807.88
                                                                                   $0.00        $0.00       $0.00     Claim No: 906
-----------------------------------------------------------------------------------------------------------------------------------
BARBARA VON HOFGAARDEN                 $0.00         $0.00  $0.00   740        $1,684.50        $0.00       $0.00         $1,684.50
                                                                                   $0.00        $0.00       $0.00     Claim No: 237
-----------------------------------------------------------------------------------------------------------------------------------
JOHN & JUDY BOECKER                    $0.00         $0.00  $0.00   740        $1,681.92        $0.00       $0.00         $1,681.92
                                                                                   $0.00        $0.00       $0.00     Claim No: 300
-----------------------------------------------------------------------------------------------------------------------------------
HARRY MAZIAR                           $0.00         $0.00  $0.00   740        $1,557.33        $0.00       $0.00         $1,557.33
                                                                                   $0.00        $0.00       $0.00     Claim No: 984
-----------------------------------------------------------------------------------------------------------------------------------
CECIL C HARRIS                         $0.00         $0.00  $0.00   740            $0.00    $1,556.79       $0.00         $1,556.79
                                                                                   $0.00        $0.00       $0.00     Claim No: 375
-----------------------------------------------------------------------------------------------------------------------------------
JAMES MILTON MORRON                    $0.00         $0.00  $0.00   740        $1,546.72        $0.00       $0.00         $1,546.72
                                                                                  $0.00        $0.00       $0.00     Claim No: 960
-----------------------------------------------------------------------------------------------------------------------------------
RICHARD R CRISPIN                      $0.00         $0.00  $0.00   740        $1,468.75        $0.00       $0.00         $1,468.75
                                                                                   $0.00        $0.00       $0.00     Claim No: 610
-----------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                     E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                   FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE = 740 (PEREGRINE SYSTEMS, INC); CATEGORY = 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                      DEBTOR'S SCHEDULE INFORMATION                       PROOF OF CLAIM INFORMATION
                                    -----------------------------------   ---------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED   PRIORITY  SECURED   CASE     UNS/ADM      PRI/EQU     SEC/INT    CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
FRANCES B BALDWIN                             $0.00      $0.00     $0.00    740    $1,406.01       $0.00       $0.00       $1,406.01
                                                                                       $0.00       $0.00       $0.00   Claim No: 522
------------------------------------------------------------------------------------------------------------------------------------
TOMMY M JANES                                 $0.00      $0.00     $0.00    740    $1,403.74       $0.00       $0.00       $1,403.74
                                                                                       $0.00       $0.00       $0.00   Claim No: 549
------------------------------------------------------------------------------------------------------------------------------------
MR ARTHUR G BRUNO &                           $0.00      $0.00     $0.00    740    $1,366.97       $0.00       $0.00       $1,366.97
                                                                                       $0.00       $0.00       $0.00   Claim No: 967
------------------------------------------------------------------------------------------------------------------------------------
ALFRED F ZITTEL                               $0.00      $0.00     $0.00    740    $1,350.00       $0.00       $0.00       $1,350.00
                                                                                       $0.00       $0.00       $0.00   Claim No: 424
------------------------------------------------------------------------------------------------------------------------------------
RBR ASSOCIATES                                $0.00      $0.00     $0.00    740    $1,321.61       $0.00       $0.00       $1,321.61
                                                                                       $0.00       $0.00       $0.00   Claim No: 200
------------------------------------------------------------------------------------------------------------------------------------
GLEN D PATTERSON AND                          $0.00      $0.00     $0.00    740    $1,170.42       $0.00       $0.00       $1,170.42
                                                                                       $0.00       $0.00       $0.00   Claim No: 282
------------------------------------------------------------------------------------------------------------------------------------
THOMAS O JOHNSON                              $0.00      $0.00     $0.00    740        $0.00       $0.00   $1,127.09       $1,127.09
                                                                                       $0.00       $0.00       $0.00   Claim No: 371
------------------------------------------------------------------------------------------------------------------------------------
JAMES E HELD                                  $0.00      $0.00     $0.00    740        $0.00       $0.00   $1,100.00       $1,100.00
                                                                                       $0.00       $0.00       $0.00   Claim No: 959
------------------------------------------------------------------------------------------------------------------------------------
CHRIS WATTS #388-229                          $0.00      $0.00     $0.00    740        $0.00   $1,083.46       $0.00       $1,083.46
                                                                                       $0.00       $0.00       $0.00   Claim No: 286
------------------------------------------------------------------------------------------------------------------------------------
STEVEN M OFF                                  $0.00      $0.00     $0.00    740    $1,081.25       $0.00       $0.00       $1,081.25
                                                                                       $0.00       $0.00       $0.00   Claim No: 777
------------------------------------------------------------------------------------------------------------------------------------
THOMAS G GRESHAM                              $0.00      $0.00     $0.00    740    $1,071.50       $0.00       $0.00       $1,071.50
                                                                                       $0.00       $0.00       $0.00   Claim No: 568
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM A SMITH &                             $0.00      $0.00     $0.00    740        $0.00   $1,071.16       $0.00       $1,071.16
                                                                                       $0.00       $0.00       $0.00   Claim No: 915
------------------------------------------------------------------------------------------------------------------------------------
ALECK J LECCO                                 $0.00      $0.00     $0.00    740        $0.00     $929.00       $0.00         $929.00
                                                                                       $0.00       $0.00       $0.00   Claim No: 362
------------------------------------------------------------------------------------------------------------------------------------
DIANE BETH CONSTANTINO SEP IRA                $0.00      $0.00     $0.00    740      $904.40       $0.00       $0.00         $904.40
                                                                                       $0.00       $0.00       $0.00   Claim No: 269
------------------------------------------------------------------------------------------------------------------------------------
TATUM, ANTHONY-DECEASED                       $0.00      $0.00     $0.00    740        $0.00     $789.14       $0.00         $789.14
                                                                                       $0.00       $0.00       $0.00   Claim No: 249
------------------------------------------------------------------------------------------------------------------------------------
DON D BRITTON AND MADELINE P                  $0.00      $0.00     $0.00    740      $734.00       $0.00       $0.00         $734.00
BRITTON                                                                                $0.00       $0.00       $0.00   Claim No: 646
------------------------------------------------------------------------------------------------------------------------------------
JIMMY B WELCH                                 $0.00      $0.00     $0.00    740        $0.00     $709.00       $0.00         $709.00
                                                                                       $0.00       $0.00       $0.00   Claim No: 627
------------------------------------------------------------------------------------------------------------------------------------
LEO O'BRIEN                                   $0.00      $0.00     $0.00    740      $679.60       $0.00       $0.00         $679.60
                                                                                       $0.00       $0.00       $0.00   Claim No: 259
------------------------------------------------------------------------------------------------------------------------------------
RONALD E DIGGS                                $0.00      $0.00     $0.00    740        $0.00       $0.00     $677.28         $677.28
                                                                                       $0.00       $0.00       $0.00   Claim No: 583
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM A BADDERS                             $0.00      $0.00     $0.00    740        $0.00     $532.22       $0.00         $532.22
                                                                                       $0.00       $0.00       $0.00   Claim No: 379
------------------------------------------------------------------------------------------------------------------------------------
FIDUCIE DESJARDINS INC                        $0.00      $0.00     $0.00    740      $452.76       $0.00       $0.00         $452.76
                                                                                       $0.00       $0.00       $0.00   Claim No: 947
------------------------------------------------------------------------------------------------------------------------------------
ROBAR PARTNERS                                $0.00      $0.00     $0.00    740      $385.53       $0.00       $0.00         $385.53
                                                                                       $0.00       $0.00       $0.00   Claim No: 201
------------------------------------------------------------------------------------------------------------------------------------
JOHN GODDARD                                  $0.00      $0.00     $0.00    740        $0.00     $296.50       $0.00         $296.50
                                                                                       $0.00       $0.00       $0.00   Claim No: 613
------------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                 PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                    E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                     FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE - 740 (PEREGRINE SYSTEMS, INC); CATEGORY - 6(EQUITY)
SORTED BY: AMOUNT, DESCENDING


                                   DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                               ------------------------------------ ---------------------------------------------------------------
CREDITOR NAME                   CASE   UNSECURED   PRIORITY SECURED CASE    UNS/ADM            PRI/EQU     SEC/IN   CLAIM AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
FRED F WALL                                  $0.00   $0.00  $0.00   740          $280.69        $0.00       $0.00           $280.69
                                                                                   $0.00        $0.00       $0.00     Claim No: 198
-----------------------------------------------------------------------------------------------------------------------------------
HEHR AND ASSOCIATES INC                      $0.00   $0.00  $0.00   740          $149.72        $0.00       $0.00           $149.72
                                                                                   $0.00        $0.00       $0.00     Claim No: 276
-----------------------------------------------------------------------------------------------------------------------------------
ZIPORA BARON WEBER                           $0.00   $0.00  $0.00   740           $84.58        $0.00       $0.00            $84.58
                                                                                   $0.00        $0.00       $0.00     Claim No: 957
-----------------------------------------------------------------------------------------------------------------------------------
MORREY J FINKE                               $0.00   $0.00  $0.00   740           $78.86        $0.00       $0.00            $78.86
                                                                                   $0.00        $0.00       $0.00     Claim No: 348
-----------------------------------------------------------------------------------------------------------------------------------
GEORGE M MCGILL                              $0.00   $0.00  $0.00   740            $0.00        $0.00      $13.90            $13.90
                                                                                   $0.00        $0.00       $0.00     Claim No: 345
-----------------------------------------------------------------------------------------------------------------------------------
ALBERT LUOND                                 $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 287
-----------------------------------------------------------------------------------------------------------------------------------
APICELLA & SCHLESINGER                       $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 332
-----------------------------------------------------------------------------------------------------------------------------------
BARRY K JONES                                $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 267
-----------------------------------------------------------------------------------------------------------------------------------
CALEB W PIPES DEF BEN TR                     $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 389
-----------------------------------------------------------------------------------------------------------------------------------
CHARLES J BERNARDY                           $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 951
-----------------------------------------------------------------------------------------------------------------------------------
DEBORAH ALTMAN                               $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 989
-----------------------------------------------------------------------------------------------------------------------------------
DONALD BUSINGER                              $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 635
-----------------------------------------------------------------------------------------------------------------------------------
DOROTHY FROLICH MARK                         $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
FROLICH JJTEN                                                                      $0.00        $0.00       $0.00     Claim No: 320
-----------------------------------------------------------------------------------------------------------------------------------
DR JUDITH EDNA FELSEN                        $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00    Claim No: 1002
-----------------------------------------------------------------------------------------------------------------------------------
DR STANLEY LANDAU                            $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 520
-----------------------------------------------------------------------------------------------------------------------------------
HOPE W DAVIS                                 $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 401
-----------------------------------------------------------------------------------------------------------------------------------
JAMES C HARPER                               $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 880
-----------------------------------------------------------------------------------------------------------------------------------
JODI C JONES                                 $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 280
-----------------------------------------------------------------------------------------------------------------------------------
JOHN G EDDES                                 $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 420
-----------------------------------------------------------------------------------------------------------------------------------
JOHN NOWLAN                                  $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 948
-----------------------------------------------------------------------------------------------------------------------------------
JOSE & BARBARA BADILLO                       $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 786
-----------------------------------------------------------------------------------------------------------------------------------
JOSEPH BRANTLEY                              $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 333
-----------------------------------------------------------------------------------------------------------------------------------
JOSEPH EDWARD (TIM) BOUNDS                   $0.00   $0.00  $0.00   740            $0.00        $0.00       $0.00
                                                                                   $0.00        $0.00       $0.00     Claim No: 974
-----------------------------------------------------------------------------------------------------------------------------------


ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                     E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                   FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE--740 (PEREGRINE SYSTEMS, INC); CATEGORY--6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                   DEBTOR'S SCHEDULE INFORMATION                       PROOF OF CLAIM INFORMATION
                               -------------------------------------      ---------------------------------------------------------
CREDITOR NAME                  CASE   UNSECURED   PRIORITY   SECURED      CASE     UNS/ADM      PRI/EQU     SEC/INT    CLAIM AMOUNT
-------- ----                  ----   ---------   --------   -------      ----     -------      -------     -------    ----- ------

JOSEPH P ZOLOT TTEE                      $0.00      $0.00     $0.00       740         $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 887
------------------------------------------------------------------------------------------------------------------------------------
KENNETH B DIAMOND                        $0.00      $0.00     $0.00       740         $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 227
------------------------------------------------------------------------------------------------------------------------------------
LITANI WORLD-WIDE CRUISES AND            $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
TOURS                                                                                 $0.00        $0.00       $0.00   Claim No: 402
------------------------------------------------------------------------------------------------------------------------------------
M DOUGLAS BRADEN                         $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 926
------------------------------------------------------------------------------------------------------------------------------------
MARGARET REED                            $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 976
------------------------------------------------------------------------------------------------------------------------------------
MARILYN BRODAX                          $0.00      $0.00     $0.00        740         $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 883
------------------------------------------------------------------------------------------------------------------------------------
MARY ANN HINES                           $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 620
------------------------------------------------------------------------------------------------------------------------------------
MATTHEW COHL                             $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 893
------------------------------------------------------------------------------------------------------------------------------------
MICHAEL P PERGOLA                        $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 295
------------------------------------------------------------------------------------------------------------------------------------
MR GLEAD LIGHT &                         $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 931
------------------------------------------------------------------------------------------------------------------------------------
MR HERBERT LIGHT                         $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 975
------------------------------------------------------------------------------------------------------------------------------------
MR ROBERT R MC GREW                      $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 302
------------------------------------------------------------------------------------------------------------------------------------
NANCY R BOWEN                            $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 400
------------------------------------------------------------------------------------------------------------------------------------
NORMAN LEVINSOHN REV TRUST               $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 584
------------------------------------------------------------------------------------------------------------------------------------
PAUL O RODGERS                           $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 426
------------------------------------------------------------------------------------------------------------------------------------
PAUL WELLS                               $0.00      $0.00     $0.00        740        $0.00      $582.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 338
------------------------------------------------------------------------------------------------------------------------------------
PEGGY COHL                               $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 890
------------------------------------------------------------------------------------------------------------------------------------
RANDY ELLEN BELFER                       $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 290
------------------------------------------------------------------------------------------------------------------------------------
RAYMOND KALINIK JR                       $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 336
------------------------------------------------------------------------------------------------------------------------------------
REABOURNE LTD                            $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 661
------------------------------------------------------------------------------------------------------------------------------------
RICHARD & ANN KUHLMNN                    $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 606
------------------------------------------------------------------------------------------------------------------------------------
RICHARD A SIELMAN                        $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 229
------------------------------------------------------------------------------------------------------------------------------------
ROBERT COHEN                             $0.00      $0.00     $0.00        740        $0.00        $0.00       $0.00
                                                                                      $0.00        $0.00       $0.00   Claim No: 321
------------------------------------------------------------------------------------------------------------------------------------


ROBERT L. BERGER AND ASSOCIATES, LLC.       VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                       PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440               E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                          FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE-740 (PEREGRINE SYSTEMS, INC); CATEGORY - 6(EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                       DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                                     ----------------------------------      -------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED  PRIORITY  SECURED       CASE  UNS/ADM     PRI/EQU     SEC/INT     CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
ROBERT P CARBRAY                          $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No :228
------------------------------------------------------------------------------------------------------------------------------------
RONALD E BARNETT                          $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No: 367
------------------------------------------------------------------------------------------------------------------------------------
ROSARIO AVENI AND LISA AVENI              $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
FOLAN                                                                              $0.00       $0.00       $0.00      Claim No: 291
------------------------------------------------------------------------------------------------------------------------------------
ROSEMARY A MIERZWA                        $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No: 942
------------------------------------------------------------------------------------------------------------------------------------
SHARON E STEWART                          $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No: 605
------------------------------------------------------------------------------------------------------------------------------------
SHARON LIGHT &                            $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No: 631
------------------------------------------------------------------------------------------------------------------------------------
TUCKER HALTOM DDS MS PC                   $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No: 604
------------------------------------------------------------------------------------------------------------------------------------
WELLS FARGO BANK MINNESOTA                $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
NA                                                                                 $0.00       $0.00       $0.00      Claim No: 768
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM ROTH                              $0.00      $0.00     $0.00         740   $0.00       $0.00       $0.00
                                                                                   $0.00       $0.00       $0.00      Claim No: 230
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ROBERT L. BERGER AND ASSOCIATES, LLC.
16501 VENTURA BLVD., SUITE 440
ENCINO, CA 91436-2068

VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM
E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM

PHONE: (818) 906-8300
FAX:   (818) 783-2737

CLAIMS REPORT
CASE = 740 (PEREGRINE SYSTEMS, INC); CATEGORY = 14 (EQ/HR)
SORTED BY: AMOUNT, DESCENDING

                                      DEBTOR'S SCHEDULE INFORMATION                       PROOF OF CLAIM INFORMATION
                                    -----------------------------------   ---------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED   PRIORITY  SECURED   CASE     UNS/ADM      PRI/EQU     SEC/INT    CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
CHOATE MATTHEW                                $0.00      $0.00     $0.00    740        $0.00       $0.00  $10,653.64      $10,653.64
                                                                                       $0.00       $0.00       $0.00   Claim No: 174
------------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                 PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                    E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                    FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE = 740 (PEREGRINE SYSTEMS, INC); CATEGORY = 15(AP/EQ)
SORTED BY: AMOUNT, DESCENDING

                                      DEBTOR'S SCHEDULE INFORMATION                      PROOF OF CLAIM INFORMATION
                                    -----------------------------------   ---------------------------------------------------------
CREDITOR NAME                       CASE  UNSECURED   PRIORITY  SECURED   CASE     UNS/ADM      PRI/EQU     SEC/INT    CLAIM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
ANTHONY V SCOZZA FAUA JR                      $0.00      $0.00     $0.00    740    $7,816.00       $0.00       $0.00       $7,816.00
                                                                                       $0.00       $0.00       $0.00   Claim No: 240
------------------------------------------------------------------------------------------------------------------------------------
YVONNE J SHULTIS                              $0.00      $0.00     $0.00    740        $0.00   $1,795.00       $0.00       $1,795.00
                                                                                       $0.00       $0.00       $0.00   Claim No: 205
------------------------------------------------------------------------------------------------------------------------------------

ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                 PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                    E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                    FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE -- 741 (PEREGRINE REMEDY, INC.); CATEGORY -- 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING

                                    DEBTOR'S SCHEDULE INFORMATION                     PROOF OF CLAIM INFORMATION
                               -------------------------------------    ------------------------------------------------------------
CREDITOR NAME                  CASE   UNSECURED   PRIORITY   SECURED    CASE      UNS/ADM        PRI/EQU     SEC/INT    CLAIM AMOUNT
-------------                  ----   ---------   --------   -------    ----      -------        -------     -------    ----- ------

DAVID HILDES                             $0.00      $0.00     $0.00     740-74  $27,905,346.91      $0.00      $0.00  $27,905,346.91
                                                                                         $0.00      $0.00      $0.00   Claim No: 484
------------------------------------------------------------------------------------------------------------------------------------
DAVID AND KATHLEEN HILDES                $0.00      $0.00     $0.00     740-74  $ 5,777,400.00      $0.00      $0.00  $ 5,777,400.00
(SEE NOTES)                                                                              $0.00      $0.00      $0.00   Claim No: 483
------------------------------------------------------------------------------------------------------------------------------------
JACOBSON, PAUL                           $0.00      $0.00     $0.00     741              $0.00 $60,000.00      $0.00  $    60,000.00
                                                                                         $0.00      $0.00      $0.00   Claim No: 118
------------------------------------------------------------------------------------------------------------------------------------
HYLTON, ALAN                             $0.00      $0.00     $0.00     741     $    29,423.96      $0.00      $0.00  $    29,423.96
                                                                                         $0.00      $0.00      $0.00   Claim No:  56
------------------------------------------------------------------------------------------------------------------------------------
STANLEY LANDAU                           $0.00      $0.00     $0.00     741     $    20,586.91      $0.00      $0.00  $    20,586.91
                                                                                         $0.00      $0.00      $0.00   Claim No: 521
------------------------------------------------------------------------------------------------------------------------------------
AUDREY AND BILL EDELMAN                 $0.00      $0.00     $0.00      741     $    18,621.62      $0.00      $0.00  $    18,621.62
                                                                                         $0.00      $0.00      $0.00   Claim No: 945
------------------------------------------------------------------------------------------------------------------------------------
RENZI ROBERT                   740       $0.00      $0.00     $0.00     741     $    16,832.52      $0.00      $0.00  $    16,832.52
                              C U D                                                      $0.00      $0.00      $0.00   Claim No: 692
------------------------------------------------------------------------------------------------------------------------------------
CURTIS MOORE                             $0.00      $0.00     $0.00     741              $0.00 $16,755.00      $0.00  $    16,755.00
                                                                                         $0.00      $0.00      $0.00   Claim No: 525
------------------------------------------------------------------------------------------------------------------------------------
MICHON JEFF                              $0.00      $0.00     $0.00     741     $    16,060.06      $0.00       $0.00 $    16,060.06
                                                                                         $0.00      $0.00       $0.00  Claim No: 558
------------------------------------------------------------------------------------------------------------------------------------
JAMES J HALBOUTY                         $0.00      $0.00     $0.00     741     $    15,660.21      $0.00       $0.00 $    15,660.21
                                                                                         $0.00      $0.00       $0.00  Claim No: 340
------------------------------------------------------------------------------------------------------------------------------------
LLOYD THEE JR                            $0.00      $0.00     $0.00     741              $0.00      $0.00  $12,379.00 $    12,379.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 698
------------------------------------------------------------------------------------------------------------------------------------
PETER J CARR                             $0.00      $0.00     $0.00     741              $0.00      $0.00       $0.00 $    10,034.31
                                                                                         $0.00 $10,034.31       $0.00  Claim No: 970
------------------------------------------------------------------------------------------------------------------------------------
MARVIN RAY RASKIN                        $0.00      $0.00     $0.00     741     $     7,720.00      $0.00       $0.00 $     7,720.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 299
------------------------------------------------------------------------------------------------------------------------------------
ANTOINETTE MARTIN                        $0.00      $0.00     $0.00     741              $0.00      $0.00  $ 5,932.24 $     5,932.24
                                                                                         $0.00      $0.00       $0.00  Claim No: 929
------------------------------------------------------------------------------------------------------------------------------------
JOHN & ELIZABETH WASHELL                 $0.00      $0.00     $0.00     741              $0.00      $0.00  $ 3,342.50 $     3,342.50
                                                                                         $0.00      $0.00       $0.00  Claim No: 208
------------------------------------------------------------------------------------------------------------------------------------
DORSEY ROSS HALBOUTY                     $0.00      $0.00     $0.00     741     $     2,642.63      $0.00       $0.00 $     2,642.63
                                                                                         $0.00      $0.00       $0.00  Claim No: 344
------------------------------------------------------------------------------------------------------------------------------------
SUZANNE G MURPHY                         $0.00      $0.00     $0.00     741     $     2,601.56      $0.00       $0.00 $     2,601.56
                                                                                         $0.00      $0.00       $0.00  Claim No: 924
------------------------------------------------------------------------------------------------------------------------------------
JAMES ROBERT HALBOUTY                    $0.00      $0.00     $0.00     741     $     2,455.61      $0.00       $0.00 $     2,455.61
                                                                                         $0.00      $0.00       $0.00  Claim No: 342
------------------------------------------------------------------------------------------------------------------------------------
SUSAN B WEBSTER                          $0.00      $0.00     $0.00     741     $     1,591.00      $0.00       $0.00 $     1,591.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 195
------------------------------------------------------------------------------------------------------------------------------------
LOCKHEED MARTIN                          $0.00      $0.00     $0.00     741     $     1,489.00      $0.00       $0.00 $     1,489.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 933
------------------------------------------------------------------------------------------------------------------------------------
AMITA KANTAK                             $0.00      $0.00     $0.00     741              $0.00      $0.00       $0.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 969
------------------------------------------------------------------------------------------------------------------------------------
DR JOSEPH A SCOMA                        $0.00      $0.00     $0.00     741              $0.00      $0.00       $0.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 871
------------------------------------------------------------------------------------------------------------------------------------
MRS JACQUELINE PRIMM                     $0.00      $0.00     $0.00     741              $0.00      $0.00       $0.00
                                                                                         $0.00      $0.00       $0.00  Claim No: 781
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ROBERT L. BERGER AND ASSOCIATES, LLC.       VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                       PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440               E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                          FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE - 741 (PEREGRINE REMEDY, INC.); CATEGORY - 6 (EQUITY)
SORTED BY: AMOUNT, DESCENDING


                                   DEBTOR'S SCHEDULE INFORMATION                        PROOF OF CLAIM INFORMATION
                               ------------------------------------     ----------------------------------------------------------
CREDITOR NAME                   CASE   UNSECURED   PRIORITY SECURED     CASE        UNS/ADM    PRI/EQU     SEC/INT    CLAIM AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
MUTHUVENKATARAMAN ASHWIN                   $0.00   $0.00    $0.00       741         $0.00       $0.00       $0.00
                                                                                    $0.00       $0.00       $0.00     Claim No: 980
-----------------------------------------------------------------------------------------------------------------------------------
PAUL O RODGERS                             $0.00   $0.00    $0.00       741         $0.00       $0.00       $0.00
                                                                                    $0.00       $0.00       $0.00     Claim No: 429
-----------------------------------------------------------------------------------------------------------------------------------
PIRA, FRED                                 $0.00   $0.00    $0.00       741         $0.00       $0.00       $0.00
                                                                                    $0.00       $0.00       $0.00     Claim No: 134
-----------------------------------------------------------------------------------------------------------------------------------
RAYMOND KALINIK JR                         $0.00   $0.00    $0.00       741         $0.00       $0.00       $0.00
                                                                                    $0.00       $0.00       $0.00     Claim No: 349
-----------------------------------------------------------------------------------------------------------------------------------
HOEGNER MARLYS A                           $0.00   $0.00    $0.00       741         $0.00       $0.00       $0.00
                                                                                    $0.00       $0.00       $0.00     Claim No: 590
-----------------------------------------------------------------------------------------------------------------------------------
STANDARD & POORS COMPUSTAT                 $0.00   $0.00    $0.00       741         $0.00       $0.00       $0.00
                                                                                    $0.00       $0.00       $0.00     Claim No: 138
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                     E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                   FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE = 741 (PEREGRINE REMEDY, INC.); CATEGORY = 14 (EQ/HR)
SORTED BY: AMOUNT, DESCENDING

                                   DEBTOR'S SCHEDULE INFORMATION                   PROOF OF CLAIM INFORMATION
                               -----------------------------------------------------------------------------------------------------
CREDITOR NAME                   CASE   UNSECURED   PRIORITY    SECURED     CASE    UNS/ADM     PRI/EQU     SEC/INT      CLAIM AMOUNT
====================================================================================================================================
SUBRAMANIAN, TAMILSELVI                    $0.00      $0.00      $0.00     741       $0.00   $43,478.34     $0.00         $43,478.34
                                                                                     $0.00        $0.00     $0.00      Claim No: 932
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                 PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                     E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                    FAX: (818) 783-2737
ENCINO, CA 91436-2068

CLAIMS REPORT
CASE = 741 (PEREGRINE REMEDY, INC.); CATEGORY = 17 (LN/EQ)
SORTED BY: AMOUNT, DESCENDING

                                   DEBTOR'S SCHEDULE INFORMATION                   PROOF OF CLAIM INFORMATION
                                ----------------------------------------------------------------------------------------------------
CREDITOR NAME                   CASE   UNSECURED  PRIORITY   SECURED  CASE        UNS/ADM         PRI/EQU  SEC/INT    CLAIM AMOUNT
====================================================================================================================================
WAGA HEYWOOD                               $0.00     $0.00     $0.00  741   $1,500,000,000.00        $0.00  $0.00  $1,500,000,000.00
                                                                                        $0.00        $0.00  $0.00      Claim No: 935
------------------------------------------------------------------------------------------------------------------------------------
GARLICK ET AL (SEE NOTES)                  $0.00     $0.00     $0.00  741     $651,138,000.00        $0.00  $0.00    $651,138,000.00
                                                                                        $0.00        $0.00  $0.00      Claim No: 873
------------------------------------------------------------------------------------------------------------------------------------
BLUHM, DAVID                               $0.00     $0.00     $0.00  741               $0.00  $703,000.00  $0.00        $703,000.00
                                                                                        $0.00        $0.00  $0.00      Claim No: 672
------------------------------------------------------------------------------------------------------------------------------------
BLAKE HALBERG ET AL (SEE NOTES)            $0.00     $0.00     $0.00  741               $0.00        $0.00  $0.00
                                                                                        $0.00        $0.00  $0.00      Claim No: 800
------------------------------------------------------------------------------------------------------------------------------------
DAVID LEVY ET AL (SEE NOTES)               $0.00     $0.00     $0.00  741               $0.00        $0.00  $0.00
                                                                                        $0.00        $0.00  $0.00      Claim No: 722
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
ROBERT L. BERGER AND ASSOCIATES, LLC.             VISIT US ON THE WEB AT WWW.CLAIMSMANAGER.COM                 PHONE: (818) 906-8300
16501 VENTURA BLVD., SUITE 440                     E-MAIL: CLAIMSMANAGER@BERGERASSOCIATES.COM                    FAX: (818) 783-2737
ENCINO, CA 91436-2068

                                   EXHIBIT "K"

                   Terms & Conditions of Reorganization Notes

         Aggregate Principal Amount: Not to exceed $57.7 million.

         Interest Rate: six and one-half (6-1/2%) per annum.

         Payment Terms: eight (8) equal installments of principal, plus interest in arrears, payable every six (6) months, commencing on that date which is six
(6) months after the Effective Date.

         Redemption and Prepayment: Redemption from Litigation Claim Proceeds in accordance with the Plan. Prepayment in whole or in part, at any time, without penalty.

                   KILROY CENTRE DEL MAR AMENDED AND RESTATED
                      OFFICE LEASE AND SETTLEMENT AGREEMENT

                       SUMMARY OF BASIC LEASE INFORMATION

      The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "SUMMARY"). This Summary is hereby incorporated into and made a part of the attached Amended and Restated Office Lease and Settlement Agreement (the "OFFICE LEASE") which pertains to the "Project," as that term is defined in the Office Lease, to be known as "KILROY CENTRE DEL MAR". This Summary and the Office Lease are collectively referred to herein as the "LEASE". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

          TERMS OF LEASE
      (REFERENCES ARE TO THE
           OFFICE LEASE)                                DESCRIPTION
                                                        -----------
1.    Date:                              For reference purposes only, April 1, 2003.

2.    Landlord:                          KILROY REALTY, L.P., a Delaware limited partnership.

3.    Tenant:                            PEREGRINE SYSTEMS, INC., a Delaware corporation.

4.    Premises (Article 1):              A total of 78,037 rentable (73,242 usable) square feet of
                                         space consisting of approximately 27,689 rentable (24,338
                                         usable) square feet of space located on the first (1st)
                                         floor, approximately 24,375 rentable (23,653 usable)
                                         square feet of space located on the second (2nd) floor, and approximately 25,973 rentable (25,251 usable) square feet
                                         of space located on the third (3rd) floor of that certain
                                         office building located at 3611 Valley Centre Drive, San
                                         Diego, California 92130 (the "BUILDING"), as generally
                                         depicted on EXHIBIT A attached hereto.

5.    Lease Term (Article 2):            The Lease Term for Tenant's lease of the Premises shall
                                         be approximately eleven (11) years and eight (8) months
                                         commencing on the Effective Date and ending on April
                                         30, 2013 (the "LEASE EXPIRATION DATE"). The "EFFECTIVE
                                         DATE" shall be August 28, 2003.

6.    Initial Base Rent (Article 3):

                                                                           Approximate Monthly
Period During Lease                               Monthly Installment         Rental Rate Per
       Term                  Annual Base Rent        of Base Rent          Rentable Square Foot
       ----                  ----------------        ------------          --------------------

Effective Date through
   April 30, 2004             $2,273,873.28           $189,489.44                $2.4282
May 1, 2004 through
   April 30, 2006             $2,421,675.88           $201,806.25                $2.5860
May 1, 2006 through
   April 30, 2008             $2,579,083.37           $214,923.66                $2.7541
May 1, 2008 through
   April 30, 2010             $2,746,724.40           $228,893.70                $2.9331
May 1, 2010 through
   April 30, 2012             $2,925,261.48           $243,771.79                $3.1238

                                      (1)

7.    Additional Rent (Article 4):

      7.1      Base Year:                2000

      7.2      Tenant's Share:           Approximately 60.18%.

8.    Letter of Credit:                  See Article 21.

9.    Parking Privileges                 Four and one-half (4 1/2) parking permits for every 1,000
      (Article 28):                      usable square feet of the Premises as such square footage
                                         is specified in Section 4 of the Summary. Each permit
                                         shall entitle Tenant to utilize one (1) parking space
                                         on an unreserved basis in the Project parking facilities.

10.   Brokers (Section 29.18):           None.

11.   Address of Tenant:                 See Section 29.13.





                                       (2)

                              KILROY CENTRE DEL MAR

                        AMENDED AND RESTATED OFFICE LEASE

                            AND SETTLEMENT AGREEMENT

                                R E C I T A L S :

      A. This Amended and Restated Office Lease and Settlement Agreement ("OFFICE LEASE"), which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Office Lease and Summary are sometimes collectively referred to herein as the "LEASE"), dated as of the date set forth in Section 1 of the Summary is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("LANDLORD"), and PEREGRINE SYSTEMS, INC., a Delaware corporation ("TENANT").

      B. KR-Carmel Partners, LLC, a Delaware limited liability company (the "ORIGINAL LANDLORD"), predecessor-in-interest to Landlord, and Tenant previously entered into that certain Office Lease dated June 9, 1999 (the "ORIGINAL LEASE"), as amended by that certain First Amendment to Office Lease (Building 2) dated as of January 17, 2003 (the "FIRST AMENDMENT") (the Office Lease and the First Amendment are, collectively, the "EXISTING LEASE") for office premises consisting of the entirety of that certain office building located at 3611 Valley Centre Drive, San Diego, California 92130. In addition to the Existing Lease, Original Landlord and Tenant were parties to four (4) other leases with respect to four (4) other buildings located at 3579 Valley Centre Drive ("BUILDING 1 LEASE"), 3661 Valley Centre Drive ("BUILDING 3 LEASE"), 3721 Valley Centre Drive ("BUILDING 4 LEASE"), and 3811 Valley Centre Drive ("BUILDING 5 LEASE"), all in San Diego, California 92130.

      C. On September 22, 2002, Tenant, as well as its wholly-owned subsidiary Peregrine Remedy, Inc., filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), commencing Tenant's bankruptcy case, Case No. 02-12740 (the "BANKRUPTCY CASE").

      D. On September 23, 2002, Tenant filed a motion seeking approval to reject the Building 1 Lease, the Building 3 Lease and the Building 4 Lease (the "REJECTION MOTION"). On September 24, 2002, the Bankruptcy Court entered its order, effective as of September 23, 2002, granting the Rejection Motion, provided no lessor timely filed an opposition. Landlord filed an opposition to Tenant's rejection of the Building 1, 3 and 4 Leases. On January 17, 2003, Tenant and Landlord entered into that certain "Stipulated Agreement Regarding:
(i) Lease Rejection, (ii) Ownership of Certain FF&E; and (iii) Waiver of Claims" (the "STIPULATION"), pursuant to which the parties entered into an agreement regarding, among other things, (i) the rejection of the Building 1, 3 and 4 Leases; (ii) the modification of the Existing Lease and the Building 5 Lease to reflect, among other things, the modification in total space leased by Tenant,
(iii) the disposition of certain personal property, and (iv) the waiver of Landlord's administrative claims in respect of the Building 1, 3 and 4 Leases. The parties also entered into various ancillary agreements effecting the terms of the Stipulation. On February 14, 2003, the Bankruptcy Court entered its Order Granting Debtors' Motion for Order Approving Settlement (Related to Docket No.
16), pursuant to which it approved the Stipulation.

      E. On December 23, 2002, Landlord filed five (5) proofs of claim in Tenant's bankruptcy case in respect of claims arising in connection with each of the potential rejection of the Existing Lease and the Building 5 Lease and the actual rejection of the Building 1, 3 and 4 Leases (collectively, the "LANDLORD CLAIMS"), in the aggregate minimum amount of $27,953,497.85. On March 14, 2003, Landlord amended the Landlord Claims alleging that, assuming section 502(b)(6) applies to limit the Landlord Claims, the Landlord Claims would be capped at a maximum amount of $30,467,462.00. Landlord has reserved the right to claim additional amounts arising in connection with each of the leases, including the right to assert that section 502(b)(6) does not, in any way, limit the Landlord Claims based upon Tenant's alleged pre-petition misstatements of its financial condition. Tenant disputes the amounts alleged in the Landlord Claims.

      F. Landlord and Tenant desire to resolve the disputes between them concerning the Building 5 Lease and the Existing Lease and to amend and restate the terms of the Existing Lease in their entirety as set forth herein. Landlord and Tenant shall continue to perform all of their obligations set forth in the Existing Lease through the day immediately preceding August 28, 2003 (the "EFFECTIVE DATE"). Subject to the foregoing, effective from and after the Effective Date, this Lease amends and restates the Existing Lease in its entirety and supersedes the Existing Lease.

                               A G R E E M E N T :

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

      1.1   Premises, Building, Project and Common Areas.

            1.1.1 The Premises. Upon and subject to the terms hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4 of the Summary (the "PREMISES"). The outline of the Premises is set forth in EXHIBIT A attached hereto and each floor or floors of the Premises has approximately the number of rentable square feet as set forth in Section 4 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "BUILDING," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas, as that term is defined in Section 1.1.3 below and the elements thereof or of the accessways to the Premises or the "PROJECT," as that term is defined in Section 1.1.2 below. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Existing Lease and therefore Tenant continues to accept the Premises in its presently existing, "as is" condition. Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building, the "Adjacent Buildings," as defined in Section 1.1.2, below, or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease.

            1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 4 of the Summary (the "BUILDING"). The Building is part of an office project known as "KILROY CENTRE DEL MAR." The term "PROJECT," as used in this Lease, shall mean (i) the Building, the Adjacent Buildings and the "Common Areas," as that term is defined in Section 1.1.3, below, and (ii) the land (which is or will be improved with landscaping, parking facilities and other improvements) upon which the Buildings and the Common Areas are to be located. For purposes of this Lease, (A) the term "BUILDING 1" shall mean that certain building with an address of 3579 Valley Centre Drive, (B) the term "BUILDING 3" shall mean that certain building with an address of 3661 Valley Centre Drive, (C) the term "BUILDING 4" shall mean that certain building with an address of 3721 Valley Centre, (D) the term "BUILDING 5" shall mean that certain office building with an address of 3811 Valley Centre Drive, and (E) the term "ADJACENT BUILDINGS" shall mean, collectively, Building 1, Building 3, Building 4 and Building 5.

            1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Building and the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Building and the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building and the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its discretion, specifically including the "Central Security Office," as that term is defined in Section 29.33, below, and also including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the Project Common Areas and the Building Common Areas. The term "PROJECT COMMON AREAS," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The Project Common Areas shall consist of all parking facilities, entrances and exits, driveways, exterior walkways, first-class landscaped and hardscaped areas which are generally consistent with the quality of landscaped and hardscaped areas of Comparable Buildings in existence as of the date of this Lease, open space areas and plazas on the real property comprising the Project. The term "BUILDING COMMON AREAS," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be in accordance with a standard which is not less than that customarily followed in the operation and maintenance of first class mid-rise office buildings located within the University Towne Center (i.e., the area from two (2) blocks to the North of La Jolla Village Drive to two (2) blocks to the South of La Jolla Village Drive between the I-5 and I-805 freeways), Del Mar, Carmel Valley and Torrey Hills geographical areas, provided that Landlord shall manage, maintain and operate the same in a manner consistent with that of Comparable Buildings, and the use thereof shall be subject to such rules and regulations as Landlord reasonably may make from time to time. As used herein, "COMPARABLE BUILDINGS" shall mean the first class mid-rise office buildings (now existing or subsequently constructed) within the projects located within the University Towne Center, Del Mar, Carmel Valley and Torrey Hills geographical areas and having substantially similar characteristics to the Building pertaining to size, accessibility, design, quality, amenities and tenancies. Landlord reserves the right to make alterations or additions to, or to change the location of, elements of the Project and the Common Areas, provided that if any such changes might affect Tenant's use of the Premises (in other than an immaterial manner), Landlord obtains Tenant's prior written approval of any such alterations, additions and changes and such alterations, additions and changes do not unreasonably interfere with Tenant's access to the Premises. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Building and the parking facilities designated by Landlord for Tenant's use twenty-four
(24) hours per day, seven (7) days per week during the Lease Term.

      1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, the "rentable square feet" and "usable square feet" of the Premises shall be deemed as set forth in Section 4 of the Summary, and the "rentable square feet" of the Building shall be deemed as set forth in Section 4.2.9, below.

      1.3 Fourth and Fifth Floor Premises. Landlord and Tenant hereby acknowledge that as of the date of this Lease, Tenant is, and as of the Effective Date Tenant may be, in possession of all or a portion of fourth (4th) and fifth (5th) floors of the Building (such portion shall be referred to herein as the "4TH AND 5TH FLOOR PREMISES") pursuant to the terms and conditions of the Existing Lease. Tenant shall have up to sixty (60) days following the Effective Date to vacate and surrender exclusive possession of the 4th and 5th Floor Premises to Landlord in accordance with the removal and repair obligations set forth in the Existing Lease (or, to the extent that as of the Effective Date Tenant has not commenced the permitting process required for the construction and/or reconfiguration of the Premises in order to accommodate Tenant's property and personnel from the 4th and 5th Floor Premises, Tenant shall have up to ninety (90) days) (the "PERMITTED HOLDOVER PERIOD"). Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge and agree that throughout the Permitted Holdover Period, (i) the 4th and 5th Floor Premises shall be deemed to be a part of the Premises, (ii) the "Premises" shall consist of the entire Building, and (iii) the 4th and 5th Floor Premises shall be subject to all of the applicable provisions of this Lease, including, but not limited to the payment of "Base Rent" and "Additional Rent," as those terms are defined in Articles 3 and 4, respectively, below; provided, however with respect to the payment of Base Rent, throughout the remainder of the Permitted Holdover Period, Tenant shall pay monthly installments of Base Rent for the entire Building in the amount of Three Hundred Fourteen Thousand Eight Hundred Eighty-Eight and 97/100 Dollars ($314,888.97) (i.e., $2.4282 per rentable square foot of the Building per month times

129,680 rentable square feet); provided further, however, with respect to the payment of Additional Rent, for purposes of calculating the amount of Tenant's Share of Direct Expenses for the entire Building throughout the remainder of the Permitted Holdover Period, Tenant's Share shall be equal to one hundred percent (100%).

                                    ARTICLE 2

                             LEASE TERM; OPTION TERM

      2.1 Initial Term. The terms, covenants and conditions and provisions of this Lease shall be effective as of the Effective Date. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 5 of the Summary and shall commence on the Effective Date. The Lease Term shall terminate on April 30, 2012 (the "LEASE EXPIRATION DATE"), unless this Lease is sooner terminated or extended as hereinafter provided.

      2.2 Option to Extend. Tenant shall have one (1) option to extend (the " EXTENSION OPTION") the Lease Term for a five (5) year period (the foregoing option term shall be referred to hereinafter sometimes as the "EXTENSION TERM"), by delivering a written notice of exercise to Landlord ("EXTENSION NOTICE") with respect to the Extension Term, which Extension Notice may not be delivered earlier than the date which is eighteen (18) months prior to the end of the initial Lease Term and may not be delivered later than the date which is thirty
(30) days after the "Reminder Notice". If Landlord has not received an Extension Notice by the date which is twelve (12) months prior to the end of the initial Lease Term, Landlord may provide written notice ("REMINDER NOTICE") to Tenant that the Extension Option will expire if Tenant fails to deliver the Extension Notice to Landlord within thirty (30) days after the date of such notice from Landlord. If Tenant fails to deliver the Extension Notice within said thirty
(30) day period, Tenant shall be deemed to have waived its right to exercise such Extension Option. The parties acknowledge that Tenant's Extension Option will not lapse until the date which is thirty (30) days after Landlord's delivery of the Reminder Notice pursuant to this Section 2.2. The Extension Option shall apply to all space (and not a portion of the space) then leased by Tenant in the Building. Tenant may exercise the Extension Option only if this Lease is in full force and effect and there is no uncured Event of Default under this Lease, at the time of exercise of such Extension Option and/or at the time of the commencement of the Extension Term, but Landlord shall have the right to waive such conditions herein. The rights of Tenant contained in this Section 2.2 shall be personal to the original Tenant named in the Summary ("ORIGINAL TENANT") and any Permitted Affiliate and may only be exercised by the Original Tenant or such Permitted Affiliate if Tenant's or such Permitted Affiliate's net worth and financial standing are, as of the date of Tenant's Extension Notice, are no less than Tenant's or such Permitted Affiliate's net worth and financial standing as of the effective date (the "FINANCIAL STANDARDS"). The Base Rent during the Extension Term ("EXTENSION TERM BASE RENT") shall be an amount equal to the then "FAIR MARKET RENTAL VALUE" of the Premises (as such term is defined in Section 2.2.5, below), as stated on a monthly basis and determined pursuant to this Section 2.2 as of the first (1st) day of the Extension Term ("EXTENSION TERM COMMENCEMENT DATE"); provided, however, the Base Year shall remain calendar year 2000 and in no event shall the Base Rent payable during the Extension Term for the Premises be less than the Base Rent payable during the period immediately preceding such Extension Term for the Premises and provided further that, on the first anniversary of the Extension Term Commencement Date, and on each subsequent anniversary thereof during such Extension Term, the then payable monthly Extension Term Base Rent shall be increased in accordance with market rate increases, as mutually agreed to by Landlord and Tenant or, if Landlord and Tenant cannot agree, as determined by the appraisal process described below. Upon receipt by Landlord of Tenant's Extension Notice under this Section 2.2, above, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Extension Term Base Rent which shall become effective as of the Extension Term Commencement Date. If Landlord and Tenant have not agreed upon the Extension Term Base Rent (including the annual market rate increases) on or before the "WITHDRAWAL DATE" (as that term is defined below), Tenant may elect to withdraw the Extension Notice thereby canceling Tenant's exercise of the Extension Option. The term "WITHDRAWAL DATE" shall mean (i) if Landlord delivers the Reminder Notice prior to Tenant's delivery of the Extension Notice, the date which is thirty (30) days after the date of the Reminder Notice, or (ii) if Landlord has not yet delivered a Reminder Notice at the time of Tenant's delivery of the Extension Notice, the date which is the earlier of (1) the date which is eleven (11) months prior to the end of the initial

Lease Term, or (2) the date which is sixty (60) days after the date of Tenant's delivery of the Extension Notice. If Tenant fails to deliver written notice to Landlord so withdrawing the Extension Notice on or before the Withdrawal Date and if Landlord and Tenant have not agreed upon the Extension Term Base Rent (including the annual market rate increases) within sixty (60) days after the delivery of Tenant's Extension Notice, the Extension Term Base Rent shall be determined as follows:

            2.2.1 Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than the date ("SINGLE APPRAISER DATE") which is forty- five (45) days after delivery of Tenant's Extension Notice. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than five
(5) days after the deadline for selecting a single appraiser. Landlord and Tenant shall each give written notice to the other as to the name of the appraiser it has selected, within five (5) days after the deadline for selecting a single appraiser. Within ten (10) days thereafter, the two (2) appointed appraisers shall appoint a third appraiser. All appraisers shall be independent from, and disinterested in, both Landlord and Tenant.

            2.2.2 The only tasks which the appraiser(s) shall perform shall be forming and reporting to Landlord and Tenant an opinion of the Fair Market Rental Value (including annual market rate increases) of the Premises for use in determining the Extension Term Base Rent.

            2.2.3 If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Rental Value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, or if the two (2) appointed appraisers cannot agree on a third appraiser then either party shall have the right to apply to the presiding judge of the Superior Court of San Diego County for the appointment of an appraiser meeting the qualifications hereof to determine the Fair Market Rental Value of such Premises.

            2.2.4 Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of any single or third appraiser, if applicable. All appraisers so designated herein shall have at least ten (10) years' experience in the appraisal of commercial properties similar to the Premises and Comparable Buildings and shall be members of professional organizations such as MAI or its equivalent.

            2.2.5 For the purpose of such appraisal and this subsection (e), the term "FAIR MARKET RENTAL VALUE" shall mean the price that a ready and willing, non-equity, non-sublease tenant would pay as annual rent as of the Extension Term Commencement Date (taking into consideration the annual market rate increases specified in Section 2.2.2, above) and a ready and willing landlord would accept on a non-sublease, non-renewal basis, at arm's length, from creditworthy tenants (provided Tenant is then in compliance with the Financial Standards) for a five (5) year term for unencumbered "space comparable to the Premises" in Comparable Buildings. Such "space comparable to the Premises" shall mean office space of comparable size, with tenant improvements of substantially similar quality and layout as the Premises. Fair Market Rental Value shall include or take into consideration any lease concessions offered by landlords in lease transactions from and after the date which is twelve (12) months prior to the Single Appraiser Date (the "QUALIFYING PERIOD") for space comparable to the Premises within such Comparable Buildings, including, without limitation, free rent, tenant improvement allowances or any other payments or concessions; however, Fair Market Rental Value shall also take into consideration (i) the market trend (i.e., all other factors being equal, comparable transactions entered into earlier in the Qualifying Period shall be accorded less weight than comparable transactions entered into later in the Qualifying Period), and (ii) the value in the market of the existing improvements in the Premises, as compared to the value in the market of the existing improvements in such space comparable to the Premises. Further, in calculating the Fair Market Rental Rate, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the Extension Term or the fact that comparable deals do or do not involve the payment of real estate brokerage commissions. If there are less than two (2) lease transactions for "space comparable to the Premises," as defined in this Section 2.2.5, entered into during the Qualifying Period, then the term "space comparable to the Premises" shall be expanded as necessary to allow appraiser(s) to consider lease transactions covering multiple floors in a building (but less than an entire building).

            2.2.6 If a single appraiser is chosen, then such appraiser shall determine the Fair Market Rental Value of the Premises. Otherwise, the Fair Market Rental Value of the Premises shall be the arithmetic average of the two
(2) appraisals which are closest in amount, and the third appraisal shall be disregarded.

            2.2.7 Landlord and Tenant shall instruct the appraiser(s), in writing, to complete their written determination of the Fair Market Rental Value not later than thirty (30) days after their selection. If the Fair Market Rental Value has not been determined by such date, then the Fair Market Rental Value shall be determined thereafter, and if it has not been determined by the Extension Term Commencement Date, then Tenant shall continue to pay Landlord monthly installments of Base Rent in the amount applicable to the Premises immediately prior to the Extension Term Commencement Date until the Fair Market Rental Value is determined. When the Fair Market Rental Value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly installments of Base Rent actually paid by Tenant to Landlord subsequent to the Extension Term Commencement Date and the new monthly installments of Base Rent which are determined to have been actually owing during such period in accordance with this Section 2.2, plus interest at the Interest Rate from the date the applicable monthly installments were due until such difference is actually paid.

                                   ARTICLE 3

                                   BASE RENT

      Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in
Section 6 of the Summary, payable in equal monthly installments as set forth in
Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any offset or deduction whatsoever except as otherwise expressly set forth in this Lease. Base Rent shall commence on the Effective Date. If any Rent payment date (including the Effective Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 (or 1/366 in a leap year) of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4

                                ADDITIONAL RENT

      4.1   General Terms. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Building Direct Expenses," as those terms are defined in Sections 4.2.9 and
4.2.2 of this Lease, respectively, which are in excess of the amount of Building Direct Expenses applicable to the "Base Year" for such Building, as that term is defined in Section 4.2.1, below. Further, in no event shall any decrease in Building Direct Expenses for such Building for any "Expense Year" for the Building as that term is defined in Section 4.2.6 below, below Building Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent for the Building or any credit against sums due under this Lease. It is the intent of Landlord and Tenant hereunder that Building Direct Expenses be calculated for the Building separately based on the Building Direct Expenses allocated to such Building. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are collectively referred to in this Lease as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are collectively referred to in this Lease as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4, and the obligation of Landlord to refund to Tenant any overpayment of Building Direct Expenses pursuant to Section 4.2 below, shall survive the expiration of the Lease Term.

      4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "BASE YEAR" shall mean the period set forth in Section 7.1 of the Summary.

            4.2.2 "BUILDING DIRECT EXPENSES" shall mean "Building Operating Expenses" and "Building Tax Expenses," as those terms are defined in Sections
4.2.3 and 4.2.4 below, respectively.

            4.2.3 "BUILDING OPERATING EXPENSES" shall mean the portion of "Operating Expenses," as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

            4.2.4 "BUILDING TAX EXPENSES" shall mean that portion of "Tax Expenses," as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

            4.2.5 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

            4.2.6 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

            4.2.7 "OPERATING EXPENSES" shall mean all expenses, costs and amounts which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities to the Project, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area (including any parking structures) repair, restoration, and maintenance; (vi) reasonable fees and other costs, including a five (5%) management fee, and the consulting, legal and accounting fees of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any on-site or off-site management office space for the Project (as described in Section 6.1.4 below) not to exceed 2,000 rentable square feet (which fair rental value for the purpose of determining the Direct Expenses for the Base Year and any subsequent Expense Years shall be the same rate per rentable square foot as the monthly fair market rental rate per rentable square foot charged by the landlords of the Comparable Buildings, but in no event less than the rental rate per rentable square foot utilized in calculating the Base Year Direct Expenses for the Building); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all non-executive persons reasonably engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the reasonable sharing of costs by the Project and the additional land and improvements subject to the CC&R's (including, without limitation, any assessments and association dues under the CC&R's); (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project including, but not limited to HVAC systems, electrical, plumbing and life-safety systems, elevators, any Project locker rooms and workout facilities; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs, roadways, driveways, and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended, in good faith, to effect economies in the operation or maintenance of the Project, or any portion thereof, and only to the extent such anticipated economies exceed the cost of such item, (B) that are required to comply with present or anticipated conservation programs, (C) required by laws, ordinances or regulations enacted after the date permits for the construction of the Building were obtained, (D) that are made in connection with the "Project Reconfiguration," as that term is set forth in Section 6.8, below, and (E) includable in Operating Expenses pursuant to consistently applied and sound accounting and management principles (including, but not limited to, the repair, resurfacing and replacement of parking lots and Project roadways and driveways); provided, however, that any capital expenditure shall be amortized (including interest at the greater of ten percent (10%) or the amortized cost at Landlord's actual cost of funds) over its useful life as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.8 below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

            (a) non-cash items such as deductions for depreciation and amortization of the initial costs of the construction of the Building and the Building Systems and Equipment;

            (b) costs, including marketing costs, legal fees, space planners' fees, and brokerage fees incurred in connection with the original or future leasing of the Project, and costs, including permit, license and inspection costs and allowances and other concessions, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space for tenants or other occupants (or prospective tenants or occupants) of the Project;

            (c) except as set forth in items (v), (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

            (d) costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier (or if Landlord fails to carry the insurance required to be carried by Landlord pursuant to Section 10.4 below, costs which would have been covered by insurance had Landlord obtained the coverage required to be carried under this Lease) or by the "Association" under the CC&R's or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

            (e) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

            (f) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes Landlord including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

            (g) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project, or the wages and/or benefits attributable to personnel above the level of asset manager;

            (h) amount paid as ground rental for the Project by Landlord;

            (i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, provided that any compensation paid to any concierge at the Project and any compensation paid regarding parking operations shall be includable as an Operating Expense;

            (j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project, or during periods when the systems or equipment is being repaired;

            (k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

            (l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

            (m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

            (n) costs incurred to comply with laws or otherwise relating to the removal or abatement of hazardous material in the soil and costs incurred to comply with laws or otherwise relating to the removal or abatement of hazardous material in the Building or any Common Area improvements except where such removal or abatement in the Building or Common Area improvements is required to be performed during the Lease Term by laws not in effect as of April 1, 2003;

            (o) costs arising from Landlord's charitable or political contributions;

            (p) expenses directly resulting from the active or gross negligence of Landlord, its agents, servants or employees;

            (q) rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities;

            (r) the amounts of any payments by Landlord or to its affiliates for goods or services in the Project in excess of a competitive (but not necessarily the lowest) rate;

            (s) costs (not including Tax Expenses), incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, consultant's, attorneys' and accountant's fees, closing costs, title insurance premiums, transfer taxes and interest charges;

            (t) intentionally omitted;

            (u) intentionally omitted; and

            (v) assessments, charges, and dues under the CC&R's which would result in a duplicative charge to Tenant or a charge which is otherwise precluded under this Section 4.2.7 or other provisions of this Lease including without limitation (1) any expense, cost or charge which would be duplicative of a charge for which Tenant already is responsible under this Lease; (2) any expense for property management which would be duplicative of a charge for which Tenant already is responsible under this Lease; (3) special assessments levied under the CC&R's which would be precluded by subsection 4.2.7(c) above; and (4) any expense precluded by Section 5.3 below.

      There shall be deducted from Operating Expenses the following items in the year in which they are applicable: (i) insurance and condemnation proceeds to the extent that such proceeds relate to costs and expenses previously included in Operating Expenses, (ii) all other funds recovered from any tenant of the Building, contractors, or other parties as payment for expenses which were previously included in Operating Expenses, other than tenants' contributions for their proportionate share of Operating Expenses, and (iii) all funds available through the CC&R's which were previously included in Operating Expenses. Operating Expenses shall reflect reductions for cash discounts and trade discounts taken by Landlord.

      If Landlord does not carry a form of insurance coverage (e.g., earthquake insurance) for the Building during any part of the Base Year but subsequently obtains such insurance for the Building during the Lease Term, then from and after the date upon which Landlord obtains such insurance coverage and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent calendar year. Conversely, if Landlord carries a form of insurance coverage (e.g., earthquake insurance) for the Building during any part of the Base Year but subsequently no longer carries such form of insurance coverage, then from and after the date upon which Landlord no longer carries such insurance coverage and continuing throughout the period during which Landlord no longer maintains such insurance coverage, Operating Expenses for the Base Year shall be deemed to be decreased by the amount of premium Landlord incurred for such insurance for the same period of time during the Base Year as such insurance was no longer maintained by Landlord during such subsequent calendar year.

      If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been paid had such Building been ninety-five percent (95%) occupied; and the amount reasonably so determined shall be deemed to have been the amount of Operating Expenses for such year.

            4.2.8 Taxes.

                  4.2.8.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Tax Expenses for the Base Year of the Lease Term for the Building (and the underlying land for the tax parcel) shall be calculated as if the value of such Building, the Base, Shell and Core of such Building and the Tenant Improvements thereto and related improvements to the Common Area as reasonably allocated to such Building were fully assessed. With respect to Tenant Improvements in each Building, such Tax Expenses shall be calculated to include the actual "soft" and "hard" costs of such improvements.

               4.2.8.2 Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax or business license tax with respect to the receipt of or measured by the amount of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

               4.2.8.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section
4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and
(iii) any items paid by Tenant under Section 4.5 of this Lease.

               4.2.8.4 If in any Expense Year subsequent to the Base Year (the "ADJUSTMENT YEAR"), the amount of Tax Expenses decreases below the amount of Tax Expenses for the Base Year as a result of a Proposition 8 reduction, then for purposes of all subsequent Expense Years, including the Expense Year in which such decrease in Tax Expenses occurs, the Building Direct Expenses for the Base Year shall be decreased by an amount equal to such decrease in assessed value or direct assessments, as applicable, in the Adjustment Year. Conversely, if the Tax Expenses thereafter are decreased by a lesser amount during any comparison year subsequent to the Adjustment Year (the "READJUSTMENT YEAR") as a result of Landlord's failure to secure a Proposition 8 reduction which is greater than or equal to the Proposition 8 reduction secured during the Adjustment Year, then for purposes of all subsequent comparison years, including the comparison year in which such lesser decrease in Tax Expenses occurs, the Building Direct Expenses for the Base Year shall only be decreased by an amount equal to the decrease in assessed value or direct assessments, as applicable, during such Readjustment Year which resulted from Landlord's failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during the Adjustment Year; provided that any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Building Direct Expenses for purposes of this Lease. Landlord and Tenant acknowledge that this
Section 4.2.8.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.8.1 through 4.2.8.3, above and Section 4.4.4 below. Notwithstanding the foregoing, in the event that the Project is reassessed (the "REASSESSMENT") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, and such Reassessment results in a decrease in Tax Expenses, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) shall be reduced for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year for which the Reassessment is first attributable) to an amount equal to the real estate taxes based upon such Reassessment.

            4.2.9 "TENANT'S SHARE" shall equal the percentage set forth in
Section 7.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 4 of the Summary, by 100, and dividing the product by the 129,680 rentable square feet in the Building.

      4.3 Allocation of Direct Expenses.

            4.3.1 Method of Allocation. The parties acknowledge that the Building will be a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared among the tenants of the Building and the tenants of the Adjacent Buildings in the Project. Direct Expenses shall also include cost and expenses (or assessments charged in connection therewith) to maintain, repair and operate additional common areas (including parking areas and landscape areas) westerly of the Project, and also subject to the CC&R's, and allocated to the Building and Adjacent Buildings. Such allocation shall be made in accordance with the CC&R's; provided, however, that to the extent such allocation is not addressed in the CC&R's, Landlord shall, in Landlord's reasonable judgment, determine which Direct Expenses are properly allocable to an individual building (because the expense applies to only such building) and which Direct Expenses shall be allocable to tenants of more than one (1) building (in which case Building Direct Expenses shall include those expenses so allocated to the Building based upon the relative square footages of the affected buildings). Such portion of Direct Expenses allocated to Tenant shall include (i) Tenant's Share of all Direct Expenses attributable solely to the Building, and (ii) Tenant's Share of all Direct Expenses attributable to the Project Common Areas (as opposed to Direct Expenses which are solely and directly attributable to any other building in the Project).

            4.3.2 Cost Pools. Notwithstanding anything to the contrary contained herein, Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "COST POOLS"), in Landlord's reasonable judgment. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

      4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Building Direct Expenses for such Expense Year exceeds Tenant's Share of Building Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "EXCESS").

            4.4.1 Statement of Estimated Building Direct Expenses. By May 1 of each year, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT ") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED EXCESS") as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary but

Landlord shall not do so more than twice during any Expense Year. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.1). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12th) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted and sound accounting and management practices, consistently applied.

            4.4.2 Statement of Actual Building Direct Expenses and Payment by Tenant. In addition, Landlord shall give to Tenant following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year for the Building, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. In addition, Landlord shall, within ten (10) days after written request from Tenant, distribute (or if Landlord does not control the Association, request the Association to distribute) to Tenant a copy of (1) the budget, notice and summary prepared pursuant to Section 3.3 of the CC&R's and (2) the accounting prepared pursuant to Section 3.6(c) of the CC&R's. The failure of Landlord to timely furnish the Statement, or any other information required under this
Section 4.4.2, for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this
Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

            4.4.3 Tenant's Audit Right. Within six (6) months after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm), designated by Tenant, may, at Tenant's sole cost and expense subject to reimbursement, as provided for herein and after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default in the payment of Base Rent or Building Direct Expenses after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall execute a confidentiality agreement, in a form reasonably acceptable to Landlord in Landlord's reasonable discretion sole discretion, to maintain all information contained in Landlord's records in strict confidence. Landlord shall cooperate with Tenant in obtaining all necessary or appropriate information from the Association. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement by written notice to Landlord within thirty (30) days after the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made by an independent certified public accountant selected by Landlord and reasonably approved by Tenant who is a member of a nationally or regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. If such certification by the accountant proves that the Building Direct Expenses set forth in the Statement were (i) overstated by less than four percent (4%), then the cost of the accountant and the cost of such certification shall be paid for by Tenant, (ii) overstated by four percent (4%) or more but less than six percent (6%), then the cost of the accountant and the cost of certification shall be split evenly between Landlord and Tenant, or (iii) overstated by six percent (6%) or more, then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.

            4.4.4 Intentionally Omitted.

      4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

            4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

            4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the "Tenant Improvement Allowance," as that term is used in Section 2.1 of the Tenant Work Letter attached to the Original Lease, actually used to build-out the Premises then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

            4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services he rein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facilities; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                    ARTICLE 5

                                 USE OF PREMISES

      5.1 Permitted Use. Tenant shall use the Premises for office, software development, training, research and development, storage, distribution and other lawful uses permitted under the CC&R's (as defined below) and the Project's permitted zoning and for no other purpose or purposes whatsoever without Landlord's consent, which may be withheld in Landlord's sole discretion.

      5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses (as opposed to Tenant's employee cafeteria); (vi) communications firms such as radio and/or television stations, or (vii) any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Buildings or Project, or injure them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain any nuisance in, on or about the Premises. Tenant shall not use or knowingly allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," (as that term is defined in Section 29.23 of this Lease); provided, however, Tenant may use commercially reasonable amounts of any Hazardous Material in accordance with the terms and conditions set forth in
Section 29.23, below.

      5.3 CC&R's. Tenant continues to acknowledge and agree that the Project is subject to those certain covenants, conditions, and restrictions contained within that certain Agreement Between Landowners Including Covenants, Conditions and Restrictions and Grants of Easements for Carmel Center and Including Amendment and Restatement of Former Declaration and Termination of Prior Grants of Easements, recorded March 25, 2002 (the "AMENDED CC&R'S"), including the
Site Plan attached thereto as Exhibit A, and the Carmel Center Parking Management Plan attached thereto as Exhibit D (the "CC&R'S PARKING PLAN"). In addition, Tenant acknowledges that the Project may be subject to any future covenants, conditions and restrictions (the "FUTURE CC&R'S") which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that the Lease, as hereby amended, shall be subject and subordinate to such Future CC&R's. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as EXHIBIT F, agreeing to and acknowledging the Future CC&R's.

      5.4 BUILDING LOBBY. Tenant acknowledges and agrees that the lobby area located on the ground floor of the Building (the "BUILDING LOBBY") is Building Common Area. Notwithstanding the foregoing, subject to the terms of this Section 5.4, Tenant shall have the right to use and maintain, throughout the Lease Term, Tenant's current reception desk (which reception desk shall be staffed by no more than (2) individuals), located in the eastern portion of such Building Lobby, and that such reception desk shall be identified by a desk placard approved by Landlord, and staffed, used and maintained by Tenant in a first-class, professional manner. Tenant hereby expressly acknowledges Landlord's continued right (i) to itself utilize the Building Lobby, and (ii) to install the "Building Directory," as that term is defined in Section 23.3, below, and any other signage in the Building Lobby, for Landlord or any other tenant of the Building, as determined by Landlord, in Landlord's sole and absolute discretion.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

      6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

            6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") from Monday through Friday, during the period from 7:00 A.M. to 7:00 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M. (the "BUILDING HOURS"), except for the dates of observation of New Year's Day, Presidents Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, and Christmas Day and other nationally recognized holidays that are not nationally recognized as of the date of this Lease (collectively, the "HOLIDAYS"). Notwithstanding the foregoing, Landlord shall change the Building Hours as requested by Tenant from time to time (but not more than two (2) times per calendar year) so long as (i) the total Building Hours for the weekly period (i.e., Monday through Sunday) do not exceed sixty-four (64) hours, (ii) Tenant leases the entire Premises, (iii) any such Building Hours so designated by Tenant for any day must be consecutive hours, and (iv) Tenant shall be responsible for any additional reasonable costs incurred by Landlord as a result of such change in hours requested by Tenant (which costs shall be payable as Additional Rent within thirty (30) days after Tenant's receipt of invoice therefor). Tenant shall be entitled to install as an Alteration dedicated heating, ventilation and air conditioning units ("PACKAGE UNITS") within or serving the Premises at Tenant's sole cost and expense (but not window units). The plans and specifications for any Package Units shall, as indicated in
Article 8 below and the Tenant Work Letter (as applicable), be subject to Landlord's reasonable approval and the electricity required to power such Package Units shall be included within the allotment set forth in Section 6.1.2 below and such electricity and any other utilities used by such Package Units shall be payable by Tenant in accordance with Section 6.2 below. Tenant shall be solely responsible for maintenance and repair of the Package Units and such units shall be considered to be a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of Lease Term unless Landlord requires Tenant to remove such items upon expiration or earlier termination of this Lease pursuant to the provisions of Section 8.5 below. Notwithstanding the foregoing, Tenant may remove any "Libert" or similar type HVAC units from the Premises at any time prior to expiration or earlier termination of the Lease Term provided that Tenant removes all associated wiring and cabling, repairs any damage resulting from such removal and restores the Premises to the condition prior to the placement of such unit(s), reasonable wear and tear excepted.

            6.1.2 Landlord shall provide adequate electrical wiring, facilities and power for connection to Tenant's equipment, provided that the connected electrical load of such equipment does not exceed an average of four (4) watts per rentable square foot of the Premises during each of the Building Hours on a monthly basis (i.e., the total number of watts per rentable square foot allocable to such equipment during a given month divided by the number of Building Hours that occur during such given month shall not exceed four (4) watts per rentable square foot) and sufficient to provide an additional one point five (1.5) watts (per rentable square foot of the Premises during the Building Hours on a monthly basis) of connected electrical load for Tenant's lighting fixtures. Any such electrical usage shall be subject to applicable laws and regulations. Tenant shall bear the cost of replacement of any non-Building standard lamps, starters and ballasts for lighting fixtures within the Premises; replacement of any such Building standard items (as shown on the "Specifications," as that term was defined in Section 2.3 of the Tenant Work Letter attached to the Original Lease) shall be included in Operating Expenses.

            6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

            6.1.4 Landlord shall manage the Project and employ qualified property management personnel and maintenance personnel to operate and manage the Project in accordance with a standard which is not less than customarily observed in the operation and management of Comparable Buildings.

            6.1.5 Landlord shall provide janitorial services five (5) days per week except the date of observation of the Holidays, in and about the Building and window washing services in accordance with a standard which is not less than that customarily observed in other Comparable Buildings.

            6.1.6 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours; Landlord shall have one elevator available at all other times, including Holidays.

            6.1.7 Landlord shall provide security services to the Project and Building in a commercially reasonable manner.

            6.1.8 Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises. Any such security measures for the benefit of the Premises shall be provided by Tenant, at Tenant's sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

      Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems (collectively, "BUILDING SYSTEMS AND EQUIPMENT").

      6.2 Overstandard Tenant Use.

            6.2.1 In General. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.28, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. Landlord hereby acknowledges Tenant's current use, as of April 1, 2003, of the Premises, does not constitute an over-standard use as set forth in this Section 6.2.1, and hereby approves Tenant's current use of Tenant's computers and data processing equipment located in the Premises.

            6.2.2 Tenant shall pay for all electricity attributable to its use of the entire Premises (including, without limitation, electricity required in order to provide HVAC to the Premises) and Tenant shall timely pay all charges for such service directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same. The actual cost of electricity provided to the Premises (including, without limitation, electricity required in order to provide HVAC to the Premises which Tenant shall be responsible for pursuant to the terms of Section 6.2.3, below) shall, notwithstanding anything to the contrary contained in this Lease, not be included in Operating Expenses (including, without limitation, Operating Expenses for the Base Year) for the Building (except for electricity relating to the Common Areas, which shall be included in Operating Expenses (including, without limitation, Operating Expenses for the Base Year) and paid by Tenant as part of Building Direct Expenses).

            6.2.3 HVAC. If Tenant desires to use HVAC during hours other than those for which Landlord is obligated to supply such HVAC pursuant to the terms of Section 6.1 of this Lease (i.e., in excess of sixty-four (64) hours in any week), Tenant shall not be required to give Landlord prior notice of Tenant's desired use but rather Tenant may control its after-hours HVAC use from within the Premises. Landlord shall supply such after-hours HVAC to Tenant subject to Tenant's payment to Landlord of an amount reasonably determined by Landlord to be directly attributable to increased wear and tear on existing Building Systems and Equipment caused by such after-hours use, any engineer's over-time and a nominal amount attributable to overhead and accounting costs. Amounts payable by Tenant to Landlord for such use of additional HVAC shall be deemed Additional Rent hereunder and shall be paid within thirty (30) days after Tenant's receipt of invoice therefor.

      6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except for abatement as specifically provided in Section 6.8 below), or otherwise, for failure to furnish or delay in furnishing any service (including telephone, electrical and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or the Project after diligent and reasonable efforts to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except for abatement as specifically provided in Section 6.8 below), or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, except in any circumstances where the failure to furnish any such services or utilities arises out of or is a result of, Landlord's sole or gross negligence or intentional misconduct (in which case Landlord shall be responsible to the extent such item is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant). Landlord shall be entitled to cooperate in a reasonable manner with the mandatory requirements of national, state or local governmental agencies or utilities suppliers in reducing the consumption of energy or other resources (including temporary stoppages in the supply of any utilities), and Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated (except as expressly provided in Section 6.8 below) by reason of such cooperation by Landlord.

      6.4 Additional Services. Landlord shall also provide any additional services which may be reasonably requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within fifteen (15) days after receipt of written notice from Landlord, the sum of all costs to Landlord of such additional services plus a reasonable administration fee. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Tenant shall not be required to use Landlord for such any additional services; provided, however, that Landlord shall have the right to reasonably approve any other provider of such services should Tenant elect not to use Landlord for the providing of such services. However, nothing in this Section 6.4 shall be construed as requiring Landlord to provide any such service which would, in Landlord's reasonable judgment, result in the receipt by Landlord of amounts that would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, or any successor section thereto.

      6.5 Intentionally Omitted.

      6.6 Emergency Generator. Subject to Tenant's compliance with all Applicable Laws, Landlord shall permit Tenant to maintain, at Tenant's sole cost and expense, the above-ground emergency generator (as a Miscellaneous Common Area Item) previously installed by Tenant pursuant to the Existing Lease for Tenant's use in the Premises (the "EMERGENCY GENERATOR"); provided, however, Tenant hereby acknowledges and agrees that promptly following the execution of this Lease, Tenant shall, at Tenant's sole cost and expense, disconnect and/or remove all cabling, wiring, conduit and other such connections of the Emergency Generator, which cabling, wiring, conduit or other such connections are connected to any non-Premises portions of the Building, in accordance with the removal and repair requirements set forth in Section 8.5, below. Such Emergency Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) any period of electrical power outage in the Building. Tenant shall be entitled to operate the Emergency Generator for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. Any repairs and maintenance of such Emergency Generator shall be the sole responsibility of Tenant. Upon the expiration or earlier termination of the Lease, Tenant may, at Tenant's sole cost and expense, remove the Emergency Generator and all associated cabling and wiring and repair all damage resulting from such removal; provided, however, to the extent this Lease is terminated prior to the Lease Expiration date pursuant to Article 19 of this Lease, then, unless Landlord provides prior written notice to Tenant requiring Tenant to remove such Emergency Generator in accordance with the removal and repair obligations in Section 8.5, below, such Emergency Generator shall become the sole property of Landlord in accordance with the terms of Section 8.5, below. Landlord makes no representation or warranty with respect to the Emergency Generator or its suitability for use by Tenant and Article 10 of the Lease shall apply with respect to Tenant's use, maintenance, repair and operation of the Emergency Generator.

      6.7 Building Reconfiguration Costs. Tenant acknowledges and agrees that Tenant shall pay the costs incurred by Landlord in connection with the reconfiguration of the Building, including, but not limited to: (i) the cost of installing submeters on each floor of the Building and in the Building Common Areas, as determined by Landlord, which submeters shall be for the use of monitoring Tenant's utility usage in the Premises as well the utility usage by other tenants in the Building and of the Building Common Areas, (ii) the cost of reconfiguring and/or replacing the access control panels of the Building elevators, and (iii) the cost to replace all of the master locks and master keys in the Building (collectively, the "BUILDING RECONFIGURATION COSTS"). Tenant shall pay such Building Reconfiguration Costs to Landlord within thirty (30) days following Tenant's receipt of an invoice which shall provide a reasonable description of such Building Reconfiguration Costs. To the extent practicable, (i) Landlord shall not, in connection with the performance of the work set forth in this Section 6.7, cause material interference with Tenant's ongoing business operations in the Premises, (ii) Landlord shall only perform such work after prior written notice thereof to Tenant, and (iii) Landlord shall use commercially reasonable efforts to coordinate the work to be performed pursuant to this Section 6.7 with the work that Tenant is anticipating performing in the Premises in connection with the reduction of Tenant's occupancy of the entire Building under the terms of the Existing Lease to the Premises set forth in this Lease.

      6.8 Project Reconfiguration. Landlord and Tenant hereby acknowledge and agree that due to the changing nature of the Project from a single-tenant Project to a multi-tenant Project, certain reconfigurations of the Common Areas are required. Landlord shall implement the changes that are reasonably required in connection therewith (collectively, the "PROJECT RECONFIGURATION"). All such costs incurred in connection with the Project Reconfiguration shall initially be paid for by Landlord, but shall be included as an Operating Expense under the terms of Section 4.2.7, above.

      6.9 Abatement Event. An "ABATEMENT EVENT" shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, whether directly or as a result of any failure to provide services or access to the Common Area of the Building in which the Premises are a part where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice ("ABATEMENT NOTICE") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Base Rent and Tenant's Share of Direct Expenses shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises leased by Tenant; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises for Tenant's business purposes. If, however, Tenant reoccupies any portion of the Premises during such period, the Base Rent and Tenant's Share of Direct Expenses allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term "ELIGIBILITY PERIOD" shall mean a period of five (5) consecutive business days after Landlord's receipt of any Abatement Notice(s). If the Abatement Event is caused by the negligence or willful misconduct of Tenant, the Abatement described in this Section 6.8 shall not apply; however, Tenant may seek recovery from its business interruption insurance. Except as provided in Article 11 and Article 13, such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                                    ARTICLE 7

                                     REPAIRS

      7.1 Obligations. Landlord shall maintain and repair any and all defects in the base, shell and core of the Building (the "BASE, SHELL AND CORE"), including, without limitation, the foundations, floor/ceiling slabs, structural portions of the roof (including the roof membrane), curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, and elevator cabs, and shall also maintain and repair the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air conditioning systems of the Building (i.e., all of such systems except for distribution within the Premises, in which case (i) Landlord shall be responsible for repair of construction defects, (ii) with respect to design defects, that party that retained the consultant to design such distribution shall be responsible for repair of the defect and any additional costs incurred as a result of such defect (to the extent not covered by warranty or insurance), and (iii) Tenant shall be responsible for all other repairs and maintenance to interior of Premises), the exterior portions of the Building and the Common Areas. In addition, Landlord shall make repairs necessitated by the acts or omissions of Landlord or its respective agents, employees or contractors. Tenant shall, at Tenant's own expense, keep the Premises and specifically all tenant improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, and in this regard, Tenant shall at Tenant's own expense within a reasonable period of time but under the supervision and subject to the prior approval of Landlord with respect to any repairs for which a building permit is required, adequately repair all such damage thereto. Except with respect to the express maintenance and repair obligations of Tenant under this Lease, Landlord shall maintain and repair the Building and the Project (including the Common Areas) and replace or repair all damaged, broken, or worn fixtures and appurtenances, the cost of which shall be included in Operating Expenses (subject to the provisions of Article 4 above). Landlord may enter the Premises at all reasonable times upon reasonable prior notice to Tenant (except that no notice will be required in case of emergency) to make such repairs, alterations, improvements or additions to the Buildings or to the Project or to any equipment located in the Project as Landlord is obligated under this Lease or Landlord shall deem reasonably necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

      7.2 Tenant's Failure to Comply. If Tenant fails to make any repairs required of Tenant under this Lease, after written notice to Tenant and the expiration of a reasonable cure period, Landlord may (but need not) enter the Premises pursuant to Section 7.1 above to make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage (not to exceed five percent (5%)) of the cost thereof to compensate Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements within fifteen (15) days of being billed for same. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

      8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent (as indicated in Section 29.4 below) shall not be unreasonably withheld by Landlord. However, Tenant may make (i) cosmetic changes to the finish work in the Premises, not requiring any structural or other substantial modifications to the Premises (e.g., voice/data cabling), without Landlord's prior consent, (ii) cosmetic changes to the interior of any Tenant space within the Building (e.g., changes to the carpet, wallcovering and paint) and (iii) nonstructural changes to the interior of any Tenant space within the Building (such cosmetic and nonstructural changes to be referred to hereafter collectively as the "ACCEPTABLE CHANGES") upon at least ten (10) days prior notice to Landlord but without Landlord's prior consent provided (a) with respect to the changes described in Subsection 8.1(iii) above only, such changes do not cost in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00) for any one (1) job,
(b) such Acceptable Changes do not affect the exterior appearance of the Building or Common Areas, the structural aspects of the Building, or any Building System or Equipment, and (c) Tenant shall perform such Acceptable Changes in a good and workmanlike manner and in conformance with any and all applicable federal, state, county or municipal laws, rules or regulations (collectively, "APPLICABLE LAWS"). At any time Tenant proposes to make Alterations which require the consent of Landlord pursuant to this Section 8.1, Tenant's notice regarding the proposed Alterations shall be provided together with plans and specifications for the Alterations, and Landlord shall approve or disapprove of the same within fifteen (15) days after Land lord's receipt thereof. The term "Alterations" does not refer to any tenant improvements installed pursuant to the Tenant Work Letter attached to the Original Lease.

      8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord may reasonably require, including, but not limited to, the requirement that Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, provided Landlord imposed such removal requirement as a condition to consenting to such Alterations when they are installed, and/or the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen approved by Landlord (which approval (as indicated in Section
29.4 below) shall not be unreasonably withheld or delayed). In any event, Tenant shall utilize subcontractors of Landlord's selection to perform any and all work that may affect the Building Systems and Equipment, structural aspects of the Building, the Base Shell or Core or exterior appearance of the Building or Common Areas provided that (i) if such subcontractors are unwilling or unable to perform such work, Tenant may utilize the services of any other qualified subcontractor which normally and regularly performs similar work in comparable first-class, institutional quality, office buildings in the San Diego, California area, and (ii) Landlord shall cause such subcontractor selected by Landlord to charge Tenant for such work in an amount equal to the cost that a comparable, first-class, reputable and reliable subcontractor would have charged Tenant if selected pursuant to competitive bidding procedures (and if such subcontractor refuses to meet such pricing requirements, Landlord shall have the option to either pay the excess charges of such subcontractor or to permit Tenant to utilize any other qualified subcontractor which meets the requirements of Subsection 8.2(i) above). Tenant shall construct such Alterations and perform such repairs in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of other tenants in the Project. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with California Civil Code Section 3093 or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations.

      8.3 Payment for Improvements. The cost of all Alterations shall be paid for by Tenant. In the event Tenant orders any Alterations or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within fifteen (15) days of billing therefor, either periodically during construction in reasonable progress payments or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work not to exceed three percent (3%) of such cost to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order such work directly from Landlord, Tenant shall pay to Landlord a fee equal to one percent (1%) of the cost of such work and shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses actually incurred in connection with review of such work; provided, however, that this sentence shall not apply to Acceptable Changes.

      8.4 Construction Insurance. In the event that Tenant makes any Alterations (other than work described in Subsections 8.1(i) and (ii) above), Tenant agrees to carry "Builder's All Risk" insurance in a reasonable amount covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, if the cost of the Alteration exceeds One Hundred Thousand Dollars ($100,000.00), Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

      8.5 Landlord's Property. All Alterations, "Tenant Improvements," as that term was defined in Section 2.1 of the Tenant Work Letter attached to the Original Lease, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, Tenant may remove any fixtures, equipment and/or personal property owned by Tenant (including, without limitation, property that was purchased by Tenant pursuant to the terms of
Section 2.2.10 of the Tenant Work Letter attached to the Original Lease), to the extent such property is expressly identified on EXHIBIT L, attached hereto (such identified property to be the "REMOVABLE PROPERTY"); provided, however, (i) Tenant shall repair any damage to the Premises and Building caused by any such removal, (ii) Tenant shall give Landlord at least ten (10) business days prior written notice before any such Removable Property shall be removed from the Premises, and (iii) during such ten (10)-day period, Landlord shall be given a reasonable opportunity to inspect the Removable Property and to make a first offer to Tenant to purchase all or a portion of such Removable Property. Furthermore, Landlord may require Tenant, at Tenant's expense, to remove any Alterations, the rotunda previously constructed by Tenant pursuant to the terms of the Tenant Work Letter attached to the Original Lease, Tenant's data center, Tenant's engineering laboratory on the third (3rd) floor of the Building, and any item indicated as a "must remove" items on EXHIBIT L and to repair any damage to the Premises and Building caused by such removal; provided, however, that with regard to the Alterations (as opposed to the above-referenced rotunda, data center or engineering laboratory), Landlord shall give Tenant written notice concurrently with Landlord's consent to such Alterations, and within ten
(10) business days of Landlord's receipt of notice of any Acceptable Changes, that Landlord would require such removal at the end of the Lease Term or following any earlier termination of this Lease. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of such Alterations or Tenant Improvements, Landlord may do so and may charge the actual cost thereof to Tenant.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

      Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from mechanics' liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be promptly released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed by bond or otherwise on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant (which thirty (30) day period shall be subject to reduction as provided in the next sentence below), Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant. However, if Landlord's notice of such lien to Tenant indicates that Landlord is in escrow to sell or finance the Building or has an executed letter of intent to sell or a commitment letter to finance the Building (or a substantially similar document), Landlord may indicate in such notice that such thirty (30) day period shall be reduced to a period designated by Landlord which is not less than ten (10) business days.

                                   ARTICLE 10

                                    INSURANCE

      10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its members, partners, subpartners and affiliates and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability, including without limitation court costs and reasonable attorneys' fees (collectively, "CLAIMS") incurred in connection with or arising from any cause in, on or about the Premises during the Lease Term, provided that the terms of the foregoing indemnity by Tenant shall not apply to the gross negligence or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees in connection with Landlord's activities in the Project and Landlord shall indemnify, defend, protect and hold Tenant, its officers, directors, agents, servants and employees harmless from any such Claims (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease). The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

      10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

      10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

            10.3.1 Commercial/Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a comprehensive general liability endorsement with broad form covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

               Bodily Injury and               $5,000,000 each occurrence
               Property Damage                 $5,000,000 annual aggregate, or any
               Liability                       combination of primary insurance and excess
                                               liability
               Personal Injury Liability       $5,000,000 each occurrence $5,000,000
                                               annual aggregate, or any combination of
                                               primary insurance and excess liability

            10.3.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a special form "all risk" basis, for the full replacement cost value, with a special theft form for the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include sprinkler leakage coverage.

            10.3.3 Worker's Compensation and Employer's Liability Insurance, with a waiver of subrogation endorsement, with minimum limits of $1,000,000 per employee and $1,000,000 per occurrence.

            10.3.4 Business Interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings for up to one (1) year attributable to the risks outlined in
Section 10.3.2 above; however, Tenant shall be entitled to self-insure the coverage described in this Section 10.3.4 only, in which case such self-insurance shall be deemed to contain all of the terms and conditions applicable to the coverage described in this Section 10.3.4 including, without limitation, a deemed waiver of subrogation and, consequently, Land lord shall be treated, for all purposes, as if Tenant had actually purchased such insurance from a third party.

            10.3.5 Comprehensive Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability: One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

      10.4 Fire and Casualty Insurance of Landlord. Landlord shall maintain during the Lease Term and as an Operating Expense, a policy or policies of insurance insuring the Building and Project Common Areas and Landlord's remaining interest in the Tenant Improvements and Alterations against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in the amount of full replacement cost for the Building (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction or replacement of any portion of the Building as the result of a covered loss) and other improvements and may include, at the option of Landlord, the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement for a period of one (1) year and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or any ground or underlying lessors of the Building.

      10.5 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance shall be issued on an occurrence basis and shall be (i) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. In addition, the insurance described in Section 10.3.1 above shall (a) name Landlord, and any other party reasonably specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (c) be primary insurance as to all claims thereunder and provide that any insurance obtained by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and
(d) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord before the Effective Date and at least thirty
(30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the costs of it shall be paid to Landlord as Additional Rent within fifteen (15) days after delivery to Tenant of bills therefor. Tenant may satisfy the insurance coverage described in this Article 10 through one or more blanket policies so long as such policies otherwise meet the requirements specified above.

      10.6 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage and loss of insurance and extra expense insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies (or are deemed to be contained in any self- insurance maintained by Tenant pursuant to the provisions of Section 10.3.4 above), Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to the extent such loss or damage is insurable under such policies of insurance.

      10.7 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord's request shall only be considered reasonable if such increased amounts and any such other coverages are standard amounts and coverages for Comparable Buildings, and Landlord shall not increase amounts and require additional coverages during the first five (5) years of the Lease Term and thereafter not more often than one time in any five
(5) year period.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

      11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Building or other portion of the Project resulting from fire or any other casualty. If such Building or any Common Areas serving or providing access to such Building shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of such Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord and reasonably approved by Tenant, provided that access to the Building shall not be materially impaired. Upon the occurrence of any damage to such Building, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's physical damage and property damage insurance required under Section 10.3 of this Lease (excluding, however, proceeds payable with respect to any damage to Tenant's furniture, equipment and other personal property on the Premises), and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, plus the amount of insurance proceeds received by Landlord from Landlord's insurance carrier to the extent allocable to damage of such Tenant Improvements and Alterations, the cost of such repairs shall be paid by Tenant to Landlord in reasonable progress payments as Landlord repairs the damage (provided that if any mortgage holder or deed of trust beneficiary so requires, Tenant shall deposit such cost of repairs with such mortgage holder or deed of trust beneficiary prior to the commencement of repair by Landlord of such injury or damage, in which case Tenant shall be entitled to interest on such funds to the extent permitted by such lender). In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors (subject to Tenant's approval thereof, not to be unreasonable withheld or delayed (as indicated in Section 29.4 below)) to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Building or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent during the time and to the extent the Building is unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof for the conduct of Tenant's business; provided, however, that if such damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees or invitees, such abatement of Base Rent shall apply only to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as a part of Operating Expenses.

      11.2 Landlord's Option to Repair. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Building; and instead terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Building, but Landlord may so elect only if (i) the Building shall be damaged by fire or other casualty or cause, and the damage is not fully covered, except for deductible amounts, by insurance policies required to be carried by Landlord under this Lease and (ii) Tenant is not willing to fund the amount of the shortfall in excess of deductible amounts.

      11.3 Landlord's Option to Repair. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination with ninety (90) days after the date Landlord learns of the necessity for repairs as a result of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Building, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause and one or more of the following conditions is present: (i) the repair or restoration is reasonably estimated to cost more than sixty percent (60%) of the replacement cost of such Building, or (ii) repairs cannot reasonably be substantially completed within three hundred sixty (360) days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums).

      11.4 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, California Civil Code Sections 1932(2) and 1933(4), with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Buildings or the Project.

      11.5 Damage Near End of Term. In the event that the Building is destroyed or damaged during the last twelve (12) months of the Lease Term and the repair or restoration is reasonably estimated to cost more than the "Threshold Level" (as that term is defined below), then notwithstanding anything contained in this
Article 11, Landlord shall have the option to terminate this Lease by giving written termination notice to Tenant of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage or destruction, and, to the extent such damage or destruction was not caused as a result of the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees and the repair of same is reasonably expected by Landlord to require more than three (3) months to complete, Tenant shall have the option to terminate this Lease by giving written termination notice to Landlord of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage or destruction. The term "THRESHOLD LEVEL" shall mean twenty percent (20%) of the replacement cost of the Building where the damage occurs during the period from the first day of the ninth (9th) month prior to the scheduled date of expiration of the Lease Term to the last day of the twelfth (12th) month prior to the scheduled date of expiration of the Lease Term, fifteen percent (15%) of the replacement cost of the Building where the damage occurs during the period from the first day of the fifth (5th) month prior to the scheduled date of expiration of the Lease Term until the last day of the eighth (8th) month prior to the scheduled date of expiration of the Lease Term, and ten percent (10%) of the replacement cost of the Building where the damage occurs during the last four (4) months of the Lease Term. If either Landlord or Tenant exercises such option to terminate this Lease as provided above (i) this Lease shall cease and terminate as of the earlier of (1) the date ninety (90) days after the date of such notice, or (2) the expiration date of this Lease, (ii) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and (iii) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 12

                                    NONWAIVER

      No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

      13.1 Permanent Taking. If more than twenty-five percent (25%) of the rentable square feet of the Premises or of the Building Common Area shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred twenty (120) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises or of the Building Common is taken, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred twenty (120) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to such Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease is not terminated pursuant to this Section 13.1, the Rent shall be abated proportionately based on the percentage of the rentable square feet of the Building which is taken. Tenant hereby waives any and all rights it might otherwise have pursuant to California Code of Civil Procedure Section 1265.130.

      13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one (1) year or less, then this Lease shall not terminate but the Base Rent shall be abated for the period of such taking for the number of rentable square feet of the Premises so taken. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

      14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, except as otherwise expressly provided herein, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS " and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). Where Landlord's consent to a proposed Transfer is required under this Article 14, if Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Landlord shall approve or disapprove of the proposed Transfer within fifteen (15) business days after Landlord's receipt of the applicable Transfer Notice including all items required pursuant to the immediately preceding sentence. Where Landlord's consent to a proposed Transfer is required under this
Article 14, any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.2 of this Lease. Where Landlord's consent to a proposed Transfer is required under this Article 14, whether or not Landlord consents to such proposed Transfer, for each proposed Transfer Tenant shall pay to Landlord a review and processing fee in an amount equal to $500.00 and any reasonable legal fees incurred by Landlord (which legal fees shall not exceed $1,000 per proposed Transfer during the Lease Term), upon request by Landlord.

      14.2 Landlord's Consent. Where Landlord's consent to a proposed Transfer is required under this Article 14, Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

            14.2.1 The Transferee is of a character or reputation or engaged in a business which Landlord reasonably determines is not consistent with the quality of the Project as a first-class, institutional quality office project;

            14.2.2 The Transferee is either a governmental agency or instrumentality thereof which Landlord reasonably determines is not consistent with the quality of the Project as a first-class, institutional quality office project;

            14.2.3 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

            14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

            14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Transfer on the date consent is requested (provided, however, that this Section
14.2.5 shall only apply if the Transfer is for a full floor or more of the Building);

            14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease or bring an action against Landlord.

            14.2.7 The Transfer occurs during the period from the Effective Date until the earlier of (i) the fourth anniversary of the Effective Date or (ii) the date at least ninety- five percent (95%) of the rentable square feet of the Building is leased, and the rent charged by Tenant to such Transferee during the term of such Transfer (the "TRANSFEREE'S RENT"), calculated using a present value analysis, is less than ninety-five percent (95%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term (the "QUOTED RENT"), calculated using a present value analysis;

            14.2.8 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

            14.2.9 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; or

            14.2.10 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

      If Landlord consents to any Transfer pursuant to the terms of this Section
14.2 (and does not exercise any recapture rights Landlord may have under Section
14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to Tenant than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provisions of this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article, Tenant's only remedies shall be to seek a declaratory judgment and/or injunctive relief and/or monetary damages, and Tenant waives the right to terminate this Lease as to all or any portion of the Premises.

      14.3 Transfer Premium.

            14.3.1 Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall, except as otherwise provided in this Article 14, pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this
Section 14.3, received by Tenant from such Transferee (the amount which may be so payable to Landlord may be referred to herein as the "PREMIUM BASE AMOUNT"). "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Landlord or Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions, reasonable attorneys' and architectural fees and reasonable advertising costs incurred in connection with the Transfer, (iii) any Rent and Additional Rent paid by Tenant for the portion of the Premises transferred while such space is being actively marketed for sublease or assignment to the extent Tenant is not occupying such space, and (iv) any other out-of-pocket costs reasonably incurred by Tenant in connection with such Transfer (collectively, the "SUBLEASING COSTS"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

            14.3.2 Payment of Transfer Premiums. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth (1/12th) of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this
Section 14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis and actually received by Tenant, then Landlord shall promptly refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Basic

Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Subleasing Costs shall be amortized on a straight- line basis over the term of the Transfer.

            14.3.3 Limitation on Amount and Timing. Notwithstanding the foregoing provisions of this Section 14, Tenant shall have no obligation to pay, and shall not pay, any percentage of the foregoing Transfer Premium under this or any other section of this Lease in any calendar year, to the extent Tenant is advised by Landlord that such payment would exceed the sum of: (A) the maximum amount (if any) that can be paid to Landlord without causing Kilroy Realty Corporation, a Maryland corporation ("KRC") to fail to meet the requirements of sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended (the "CODE") for such year determined as if (i) the payment of such amount did not constitute income described in sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("QUALIFYING INCOME"), (ii) the payment of such amount resulted in all other amounts received by Landlord from Tenant pursuant to this Lease during such year failing to constitute Qualifying Income, and (iii) KRC had $1,000,000 of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of KRC which was not Qualifying Income), in each case as determined by KRC's independent accountants, and (B) the Premium Base Amount less the amounts paid under clause (A) in the event KRC receives and provides Tenant with a copy of a reasoned opinion from outside counsel or a ruling from the Internal Revenue Service (the "PREMIUM GUIDANCE") indicating that Landlord's receipt of the Premium Base Amount would constitute Qualifying Income and would not cause other amounts paid by Tenant to Landlord to fail to constitute Qualifying Income (the "REIT REQUIREMENTS"). In the event that Landlord is not able to receive the full Premium Base Amount due to the above limitation, Tenant shall not pay any amounts in excess of such limit unless and until KRC receives (and delivers to Tenant) any one or combination of the following, once or more often: (i) a letter from KRC's independent accountants indicating the maximum amount that can be paid by Tenant to Landlord at that time without causing KRC to fail to meet the REIT Requirements (calculated as described above) or (ii) the Premium Guidance; in which event Tenant shall pay to Landlord the lesser of the unpaid Transfer Premium or the maximum amount stated in the letter referred to in (i) above. Tenant's obligation to pay any unpaid portion of the Transfer Premium shall terminate on the December 31 following the date which is three (3) years after the date such payment would (without regard to the limitations in this subparagraph) have initially been due. Any amounts paid shall first be applied to the Transfer Premium which is the oldest. Tenant shall cooperate with Landlord and KRC and provide them with any information or documents that are necessary or helpful to Landlord or KRC in obtaining any Premium Guidance or in calculating the amount of any payment due hereunder.

      14.4 Landlord's Option as to Subject Space. Landlord shall have the option, by giving written notice ("RECAPTURE NOTICE") to Tenant within fifteen
(15) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture shall cancel and terminate this Lease, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. However, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) days after Tenant's receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer. Tenant's failure to so notify Landlord in writing within said ten (10) day period shall be deemed to constitute Tenant's election to allow the Recapture Notice to be effective. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than all of the rentable square feet within the Building, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Building, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to timely elect to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer with respect to any Transfer which such consent is required, Tenant shall be entitled to transfer the Subject Space to the proposed Transferee, subject to the provisions of this Article 14.

      14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times (but no more than one (1) time per calendar year) to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, in addition, if understated by more than (a) two percent (2%), Tenant shall pay Landlord's cost of such audit within thirty (30) days after demand, and (b) ten percent (10%), Landlord shall be entitled to interest on the understated amount at the rate of ten percent (10%) per annum from the date upon which the understated amount would have been paid if the Transfer Premium had been accurately determined in the first place to the date Tenant pays to Landlord in full such understated amounts; Landlord's rights pursuant to the immediately preceding sentence shall constitute Landlord's sole remedy for any understatement of the Transfer Premium (in the absence of fraud by Tenant).

      14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of fifty percent (50%) or more of partnership or membership interests, within a twelve
(12)-month period, or the dissolution of the partnership or company without immediate reconstitution thereof, and (ii) except as otherwise provided in
Section 14.7 below, if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter),
(A) the dissolution, merger, consolidation or other reorganization of Tenant or,
(B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

      14.7 Affiliated Transfers. Notwithstanding anything contained in this Lease to the contrary, an assignment, subletting or permitting the use of all or any portion of the Premises to or by a Permitted Affiliate (as defined below) of Tenant shall not be deemed a Transfer under this Article 14 and thus shall not be subject to (i) any requirement of obtaining Landlord's consent thereto under this Article 14, (ii) Landlord's right to receive fifty percent (50%) of any Transfer Premium in connection therewith under Section 14.3 or (iii) Landlord's right to recapture the Premises under Section 14.4, provided that (a) Tenant notifies Landlord of such assignment or sublease and the identity of the Permitted Affiliate prior to the effective date thereof and promptly after request from Landlord supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease and/or such Permitted Affiliate; (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14, and (c) as of the date of such assignment, subletting or use, such Permitted Affiliate's net worth and financial standing are no less than that of Tenant's net worth and financial standing as of the Effective Date. As used in this Section 14.7, "PERMITTED AFFILIATE" shall mean (1) any person, corporation or other entity which is controlled by, controls, or in common control with Tenant, or (2) any entity which merges with Tenant or acquires substantially all of Tenant's stock or assets, and in either case of (1) or (2) above, such person, corporation or other entity has a net worth as of the effective date of the assignment or sublease at least equal to the net worth of Tenant as of the date of execution of this Lease. "Control," as used in this Section 14.7, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE 15

                             SURRENDER OF PREMISES;
                           REMOVAL OF TRADE FIXTURES

      15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to any portion of the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or any portion thereof or effect a termination or partial termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

      15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, Alterations and Tenant Improvements which do not conform to the Specifications (provided Landlord conditioned its approval of their installation under Section 8.5 above upon Tenant's removal of such Alterations or non-standard Tenant Improvements (as applicable) upon the expiration or earlier termination of this Lease), free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Building resulting from such removal. Tenant also shall comply with the provisions of Section 8.5 of this Lease. Notwithstanding the foregoing, with respect to Tenant's cabling, Landlord shall have the option, exercisable by written notice to Tenant on or before the day which is thirty
(30) days prior to the expiration or earlier termination of this Lease, to require Tenant to remove any or all of its cabling from the Premises and to repair any damage to the Premises resulting from such removal; provided, however, that if Landlord so requires Tenant to remove such cabling and if, within six (6) months after the date of expiration or earlier termination of this Lease, leasehold improvements within the Premises are demolished in a manner such that the amount expended to remove such cabling as a part of such demolition would have been less than the amount previously incurred by Tenant to remove such cabling, Landlord shall promptly rebate to Tenant the difference between the amount expended by Tenant to remove such cabling and the amount which would have been incurred by Landlord to remove such cabling as a part of the demolition process described herein.

      15.3 Removal of Tenant's Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within five (5) days after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with California Civil Code Sections 1980 through 1991 and California Code of Civil Procedure Section 1174, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

      15.4 Landlord's Actions on Premises. Excepting any claims for damages or other liability arising out of Landlord's or its agents' or its representatives' gross negligence or willful misconduct, Tenant hereby waives, and releases Landlord from, all claims for damages or other liability in connection with Landlord's or its agents' or representatives' reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

                                   ARTICLE 16

                                  HOLDING OVER

      If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred and fifty percent (150%) of the Re nt applicable during the last rental period of the Lease Term under this Lease. Such month-to- month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Notwithstanding the foregoing, Tenant shall have the one-time right, upon notice (the "HOLDOVER NOTICE") to Landlord not less than twelve (12) months prior to the expiration of the then Lease Term, to extend the Lease Term for a period of up to two (2) months (the "PERMITTED HOLDOVER TERM"), in which case the Rent payable by Tenant during such Permitted Holdover Term shall equal one hundred twenty-five percent (125%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the first (1st) month of such Permitted Holdover Term and one hundred fifty percent (150%) for the second (2nd) months of such Permitted Holdover Term. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; , provided Landlord promptly notified Tenant in writing of any lease or signed letter of intent for all or any portion of the Premises.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

      Within fifteen (15) days following a request in writing by either party to the other, but in no event more frequently than three (3) times in any twelve
(12) month period, the recipient party shall execute and deliver to the requesting party an estoppel certificate, which shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Building or other portion of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of either party to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises (if addressed to Tenant) and an acknowledgment by such party that the statements included in the estoppel certificate in good faith are true and correct, without exception. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles, shall be certified by Tenant's board of directors or by an officer of Tenant, and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

                                   ARTICLE 18

                                  SUBORDINATION

      This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any first mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord agrees to provide Tenant, within sixty (60) days after written request by Tenant, with commercially reasonable nondisturbance agreements(s) in favor of Tenant from any ground lessors, mortgage holders or deed of trust beneficiaries under any ground lease, mortgage or deed of trust affecting the Project or any portion thereof leased by Tenant (whether now existing or coming into existence at any time after the date of execution of this Lease but prior to the expiration of the Lease Term) and in consideration of, and as a condition precedent to, Tenant's agreement to be bound by the terms of this Article 18. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within fifteen (15) days of request by Landlord, execute such further instruments or assurances as Landlord or any mortgage holder or deed of trust beneficiary may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any suc h mortgages, trust deeds, ground leases or underlying leases or other typical provisions contained in Subordination, Non-Disturbance and Attornment Agreements. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

      19.1 Defaults. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

            19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, where such failure continues for five (5) days after written notice thereof from Landlord to Tenant; or

            19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from La ndlord to Tenant; provided, however, if the nature of such a default is such that the same cannot be reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as is reasonably possible under the circumstances; or

            19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

            19.1.4 The hypothecation or assignment of this Lease or subletting of the Premises in violation of Article 14 hereof; or

      19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

            19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and subject to the liquidated damages provision set forth in Article 31 of this Lease, Landlord may recover from Tenant the following (collectively, the "1951.2 DAMAGE AMOUNT"):

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and an amortized portion (over the balance of the Lease Term compared to the term of any new lease) of any expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

      The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

      19.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

      19.4 Form of Payment After Default. Following the occurrence of more than two (2) monetary events of default by Tenant in any twelve (12) month period during the Lease Term, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

      19.5 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

      19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

      19.7 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Land lord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed- in- lieu of foreclosure

                                  ARTICLE 20

                      COVENANT OF QUIET ENJOYMENT

      Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                  ARTICLE 21

                              LETTER OF CREDIT

      21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, within ten (10) business days following the entry of the "Court Order," as that term is defined in Section 29.34, below, an unconditional, clean, irrevocable letter of credit (the 'L-C") in an amount equal to Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00); the "L-C AMOUNT"), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a Southern California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of EXHIBIT M, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.

      21.2 Application of Letter of Credit. Landlord shall have the immediate right to draw upon the L-C, in whole or in part and without prior notice to Tenant, other than that required under the Lease, at any time and from time to time: (i) if a default occurs under this Lease (beyond any applicable notice and cure period), or (ii) Tenant either files a voluntary petition, or an involuntary petition is filed against Tenant by an entity other than Landlord, under any chapter of the Federal Bankruptcy Code or Tenant executes an assignment for the benefit of creditors. No condition or term of this Lease shall be deemed to render the L-C conditional, thereby justifying the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. The L-C and its proceeds shall constitute Landlord's sole and separate property (and not Tenant's property or, in the event of a bankruptcy filing by Tenant, property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the L-C: (i) against any amounts payable by Tenant under this Lease that are not paid when due, after the expiration of any applicable notice and cure period; (ii) against all losses and damages that Landlord has suffered or may reasonably estimate that it may suffer as a result of any default by Tenant under this Lease, including any damages arising under Section 1951.2 of the California Civil Code for rent due following termination of this Lease; (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys' fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default under this Lease but in no event in excess of amounts to which the Landlord would be entitled under the law. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Lease Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied as allowed above, and return the L-C to Tenant within the foregoing thirty (30) day period; provided that if prior to the Lease Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors other than Landlord, under the Federal Bankruptcy Code, or Tenant executes an assignment for the benefit of creditors, then Landlord shall not be obligated to return the L-C or any proceeds of the L-C until all statutes of limitations for any preference avoidance statutes applicable to such bankruptcy or assignment for the benefit of creditors have elapsed or the bankruptcy court or assignee, whichever is applicable, has executed a binding release releasing the Landlord of any and all liability for preferential transfers relating to payments made under this Lease, and Landlord may retain and offset against any remaining L-C proceeds the full amount Landlord is required to pay to any third party on account of preferential transfers relating to this Lease. If Landlord draws on the L-C as permitted in this Section 21.2, then, upon demand of Landlord, Tenant shall restore the amount available under the L-C to the amount set forth in Section 21.1, above, by providing Landlord with an amendment to the L-C evidencing that the amount available under the L-C has been restored to the amount set forth in Section 21.1, above. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Section 21.2 in an amount equal to the restoration amount required under this Section 21.2. Tenant shall pay all expenses, points and fees incurred by Tenant or Landlord in renewing, replacing, drawing or transferring the L-C. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the 'SECURITY DEPOSIT LAWS"), (b) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (A) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (B) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 21.2 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease.

                                   ARTICLE 22

                                   ROOF RIGHTS

      Subject to all governmental laws, rules and regulations and compliance with the CC&R's, Tenant and Tenant's contractors (which shall first be approved by Landlord but which approval shall not be unreasonably withheld or delayed (as specified in Section 29.4 below)) shall have the nonexclusive right and access, without further payment of Rent to Landlord, to install, repair, replace, remove, operate and maintain satellite dishes and/or microwave dishes, and other radio transmitting and receiving antennae, together with all necessary cable, wiring, conduits and related equipment (collectively, "COMMUNICATION EQUIPMENT"), for the purpose of receiving and sending telephone and other communication signals servicing the business conducted by Tenant from within the Premises, at a location on the roof of the Building as reasonably requested by Tenant and reasonably approved by Landlord in writing; provided, however, in no event shall Tenant be permitted to use more than twenty-five percent (25%) of the space available for such Communications Equipment on the roof of the Building. Subject to the applicable restrictions below, as of April 1, 2003, Landlord hereby approves Tenant's existing Tenant's Communication Equipment. Tenant's installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

                  (i) Tenant's right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representations that such laws, rules and regulations permit such installation and operation. Any such installation shall be under the supervision of Landlord, by a contractor approved by Landlord and shall be installed in a lien-free manner in accordance with the provisions of this Lease.

                  (ii) The exact size, quality, materials and aesthetics of, and any required screening for, the Communication Equipment shall be subject to Landlord's prior written consent which shall not be unreasonably withheld or delayed. In addition, the installation, protection for roof membrane, specifications for roof penetration and flashing shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

                  (iii) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and of connections to the Building's electrical system) shall be borne by Tenant. All such Communication Equipment shall be screened to commercially reasonable standards and to prevent visual impairment. Tenant shall be responsible for the replacement, repair and maintenance, at Tenant's sole cost and expense, of those areas on the roof of the Building surrounding Tenant's Communication Equipment to the extent any such replacement, repair or maintenance is required by virtue of Tenant's installation, operation or maintenance of Tenant's Communication Equipment, notwithstanding anything to the contrary contained in this Lease.

                  (iv) Tenant shall endeavor to use the Communication Equipment so as not to cause any interference (i) with any other communications from or to the Project or (ii) to other existing tenants or occupants in the Project who may use the communication facilities located at the Project and/or related facilities.

                  (v) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

                  (vi) Tenant's rights with respect to such Communication Equipment shall be personal to the Original Tenant executing this Lease and may not be assigned or transferred to, or utilized by, any other person or entity with the exception of any Permitted Affiliate ("QUALIFYING TRANSFEREE"); provided, however, such Qualifying Transferee's rights with respect to Communication Equipment shall be subject to all the terms and conditions of this Article 22. Other than Qualifying Transferees, Tenant shall not be permitted to allow any third party to use any portion of the roof for Communication Equipment or otherwise without Landlord's consent, which shall not be unreasonably withheld.

                  (vii) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment and all roof repairs required by the installation and maintenance of the Communication Equipment.

                  (viii) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant's sole expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building within thirty (30) days after the expiration or earlier termination of this Lease with respect to such Building, Landlord may do so at Tenant's expense.

                  (ix) Tenant hereby expressly acknowledges Landlord's continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease of any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant's Communication Equipment.

                                   ARTICLE 23

                                     SIGNAGE

      23.1 General. Other than as contemplated by Section 23.2 below, Tenant shall have no right to install or maintain any Tenant identification signs (or any other signs, banners or other such displays) in any location on the Building or in the Project which may be visible from the exterior of the Building, except as may be approved by Landlord in writing prior to installation (which approval shall not be unreasonably withheld, and are consistent and compatible with (a) the restrictions contained in this Article 23, (b) all governmental regulations and requirements, (c) the Project's signage criteria, a copy of which is attached hereto as EXHIBIT J ("SIGNAGE CRITERIA"), and (d) the CC&R's.

      23.2 Tenant's Exterior Signage Rights.

            23.2.1 Subject to Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right, at Tenant's sole cost and expense, to install during the Lease Term one (1) identity sign on the exterior of the Building (the "BUILDING TOP SIGN"). Subject to the terms of Section 23.2.9, below, Landlord hereby approves Tenant's current Building Top Sign.

            23.2.2 Tenant's right to the Building Top Sign shall be personal to the Original Tenant, any Permitted Affiliate and any other assignee of Tenant's entire interest in this Lease (collectively, "PERMITTED SIGNAGE ENTITIES") and may not be transferred to any other person or entity, except that, subject to the occupancy requirements of Section 23.2.4 below, Tenant may assign Tenant's rights to the Building Top Sign to any Transferee occupying at least 65,000 rentable square feet of the Premises where Landlord reasonably determines that the name of the Transferee is not an "Objectionable Name," as that term is defined below. The term "OBJECTIONABLE NAME" shall mean any name that (i) relates to an entity that is of a character or reputation, or is associated with a political orientation or faction, that is inconsistent with the quality of the Project as a first-class, institutional quality office project, or which a landlord of a first-class, institutional quality office project would reasonably find to be offensive, taking into consideration the level and visibility of the Building Top Sign, or (ii) conflicts with any exclusive use covenants in other leases of space in the Project.

            23.2.3 To the extent Landlord constructs a monument sign for the Building, Tenant shall be entitled to use, on a non-exclusive basis, Tenant's then-existing pro-rata share of such monument sign's signage area to have its professional name and logo displayed. Notwithstanding the foregoing, Landlord shall have the right, in Landlord's sole and absolute discretion, in construct additional monument signs for the Project and Tenant shall have no rights in connection therewith.

            23.2.4 To the extent that (i) Tenant's (or any other Permitted Signage Entity's) occupancy of the Premises falls below 53,000 rentable square feet of the Premises, (ii) Tenant has been in default under the Lease (beyond any applicable notice and cure periods) more than once during the immediately preceding twelve (12) months, or (iii) Tenant is in default of the Lease pursuant to the terms and conditions of Section 19.1.3, above, then upon notice to Tenant, Tenant's right to the Building Top Sign shall terminate and Tenant shall remove such sign in accordance with Section 23.2.8 below.

            23.2.5 Any utility costs for illuminated signs shall be charged to Tenant pursuant to Article 6.

            23.2.6 Notwithstanding the foregoing, Landlord hereby reserves and retains the right to identify Landlord (or its successor) as owner and/or manager of the Project on monument signage and at the entry to the Building.

            23.2.7 Tenant's Building Top Sign shall remain on the west elevation of the Building in such Building Top Sign's current location. The Building Top Sign shall be maintained, at the sole cost and expense of Tenant, pursuant to a maintenance program approved by Landlord.

            23.2.8 Tenant shall, at Tenant's sole cost and expense (subject to Landlord's supervision, but without charge to Tenant for such supervision), cause the Building Top Sign to be removed and the Building to be restored to the condition existing prior to the placement of such Building Top Sign(reasonable wear and tear excepted) at the expiration or earlier termination of this Lease (or such earlier time as Tenant elects or is required to remove any such Building Top Sign). If Tenant fails to remove Building Top Sign and restore the Building as provided above within thirty (30) days following Landlord's demand therefor, then Landlord may perform such work and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within fifteen (15) days following Landlord's delivery to Tenant of an invoice therefor.

            23.2.9 Notwithstanding anything in this Article 23 to the contrary, Landlord shall be permitted to install (or permit to be installed) one (1) other building top sign on the Building in Landlord's sole and absolute discretion.
To the extent that Tenant's Building Top Sign should need to be reduced in size in order to accommodate such other building top sign, Landlord shall have the right, upon prior written notice to Tenant and at Landlord's sole cost and expense, to cause Tenant's Building Top Sign to be reduced in size (but in no event to less than a total of 100 square feet in size).

      23.3 Tenant's Interior Signage Rights. A building directory will be installed by Landlord, at Landlord's sole cost and expense, and shall be located in the lobby of the Building ("DIRECTORY BOARD"). Tenant shall be entitled to its Building pro-rata share of the space on such Directory Board. In addition, Tenant shall have the right to use Tenant's pro-rata share of the available signage area on the signage wall in the Building Lobby (the 'SIGNAGE WALL"). In no event shall Landlord install (or allow to be installed) any tenant's signage on such Signage Wall to the extent such tenant occupies less than one-half (1/2) of a full-floor of the Building. Tenant acknowledges and agrees that notwithstanding anything to the contrary in the Existing Lease, that consistent with the multi-tenant nature of the Building, except to the extent set forth herein, all Tenant signage currently located in the Building Lobby shall be removed by Tenant, at Tenant's sole cost and expense, and any additional Tenant signage located and or installed in the Building Lobby ("TENANT'S LOBBY SIGNAGE") shall be subject to Landlord's reasonable approval and the Signage Criteria, and, to the extent that Tenant's Lobby Signage should need to be moved and/or reduced in size or number in order to accommodate the multi-tenant nature of the Building, as reasonably determined by Landlord, Landlord shall have the right, upon prior written notice to Tenant and at Landlord's sole cost and expense, to move and/or reduced in size or number Tenant's Lobby Signage; provided however, in no event shall Landlord install (or permit to be installed) any "eyebrow" signage other than Tenant's in the east elevation portion of the Building Lobby. Tenant shall also have the right to install other signage identifying Tenant within the Premises, including, but not limited to, one (1) sign identifying Tenant's Premises, which signage shall be in compliance with the Signage Criteria.

                                  ARTICLE 24

                           COMPLIANCE WITH LAW

      Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of
(i) structural changes to the Building or (ii) changes to the Building's life safety system, or (iii) any capital improvements to the Project the requirement of which is not related to Tenant's particular use of the Premises or Alterations made by Tenant. Compliance with the items described in subsections
(i), (ii) and (iii) above shall be Landlord's responsibility and shall, subject to the terms of Article 4 above, be included in Operating Expenses. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord hereby warrants to Tenant that the Building shall be in compliance with the requirements of the Americans With Disabilities Act ("ADA") and California Administrative Code Title 24 ("TITLE 24") in effect at the time Landlord obtains the certificate of occupancy (or its equivalent) for the Base, Shell and Core; provided, however, that if the requirements of ADA and/or Title 24 change after the date upon which Landlord obtains the permit for the initial construction of the Building and Landlord is not required by law to comply with such change, Landlord shall not be in violation of this provision so long as Landlord not making such change does not increase the cost of construction of the Tenant Improvements or delay the construction of the Tenant Improvements. Landlord will be fully responsible for making all alterations and repairs to the Building, at Landlord's cost (which shall not be included in Operating Expenses) resulting from or necessitated by the failure of Landlord or Landlord's contractors to comply with the foregoing ADA and Title 24 warranty. The obtaining of a Certificate of Occupancy by either Landlord or Tenant permitting Tenant occupy the Building shall be prima facia evidence that Landlord has complied with the foregoing requirements of this
Article 24 ("REQUIREMENTS") as of the date of such Certificate of Occupancy, unless refuted or reversed by any applicable governmental authorities. However, notwithstanding anything to the contrary contained in this Article 24, Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, replacements, alterations or improvements needed to comply with the Requirements to the extent that the Requirements relate to or are triggered by (a) Tenant's particular use of the Building for other than general office use, or (b) any Alterations made to the Building by Tenant.

                                   ARTICLE 25

                                  LATE PAYMENTS

      If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum ("INTEREST RATE") equal to the lesser of (i) the annual "BANK PRIME LOAN" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

                        LANDLORD'S RIGHT TO CURE DEFAULT;
                               PAYMENTS BY TENANT

      26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

      26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures reasonably made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

      Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to
(i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (but as to prospective tenants, only during the last twelve (12) months of the initial Lease Term), or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Tenant shall be offered an opportunity to accompany Landlord in connection with any such entry and Landlord shall use reasonable efforts to comply with Tenant's security procedures in connection with such entry (except that these restrictions shall not apply in the case of an emergency where Tenant is not available to accompany Landlord). Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent so long as Tenant can continue to occupy and use any affected portion of the Premises for the same business purposes as Tenant had been using such affected portion prior to Landlord's entry, and Landlord may take such reasonable steps as required to accomplish the stated purposes, provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to not materially and adversely interfere with Tenant's normal business functions. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except any claims arising out of Landlord's gross negligence or willful misconduct. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated from time to time in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 28

                                 TENANT PARKING

      Commencing on the Effective Date, Tenant shall have the right, at no cost to Tenant during the initial Lease Term to the use of the number of parking permits set forth in Section 9 of the Summary, which parking permits shall pertain to the Project parking facilities. Such parking permits shall permit Tenant and its employees and invitees to use, on a nonexclusive basis, together with other tenants and their respective employees and invitees, any undesignated, unreserved spaces available in only those parking areas designated in the CC&R's Parking Plan as Section 6 (the "PARKING STRUCTURE") and Section 7 (the surface parking areas between Buildings 2-5 and the Parking Structure), and no others. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Project parking facility by Tenant. Tenant shall abide by the CC&R's Parking Plan and all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility (including without limitation those attached hereto as Exhibit
D), provided that Landlord shall not prescribe any other rules and regulations which unreasonably and adversely affect Tenant's use of the Project parking facility. Such rules and regulations shall provide that Tenant shall pay Landlord's then current nominal charge for any replacement of any Tenant parking pass card, if any, which is lost, stolen, damaged or destroyed. Tenant understands and agrees that, pursuant to the CC&R's, other owners of adjacent property to the Project have been or will be granted reciprocal rights of access and parking over certain portions of the Project as more particularly set forth in the CC&R's; provided, however, the use of the parking structure will be limited to tenants of the Project. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily restrict access to the Project parking facility for purposes of permitting any such construction, alteration or improvements so long as Landlord takes all reasonable measures to minimize any disruption to Tenant's use or access of the Project parking facilities for the duration of any such construction, alteration or improvements. Notwithstanding the foregoing, Landlord may, without Tenant's prior written approval, make such changes to the Project parking facilities to the extent such changes are mandated by any applicable governmental law, rule or regulation or any changes to any governmental law, rule or regulation. If Landlord is forced to relocate Tenant's parking off site of the Project parking facility, any such relocation shall be temporary and Landlord shall use commercially reasonable efforts to cause such relocation to be within a reasonable walking or shuttle distance of the Project. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. Tenant's parking permits under this
Article 28 are provided to Tenant solely for use by Tenant's own personnel and such privileges may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval other than on a pro rata basis to Permitted Affiliates. Tenant's invitees and guests may use parking spaces in such parking (limited to the Section 6 and Section 7 parking areas designated in the CC&R's Parking Plan) facility which are not allocated or reserved for Tenant or other occupants or visitors of the Building or Project on a first-come, first-serve basis. The parking permits allocated to Tenant are not for long term (i.e., more than ninety-six (96) hours) storage of automobiles, and are not for short or long term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

      29.1 Binding Effect. Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

      29.2 Modification of Lease/Memorandum of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way change the rights and obligations of Tenant hereunder (as reasonably determined by Tenant), then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. Landlord agrees to pay to Tenant, within thirty (30) days after invoice, any reasonable attorneys' fees incurred by Tenant in connection with any modification to this Lease executed by Tenant pursuant to the immediately preceding sentence. Should Landlord or any such prospective mortgagee or ground lessor request execution of a short form Memorandum of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute and deliver such short form Memorandum of Lease to Landlord within twenty (20) days following the request therefor.

      29.3 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease for obligations accruing after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations to be performed hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      29.4 Consents by the Parties. The parties intend that whenever Landlord's or Tenant's consent or approval is expressly or impliedly required by any provision of this Lease, the consent or approval may not be unreasonably or arbitrarily withheld, conditioned or delayed; and on the contrary, shall be approved or disapproved by a party acting in a commercially reasonable manner. Notwithstanding anything to the contrary contained in this Lease, except as expressly provided in Section 14.2 above, an action for declaratory judgment or specific performance shall be Tenant's or Landlord's sole right and remedy in any dispute as to whether Tenant or Landlord has breached this Section 29.4 concerning a consent or approval.

      29.5 Captions. The captions of articles and sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such articles and sections.

      29.6 Time of Essence. Time is of the essence of this Lease and each of its provisions.

      29.7 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

      29.8 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

      29.9 Construction. Should any provision of this Lease require interpretation by a court of law, it is agreed that the court interpreting or construing this Lease shall not apply a presumption that the terms shall be more strictly construed against one party who by itself or through its agents prepared this document.

      29.10 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

      29.11 Right to Lease. Subject to Tenant's rights hereunder, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project, provided that Landlord shall lease space in the Project only to tenants who are consistent with the quality of the Project as a first-class, institutional quality office project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

      29.12 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

      29.13 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by (i) United States certified or registered mail, postage prepaid, return receipt requested, (ii) nationally recognized and reputable overnight courier (e.g., Federal Express and Network Courier), or (iii) delivered personally. Notice shall be sent to Landlord or Tenant at the following addresses, or to such other firm or to such other place as Landlord or Tenant may from time to time designate in a Notice to the other party:

if to Landlord:          Kilroy Realty Company
                         12200 W. Olympic Boulevard, Suite 200
                         Los Angeles, California 90064
                         Attention: Jeffrey Hawken
                         Facsimile: (310) 481-6540
                         Telephone: (310) 481-8400

                         and

                         Kilroy Realty
                         3811 Valley Centre Drive, Suite 300
                         San Diego, California 92130
                         Attention: Asset Manager
                         Facsimile: (858) 523-0330

                         Telephone: (310) 523-0300

                         and

                         Allen, Matkins, Leck, Gamble & Mallory
                         1901 Avenue of the Stars
                         Suite 1800
                         Los Angeles, California 90067
                         Attention: Anton N. Natsis, Esq.
                         Facsimile: (310) 788-2410
                         Telephone: (310) 788-2400

if to Tenant:            Peregrine Systems, Inc.
                         3611 Valley Centre Drive
                         San Diego, California 92130
                         Attention: Director, Global Real Estate and Facilities
                         Facsimile: (858) 480-3983
                         Telephone: (858) 481-5000

                         and

                         Peregrine Systems, Inc.
                         3611 Valley Centre Drive
                         San Diego, California 92130
                         Attention: General Counsel
                         Facsimile: (858) 480-3989
                         Telephone: (858) 481-5000

                         and

                         Gray Cary Ware & Freidenrich LLP
                         4365 Executive Drive, Suite 1100
                         San Diego, California 92121-2133
                         Attention: Joseph Delaney, Esq.
                         Facsimile: (858) 677-1477
                         Telephone: (858) 677-1400

                         and

                         Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C. 10100 Santa Monica Boulevard, Suite 1100
                         Los Angeles, California 90067
                         Attention: Linda Kirios, Esq.
                                    Jeremy V. Richards, Esq.
                         Facsimile: (310) 201-0760
                         Telephone: (310) 277-6910


      Any Notice will be deemed given on the date which is three (3) business days after the date it is mailed as provided in this Section 29.13, the next business day if sent by overnight courier, or upon the date personal delivery is made or refused. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given the same opportunity to cure such default as is available to Landlord, prior to Tenant's exercising any remedy available to Tenant.

      29.14 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      29.15 Authority. Upon the entry of the Bankruptcy Court order referenced in Section 29.34, below, if Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. If only one (1) officer executes this Lease for Tenant, Tenant agrees to provide to Landlord evidence reasonably satisfactory to Landlord confirming the authority of the signing officer of Tenant to bind Tenant to this Lease.

      29.16 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION (FOR UNLAWFUL DETAINER OR OTHERWISE) BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES.

      29.17 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and the Effective Date has occurred.

      29.18 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that they know of no real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party.

      29.19 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly set forth in this Lease; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord.

      29.20 Intentionally Omitted.

      29.21 Transportation Management. Tenant shall fully comply with all present or future mandatory programs imposed by statute or ordinance intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. If any of the foregoing are not imposed by statute or ordinance, Tenant may participate, in its discretion, on a voluntary basis. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator;
(iv) working with employees and any Project, Buildings or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees. Tenant shall be entitled to the benefit of any governmental incentives (financial or in-kind) available or otherwise offered to induce compliance with such programs to the extent such incentives are applicable to Tenant's implementation of any such programs.

      29.22 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

      29.23 Hazardous Material. For purposes of this Lease, the following definitions shall apply: "HAZARDOUS MATERIAL(S)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction the reof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. "ENVIRONMENTAL LAWS " shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or he reafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

            29.23.1 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms and conditions of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant's routine office operations (such as printer toner and copier toner) (hereinafter the "PERMITTED CHEMICALS"). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

            29.23.2 Landlord's Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord's sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials caused by Tenant in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials by Tenant at, upon, under or within the Premises, or to comply with any Environmental Laws, with which are Tenant's responsibility to comply, Tenant shall promptly, at Tenant's sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent, if it is determined that Tenant has violated or permitted any violations.

            29.23.3 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

            29.24 Development of the Project.

            29.24.1 Subdivision. Tenant acknowledges that the Project has been, or is in the process of being, subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, within ten (10) days after demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith provided Tenant shall not be required to incur any cost, undue burden or diminution of Tenant's rights hereunder in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant's payment of Tenant's Share of Direct Expenses.

            29.24.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

            29.24.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, provided that Landlord shall take all reasonable measures to minimize any interference or disruption to Tenant's use of the Premises.

      29.25 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord from and after Landlord's Substantial Completion of the Building and delivery of the same to Tenant in accordance with Landlord's obligations under this Lease, shall be limited solely and exclusively to the lesser of (a) the equity interest of Landlord in the Project or (b) the equity interest Landlord would have in such Project if such Project were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Project, except to the extent any such claims and liability are covered by insurance carried by Landlord. None of Landlord's constituent members, owners, partners or subpartners, shall have any liability for the obligations of Landlord under this Lease, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases such members, owners, partners and subpartners from any and all liability.

      29.26 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

      29.27 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

      29.28 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at underground locations in the Project in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed), and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of conduits for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) conduits for the Lines therefor (including riser cables unless originally installed by Landlord) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith (except that Tenant shall have no obligation to remove any Lines between the Buildings upon the expiration or earlier termination of this Lease). However, Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

      29.29 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

      29.30 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

      29.31 Confidentiality. Except as expressly provided herein below, Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than (i) their financial, legal, and space planning consultants, (ii) as may be required by any public reporting requirements applicable to Landlord or Tenant or any of their respective affiliates, (iii) in connection with press releases, analyst calls and similar matters related to the announcement of quarterly or annual operating results for Landlord or their respective affiliates, and (iv) as may be required by any applicable governmental law, rule or regulation. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the document comprising this Lease shall be a public record attached to Tenant's Bankruptcy Court filings, and in connection therewith, shall not be confidential; provided, however, any modifications or amendments to this Lease entered into after the Effective Date and which are not required to be made part of the public record by the Bankruptcy Court shall be kept confidential as set forth in this Section 29.31.

      29.32 Disclosures and Mutual Release. Tenant acknowledges that Landlord has advised Tenant (i) that an earthquake fault may be located under a portion of the Project, and (ii) of the proximity of the Project to the Miramar military air base's vectored departure corridors and the potential overflights and associated noise generated by various military aircraft in the area. Landlord and Tenant hereby mutually release, acquit and discharge each other from any and all Claims which either party may have against the other party arising out of or in connection with

(a) any earthquake affecting all or any portion of the Project (subject to Landlord's and Tenant's rights and obligations under Article 11 above), and (b) any such overflights and associated noise.

      29.33 Central Security Office. Landlord and Tenant hereby acknowledge that Building 2 contains, on the ground floor, an approximately 145 square foot room commonly known as the "CENTRAL SECURITY OFFICE," which operates as the centralized point from which the coordinated security systems of the Project are operated. Landlord and Tenant acknowledge and agree that prior to the Effective Date of this Lease, such Central Security Office formed a portion of Tenant's premises under the terms of the Existing Lease, and that such Central Security Office was licensed by Landlord from Tenant pursuant to the terms of that certain Central Security Office License Agreement, dated as of January 17, 2003, by and between Landlord and Tenant (the "LICENSE AGREEMENT"). Effective as of the Effective Date, the License Agreement shall terminate and be of no further force or effect, and, except as set forth in this Section 29.33, Landlord and Tenant shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the License Agreement. In connection therewith, Landlord and Tenant further acknowledge and agree that as of the Effective Date of this Lease, the Central Security Office shall deemed to be Building Common Area; provided, however, Tenant shall retain "Access Rights" to such Central Security Office. For purposes of this Lease, the term "ACCESS RIGHTS" shall mean the right of Tenant, its employees and agents, to be provided with occasional, limited and supervised access to, and usage of, those certain security system elements and/or components which are located within the Central Security Office and which affect or are related to the internal security requirements of the Premises; provided, however, that such access and/or usage rights shall only apply to the extent the same do not materially interfere (in Landlord's reasonable judgment) with the security services then being provided to other tenants of the Building or Project (as opposed to Tenant). In connection therewith, Landlord and Tenant agree to execute (and deliver to Landlord within three (3) business days following the Effective Date) a Bill of Sale in the form set forth on EXHIBIT K attached hereto whereby those certain items of personal property owned by Tenant and located in, or used in connection with, the Central Security Office (collectively, the "PERSONAL PROPERTY") shall be transferred to Landlord, except for the Removable Property.

      29.34 Effectiveness. The terms and conditions of this Lease, and the obligations of the parties hereunder, are expressly conditioned upon the entry by the Bankruptcy Court of a final, immediately effective and nonappealable order (the "COURT ORDER") that: (i) expressly approves this Lease; (ii) assumes the Existing Lease, as amended and restated by this Lease; (iii) authorizes and directs Tenant to enter into that certain Third Amendment to Office Lease (Building 5), dated as of April 1, 2003, by and between Landlord and Tenant (the "THIRD AMENDMENT"); (iv) rejects the Building 5 Lease effective as of August
28, 2003 (provided that Tenant shall be permitted to reject such Building 5 Lease prior to August 28, 2003, by providing written notice thereof to the Bankruptcy Court and Landlord, but in no event shall Tenant be permitted to reject such Building 5 Lease any earlier than July 31, 2003), except to the extent any space within Building 5 has previously been surrendered to Landlord pursuant to the terms of the Third Amendment; (v) approves the final allowance of the Landlord Claims in accordance with Article 30, below; and (vi) grants Landlord limited relief from the automatic stay to exercise its rights under the Third Amendment. In the event that such Court Order has not been obtained on or before December 31, 2003 (the "OUTSIDE APPROVAL DATE"), this Lease shall be null and void and of no further force or effect.

      29.35 Bill of Sale for FF&E on the Fourth (4th) and Fifth (5th) floors of Building. Landlord and Tenant acknowledge that Tenant owns certain items of fixtures, furnishings and equipment currently located on or used in connection with the fourth (4th) and fifth (5th) floors of the Building (the "FF&E"). Tenant has agreed to transfer such FF&E to Landlord, and therefore Tenant acknowledges and agrees that in addition to the Bill of Sale regarding personal property in the Central Security Office, as set forth in Section 29.33, above, Tenant shall execute and deliver to Landlord within three (3) business days following the Effective Date (or, to the extent there is a Permitted Holdover Period in accordance with the terms and conditions of Section 1.3, above, within three (3) business days following the expiration of such Permitted Holdover Period) a Bill of Sale for such FF&E in the form attached hereto as EXHIBIT N.

                                   ARTICLE 30

                          SETTLEMENT OF LANDLORD CLAIMS

      30.1 Landlord's Allowed Claim. Upon the entry of the Court Order, the Landlord Claims shall be deemed to be a fully and finally allowed general unsecured claim against Tenant and its bankruptcy estate in the amount of aggregate $30,467,462.00, which claim shall not be subject to any defense or right of offset by Tenant, its bankruptcy estate, or any other party.

      30.2 Release of Landlord. Tenant hereby releases, acquits, and forever discharges, both for itself, its bankruptcy estate and its successors and assigns, Landlord and its subsidiaries and affiliates, and their present and former agents, successors, employees, and attorneys from any and all claims, defenses, rights of offset, or causes of action of any nature whatsoever, whether in contract or in tort, at law or in equity, known or unknown, including any cause of action or rights under section 544, 545, 546, 547, 548, 549, 550 and 502(d) of the Bankruptcy Code, and all reasonable attorneys fees and cost incurred relating thereto, relating to, pertaining to or affecting the Landlord Claims or constituting an offset to in any way reduce the Landlord Claims; provided, however, that nothing herein shall be deemed to release any covenants, obligations, or agreements undertaken under or pursuant to this Agreement.

      30.3 Waiver of 1542. To the extent released pursuant to the terms of
Section 30.2, above, Tenant expressly waives the provisions of California Civil Code Section 1542, which provides:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Tenant has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

                                   ARTICLE 31

                               LIQUIDATED DAMAGES

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN SECTION 19.2.1
(i)-(v) OF THIS LEASE, AS THE SAME RELATES TO THE CALCULATION OF LEASE TERMINATION DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1951.2, TO THE EXTENT THAT THIS LEASE IS TERMINATED AS A RESULT OF A TENANT DEFAULT UNDER THE TERMS OF THIS LEASE OCCURRING ON OR BEFORE THE SECOND (2ND) ANNIVERSARY OF THE EFFECTIVE DATE, THEN TENANT SHALL BE OBLIGATED TO PAY LANDLORD AN AMOUNT EQUAL TO NINE MILLION ONE HUNDRED FORTY THOUSAND TWO HUNDRED THIRTY-NINE AND NO/100 DOLLARS ($9,140,239.00) AS LIQUIDATED DAMAGES FOR SUCH 1951.2 DAMAGE AMOUNT. LANDLORD AND TENANT HEREBY ACKNOWLEDGE AND AGREE THAT DUE TO THE NATURE OF THE LANDLORD CLAIMS AND THE PROPOSED SETTLEMENT OF SUCH CLAIMS AS PROVIDED FOR IN THIS LEASE (SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, ARTICLE 30 HEREOF), IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN (AND CALCULATE PURSUANT TO SECTION 19.2.1 OF THIS LEASE, ABOVE) THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF SUCH TERMINATION OF THIS LEASE, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS ARTICLE 31 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH TERMINATION OF THIS LEASE AND THE RECEIPT OF SUCH LIQUIDATED DAMAGES SHALL BE LANDLORD'S SOLE REMEDY WITH REGARD TO LEASE TERMINATION DAMAGES, PROVIDED, HOWEVER, THAT THIS ARTICLE 31 SHALL

NOT LIMIT LANDLORD'S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES, NOR WAIVE OR AFFECT LANDLORD'S RIGHTS AND TENANT'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE (SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, TENANT'S RESTORATION, INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS PURSUANT TO ARTICLE 8 AND SECTIONS 10.1 AND 26.2 OF THIS LEASE, RESPECTIVELY, WHICH SHALL, FOR PURPOSES OF THIS ARTICLE 31, BE DEEMED TO BE SEPARATE AND APART FROM TERMINATION DAMAGES). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS ARTICLE 31.

              TENANT'S INITIALS:
                                  --------------------------------

              LANDLORD'S
              INITIALS:           --------------------------------

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written to be effective on the Effective Date.


"LANDLORD":                      KILROY REALTY, L.P.,
                                 a Delaware limited partnership

                                 By:   Kilroy Realty Corporation,
                                       a Maryland corporation
                                       General Partner

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                              Its:
                                                  ------------------------------
                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                              Its:
                                                  ------------------------------


"TENANT":                        PEREGRINE SYSTEMS, INC.,
                                 a Delaware corporation

                                 By:
                                       -----------------------------------------

                                       -----------------------------------------
                                       [Print Name and Office of Person Signing]
                                 By:

                                       -----------------------------------------

                                       -----------------------------------------
                                       [Print Name and Office of Person Signing]

                                    EXHIBIT A

                             KILROY CENTRE DEL MAR

                               OUTLINE OF PREMISES


                                     (MAP)


                                    EXHIBIT A

                                     (MAP)


                                    EXHIBIT A

                                     (MAP)


                                    EXHIBIT A

                                    EXHIBIT B

                             INTENTIONALLY OMITTED


                                   EXHIBIT B

                                    EXHIBIT C

                             INTENTIONALLY OMITTED


                                   EXHIBIT C

                                    EXHIBIT D

                              KILROY CENTRE DEL MAR

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

      1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors, windows or mailboxes of the Premises without giving to Landlord prior written notice. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Notwithstanding the foregoing, Tenant shall have the right to install its own security system within the Premises in accordance with the provisions of the Lease.

      2. All doors opening to public corridors (other than Building lobbies (which shall be kept closed if required by law)) shall be kept closed at all times except for normal ingress and egress to the Premises.

      3. Any tenant, its employees, agents or any other persons entering or leaving any Building at any time when it is considered to be after normal business hours for such Building will be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from any Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property. Notwithstanding the foregoing, Tenant may adopt its own rules and regulations with respect to access to any building for which Tenant leases the entire building.

      4. All moving activity into or out of the Building shall be done in such manner as Landlord reasonably designates; Landlord shall at all times reasonably cooperate with Tenant with respect to such activities. Service deliveries (other than messenger services) shall be allowed only during hours reasonably approved by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

      5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be reasonably designated by Landlord. Landlord shall at all times reasonably cooperate with Tenant with respect to such activities.

      6. Any requests of Tenant shall be directed to the management office for the Project or at such office location designated by Landlord.

      7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

      8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

                                   EXHIBIT D

      9. Tenant shall not overload the floor of the Premises, Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or deface the Premises without Landlord's prior consent other than in connection with any Alterations for which Landlord's consent is not required.

      10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Notwithstanding the foregoing, the foregoing limitation shall not apply to Tenant's cafeteria, workout facility, showers and lockers which are contemplated to be a part of Tenant's improvements.

      11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material other than as expressly permitted in Section 5.2 of the Lease.

      12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord other than supplemental heating and air conditioning approved by Landlord, which approval shall not be unreasonably withheld.

      13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

      14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals or birds. Bicycles are permitted in designated areas, and Tenant may install bike racks at appropriate locations designated by Landlord in the Common Areas to accommodate bicycles.

      15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. The foregoing rule and restriction shall not apply to any cafeteria facility of Tenant.

      16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. Boring or cutting for wires shall be allowed only at locations reasonably designated by Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

      18. Tenant, its employees, contractors and agents (i) shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use them only as a means of ingress and egress for the Premises, and (ii) shall only be permitted to smoke in the areas of the Project designated for smoking.

      19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

      20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the "Carmel Valley" area of San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only


                                   EXHIBIT D
through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

      21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises if visible from the exterior of the Building without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord provided Tenant shall have the right to install specialty lighting in the Premises not visible from the exterior of the Building. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

      24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstruc ted by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

      25. Any access by Tenant or its agents, employees or contractors to the roof of any Building shall be subject to coordination with Landlord and Landlord's reasonable rules and regulations.

      Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, Landlord shall not change or make any Rules and Regulations which materially adversely affects Tenant's rights under this Lease, including without limitation Tenant's use and enjoyment of the Premises. Landlord shall cooperate with Tenant in connection with changing or making any Rules and Regulations. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.

                                   EXHIBIT D

                                    EXHIBIT E

                              KILROY CENTRE DEL MAR

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

      The undersigned as Tenant under that certain Amended and Restated Office Lease and Settlement Agreement (the "LEASE") dated for reference purposes only made and entered into as of ____________, ____ by and between as Landlord, and the undersigned as Tenant, for Premises on the ____ floor(s) of the office building located at 3611 Valley Center Drive, San Diego, California 92130, certifies as follows:

      1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

      2. The undersigned currently occupies the Premises described in the Lease.

      3. The Lease Term commenced on __________________, and the Lease Term expires on __________________.

      4. Base Rent became payable on ________________________.

      5. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

      6. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: _____

      7. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of the holder of the first deed of trust on the Premises.

      8. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _______________. The current monthly installment of Base Rent is $________.

      9. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

      10. The current amount of the Security Deposit held by Landlord is $_________.

      11. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

      12. As of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

      13. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

      14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

                                   EXHIBIT E

      Executed at ____________________ on the ____ day of _________, 20__.

"TENANT":                            ______________________________________,

                                    a _____________________________________


                                    By: ___________________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                    By: ___________________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                   EXHIBIT E

                                    EXHIBIT F

                              KILROY CENTRE DEL MAR

         FORM OF RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE & MALLORY LLP
1901 Avenue of the Stars
18th Floor
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.


             RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

      This Recognition of Covenants, Conditions, and Restrictions (this "AGREEMENT") is entered into as of the __ day of ________, 200__, by and between __________________ ("LANDLORD"), and ________________ ("TENANT"), with reference to the following facts:

      A. Landlord and Tenant entered into that certain Amended and Restated Office Lease and Settlement Agreement dated for reference purposes only as of _____, 200__ (the "LEASE"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "PREMISES") located in an office building on certain real property commonly known as 3611 Valley Centre Drive, San Diego, California and more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference (the "PROPERTY").

      B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately ___ (__) acres of real property located in the City of ____________, California (the "PROJECT"), as more particularly described in EXHIBIT B attached hereto and incorporated herein by this reference.

      C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "DECLARATION"), dated ________________, 200__, in connection with the Project.

      D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

      NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

      1. Tenant's Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and be bound by all of the terms and conditions of the Declaration.

      2. Miscellaneous.

            2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

            2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

            2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

            2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

            2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

            2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

            2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

            2.8 Time is of the essence of this Agreement.

            2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

            2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

                                   EXHIBIT F

                        SIGNATURE PAGE OF RECOGNITION OF

                     COVENANTS, CONDITIONS AND RESTRICTIONS

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   "Landlord":

                                    _________________________,

                                    a _______________________

                                    By: _______________________________
                                        Its: __________________________


                                    "Tenant":

                                    _________________________,

                                    a _______________________

                                    By: _______________________________
                                        Its: __________________________

                                    By: _______________________________
                                        Its: __________________________

                                   EXHIBIT F

                                    EXHIBIT G
                             INTENTIONALLY OMITTED


                                   EXHIBIT G

                                    EXHIBIT H
                             INTENTIONALLY OMITTED



                                   EXHIBIT H

                                    EXHIBIT I
                             INTENTIONALLY OMITTED



                                   EXHIBIT I

                                    EXHIBIT J
                             KILROY CENTRE DEL MAR
                                SIGNAGE CRITERIA
                                   [ATTACHED]



                                   EXHIBIT J

                                    EXHIBIT K
                     FORM OF BILL OF SALE, PERSONAL PROPERTY
                             CENTRAL SECURITY OFFICE

      THIS BILL OF SALE ("BILL OF SALE") is made, for reference purposes only, this day of __________, 20__ by PEREGRINE SYSTEMS, INC., a Delaware corporation ("SELLER"), in favor of KILROY REALTY, L.P., a Delaware limited partnership ("BUYER").

                              W I T N E S S E T H:

      Seller and Buyer entered into that certain Amended and Restated Office Lease and Settlement Agreement dated for reference purposes only as of __________, 20__ (the "AGREEMENT"), respecting the lease by Seller as tenant of certain Premises (defined in such Agreement) from Buyer as landlord.

      Under the Agreement, Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to all Personal Property (as defined in the Agreement) (collectively, "PERSONAL PROPERTY"), as more particularly set forth on SCHEDULE 1 attached hereto.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, transfer, sell, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.

      Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest in Buyer or Buyer's successors, nominees and assigns, and protect Buyer's or their right, title and interest to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

      Seller represents and warrants that Seller has legal title to the Personal Property and that the Personal Property is free and clear of any and all liens, security interests or encumbrances of any kind. SELLER CONVEYS AND TRANSFERS THE PERSONAL PROPERTY AS-IS AND WHERE-IS, WITHOUT ANY RECOURSE OR ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATIONS OF ANY KIND, ALL OF WHICH ARE WAIVED AND DISCLAIMED EXCEPT AS STATED IN THE PRIOR SENTENCE, AND, IN PARTICULAR, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE PERSONAL PROPERTY'S CONDITION, QUALITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER ASSIGNS TO BUYER, TO THE EXTENT ASSIGNABLE AND WITHOUT RECOURSE TO SELLER, ANY MANUFACTURER, CONTRACTOR OR INSTALLER WARRANTY WITH RESPECT TO THE PERSONAL PROPERTY, WITHOUT ANY REPRESENTATION OR WARRANTY OR ANY LIABILITY OR OBLIGATION AS TO SUCH WARRANTIES.

      This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.


                            [continued on next page]



                                   EXHIBIT K

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

      IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first set forth hereinabove.

                                    "Seller"

                                    PEREGRINE SYSTEMS, INC.,
                                    a Delaware corporation

                                    By:
                                       ---------------------------
                                    Its:
                                        --------------------------
                                    By:
                                       ---------------------------
                                    Its:
                                        --------------------------



                                   EXHIBIT K

                             SCHEDULE 1 TO EXHIBIT K
                            LIST OF PERSONAL PROPERTY

CENTRAL SECURITY OFFICE

    SYSTEM COMPONENT                        APPROXIMATE QUANTITY
    BA: F200                                         1
    8 Output Relay Board                             1
    8 Port Digiboard                                 1
    Aiphone                                          1
    Alarm Interface                                  1
    Alarm Port Expander                              1
    ASL Additions                                    1
    ASL Upgrade                                      2
    Aux. Power Supply                                11
    BA: Focus 200                                    1
    Battery                                          20
    Camera Power Supply                              1
    Chip Upgrade                                     1
    Conduit                                          10
    Conduit Sleeves                                  1
    Console for Security Office                      2
    Converter                                        1
    Covert Cameras                                   1
    Dial-up Modem                                    3
    Dismantle Lab                                    1
    Equipment Rack for Fiber                         1
    F200 Keypads                                     16
    Fiber Conversion                                 1
    Fiber Transmission Equipment                     1
    Fixed Dome Cameras                               9
    ImagePor Software                                1
    Install Reader                                   4
    Key Watcher                                      1
    Mini-Prox Readers                                2
    Mini-Prox Readers                                1
    Monitor                                          1
    Monitor Shortfall                                1
    Monitors for Security Office                     1
    Monitors-Labor                                   1
    N1000 Package                                    14
    NexWatch Redundant Host Comp.                    1
    NexWatch Server Assistance                       1
    NexWatch Software                                1
    NexWatch Tape Back-Up                            1
    NexWatch Technical Assistance                    1
    Pelco 9760 System                                1
    Pelco 9760 System                                1
    Pelco Alarm Interface                            1
    Phillips Auto Dome                               4
    PIR Motion Detector                              1
    PIR REX                                          1
    POC                                              2
    Power Supply                                     11
    SDU                                              1
    Sentrol Glass Break                              5
    SIM Ceiling Mount PIR                            39
    SIM Gateway                                      11
    SIM Glass Break                                  69
    SIM OHDC                                         1
    SIM OHDC                                         1


                                   EXHIBIT K

    SIM PIR                                          7
    Spare ASL                                        1
    Stand Alone SIMs                                164
    Suppressor Kit                                   8
    Video Input Module                               1
    All associated cabling attached to
    the above equipment


                                   EXHIBIT K

                                    EXHIBIT L

                               REMOVABLE PROPERTY

IM SOLUTION CENTER - 1ST FLOOR LOBBY

     SYSTEM COMPONENT                            APPROXIMATE QUANTITY
     Projectors                                           3
     Screens/Mirrors/Cabinet                              3
     Digital Displays                                     6
     Monitors                                             10
     PC's                                                 9
     Console                                              2
     IP Phones                                            4
     Chairs                                               4

     All associated cabling attached to the above equipment

ROTUNDA (COFFEE BAR)

     SYSTEM COMPONENT                      APPROXIMATE QUANTITY
     Refrigerators                                   3
     Coffee Makers                                   4
     Mixers                                          2
     Display cabinets                                1
     Various shelving                                1
     Cash Register                                   1
     Utensils                                        1
     Tables                                         10
     Chairs                                         40

DEVELOPMENT LAB - 3RD FLOOR

     SYSTEM COMPONENT                      APPROXIMATE QUANTITY
     Servers                                              95
     Monitors                                             23
     KBM                                                  18
     Workstations                                         11
     Racks                                                4
     Ceiling Mounted Liebert Units                        5

     All associated cabling attached to the above equipment

CM LAB - 3RD FLOOR

     SYSTEM COMPONENT                      APPROXIMATE QUANTITY
     Servers                                              11
     CD Burner                                            2
     Printer                                              1
     Monitors                                             6
     Rack Mounted Servers                                 18
     KBM                                                  8
     Workstations                                         2
     Racks                                                4
     Ceiling Mounted Liebert Units                        2

     All associated cabling attached to the above equipment

     DATA CENTERS - 1ST FLOOR

     All IT equipment located in the first floor Data Centers including, but not limited to: all equipment, servers, monitors, racks, peripherals, portable AC units, UPS units, network, telephony (PBX), storage devices, related software and all associated wiring.

     FURNITURE - FLOORS 1 - 3

                                   EXHIBIT L

     All office and other furniture located on floors 1 - 5 including, but not limited to: all office and other furniture, workstations (cubicles), work tables, chairs, conference tables, couches, book shelves, filing cabinets, credenza's, kitchen furniture, break room furniture, whiteboards, artwork and storage room shelving.

     IT EQUIPMENT - FLOORS 1 - 5

     All IT equipment located on floors 1-5 including, but not limited to: laptops, PC's, monitors, servers, fax, copy, mail systems, racks, patch panels, routers, desktop telephones, cell phones, scanners, projectors, audio/visual equipment (VCRs & T.V.'s), teleconferencing equipment and all associated wiring.

     IT STORAGE & ASSEMBLY ROOMS - FLOORS 1 - 5

     All IT equipment located on floors 1-5 including, but not limited to: laptops, PC's, monitors, servers, fax, copy, mail systems, racks, patch panels, routers, desktop telephones, cell phones, scanners, projectors, audio/visual equipment (VCRs & T.V.'s), teleconferencing equipment, disk drives, cabling, software, and all associated wiring.

     OUTSIDE - BUILDING 2

     The generator and related equipment.

     CUSTOMER SUPPORT LAB - 4TH FLOOR

     All IT equipment located in 4th floor Customer Support Lab including, but not limited to: servers, monitors, KBM, workstations, racks, software, ceiling mounted Liebert units and all associated wiring.

     EMPLOYEE PERSONAL PROPERTY


                                   EXHIBIT L

                                    EXHIBIT M
                            FORM OF LETTER OF CREDIT
                       (LETTERHEAD OF A MONEY CENTER BANK
                           ACCEPTABLE TO THE LANDLORD)

                , 200
----------------     ----
-------------------------
-------------------------
-------------------------

      Gentlemen:

      We hereby establish our Irrevocable Letter of Credit and authorize you to
draw on us at sight for the account of                  , a                    ,
                                      ------------------   --------------------
the aggregate amount of                                        ($            ).
                        ------------------ -----------------    -------------

      Funds under this Letter of Credit are available to the beneficiary hereof as follows:

      Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by a representative of
                                                                   -------------
("BENEFICIARY") when accompanied by this Letter of Credit and a written statement ("REQUEST FOR DRAW") signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary.

      This Letter of Credit is transferable in its entirety at no cost to Should a Beneficiary. transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

      The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

      This Letter of Credit shall expire on              .
                                           --------------

      Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at set forth the address above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

      This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

                                                Very truly yours,
                                                (Name of Issuing Bank)

                                                By:
                                                   ------------------------

                                   EXHIBIT M

                                    EXHIBIT N

                           FORM OF BILL OF SALE, FF&E

                                  BILL OF SALE

      THIS BILL OF SALE ("BILL OF SALE") is made, for reference purposes only, this day of _________, 2003 by PEREGRINE SYSTEMS, INC., a Delaware corporation ("SELLER"), in favor of KILROY REALTY, L.P., a Delaware limited partnership ("BUYER").

                              W I T N E S S E T H:

      Seller has agreed to transfer to Buyer any and all of Seller's right, title and interest in and to all personal property (collectively the "PERSONAL PROPERTY") owned by Seller and located on or used in connection with the real property located on the fourth (4th) and fifth (5th) floors of that certain building located at 3611 Valley Centre Drive, San Diego, California 92130 ("BUILDING 2") which Personal Property remains on such fourth (4th) and fifth
(5th) floors following the "Effective Date" or the "Permitted Holdover Period" (as applicable) as such terms are defined in that certain Amended and Restated Office Lease and Settlement Agreement, dated for reference purposes only April 1, 2003, by and between Buyer and Seller; provided, however, in no event shall such Personal Property include any of the "Removable Property" located within Building 2. For purposes of this Bill of Sale, and notwithstanding anything to the contrary set forth in that certain First Amendment to Office Lease (Building
2), dated as of January 17, 2003 (the " FIRST AMENDMENT"), by and between Buyer, as landlord, and Seller, as tenant, whereby Buyer agreed to allow Seller to remove certain items of personal property belonging to Seller from Building 2, the term "REMOVABLE PROPERTY" shall mean only those items of personal property listed on SCHEDULE 1 attached hereto.

                               A G R E E M E N T :

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, transfer, sell, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property, including, but not limited to, all warranties and other rights and claims against third parties relating to the Personal Property, including its physical condition.

      Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest in Buyer or Buyer's successors, nominees and assigns, and protect Buyer's or their right, title and interest to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

      Seller represents and warrants that Seller has legal title to the Personal Property and that the Personal Property is free and clear of any and all liens, security interests or encumbrances of any kind. SELLER CONVEYS AND TRANSFERS THE PERSONAL PROPERTY AS-IS AND WHERE-IS, WITHOUT ANY RECOURSE OR ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATIONS OF ANY KIND, ALL OF WHICH ARE WAIVED AND DISCLAIMED EXCEPT AS STATED IN THE PRIOR SENTENCE, AND, IN PARTICULAR, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE PERSONAL PROPERTY'S CONDITION, QUALITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER ASSIGNS TO BUYER, TO THE EXTENT ASSIGNABLE AND WITHOUT RECOURSE TO SELLER, ANY MANUFACTURER, CONTRACTOR OR INSTALLER WARRANTY WITH RESPECT TO THE PERSONAL PROPERTY, WITHOUT ANY REPRESENTATION OR WARRANTY OR ANY LIABILITY OR OBLIGATION AS TO SUCH WARRANTIES.

      This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

      This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

      IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first set forth hereinabove.

                                    "Seller"

                                    PEREGRINE SYSTEMS, INC.,
                                    a Delaware corporation


                                    By:   ________________________
                                    Its:  ________________________

                                    By:   ________________________
                                    Its:  ________________________

                             SCHEDULE 1 TO EXHIBIT N

                          REMOVABLE PROPERTY LOCATED AT
                 3611 VALLEY CENTRE DRIVE, SAN DIEGO, CALIFORNIA

      The following "Removable Property" is excluded from the "Personal Property" being transferred pursuant to the Bill of Sale to which this SCHEDULE 1 is attached:

                IT EQUIPMENT - FLOORS 1 - 5

                All IT equipment located on floors 1-5 including, but not limited to: laptops, PC's, monitors, servers, fax, copy, mail systems, racks, patch panels, routers, desktop telephones, cell phones, scanners, projectors, audio/visual equipment (VCRs & T.V.'s), teleconferencing equipment and all associated wiring.

                IT STORAGE & ASSEMBLY ROOMS - FLOORS 1 - 5

                All IT equipment located on floors 1-5 including, but not limited to: laptops, PC's, monitors, servers, fax, copy, mail systems, racks, patch panels, routers, desktop telephones, cell phones, scanners, projectors, audio/visual equipment (VCRs & T.V.'s), teleconferencing equipment, disk drives, cabling, software, and all associated wiring.

                CUSTOMER SUPPORT LAB - 4TH FLOOR

                All IT equipment located in 4th floor Customer Support Lab including, but not limited to: servers, monitors, KBM, workstations, racks, software, ceiling mounted Liebert units and all associated wiring.

                EMPLOYEE PERSONAL PROPERTY

                        AMENDED AND RESTATED OFFICE LEASE
                            AND SETTLEMENT AGREEMENT
                              KILROY CENTRE DEL MAR

                              KILROY REALTY, L.P.,
                         a Delaware limited partnership

                                  as Landlord,

                                       and

                            PEREGRINE SYSTEMS, INC.,
                             a Delaware corporation

                                    as Tenant

                                   BUILDING 2

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
                                    `
ARTICLE 1      PREMISES, BUILDING, PROJECT, AND COMMON AREAS ..................                     2
    1.1        Premises, Building, Project and Common Areas ...................                     2
    1.2        Stipulation of Rentable Square Feet of Premises and Building ...                     3

ARTICLE 2      LEASE TERM .....................................................                     4

ARTICLE 3      BASE RENT ......................................................                     6

ARTICLE 4      ADDITIONAL RENT ................................................                     6
    4.1        General Terms ..................................................                     6
    4.2        Definitions of Key Terms Relating to Additional Rent ...........                     7
    4.3        Allocation of Direct Expenses ..................................                    12
    4.4        Calculation and Payment of Additional Rent .....................                    12
    4.5        Taxes and Other Charges for Which Tenant Is Directly Responsible                    14

ARTICLE 5      USE OF PREMISES ................................................                    14
    5.1        Permitted Use ..................................................                    14
    5.2        Prohibited Uses ................................................                    14
    5.3        CC&R's .........................................................                    15
    5.4        Building Lobby .................................................                    15

ARTICLE 6      SERVICES AND UTILITIES .........................................                    15
    6.1        Standard Tenant Services .......................................                    15
    6.2        Overstandard Tenant Use ........................................                    16
    6.3        Interruption of Use ............................................                    17
    6.4        Additional Services ............................................                    18
    6.5        Intentionally Omitted ..........................................                    18
    6.6        Emergency Generator ............................................                    18
    6.7        Building Reconfiguration Costs .................................                    18
    6.9        Abatement Event ................................................                    19

ARTICLE 7      REPAIRS ........................................................                    19
    7.1        Obligations ....................................................                    19
    7.2        Tenant's Failure to Comply .....................................                    20

ARTICLE 8      ADDITIONS AND ALTERATIONS ......................................                    20
    8.1        Landlord's Consent to Alterations ..............................                    20
    8.2        Manner of Construction .........................................                    21
    8.3        Payment for Improvements .......................................                    21
    8.4        Construction Insurance .........................................                    21
    8.5        Landlord's Property ............................................                    22

ARTICLE 9      COVENANT AGAINST LIENS .........................................                    22

ARTICLE 10     INSURANCE ......................................................                    23
   10.1        Indemnification and Waiver .....................................                    23
   10.2        Tenant's Compliance with Landlord's Fire and Casualty Insurance                     23
   10.3        Tenant's Insurance .............................................                    23
   10.4        Fire and Casualty Insurance of Landlord ........................                    24
   10.5        Form of Policies ...............................................                    24
   10.6        Subrogation ....................................................                    24
   10.7        Additional Insurance Obligations ...............................                    24

ARTICLE 11     DAMAGE AND DESTRUCTION .........................................                    25
   11.1        Repair of Damage to Premises by Landlord .......................                    25
   11.2        Landlord's Option to Repair ....................................                    25
   11.3        Landlord's Option to Repair ....................................                    26
   11.4        Waiver of Statutory Provisions .................................                    26
   11.5        Damage Near End of Term ........................................                    26


                                      (i)

                                    `
ARTICLE 12     NONWAIVER ......................................................                    26

ARTICLE 13     CONDEMNATION ...................................................                    27
   13.1        Permanent Taking ...............................................                    27
   13.2        Temporary Taking ...............................................                    27

ARTICLE 14     ASSIGNMENT AND SUBLETTING ......................................                    27
   14.1        Transfers ......................................................                    27
   14.2        Landlord's Consent .............................................                    28
   14.3        Transfer Premium ...............................................                    29
   14.4        Landlord's Option as to Subject Space ..........................                    30
   14.5        Effect of Transfer .............................................                    30
   14.6        Additional Transfers ...........................................                    31
   14.7        Affiliated Transfers ...........................................                    31

ARTICLE 15     SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES ...............                    32
   15.1        Surrender of Premises ..........................................                    32
   15.2        Removal of Tenant Property by Tenant ...........................                    32
   15.3        Removal of Tenant's Property by Landlord .......................                    32
   15.4        Landlord's Actions on Premises .................................                    32

ARTICLE 16     HOLDING OVER ...................................................                    33

ARTICLE 17     ESTOPPEL CERTIFICATES ..........................................                    33

ARTICLE 18     SUBORDINATION ..................................................                    34

ARTICLE 19     DEFAULTS; REMEDIES .............................................                    34
   19.1        Defaults .......................................................                    34
   19.2        Remedies Upon Default ..........................................                    35
   19.3        Sublessees of Tenant ...........................................                    35
   19.4        Form of Payment After Default ..................................                    36
   19.5        Waiver of Default ..............................................                    36
   19.6        Efforts to Relet ...............................................                    36

ARTICLE 20     COVENANT OF QUIET ENJOYMENT ....................................                    36

ARTICLE 21     LETTER OF CREDIT ...............................................                    36

ARTICLE 22     ROOF RIGHTS ....................................................                    38

ARTICLE 23     SIGNAGE ........................................................                    39
   23.1        General ........................................................                    39
   23.2        Tenant's Exterior Signage Rights ...............................                    39
   23.3        Tenant's Interior Signage Rights ...............................                    40

ARTICLE 24     COMPLIANCE WITH LAW ............................................                    41

ARTICLE 25     LATE PAYMENTS ..................................................                    41

ARTICLE 26     LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT ...........                    42
   26.1        Landlord's Cure ................................................                    42
   26.2        Tenant's Reimbursement .........................................                    42

ARTICLE 27     ENTRY BY LANDLORD ..............................................                    42

ARTICLE 28     TENANT PARKING .................................................                    43

ARTICLE 29     MISCELLANEOUS PROVISIONS .......................................                    44
   29.1        Binding Effect .................................................                    44
   29.2        Modification of Lease/Memorandum of Lease ......................                    44
   29.3        Transfer of Landlord's Interest ................................                    44


                                      (ii)

                                    `
   29.4        Consents by the Parties ........................................                    44
   29.5        Captions .......................................................                    44
   29.6        Time of Essence ................................................                    44
   29.7        Partial Invalidity .............................................                    44
   29.8        No Warranty ....................................................                    44
   29.9        Construction ...................................................                    45
   29.10       Entire Agreement ...............................................                    45
   29.11       Right to Lease .................................................                    45
   29.12       Force Majeure ..................................................                    45
   29.13       Notices ........................................................                    45
   29.14       Joint and Several ..............................................                    46
   29.15       Authority ......................................................                    46
   29.16       Governing Law ..................................................                    47
   29.17       Submission of Lease ............................................                    47
   29.18       Brokers ........................................................                    47
   29.19       Independent Covenants ..........................................                    47
   29.20       Intentionally Omitted ..........................................                    47
   29.21       Transportation Management ......................................                    47
   29.22       No Discrimination ..............................................                    47
   29.23       Hazardous Material .............................................                    48
   29.24       Development of the Project .....................................                    49
   29.25       Landlord Exculpation ...........................................                    49
   29.26       Waiver of Redemption by Tenant .................................                    50
   29.27       Attorneys' Fees ................................................                    50
   29.28       Communications and Computer Lines ..............................                    50
   29.29       No Air Rights ..................................................                    50
   29.30       Counterparts ...................................................                    50
   29.31       Confidentiality ................................................                    50
   29.32       Disclosures and Mutual Release .................................                    50
   29.33       Central Security Office ........................................                    51
   29.34       Effectiveness ..................................................                    51

ARTICLE 30     SETTLEMENT OF LANDLORD CLAIMS ..................................                    52
   30.1        Landlord's Allowed Claim .......................................                    52
   30.2        Release of Landlord ............................................                    52
   30.3        Waiver of 1542 .................................................                    52

EXHIBIT "A"                 OUTLINE OF PREMISES
EXHIBIT "B"                 INTENTIONALLY OMITTED
EXHIBIT "C"                 INTENTIONALLY OMITTED
EXHIBIT "D"                 RULES AND REGULATIONS
EXHIBIT "E"                 FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT "F"                 FORM OF RECOGNITION OF COVENANTS CONDITIONS AND RESTRICTIONS
EXHIBIT "G"                 INTENTIONALLY OMITTED
EXHIBIT "H"                 INTENTIONALLY OMITTED
EXHIBIT "I"                 INTENTIONALLY OMITTED
EXHIBIT "J"                 SIGNAGE CRITERIA
EXHIBIT "K"                 FORM OF BILL OF SALE, PERSONAL PROPERTY
EXHIBIT "L"                 REMOVABLE PROPERTY
EXHIBIT "M"                 FORM OF LETTER OF CREDIT
EXHIBIT "N"                 FORM OF BILL OF SALE, FF&E


                                      (iii)

                                     INDEX

                                     Page(s)
                                     -------
Abatement Event ..................     18
Abatement Notice .................     18
Acceptable Changes ...............     20
ADA ..............................     40
Adjustment Year ..................     11
Alterations ......................     20
Applicable Laws ..................     20
Bank Prime Loan ..................     40
Base Rent ........................      6
Base Year ........................      6
Builder's All Risk ...............     21
Building .........................      1
Building Common Areas ............      3
Building Direct Expenses .........      7
Building Hours ...................     15
Building Lobby ...................     14
Building Operating Expenses ......      7
Building Systems and Equipment ...     16
Building Tax Expenses ............      7
Claims ...........................     22
Code .............................     29
Common Areas .....................      3
Communication Equipment ..........     36
Comparable Buildings .............      3
Control, .........................     30
Cost Pools .......................     12
Direct Expenses ..................      7
Directory Board ..................     39
Eligibility Period ...............     19
Environmental Laws ...............     46
Estimate .........................     12
Estimate Statement ...............     12
Estimated Excess .................     12
Excess ...........................     12
Expense Year .....................      7
Extension Notice .................      4
Extension Option .................      4
Extension Term ...................      4
Financial Standards ..............      4
Force Majeure ....................     44
Hazardous Material(s) ............     46
Holdover Notice ..................     32
Holidays .........................     15
HVAC .............................     15
Interest Rate ....................     40
KRC ..............................     29
Landlord .........................      1
Landlord Parties .................     22
L-C ..............................     35
L-C Amount .......................     35
Lease ............................      1
Lease Commencement Date ..........      4
Lease Expiration Date ............      4
Lease Term .......................      4
License Agreement ................     49
Lines ............................     48
Notices ..........................     44
Objectionable Name ...............     38


                                       (i)

                                     Page(s)
                                     -------
Office Lease .....................      1
Operating Expenses ...............      7
Other Improvements ...............     47
Package Units ....................     15
Peregrine Systems Corporate Center      1
Permitted Affiliate ..............     30
Permitted Holdover Term ..........     32
Permitted Signage Entities .......     38
Premises .........................      2
Premium Base Amount ..............     28
Premium Guidance .................     29
Project ..........................      2
Project Common Areas .............      3
Project Reconfiguration ..........     18
Proposition 13 ...................     10
Qualifying Income ................     29
Qualifying Transferee ............     37
Quoted Rent ......................     28
Readjustment Year ................     11
Reassessment .....................     11
Recapture Notice .................     29
REIT Requirements ................     29
Reminder Notice ..................      4
Rent .............................      6
Requirements .....................     40
Review Period ....................     13
Signage Criteria .................     38
Statement ........................     12
Subject Space ....................     27
Subleasing Costs .................     28
Summary ..........................      1
Tax Expenses .....................     10
Tenant ...........................      1
Tenant's Share ...................     11
Tenant's Lobby Signage ...........     39
Threshold Level ..................     25
Title 24 .........................     40
Transfer Notice ..................     27
Transfer Premium .................     28
Transferee .......................     27
Transferee's Rent ................     28
Transfers ........................     27


                                      (ii)

                                   EXHIBIT N

                           2003 EQUITY INCENTIVE PLAN
                                       OF
                             PEREGRINE SYSTEMS, INC.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.       Purpose of this Plan ......................................      1

2.       Definitions and Rules of Interpretation ...................      1

         2.1   Definitions .........................................      1
         2.2   Rules of Interpretation .............................      5

3.       Shares Subject to this Plan; Term of this Plan ............      6

         3.1   Number of Award Shares ..............................      6
         3.2   Source of Shares ....................................      6
         3.3   Term of this Plan ...................................      6

4.       Administration ............................................      7

         4.1   General .............................................      7
         4.2   Authority of the Board or the Committee .............      7
         4.3   Scope of Discretion .................................      9


5.       Persons Eligible to Receive Awards ........................      9

         5.1   Eligible Individuals ................................      9
         5.2   Section 162(m) Limitation ...........................      9

6.       Terms and Conditions of Options ...........................      9

         6.1   Price ...............................................      9
         6.2   Term ................................................     10
         6.3   Vesting .............................................     10
         6.4   Form and Method of Payment ..........................     10
         6.5   Nonassignability of Options .........................     11
         6.6   Substitute Options ..................................     11

7.       Incentive Stock Options ...................................     12

8.       Stock Appreciation Rights, Stock Awards and Cash Awards ...     13

         8.1   Stock Appreciation Rights ...........................     13

         8.2   Stock Awards ........................................     14
         8.3   Cash Awards. The following rules apply to all
               Cash Awards: ........................................     15

9.       Exercise of Awards ........................................     15

         9.1   In General ..........................................     15
         9.2   Time of Exercise ....................................     15
         9.3   Issuance of Award Shares ............................     16
         9.4   Termination .........................................     16

10.      Certain Transactions and Events ...........................     18

         10.1   In General .........................................     18
         10.2   Changes in Capital Structure .......................     18
         10.3   Fundamental Transactions ...........................     18
         10.4   Changes of Control .................................     19
         10.5   Divestiture ........................................     19
         10.6   Dissolution ........................................     20
         10.7   Cut-Back to Preserve Benefits ......................     20

11.      Non-Employee Director Fee Option Grants ...................     20

         11.1   Director Fee Option Grants .........................     20
         11.2   Certain Transactions and Events ....................     22
         11.3   Limited Transferability of Options .................     23

12.      Withholding and Tax Reporting .............................     23

         12.1   Tax Withholding Alternatives .......................     23
         12.2   Reporting of Dispositions ..........................     24

13.      Compliance with Law .......................................     24

         13.1   Compliance with Applicable Law .....................     24
         13.2   Financial Information ..............................     24

14.      Amendment or Termination of this Plan or Outstanding Awards     25

         14.1   Amendment and Termination ..........................     25
         14.2   Stockholder Approval ...............................     25
         14.3   Effect .............................................     25

15.      Reserved Rights ...........................................     25

         15.1   Nonexclusivity of this Plan ........................     25
         15.2   Unfunded Plan ......................................     25

16.      Special Arrangements Regarding Award Shares ...............     26

         16.1   Escrow of Stock Certificates .......................     26
         16.2   Repurchase Rights ..................................     26

17.      Beneficiaries .............................................     26

18.      Miscellaneous .............................................     27

         18.1   Governing Law ......................................     27

         18.2   Determination of Value .............................     27
         18.3   Reservation of Shares ..............................     28
         18.4   Electronic Communications ..........................     28
         18.5   Notices ............................................     28

                           2003 EQUITY INCENTIVE PLAN
                                       OF
                             PEREGRINE SYSTEMS, INC.

1.    PURPOSE OF THIS PLAN

      The purpose of this Amended and Restated Peregrine Systems, Inc. 1994 Stock Option Plan, hereinafter renamed and referred to as the 2003 Equity Incentive Plan of Peregrine Systems, Inc. or the Plan, is to enhance the long-term stockholder value of Peregrine Systems, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of Peregrine Systems, Inc. Notwithstanding anything herein to the contrary, the material terms of Options granted under this Plan, including, but not limited to, the exercise price, vesting and time period wherein which such Options may be exercised, are not intended to differ in any material respects from such Options granted under the this Plan prior to the Effective Date, except as may be necessary to comply with the California Corporate Securities Law of 1968, as amended, which effect is likely to be minimal, if any.

2.    DEFINITIONS AND RULES OF INTERPRETATION

      2.1   DEFINITIONS. This Plan uses the following defined terms:

            (a) "ADMINISTRATOR" means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

            (b) "AFFILIATE," means a "parent" or "subsidiary" (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

            (c) "APPLICABLE LAW" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

            (d) "AWARD" means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

            (e) "AWARD AGREEMENT" means the document evidencing the grant of an Award.

            (f) "AWARD SHARES" means Shares covered by an outstanding Award or purchased under an Award.

            (g) "AWARDEE" means: (i) a person to whom an Award has been granted, including a holder of A Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5,7(h), and 17.

            (h) "BOARD" means the Board of Directors of the Company.

            (i) "CASH AWARD" means the right to receive cash as described in
Section 8.3.

            (j) "CHANGE IN CONTROL" means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

            (K) "CODE" means the Internal Revenue Code of 1986.

            (l) "COMMITTEE" means a committee composed of Company Directors appointed in accordance with the Company's charter documents and Section 4.

            (m) "COMPANY" means Peregrine Systems, Inc., a Delaware corporation.

            (n) "COMPANY DIRECTOR" means a member of the Board.

            (o) "CONSULTANT" means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate, but who is not an Employee and who is compensated for such services.

            (p) "DIRECTOR" means a member of the Board of Directors of the Company or an Affiliate.

            (q) "DIVESTITURE" means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

            (r) "DOMESTIC RELATIONS ORDER" means a "domestic relations order" as defined in, and otherwise meeting the requirements of, Section 414(P) of the Code, except that reference to a "plan" in that definition shall be to this Plan.

            (s) "EFFECTIVE DATE" means the date of approval of the Company's Plan of Reorganization by a court of competent jurisdiction, which shall be the date upon which this Amended and Restated Peregrine Systems, Inc. 1994 Stock Option Plan (renamed the 2003 Equity incentive plan of Peregrine Systems, Inc.) shall become effective.

            (t) "EMPLOYEE" means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party,

(ii) independent contractors, or (iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee's Options under Section 10. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."

            (u) "EXCHANGE ACT" means the Securities Exchange Act of 1934.

            (v) "EXECUTIVE" means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under
Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, "Executive" means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company's equity securities.

            (w) "EXPIRATION DATE" means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee's Termination or any other event that would shorten that period.

            (x) "FAIR MARKET VALUE" means the value of Shares as determined under Section 18.2.

            (y) "FUNDAMENTAL TRANSACTION" means any transaction or event described in Section 10.3.

            (z) "GRANT DATE" means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award's Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

            (aa) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

            (bb) "NON STATUTORY OPTION" means any Option other than an Incentive Stock Option.

            (cc) "NON-EMPLOYEE DIRECTOR" means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

            (dd) "OBJECTIVELY DETERMINABLE PERFORMANCE CONDITION" shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and or an Affiliate or individual business unit.

            (ee) "OFFICER" means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

            (ff) "OPTION" means a right to purchase Shares of the Company granted under this Plan.

            (gg) "OPTION PRICE" means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

            (hh) "OPTION SHARES" means Shares covered by an outstanding Option or purchased under an Option.

            (ii) "PLAN" means this Amended and Restated Peregrine Systems, Inc. 1994 Stock Option Plan, hereinafter renamed and referred to as the 2003 Equity Incentive Plan of Peregrine Systems, Inc.

            (jj) "PLAN OF REORGANIZATION" means the Third Amended Plan of Reorganization of Peregrine Systems Inc. and Peregrine Remedy, Inc.

            (kk) "PURCHASE PRICE" means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

            (ll) "REORGANIZATION ADJUSTMENT PERCENTAGE" means the number of Shares referred to in Section 5.2 multiplied by a fraction, of which (i) the numerator is 15,000,000 and (ii) the denominator is the total number of Shares issued prior to the Effective Date, or such number of Shares otherwise deemed appropriate by the

Committee, with the advice of the Company's counsel, to ensure that the Reorganization Adjustment Percentage complies with applicable tax and securities laws,

            (mm) "RULE 16B-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

            (nn) "SAR" OR "STOCK APPRECIATION RIGHT" means a right to receive cash based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

            (oo) "SECURITIES ACT" means the Securities Act of 1933.

            (pp) "SHARE" means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

            (qq) "STOCK AWARD" means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in
Section 8.2

            (rr) "SUBSTITUTE AWARD" means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terns of this Plan.

            (ss) "SUBSTITUTE 0PTION" means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

            (tt) "SUBSTITUTE SAR" means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

            (uu) "SUBSTITUTE STOCK AWARD" means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

            (vv) "TERMINATION" means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, "Termination" shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

      2.2 RULES OF INTERPRETATION. Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date of this Plan and including any successor provisions.

3.    SHARES SUBJECT TO THIS PLAN; TERM OF THIS PLAN

      3.1 NUMBER OF AWARD SHARES. Subject to adjustment under Section 10, the maximum number of Shares that may be issued under this Plan is 2,650,000 which shall not be increased or decreased by such number of Shares forfeited prior to the Effective Date. The number of Shares shall be (i) decreased by such number of Shares subject to outstanding grants under this Plan on the Effective Date, provided, however, that the grant of such awards were made on or after July 8,2002, but before the Effective Date and (ii) increased by any Shares referred to in Subsection 3.1(i) that are subsequently forfeited or repurchased by the Company or that expire or become unexercisable for any reason. The maximum number of Shares shall be cumulatively increased on the first January 1 after the Effective Date of this Plan and each January 1 thereafter for 10 years, by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31,(b) 267,000 Shares, and (c) a number of Shares set by the Board. When an Award is granted, the maximum number of Shares that may be issued under this Plan shall be reduced by the number of Shares covered by that Award. However, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award. By contrast, the repurchase of Shares by the Company shall not increase the maximum number OF Shares that may be issued under this Plan.

      3.2 SOURCE OF SHARES. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company's obligation to deliver Award Shares.

3.3   TERM OF THIS PLAN

            (a) This Plan shall be effective on, and Awards may be granted under this Plan after, the date it has been both adopted by the Board and approved by the Company's stockholders.

            (b) Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the date on which the stockholders approve this Plan (or such earlier date as may be required by Applicable Law).

4.    ADMINISTRATION

      4.1 GENERAL

               (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to ANY Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other THAN the Board or the Committee may grant Awards ONLY within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

               (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16B-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are "outside directors" as defined in
Section 162(m) of the Code.

      4.2 AUTHORITY OF THE BOARD OR THE COMMITTEE. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

               (a) grant Awards, including Substitute Awards;

               (b) determine the Fair Market Value of Shares;

               (c) determine the Option Price and the Purchase Price of Awards;

               (d) select the Awardees;

               (e) determine the times Awards are granted;

               (f) determine the number of Shares subject to each Award;

               (g) determine the methods of payment that may be used to purchase
                   Award Shares;

      (h) determine the methods of payment that may be used to satisfy withholding tax obligations;

      (i) determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

      (j) modify or amend any Award;

      (k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

      (l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

      (m) interpret this Plan and any Award Agreement or document related to this Plan;

      (n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

      (o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

      (p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

      (q) determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

      (r) determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

      (s) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

      4.3 SCOPE OF DISCRETION. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.    PERSONS ELIGIBLE TO RECEIVE AWARDS

      5.1 ELIGIBLE INDIVIDUALS. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

      5.2 SECTION 162(M) LIMITATION. Subject to the provisions of this Section 5.2, for so long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more Options within any fiscal year of the Company under this Plan to purchase more than 900,000 Shares under Options, as adjusted by the Reorganization Adjustment Percentage on the Effective Date, and subject to further adjustment pursuant to Section 10, (ii) Options may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.l(a), not by the Board). If an Option is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Options that may be granted to any individual under this Section 5.2.

6.    TERMS AND CONDITIONS OF OPTIONS

      The following rules apply to all Options:

      6.1 PRICE. No Option, whether or not intended as "qualified incentive-based compensation" within the meaning of Section 162(m) of the Code, may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. If an Option is granted to a person who, at the Grant Date, owns more than 10% of the voting power of the Company or any corporate Affiliate, that Option shall have an Option Price equal to or greater than 110% of the Fair Market Value of the Shares on the Grant Date. Notwithstanding anything herein to the contrary, Options may be granted with an Option Price of less than 100% of the Fair Market Value on the Grant Date pursuant to a Fundamental Transaction, Change in Control or other corporate transaction. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

      6.2 TERM. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

      6.3 VESTING. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee's directorship, employment or consultancy begins, or a different date specified in the Option Agreement. Notwithstanding the foregoing, Options shall be exercisable at the rate of at least 20% per year over 5 years from the date the option is granted, subject to reasonable conditions such as continued employment. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

      6.4 FORM AND METHOD OF PAYMENT.

               (a) The Administrator shall determine the acceptable form and method of payment for exercising an Option,

               (b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

               (c) In addition, the Administrator may permit payment to be made by any of the following methods:

                  (i) other Shares, or the designation of other Shares, which
(A) are "mature" shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

                  (ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a "CASHLESS EXERCISE PROCEDURE"),provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

                  (iii) with respect only to Optionees who are neither Officers nor Directors as of the date of exercise, one or more promissory notes meeting the requirements of Section 6.4(e) provided, however, that promissory notes may not be used for any portion of an Award which is not vested at the time of exercise;

                  (iv) cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

                  (v) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

               (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

               (e) The promissory notes referred to in Section 6.4(c)(iii) shall be full recourse. Unless the Committee specifies otherwise after taking into account any relevant accounting issues, the promissory notes shall bear interest at a fair market value rate when the Option is exercised. Interest on the promissory notes shall also be at least sufficient to avoid imputation of interest under Sections 483, 1274, and 7872 of the Code. The promissory notes and their administration shall at all times comply with any applicable margin rules of the Federal Reserve. The promissory notes may also include such other terms as the Administrator specifies. Payment may not be made by promissory note by Officers or Directors if Shares are registered under Section 12 of the Exchange Act.

      6.5 NONASSIGNABILITY OF OPTIONS. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with
Section 7(h).

      6.6 SUBSTITUTE OPTIONS. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

7.    INCENTIVE STOCK OPTIONS

      The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

      (a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

      (b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

      (c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

      (d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

      (e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A "TEN PERCENT STOCKHOLDER" is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

      (f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

      (g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee's Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating the change in status as a Termination solely for the purposes of this Section 7(g)).

      (h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company's compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

      (i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee's Termination for any reason other than the Optionee's death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within,the three-month period after the Optionee's Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee's Termination.

      (j) An Incentive Stock Option may only be modified by the Board.

8.    STOCK APPRECIATION RIGHTS, STOCK AWARDS AND CASH AWARDS

      8.1   STOCK APPRECIATION RIGHTS. The following rules apply to SARs:

               (a) GENERAL. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

      (b) EXERCISE OF SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash or Shares over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

      (c) NONASSIGNABILITY OF SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

      (d) SUBSTITUTE SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

      8.2 STOCK AWARDS. The following rules apply to all Stock Awards:

      (a) GENERAL. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

            (b) RIGHT OF REPURCHASE. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

            (c) FORM OF PAYMENT. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

            (d) NONASSIGNABILITY OF STOCK AWARDS. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

            (e) SUBSTITUTE STUCK AWARD. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

      8.3 CASH AWARDS. THE FOLLOWING RULES APPLY TO ALL CASH AWARDS:

      Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.    EXERCISE OF AWARDS

      9.1 IN GENERAL. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

      9.2 TIME OF EXERCISE. Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

      9.3 ISSUANCE OF AWARD SHARES. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee's spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

      9.4 TERMINATION

            (a) IN GENERAL. Except as provided in an Award Agreement or in writing by the Board or Committee, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee's Termination, the Awardee's Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

            (b) LEAVES OF ABSENCE. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

            (c) DEATH OR DISABILITY. Unless otherwise provided by the Board or Committee, if an Awardee's Termination is due to disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for six months after that Termination, but in no event after the Expiration Date. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Unless otherwise provided by the Board or Committee, if an Awardee's Termination is due to death, all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. Death or disability occurring after an Awardee's Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

            (d) DIVESTITURE. If an Awardee's Termination is due to A Divestiture, the Board may take any one or more of the actions described in
Section 10.3 or 10.4 with respect to the Awardee's Awards.

            (e) TERMINATION FOR CAUSE. In the discretion of the Board or Committee, which may be exercised on the date of grant, or at a date later in time, if an Awardee's Termination is due to Cause, all of the Awardee's Awards, other than Options, shall automatically terminate and cease to be exercisable at the time of Termination and the Board or Committee may rescind any and all exercises of Awards, other than Options, by the Awardee that occurred after the first event constituting Cause. "Cause" means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Board or Committee. "Cause" shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Board or Committee shall be entitled to determine "Cause" based on the Board or Committee's good faith belief. If the Awardee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

            (f) BOARD OR COMMITTEE DISCRETION. Notwithstanding the provisions of
Section 9.4 (a)-(e), the Board or Committee shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

                  (i) Extend the period of time for which the Award is to remain exercisable, following the Awardee's Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Board or Committee shall deem appropriate, but in no event beyond the Expiration Date; and/or

                  (ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee's Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

            (g) CONSULTING OR EMPLOYMENT RELATIONSHIP. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.   CERTAIN TRANSACTIONS AND EVENTS

      10.1 IN GENERAL. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this
Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

      10.2 CHANGES IN CAPITAL STRUCTURE. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option,
(f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights, and (g) the Objectively Determinable Performance Conditions, if applicable. The specific adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

      10.3 FUNDAMENTAL TRANSACTIONS. Except for grants to Non-Employee Directors pursuant to Section 11.1 herein, if the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued pursuant to Awards (each a "FUNDAMENTAL TRANSACTION"),then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental
Transaction: (a) arrange for the substitution, in exchange for Awards, of options to purchase equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) (an "assumption" of Awards) on such terms and conditions as the Board determines are appropriate, (b) accelerate the vesting and termination of outstanding Awards, in whole or in part, so that Awards can be exercised before or otherwise in connection with the closing or completion of the Fundamental Transaction or event but then terminate, (c) cancel or arrange for the cancellation of Awards in exchange for cash payments to Awardees, and (d) either arrange for any restrictions in favor of the Company with respect to Award Shares to apply to the securities issued in substitution for Shares or terminate such restrictions on Award Shares. The Board need not adopt the same rules for each Award or each Awardee.

      10.4 CHANGES OF CONTROL. The Board may also, but need not, specify that other transactions or events constitute a "CHANGE IN CONTROL". The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section
10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee.

      10.5 DIVESTITURE. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a "DIVESTITURE". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Awardee.

      10.6 DISSOLUTION. If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company's repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

      10.7 CUT-BACK TO PRESERVE BENEFITS. IF the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee's Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.   NON-EMPLOYEE DIRECTOR FEE OPTION GRANTS

      11.1 DIRECTOR FEE OPTION GRANTS

            (a) OPTION GRANTS. The Board shall have the sole and exclusive authority to determine the calendar year or years for which the Director fee option grant program (the "DIRECTOR FEE OPTION PROGRAM") is to be in effect. For each such calendar year the program is in effect, each Non-Employee Director may elect to apply all or any portion of the annual retainer fee otherwise payable in cash, for his or her service on the Board for that year, to the acquisition of a special Option grant under this Director Fee Option Program. Such election must be filed with the Company's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each Non-Employee Director who files such a timely election shall automatically be granted an Option under this Director Fee Option Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

            (b) OPTION TERMS. Each Option shall be a Nonstatutory Option governed by the terms and conditions specified below.

                  (i) EXERCISE PRICE.

                  A. The Purchase Price shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per Share on the Option grant date.

                  B. The Purchase Price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4 of this Plan. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Purchase Price must be made on the date that the Option is exercised.

                  (ii) NUMBER OF OPTION SHARES. The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where

                  "X" is the number of Option Shares,

                  "A" is the portion of the annual retainer fee subject to the
            Non-Employee Director's election, and

                  "B" is the Fair Market Value of a Share on the option grant date.

                  (iii) EXERCISE AND TERM OF OPTIONS. The Option shall become exercisable in a series of twelve (12) equal monthly installments upon the Awardee's completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each Option shall have a maximum term of ten (10) years measured from the Option grant date.

                  (iv) TERMINATION OF BOARD SERVICE. Should the Awardee cease Board service for any reason (other than death or permanent disability) while holding one or more Options under this Director Fee Option Program, then each such Option shall remain exercisable, for any or all of the Shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (x) the expiration of the ten (10)-year Option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each Option held by the Awardee under this Director Fee Option Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all Shares for which the Option is not otherwise at that time exercisable.

                  (v) DEATH OR PERMANENT DISABILITY. Should the Awardee's service as a Board member cease by reason of death or permanent disability, then each Option held by such Awardee under this Director Fee Option Program shall immediately become exercisable for all the Shares at the time subject to that Option, and the Option may be exercised for any or all of those Shares as fully-vested Shares until the earlier of (x) the expiration of the ten (10)-year option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

      Should the Awardee die after cessation of his or her Board service but while holding one or more Options under this Director Fee Option Program, then each such Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Awardee's cessation of Board service (less any Shares subsequently purchased by the Awardee prior to death), by the personal representative of the Awardee's estate or by the person or persons to whom the Option is transferred pursuant to the Awardee's will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the Option shall terminate, upon the earlier of (xx) the expiration of the ten (10)-year Option term or (yy) the three (3)-year period measured from the date of the Awardee's cessation of Board service.

      11.2 CERTAIN TRANSACTIONS AND EVENTS

            (a) In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11.1, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

            (b) In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11.1, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

            (c) Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11.1, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

            (d) The grant of Options pursuant to Section 11.1 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            (e) The remaining terms of each Option granted pursuant to Section
11.1 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.1.

      11.3 LIMITED TRANSFERABILITY OF OPTIONS. Each Option granted pursuant to
Section 11.1 may be assigned in whole or in part during the Awardee's lifetime to one or more members of the Awardee's family or to a trust established exclusively for one or more such family members or to an entity in which the Awardee is majority owner or to the Awardee's former spouse, to the extent such assignment is in connection with the Awardee's estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11.1, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee's death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee's death.

12.   WITHHOLDING AND TAX REPORTING

      12.1 TAX WITHHOLDING ALTERNATIVES

            (a) GENERAL. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

            (b) METHOD OF PAYMENT. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

      12.2 REPORTING OF DISPOSITIONS. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.   COMPLIANCE WITH LAW

      13.1 COMPLIANCE WITH APPLICABLE LAW. The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

      13.2 FINANCIAL INFORMATION. The Company shall furnish its annual financial statements to each Awardee during the period the Awardee holds any Option Stock Award or Award. Those statements shall include a balance sheet and income statement, and shall be delivered as soon as is practical after the end of the Company's fiscal year. This section does not apply to Awardees who are key Employees and whose duties afford them access to those financial statements.

14.   AMENDMENT OR TERMINATION OF THIS PLAN OR OUTSTANDING AWARDS

      14.1 AMENDMENT AND TERMINATION. The Board may at any time amend, suspend, or terminate this Plan.

      14.2 STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Company's stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company's stockholders approve any other amendments to this Plan.

      14.3 EFFECT. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.   RESERVED RIGHTS

      15.1 NONEXCLUSIVITY OF THIS PLAN. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

      15.2 UNFUNDED PLAN. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The

Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.   SPECIAL ARRANGEMENTS REGARDING AWARD SHARES

      16.1 ESCROW OF STOCK CERTIFICATES. To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

      16.2 REPURCHASE RIGHTS

            (a) GENERAL. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the 90 days after the Awardee's Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or
(B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

            (b) PROCEDURE. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section
16.2. However, the Company's failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.   BENEFICIARIES

      An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee's rights under the Awardee's Awards after the Awardee's death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee's Awards after the Awardee's death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the

Awardee's estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee's will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

18.   MISCELLANEOUS

      18.1 GOVERNING LAW. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

      18.2 DETERMINATION OF VALUE. Fair Market Value shall be determined as follows:

            (a) LISTED STOCK. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "VALUE DATE") as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

            (b) STOCK QUOTED BY SECURITIES DEALER. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

            (c) NO ESTABLISHED MARKET. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company's stockholder's equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company's industry, the Company's position in that industry, the Company's goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

      18.3 RESERVATION OF SHARES. During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

      18.4 ELECTRONIC COMMUNICATIONS. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

      18.5 NOTICES. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.





Adopted by the Board on:__________________

Approved by the stockholders on:__________________

Effective date of this Plan: ________________



SV 431580 v5 (38533.0002)

                                    EXHIBIT

                            PEREGRINE SYSTEMS, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002 AND 2001 AND
                    FOR THE THREE YEARS ENDED MARCH 31, 2002

                             PEREGRINE SYSTEMS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Report of Independent Accountants .......................................     2
Consolidated Balance Sheets .............................................     3
Consolidated Statements of Operations ...................................     4
Consolidated Statements of Stockholders' Equity (Deficit) ...............     5
Consolidated Statements of Cash Flows ...................................     6
Notes to Consolidated Financial Statements ..............................     7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Peregrine Systems, Inc.:

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Peregrine Systems, Inc. and its subsidiaries at March 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of their operations and realization of their assets and payments of their liabilities in the ordinary course of business. As more fully described in the notes to the consolidated financial statements, on September 22, 2002, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The uncertainties inherent in the bankruptcy process and the Company's negative working capital, accumulated deficit, recurring losses from operations and defaults on their debt obligations raise substantial doubt about their ability to continue as a going concern. The Company is currently operating their business as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court, and their continuation as a going concern is contingent upon, among other things, the confirmation of a Plan of Reorganization and the Company's ability to generate sufficient cash from operations and obtain financing sources to meet their future obligations. If no reorganization plan is approved, it is possible that the Company's assets may be liquidated. The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

     As indicated in Note 3 to these consolidated financial statements, the Company has restated their consolidated financial statements as of and for the years ended March 31, 2001 and 2000 which had previously been audited by other independent accountants.




/s/ PricewaterhouseCoopers LLP

San Jose, California
February 27, 2003

                            PEREGRINE SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)


                                                                                   MARCH 31,         MARCH 31,
                                                                                     2002             2001
                                                                                   ---------       ------------
                                                                                                   (AS RESTATED)
                                     ASSETS

Current Assets:
 Cash and cash equivalents.....................................................    $   83,490        $   145,339
 Short-term investments........................................................        17,606            119,865
 Accounts receivable, net of allowance for doubtful accounts of $13,663 and
  $3,811, respectively.........................................................        97,231             41,496
 Other current assets..........................................................        20,830             66,844
                                                                                  -----------        -----------
TOTAL CURRENT ASSETS...........................................................       219,157            373,544
Property and equipment, net....................................................        72,349             45,932
Net assets of discontinued operations..........................................            --            252,152
Goodwill, net of accumulated amortization of $1,219,092 and $110,951,
 respectively..................................................................            --            243,662
Other intangible assets, net of accumulated amortization of $78,925 and
 $10,607, respectively.........................................................       156,875             47,193
Investment and other assets....................................................        25,030             37,487
                                                                                  -----------        -----------
TOTAL ASSETS...................................................................   $   473,411        $   999,970
                                                                                  ===========        ===========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
 Account payable...............................................................   $    60,984        $    24,056
 Accrued expenses..............................................................       113,961             71,955
 Net liabilities of discontinued operations....................................        25,973                 --
 Current portion of deferred revenue...........................................       180,504             89,976
 Bank loans -- factor arrangements.............................................       141,572            166,941
 Current portion of long-term debt.............................................         2,801                 36
                                                                                  -----------        -----------
TOTAL CURRENT LIABILITIES......................................................       525,795            352,964
Deferred revenue, net of current portion.......................................        23,014              8,301
Long-term debt, net of current portion.........................................         4,856                 61
Convertible subordinated notes.................................................       270,000            270,000
                                                                                  -----------        -----------
 TOTAL LIABILITIES.............................................................       823,665            631,326
                                                                                  -----------        -----------

Guaranteed value -- common stock...............................................         9,520                 --
                                                                                   ----------        -----------
COMMITMENTS AND CONTINGENCIES -- NOTES 15 AND 20

Stockholders' (Deficit) Equity:

  Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued
    or outstanding ...........................................................             --                 --
  Common stock, $0.001 par value, 500,00 shares authorized, 194,993 and
    151,573 shares issued and outstanding, respectively.......................            195                151
  Additional paid-in capital..................................................      3,901,453          2,590,208
  Subscription receivable.....................................................        (13,366)            (3,441)
  Accumulated deficit.........................................................     (4,150,163)        (2,118,770)
  Unearned portion of deferred compensation...................................        (82,242)           (86,129)
  Treasury stock, at cost, 497 and 414 shares, respectively...................        (10,697)            (9,425)
  Accumulated other comprehensive loss........................................         (4,954)            (3,950)
                                                                                  -----------        -----------
  TOTAL STOCKHOLDERS' (DEFICIT) EQUITY........................................       (359,774)           368,644
                                                                                  -----------        -----------
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY..........................    $   473,411        $   990,970
                                                                                  ===========        ===========



                The accompanying notes are an integral part of these consolidated financial statements.


                            PEREGRINE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEAR ENDED MARCH 31,
                                                       -------------------------------------------
                                                            2002             2001          2000
                                                       ------------      -----------    -----------
                                                                        (As restated)  (As restated)
REVENUES:

  Licenses ........................................     $   204,383      $    94,918     $  53,329
  Services ........................................         236,812          118,435        78,303
                                                        -----------      -----------     ---------
Total revenues ....................................         441,195          213,353       131,632
                                                        -----------      -----------     ---------

Costs and Expenses:
  Cost of licenses ................................          40,426           12,252         3,109
  Cost of services ................................         149,090           88,765        54,755
  Sales and marketing .............................         301,501          235,877       109,127
  Research and development ........................          89,196           64,588        33,491
  General and administrative ......................         120,990           61,313        27,660
  Impairments, amortization and other .............       1,262,150          113,533       108,843
                                                        -----------      -----------     ---------
Total operating costs and expenses ................       1,963,353          576,328       336,985
                                                        -----------      -----------     ---------
Loss from continuing operations before interest
  and income tax expenses .........................      (1,522,158)        (362,975)     (205,353)
Interest expense, net of interest income of $9,422,
  $8,026 and $256, respectively ...................         (15,186)          (6,192)       (2,005)
                                                        -----------      -----------     ---------
Loss from continuing operations before income tax
  expense .........................................      (1,537,344)        (369,167)     (207,358)
Income tax expense on continuing operations .......           8,040            5,613        10,060
                                                        -----------      -----------     ---------
Loss from continuing operations ...................      (1,545,384)        (374,780)     (217,418)
                                                        -----------      -----------     ---------

DISCONTINUED OPERATIONS:

  Loss from discontinued operations of SCE
    business, net of income tax benefit of $82
    and expense of $998, respectively .............        (438,189)      (1,469,737)           --
  Loss on disposal of SCE business, net of income
    taxes .........................................         (47,820)              --            --
                                                        -----------      -----------     ---------

Loss from discontinued operations, net of income
  tax benefit of $82 and expense of $998,
  respectively ....................................        (486,009)      (1,469,737)           --
                                                        -----------      -----------     ---------
Net loss ..........................................     $(2,031,393)     $(1,844,517)    $(217,418)
                                                        ===========      ===========     =========

NET LOSS PER SHARE, BASIC AND DILUTED:

  Loss per share from continuing operations .......     $     (8.64)     $     (2.71)    $   (2.12)
                                                        ===========      ===========     =========
  Loss per share from discontinued operations .....     $     (2.72)     $    (10.62)    $      --
                                                        ===========      ===========     =========
  Net loss per share ..............................     $    (11.36)     $    (13.32)    $   (2.12)
                                                        ===========      ===========     =========
  Shares used in computation ......................         178,875          138,447       102,332
                                                        ===========      ===========     =========

       The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE SYSTEMS, INC

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (In thousands)

                                                                                  Unearned              Accumulated       Total
                    Number of           Additional                               Portion of                Other       Stockholders'
                     Shares     Common   Paid-In    Subscriptions  Accumulated    Deferred    Treasury  Comprehensive     Equity
                   Outstanding  Stock    Capital     Receivable      Deficit    Compensation   Stock        Loss         (Deficit)
                   -----------------------------------------------------------------------------------------------------------------
Balance at March 31,
 1999, as previously
 reported...........  97,106   $ 97    $  193,739    $      --    $   (39,793) $ (1,019)     $ (1,725)    $  (518)     $   150,781
Cumulative effect
 of prior period
 adjustments........      --     --        43,284           --        (17,042)  (35,332)           --                       (9,090)
                     -------   ----    ----------    ---------    -----------  --------      --------     -------      -----------
Balance at March 31,
 1999, as restated..  97,106     97       237,023           --        (56,835)  (36,351)       (1,725)       (518)         141,691
Equity adjustment
 from foreign
 currency trans-
 lation.............      --     --            --           --             --        --            --        (148)            (148)
Net loss............      --     --            --           --       (217,418)       --            --                     (217,418)
                                                                                                                       -----------
Comprehensive loss..      --     --            --           --             --        --            --                     (217,566)
                                                                                                                       -----------
Stock issued under
  employee plans....   4,915      5        21,692           --             --        --            --                       21,697
Stock issued for
 acquisitions.......   4,963      5       167,162           --             --        --            --                      167,167
Stock issued for
 investments........   2,450      2        93,796           --             --        --            --                       93,798
Deferred compen-
 sation.............      --     --        51,495           --             --   (33,786)           --                       17,709
Stock repurchased...     (99)    --            --           --             --        --        (1,285)                      (1,285)
                     -------   ----    ----------    ---------    -----------  --------      --------     -------      -----------
Balance at March 31,
 2000, as restated.. 109,335    109       571,168           --       (274,253)  (70,137)       (3,010)       (666)         223,211
Equity adjustment
 from foreign
 currency trans-
 lation.............      --     --            --           --             --        --            --      (3,284)          (3,284)
Net loss............      --     --            --           --     (1,844,517)       --            --                   (1,844,517)
                                                                                                                       -----------
Comprehensive loss..      --     --            --           --             --        --            --                   (1,847,801)
                                                                                                                       -----------
Stock issued under
  employee plans....   6,356      6        42,365       (3,441)            --        --            --                       38,930
Stock issued for
 acquisitions.......  36,139     36     1,909,918           --             --      (848)           --                    1,909,106
Deferred compen-
 sation.............      --     --        66,757           --             --   (15,144)           --                       51,613
Stock repurchased...    (257)    --            --           --             --        --        (6,415)                      (6,415)
                     -------   ----    ----------    ---------    -----------  --------      --------     -------      -----------
Balance at March 31,
 2001, as restated.. 151,573    151     2,590,208       (3,441)    (2,118,770)  (86,129)       (9,425)     (3,950)         368,644
Equity adjustment
 from foreign
 currency trans-
 lation.............      --     --            --           --             --        --            --      (1,004)          (1,004)
Net loss............      --     --            --           --     (2,031,393)       --            --                   (2,031,393)
                                                                                                                       -----------
Comprehensive loss..      --     --            --           --             --        --            --                   (2,032,397)
                                                                                                                       -----------
Stock issued under
  employee plans....   3,871      4        35,465        2,210             --        --            --                       37,679
Stock issued for
 acquisitions.......  37,108     37     1,246,878           --             --   (38,078)           --                    1,208,837
Stock issued for
 investments........   2,523      3        12,305      (12,135)            --        --            --                          173
Deferred compen-
 sation.............      --     --        25,266           --             --    33,296            --                       58,562
Stock repurchased...     (82)    --            --           --             --        --        (1,272)                      (1,272)
Deferred compen-
 sation of discon-
 tinued operations..      --     --        (8,669)          --             --     8,669            --                           --
                     -------   ----    ----------    ---------    -----------  --------      --------     -------      -----------
Balance at March 31,
 2002............... 194,993   $195    $3,901,453    $ (13,366)   $(4,150,163) $(82,242)     $(10,697)    $(4,954)     $  (359,774)
                     =======   ====    ==========    =========    ===========  ========      ========     =======      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            PEREGRINE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                            Year Ended March 31,
                                                                 -------------------------------------------
                                                                     2002           2001           2000
                                                                 ------------    -----------   ------------
                                                                                (As restated)  (As restated)
Cash flows from operating activities:
Loss from continuing operations                                  $(1,545,384)    $(374,780)      $(217,418)
  Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
      Depreciation and amortization                                   25,567        21,266          13,798
      Amortization of deferred compensation                           54,719        50,783          17,709
      Impairment and amortization of goodwill and intangibles      1,208,444       113,328          85,187
      In-process research & development                               86,000         6,000          25,000
      Deferred taxes                                                      --            --           5,798
       Increase (decrease) in cash resulting from changes, net
        of business acquired, in:
          Accounts receivable                                        (23,629)      (13,406)         13,706
          Other assets                                                68,892          (852)          6,068
          Accounts payable                                            32,203         3,703             963
          Accrued expenses                                             2,024        40,751          (1,171)
          Deferred revenue                                            50,927        55,891          15,598
                                                                 -----------     ---------       ---------
            Net cash used in continuing operations                   (40,237)      (97,316)        (34,762)
                                                                 -----------     ---------       ---------
Cash flows from investing activities:
  Issuance of note receivable to employees                                --        (1,311)             --
  Purchases of property and equipment                                (25,007)      (42,368)        (20,363)
  Purchases of investments                                           (19,275)      (22,890)        (10,074)
  Net cash (expenditures) receipts related to acquisitions           (79,203)      (47,174)         12,395
  Maturities (purchases) of short-term investments                   102,259      (119,865)             --
                                                                 -----------     ---------       ---------
  Net cash used in investing activities                              (21,226)     (233,608)        (18,042)
                                                                 -----------     ---------       ---------
Cash flows from financing activities:
  Advances under lines of credit, net of fees paid                   170,000            --              --
  Repayments of lines of credit                                     (170,000)           --              --
  Advances from factored receivables                                 135,245       180,372          90,885
  Repayments of factored receivables                                (160,614)      (75,604)        (28,712)
  Issuance of long-term debt                                           2,904       270,000             129
  Repayments of long-term debt                                          (716)         (726)         (8,576)
  Bank overdrafts                                                     12,445            --              --
  Issuance of common stock, employee plans                            37,679        38,422          21,697
  Exercise of warrants                                                   173            --              --
  Treasury stock purchased                                            (1,272)       (6,415)         (1,285)
                                                                 -----------     ---------       ---------
  Net cash provided by financing activities                           25,844       406,049          74,138
                                                                 -----------     ---------       ---------
Effect of exchange rate changes on cash                               (1,004)       (3,284)           (148)
                                                                 -----------     ---------       ---------
Net cash flows from discontinued operations                          (25,226)       39,987              --
                                                                 -----------     ---------       ---------
Net increase (decrease) in cash and cash equivalents                 (61,849)      111,828          21,186
Cash and cash equivalents, beginning of year                         145,339        33,511          12,325
                                                                 -----------     ---------       ---------
Cash and cash equivalents, end of year                           $    83,490     $ 145,339       $  33,511
                                                                 ===========     =========       =========
Cash paid during the period for:
  Interest                                                       $     6,303     $  16,335       $   5,203
  Income taxes                                                         3,696         5,075           3,105
Supplemental Disclosure of Non-cash Investing Activities of
  Continuing Operations:
  Common stock issued for acquisitions                             1,061,844       148,907         167,167
  Issuance of guaranteed value common stock (See Note 16)              9,520            --              --
  Property and equipment acquired under capital leases                 5,372            --              --
  Common stock issued for investments                                 12,135            --          93,798

   The accompanying notes are an integral part of these financial statements.

                            PEREGRINE SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. COMPANY OPERATIONS
BUSINESS

     Peregrine Systems, Inc. (the "Company" or "Peregrine") is a provider of consolidated service management software solutions and related services. Peregrine's software automates business processes for asset, change and service management. The Company sells its software and services in North America and internationally through both a direct sales force and through business partnerships.

     Over the past several years, Peregrine made multiple acquisitions expanding its business beyond its original core market. In March 2002, the Company decided to discontinue its Supply Chain Enablement ("SCE") Division, which focused on products and services associated with business-to-business procurement. As described in Note 5, this business was sold in June 2002 and is treated as a discontinued operation in the consolidated financial statements. Subsequent to March 31, 2002, Peregrine decided to sell its other non-core product lines, including products used in fleet management, facility management, telecommunications management, travel management and the Remedy service management business. Peregrine's core software product suites, after divestiture of non-core products, are ServiceCenter(R) and AssetCenter(R), with employee self-service, automation and integration product lines complementing these two core offerings.

RESTATEMENT

     In May 2002, the Company announced that its Audit Committee had initiated an investigation into a number of accounting irregularities affecting the Company's financial results for the nine months ended December 31, 2001 and for the fiscal years ended March 31, 2001 and 2000. As described in further detail in Note 3, these financial statements present the Company's restated results for the fiscal years ended March 31, 2001 and 2000.

GOING CONCERN

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of their operations and realization of their assets and payments of their liabilities in the ordinary course of business. As described further in
Note 19, on September 22, 2002 Peregrine and its wholly owned subsidiary Peregrine Remedy, Inc. filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. The uncertainties inherent in the bankruptcy process and the Company's negative working capital, accumulated deficit, recurring losses from operations and defaults on debt obligations raise substantial doubt about their ability to continue as a going concern. The Company is currently operating their business as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court, and their continuation as a going concern is contingent upon, among other things, the confirmation of the Plan of Reorganization and the Company's ability to generate sufficient cash from operations and obtain financing sources to meet their future obligations. If no reorganization plan is approved, it is possible that the Company's assets may be liquidated. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.

     As a result of its bankruptcy filing under Chapter 11, the Company will be subject to the provisions of Statement of Position ("SOP") 90-7, "Financial Reporting of Entities in Reorganization under the Bankruptcy Code" for the reporting periods subsequent to September 22, 2002. Pursuant to SOP 90-7, the Company will be required, among other things, to classify on the consolidated balance sheet liabilities arising prior to filing the petition for bankruptcy that are subject to compromise from those that are not and liabilities arising postpetition. The liabilities that may be affected by the reorganization plan will be reported at the estimated amounts that will be allowed under the plan of reorganization, even if they are ultimately settled for lesser amounts. Revenues, expenses (including professional fees), realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business will be reported separately as reorganization items, except for the sale of Remedy (see Note 19) which will be recorded as discontinued

                            PEREGRINE SYSTEMS, INC.

operations. Reorganizations items will be disclosed separately within the operating, investing, and financing categories of the statement cash flows.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Peregrine and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

DISCONTINUED OPERATIONS

     As more fully described in Note 5, the Company restated its financial statements for fiscal 2002 and 2001 to account for its SCE business as a discontinued operation. The detailed results of operations and cash flows reflect only the results of continuing operations.

USE OF ESTIMATES

     The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from the estimates made by management with respect to these items and other items that require management's estimates.

REVENUE RECOGNITION

     The Company recognizes revenue in accordance with the provisions of Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-4 and SOP 98-9, and Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" issued by the Securities and Exchange Commission. Peregrine's revenue is derived principally from software product licensing and related services. The Company's standard end user license agreement provides for an initial fee for use of the Company's products in perpetuity. License fees are generally due upon the granting of the license. Service revenues are comprised of fees from maintenance (technical support and software updates), professional services (consulting), and training.

     Revenues from license agreements with direct customers are recognized when all of the following conditions are met: a non-cancelable license agreement has been signed; the product has been delivered; there are no material uncertainties regarding customer acceptance; the fee is fixed and determinable; collection of the resulting receivable is deemed probable; risk of concession is deemed remote; and no other significant obligations of the Company exist. In certain circumstances, the Company may grant extended payment terms. If a payment is due more than one year after the license agreement is signed, the license fees are recognized as payments become due and payable provided all other conditions for revenue recognition are met. Revenues from maintenance services are recognized ratably over the term of the support period, generally one year. Consulting revenues are primarily related to installation and implementation services for the Company's software products, which are most often performed on a time and material basis under separate service agreements. Revenues from consulting and training services are recognized as the respective services are performed.

     For contracts with multiple obligations (e.g., current and future product delivery obligations, post-contract support or other services) the Company recognizes revenue using the residual method. Under the residual method, the Company allocates revenues to the undelivered elements of the contract based on objective evidence of their fair value. This objective evidence is the sales price of each element when sold separately or the annual renewal rate specified in the agreement for maintenance. The Company recognizes revenues allocated to undelivered products when all other of the criteria for revenue recognition have been met.

                            PEREGRINE SYSTEMS, INC.

     Cost of licenses consists primarily of amounts paid to third-party vendors, amortization of acquired developed technology, and costs of product media, manuals, packaging materials, and related shipping costs. Cost of services consists primarily of salaries, benefits, and allocated overhead costs incurred in providing telephone support, professional services, training to customers, and other maintenance. Deferred revenue primarily relates to maintenance fees which have been paid by the Company's customers in advance of the performance of these services. In addition, certain license fees have been prepaid by customers and deferred by the Company until all the required revenue recognition criteria have been satisfied (e.g., expiration of exchange rights or delivery of all licensed products).

     The Company also derives revenues from the sale of its software licenses, maintenance and post-contract support services through distributors. Revenues from sales made through distributors are recognized when the distributors have sold the software licenses or services to their customers and the criteria for revenue recognition under SOP 97-2, as amended, are met. Prepayments from distributors are deferred until sold through to end user. Revenues from maintenance and post-contract support services sold through distributors are recognized ratably over the contractual period with the end user.


BUSINESS RISK AND CONCENTRATIONS OF CREDIT RISK

          Financial instruments, which may subject the Company to concentrations of credit risk, consist principally of trade and other receivables. The Company performs ongoing credit evaluations of its customers' financial condition. Peregrine believes that the concentration of credit risk with respect to trade receivables is further mitigated as the Company's customer base consists primarily of large, well-established companies. The Company maintains reserves for credit losses and such losses historically have been within the Company's expectations.

     Numerous third party partners can affect the Company's success. In addition to selling direct to end-user customers, Peregrine partners with various third parties in delivering its solutions to end-user customers. Third party alliance partners work closely with the Company in delivering Peregrine's solutions to a wide variety of customers.

     The Company's license revenue has become increasingly dependent on the successful completion of one or more large license transactions during a given quarter. As a result, failure to complete one or more of these transactions by quarter-end could materially affect the trends of the Company's license revenue and results of operations.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of ninety days or less from the date of purchase to be cash equivalents. Cash equivalents primarily consist of overnight money market accounts, time deposits, commercial paper and government agency notes. The carrying amount reported for cash and cash equivalents approximates its fair value.

     The Company had restricted cash of $3.3 million at March 31, 2002 and $0.8 million at March 31, 2001 included in other assets. The restricted cash was primarily used to secure certain real property and equipment lease obligations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of certain of the Company's financial instruments, including accounts receivable, other current assets, accounts payable and factor arrangements approximates fair value due to their short maturities. The carrying values of the Company's convertible subordinated notes payable decreased significantly subsequent to March 31, 2002.

                            PEREGRINE SYSTEMS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over estimated useful lives, generally three to five years for furniture, equipment and software. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the useful lives of the assets or the terms of the related leases.

     Maintenance and repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations for the applicable period.

GOODWILL

     Goodwill represents the purchase price in excess of identifiable assets associated with acquired businesses. Goodwill is carried at cost less accumulated amortization and is being amortized over five years. Goodwill from acquisitions subsequent to July 1, 2001 is not being amortized. The Company periodically evaluates the recoverability of goodwill for a decline in value, if any, based on discounted future cash flows in accordance with Accounting Principles Board ("APB") Opinion No. 17, "Intangible Assets".

OTHER INTANGIBLE ASSETS

     Other intangibles primarily represent developed technology, customer base and assembled workforce. Other intangible assets are being amortized on a straight-line basis over generally five years.

LONG-LIVED ASSETS

     The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes procedures for review of recoverability, and measurement of impairment, if necessary, of long-lived assets and certain identifiable intangibles held and used by an entity. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable based on expected undiscounted cash flows attributable to that asset.

INVESTMENTS

     During the three years ended March 31, 2002, Peregrine made investments in numerous companies. Peregrine's ownership interest in each of these investments has been less than 20%. These investments are being accounted for using the cost method as the Company does not have significant influence. They are reviewed for impairment on a quarterly basis.

     Many of the Company's investments are in companies whose operations are not yet sufficient to establish them as profitable concerns. The Company has incurred impairments on some of these investments. Adverse changes in market conditions or poor operating results of underlying investments could result in additional future losses or an inability to recover the carrying value of these investments.

CAPITALIZED COMPUTER SOFTWARE

     In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", ("SFAS No. 86"), software development costs are capitalized from the time the product's technological feasibility has been established until the product is released for sale to the general public. The Company establishes technological feasibility in accordance with SFAS No. 86 using the working model method. During the three year period ended

                            PEREGRINE SYSTEMS, INC.

March 31, 2002, no software development costs were capitalized, as the costs incurred between achieving technological feasibility and product release were minimal. Research and development costs, including the design of product enhancements, are expensed as incurred.

ADVERTISING COSTS

     The Company expenses advertising costs in the period they are incurred.

FOREIGN CURRENCY TRANSLATION AND RISK MANAGEMENT

     Assets and liabilities of the Company's foreign operations are translated into United States dollars at the exchange rate in effect at the balance sheet date, and revenue and expenses are translated at the average exchange rate for each reporting period. Translation gains or losses of the Company's foreign subsidiaries are not included in operations but are reported as other comprehensive income. The functional currency of those subsidiaries is the primary currency in which the subsidiary operates. Gains and losses on transactions in denominations other than the functional currency of the Company's foreign operations are included in the results of operations and have not been significant.

INCOME TAXES

     Deferred taxes are accounted for using the liability method as prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on he date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the Company's opinion, it is more likely than not that some or all of the deferred tax assets will not be realized.

COMPUTATION OF NET LOSS PER SHARE

     Computation of net loss per share is performed in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS No. 128"). SFAS No. 128 requires companies to compute basic and diluted earnings per share data for all periods for which an income statement is presented. Basic earnings per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Potentially dilutive securities represent incremental shares issuable upon exercise of the Company's equity and debt securities. For the years ended March 31, 2002, 2001, and 2000, the diluted net loss per share calculation excludes the effect of approximately 42.1 million, 24.2 million and 19.9 million shares issuable under employee stock options and 10.8 million shares issuable upon conversion of the Convertible subordinated notes, as inclusion would be anti-dilutive.

STOCK-BASED COMPENSATION

     The Company accounts for its employee stock option plans using the ntrinsic value method described in APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB Opinion No. 25, deferred stock compensation is recorded for the difference, if any, between an option's exercise price and the fair value of the underlying common stock on the grant date of the option. As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company has adopted the "disclosure only" alternative described in SFAS No. 123 for its employee stock plans.

                             PEREGRINE SYSTEMS, INC.

COMPREHENSIVE LOSS

     Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and unrealized gains and losses on marketable securities. The Company presents other comprehensive loss in its consolidated statements of stockholders' (deficit) equity.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 141, "Business Combinations" ("SFAS No. 141"). SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The provisions of SFAS No. 141 have been adopted as of July 1, 2001 and did not have significant impact on the Company's consolidated financial statements.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, SFAS No. 142 includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, assessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles as goodwill, assessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill, and the testing for impairment of existing goodwill and other intangibles. SFAS No. 142 will be fully adopted by the Company in the first quarter of fiscal 2003 and is not expected to have a material impact on its operating results or financial position. The Company is applying the non-goodwill amortization provisions of SFAS No. 142 for any business combination consummated on or after July 1, 2001.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed, and requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption of SFAS No. 144 to have a material effect on its operating results or financial position.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its operating results or financial position.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN No. 45"). FIN No. 45 requires certain guarantees to be recorded at fair value and requires a guarantor to make disclosures, even when the likelihood of making any payments under the guarantee is remote. The initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes that adoption of FIN No. 45 will not have a material effect on its operating results or financial position.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- An Amendment of FASB Statement No. 123." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires prominent disclosures in both annual and interim financial

                            PEREGRINE SYSTEMS, INC.

statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected not to adopt the recognition and measurement provisions of SFAS No. 123 and continues to account for its stock-based employee compensation plans under APB Opinion No. 25 and related interpretations, and therefore the transition provisions will not have an impact on its operating results or financial position.

3.   RESTATEMENT OF FINANCIAL STATEMENTS

     On May 6, 2002, Peregrine announced that its Audit Committee had initiated an investigation into potential accounting irregularities. Peregrine also announced certain changes to executive management, including the resignation of the Company's CEO and CFO. The investigation initially focused on certain transactions involving revenue recognition irregularities and expanded to a broader review of the Company's previously issued consolidated financial statements. As a result of the Company's review, Peregrine's consolidated balance sheet as of March 31, 2001 and consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) for the years ended March 31, 2001 and 2000 are presented on a restated basis. The Company has also restated the consolidated balance sheet as of March 31, 2000 which is not separately presented herein. The cumulative effect of the restatement adjustments on periods ending on or before March 31, 1999 is shown in the statement of stockholders' equity.

     The consolidated financial results for the fiscal year ended March 31, 2002 were not previously issued. Peregrine had previously reported its results for the first three fiscal quarters of the March 31, 2002 fiscal year. Peregrine's consolidated balance sheet as of March 31, 2002 and the consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) for the year ended March 31, 2002, include restatement adjustments related to the first nine months of the fiscal year.

     The accounting restatement adjustments related primarily to revenue recognition, accounting for business combinations, balance sheet presentation of factored accounts receivable and accounting for stock options and the related income tax effects. Generally, these adjustments corrected previously reported overstated revenue and previously understated total liabilities and operating expenses of the Company.

REVENUE RECOGNITION

     Revenues for the fiscal years ended March 31, 2001 and 2000 were overstated $254.1 million and $121.7 million, respectively. While a portion of the revenue reversal will be recognized in future periods and has been recorded in deferred revenue in the respective balance sheets, a significant portion of the revenue reversal is permanent. There were several categories of revenue recognition irregularities:

     Payment Conditions and Contingencies -- In addition to selling directly to end-users, Peregrine sells products and services through third party resellers. During fiscal years 2002, 2001 and 2000, Peregrine recognized revenue when it "sold in" to a third party reseller, regardless of whether the reseller had a firm commitment from an end-user to purchase the software. In many cases, revenue was recognized despite the fact that the purchase commitments with resellers were not fixed, but were subject to conditions and contingencies. As a result, revenue has been restated to reflect revenue only upon completion of the ultimate sale to an end-user customer.

     Reciprocal Transactions -- Peregrine engaged in a number of reciprocal transactions related to acquisitions, investments, and sales to customers. In certain instances, Peregrine purchased product lines from or made investments in customers who agreed to license Peregrine products. In such instances, Peregrine generally recognized revenue for the product licensed and capitalized the acquired product received from or investment made in the licensee. In other instances, Peregrine engaged in non-monetary exchanges, trading Peregrine software or services for a customer's product. In these instances, Peregrine recorded the product or services received as either inventory or prepaid expenses and recognized license revenue for the Peregrine product licensed. Accounting for these transactions has been restated as appropriate, to reduce the original

                            PEREGRINE SYSTEMS, INC.

cost of the acquisition or investment or reflect the exchange at historical cost when either (i) the value of the exchange could not be objectively measured or (ii) the exchange was for product to be sold in the ordinary course of business.

     Timing Issues -- Peregrine used long-term installment contracts as a standard business practice during the restatement period. The contract fee was generally recognized as revenue at the time the installment contract was signed. However, based on the Company's review of the collection history of these contracts, along with the Company's history of providing concessions to customers, the Company restated results to reflect revenue upon collection of the extended payment. In addition, Peregrine previously recorded numerous transactions as revenue in a given period, although the sales order was not completed until after the end of the fiscal period. Revenue has been restated to record these transactions in the proper periods.

     Improper Write-offs -- Many accounts receivable balances arising from improperly recorded revenue transactions, as described above, were inappropriately charged to bad debt expense, cost of acquisitions, or accrued liabilities. The restated results reflect these transactions as reductions in previously reported revenue.

ACCOUNTS RECEIVABLE FACTORING

     Peregrine sold, or factored, receivables to multiple financial institutions over the past three years. Peregrine recorded these factoring transactions as true sales of receivables recording the cash received and removing the related receivables from the balance sheet, as if the risk of collection loss had passed to the buyer without recourse. However, based on the terms of the factoring agreements and based on past servicing practices of the Company, these accounts receivable factoring arrangements should have been recorded as loans instead of sales of receivables. As a result, the balance sheets have been restated to reflect the accounts receivable and related bank loans.

BUSINESS COMBINATIONS ACCOUNTING

     During the restatement period, Peregrine made several business acquisitions, some of which were not properly recorded. In certain cases, reciprocal licensing transactions were recorded as revenue from customers, instead of reducing acquisition cost. In other instances, the value of in-the-money stock options was not included as a cost of the acquisition. In many transactions, acquisition liability accruals were overstated and operating expenses (such as bad debts or revenue reversals) were improperly offset against the accrual. The consolidated financial statements have been restated for these matters.

LONG-LIVED ASSETS IMPAIRMENTS

     The Company previously recorded charges to reflect the impairment of goodwill and other intangibles, strategic investments and other long-term assets. The Company has determined that charges originally booked were understated. The restated consolidated financial statements reflect the proper amount of charges to reduce these assets to the appropriate carrying values.

STOCK OPTIONS ACCOUNTING

     Based on Peregrine's past practice, many employee stock options contained exercise prices that were below the common stock market values on the dates the options were granted. Under APB Opinion No. 25, the Company should have recorded compensation cost equal to the aggregate difference between the fair value of the stock and the exercise price of the options granted. The Company also accelerated the vesting periods for certain options which had previously been granted to employees. Under FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25" ("FIN 44"), the acceleration of vesting of stock options after June 30, 2000 could cause an accounting charge for the affected options. The consolidated financial statements, as restated, now reflect the appropriate accounting for stock options.

                            PEREGRINE SYSTEMS, INC.

RESTATEMENT TABLES

     The following tables reconcile the Company's results of operations, financial position and cash flows from the previously reported consolidated financial statements to the as restated consolidated financial statements including the effect of restating for discontinued operations (see Note 5). (in thousands, except per share data):

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                         YEAR ENDED MARCH 31, 2001
                                                     -----------------------------------------------------------------
                                                        AS
                                                     PREVIOUSLY                          DISCONTINUED
                                                      REPORTED        ADJUSTMENTS         OPERATIONS       AS RESTATED
                                                     ----------       -----------        ------------      -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Licenses ......................................    $  354,610       $  (241,873)       $   (17,819)      $    94,918
  Services ......................................       210,073           (12,232)           (79,406)          118,435
                                                     ----------       -----------        -----------       -----------

Total revenues ..................................       564,683          (254,105)           (97,225)          213,353
                                                     ----------       -----------        -----------       -----------
Cost and Expenses:
  Cost of licenses ..............................        14,426             5,372             (7,546)           12,252
  Cost of services ..............................       111,165            16,913            (39,313)           88,765
  Sales and marketing ...........................       223,966            47,716            (35,805)          235,877
  Research and development ......................        61,957            12,824            (10,193)           64,588
  General and administrative ....................        48,420            35,923            (23,030)           61,313
  Impairment, amortization and other ............       918,156           645,628         (1,450,251)          113,533
                                                     ----------       -----------        -----------       -----------
Total operating costs and expenses ..............     1,378,090           764,376         (1,566,138)          576,328
                                                     ----------       -----------        -----------       -----------

Loss from continuing operations before interest
  and income tax expenses .......................      (813,407)       (1,018,481)         1,468,913          (362,975)
Interest expense, net ...........................          (538)           (5,480)              (174)           (6,192)
                                                     ----------       -----------        -----------       -----------
Loss from continuing operations before income
  tax expense ...................................      (813,945)       (1,023,961)         1,468,739          (369,167)
Income tax expense on continuing operations .....        38,296           (31,685)              (998)            5,613
                                                     ----------       -----------        -----------       -----------
Loss from continuing operations .................      (852,241)         (992,276)         1,469,737          (374,780)
Loss from discontinued operations, net of income
  taxes of $998 .................................            --                --         (1,469,737)       (1,469,737)
                                                     ----------       -----------        -----------       -----------
Net loss ........................................    $ (852,241)      $  (992,276)       $        --       $(1,844,517)
                                                     ==========       ===========        ===========       ===========

Net loss per share basic and diluted:
  Loss per share from continuing operations .....                                                          $     (2.71)
  Loss per share from discontinued operations ...                                                          $    (10.62)
  Net loss per share ............................    $    (6.16)                                           $    (13.32)
Shares used in computation ......................       138,447                                                138,447


                            PEREGRINE SYSTEMS, INC.

                                 BALANCE SHEET

                                                                       MARCH 31, 2001
                                             ------------------------------------------------------------------
                                                           CUMULATIVE
                                                  AS       EFFECT OF
                                             PREVIOUSLY    PRIOR YEAR                 DISCONTINUED
                                              REPORTED     ADJUSTMENTS   ADJUSTMENTS   OPERATIONS   AS RESTATED
                                             ----------    -----------   -----------  ------------  -----------
                                                                       (IN THOUSANDS)
ASSETS
Current Assets:
     Cash and cash equivalents.............  $  286,658    $       -     $(140,106)   $  (1,213)    $   145,339
     Short-term investments................           -            -       119,865            -         119,865
     Accounts receivable, net of
        allowance for doubtful accounts....     180,372      (37,805)      (76,852)     (24,219)         41,496
     Other current assets..................      62,811      (10,455)       16,247       (1,759)         66,844
                                             ----------    ----------    ---------    ----------    -----------
TOTAL CURRENT ASSETS.......................     529,841      (48,260)      (80,846)     (27,191)        373,544
Property and equipment, net................      82,717       (5,793)       (9,779)     (21,213)         45,932
Net assets of discontinued operations......           -            -             -      252,152         252,152
Goodwill, net of accumulated
     amortization..........................   1,192,855      (75,557)     (704,307)    (169,329)        243,662
Other intangible assets, net of
     accumulated amortization..............     146,352        3,073       (30,720)     (71,512)         47,193
Investments and other......................      52,001      (12,868)       (1,488)        (158)         37,487
                                             ----------    ----------    ---------    ----------    -----------
                                             $2,003,766    $(139,405)    $(827,140)   $ (37,251)    $   999,970
                                             ==========    ==========    ==========   ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable......................  $   36,024    $     504     $ (11,249)   $  (1,223)    $    24,056
     Accrued expenses......................     200,886      (18,542)      (99,887)     (10,502)         71,955
     Current portion of deferred
        revenue............................      86,653        5,096        19,527      (21,300)         89,976
     Bank loans - factor arrangements......           -       62,173       104,768            -         166,941
     Current portion of long-term debt.....       1,731            -        (1,695)           -              36
                                             ----------    ---------     ---------    ---------     -----------
TOTAL CURRENT LIABILITIES..................     325,294       49,231        11,464      (33,025)        352,964
Deferred revenue, net of current
     portion...............................       8,299            -             2            -           8,301
Other long-term liabilities................      17,197            -       (17,197)           -               -
Long-term debt, net of current
     portion...............................         884            -         3,403       (4,226)             61
Convertible subordinated notes.............     262,327            -         7,673            -         270,000
                                             ----------    ---------     ---------    ---------     -----------
TOTAL LIABILITIES..........................     614,001       49,231         5,345      (37,251)        631,326
                                             ----------    ---------     ---------    ---------     -----------
Stockholders' Equity:
     Common stock..........................         160            -            (9)           -             151
     Additional paid-in capital............   2,342,235       90,211       157,762            -       2,590,208
     Subscriptions receivable..............           -            -        (3,441)           -          (3,441)
     Accumulated deficit...................    (917,104)    (209,390)     (992,276)           -      (2,118,770)
     Unearned portion of deferred
        compensation.......................     (22,151)     (69,457)        5,479            -         (86,129)
     Treasury stock, at cost...............      (9,425)           -             -            -          (9,425)
     Accumulated other comprehensive
        loss...............................      (3,950)           -             -            -          (3,950)
                                             ----------    ---------     ---------    ---------     -----------
TOTAL STOCKHOLDERS' EQUITY.................   1,389,765     (188,636)     (832,485)           -         368,644
                                             ----------    ----------    ---------    ---------     -----------
                                             $2,003,766    $(139,405)    $(827,140)   $ (37,251)    $   999,970
                                             ==========    ==========    ==========   ==========    ===========

                            PEREGRINE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED MARCH 31, 2001
                                                     -------------------------------------------------------------------
                                                     AS PREVIOUSLY                       DISCONTINUED
                                                        REPORTED        ADJUSTMENTS       OPERATIONS       AS RESTATED
                                                     -------------      -----------      ------------      -----------
                                                                             (IN THOUSANDS)

Cash flows from operating activities:
  Loss from continuing operations................     $(852,241)         $(992,276)      $ 1,469,737        $(374,780)
  Adjustments to reconcile loss from continuing
    operations to net cash, provided by (used in)
    operating activities:
      Depreciation and amortization..............       172,404           (147,898)           (3,240)          21,266
      Amortization of deferred compensation......        14,635             36,979              (831)          50,783
      Impairment and amortization of goodwill and
        intangibles..............................       673,832            831,861        (1,392,365)         113,328
      In-process research & development..........        93,360            (23,260)          (64,100)           6,000
      Increase (decrease) in cash resulting from
        changes, net of businesses acquired, in:
        Accounts receivable......................      (100,474)            94,829            (7,761)         (13,406)
        Other assets.............................       (18,307)            21,914            (4,459)            (852)
        Accounts payable.........................        18,563            (21,678)            6,818            3,703
        Accrued expenses.........................       (32,794)            48,001            25,544           40,751
        Deferred revenue.........................        20,851             37,910            (2,870)          55,891
                                                      ---------          ---------       -----------        ---------
      Net cash (used in) provided by operations..       (10,171)          (113,618)           26,473          (97,316)
                                                      ---------          ---------       -----------        ---------
Cash flow from investing activities:
      Issuance of notes receivable to employees..        (1,611)               300                --           (1,311)
      Purchases of property and equipment........       (49,031)             6,663                --          (42,368)
      Purchases of investments...................                          (22,890)               --          (22,890)
      Cash expenditures related to acquisitions..        17,974             (2,914)          (62,234)         (47,174)
      Maturities of short-term investments.......            --           (119,865)               --         (119,865)
                                                      ---------          ---------       -----------        ---------
      Net cash used in investing activities......       (32,668)          (138,706)          (62,234)        (233,608)
                                                      ---------          ---------       -----------        ---------
Cash flows from financing activities:
      Advances from factored receivables.........            --            180,372                --          180,372
      Repayments of factored receivables.........            --            (75,604)               --          (75,604)
      Issuance of long-term debt.................       261,900              8,100                --          270,000
      Repayments of long-term debt...............         1,284              2,216            (4,226)            (726)
      Issuance of common stock, employee plans...        42,501             (4,079)               --           38,422
      Treasury stock purchased...................        (6,415)                --                --           (6,415)
                                                      ---------          ---------       -----------        ---------
      Net cash provided by financing activities..       299,270            111,005            (4,226)         406,049
                                                      ---------          ---------       -----------        ---------
Effect of exchange rate changes on cash..........        (3,284)                --                --           (3,284)
                                                      ---------          ---------       -----------        ---------
Net cash flows from discontinued operations......            --                               39,987           39,987
                                                      ---------          ---------       -----------        ---------
Net increase (decrease) in cash..................       253,147           (141,319)               --          111,828
Cash and cash equivalents, beginning of year.....        33,511                 --                --           33,511
                                                      ---------          ---------       -----------        ---------
Cash and cash equivalents, end of year...........     $ 286,658          $(141,319)      $        --        $ 145,339
                                                      =========          =========       ===========        =========

                            PEREGRINE SYSTEMS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                               YEAR ENDED MARCH 31, 2000
                                       -----------------------------------------
                                       AS PREVIOUSLY
                                          REPORTED     ADJUSTMENTS   AS RESTATED
                                       -------------   -----------   -----------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues:
 Licenses............................. $168,467        $(115,138)    $   53,329
 Services.............................   84,833           (6,530)        78,303
                                       --------        ---------      ---------
Total revenues........................  253,300         (121,668)       131,632
                                       --------        ---------      ---------
Costs and Expenses:
 Cost of licenses.....................    2,764              345          3,109
 Cost of services.....................   51,441            3,314         54,755
 Sales and marketing..................  101,443            7,684        109,127
 Research and development.............   28,517            4,974         33,491
 General and administrative...........   19,871            7,789         27,660
 Impairments, amortization and other..   57,920           50,923        108,843
                                       --------        ---------      ---------
Total operating costs and expenses....  261,956           75,029        336,985
                                       --------        ---------      ---------
Loss from operations before interest
 and income tax expense...............   (8,656)        (196,697)      (205,353)
Interest expense, net.................       38           (2,043)        (2,005)
                                       --------        ---------      ---------
Loss before income tax expense........   (8,618)        (198,740)      (207,358)
Income tax expense....................   16,452           (6,392)        10,060
                                       --------        ---------      ---------
Net loss.............................. $(25,070)       $(192,348)     $(217,418)
                                       ========        =========      =========
Net loss per share basic and diluted:
 Net loss per share................... $  (0.24)                      $   (2.12)
                                       ========                       =========
 Shares used in computation...........  102,332                         102,332
                                       ========                       =========

                            PEREGRINE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED MARCH 31, 2000
                                       -----------------------------------------
                                       AS PREVIOUSLY
                                          REPORTED     ADJUSTMENTS   AS RESTATED
                                       -------------   -----------   -----------
                                                      (IN THOUSANDS)

Cash flows from operating activities:
 Net loss.............................  $(25,070)       $(192,348)    $(217,418)
 Adjustments to reconcile net loss to
  net cash, provided by (used in)
  operating activities:
  Depreciation and amortization.......    33,932          (20,134)       13,798
  Amortization of deferred
   compensation.......................       340           17,369        17,709
  Amortization of goodwill and
   intangibles........................     7,742           77,445        85,187
  In-process research & development...    24,505              495        25,000
  Deferred taxes......................     1,774            4,024         5,798
  Increase (decrease) in cash
   resulting from changes, net of
   businesses acquired, in:
   Accounts receivable................   (24,364)          38,070        13,706
   Other assets.......................     4,202            1,866         6,068
   Accounts payable...................     4,755           (3,792)          963
   Accrued expenses...................    17,328          (18,499)       (1,171)
   Deferred revenue...................    12,467            3,131       (34,762)
                                        --------        ---------     ---------
 Net cash (used in) provided by
  operations..........................    57,611          (92,373)      (15,598)
                                        --------        ---------     ---------
Cash flow from investing activities:
 Purchases of property and equipment..   (20,713)             350       (20,363)
 Purchases of investments.............        --          (10,074)      (10,074)
 Cash expenditures related to
  acquisitions........................   (41,249)          53,644        12,395
 Maturities (purchases) of short-term
  investments.........................     2,000           (2,000)           --
                                        --------        ---------     ---------
 Net cash (used in) provided by
  investing activities...............    (59,962)          41,920       (18,042)
                                        --------        ---------     ---------
Cash flows from financing activities:
 Advances from factored receivables...        --           90,885        90,885
 Repayments of factored receivables...        --          (28,712)      (28,712)
 Issuance of long-term debt...........    (7,832)           7,961           129
 Repayments of long-term debt.........        --           (8,576)       (8,576)
 Issuance of common stock, employee
  plans...............................    23,427           (1,730)       21,697
 Treasury stock purchased.............    (1,285)              --        (1,285)
                                        --------        ---------     ---------
 Net cash provided by financing
  activities..........................    14,310           59,828        74,138
                                        --------        ---------     ---------
Effect of exchange rate changes on
 cash.................................         7             (155)         (148)
                                        --------        ---------     ---------
Net increase (decrease) in cash.......    11,966           (9,220)       21,186
Cash and cash equivalents, beginning
 of year..............................    21,545            9,220        12,325
                                        --------        ---------     ---------
Cash and cash equivalents, end of year  $ 33,511        $      --     $  33,511
                                        ========        =========     =========

                                       19

                            PEREGRINE SYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

4.   BUSINESS COMBINATIONS

     In April 1999, Peregrine completed the acquisition of F.Print UK Ltd. ("FPrint"), a developer of desktop inventory and asset discovery software. Peregrine issued approximately 1,508,000 shares of its common stock and $1.3 million in cash for all the outstanding shares of FPrint for a total purchase price, including merger costs, of $24.6 million.

     In September 1999, Peregrine completed the acquisition of Knowlix Corporation ("Knowlix"), a developer of knowledge management software. Peregrine issued approximately 743,000 shares of its common stock (excluding approximately 70,000 shares of common stock issuable upon exercise of options and warrants assumed in connection with the acquisition) in exchange for all the outstanding shares of Knowlix for a total purchase price, including merger costs, of $16.0 million.

     In March 2000, Peregrine completed the acquisition of Barnhill Management Corporation ("Barnhill"), a provider of infrastructure management system solutions and related professional services. Peregrine issued approximately 191,000 shares of its common stock (excluding approximately 80,000 shares of common stock issuable upon exercise of options assumed in connection with the acquisition) in exchange for all of the outstanding shares of Barnhill for a total purchase price, including merger costs and assumed liabilities, of $17.7 million.

     In June 2000, Peregrine completed the acquisition of Harbinger Corporation ("Harbinger"), a provider of electronic business connectivity software and services. Peregrine issued approximately 30,157,000 shares of its common stock (excluding approximately 6.2 million shares of common stock issuable upon exercise of options and warrants assumed in connection with the acquisition) in exchange for all of the outstanding shares of Harbinger for a total purchase price, including merger related costs, of approximately $1.8 billion (see
Note 5).

     In September 2000, Peregrine completed the acquisition of Loran Network Holding Corporation, Inc. ("Loran"), a provider of network discovery and management solutions. Peregrine issued approximately 2,861,000 shares of its common stock (excluding approximately 600,000 shares of common stock issuable upon exercise of options assumed in connection with the acquisition) in exchange for all the outstanding shares of Loran for a total purchase price, including merger related costs, of approximately $88.1 million.

     In December 2000, Peregrine completed the acquisition of the Tivoli Service Desk Suite of products ("Tivoli") and certain related assets from Tivoli Systems, Inc., an IBM company. Peregrine issued approximately 3,015,000 shares of its common stock and $45.0 million in cash for Tivoli. In connection with the purchase, Tivoli agreed to purchase $58.9 million of software licenses from Peregrine for the benefit of existing Tivoli customers. This purchase commitment has been offset against the purchase consideration and was recorded as a receivable from Tivoli in purchase accounting. The total purchase price, including merger related costs, and was approximately $50.2 million.

     In April 2001, Peregrine completed the acquisition of Extricity, Inc. ("Extricity") a provider of business-to-business relationship management software. Peregrine issued approximately 8,468,000 shares of its common stock (excluding approximately 700,000 shares of common stock issuable upon exercise of options assumed in connection with the acquisition) in exchange for all of the outstanding shares of Extricity for a total purchase price, including merger related costs, of approximately $185.2 million (see Note 5).

                            PEREGRINE SYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In August 2001, Peregrine completed the acquisition of Remedy Corporation ("Remedy"), a supplier of information technology service management and customer relationship management solutions. Peregrine issued approximately 28,280,000 shares of its common stock (excluding approximately 12.0 million shares of common stock issuable upon exercise of options assumed in connection with the acquisition) and paid approximately $283.4 million in cash in exchange for all of the outstanding shares of Remedy for a total purchase price, including merger costs, of approximately $1.4 billion.

     At the time of the acquisition, the Company expected that the acquisition of Remedy would lead to synergistic effects due to the pairing of Peregrine's infrastructure management, e-procurement and employee relationship management solutions with Remedy's business process authoring technology and information technology service management products. These anticipated effects included the coupling of Remedy's small and medium-sized business customers with Peregrine's larger customer base for additional sales opportunities of infrastructure management software and the combination of both companies' sales and technical resources to expand both product portfolios (see Note 19 regarding subsequent Sale of Remedy).

     During fiscal year 2002, Peregrine also completed the acquisition of substantially all the assets of Xtra On-Line Corporation ("XOL"), eRevenue and Bodha. Peregrine issued approximately 360,000 shares of its common stock in exchange for substantially all of the assets of the companies for a total purchase price, including merger-related costs, of approximately $9.7 million. Peregrine issued approximately 106,000 shares of its common stock for other acquisitions in fiscal year 2001.

ACCOUNTING TREATMENT OF ACQUISITIONS

     All of the above transactions were accounted for under the purchase method of accounting and, accordingly, the assets, including in-process research and development, and liabilities, were recorded based on their fair values at the date of acquisition and the results of operations for each of the acquisitions have been included in the consolidated financial statements for the periods subsequent to the date of acquisition. The dollar amount assigned to the issued shares for each acquisition is based on the market price of the securities a few days before and after the terms of the acquisition are agreed to and announced. Purchase prices for acquisitions were allocated as follows (in thousands):

                                                    FAIR VALUE OF NET
                                                     TANGIBLE ASSETS
                             ACQUIRED IN-PROCESS     AND IDENTIFIABLE
                                RESEARCH AND           INTANGIBLES
                                DEVELOPMENT              ACQUIRED          GOODWILL         TOTAL
                             -------------------    -----------------      --------         -----

FISCAL 2000 (AS RESTATED)
FPrint ..................        $ 4,100                $  1,862          $   18,660     $   24,622
Knowlix .................          2,900                   1,634              11,450         15,984
Barnhill ................             --                  (5,475)             23,180         17,705
Telco ...................         18,000                  35,520              59,147        112,667
                                 -------                --------          ----------     ----------
                                 $25,000                $ 33,541          $  112,437     $  170,978
                                 =======                ========          ==========     ==========
FISCAL 2001 (AS RESTATED)
Harbinger ...............        $64,100                $166,521          $1,538,368     $1,768,989
Loran ...................          6,000                   6,420              75,642         88,062
Tivoli ..................             --                  16,127              34,090         50,217
                                 -------                --------          ----------     ----------
                                 $70,100                $189,068          $1,648,100     $1,907,268
                                 =======                ========          ==========     ==========

                            PEREGRINE SYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                                          FAIR VALUE OF NET
                                                           TANGIBLE ASSETS
                                  ACQUIRED IN-PROCESS      AND IDENTIFIABLE
                                     RESEARCH AND            INTANGIBLES
                                     DEVELOPMENT              ACQUIRED           GOODWILL        TOTAL
                                  -------------------    -------------------   ------------    ---------
FISCAL 2002
Extricity.......................      $13,000                $ 49,673            $ 122,495    $  185,168
Remedy..........................       86,000                 407,451              877,438     1,370,889
Other...........................           --                    (883)              10,572         9,689
                                      -------                --------           ----------    ----------
                                      $99,000                $456,241           $1,010,505    $1,565,746
                                      =======                ========           ==========    ==========


     The acquired in-process research and development is recorded in the statement of operations in impairments, amortization and other, except for the Harbinger and Extricity acquisitions, which are included in discontinued operations.

     The value of each acquisition's acquired in-process technology was estimated using a discounted cash flow analysis based on the anticipated income stream of the related product sales. The value assigned to acquired in-process technology was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the stage of completion and the resulting net cash flows from the projects and discounting the net cash flows to their present value.

     Remedy net assets acquired include approximately $53 million of developed technology and a customer base intangible asset of approximately $125 million.

     The following represents detail, by acquisition, of the Company's acquisition related liabilities, which are principally severance costs (in thousands):


                               MARCH 31,                               MARCH 31,                           MARCH 31,
                                 2000       ADDITIONS     USES           2001          ADDITIONS    USES     2002
                               ---------    ---------     -----        ---------       ---------   -----   ---------
                             (As restated) (As restated) (As restated) (As restated)
Fprint..................       $  --           $   --   $    --         $   --          $   --   $     --    $  --
Knowlix.................          --               --        --             --              --         --       --
Barnhill................
Telco...................          --               --        --             --              --         --       --
Harbinger...............          --            2,448    (2,448)            --              --         --       --
Loran...................          --              188      (188)            --              --         --       --
Tivoli..................          --              493      (493)            --              --         --       --
Extricity...............          --               --        --             --             208       (208)      --
Remedy..................          --               --        --             --           2,205     (2,205)      --
                              --------       --------    --------       --------       ---------  --------   ------
                               $  --          $ 3,129    $(3,129)        $  --          $2,413    $(2,413)   $  --
                              ========       ========    ========       ========       =========  ========   ======


PRO FORMA FINANCIAL INFORMATION

     The following table presents the unaudited pro forma results from continuing operations assuming the Company had acquired Remedy at the beginning of 2001. This information may not necessarily be indicative of future combined results. The unaudited pro forma results of continuing operations exclude the results of operations of the other acquisitions consummated during fiscal years 2002 and 2001. The inclusion of the

                            PEREGRINE SYSTEMS, INC.

     results associated with these acquisitions would not materially affect the pro forma financial information from continuing operations presented below (in thousands, except per share data).

                                                            PRO FORMA RESULTS FOR THE
                                                              YEARS ENDED MARCH 31,
                                                            -------------------------
                                                              2002          2001
                                                            --------    ------------
                                                                   (UNAUDITED)
     Revenues...........................................    $   536,964  $   504,686
     Loss from continuing operations....................    $(1,554,901) $  (352,903)
     Basic and diluted loss per share from continuing
      operations........................................    $     (8.69) $     (2.25)

5.   DISCONTINUED OPERATIONS

     In February 2002, Peregrine's Board of Directors approved management's plans to discontinue the operations and business of the Company's SCE business. Accordingly, Peregrine has reported the results of operations of the SCE business as discontinued operations. The SCE business comprised primarily assets acquired in the Harbinger and Extricity transactions and offered software applications and services that automated and integrated business to business relationships.

     In June 2002, Peregrine sold all of the shares of its wholly owned subsidiary, Peregrine Connectivity (the SCE business) to PCI International, Inc., an entity affiliated with Golden Gate Capital LLC, for approximately $35 million in cash resulting in an estimated loss on disposal of $33.9 million. The Company also entered into certain software licensing arrangements with PCI International, Inc. in conjunction with the sale of Peregrine Connectivity.

     Operating results of discontinued operations are presented below (in thousands):

                                                                  MARCH 31,
                                                            ------------------------
                                                              2002          2001
                                                            --------    ------------
                                                                        (AS RESTATED)
     Revenues............................................   $   123,921  $    97,225
     Goodwill amortization and impairment................      (412,961)  (1,456,465)
     Operating costs and expenses........................      (150,082)    (109,673)
     Interest and income taxes, net......................           933         (824)
     Accrual for loss from discontinued operations during
      the phase-out period...............................       (13,881)          --
     Accrual for loss on disposal of discontinued
      operations.........................................       (33,939)          --
                                                            -----------  -----------
     Loss from discontinued operations...................   $  (486,009) $(1,469,737)
                                                            ===========  ===========

     A full valuation allowance for the tax benefit related to the loss on disposal of discontinued operations has been recorded based on management's determination that it is more likely than not that the related deferred tax asset will not be realized.

                            PEREGRINE SYSTEMS, INC.

     Net assets of discontinued operations are presented below (in thousands):

                                                             March 31,
                                                       ------------------------
                                                         2002          2001
                                                       --------    ------------
                                                                   (As restated)
     Current assets.................................   $ 42,072       $ 27,191
     Property, equipment and other long term
      assets........................................     17,465        262,212
     Current liabilities, including accrual for loss
      on disposal of $47,820 in 2002................    (84,863)       (33,025)
     Long term liabilities..........................       (647)        (4,226)
                                                      ---------    -----------
     Net assets (liabilities) of discontinued
      operations....................................   $(25,973)      $252,152
                                                      =========    ===========

     Net cash provided by operating activities of discontinued operations is analyzed below (in thousands):

                                                             March 31,
                                                       ------------------------
                                                         2002          2001
                                                       --------    ------------
                                                                   (As restated)
     Loss from discontinued operations (including
      loss on disposal).............................  $(486,009)   $(1,469,737)
     Depreciation...................................      4,817          3,240
     Impairment and amortization of goodwill and
      intangibles...................................    412,961      1,456,465
     Loss on disposal of discontinued operations....     47,820             --
     Changes in operating assets and liabilities of
      discontinued operations.......................    (15,996)       (22,658)
     Cash used in investing activities (primarily
      acquisitions of businesses)...................     11,181         72,677
                                                      ---------    -----------
     Net cash (used in) provided by discontinued
      operations....................................  $ (25,226)   $    39,987
                                                      =========    ===========

6.  INVESTMENTS

     The Company made investments in several companies with which it has business relationships for aggregate consideration of approximately $19.3 million, $22.9 million, and $103.1 million during fiscal 2002, 2001 and 2000, respectively. Certain of these investments included plans to collaborate on sales, marketing and distribution efforts and in the development of software products and services related to the Company's businesses. These investments are accounted for using the cost method because the Company does not have significant influence on the management of the investees.

     The Company evaluates potential impairment of these investments at the end of each quarterly reporting period. When events and circumstances indicate that the carrying value of an investment exceeds its fair value, the carrying value is reduced through an impairment charge. Impairment charges related to these investments were approximately $32.3 million, $44.7 million, and $52.4 million in fiscal 2002, 2001 and 2000, respectively. The carrying value of these investments was $9.8 million and $26.6 million at March 31, 2002 and 2001, respectively and are included in investments and other assets in the consolidated balance sheet.

7.   IMPAIRMENT OF GOODWILL AND LONG-LIVED ASSETS

     During late 2000, the technology driven NASDAQ Stock Market began a steep decline in stock prices, particularly in the e-commerce sectors. In early 2001 it became apparent to the Company that the economic downturn would continue and that technology spending, particularly in the e-commerce and enterprise resource planning environments, would drop sharply in 2001. Accordingly, in the fourth quarter of fiscal 2001 the Company prepared undiscounted and discounted cash flow analyses related to the SCE business segment. Based on its analysis the Company determined that goodwill was impaired and recorded a $1.1 billion goodwill impairment charge in the consolidated statement of operations in the fourth quarter of fiscal year 2001.

                            PEREGRINE SYSTEMS, INC.

     The macroeconomic environment remained weak throughout the Company's major markets during fiscal 2002 and was further intensified by the events of September 11, 2001. Accordingly, in the second quarter of fiscal 2002 the Company updated its cash flow analyses related to the SCE business segment and recorded a $222.0 million goodwill impairment charge in the consolidated statement of operations.

     The Company made a decision to discontinue the operations of the SCE business segment in the fourth quarter of fiscal 2002 and recorded an impairment charge of $121.7 million related to goodwill and identifiable intangibles which is included in the loss on discontinued operations (see Note
5). Due to the continued weakness in technology spending and the decline in the Company's stock price since the acquisition of Remedy in August 2001 (see Note
4), the Company prepared cash flow analyses related to the remainder of the long-lived assets and enterprise goodwill in the fourth quarter of fiscal 2002. Based on the analyses the Company recorded a $1.1 billion goodwill impairment charge and a $33.6 million impairment charge for identifiable intangible assets.

8.   BALANCE SHEET COMPONENTS

     Short-term investments consists of the following (in thousands):


                                                                             MARCH 31,
                                                                     -------------------------
                                                                      2002            2001
                                                                     -------     -------------
                                                                                 (AS RESTATED)


     Municipal bonds ..............................................  $17,606          $ 88,195
     Auction rate securities ......................................       --            13,000
     Corporate bonds and floating rate securities .................       --             5,900
     Certificates of deposit ......................................       --             8,045
     Equity securities ............................................       --             4,725
                                                                     -------     -------------
                                                                     $17,606          $119,865
                                                                     =======     =============


     The carrying value of these securities approximates fair value.

     At March 31, 2002, the contractual maturities of debt securities were as follows (in thousands):


                                                                YEARS TO MATURITY
                                                             -----------------------
                                                              LESS THAN     ONE TO
                                                              ONE YEAR   FIVE YEARS     TOTAL
                                                             ----------   ----------    -------

     Municipal bonds ....................................       $16,514     $1,092        $17,606



     Other current assets consists of the following (in thousands):


                                                                             MARCH 31,
                                                                     -------------------------
                                                                      2002            2001
                                                                     -------     -------------
                                                                                 (AS RESTATED)


     Notes receivable, current portion ............................  $ 1,600           $ 3,050
     Refundable income taxes ......................................    6,625                --
     Prepaid expenses and other ...................................   12,605            14,894
     Receivable from Tivoli Systems, Inc. (Note 4) ................       --            48,900
                                                                     -------      ------------
                                                                     $20,830           $66,844
                                                                     =======      ============


                            PEREGRINE SYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Property and equipment, net consists of the following (in thousands):

                                                        MARCH 31,
                                                  ---------------------
                                                  2002             2001
                                                  ----             ----
                                                               (AS RESTATED)

  Furniture and equipment ...................   $ 83,252        $ 55,821
  Leasehold improvements ....................     24,711          19,092
  Internal use software .....................     34,612          17,552
                                                --------        --------
                                                 142,575          92,465
  Less accumulated depreciation and
    amortization ............................    (70,226)        (46,533)
                                                --------        --------
                                                $ 72,349        $ 45,932
                                                ========        ========



     Depreciation expense was $23.7 million, $20.6 million and $13.8 million for the fiscal year 2002, 2001 and 2000, respectively.

     Property and equipment acquired under capital leases at March 31, 2002 and 2001 was $5.4 million and $0, respectively. Accumulated amortization on assets acquired under capital leases at March 31, 2002 and 2001 was $711,000 and $0, respectively.

     Accounts payable at March 31, 2002 consists of $48.6 million of trade accounts payable and $12.4 million of bank overdrafts. There were no bank overdrafts classified as accounts payable at March 31, 2001.

     Accrued expenses consists of the following (in thousands):

                                                        MARCH 31,
                                                  ---------------------
                                                  2002             2001
                                                  ----             ----
                                                               (AS RESTATED)

  Employee compensation ......................    $ 25,872         $10,576
  Commissions ................................      20,397           9,632
  Taxes ......................................      27,809          15,477
  Accrued interest payable ...................       5,569           5,477
  Other ......................................      34,314          30,793
                                                  --------         -------
                                                  $113,961         $71,955
                                                  ========         =======

9.   SENIOR CREDIT FACILITY

     In August 2001, Peregrine entered into a $150 million short-term loan facility with a syndicate of financial institutions. In October 2001, Peregrine replaced this facility with a $150 million three-year revolving line of credit facility, also with a syndicate of financial institutions. This facility was secured by a pledge of certain tangible and intellectual property assets and interests in the outstanding capital stock of some of the Company's domestic and foreign subsidiaries. Borrowings bore interest at the higher of (a) the prime interest rate or (b) one-half of one percent above the Federal Funds effective rate. The interest rate on borrowings under this facility ranged from 3.95% to 4.25%.

     The terms of the revolving line of credit facility included covenants that required Peregrine to attain certain financial criteria. Based on reported results (before restatement) for the December 31, 2001 quarter, the Company determined it did not comply with certain of these covenants. In February 2002, Peregrine entered into an amendment to the revolving line of credit facility that suspended certain financial covenants through March 31, 2002, imposed additional financial covenants, and waived the covenant non-compliance existing as of December 31, 2001. In February 2002, all amounts outstanding under the revolving line of credit

                            PEREGRINE SYSTEMS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

facility were repaid, with the exception of outstanding letters of credit under the facility of approximately $18.6 million. The changes to the facility limited Peregrine's ability to make further borrowings. As of March 31, 2002, there were no amounts outstanding with respect to this facility. In May 2002, the Company terminated the line of credit facility.

10.   ACCOUNTS RECEIVABLE FINANCING

     Beginning in 1999, Peregrine entered into accounts receivable financing facilities with several financial institutions ("Factoring Banks"). Under these arrangements, the Factoring Banks extended the Company loans which were secured by certain of the Company's accounts receivable. In its previously reported financial statements, the Company accounted for these transactions as non-recourse transfers of financial assets, however, the Company has since determined that the transactions should have been recorded as secured borrowings. The balances outstanding under these arrangements, net of unamortized discounts of $12.3 million and $7.8 million, were $141.6 million and $166.9 million at March 31, 2002 and 2001, respectively, and are included as Bank loans -- factor arrangements in the accompanying consolidated balance sheets.

     The unamortized discount is amortized to interest expense over the term of the related loan using the effective interest method. The amount amortized was $11.3 million, $6.7 million and $2.2 million during fiscal year 2002, 2001 and 2000, respectively.

11.   LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                        MARCH 31,
                                                  ---------------------
                                                  2002             2001
                                                  ----             ----
                                                              (AS RESTATED)
     Note payable to lessor. Unsecured;
       interest at 8%. Monthly payments
       of principal and interest
       through September 2003 ...............   $   61            $ 61

     Note payable to third party. Unsecured;
       interest at 5.6%. Monthly payments of
       interest through March 2004.
       Principal due in monthly payments
       beginning April 2002 through
       March 2004 ...........................    2,400              --

     Note payable to third party. Unsecured;
       interest at 6.0%. Quarterly payments
       of interest through January 2005.
       Principal due in quarterly
       payments beginning January 2002
       through January 2005..................      464              --

     Capital leases .........................    4,732              --
                                               -------            ----
                                                 7,657              97
     Less current portion ...................   (2,801)            (36)
                                               -------            ----
                                               $ 4,856            $ 61
                                               =======            ====



     Scheduled fiscal year principal payments on long-term debt due at March 31, 2002 are as follows (in thousands):



     2003 ................................................          $2,801
     2004 ................................................           3,083
     2005 ................................................           1,213
     2006 ................................................             476
     2007 ................................................              84
                                                                    ------
                                                                    $7,657
                                                                    ======

                            PEREGRINE SYSTEMS, INC.

12.  CONVERTIBLE SUBORDINATED NOTES

     In November and December of 2000, Peregrine issued $270 million principal amount of 5.5% convertible subordinated notes (the "Convertible Notes") due November 2007 to qualified institutional buyers and non-U.S. persons in a private placement. Peregrine received net proceeds of $261.2 million. Annual interest on the Convertible Notes is approximately $14.9 million, payable semi-annually on May 15th and November 15th. The Convertible Notes will mature on November 15, 2007, and are convertible into 10.8 million shares of Peregrine common stock at the option of the holder at any time at a price of $25.00 per share. The Convertible Notes may be redeemed at the Company's option on or after November 18, 2003 at a premium of 103.143% of principal value, plus accrued and unpaid interest, which declines annually to par value at the maturity date, if the closing price of Peregrine's common stock has exceeded 140% of the conversion price for a specified period of time before the redemption notice. In addition, holders may require the Company to repurchase the notes upon a change of control.

     Costs incurred to issue the debt, including commissions, have been capitalized as debt issuance costs and are being amortized to interest expense over the term of the related debt using the effective interest method. The Convertible Notes are subordinate to substantially all of the Company's existing and future outstanding debt. The Company is not restricted under the indenture from incurring additional debt.

     Since filing for bankruptcy in September 2002, the Company has not paid its scheduled interest payments.

13.  IMPAIRMENTS, AMORTIZATION AND OTHER

     Impairments, amortization and other consists of the following (in thousands):


                                                       YEAR ENDED MARCH 31,
                                                  ----------------------------------
                                                  2002          2001          2000
                                                  ----          ----          ----
                                                           (AS RESTATED)  (AS RESTATED)
Amortization of goodwill and identifiable
  intangible assets..........................  $   90,618    $ 62,847       $ 31,442
Impairment of goodwill, identifiable
  intangible assets and investments..........   1,085,532      44,686         52,401
In-process research and development..........      86,000       6,000         25,000
                                               ----------    --------       --------
                                               $1,262,150    $113,533       $108,843
                                               ==========    ========       ========


14.  INCOME TAXES

     The geographic distribution of loss before income taxes from continuing operations is as follows (in thousands):


                                                       YEAR ENDED MARCH 31,
                                                  ----------------------------------
                                                  2002           2001          2000
                                                  ----           ----          ----
                                                            (AS RESTATED)  (AS RESTATED)
Domestic....................................   $(1,490,151)  $(302,723)     $(184,122)
Foreign.....................................       (47,193)    (66,444)       (23,236)
                                               -----------   ---------      ---------
Total.......................................   $(1,537,344)  $(369,167)     $(207,358)
                                               ===========   =========      =========

                            PEREGRINE SYSTEMS, INC.

     Income tax expense consisted of the following (in thousands):



                                                       YEAR ENDED MARCH 31,
                                                  ----------------------------------
                                                  2002           2001          2000
                                                  ----           ----          ----
                                                            (AS RESTATED)  (AS RESTATED)
Current
  Federal...................................   $   --       $   --         $    --
  State.....................................    1,190           --              --
  Foreign...................................    6,850        5,613           4,262
                                               ------       ------         -------
Total current...............................    8,040        5,613           4,262
                                               ------       ------         -------
Deferred
  Federal...................................       --           --           4,191
  State.....................................       --           --           1,429
  Foreign...................................       --           --             178
                                               ------       ------         -------
Total deferred..............................       --           --           5,798
                                               ------       ------         -------
Total income tax expense....................   $8,040       $5,613         $10,060
                                               ======       ======         =======

     The items accounting for the differences between income taxes computed at the federal statutory rate and the provision for income taxes on continuing operations consisted of the following (in thousands):


                                                       YEAR ENDED MARCH 31,
                                                  ----------------------------------
                                                  2002           2001          2000
                                                  ----           ----          ----
                                                            (AS RESTATED)  (AS RESTATED)
Federal tax benefit at statutory rate........  $(522,697)   $(125,517)      $(70,500)
State tax benefit, net of federal effect.....    (44,952)      (7,927)        (5,268)
Effect of foreign earnings taxed at
  different rates............................     22,895       28,204         12,023
Tax credits..................................     (3,070)      (1,749)          (138)
Non-deductible acquired R&D and impairments
  and amortization of intangibles............    551,811       25,984         17,142
Stock-based compensation.....................   (167,329)      17,529          6,885
Capital loss carryover.......................   (151,440)          --             --
Other........................................    (36,633)       2,867          1,314
Change in valuation allowance................    359,455       66,222         48,602
                                               ---------    ---------       --------
Total income tax expense.....................  $   8,040    $   5,613       $ 10,060
                                               =========    =========       ========

     The amounts stated in the table above for the years ended March 31, 2002, 2001, and 2000 are based on income before taxes, which includes expenses related to the acquisition of in-process research and development and amortization of purchased intangibles.

     U.S. income taxes and foreign withholding taxes on certain undistributed earnings for certain non-U.S. subsidiaries were not provided for as it is the Company's intention to reinvest these earnings indefinitely in operations outside of the U.S.

                            PEREGRINE SYSTEMS, INC.

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax (liability) assets are as follows (in thousands):

                                                                                            MARCH 31,
                                                                                   ----------------------------
                                                                                      2002            2001
                                                                                   ----------     ------------
                                                                                                   (AS RESTATED)

Deferred tax assets:
  Net operating loss carryforwards                                                 $  122,349      $   22,086
  Intangible assets                                                                    58,535           8,252
  Deferred maintenance revenue                                                         26,519          27,406
  Other than temporary loss on investments                                             39,723          36,765
  Accrual for discontinued operations                                                  18,865              --
  Capital loss carryforwards                                                          176,099              --
  Other                                                                                36,140          24,859
                                                                                   ----------      ----------
Total gross deferred tax assets                                                       478,230         119,368

Deferred tax liabilities:
  Depreciation                                                                             --            (593)
Valuation allowance                                                                   (478,230)      (118,775)
                                                                                   ----------      ----------
Net deferred tax assets                                                            $       --      $       --
                                                                                   ==========      ==========

     As of March 31, 2002 the Company had total net operating loss carryforwards of approximately $550.0 million for federal income tax purposes, which expire beginning in 2011. Approximately $225.0 million of the net operating loss carryforwards (excluded from the table above) relate to deductions for stock options which will result in an increase in additional paid-in capital and a decrease in income taxes payable at such time that the tax benefit is realized. In certain circumstances, as specified in the Internal Revenue Code, an ownership change of fifty percent or more by certain combinations of the Company's stockholders during any three year period could result in an annual limitation on the Company's ability to utilize portions of the domestic net operating loss, capital loss carryforwards and tax credits. The Company is currently conducting an ownership change analysis covering the current and prior years. While such analysis is not yet completed, it is expected that the Company has experienced ownership changes that would affect its use of losses.

     Valuation allowances in the amount set forth in the table above have been recorded based on management's determination that it is more likely than not that the deferred tax assets will not be realized.

15.  COMMITMENTS

     The Company leases certain buildings and equipment under non-cancelable operating lease agreements. The leases generally require the Company to pay all executory costs such as taxes, insurance and maintenance related to the leased assets. Certain of the leases contain provisions for periodic rate escalations to reflect cost-of-living increases. Rent expense for such leases totaled approximately $43.1 million, $17.4 million, and $9.6 million in fiscal years 2002, 2001 and 2000, respectively.

                            PEREGRINE SYSTEMS, INC.

     Future minimum lease payments under non-cancelable operating leases (net of sublease payments), at March 31, 2002 are as follows (in thousands):

     2003.......................................  $ 38,831
     2004.......................................    30,272
     2005.......................................    26,749
     2006.......................................    23,688
     2007.......................................    20,607
     Thereafter.................................   122,321
                                                  --------
     Total minimum lease payments...............  $262,468
                                                  ========

     The Company subleases office space in San Diego to an affiliated company. The term of the sublease ends in October 2003 and requires monthly rental payments of approximately $35,000.

     In June 1999, the Company entered into a series of leases covering up to approximately 540,000 square feet of office space in San Diego. To the extent Peregrine did not require all of the space under these leases, it has the right to sublet excess space. The Company moved into a portion of the completed new facilities and subleased a portion to unaffiliated companies. The future minimum lease commitments detailed above contain the Company's future commitments associated with these leases and are net of the sublease payments. The Company subsequently rejected three of the five leases on these facilities, covering approximately 300,000 square feet in connection with the bankruptcy proceeding described in Note 19 below. The future minimum lease payments in the schedule above do not reflect adjustments, modifications or rejections of leases that may be implemented through the bankruptcy proceedings described in Note 19.

     The Company entered into an outsourcing agreement with IBM in June 2001, primarily to outsource the SCE business network and ASP offerings of Peregrine. The agreement called for payments of $58 million over 10 years and an additional $17 million over the same period under a related agreement between IBM Germany and Peregrine Germany. This agreement was subsequently amended to include a commitment to purchase $27 million in unspecified products and services over a period of 6 years.

     When Peregrine sold the SCE business in June 2002 (see Note 5) it assigned the outsourcing agreement to the buyer, but retained certain obligations to IBM, including the $27 million purchase commitment, of which approximately $19 million was outstanding. This obligation was satisfied in full as part of our overall settlement with IBM during December 2002, as described in Note 19.

16.  STOCKHOLDERS' EQUITY (DEFICIT) AND GUARANTEED VALUE COMMON STOCK

PREFERRED STOCK

     Peregrine has authorized 5,000,000, $0.001 par value, undesignated preferred shares, none of which were issued or outstanding at March 31, 2002 and 2001. The Company's Board of Directors has the authority to issue the preferred stock in one or more series, and to fix the price, rights, preferences, privileges, and restrictions, including dividend rights and rates, conversion and voting rights, and redemption terms and pricing without any further vote or action by the Company's shareholders.

GUARANTEED VALUE COMMON STOCK

     In March 2002, the Company entered into an arrangement with a vendor whereby the Company issued one million shares of Common Stock to partially settle a liability with the vendor. Under the terms of the arrangement the vendor would sell the shares to third parties and notify the Company of the sales proceeds which would correspondingly reduce the Company's payable to the vendor. The shares issued to the vendor but unsold by the vendor at March 31, 2002 have been reflected as guaranteed value-common stock in the

                            PEREGRINE SYSTEMS, INC.

accompanying balance sheet as the Company remains at risk for changes in the stock's fair value. Proceeds received by vendor upon sale of the shares to third parties by September 30, 2002, or if the shares are not sold by that date, the market value of the shares as of September 30, 2002 will be recorded in stockholders' equity.

SUBSCRIPTIONS RECEIVABLE

     At March 31, 2002 and 2001, the Company has approximately 1,764,000 and 759,000 shares of common stock outstanding with employees and strategic partners for which it accepted notes as consideration. The notes receivable outstanding have been recorded as a reduction of stockholders' equity (deficit). The employee arrangements include principal balances of $1.2 million and $3.4 million at March 31, 2002 and 2001, repayments of which are dependent upon future changes in the Company's stock price. Accordingly, for compensation expense purposes, the arrangements are accounted for as variable awards and compensation expense (reductions) are recorded based on changes in the Company's stock price. The Company has recognized ($4.1 million), $12.5 million and $0 of compensation expense in fiscal years 2002, 2001 and 2000, respectively.

TREASURY STOCK

     As of March 31, 2002, and 2001 shares of treasury stock held were 497,000, and 414,000, respectively.

COMMON STOCK SPLIT

     On January 20, 2000, the Board of Directors declared a two-for-one common stock split, effected in the form of a stock dividend. Shareholders of record on February 4, 2000 received an additional common share for each share held. All share and per share amounts have been restated to reflect this split retroactively.

STOCK OPTIONS

     The Company may grant up to 44,629,000, 600,000, and 7,000,000 options under the 1994 Peregrine Systems Stock Option Plan ("1994 Peregrine Plan"), the 1997 Peregrine Systems Director Option Plan ("Peregrine Director Plan"), and the 1999 Peregrine Systems Nonqualified Stock Option Plan ("1999 Peregrine Plan"), respectively. In addition, the Company assumed various plans through acquisitions, all of which plans are no longer available for option grants. All options granted pursuant to the plans have an exercise price determined by the Company's Board of Directors on a per-grant basis. In cases where the option exercise price was less than fair value of the underlying shares at the date of grant, the Company has recorded the intrinsic value of the award as deferred compensation and recognized a compensation charge over the vesting period of the award on a straight line basis. Option grants under all active stock option plans generally have a term of seven to ten years and vest over fours years.

                            PEREGRINE SYSTEMS, INC.

         The following table summarizes the Company's outstanding stock options at March 31, 2002, 2001 and 2000 as well as changes during the periods then ended (number of shares in thousands):

                                                                           OPTIONS OUTSTANDING
                                                                 -------------------------------------
                                                                                              WEIGHTED
                                                                                               AVERAGE
                                              SHARES AVAILABLE   NUMBER OF                    EXERCISE
                                                  FOR GRANT        SHARES    EXERCISE PRICE    PRICE
                                              ----------------   ---------   --------------   --------
Balances, April 1, 1999 (as restated)......         3,566         19,481     $ 0.08 - 13.75    $ 5.52
   Additional shares reserved..............         6,201             --
   Grants..................................        (5,835)         5,835       4.25 - 40.00     19.17
   Assumed.................................            --            190       4.25 - 79.20     15.91
   Exercises...............................            --         (4,791)      0.08 - 13.75      4.22
   Cancellations...........................           828           (828)      0.59 - 32.94      8.39
                                                  -------         ------
Balances, March 31, 2000 (as restated).....         4,760         19,887       0.08 - 79.20      9.80
   Additional shares reserved..............         8,950             --
   Grants..................................        (6,792)         6,792      15.63 - 36.50     18.30
   Assumed.................................            --          6,815       0.64 - 63.06     16.12
   Exercises...............................            --         (6,250)      0.34 - 26.75      6.43
   Cancellations...........................         3,012         (3,012)      2.25 - 79.20     15.77
                                                  -------         ------
Balances, March 31, 2001 (as restated).....         9,930         24,232       0.08 - 79.20     14.11
   Additional shares reserved..............         8,121             --
   Grants..................................       (14,020)        14,020       5.00 - 29.10     12.36
   Assumed.................................            --         12,698       0.26 - 43.21     17.62
   Exercises...............................            --         (3,562)      0.34 - 26.28      8.68
   Cancellations...........................         5,301         (5,301)      0.66 - 79.20     18.17
                                                  -------         ------
Balances, March 31, 2002...................         9,332         42,087       0.08 - 79.20     14.54
                                                  =======         ======

         Information about stock options outstanding at March 31, 2002 follows (number of shares in thousands):

                                      OPTIONS OUTSTANDING
                                -------------------------------
                                          WEIGHTED                OPTIONS EXERCISABLE
                                           AVERAGE                -------------------
                                          REMAINING    WEIGHTED             WEIGHTED
                                NUMBER   CONTRACTUAL    AVERAGE    NUMBER    AVERAGE
RANGE OF                          OF         LIFE      EXERCISE      OF     EXERCISE
EXERCISE PRICES                 SHARES    (IN YEARS)    PRICE      SHARES    PRICE
---------------                 ------   -----------   --------    ------   --------
$0.08 to $5.99...............    3,893       5.40       $ 3.50      3,730    $ 3.44
$6.00 to $10.99..............   10,143       8.11         8.02      4,203      8.67
$11.00 to $15.99.............   13,189       8.45        13.06      4,681     13.57
$16.00 to $30.99.............   12,285       8.26        20.46      5,188     20.96
$31.00 and above.............    2,577       7.88        36.19      1,665     36.35
                                ------                             ------
                                42,087       8.00        14.54     19,467     14.60
                                ======                             ======

         As of March 31, 2002, 2001 and 2000 exercisable options outstanding were 19,467,000, 8,474,000, and 3,241,000, respectively, with weighted average exercise prices of $14.60, $17.48, and $5.29, respectively.

         The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"). Accordingly, the

                            PEREGRINE SYSTEMS, INC.

Company continues to account for stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

     Pursuant to SFAS No. 123, the Company is required to disclose the pro forma effects on net loss and net loss per share data as if it had elected to use the fair value approach to account for all of its employee stock-based compensation plans. Had compensation cost for the plans been determined consistent with the fair value approach enumerated in SFAS No. 123, the Company's net loss and net loss per share for the years ended March 31, 2002, 2001, and 2000 would have been as indicated below (in thousands, except per share data):

                                                                         FOR THE YEARS ENDED MARCH 31,
                                                            -----------------------------------------------------
                                                                2002                  2001               2000
                                                            ------------          ------------       ------------
                                                                                  (AS RESTATED)      (AS RESTATED)

Pro forma net loss:
  As reported..........................................     $(2,031,393)           $(1,844,517)        $(217,418)
  Pro forma expense effect of SFAS No. 123.............         (79,899)               (45,583)          (24,094)
                                                            -----------            -----------         ---------
  Pro forma after giving effect to SFAS No. 123........     $(2,111,292)           $(1,890,100)        $(241,512)
                                                            ============           ============        =========
Basic and diluted pro forma net loss per share
  As reported..........................................     $    (11.36)           $    (13.32)        $   (2.12)
  Pro forma expense effect of SFAS No. 123.............           (0.45)                 (0.33)            (0.24)
                                                            -----------            -----------         ---------
  Pro forma after giving effect to SFAS No. 123........     $    (11.81)           $    (13.65)        $   (2.36)
                                                            ===========            ===========         =========

     The fair value of options was estimated on the date of grant using the Black-Scholes option-pricing model. The following table summarizes the estimated fair value of options granted and weighted average assumptions used.

                                                                         FOR THE YEARS ENDED MARCH 31,
                                                            -----------------------------------------------------
                                                                2002                  2001               2000
                                                            ------------          ------------       ------------
                                                                                  (AS RESTATED)      (AS RESTATED)

Estimated fair value...................................        $11.59                 $14.75            $12.91
Risk-free interest rate................................          3.63%                  4.78%             6.22%
Expected life (in years)...............................          3.10                   3.32              4.26
Expected volatility....................................           103%                    90%               77%
Dividend yield.........................................             0%                     0%                0%

RESTRICTED STOCK

     During fiscal 1996, the Company granted 2,400,000 shares of nontransferable Common Stock under restricted stock agreements to certain employees. These shares were valued at a fair value of $0.59 per share. During fiscal 1998, 808,000 of these shares were canceled. As of March 31, 2001, all restrictions have lapsed.

     During fiscal year 1998, the Company granted an additional 200,000 shares of nontransferable Common Stock under restricted stock agreements valued at $3.16 per share. These shares vest over a six-year term, and deferred compensation of $631,000 is currently being amortized to compensation expense over this term.

     In connection with its acquisition of Extricity in April 2001, the Company issued approximately 390,000 shares of nontransferable Common Stock under restricted stock agreements as replacement shares for similar shares of Extricity held by employees. Through March 31, 2002, the Company has repurchased approximately 49,000 of such shares.

                            PEREGRINE SYSTEMS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

     In February 1997, the Company's Board of Directors adopted, and the stockholders approved, the 1997 Employee Stock Purchase Plan ("Purchase Plan") covering substantially all employees. The Company has reserved 1,000,000 shares of common stock for issuance under the Purchase Plan. The Purchase Plan enabled eligible employees to purchase common stock at 85% of the lower of the fair market value of its common stock on the first or last day of each option purchase period, as defined. During fiscal years 2002, 2001, and 2000, Peregrine issued 309,000, 106,000 and 124,000 shares, respectively, pursuant to the Purchase Plan.

     Effective with the de-listing of Peregrine's securities, as more fully described in Note 19 below, the Purchase Plan has been suspended.

     The fair value of the purchase grants was estimated on the date of grant using the Black-Scholes option-pricing model. The following table summarizes the estimated fair value of options granted and weighted average assumptions used for grants under the Purchase Plan.

                                          FOR THE YEARS ENDED MARCH 31,
                                      -------------------------------------
                                       2002           2001            2000
                                      ------         -------         ------
     Estimated fair value..........   $9.30          $10.23          $5.59
     Risk-free interest rate.......    3.11%           6.22%          4.98%
     Expected life (in years)......    0.50            0.37           0.25
     Expected volatility...........     114%            122%            83%
     Dividend yield................       0%              0%             0%



DIRECTOR OPTION PLAN

     In February 1997, Peregrine's Board of Directors adopted, and the stockholders approved, the 1997 Director Option Plan ("Director Plan"). Peregrine has reserved 600,000 shares of its Common Stock for issuance under the Director Plan. The Director Plan provides each new eligible outside director an initial option grant to purchase 25,000 shares of the Company's Common Stock upon election to the Board of Directors. In addition, commencing with the 1998 Annual Stockholders meeting, such eligible outside directors are granted an option to purchase 5,000 shares of the Company's Common Stock at each annual meeting. The exercise price per share of all options granted under the Director Plan will be equal to the fair market value of the Company's Common Stock on the date of grant. Options may be granted for periods up to ten years and generally vest over four years. The Company granted options on 80,000, 70,000 and 50,000 shares of its Common Stock under the Director Plan in fiscal 2002, 2001 and 2000, respectively.

17.  EMPLOYEE BENEFIT PLAN

     Peregrine has a 401(k) Plan ("Plan") covering substantially all U.S. employees. The Plan provides for savings and pension benefits and is subject to the provisions of the Employee Retirement Income Security Act of 1974. Those employees who participate in the Plan are entitled to make contributions of up to 20 percent of their compensation, limited by IRS statutory contribution limits. In addition to employee contributions, the Company may also contribute to the Plan by matching 25% of employee contributions. Peregrine contributed $4.0 million, $1.5 million and $919,000 to the plan during fiscal 2002, 2001 and 2000, respectively.

18.  SEGMENT AND GEOGRAPHIC INFORMATION

     Peregrine operated in two business segments, the infrastructure management business and the SCE business. The Company adopted a plan to discontinue its SCE business in fiscal 2002. The SCE business is reported as a discontinued operation (see Note 5). With the sale of SCE, Peregrine's continuing business operates exclusively in the infrastructure management industry segment.

                            PEREGRINE SYSTEMS, INC.

A summary of Peregrine's continuing operations by geographic area is as follows (in thousands):

                                                              EUROPE,
                                                            MIDDLE EAST    ASIA PACIFIC
                                                  NORTH       AND           AND LATIN
                                                 AMERICA    AUSTRALIA        AMERICA      CONSOLIDATED
                                                ---------   -----------    ------------   ------------
Year ended March 31, 2002
Revenues....................................    $287,394     $142,451         $11,350        $441,195
Long-lived assets at March 31, 2002.........    $238,637     $ 14,297         $ 1,320        $254,254
Year ended March 31, 2002 (as restated)
Revenues....................................    $116,210     $ 90,440         $ 6,703        $213,353
Long-lived assets at March 31, 2001.........    $356,484     $ 16,381         $ 1,409        $374,274
Year ended March 31, 2000 (as restated)
Revenues....................................    $ 82,539     $ 45,337         $ 3,756        $131,632
Long-lived assets at March 31, 2000.........    $299,240     $  6,700         $    69        $306,009


19. SUBSEQUENT EVENTS

    Foothill Financing Arrangement. In June 2002, the Company entered into a loan and security agreement with Foothill Capital Corporation, acting as arranger and administrative agent, and Ableco Finance LLC (an affiliate of Cerberus Capital Management), as lender. The arrangement includes a term loan and a revolving loan facility. The Company's payment obligations are secured by a lien on substantially all of the assets of Peregrine and its subsidiaries that are parties to the agreements. The term loan facility allowed Peregrine to borrow up to $56 million. Peregrine borrowed the full amount available under the facility and received proceeds of approximately $50 million after fees and expenses. Borrowings under the facility were repaid in September 2002, in connection with the agreement to sell the Remedy business, as described below. The revolving loan facility was never activated.

    Business Restructuring. In June 2002, the Company announced plans to streamline operations and reduce operating costs and expenses, including a reduction of its workforce by 1,400 employees and office consolidations. The workforce reduction was across all functions and geographies, and included plans to dispose of non-core product lines. The estimated cost of the restructuring activity is expected to be approximately $175 million, and will be recorded in the fiscal year ended March 31, 2003. This charge is primarily comprised of severance cost, lease termination costs and impairment charges for certain long-term assets to be abandoned.

    Sale of Transportation Management Product Line. In July 2002, the Company sold the assets related to its transportation (fleet) management product line to Maximus, Inc. for approximately $7.5 million in cash. Proceeds from the transaction were used to pay down the Foothill loan.

    Sale of Facility Management Product Line. In July 2002, the Company sold the assets related to its facility management product line to Tririga, Inc. for approximately $5 million in cash. Proceeds from the transaction were used to pay down the Foothill loan.

    NASDAQ Delisting. Effective with the opening of trading on August 30, 2002, the Company's common stock was delisted from the NASDAQ National Market because, among other things, the Company announced that its prior financial statements could not be relied upon, the Company had not timely filed periodic reports with the Securities and Exchange Commission ("SEC"), and the price of the Company's stock had fallen below one dollar for more than 30 days. The Company's common stock is currently quoted in the NASDAQ Pink Sheets.

                            PEREGRINE SYSTEMS, INC.

     Forbearance Agreement with Factoring Banks. On August 26, 2002, the Company entered into a forbearance agreement ("Forbearance Agreement") with the Factoring Banks referenced in Note 10 above to restructure approximately $107 million in accounts receivable financing arrangements. Under the Forbearance Agreement, the Factoring Banks agreed to forbear, until July 2006, from exercising their rights and remedies against the Company with respect to then-existing defaults under factoring agreements with the Company. In exchange, the Company paid the Factoring Banks (or authorized the application of payments of) an aggregate of approximately $10 million against past due obligations and agreed to (i) repay approximately $31 million as related receivables are collected, (ii) deliver promissory notes and make monthly interest payments (other than during certain moratorium periods) at 6% per annum on account of approximately $66 million in past due or uncollectible obligations, with payments to begin in August 2003 (amortized over 3 years) or as collected, (iii) increase the principal balances of the notes for accounts later determined to be uncollectable, (iv) pay a $1 million forbearance fee (with such fee to be waived under certain circumstances), and (v) deliver guarantees of certain of Peregrine's and Remedy's subsidiaries. Payment obligations under the agreement are secured by a first priority security interest on covered accounts and a lien on the other Company assets, subordinated to liens under the Foothill facility, debtor in possession financing, and certain other future indebtedness. In addition, the Company is required to repay the obligations with a portion of any proceeds from certain sales of assets and future financing transactions.

     Chapter 11 Bankruptcy Filing. On September 22, 2002, the Company and its wholly owned subsidiary Peregrine Remedy, Inc. (collectively the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Case Nos. 02-12740 (JKF) and 02-12741 (JKF)). As of the date of this filing, no other subsidiaries of the Company have filed voluntary petitions for relief under the Bankruptcy Code. The Debtors manage their properties and operate their businesses as "debtors in possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     Sale of Remedy. On September 20, 2002, the Company and its Peregrine Remedy subsidiary entered into an acquisition agreement with BMC Software, Inc. ("BMC") pursuant to which BMC, subject to bid procedures approved by the Bankruptcy Court, would acquire substantially all of the assets of the Remedy business for $355 million and assume approximately $90 million in liabilities. BMC also agreed to reimburse Peregrine for up to approximately $7.5 million of taxes paid by Pergrine relating to the Remedy business for periods ending on or prior to the sale closing date. The sale of Remedy to BMC was closed on November 20, 2002. Of the sales proceeds, $10 million was placed into escrow through December 2003 to secured obligations of Peregrine and Remedy under the acquisition agreement. The acquisition agreement provides for a possible post-closing purchase price adjustment, which BMC can require to be paid from the $10 million escrow amount. As described in Note 20, the Company also segregated $27 million of the purchase price pending the disposition of its disputes with Motive Communications, Inc. The Remedy business will be reported as discontinued operations in fiscal year 2003. Revenue included in fiscal year 2002 from the Remedy business was $158.9 million.

     Debtor-in-Possession Financing. In connection with the Remedy sale, BMC agreed to provide an interim $110 million debtor-in-possession ("DIP") financing facility to the Company. To secure the Company's payment obligation under the facility, BMC was granted first priority security interests and liens in substantially all of the Company's assets, subject to certain permitted liens (including the Factoring Banks' liens in certain purchased accounts and, to a limited extent, the Foothill liens). BMC also provided emergency initial funding to the Company of $3.5 million on September 20, 2002. The DIP facility and the sale of Remedy to BMC were approved by the Bankruptcy Court.

     Repayment of Foothill Loan & DIP Facility. The Company drew down a total of approximately $54 million under the DIP facility with BMC, of which approximately $36.9 million was used to satisfy in full the outstanding balance of the Foothill loan and $3.5 million was credited against the full amount due under

                            PEREGRINE SYSTEMS, INC.

BMC's emergency pre-petition loan to the Company. The Company's obligations to BMC under the DIP facility were fully satisfied as an offset against the purchase price for Remedy when the Remedy sale closed on November 20, 2002.

     Rejection of Real Estate Leases. The Company has rejected three of the five leases at its San Diego, California, headquarters facility returning approximately 300,000 square feet back to the landlord and retaining 240,000 square feet. The Company also has rejected approximately 37 other real property leases/subleases. The future minimum lease payments at March 31, 2002 related to the rejected leases is $175 million. There can be no assurance of the ultimate amount owed under these rejected leases until approved by the Bankruptcy Court.

     Sale of Telco Product Management Product Line. In December 2002, the Company sold the assets related to its telecommunication management product line to Symphony Services Corp. and its affiliate TSB Solutions, Inc. for approximately $2.5 million in cash.

     Sale of Travel Management Product Line. In December 2002, the Company sold the assets related to its XOL on-line travel booking system to American Express Travel Related Services Company, Inc. ("AMEX") for approximately $1 million. In addition, AMEX reimbursed the Company approximately $1.4 million for amounts expended in the development of enhancements to the travel management product line through the closing.

     Interim Payments to Factoring Banks. On December 30, 2002, the Bankruptcy Court approved interim payments to the Factoring Banks of approximately $43.6 million. As consideration for the interim payments, the Factoring Banks agreed to waive the $1 million forbearance fee provided for in the Forbearance Agreement and any and all default interest that might have been payable under the agreement. Under the terms of the court's order, the Company, Remedy and all other parties in interest preserved all of their rights and remedies with respect to the avoidance or set aside of the Forbearance Agreement. In the event the Factoring Banks are required to disgorge to the Company some or all of the interim payments, the Factoring Banks agreed to pay interest on the disgorged payments from December 31, 2002, at the rate of 1 1/4% per annum.

     IMB Settlement. In December 2002, Peregrine and IBM entered into a Settlement Agreement to resolve certain disputed payment obligations arising between the companies in connection with IBM's status as a primary reseller of Peregrine products and to reduce Peregrine's existing contractual obligations to purchase products and services on an ongoing basis from IBM. Under the Settlement Agreement, Peregrine offset $5 million due from IBM in satisfaction of approximately $29 million in future payment obligations due to IBM under an outsourcing services agreement and an equipment financing agreement. Peregrine also paid IBM approximately $1.2 million for services to transition hosted servers from IBM's facilities to Peregrine's facilities, in return for which Peregrine was relieved of its obligation to continue to pay IBM approximately $275,000 per month for hosting services.

20. CONTINGENT LIABILITIES

PEREGRINE SYSTEMS SECURITIES LITIGATION

     During May and June 2002, a number of purported class action complaints were filed against the Company, some of its present and former directors and officers, and its former independent auditor, in the United States District Courts for the Southern District of California and the Southern District of New York. The complaints were filed on behalf of purchasers of the Company's securities during various periods from June 29, 1999 to May 22, 2002. The complaints were filed following the Company's announcement that it would restate its financial statements. The complaints allege that the defendants made false and misleading statements in the Company's public statements, SEC filings and financial statements The complaints assert claims for violations of Sections 11, 12 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of

                            PEREGRINE SYSTEMS, INC.

the Securities Exchange Act of 1934 and Rule 10b-5 promulgated hereunder. The complaint filed in the Southern District of New York also asserts claims for common law fraud, misrepresentation and deceit. The complaints seek a declaration that the actions are proper class actions, compensatory damages in unspecified amounts, interest, fees and expenses, and extraordinary equitable and/or injunctive relief.

     On September 4, 2002, the United States District Court for the Southern District of California entered an order consolidating all of the class action complaints pending in that court. On October 11, 2002, the court entered its Order (1) granting the Loran Group's Motion for Appointment as Lead Plaintiff and its Motion for Approval of its Choice of Lead Counsel; (2) granting the State University Retirement System of Illinois' Motion for Appointment as Lead Plaintiff and its Motion for Approval of its Choice of Lead Counsel; (3) denying competing motions for appointment as lead plaintiff. Motions for reconsideration and clarification of the order appointing the lead plaintiffs have been filed and were heard on January 21, 2003. On that date the court entered an order (1) granting the Loran Group's motion for Appointment as Lead Plaintiff for section 10(b) claimants and its Motion for Approval of its Choice of Lead Counsel; (2) granting Heywood Waga's Motion for Appointment as Lead Plaintiff for section 11 claimants and its Motion of Approval of his Choice as Lead Counsel; (3) Vacating the State University Retirement System of Illinois' Motion for Appointment as Lead Plaintiff for section 11 claimants and its Motion for Approval of its Choice of Lead Counsel. The court previously directed lead plaintiffs to file a consolidated class action complaint by December 9, 2002, but vacated that date following the filing of the motions for reconsideration. The court has now directed lead plaintiffs to file a consolidated class action complaint by March 17, 2003 and the defendants to file a response by April 28, 2003. The court has scheduled a Pre-Answer Early Neutral Evaluation Conference for February 28, 2003.

     In August 2002, the Company filed a motion to transfer the case pending in the Southern District of New York to the Southern District of California. The court took the motion under submission. The plaintiff has withdrawn its opposition to that motion.

DERIVATIVE ACTIONS

     During May and June 2002, a number of derivative complaints were filed in the Delaware Chancery Court, the Superior Court of the State of California for the County of San Diego and the United States District Court for the Southern District of California, purportedly on behalf of the Company, against some of the Company's present and former directors and officers and its former independent auditor. The complaints name the Company as a nominal defendant. The derivative complaints allege that the defendants breached their duties to the Company, caused or permitted the Company to make false and misleading statements and engage in improper accounting practices, mismanaged the Company, exposed the Company to the securities lawsuits, and engaged in insider trading, among other allegations. The suits assert claims for breach of fiduciary duty, abuse of control, constructive fraud, gross mismanagement, unjust enrichment, waste of corporate assets, contribution and indemnification and violations of the California Corporations Code. The complaints seek various types of monetary and non-monetary relief on behalf of the Company and fees and expenses incurred by the plaintiffs. Each of the courts entered orders consolidating the derivative cases filed in that court.

SCHUSTER v. GARDNER, ET. AL.

     On October 15, 2002, a class action complaint for breach of fiduciary duties and aiding and abetting breach of fiduciary duties was filed against some of Peregrine's current and former directors in the Superior Court for the Southern District of California for the County of San Diego. The complaint seeks monetary relief on behalf of all persons who held, purchased or otherwise acquired shares of Peregrine stock between July 19, 2000 and May 6, 2002. On November 15, 2002, the action was removed to the United States District Court for the Southern District of California on the ground that the claims are preempted by the Securities

                            PEREGRINE SYSTEMS, INC.

Litigation Uniform Standards Act. On December 3, 2002, plaintiff filed an amended class action complaint on behalf of a class defined as all persons who held shares of Peregrine stock between July 19, 2000 and May 6, 2002. On December 13, 2002, plaintiff filed a motion to remand.

MOTIVE v. PEREGRINE, ET. AL.

     In September 2002, Motive Communications, Inc. ("Motive") filed an action in Travis County, Texas District Court against Peregrine and Remedy and certain former officers of Peregrine claiming Motive was fraudulently induced into licensing Motive software to Peregrine under a March 2002 license agreement, and that Peregrine misappropriated Motive trade secrets, and seeking a constructive trust. The license agreement provided for Peregrine to pay Motive $27 million in stock or cash for the license of Motive source code. In October 2002, Motive filed a complaint with the bankruptcy court for the imposition of a constructive trust and an award of damages in the approximate sum of $27 million. The Company has agreed to segregate and not dispose of $27 million in cash proceeds of the Remedy sale pending resolution of Motive's claims. On January 19, 2003, Peregrine entered into a settlement agreement with Motive that is subject to bankruptcy court approval and approval of Peregrine's proposed plan of reorganization. The settlement agreement provides for a mutual release of claims in exchange for Peregrine's payment of $4 million in cash upon approval of the plan, the payment of an addition $5 million, without interest, in four equal annual installments, the return to Motive of approximately 1.7 million shares of Motive stock held by Peregrine, and return to Peregrine of 1 million shares of Peregrine stock held by Motive.

ENFORCEMENT ACTIONS

     On or about January 29, 2002, the Division of Enforcement of the SEC began an informal investigation concerning the role of the Company's former CEO, Steven Gardner, in reciprocal transactions with Critical Path, Inc. in the first half of the Company's 2001 fiscal year. Critical Path's CEO pled guilty to criminal charges of financial fraud with respect to these or other transactions. In February 2002, in response to these events, the Company's Audit Committee retained Charles LaBella, a former U.S. Attorney, to conduct an independent investigation of the Company's transactions with Critical Path. By late April 2002, the Company learned that the SEC was likely to issue a request for a "Wells letter" (indicating a preliminary determination of a violation of securities laws) to Mr. Gardner relating to Critical Path.

     The Division of Enforcement of the SEC expanded its investigation of the Company following the Company's April 30, 2002 press release announcing the delay of its earnings release and conference call relating to its fourth quarter 2002 and fiscal year 2002 results. By letters dated May 9, 2002 and May 14, 2002, the SEC requested voluntary production of certain documents. Subsequently, the SEC adopted a formal order of investigation, entitled In the Matter of Peregrine Systems, Inc., SEC file NO. HO-9404, and, by subpoena dated May 15, 2002, required production of documents from January 1997 including, among other things, all documents concerning financial irregularities or errors in the Company's financial records or financial statements, and deficiencies in internal controls.

     In late April 2002, Peregrine's Audit Committee retained outside counsel to work with Mr. LaBella in an expanded investigation, supported by a forensic accounting team and directed them to conduct a full independent investigation. On or about August 13, 2002, outside counsel submitted its report and supporting materials to the SEC regarding its independent investigation, which provided analysis and conclusions regarding, among other things, the Company's improper financial reporting.

     On July 15, 2002, the Company received a letter from the Committee on Energy and Commerce of the U.S. House of Representatives with a subpoena for documents pursuant to Rules X and XI of the U.S. House of Representatives. The Company provided documents to the Committee in response to the subpoena.

                            PEREGRINE SYSTEMS, INC.

     The Department of Justice also commenced an investigation and, by subpoena dated August 14, 2002, required the production of all documents and electronic data furnished to the SEC in connection with the SEC's formal investigation, including the investigation report.

     In November 2002, a former treasury department employee of the Company pled guilty to the felony of conspiracy to commit bank fraud. The SEC has filed a civil suit against the same former employee alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules promulgated thereunder, involving financial fraud, insider trading, falsification of books and records, and financial reporting violations.

OTHER LITIGATION

     The Company and its subsidiaries are also involved in legal proceedings, claims, and litigation arising in the ordinary course of business. Although the ultimate results of these legal proceedings, claims, and litigation are not currently determinable, in the opinion of management these matters will not materially affect the Company's financial position, results of operation, or liquidity.

BANKRUPTCY PROCEEDINGS

     On January 20, 2003, the Company submitted a proposed Plan of Reorganization (the "PLAN") and Disclosure Statement to the Bankruptcy Court. The Plan may not be approved by the Bankruptcy Court or may ultimately be approved in a form that is materially different from the form initially submitted by the Company. If the Company's exclusivity period expires before the Plan is approved, competing plans may be proposed by other parties.

     Until such time as settlements or judicial resolutions are finalized, the Company will be required to expend substantial resources in connection with the bankruptcy proceedings and the matters described above. The bankruptcy process and litigation matters will cause a diversion of management's time and attention away from normal business operations. The Company's business, financial condition, results of operations, and liquidity could be materially and adversely affected by these matters, and stockholders could sustain substantial dilution of their interest in Peregrine depending on the terms of the plan of reorganization ultimately approved by the court.

                                   EXHIBIT 3

PRELIMINARY                                                             NON-GAAP


                            PEREGRINE SYSTEMS, INC.
                   PRELIMINARY UNAUDITED FINANCIAL STATEMENTS
                        Fiscal Year Ended March 31, 2003

PRELIMINARY                                                             NON-GAAP


                            PEREGRINE SYSTEMS, INC.
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND
                 THE THREE MONTHS AND YEAR ENDED MARCH 31, 2003
                         (dollar amounts in thousands)




                                             NINE MONTHS      THREE MONTHS    FISCAL YEAR
                                            ENDED DEC. 31     ENDED MAR. 31  ENDED MAR. 31
                                                2002              2003           2003
                                            -------------     -------------  -------------
REVENUE FROM CORE BUSINESS
  Licenses                                    $  54,087        $25,425       $  79,512
  Maintenance                                    64,800         22,269          87,069
  Training and consulting                        28,478          6,004          34,482
                                              ---------        -------       ---------
                                                147,365         53,698         201,063
  Other revenue                                   3,182              -           3,182
                                              ---------        -------       ---------
                                                150,547         53,698         204,245
                                              ---------        -------       ---------
COST AND EXPENSES
  Cost of software                                3,987            984           4,971
  Customer services                              13,156          3,272          16,428
  Training and consulting                        34,091          4,946          39,037
  Sales and marketing                            87,698         13,790         101,488
  Development                                    28,408          5,823          34,231
  General and administrative                     86,259         11,435          97,694
  Depreciation                                   15,869          1,500          17,369
                                              ---------        -------       ---------
    Cost before reorganization cost             269,468         41,750         311,218
                                              ---------        -------       ---------
Operating income before reorganization cost     118,921         11,948        (106,973)

  Reorganization and restructuring cost         180,000         20,000         200,000
                                              ---------        -------       ---------

OPERATING INCOME FROM CONTINUING OPERATIONS   $(298,921)       $(8,052)      $(306,973)
                                              =========        =======       =========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT OF OPERATIONS.

PRELIMINARY                                                             NON-GAAP


                            PEREGRINE SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED
                              AS OF MARCH 31, 2003
                         (dollar amounts in thousands)




                                                                    31-MAR-03
                                                                    ---------
ASSETS
Current Assets:
  Cash and cash equivalents                                         $160,490
  Cash - restricted                                                   98,175
  Accounts receivable, net of allowance                                    -
    for doubtful accounts                                             45,000
  Other current assets                                                 9,410
                                                                    --------
    Total current assets                                             313,075

Property and equipment, net                                            9,500
                                                                    --------
    TOTAL ASSETS                                                    $322,575
                                                                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses                             $ 36,975
  Income taxes                                                        30,000
  Deferred revenue                                                    47,291
                                                                    --------
    Total current liabilities                                        114,266
                                                                    --------
Liabilities subject to compromise
  Factor bank loans                                                   36,483
  Motive claim                                                        27,000
  Trade/other claims - general unsecured                              63,113
  Convertible subordinated notes                                     283,078
                                                                    --------
    Total liabilities subject to compromise                          409,674
                                                                    --------
Stockholders' equity - net deficit                                  (201,365)
                                                                    --------
    TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                       $322,575
                                                                    ========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT OF OPERATIONS.

PRELIMINARY                                              NON-GAAP

                            PEREGRINE SYSTEMS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

1.  FINANCIAL STATEMENT PRESENTATION - PRELIMINARY AND UNAUDITED

    These Fiscal 2003 financial statements are preliminary and still subject to being audited, and therefore are subject to material change.

2.  COMPANY OPERATIONS

BUSINESS

    Peregrine Systems, Inc. (the "Company" or "Peregrine") is a provider of consolidated service management software solutions and related services. Peregrine's software automates business processes for asset, change and service management. The Company sells its software and services in North America and internationally through both a direct sales force and through business partnerships.

    Over the past several years, Peregrine made multiple acquisitions expanding its business beyond its original core market. In March 2002, the Company decided to discontinue its Supply Chain Enablement ("SCE") Division, which focused on products and services associated with business-to-business procurement. This business was sold in June 2002 and is treated as a discontinued operation in the consolidated financial statements. Subsequent to March 31, 2002, Peregrine decided to sell its Remedy service management business. The SCE and Remedy business are treated as discontinued operations and not included in these financial statements.

    Peregrine's core software product suites, after divestiture of non-core products, are ServiceCenter(R) and AssetCenter(R), with employee self-service, automation and integration product lines complementing these two core offerings.

    Certain non-core software product lines (travel, telco, fleet and facility management) were sold during Fiscal 2003. The revenue from these discontinued products are categorized as non-core revenue in these statements. Certain cost for these business were included in operating cost for the nine months ended December 31, 2003.

GOING CONCERN

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of their operations and realization of their assets and payments of their liabilities in the ordinary course of business. On September 22, 2002 Peregrine and its wholly owned subsidiary Peregrine Remedy, Inc. filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. The Company is currently operating their business as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court, and their continuation as a going concern is contingent upon, among other things, the confirmation of the Plan of Reorganization and the Company's ability to generate sufficient cash from operations and obtain financing sources to meet their future obligations. If no reorganization plan is approved, it is possible that the Company's assets may be liquidated. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.

PRELIMINARY                                                             NON-GAAP

                            PEREGRINE SYSTEMS, INC.
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-UNAUDITED



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Please refer back to Peregrine's audited financial statements for the three years ended March 31, 2002, as filed (on a Form 8K) with the US Securities Exchange Commission and the Delaware Bankruptcy Courts. All major policies are consistent, except as listed below:

DISCONTINUED OPERATIONS

   The Remedy business was included in continuing operation for the three years ended March 31, 2002. The Remedy business will be treated as a discontinued business and is not included in the Fiscal 2003 financial statements presented.

NON-CASH COMPENSATION CHARGES FOR STOCK OPTIONS

   The statements as presented do not include non-cash compensation charges for stock option compensation, as required by generally accepted accounting principals.

INTEREST INCOME AND EXPENSES

   The statements as presented do not include interest expenses on debt or interest income on investments, as required by generally accepted accounting principals.

INCOME TAXES

   The statements as presented do not include income taxes for continuing operations, as required by generally accepted accounting principals.

                                    EXHIBIT

                                                        [PEREGRINE SYSTEMS LOGO]

                            PEREGRINE SYSTEMS, INC.

                         PROFORMA FINANCIAL PROJECTIONS
                                   (NON-GAAP)
                    FOR THE FOUR YEARS ENDING MARCH 31, 2007

                            PEREGRINE SYSTEMS, INC.
                         PROFORMA FINANCIAL PROJECTION
                                   (NON-GAAP)
                    FOR THE FOUR YEARS ENDING MARCH 31, 2007


                               TABLE OF CONTENTS

I.   Proforma Financial Schedules
     a.   Consolidated Income Statement
     b.   Consolidated Balance Sheet
     c.   Reorganization Balance Sheet
     d.   Consolidated Cash Flow
     e.   Notes to the Proforma Financial Schedules
          i)   Basis of Projections
          ii)  Revenue Notes
          iii) Cost and Expense Notes
          iv)  Other Notes
          v)   Balance Sheet Notes
          vi)  Reorganization Balance Sheet

II.  Supporting Schedules
     a.   Tax Provision
     b.   Tax Reserve
     c.   Available Borrowing Base Schedule
     d.   Summary of Proforma Plan
     e.   Available Cash
     f.   Liquidation Analysis
     g.   Ratios
     h.   Headcount
     i.   Revenue per headcount
     j.   Cost -- industry benchmark analysis

                        I. PROFORMA FINANCIAL SCHEDULES

                             PEREGRINE SYSTEMS INC.
                              Financial Projection
                     for the 4 years ending March 31, 2007
                        Consolidated Income Statement
                                   Allocated
                               ($'s in Thousands)




                               NOTES    04-QTR I    04-QTR II    04-QTR III  04-QTR IV   TOTAL-04
                               -----    ---------------------------------------------------------

                                           $            $            $           $          $
                                        ---------------------------------------------------------
                                              BANKRUPTCY            TWELVE MONTHS POST BANKRUPTCY
                                        ---------------------------------------------------------
REVENUES
 License                          1       14,137     16,823         17,962      21,579     70,501
 Maintenance                      2       19,154     19,250         19,550      20,444     78,398
 Professional services            3        3,368      3,792          4,080       4,720     15,960
 Educational services             4          694        711            765         923      2,993
                                        ---------------------------------------------------------
     Total Revenue                        37,253     40,575         42,357      47,685    167,851

COST AND EXPENSES
DIRECT COSTS
 Cost of software                 5          601        633            614         607      2,455
 Professional services            6        3,217      3,415          3,530       3,859     14,021
 Educational services             7          491        463            592         475      2,020
 Customer service                 8        4,024      4,089          4,059       3,938     16,109
 Sale/Alliances                   9       10,009      9,495          9,358       9,768     38,620
 Marketing                       10        3,393      2,959          3,064       3,128     12,544
                                        ---------------------------------------------------------
     Total Direct Costs                   21,735     21,053         21,217      21,765     85,769

 Development                     11        7,118      7,252          7,457       7,635     29,462
                                        ---------------------------------------------------------
MARGIN                                     8,399     12,270         13,684      18,266     52,620
                                        ---------------------------------------------------------
     % of Revenue                                                                            31.3%

OTHER COSTS
 Information technology          12        3,154     3,181           2,668       2,599     11,602
 Finance                         13        1,761     1,748           1,628       1,676      6,810
 Human Resources                 14          654       638             649         615      2,555
 Legal                           15          774       635             626         636      2,671
 Facilities                      16          266       249             220         206        941
 Executive & Other               17        1,724     2,354           2,938       4,024     11,040
                                        ---------------------------------------------------------
     Total Other Costs                     8,333     8,604           8,728       9,758     35,619
                                        ---------------------------------------------------------

                                        ---------------------------------------------------------
TOTAL OPERATING EXPENSES                  37,187    37,109          37,400      39,155    150,850
                                        ---------------------------------------------------------
Operating Income (EBIT)                       68     3,487           4,957       8,511     17,001
                                        ---------------------------------------------------------
     % of Revenue                                                                            10.1%

NON-OPERATING COSTS
 Interest expense                18        4,364     1,508           1,584         672      8,328
 Interest income                 19       (1,204)     (995)         (1,593)       (683)    (4,374)
 Reorganization costs            20        6,330    12,372             400         400     19,502
 Depreciation (Allocated)        21                                                            --
                                        ---------------------------------------------------------
     Total non-operating costs             9,491    12,885             391         689     23,456
                                        ---------------------------------------------------------
INCOME (LOSS) BEFORE TAX                  (9,425)   (9,418)          4,566       7,822     (8,455)

 Income Tax                      22          458       458             458         458      1,833
                                        ---------------------------------------------------------
NET INCOME                                (9,883)   (9,876)          4,108       7,364     (8,288)
                                        =========================================================
Operating EBITDA                           1,532     4,973           6,939       9,397     21,841
                                        =========================================================
     % of Revenue                                                                            13.0%
                                        ---------------------------------------------------------


(1) First year after Effective Date.

                                                                                                  12 MONTHS
                                     05-QTR I    05-QTR II    05-QTR III  05-QTR IV   TOTAL-05    POST BK(1)
                                     -----------------------------------------------------------------------
                                        $            $            $           $          $            $
                                     -----------------------------------------------------------------------
                                         TWELVE MONTHS
                                        POST BANKRUPTCY
                                     ---------------------
REVENUES
 License                               17,058     20,297        21,872     26,036       85,062      76,895
 Maintenance                           19,765     19,864        20,174     21,097       80,901      79,624
 Professional services                  4,306      4,850         5,219      6,037       20,415      17,959
 Educational services                     760        909           979      1,180        3,828       3,357
                                     -----------------------------------------------------------------------
     Total Revenue                     41,890     45,921        48,043     54,351      190,205     177,834

COST AND EXPENSES
DIRECT COSTS
 Cost of software                         672        602           585        577        2,337       2,396
 Professional services                  4,263      4,526         4,678      5,114       18,580      16,177
 Educational services                     593        559           715        575        2,443       2,220
 Customer service                       4,185      4,252         4,221      4,095       18,752      16,433
 Sale/Alliances                        11,774     11,170        11,008     11,480       45,432      42,060
 Marketing                              3,690      3,217         3,331      3,401       13,639      13,099
                                     -----------------------------------------------------------------------
     Total Direct Costs                25,077     24,326        24,539     25,241       99,184      92,386

 Development                            7,826      7,974         8,199      8,395       32,393      30,892
                                     -----------------------------------------------------------------------
MARGIN                                  8,988     13,622        15,306     20,715       58,626      54,558
                                     -----------------------------------------------------------------------
     % of Revenue                                                                         30.8%       30.7%

OTHER COSTS
 Information technology                 2,693      2,592         2,539      2,520       10,344      10,552
 Finance                                1,813      1,800         1,674      1,725        7,013       6,915
 Human Resources                          667        649           662        627        2,605       2,580
 Legal                                    856        703           692        704        2,955       2,821
 Facilities                               316        295           261        245        1,117       1,037
 Executive & Other                      1,705      2,329         2,906      3,980       10,920      10,966
                                     -----------------------------------------------------------------------
     Total Other Costs                  8,051      8,368         8,734      9,801       34,954      34,901
                                     -----------------------------------------------------------------------
                                                                                                      19.6%
                                     -----------------------------------------------------------------------
TOTAL OPERATING EXPENSES               40,954     40,668        41,471     43,437      168,531     158,177
                                     -----------------------------------------------------------------------
Operating Income (EBIT)                   935      5,254         6,672     10,914       23,574      19,657
                                     -----------------------------------------------------------------------
     % of Revenue                                                                         12.4%       11.1%

NON-OPERATING COSTS
 Interest expense                         833        755           713       635         2,936       4,045
 Interest income                         (490)      (516)         (348)     (420)       (1,775)     (3,182)
 Reorganization costs                     625        625           625       625         2,500       2,050
 Depreciation (Allocated)                                                                   --          --
                                     -----------------------------------------------------------------------
     Total non-operating costs            968        864           989       839         3,661       2,913
                                     -----------------------------------------------------------------------
INCOME (LOSS) BEFORE TAX                  (33)     4,389         5,682    10,074        20,013      16,745

 Income Tax                               691        691           691       691         2,762       2,297
                                     -----------------------------------------------------------------------
NET INCOME                               (723)     3,699         4,892     9,384        17,251      14,447
                                     =======================================================================
Operating EBITDA                        1,732      5,971         7,218    11,495        26,416      23,039
                                     =======================================================================
     % of Revenue                                                                         13.9%       13.0%
                                     -----------------------------------------------------------------------


(1) First year after Effective Date.

                            PEREGRINE SYSTEMS INC.
                              Financial Protection
                     for the 4 years ending March 31, 2007
                         Consolidated Income Statement
                                   Allocated
                               ($'s in Thousands)



                                  NOTES             TOTAL-04            TOTAL-05            TOTAL-06             TOTAL-07
                                                       $                    $                  $                   $

REVENUES
  License                           1                 70,501              85,082              97,438              112,034
  Maintenance                       2                 78,398              80,901              89,219               99,238
  Professional services             3                 15,960              20,415              23,385               26,888
  Educational services              4                  2,993               3,628               4,385                5,042
                                                     -------             -------             -------              -------
    Total Revenue                                    167,851             180,205             214,427              243,203

COST AND EXPENSES
DIRECT COSTS
  Cost of software                  5                   2,455              2,337               2,638                3,100
  Professional services             6                  14,021             18,580              21,034               23,958
  Educational services              7                   2,020              2,443               2,850                3,302
  Customer services                 8                  18,109             16,752              17,181               18,602
  Sales/Alliances                   9                  38,620             45,432              50,725               56,975
  Marketing                        10                  12,544             13,639              17,293               20,226
                                                      -------            -------             -------              -------
    Total Direct Costs                                 85,769             99,184             111,700              128,160

  Development                      11                  29,462             32,393              34,905               38,058
                                                      -------            -------             -------              -------
MARGIN                                                 52,620             58,628              67,823               78,985
                                                      -------            -------             -------              -------
    % of Revenue                                         31.3%              30.8%               31.8%                32.5%

OTHER COSTS
  Information technology           12                  11,602             10,344              10,458               10,843
  Finance                          13                   6,810              7,013               7,152                7,305
  Human resources                  14                   2,555              2,605               2,688                2,738
  Legal                            15                   2,671              2,955               3,099                3,248
  Facilities                       16                     841              1,117               1,048                1,174
  Executive & Other                17                  11,040             10,820              11,245               11,678
                                                      -------            -------             -------              -------
    Total Other Costs                                  35,619             34,954              35,666               36,885
                                                      -------            -------             -------              -------
TOTAL OPERATING EXPENSES                              150,850            168,531             182,271              201,103
                                                      -------            -------             -------              -------
Operating Income (EBIT)                                17,001             23,874              32,158               42,100
                                                      -------            -------             -------              -------
    % of Revenue                                         10.1%              12.4%               15.0%                17.3%

NON-OPERATING COSTS
  Interest expense                 18                   8,328              2,836               1,992                1,042
  Interest income                  19                  (4,374)            (1,775)               (434)                (492)
  Reorganization costs             20                  19,502              2,500                  --                   --
  Depreciation (Allocated)         21                      --                 --                  --                   --
                                                      -------             -------            -------               -------
    Total non-operating costs                          23,456              3,661               1,559                  550
                                                      -------             -------            -------               -------
INCOME (LOSS) BEFORE TAX                               (6,455)            20,013              30,598                41,550

  Income Tax                       22                   1,833              2,782               3,355                10,361
                                                      -------             -------            -------               -------
NET INCOME                                             (8,288)            17,251              27,242                31,189
                                                      =======             =======            =======               =======

Operating EBITDA                                       21,841             26,410              34,248                43,883
                                                      =======             =======            =======               =======
    % of Revenue                                         13.0%              13.9%               16.0%                 18.1%
                                                      -------             -------            -------               -------

                             PEREGRINE SYSTEMS INC.
                              FINANCIAL PROJECTION
                     FOR THE 4 YEARS ENDING MARCH 31, 2007
                           CONSOLIDATED BALANCE SHEET
                               ($'S IN THOUSANDS)

                                                                        BEFORE                     AFTER
                                                                    RE-ORGANIZATION               RE-ORG.
                                                              --------------------------------   ---------
                                                      NOTES   03-QTR IV   04-QTR I   04-QTR II   Q4-QTR II   04-QTR III   04-QTR IV
                                                              03/31/03    06/30/03   09/30/03    09/30/03    12/31/03     03/31/04
                                                      -----   ---------   --------   ---------   ---------   ----------   ---------
                                                                  $           $          $          $           $             $
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                            23      160,490     132,631     212,385     72,290      77,778       65,362
  Cash (restricted)                                    24       98,175      98,175        -           -           -            -
  Accounts receivable (trade)                          25       45,000      46,232      46,612     46,612      55,520       56,954
  Other current assets                                 26        9,410       3,105        -           -           -            -
                                                              ---------   --------   ---------   ---------   ----------   ---------
TOTAL CURRENT ASSETS                                           313,075     279,143     258,976    118,901     133,299      122,316
FIXED ASSETS                                           27        9,500       8,634       7,627      7,627       6,895        6,160
                                                              ---------   --------   ---------   ---------   ----------   ---------
  Reorganization value in excess of amounts
   allocable to identifiable assets                                -          -           -       311,907     311,907      311,907
                                                              ---------   --------   ---------   ---------   ----------   ---------
TOTAL ASSETS                                                   322,575     287,777     266,604    438,436     452,101      440,383
                                                              =========   ========   =========   =========   ==========   =========
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
  Accounts payable (trade)                             28        1,000       1,191       1,187      1,187       1,214        1,276
  Accrued administrative expenses                      29       18,125       8,755       4,385      4,385         -            -
  Restructuring costs                                  30       10,050       2,998       1,834      1,834       1,469        1,161
  Accrued expenses                                     31        7,800       2,800       2,800      2,800       2,800        2,800
  Taxes payable                                        32       30,000      29,258      29,716     29,716      30,174       20,633
  Deferred maintenance revenue                         33       47,291      41,478      35,252     35,252      48,990       49,406
  Litigation Reserve                                   34          -          -           -           -           -            -
                                                              ---------   --------   ---------   ---------   ----------   ---------
TOTAL CURRENT LIABILITIES                                      114,266      86,480      75,174     75,174      84,648       75,275
                                                              ---------   --------   ---------   ---------   ----------   ---------
LIABILITIES SUBJECT TO COMPROMISE
  Factor bank debt                                     35       36,483      35,407      34,058     13,780      12,280       10,780
  Motive claim                                         36       27,000      27,000      27,000      5,000       5,000        5,000
  Trade/other claims - general unsecured               37       61,100      61,149      61,165     16,820      16,843       16,856
  Trade/other claims - convenience                     37        2,013       2,020       2,022         (0)         (0)          (0)
  Convertible subordinated notes                       38      283,078     286,970     288,310     57,662      59,224       51,001
                                                              ---------   --------   ---------   ---------   ----------   ---------
TOTAL LIABILITIES SUBJECT TO COMPROMISE                        409,674     412,545     412,555     93,262      93,346       83,637
                                                              ---------   --------   ---------   ---------   ----------   ---------
STOCKHOLDERS EQUITY
  Excess of liabilities over assets                           (201,365)   (201,365)   (201,365)       -           -            -
  Common Stock & Paid-In-Capital                                   -          -           -       270,000     270,000      270,000
  Retained earnings (deficit)                                      -        (9,883)    (19,759)       -         4,108       11,471
                                                              ---------   --------   ---------   ---------   ----------   ---------
TOTAL STOCKHOLDERS EQUITY                                     (201,365)   (211,248)   (221,124)   270,000     274,108      281,471
                                                              ---------   --------   ---------   ---------   ----------   ---------
TOTAL LIAB. AND STOCKHOLDERS EQUITY                            322,575     287,778     266,604    438,436     452,102      440,384
                                                              =========   ========   =========   =========   ==========   =========


                                                              05-Qtr I   05-Qtr II   05-Qtr III  Q5-Qtr IV   Total-06     Total-07
                                                              06/30/04   09/30/04    12/31/04    03/31/05    03/31/06     03/31/07
                                                              ---------  ---------   ----------  ---------   ----------   ---------
                                                                  $          $           $          $           $             $
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                     68,784     46,437       56,045     57,807      65,570       78,193
  Cash (restricted)                                                -         -            -           -           -            -
  Accounts receivable (trade)                                   47,896     52,960       62,494     64,968      64,328       72,961
  Other current assets                                             -         -            -           -           -            -
                                                              ---------  --------    ---------   ---------   ----------   ---------
TOTAL CURRENT ASSETS                                           116,880     99,397      118,538    122,775     129,898      151,154
FIXED ASSETS                                                     5,613      5,145        4,750      4,418       3,326        2,444
                                                              ---------  --------    ---------   ---------   ----------   ---------
  Reorganization value in excess of amounts
   allocable to identifiable assets                            311,907    311,907      311,907    311,907     311,907      311,907
                                                              ---------  --------    ---------   ---------   ----------   ---------
TOTAL ASSETS                                                   434,200    416,449      435,195    439,100     445,132      465,505
                                                              =========  ========    =========   =========   ==========   =========
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
  Accounts payable (trade)                                       1,339      1,332        1,361      1,429       1,481        1,637
  Accrued administrative expenses                                  -         -             -          -           -            -
  Restructuring costs                                              911        661          411        -           -            -
  Accrued expenses                                               2,800      2,800        2,800      2,800       2,800        2,800
  Taxes payable                                                 21,323     22,014       22,704     21,582      22,155       29,161
  Deferred maintenance revenue                                  44,110     37,345       51,516     52,501      56,687       62,051
  Litigation Reserve                                               -         -            -           -           -            -
                                                              ---------  --------    ---------   ---------   ----------   ---------
TOTAL CURRENT LIABILITIES                                       70,483     64,152       78,792     78,292      83,123       95,649
                                                              ---------  --------    ---------   ---------   ----------   ---------
LIABILITIES SUBJECT TO COMPROMISE
  Factor bank debt                                               9,280      7,780        6,280      9,280       3,280          -
  Motive claim                                                   5,000      3,750        3,750      3,750       2,500        1,250
  Trade/other claims - general unsecured                        18,869     12,607       12,617     12,627       8,407        4,167
  Trade/other claims - convenience                                  (0)        (0)          (0)        (0)         (0)          (0)
  Convertible subordinated notes                                51,821     43,715       44,418     36,429      21,858        7,286
                                                              ---------  --------    ---------   ---------   ----------   ---------
TOTAL LIABILITIES SUBJECT TO COMPROMISE                         82,970     67,852       67,065     62,086      36,044       12,702
                                                              ---------  --------    ---------   ---------   ----------   ---------
STOCKHOLDERS EQUITY
  Excess of liabilities over assets                                -         -            -           -           -            -
  Common Stock & Paid-In-Capital                               270,000    270,000      270,000    270,000     270,000      270,000
  Retained earnings (deficit)                                   10,748     14,447       19,339     28,723      55,965       87,154
                                                              ---------  --------    ---------   ---------   ----------   ---------
TOTAL STOCKHOLDERS EQUITY                                      280,748    284,447      289,339    298,723     325,965      357,154
                                                              ---------  --------    ---------   ---------   ----------   ---------
TOTAL LIAB. AND STOCKHOLDERS EQUITY                            434,200    418,450      435,195    439,101     445,132      465,506
                                                              =========  ========    =========   =========   ==========   =========


                             PEREGRINE SYSTEMS INC.
                              Financial Projection
                     for the 4 years ending March 31, 2007
                          Reorganization Balance Sheet
                               ($'s in Thousands)


                                               -----------------------------------------------------------------------------
                                               04 - Qtr II                       Debt             Fresh          04 - Qtr II
                                                09/30/03    Reclass    Ref     Discharge  Ref     Start    Ref     09/30/03
                                               -----------------------------------------------------------------------------
                                                   $           $                  $                 $                 $
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                     212,385          -             (140,076)   (a)                         72,290
  Cash (restricted)                                   -          -                    -                                     -
  Accounts receivable (trade)                    46,612          -                    -                                46,612
  Other current assets                                -          -                    -                                     -

TOTAL CURRENT ASSETS                            258,976          -             (140,075)                -             118,901

FIXED ASSETS                                      7,627          -                    -                                 7,627
  Reorganization value in excess of amounts           -          -                    -           311,907   (j)       311,907
  allocable to identifiable assets
                                               ------------------------------------------------------------------------------
TOTAL ASSETS                                    266,604          -             (140,075)          311,907             438,436
                                               ==============================================================================

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
  Accounts payable (trade)                        1,187                               -                                 1,187
  Accrued administrative expenses                 4,385          -                    -                                 4,385
  Restructuring costs                             1,834          -                    -                                 1,834
  Accrued expenses                                2,800          -                    -                                 2,800
  Taxes payable                                  29,717          -                    -                                29,717
  Deferred maintenance revenue                   35,252          -                    -                                35,252
  Litigation Reserve                                  -                                                                    -
                                               ------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        75,174          -                    -                 -              75,174
                                               ------------------------------------------------------------------------------
LIABILITIES SUBJECT TO COMPROMISE
  Factor bank debt                               34,058                         (20,278)  (b)                          13,780
  Motive claim                                   27,000                         (22,000)  (c)                           5,000
  Trade/other claims -- general unsecured        61,165                         (44,345)  (d)                          16,820
  Trade/other claims -- convenience               2,022                          (2,022)  (e)                             (0)
  Convertible subordinated notes                288,310                        (230,848)  (f)                          57,882
                                               ------------------------------------------------------------------------------
TOTAL LIABILITIES SUBJECT TO COMPROMISE         412,555          -             (319,293)                -              93,262
                                               ------------------------------------------------------------------------------
STOCKHOLDERS EQUITY
  Excess of liabilities over assets            (201,365)                                          201,385  (i)              -
  Common Stock                                        -                          144,155  (g)     125,845  (g)        270,000
  Retained earnings (deficit)                   (19,760)         -                35,062  (h)     (16,302) (k)              -
                                               ------------------------------------------------------------------------------
TOTAL STOCKHOLDERS EQUITY                      (221,125)         -               179,217          311,907             270,000
                                               ------------------------------------------------------------------------------
TOTAL LIAB. AND STOCKHOLDERS EQUITY             266,604          -              (140,075)         311,907             438,436
                                               ==============================================================================

Notes:
(a) Total cash payments made towards satisfying prepetition debt.
(b) Reduce $20.3 million of factor bank debt -- $17 million paid at confirmation and $3.3 million of debt forgiveness.
(c) Reduce $27 million of Motive debt -- $4 million cash paid at confirmation and $18 million of debt forgiveness.
(d) Reduce $44.3 million of trade creditor claims -- $30.6 million paid at confirmation and $13.8 million of debt forgiveness.
(e) Reduce $2 million of priority and convenience claims.
(f) Reduce $230.6 million of convertible subordinated notes -- $86.5 million paid at confirmation and $144.2 converted into equity.
(g) Record estimated value of new equity -- $144.2 million to subordinated noteholders and $125.8 million to preconfirmation common stockholders.
(h) Record gain on discharge of indebtedness.
(i) Eliminate negative equity.
(j) Record reorganization value in excess of indebtedness.
(k) Eliminate retained earnings (deficit).

                             PEREGRINE SYSTEMS INC.
                              FINANCIAL PROJECTION
                     FOR THE 4 YEARS ENDING MARCH 31, 2007
                             CONSOLIDATED CASH FLOW
                               ($'s IN THOUSANDS)


                                                 04-          04-          04-         04-        TOTAL
                                               QTR I        QTR II      QTR III      QTR IV        -04
                                              ------      --------    ---------    --------    ----------
                                                $            $            $             $          $
CASH FLOWS FROM OPERATING ACTIVITIES
 NET INCOME (LOSS)                             (9,883)      (9,877)      4,108        7,364       (8,288)
 ADJUSTMENT TO RECONCILE NET INCOME
  (LOSS) TO NET CASH:                              --           --          --           --           --
  Depreciation and amortization                 1,466        1,507         982          885        4,840
  Accounts receivable                            (232)      (1,380)     (8,809)      (1,434)     (11,854)
  Other current assets                          6,305        3,105          --           --        9,410
  Accounts payable (Trade)                        191           (4)         27           62          276
  Accrued expenses                             (6,000)          --          --           --       (5,000)
  Deferred maintenance revenue                 (5,812)      (6,227)     13,738          416        2,115
                                              -------      -------    --------      -------      -------
 NET CASH PROVIDED BY OPERATING
  ACTIVITIES BEFORE REORGANIZATION
  ITEMS                                       (12,965)     (12,875)      9,946        7,293       (8,601)

 REORGANIZATION ITEMS:
  Cash (Restricted)                                --       98,175          --           --       98,175
  Restructuring costs                          (7,052)      (1,164)       (365)        (308)      (8,889)
  Trade/other claims - general unsecured           48           16     (30,560)          13      (30,482)
  Trade/other claims - convenience                  6            2      (2,022)          --       (2,013)
  Taxes payable                                  (742)         458         458       (9,542)      (9,367)
  Motive claim                                     --           --      (4,000)          --       (4,000)
  Accrued administrative expenses              (9,370)      (4,370)     (4,385)          --      (18,125)
  Secured debt (AR)                            (1,076)      (1,349)    (18,476)      (1,500)     (22,403)
  Convertible subordinated notes -
    Accrued interest                            3,892        1,341     (84,931)      (8,223)     (87,922)
  Litigation Reserve                               --           --          --           --           --
                                              -------      -------    --------      -------      -------

 NET CASH PROVIDED BY REORGANIZATION
  ITEMS                                       (14,293)      93,109    (144,283)     (19,559)     (85,027)
                                              -------      -------    --------      -------      -------
 NET CASH (USED IN) PROVIDED BY
  OPERATING ACTIVITIES                        (27,259)      80,234    (134,337)     (12,266)     (93,628)

CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisitions and investments, net
  of cash acquired                                 --           --          --           --           --
  Purchases of property and equipment            (600)        (500)       (250)        (150)      (1,500)
                                              -------      -------    --------      -------      -------
  NET CASH PROVIDED (USED IN) INVESTING
   ACTIVITIES                                    (600)        (500)       (250)        (150)      (1,500)
                                              -------      -------    --------      -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance (repayments) of long-term
  debt                                             --           --          --           --           --
                                              -------      -------    --------      -------      -------

 NET CASH PROVIDED (USED BY)
  FINANCING ACTIVITIES                             --           --          --           --           --
                                              -------      -------    --------      -------      -------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                  (27,859)      79,734    (134,587)     (12,416)     (95,128)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                          180,490      132,631     212,365       77,778      160,480
                                              -------      -------    --------      -------      -------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                132,631      212,365      77,778       65,362       85,362
                                              =======      =======    --------      -------      =======


                                                 05-          05-          05-         05-        TOTAL
                                               QTR I        QTR II      QTR III      QTR IV        -05
                                              ------      --------    ---------    --------    ----------
                                                                                                   $

CASH FLOWS FROM OPERATING ACTIVITIES
 NET INCOME (LOSS)                               (724)       3,699       4,892        9,384       17,251
 ADJUSTMENTS TO RECONCILE NET INCOME
  (LOSS) TO NET CASH:                                                                                 --
  Depreciation and amortization                   797          717         646          581        2,741
  Accounts receivable                           9,058       (5,065)     (9,533)      (2,474)      (8,014)
  Other current assets                             --           --          --           --           --
  Accounts payable (Trade)                         63           (7)         29           68          153
  Accrued expenses                                 --           --          --           --           --
  Deferred maintenance revenue                 (5,296)      (6,765)     14,171          986        3,095
                                              -------      -------    --------      -------      -------
 NET CASH PROVIDED BY OPERATING
  ACTIVITIES BEFORE REORGANIZATION
  ITEMS                                         3,898       (7,420)     10,204        8,544       15,227

 REORGANIZATION ITEMS:
  Cash (Restricted)                                --           --          --           --           --
  Restructuring costs                            (250)        (250)       (250)        (411)      (1,161)
  Trade/other claims -
   general unsecured                               13       (4,262)         10           10       (4,229)
  Trade/other claims -
   convenience                                     --           --          --           --           --
  Taxes payable                                   691          691         691       (1,142)         929
  Motive claim                                     --       (1,250)         --           --       (1,250)
  Accrued administrative expenses                  --           --          --           --           --
  Secured debt (AR)                            (1,500)      (1,500)     (1,500)       3,000       (1,500)
  Convertible subordinated notes -
   Accrued interest                               820       (8,106)        703       (7,989)     (14,572)
  Litigation Reserve                               --           --          --           --           --
                                              -------      -------    --------      -------      -------

 NET CASH PROVIDED BY REORGANIZATION
  ITEMS                                          (226)     (14,678)       (347)      (6,532)     (21,782)
                                              -------      -------    --------      -------      -------

 NET CASH (USED IN) PROVIDED BY
  OPERATING ACTIVITIES                          3,672      (22,097)      9,858        2,013       (6,555)

CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisitions and investments, net
  of cash acquired                                 --           --          --           --           --
 Purchases of property and equipment             (250)        (250)       (250)        (250)      (1,000)
                                              -------      -------    --------      -------      -------
 NET CASH PROVIDED (USED IN)
  INVESTING ACTIVITIES                           (250)        (250)       (250)        (250)      (1,000)
                                              -------      -------    --------      -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance (repayments) of long-term
  debt                                             --           --          --           --           --
                                              -------      -------    --------      -------      -------

 NET CASH PROVIDED (USED BY)
  FINANCING ACTIVITIES                             --           --          --           --           --
                                              -------      -------    --------      -------      -------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                    3,422      (22,347)      9,608        1,763       (7,555)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                           65,362       68,784      46,437       56,045       85,362
                                              -------      -------    --------      -------      -------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                 68,784       46,437      56,045       57,807       57,807
                                              =======      =======    ========      =======      =======



                                               TOTAL         TOTAL       TOTAL        TOTAL
                                                -04           -05         -06          -07
                                               -----         -----       -----        -----
                                                 $             $           $            $
CASH FLOWS FROM OPERATING ACTIVITIES
 NET INCOME (LOSS)                            (8,288)        17,251       27,242      31,189
 ADJUSTMENTS TO RECONCILE NET INCOME
  (LOSS) TO NET CASH:                             --             --           --          --
  Depreciation and amortization                4,840          2,741        2,092       1,883
  Accounts receivable                        (11,954)        (8,014)         840      (8,633)
  Other current assets                         9,410             --           --          --
  Accounts payable (Trade)                       276            153           52         157
  Accrued expenses                            (5,000)            --           --          --
  Deferred maintenance revenue                 2,115          3,085        4,165       5,364
                                             -------        -------     --------      ------
 NET CASH PROVIDED BY OPERATING
  ACTIVITIES BEFORE REORGANIZATION
  ITEMS                                       (8,601)        15,227       34,212      29,959

 REORGANIZATION ITEMS:
  Cash (Restricted)                            98,175            --           --          --
  Restructuring costs                          (6,889)       (1,161)          --          --
  Trade/other claims -
   general unsecured                          (30,482)       (4,229)      (4,220)     (4,240)
  Trade/other claims -
   convenience                                 (2,013)           --           --          --
  Taxes payable                                (9,367)          929          593       7,006
  Motive claim                                 (4,000)       (1,250)      (1,250)     (1,250
  Accrued administrative expenses             (18,125)           --           --          --
  Secured debt (AR)                           (22,403)       (1,500)      (6,000)     (3,280)
  Convertible subordinated notes -
    Accrued interest                          (87,922)      (14,572)     (14,572)     (14,572)
  Litigation Reserve                               --            --           --           --
                                              -------        -------     --------      ------
 NET CASH PROVIDED BY REORGANIZATION
   ITEMS                                      (85,027)      (21,782)     (25,449)     (16,336)
                                              -------        -------     --------      ------
 NET CASH (USED IN) PROVIDED BY
  OPERATING ACTIVITIES                        (93,262)       (6,555)       8,763       13,623

CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisitions and investments, net
  of cash acquired                                 --            --           --           --
 Purchases of property and equipment           (1,500)        (1,000)     (1,000)      (1,000)
                                              -------        -------     --------      ------

 NET CASH PROVIDED (USED IN)
  INVESTING ACTIVITIES                        (1,500)        (1,000)     (1,000)      (1,000)
                                             -------        -------     --------      ------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance (repayments) of long-term
  debt                                            --             --          --           --
                                             -------        -------     --------      ------

 NET CASH PROVIDED (USED BY)
  FINANCING ACTIVITIES                            --             --          --           --
                                             -------        -------     --------      ------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                 (95,128)        (7,555)      7,763       12,623

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                         160,490         65,382      67,807       65,570
                                             -------        -------     --------      ------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                65,362         57,807      65,570       78,193
                                             =======        =======     ========      ======

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

BASIS OF PROJECTIONS

The basis for the 4-year projection is the Company-prepared detailed, bottoms-up, Q4 (3/31/03) Budget and Operating Plan.

The Budget was developed to support the Company's new business model of on-going operations. The Budget was built with a "bottoms-up" approach by all of the Company's functional managers and their teams. The Budget is very detailed as functional managers were responsible for providing each line item expense for their departments, categorized by general ledger account number. Key components of the budget include salaries and wages, and facilities costs. Salaries and wages (including base salaries, bonuses, benefits, auto allowance, and payroll taxes) were budgeted based on actual payroll records and then validated by each functional manager. Salaries and wages represent a major expense category of the Budget, accounting for approximately 60% - 65% of the total costs. Additionally, commissions in the Budget assume that all salespeople achieve 100% of quota. Facilities costs, which represent about 5% of the Budget costs, are based on a detailed schedule prepared by the Facilities Manager. The facilities schedule details rents based on the leases and other facility-related expenses such as utilities, maintenance, etc.

It is important to note that approximately 70% of the costs and expenses are directly supportable with detailed employee payroll records and facilities schedules.

FINANCIAL PROJECTIONS (FY04 - FY07) -- The Financial Projections were similarly created on a department-by-department basis, utilizing the Q4'03 data, by the functional managers and their teams. Senior management, with their 14 functional department heads, provided the business drivers, revenue, and assumptions.

SALARIES & WAGES -- The Projection model utilizes average headcounts and wages for each of the 14 functional areas. This methodology was considered appropriate in order to conduct sensitivity analysis. Wages, bonuses, commissions, benefits, auto allowance, and payroll taxes represent over 60% of projected operating costs in FY04, FY05, FY06, and FY07.

COMMISSIONS are paid to sales personnel (see Note 9 for detail). Non-sales personnel are eligible to receive a bonus semi-annually, based on an MICP (Management Incentive Compensation Program).

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

     EMPLOYEE BENEFITS are calculated on a per employee basis. Benefits vary slightly by geographic region. For employees located in the United States, Canada, Asia-Pacific, and Latin America, per person benefits are projected at $12,300 in FY04, increasing to $15,000 by FY07. For Europe, per person benefits are projected at $10,500 in FY04, rising to $12,800 by FY07. The increase throughout the projection period is based on a 3% annual inflation factor.

     PAYROLL TAXES are calculated on wages, commissions, and bonuses for all employees to reflect employer payroll tax responsibilities.

     AUTO ALLOWANCE pertains to Europe only.

     FACILITY RENT AND LEASE PAYMENTS are based on actual payments required during the projection period.

     OUTSOURCING EXPENSES -- The Projection assumes the Company's current variable cost business model of utilizing "outsourcing" for additional resources as required to support revenue levels, in lieu of adding salaries and wages (fixed overhead costs).

     INFLATION FACTOR -- The projection model contains an inflation factor of 3% annually for revenue, and 3% for costs and expenses.

     EBITDA -- Earnings before interest, taxes, depreciation and amortization.

REVENUE NOTES:

     1. LICENSE REVENUE: Quarter-by-quarter license revenue reflects seasonality throughout the year. License revenue is projected to grow at a compound annual rate of 7.7% during the plan period from the fy'03 estimate. Restated license revenue for year-end fy'02 was $99.8 compared to the fy'07 projected total of $112 million.

     2. MAINTENANCE REVENUE: Projected to grow at a compound annual rate of approximately 5% over the projection period. The model starts with a revenue base of approximately $77 million (based on the fy'03 maintenance revenue estimate). The maintenance revenue model adds 20% for new license revenue, subtracts a blended drop-off factor, and amortizes maintenance revenue over one year. The 20% for new license revenue represents an approximate weighted average of the three basic maintenance plans offered by the Company representing 15%, 18% and 22% of initial license revenue. The drop-off factor averages 18%, 14%, 12%, and 12% in fy'04-'07, respectively. The Company believes this drop-off factor will improve as they exit bankruptcy and the troubled times.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

3. PROFESSIONAL SERVICES REVENUE: Professional Services revenue is projected at approximately 24% of license revenue over the projection period. Historically, Professional Services revenue has approximated 35% to 40% of license revenue. Management believes that the Company's current revised strategy of seeking Professional Services revenue in cooperation with its business partners will result in Professional Services revenue of approximately 24% of license revenue over the projection period.

4. EDUCATIONAL SERVICES REVENUES: Projected to remain at approximately 4.5% of license revenue during the Plan period.

COST AND EXPENSE NOTES:

5.  COST OF SOFTWARE:
    Wages & salaries -- Includes personnel related to shipping and packaging. The projection assumes additional headcount in fy'06 and fy'07.
    Royalties -- Projected at 1.3% of license revenue.
    IT hardware/software -- Costs for manuals.
    Temporary services -- IKON office services temporary labor and other temporary office labor.

6.  PROFESSIONAL SERVICES:
    Wages & salaries -- During the projection period, additional revenue will be generated and staffed by outside contractors at an approximate profit margin of 15% - 20% (see "Contract employees" and "Outsourcing" below). However, for each additional $2.0 million of Professional Services revenue generated during the plan period, the projection assumes one support person will be hired.

    Contract employees -- Outside contractor costs for Europe. Represents 85% of revenue generated by outside personnel.
    Outsourcing -- Outsourcing cost is 80% of revenue generated by outside personnel for the U.S. and Canada.
    Commissions -- 0.5% of Professional Services revenue generated by the business development managers.

7.  EDUCATIONAL SERVICES:

    Wages & salaries -- The projection assumes additional headcount in fy'06 and fy'07.
    Outsourcing -- Sales and administrative functions for educational services are handled by in-house personnel. Training is provided by outside personnel. Outside training expense for the U.S. is 23% of Educational Services revenue, and for Europe represents 67%. Customer site training -- Represents 10% of Educational Services revenue for the U.S., and 5% for Europe.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

8. CUSTOMER SERVICE:
   Wages & salaries -- The projection assumes an additional support person for each approximately $700k to $750k in additional maintenance revenue. Outsourcing -- Agreement with Evergreen Systems to provide support for the former Tivoli Product through 12/31/03. Upon expiration, this support will be provided in-house. Therefore, the projection assumes that this cost continues throughout the plan period.
   Also includes IBM Master Support Agreements of $137,500/month (U.S.) and $100,000/month (Europe).
   Travel -- Customer visits and user conference participation by Company personnel.
   Temporary services -- Temporary personnel to assist in securing maintenance renewals.

9. SALES:

   Wages & salaries -- Sales field rep and management/admin requirements during the projection period are based on field sales quotas and a productivity factor. Each sales field rep has a quota target of approximately $1.8 million to $1.9 million per year. Some of the sales personnel perform better than their quota, while others perform under their quota target. The current average productivity realized for the sales team is about 67%. After emerging from bankruptcy, sales productivity is assumed to increase by approximately 2-3% per year. After taking into account the increase in productivity, one new field rep will be hired for every additional approximately $1.2 million of license revenue. Additionally, sales support personnel will be required during the plan period as follows: for every two field reps hired, one technical field service person will be hired. And, for every five technical field service people hired, one technical service manager will be hired. Commissions -- Represents 12% of license revenues and maintenance originations, which results in a blended rate of 14% of license revenue for US, Canada, Asia-Pacific, and Latin America. For Europe, commissions are calculated per sales person based on quotas.
   Outsourcing -- Employee education, seminars and training provided by outside personnel.
   Advertising & promotion -- Sales kickoff meeting ($400k) and President's Club ($150k), each of which occurs in the first quarter annually.
   Travel -- $15k/year for each sales manager/administrator and each field sales rep.
   Temporary services -- Temporary personnel to support the preparation and set-up of sales meetings, and support other overflow work.

   ALLIANCES:
   Wages & salaries -- The projection assumes one additional alliances person in fy'05 and fy'06, and two in fy'07.
   Advertising & promotion -- Includes expenses related to worldwide user conferences, sales meetings, co-op advertising with Partners, sales material for Partners, lead generation events, trade shows, and quarterly meetings. Professional fees -- Contract with public relations firm for product and alliance launches.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

10.  MARKETING:
     Wages & salaries - The Marketing department provides field marketing support through programs and events, oversees User Group Meetings and the Customer Advisory Council, and is involved with product strategy, positioning, and pricing. Additionally, Marketing is responsible for the Company's website and public relations. To support the increased field sales staff over the plan period, the projection assumes additional field marketing personnel of five in the U.S. and two in Europe during the plan period.

     Advertising & promotion - Projected to remain at approximately 8% of license revenue, increasing to 10% and 11% in fy'06 and fy'07, respectively. Additionally, in the first quarter of each year the Synergy event is hosted by the Company with a net cost (after partial reimbursement by participants and sponsors) of approximately $250k annually.

     Travel - Trips for marketing personnel attendance at field marketing road shows and other marketing events.

     Temporary services - Administrative temp providing secretarial support in Europe.

11.  DEVELOPMENT:
     Wages & salaries - The R&D and Product Management functional area plans, designs, creates, and maintains the Company's product line, as well as manages associated product functions including quality assurance, configuration management, release management, and documentation. A new product, expected to be introduced in the third or fourth quarter of fiscal 2003, will bring the Company's ServiceCenter and AssetCenter together into one product. Further development efforts will primarily support add-on products and modifications to this product. Personnel are located at the San Diego headquarters, as well as in France and Ottawa. Current personnel will be moved to various projects as required. The projection assumes additional development personnel during the plan period. Outsourcing will also be utilized to support variable development requirements over the projection period (see "Outsourcing" below).

     Training & education - Represents employee tuition reimbursement.

     Outsourcing - Based on estimated outsourcing requirements to cover development activities not supported by in-house personnel.

     Advertising & promotion - User group meetings and sales meetings.

     IT hardware/software - License fees-infrastructure for developer agreements, partnership programs, developer software licenses, support information, and beta programs.

     Travel - Estimated based on approximately $6.0k and $2.5k for international and domestic trips, respectively.

     Temporary services - Temporary personnel to fill the gap between department staff and outsourcing. May vary throughout the year.

     Professional fees - For localization (language translation) fees paid to outside personnel.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

12.  INFORMATION TECHNOLOGY:
     Wages & salaries - The IT department provides support in the following areas: communications (including local and long-distance phone support), applications (software support), and IT security. The projection reflects a 1/25 ratio of IT department personnel to supported employee base, and therefore no change in headcount is projected for the IT department through FY07.

     Training & education - Represents employee tuition reimbursement.

     Communications - Includes WAN services, switch maintenance fees, internet gateway services, and hardware expense. Communications expenses are based on a per person cost of $2,300 in FY05, increasing thereafter by 3% annually for inflation to $2,500 per person by FY07. As headcount increases during the projection period, Communications expense will rise accordingly.

     Advertising & promotion - User groups and training class expense.

     IT hardware/software - Includes leases with IKON, as well as license fees, other lease payments, maintenance fees, and hardware expense. IT hardware/software expenses are based on a per person cost of $6,200 in FY05, increasing thereafter by 3% annually for inflation to $6,700 per person by FY07. As headcount increases during the projection period, IT hardware/software expense will rise accordingly.

     Travel - One management trip to facilities in Europe each quarter.

     Professional fees - Professional service support for worldwide architecture.

13.  FINANCE:
     Wages & salaries - The finance staff includes accounting and treasury personnel.

     Office & general - Includes office supplies, bank fees, and taxes and licenses.

     Professional fees - Estimated at approx. $1 million.

14.  HUMAN RESOURCES:
     Training & education - Represents employee tuition reimbursement.

     Outsourcing - Employee and executive compensation surveys.

     Office & general - Recruiting and headhunter fees, dues & subscriptions, and office supplies.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

15.  LEGAL:
     Wages & salaries -- The legal staff includes the general counsel and legal assistants.
     Travel -- Periodic travel to Europe and U.S. facilities.
     Professional fees -- For outside legal services.

16.  FACILITIES:
     Facilities -- Represents rent, building maintenance, office cleaning, utilities, rates and other facility-related expenses. No new facilities are assumed during the projection period.
     Office & general -- Office stationary and supplies, postage, freight, copier expense and equipment rental.
     Insurance -- Property damage insurance for Europe.
     Professional fees -- Real estate agent fees.

17.  EXECUTIVE & OTHER:
     Wages & salaries -- Includes the Executive, Compliance and General Corporate departments for fy'04.
     Travel -- Travel costs for the CEO and CFO.
     Insurance -- Business insurance ($4.4 million).
     Advertising & promotion -- Printing and postage for 10Ks, 10Qs, and Annual Report.
     Office & general -- Board of Director fees ($600k/year).
     Professional fees -- Contingency ($2 million), Compliance ($550k), SEC registration fees ($165k).

OTHER NOTES:

18. INTEREST EXPENSE: The projection assumes interest expense will be paid to the bondholders at 5.5% per annum from 9/23 - 7/31 and 6.5% per annum thereafter, to be paid semi-annually. Interest will be paid to the factor banks on the unsecured portion from 9/23 - 7/31 at 9% per annum. Interest will be paid on the general unsecured claims from 9/23 - 7/31 at the Federal Judgement Rate of 1.27% per annum.

19. INTEREST INCOME: The projection assumes interest income will be received on cash and cash equivalents (at 3% per annum).

20. REORGANIZATION COSTS: Includes: (1) litigation costs of $2.5 million annually in fy'04 and fy'05; (2) professional fees of $5.6 million each in Q1 and Q2 of fy'04; and (3) RTIB and KERP of $5.7 million in Q2 of fy'04.

21.  DEPRECIATION:  Projected based on management's estimate.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

22. INCOME TAX: See "Tax Provision" in Supporting Schedules section for detail.

BALANCE SHEET NOTES (BALANCE SHEET IS NON-GAAP):

23. CASH AND CASH EQUIVALENTS: Beginning balances represents the estimated cash balance as of March 31, 2003.

24. CASH (RESTRICTED): The beginning balance is $98.2 million in restricted cash: $2.9 million for payment of the KERP liability (expected to be released upon confirmation), $68.3 million of Barbados cash (expected to be released in June '03), and $27.0 of Motive cash (expected to be released in August '03).

25. ACCOUNTS RECEIVABLE (TRADE): Represents the estimated balance as of March 31, 2003. Trade accounts receivable is estimated to be 32% of revenue at 3/31/03, reducing to 30% of total revenue.

26. OTHER CURRENT ASSETS: $4.4 million reimbursable tax reserve from BMC and $5 million of miscellaneous assets available for sale and which are anticipated to be disposed of during FY '04. These include Workspeed, FrontRange, Silicon Energy, Supply Solutions, and Connected Corp.

27. FIXED ASSETS: Total is based on management's estimate. Capital expenditures are projected at $1.5 million in FY '04 and $1.0 million annually during FY '05 - FY '07. Depreciation is projected based on management's estimate.

28. ACCOUNTS PAYABLE (TRADE): Beginning balance is estimated as of March 31, 2003. Going forward the projection assumes an estimated 30 days of payables.

29. ACCRUED ADMINISTRATIVE EXPENSES: Represents unpaid professional fees for the restructuring. $15 million, $10 million and $4.4 million projected to be paid each in Q1'04, Q2'04, and Q3'04, respectively.

30.  RESTRUCTURING COSTS:  This is the remaining unpaid restructuring costs:
     (1) $10.1 million for consolidation of the San Diego headquarters at its current location and resolutions with respect to abandoned properties in Europe; (2) $3.2 million is for performance bonuses for the CEO and CFO, and (3) $2.5 million of KERP.

31. ACCRUED EXPENSES: Represents $5 million of accrued commissions, bonuses and MICP - all paid in Q1'04. Additionally, there is $2.8 million of accrued vacation pay.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

  32. TAXES PAYABLE: Estimated balance as of March 31, 2003. This represents an estimate for the potential tax exposure relating to the sale of Remedy. $1.2 million is assumed to be paid in Q1'04. $10 million has been allocated for foreign taxes based on the final purchase price allocation for the sale of Remedy. Additionally, current year's taxes are included here and are assumed to be paid in the following year for which they are incurred. The Companies have used in these projections the midline of their reasonable low and high case estimates for state and federal income taxes for the period ending March 31, 2003, which thereby assumes that some portion of Current Losses (including Harbinger Losses) are available to reduce such taxation. In developing reasonable low and high case estimates, the Companies assumed that some Current Losses (excluding Harbinger Losses) would remain available to reduce taxes payable for this period. The Companies believe they will owe, and have paid, foreign taxes in some jurisdictions as a result of the receipt of the Remedy Sale proceeds and income carried prior to the Effective Date.

  33. DEFERRED MAINTENANCE REVENUE: To record maintenance revenue contracts of which revenue will be recognized over a 12-month period or longer, depending on the length of the agreement.

  34. LITIGATION RESERVE: $5 million has been ear-marked for litigation to pursue causes of actions on behalf of creditors. It will be expensed and paid in the same quarter as accrued throughout fy'04 and fy'05.

  35. FACTOR BANK DEBT: Comprised of two amounts: $16.8 million of collateralized receivables held, believed to be substantially collectable by the Factor Banks and unsecured debt of $18.8 million. Pay down of the secured debt is made as receivables are collected. The unsecured debt is to be paid at confirmation at a discount. The Companies are obligated to pay any deficiency in the secured debt such that if unprojected deficiencies occur, actual amounts paid from Cash flow to the Factor Banks could exceed projections. The projections assume the factor banks ultimately are unable to collect approximately 20% or $3.2m, which is paid in 2007. See interest expense footnote for accrual of interest assumptions.

  36. MOTIVE CLAIM: Assumes cash portion of settlement of $27 million Motive litigation for $9 million. $4 million paid at confirmation date and $5 million paid equally over four years.

NOTES TO THE PROFORMA FINANCIAL SCHEDULES

37. TRADE/OTHER CLAIMS -- GENERAL UNSECURED: Estimated claims against the estate as of March 31, 2003. Projections assume 75% of claimants select cash and note option, with the remaining 25% taking notes over 4 years. Accordingly, $30.6 million is paid at confirmation, representing 60% cash settlement on claims selecting cash and notes and 20% payment on claims selecting notes. The balance is $13.8 of debt forgiveness, and $16.8 million in notes -- to be paid over four years in equal installments. The first payment for both notes will be on the effective date. Although the Companies have equipment leases and the creditors may hold claims treated as Secured Claims under the Plan, these claims are not believed to be substantial. Any arrearages with respect to such equipment leases are not reflected in this projection of "Trade/other claims" and are projected to be paid as part of ordinary operating expenses.

    TRADE/OTHER CLAIMS -- CONVENIENCE: Estimated convenience and priority claims against the estate as of March 31, 2003 of $2 million, to be paid at confirmation.

38. CONVERTIBLE SUBORDINATED NOTES: Represents the estimated principal balance and interest through petition date of $288.3 million as of March 31, 2003. The projection model assumes $86.5 million is paid at confirmation date, $57.7 million is paid in equal installments semi-annually, and the balance of $144.1 million is converted into equity. Interest on the new notes is accrued at 6.5% per annum and is paid semi-annually.


REORGANIZATION BALANCE SHEET:
----------------------------

39. The Company anticipates a confirmation of its plan of reorganization on or about July 9, 2003. Although its reorganization value will be determined by the Court, for purposes of these Proforma Financial Projections, the core value of the emerging entity is assumed to be $300m.

    The Company has assumed it will qualify to adopt fresh-start reporting because holders of existing voting shares immediately before filing and confirmation of the plan will receive less than 50% of the voting shares of the emerging entity and its reorganization value is less than its postpetition liabilities and allowed claims.

    The excess reorganization value which cannot be attributed to specific assets of the emerging entity has been identified as "reorganization value in excess of amounts allocable to identifiable assets." Although the excess should be amortized, no assumptions are made in these projections. In addition, each liability should be stated at present values, other than deferred taxes. No assumptions are made regarding present values.

                           II.  SUPPORTING SCHEDULES

                             PEREGRINE SYSTEMS INC.
                              Financial Projection
                     for the 4 years ending March 31, 2007
                                 Tax Provision
                               ($'s in Thousands)

                                                                      MARCH 31,
                                         CONFIRM   --------------------------------------------------------------
($THOUSANDS)                               DATE           2004           2005           2006           2007            CUMULATIVE
                                         -------         ------         ------         ------          -----           ----------
Tax Provisions:
EBITDA                                               $  21,840.6     $ 26,415.8     $ 34,248.3        $ 43,983.1        $126,487.8
Less: Interest 6.5%                    57,662.1         (8,328.1)      (2,935.9)      (1,992.2)         (1,041.8)        (14,298.0)
Less: Reorg. Costs                                     (19,502.0)      (2,500.0)         -                 -             (22,002.0)
Plus: Interest income (Estimated)                        4,400.0        1,800.0         400.0             500.0            7,100.0
Less: Depreciation - 15 yrs. (h)      100,000.0 a       (8,300.0)      (8,300.0)     (8,300.0)         (8,300.0)         (33,200.0)
                                                     -----------    -----------     ---------         ---------          ---------
         Taxable income before NOL                      (9,889.5)      14,479.9      24,356.1          35,141.3           64,087.8
Less: NOL - Section 382 - (l)(6)      270,000.0 b       (9,112.5)     (12,150.5)    (12,150.0)        (12,150.0)         (45,562.5)
Less: Unused Sect. 382 limit                                          (19,002.0)    (16,672.1)         (4,466.0)         (40,140.0)
                                                     -----------    -----------     ---------         ---------          ---------
                   Taxable income                      (19,002.0)     (16,672.1)     (4,466.0)         18,525.3          (21,614.7)
                                                     ===========    ===========     =========         =========          =========
Federal                                     35% g       (6,650.7)      (5,835.2)     (1,563.1)          6,483.9           (7,565.1)
                                                     ===========    ===========     =========         =========          =========
Federal                                                    -             -               -              6,483.9            6,483.9
Federal - AMT                                2% c          -              289.6         487.1              -                 776.7
Federal - AMT credit                                                                                                          -
State (60% of Revenue)                          d         (178.0)         260.6         438.4           1,188.3            1,709.3
State Capital Tax                               e          500.0          500.0         500.0             500.0            2,000.0
Foreign (40% of Revenue)                        f        1,510.7        1,711.8       1,929.8           2,188.8            7,341.2
                                                     -----------    -----------     ---------         ---------          ---------
                        Provision                        1,832.6        2,762.1       3,355.4          10,361.0           18,311.1
                                                     ===========    ===========     =========         =========          =========
               Effective Tax Rate                            8.4%          10.5%          9.8%             23.6%              14.5%


Notes:
a - Estimated remaining Tax Basis in Tivoli and ISS (assume $8.3m per year) b - Estimated reorganized value under section 382 (l)(6)
     Annual NOL limit based on 4.5% of reorg. Value
     1st Year assume 75% (emerge 7/1/03)
     Assumes Value not reduced by Capital contributions (incl. Remedy acquis.) for tax filing purposes.
     Also assumes "substantial non-business assets" do not exist.
c - AMT is approx 20% of 10% of Tax Income before NOL d - State taxes estimated at 60% of Taxable income before NOL at 6% rate
    (assuming 1/2 of states use of NOL)
e - Estimate approx. $500k per annum.
f - Foreign Revenue (40% of Total) @ Margin of 15% @ 15% (80% income in Ireland
    @ 10%; balance @ 35%).
g - Federal taxes calculated on total net taxable income (not reduced by Foreign piece) add'l cushion to anticipate misc. Sched. M's.

h - This assumes PSI is Built in Gain company for Section 382 purposes.

i - Federal is higher of AMT or regular tax.

j - Currently assuming that bankruptcy reorganization does not qualify for
    Section 382(l)(5)

                            PEREGRINE SYSTEMS, INC.
                                  TAX RESERVE
                                ($ in millions)



                                   TOTAL
                                   CLAIMS
                                  --------
1 State Tax Liability
   3/17/03                         Paid
   3/31/03                         Paid
   5/15/03                             1.2
                                  --------
                                       1.2 a
2 Remaining BMC reimb.                  -- b
3 California & other states             -- c
4 Federal -- AMT                        -- d
5 Other Foreign                       10.0 e
6 Ireland -- pd 2/03                    -- f
8 Cushion                             18.8
                                  --------
                         Total    $   30.0
                                  ========

NOTES:
-----
a - Per Estimated schedules paid.
b - Remaining reimbursable from tax reserve - received from BMC w/e 4/25/03 --
    see other assets.
c - Using 9 mo. (not including any restatement rollforwards, if any) Plus Q4
    Co. estimate, no taxes due.
d - Currently showing tax loss for 2003.
e - Estimated taxes due various Foreign jurisdictions based on final purchase price adjustment -- between $8m and $12m.
f - RSIL Ireland Income tax on income earned through 7/31/02, when it became non-resident -- $1.2m paid 1/03 and reimbursed.

                             PEREGRINE SYSTEMS INC.
                              Financial Projection
                     for the 4 years ending March 31, 2007
                       Available Borrowing Base Schedule
                               ($'s in Thousands)



                         QTR I-04  QTR II-04  QTR III-04  QTR IV-04   QTR I-05  QTR II-05  QTR III-05  QTR IV-05  Total-06  Total-07
                         ------------------------------------------   ------------------------------------------  --------  --------
                             $         $          $           $                                                      $         $
REVOLVER
Accounts receivable --
 Domestic non-
 maintenance revenue     10,815    11,912     12,733      14,172      12,636    14,925     15,958      19,078     17,926    20,611

Advance Rate (%)             85%       85%        85%         85%         85%       85%        85%         85%        85%       85%
                         -----------------------------------------    -----------------------------------------   -------   ------
Revolver availability     9,023    10,126     10,623      12,046      10,740    12,686     13,685      16,216     15,237    17,520
                         -----------------------------------------    -----------------------------------------   -------   ------

TERM LOAN
Revenue Maintenance      76,615    76,999     76,198      81,778      79,062    79,458     80,695      84,389     89,219    99,239
Advance Rate(%)              50%       50%        50%         50%         50%       50%        50%         50%        50%       50%
                         -----------------------------------------    -----------------------------------------   -------   ------
Availability             38,308    38,499     39,099      40,889      39,531    39,729     40,348      42,195     44,610    49,620
                         -----------------------------------------    -----------------------------------------   -------   ------
COMBINED AVAILABILITY    47,331    48,625     49,922      52,935      50,271    52,415     53,912      58,411     59,847    67,139
                         =========================================    =========================================   =======   ======

NOTES:
1 - Revenue from Budget v 1.5 A tax calc US only for 2004 and Plan model for 2005, 2006 and 2007.

                            PEREGRINE SYSTEMS, INC.
            SUMMARY OF PROFORMA FOR FOUR YEARS ENDED MARCH 31, 2007
                                ($ In millions)



                                   AT 8/1/03 EFFECTIVE DATE                       PAID OVER PLAN PERIOD
                                   ------------------------               ---------------------------------------------------------
                                   TOTAL        SETTLED      PAID AT                                                        TOTAL
                                   CLAIMS       AMOUNT       CONFIRM     2004/05     2005/06       2006/07      2007/08     NOTES
                                   ------       -------      -------     -------     -------       -------      -------     -------


UNSECURED CLAIMS:
  Priority & Convenience           $  2.0  a    $  2.0       $  2.0                                                          $  --
  Factor - promissory note           20.3  b      17.0         17.0                                                             --
                                                    84%          84%
  Motive                             27.0          9.0          4.0        1.3          1.3          1.3         1.3           5.0
                                                    33%          15%                                                            19%
  General Unsecured                  61.2
    Select Cash (75%)                             32.1         27.5        1.1          1.1          1.1         1.1           4.6
    Select Note (25%)                             15.3          3.1        3.1          3.1          3.1         3.1          12.2
                                   ------       ------       ------      -----        -----        -----        ----         -----
                                     61.2         47.4%   #    30.8        4.2          4.2          4.2         4.2   #      18.8
                                   ------       ------       ------      -----        -----        -----        ----         -----
                                                    78%          50%                                                            28%
  Bondholders                       288.3        144.2         86.5       14.4         14.4         14.4        14.4          57.7
                                                    50%          30%                                                            20%
                                   ------       ------       ------      -----        -----        ------      -----         -----
  Total                            $398.8       $218.5       $140.1      $19.9        $19.9        $19.9       $19.9         $79.5
                                   ======       ======       ======      =====        =====        ======      =====         =====
COLLATERALIZED FACTORS:              13.8         13.8
 (paid from collections)           ------       ------

                                                             NET DECR
                                                             --------
TOTAL CLAIMS                       $412.5       $233.3       $179.2
                                   ======       ======       ======
Debt Forgiveness (excl. Equity)                 $ 35.1
                                                ======
EQUITY:                                         TOTAL          %
                                                ------       ------
Bond holders - Convert                          $144.2         53.4%
Existing Shareholders/
  Shareholder Suits                              125.9         46.6%
                                                ------       ------
  Total Net Equity Value                        $270.0        100.0%
                                                ======       ======

NOTES:

a - Payout at Confirmation Date
b - Factors paid at 5% discount off original $66m Promissory Notes at filing at confirmation date (less $3.3m).
c - Motive at 33%, $4m cash; $5m over 4 yrs, no Int.
d - General - Assume 75% select cash; 60% cash; 10% over 4 yrs, no Int.; 25%
    select 100% note over 4 years.
e - Bonds - 50% converted to equity; 30% cash; 20% over 4 yrs, Int. at 6.5%

                            Peregrine Systems, Inc.
                Available Cash - Assuming 8/1/03 Effective Date
                                ($ in millions)


Available cash after restructure costs:
--------------------------------------
     Consolidated Cash before distributions                                   $ 212.4

     Pay-out per Plan:
     ----------------
          Priority/Convenience Claims                              (2.0)
          Motive                                                   (4.0)
          General Unsecured                                       (30.6)
          Bondholders                                             (86.5)
          Factor Bank payout                                      (17.0)         (140.1)
                                                                 ------         -------

Cash Available after Distribution                                               $  72.3
                                                                                =======

Remaining Claims/Unpaid Administratives:
---------------------------------------
     Unpaid Claims:
     -------------
     General Unsecureds                                          $ 16.8
     Motive                                                         5.0
     Bondholders                                                   57.7            79.5
                                                                 ------
     Unpaid Administrative:
     ---------------------
     Professional fees                                              4.4
     Accrued Real Estate                                            1.8
     Remaining litigation reserve                                   3.3
     Remaining current taxes payable                               10.0            19.5
                                                                 ------         -------
                                                                                $  99.0
                                                                                =======

Summary Equity Value:
--------------------
     Core Peregrine -- say                                                      $ 300.0
     Plus: Cash                                                                    72.3
     Less: Remaining claims and administrative                                    (99.0)
                                                                                -------
     Net Equity Value                                                             273.3
                                                                                -------
     Say                                                                        $ 270.0
                                                                                =======

Notes:
-----
  1. Assumes Operating cash flow is breakeven or has "normal seasonal" utilization of w/c reserve.
  2. Purchase Price Adjustment for Remedy acquisition is within $10m escrow hold-back amount.
  3. Remedy tax reserve of $30m is adequate.
  4. Assumes w/c reserve of $30m for Consolidated Peregrine to cover "seasonal" cash needs.
  5. $63m for General Unsecureds (less $2m in convenience and priority) is adequate.

                            PEREGRINE SYSTEMS, INC.
                         Chapter 7 Liquidation Analysis
                   At Confirmation Date (use 6/30/03 values)
                                ($ in millions)


  Assume Company sold as
  "Going Concern"
  Use 6/30/03 projected                Liquidation                    Distribution                        Distribution
  balances                             Calculation                  Factors Secured                     Factors Unsecured
                                       -----------                  ---------------                     -----------------
PROCEEDS:
  Value (a)                              $132.5
  Less: closing costs          2.0%        (2.7)
                                         ------
   Net sale proceeds                      129.9
  Less: taxes (b)                           --
                                         ------
   Net proceeds after taxes               129.9
 Other Assets (c)                          30.1
 Litigation Claims (d)                      --
 Cash on Balance Sheet (e)                188.0
 Priority Claims (f)                       (1.5)
 Reserve for payment of Remedy
  taxes (g)                               (10.0)
                                         ------
    Net Liquidated Proceeds               336.4

Costs of Liquidation:
 Trustee Fees (h)                          (1.5)
 Wind-up Costs (i)                         (5.0)
                                         ------
   Net Proceeds from Estate              $329.9                         $329.9                                $329.9
                                         ======
If Factor Banks Unsecured:
 Recovery of Payment to
  Factor Banks (j)                                                        --                                    43.6
                                                                        -------                               ------
                                                                        $329.9                                $373.5
                                                                        =======                               ======
RECOVERY - to Unsecureds:
 At Effective Date (k)                                   Claims         Recovery     Pct.       Claims        Recovery        Pct.
                                                         ------         --------   -------      ------        --------      -------
  Factor Banks - Promissory Note                           18.8             18.8    100.0%        62.4            57.1        91.5%
  Motive                                                    9.0              9.0    100.0%         9.0             9.0       100.0%
  Other (Trade & Bondholders)                             336.0            302.1     89.9%       336.0           307.4        91.5%
 Foreign Claims (l)                                         --               --       0.0%         --              --          0.0%
                                                         ------         --------                ------          ------
    Total Claims                                         $363.8           $329.9                $407.4          $373.5
                                                         ======         ========                ======          ======
SHORTFALL                                                $(33.9)                                $(33.9)
                                                         ======                                 ======




NOTES:
     General: This analysis assumes a Chapter 7 Trustee could sell PSI on an "going concern" basis. If the Company had to be liquidated on a piece-meal basis, the recovery would be substantially less.

(a) Value projection derived with assistance of CSFB based on offers made or discussions held with respect to sale of PSI's business for $150M to $175M (less working capital of $30M).

(b)  Tax Calculation on terminal value:

     Net Sales Proceeds               $ 129.9       Price, net of $30M w/c assumption.
     Net Basis as of 3/31/03:          (160.0)      Net taxable asset basis.
     Unused Cap Loss (Harbinger)       (250.0)      Assume $250K of cap loss cfwd.
     Unused NOL                        (100.0)      Assume $100M to $150M of NOL from 2002
                                                    (assume use 2003 for Remedy).
                                      -------
      Net Gain subject to tax          (380.2)
                                      =======

                            Peregrine Systems, Inc.
                         Chapter 7 Liquidation Analysis
                   At Confirmation Date (use 6/30/03 values)
                                ($ in millions)

                                                    ======
    Taxes                                  39.0%        --
                                          =====     ======

    Assumptions made with respect to the amount of the Companies' basis in their remaining assets are based on an extrapolation from the information available to the Companies' as of January 18, 2003. That information is not entirely complete and may be in part unreliable. In the event the net sale proceeds exceeded the usable basis, taxes may be owing and the recoveries estimate herein could be high. Prior tax losses, however, might also be available to reduce taxation.


(c) Other Assets:
    -------------

    BMC Escrow                                      $   --    Assume BMC escrow not returned.
    Motive escrow                                     27.0    Assume Motive claims to set aside Cash defeated.
    Misc. Investments                                  3.1    Estimated value of sale of remaining non-core assets.
                                                    ------
       Net cash                                     $ 30.1
                                                    ======

(d) The Debtors have not completed their investigation and analysis of potential claims against Directors and Officers and or other similar actions. Accordingly, the Debtor has not attributed any specific value to these items.

(e) Cash:
    -----

    Cash at 6/30/03 -- Domestic                     $121.3    Assume Company is operated by Trustee until 6/30/03 close of sale.
    Barbados Cash at 6/30/03                          68.3    Assume return of remaining Remedy cash from Barbados subsidiary.
    Pay remaining administrative
    costs                                            (11.4)   Assume Trustee appointed 6/30/03 - Companies' and Committee's prof. services stop.
    Pay commissions                                   (1.5)   Commissions earned paid/KERP paid from escrow funds.
    EMEA/APLAC cash                                   11.3    Assumes return of EMEA/APLAC cash after sale
                                                    ------
      Net Cash after Restructure                    $188.0
                                                    ======

(f) Assume priority claims of $1.5M.

(g) Assume $10M foreign tax liability for final allocation of purchase price on sale of Remedy.

(h) Assume Trustee Fees at $1.5M.

(i) Assume $5M for professionals (Tax accountants, attorneys, etc.) to wind up estate.

(j) Different results are indicated depending on whether the Factor Banks hold sufficient Secured Claims (and retain the interim payment made during the Chapter II cases) or hold General Unsecured Claims (and are required to return the interim payment).

(k) Claims (Domestic):            Assume no interest accrued from Petition Date.
    Factor Banks - Note                             $ 18.8    See footnote (j)
    Factor Banks - Note Secured                         --    Assume purchasing entity allows Banks to collect.
    Motive                                             9.0    Motive settlement
    Trade Creditors                                   61.0    Trade, rejection claims, etc. (preliminary estimate).
    Bondholders                                      275.0    Bondholder claim amount
                                                    ------
      Net cash                                      $363.8
                                                    ======

    Certain equipment leasors are believed to hold Secured Claims treated as such under the Plan. Their Claims, however, are not believed to be substantial, are not projected separately here, and would not materially alter this analysis if included. In the event of a liquidation, these Claims they might have, would be projected to receive the same recovery as indicated for
    "Other (Trade & Bondholders)."

(l) Woerden Lease guarantee                         $   --    Assume settled during Q1 2004.
                                                    ======


                             PEREGRINE SYSTEMS INC.
                              FINANCIAL PROJECTION
                     FOR THE 4 YEARS ENDING MARCH 31, 2007
                        COST AND EXPENSE RATIO ANALYSIS
                                   ALLOCATED

                                          QTR I-04   QTR II-04   QTR III-04   QTR IV-04   TOTAL-04   TOTAL-05   TOTAL-06   TOTAL-07
                                          -----------------------------------------------------------------------------------------
REVENUE RATIOS
  License                                  37.9%      41.5%       42.4%        45.3%       42.0%      44.7%      45.4%      46.1%
  Maintenance                              51.4%      47.4%       46.2%        42.9%       46.7%      42.5%      41.6%      40.8%
  Professional services                     9.0%       9.3%        9.6%         9.9%        9.5%      10.7%      10.9%      11.1%
  Educational services                      1.6%       1.8%        1.8%         1.9%        1.8%       2.0%       2.0%       2.1%
                                          -----------------------------------------------------------------------------------------
Total Revenue                               100%       100%        100%         100%        100%       100%       100%       100%
                                          -----------------------------------------------------------------------------------------
Seasonality                                22.2%      24.2%       25.2%        28.4%      100.0%       N/A        N/A        N/A
                                          -----------------------------------------------------------------------------------------
COST AND EXPENSE RATIOS
Cost of software
  % of license revenue                      4.3%       3.8%        3.4%         2.8%        3.5%       2.7%       2.7%       2.8%
  % of license/maintenance revenue          1.8%       1.8%        1.6%         1.4%        1.6%       1.4%       1.4%       1.5%
  % of total revenue                        1.6%       1.6%        1.5%         1.3%        1.5%       1.2%       1.2%       1.3%

Customer service
  % of maintenance revenue                 21.0%      21.2%       20.8%        19.3%       20.5%      20.7%      19.2%      18.7%
  % of license/maintenance revenue         12.1%      11.3%       10.8%         9.4%       10.8%      10.1%       9.2%       8.8%

Sales/Alliances
  % of license revenue                     70.8%      56.4%       52.1%        45.2%       54.8%      53.4%      52.1%      50.9%
  % of license/maintenance revenue         30.1%      26.3%       24.8%        23.2%       25.9%      27.4%      27.2%      27.0%
  % of total revenue                       26.9%      23.4%       22.1%        20.5%       23.0%      23.9%      23.7%      23.4%

Marketing
  % of license revenue                     24.0%      17.6%       17.1%        14.5%       17.8%      16.0%      17.7%      18.1%
  % of license/maintenance revenue         10.2%       8.2%        8.2%         7.4%        8.4%       8.2%       9.3%       9.6%
  % of total revenue                        9.1%       7.3%        7.2%         8.6%        7.5%       7.2%       8.1%       8.3%

Consulting Margin                            255        625         723        1,308       2,911      3,220      3,887      4,672
  % of professional services revenue        8.4%      13.9%       14.9%        23.2%       15.4%      13.3%      14.0%      14.6%

R&D/PM
  % of license revenue                     50.4%      43.1%       41.5%         35.4%      41.8%      38.1%      35.8%      34.0%
  % of license/maintenance revenue         21.4%      20.1%       19.8%         18.2%      19.8%      19.5%      18.7%      18.0%
  % of total revenue                       19.1%      17.9%       17.6%         16.0%      17.6%      17.0%      18.3%      15.6%

Other Costs/G&A
  % of total revenue                       22.4%      21.7%       20.6%         20.5%      21.2%      18.4%      18.6%      15.2%

EBITDA Margin                               4.1%      12.3%       14.0%         19.7%      13.0%      13.9%      16.0%      16.1%
                                          -----------------------------------------------------------------------------------------

                             PEREGRINE SYSTEMS INC.
                         Proforma Financial Projection
                     for the 4 years ending March 31, 2007
                                   Headcount




                                QTR IV-03   QTR I-04      QTR II-04    QTR III-04   QTR IV-04    TOTAL-05     TOTAL-06      TOTAL-07



SUMMARY REGIONAL HEADCOUNT/
COST METRIC
  United States                   374         401          402          402          402          430            461          501
  Europe                          193         197          197          196          196          197            204          210
  Canada                           38          37           37           37           37           35             35           35
  Asia Pacific                      9           9           10           10           10            8              8            8
  Latin America                     3           3            3            3            3            4              4            4

  Worldwide                       617         647          649          648          648          674            712          758
                                  ---         ---          ---          ---          ---          ---            ---          ---

SUMMARY FUNCTIONAL HEADCOUNT
  Cost of Software                  8           6            6            6            6            6              7            9
  Prof Services                    39          33           33           33           33           40             41           43
  Educational Services              5           5            5            5            5            5              6            7
  Customer Services                93         103          103          103          103          118            125          134
  Sales/Alliances                 154         164          166          166          166          167            182          199
  Marketing                        33          38           38           38           38           35             38           39
  Development                     176         181          181          181          181          193            203          217
  Information Technology           31          34           34           34           34           34             34           34
  Finance                          44          46           46           46           46           45             45           45
  Human Resources                  14          14           14           13           13           12             12           12
  Legal                             9           9            9            9            9           11             11           11
  Facilities                        8           8            8            8            8            4              4            4
  Executive & Other                 3           6            6            6            6            4              4            4
                                  ---         ---          ---          ---          ---          ---            ---          ---
  Worldwide                       617         647          649          648          648          674            712          758
                                  ===         ===          ===          ===          ===          ===            ===          ===

REVENUE PER HEADCOUNT

($ in millions)

                                               MARCH 31,
                                   ----------------------------------
                       2003 EST.   2004      2005      2006      2007
                       ---------   ----      ----      ----      ----
REVENUE                $   180.6   $167.9    $190.2    $214.4    $243.2
     annual growth                   -7.0%     13.3%     12.7%     13.4%

HEADCOUNT                    652      648       674       712       758
     revenue/headcount $   0.277   $0.259    $0.282    $0.301    $0.321


Industry Benchmark (source: Culpepper)

Industry Companies:                Revenue/Headcount*
-------------------     -----------------------------------------------
Headcount 550-750       $0.277     $0.285    $0.294    $0.303    $0.312

Profitability >10%      $0.303     $0.312    $0.321    $0.331    $0.341

*calendar 2002 data inflation adjusted by 3% annually.

COST -- INDUSTRY BENCHMARK ANALYSIS

                                                                                 INDUSTRY
($ millions)             2004      2005      2006      2007      AVERAGE        BENCHMARKS
                         ----      ----      ----      ----      -------        ----------
REVENUE                  $167.9    $190.2    $214.4    $243.2    $203.9

EXPENSE CATEGORY:
R&D                      $ 29.5    $ 32.4    $ 34.9    $ 38.1    $ 33.7
as % of revenue            17.6%     17.0%     16.3%     15.7%     16.5%        16.2%
headcount total             181       193       203       217       199
headcount % of total         28%       29%       29%       29%       28%        30.0%

Sales & Marketing        $ 51.1    $ 59.1    $ 68.0    $ 77.2    $ 63.9
as % of revenue            30.4%     31.1%     31.7%     31.7%     31.3%        30.2%
headcount total             204       202       220       238       216
headcount % of total         31%       30%       31%       31%       31%          34%

General & Administrative $ 35.6    $ 34.9    $ 35.7    $ 36.9    $ 35.8
as % of revenue            21.2%     18.3%     16.7%     15.2%     17.5%        10.7%
headcount total             116       110       110       110       112
headcount % of total         18%       16%       15%       15%       16%          18%

TOTAL HEADCOUNT             648       674       712       758       698

*does not included management -- Peregrine's headcount includes sales & marketing personnel

Source: industry Benchmarks from Culpepper -- for profitable companies.

                                    EXHIBIT

                            PEREGRINE SYSTEMS, INC.
                         CHAPTER 7 LIQUIDATION ANALYSIS
                   AT CONFIRMATION DATE (USE 6/30/03 VALUES)
                                ($ IN MILLIONS)


ASSUME COMPANY SOLD AS "GOING CONCERN"    LIQUIDATION              DISTRIBUTION                           DISTRIBUTION
CONCERN" USE 6/30/03 PROJECTED BALANCES   CALCULATION             FACTORS SECURED                      FACTORS UNSECURED
                                          -----------    --------------------------------         ----------------------------
PROCEEDS:
---------
  Value (a)                                  $132.5
  LESS: closing costs               2.0%       (2.7)
                                             ------
        Net sale proceeds                    $129.9
  LESS: taxes (b)                                 -
                                             ------
        Net proceeds after taxes              129.9
  Other Assets (c)                             30.1
  Litigation Claims (d)                           -
  Cash on Balance Sheet (e)                   188.0
  Priority Claims (f)                          (1.5)
  Reserve for payment of Remedy taxes (g)     (10.0)
                                             ------
        Net Liquidated Proceeds               336.4
COSTS OF LIQUIDATION:
  Trustee Fees (h)                             (1.5)
  Wind-up Costs (i)                            (5.0)
                                             ------
        Net Proceeds from Estate             $329.9                          $329.9                                  $329.9
                                             ======
IF FACTOR BANKS UNSECURED:
  Recovery of Payment to Factor Banks (j)                                         -                                    43.6
                                                                             ------                                  ------
                                                                             $329.9                                  $373.5
                                                                             ======                                  ======
RECOVERY - TO UNSECUREDS:
  At Effective Date (k)                                      CLAIMS        RECOVERY        PCT.        CLAIMS      RECOVERY     PCT.
                                                             ------        --------        ----        ------      --------     ----
    Factor Banks - Promissory Note                             18.8           18.8        100.0%         62.4         57.1     91.5%
    Motive                                                      9.0            9.0        100.0%          9.0          9.0    100.0%
    Other (Trade & Bondholders)                               336.0          302.1         89.9%        336.0        307.4     91.5%
  Foreign Claims (l)                                              -              -          0.0%            -            -      0.0%
                                                             ------         ------                     ------       ------
            Total Claims                                     $363.8         $329.9                     $407.4       $373.5
                                                             ======         ======                     ======       ======
SHORTFALL                                                    $(33.9)                                   $(33.9)
                                                             ======                                    ======

NOTES:

     GENERAL: This analysis assumes a Chapter 7 Trustee could sell PSI on an "going concern" basis. If the Company had to be liquidated on a piece-meal basis, the recovery would be substantially less.
(a) Value projection derived with assistance of CSFB based on offers made or discussions held with respect to sale of PSI's business for $150M to $175M (less working capital of $30M).
(b)  TAX CALCULATION ON TERMINAL VALUE:
     Net Sales Proceeds         $ 129.9  Price, net of $30M w/c assumption.
     Net Basis as of 3/31/03:    (160.0) Net taxable asset basis.
     Unused Cap Loss (Harbinger) (250.0) Assume $250K of cap loss cfwd.
     Unused NOL                  (100.0) Assume $100M to $150M of NOL from 2002
                                -------    (assume use 2003 for Remedy).
       Net Gain subject to tax   (380.2)
                                =======

                            PEREGRINE SYSTEMS, INC.
                         Chapter 7 Liquidation Analysis
                   At Confirmation Date (use 6/30/03 values)
                                ($ in millions)



     Taxes                       39.0%              --
                                 ====           ======


Assumptions made with respect to the amount of the Companies' basis in their remaining assets are based on an extrapolation from the information available to the Companies' as of January 18, 2003. That information is not entirely complete and may be in part unreliable. In the event the net sale proceeds exceeded the usable basis, taxes may be owing and the recoveries estimate herein could be high. Prior tax losses, however, might also be available to reduce taxation.

(c)  OTHER ASSETS:



     BMC Escrow                        $   --      Assume BMC escrow not returned.
     Motive escrow                       27.0      Assume Motive claims to set aside Cash defeated.
     Misc. Investments                    3.1      Estimated value of sale of remaining non-core assets.
                                       ------
       Net cash                        $ 30.1
                                       ======


(d) The Debtors have not completed their investigation and analysis of potential claims against Directors and Officers and or other similar actions. Accordingly, the Debtor has not attributed any specific value to these limits.

(e)  CASH:



Cash at 6/30/03 - Domestic                $121.3    Assume Company is operated by Trustee until 6/30/03 close of sale.
Barbados Cash at 6/30/03                    68.3    Assume return of remaining Remedy cash from Barbados subsidiary.
Pay remaining administrative costs         (11.4)   Assume Trustee appointed 6/30/03 Companies' and Committee's prof. services stop.
Pay commissions                             (1.5)   Commissions earned paid/KERP paid from escrow funds.
EMEA/APLAC cash                             11.3    Assumes return of EMEA/APLAC cash after sale
                                          -------
  Net Cash after Restructure              $188.0
                                          ======


(f)  Assume priority claims of $1.5M.
(g) Assume $10M foreign tax liability for final allocation of purchase price on sale of Remedy.
(h)  Assume Trustee Fees at $1.5M.
(i) Assume $5M for professionals (Tax accountants, attorneys, etc.) to wind up estate.
(j) Different results are indicated depending on whether the Factor Banks hold sufficient Secured Claims (and retain the interim payment made during the Chapter 11 cases) or hold General Unsecured Claims (and are required to return the interim payment).
(k)  CLAIMS (DOMESTIC):           Assume no Interest accrued from Petition Date.



     Factor Banks - Note               $ 18.8       See footnote (j)
     Factor Banks - Secured                --       Assume purchasing entity allows Banks to collect.
     Motive                               9.0       Motive settlement
     Trade Creditors                     61.0       Trade, rejection claims, etc. (preliminary estimate).
     Bondholders                        275.0       Bondholder claim amount
                                       ------
       Net cash                        $363.8
                                       ======

     Certain equipment leasors are believed to hold Secured Claims treated as such under the Plan. Their Claims, however, are not believed to be substantial, are not projected separately here and would not materially alter this analysis if included. In the event of a liquidation, these Claims they might have, would be projected to receive the same recovery as indicated for "Other (Trade & Bondholders)."


(l)  Woerden Lease guarantee           $   --       Assume settled during Q1 2004.
                                       ======
